Exhibit 4.3

EXECUTION VERSION

CITIGROUP COMMERCIAL MORTGAGE SECURITIES INC.,
as Depositor,

Berkadia Commercial Mortgage LLC,
as Servicer,

SITUS HOLDINGS, LLC,
as Special Servicer,

Wilmington Trust, National Association,
as Trustee,

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION,
as Certificate Administrator,

and

PARK BRIDGE LENDER SERVICES LLC,
as Operating Advisor

______________________

TRUST AND SERVICING AGREEMENT

Dated as of March 6, 2022

______________________

ILPT Commercial Mortgage Trust 2022-LPFX,
Commercial Mortgage Pass-Through Certificates, Series 2022-LPFX

TABLE OF CONTENTS

Page

1.	DEFINITIONS		7
	1.1	Definitions.	7
	1.2	Interpretation.	74
	1.3	Certain Calculations in Respect of the Mortgage Loan	75
2.	DECLARATION OF TRUST; ORIGINAL ISSUANCE OF CERTIFICATES		78
	2.1	Creation and Declaration of Trust; Conveyance of the Trust Loan.	78
	2.2	Acceptance by the Trustee and the Certificate Administrator.	83
	2.3	Representations and Warranties of the Trustee.	85
	2.4	Representations and Warranties of the Certificate Administrator	87
	2.5	Representations and Warranties of the Servicer.	88
	2.6	Representations and Warranties of the Special Servicer	90
	2.7	Representations and Warranties of the Depositor	91
	2.8	Representations and Warranties of the Operating Advisor	92
	2.9	Representations and Warranties Contained in the Trust Loan Purchase Agreement	94
	2.10	Execution and Delivery of Certificates; Issuance of Uncertificated Lower-Tier Interests	98
	2.11	Miscellaneous REMIC Provisions	98
	2.11	[Reserved]	99
	2.12	Deposit of Funds into the ILPT 2022-LPFX – Rating Agency Surveillance Reserve Account	99
3.	ADMINISTRATION AND SERVICING OF THE MORTGAGE LOAN		99
	3.1	Servicer to Act as the Servicer; Special Servicer to Act as the Special Servicer	99
	3.2	Sub-Servicing Agreements	101
	3.3	Cash Management Account and Reserve Accounts	103
	3.4	Collection Account	104
	3.5	Distribution Account	110
	3.6	Foreclosed Property Account	113
	3.7	Appraisal Reductions.	113
	3.8	Investment of Funds in the Collection Account and any Foreclosed Property Account	117
	3.9	Payment of Taxes, Assessments, etc	119
	3.10	Appointment of Special Servicer	119
	3.11	Maintenance of Insurance and Errors and Omissions and Fidelity Coverage	126
	3.12	Procedures with Respect to Defaulted Mortgage Loan; Realization upon the Properties.	128

	3.13	Certificate Administrator to Cooperate; Release of Items in Mortgage Loan File	131
	3.14	Title and Management of Foreclosed Property	132
	3.15	Sale of Foreclosed Property	134
	3.16	Sale of the Mortgage Loan.	136
	3.17	Servicing Compensation	138
	3.18	Reports to the Certificate Administrator; Account Statements	143
	3.19	Annual Statement as to Compliance	145
	3.20	Annual Independent Public Accountants’ Servicing Report	146
	3.21	Access to Certain Documentation Regarding the Mortgage Loan and Other Information	147
	3.22	Inspections	148
	3.23	Advances	149
	3.24	Modifications of Mortgage Loan Documents; Due on Sale; Due on Encumbrance	154
	3.25	Servicer and Special Servicer May Own Certificates	158
	3.26	Mezzanine Intercreditor Agreement; Notice of Mortgage Loan Event of Default to Companion Loan Holder(s) and Mezzanine Lender.	158
	3.27	Rating Agency Confirmation.	159
	3.28	Approval of Annual Budget	162
	3.29	[Reserved]	162
	3.30	Co-operation with Other Asset Reviewer	162
	3.31	Consultation with Other Operating Advisor	162
	3.32	Compensating Interest Payments	163
	3.33	Resignation Upon Prohibited Risk Retention Affiliation	163
4.	PAYMENTS AND STATEMENTS TO CERTIFICATEHOLDERS		163
	4.1	Distributions	163
	4.2	Withholding Tax	168
	4.3	Allocation and Distribution of Yield Maintenance Premiums	168
	4.4	Statements to Certificateholders	169
	4.5	Investor Q&A Forum; Investor Registry and Rating Agency Q&A Forum	173
5.	THE CERTIFICATES		176
	5.1	The Certificates.	176
	5.2	Form and Registration	177
	5.3	Registration of Transfer and Exchange of Certificates	180
	5.4	Mutilated, Destroyed, Lost or Stolen Certificates	188
	5.5	Persons Deemed Owners	188
	5.6	Access to List of Certificateholders’ Names and Addresses; Special Notices.	189
	5.7	Maintenance of Office or Agency	189
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6.	THE DEPOSITOR, THE SERVICER, THE SPECIAL SERVICER AND THE OPERATING ADVISOR		190
	6.1	Respective Liabilities of the Depositor, the Servicer, the Special Servicer and the Operating Advisor.	190
	6.2	Merger or Consolidation of the Servicer or the Special Servicer	190
	6.3	Limitation on Liability of the Depositor, the Servicer, the Special Servicer, the Operating Advisor and Others	190
	6.4	Servicer and Special Servicer Not to Resign; Replacement of Servicer or Special Servicer	192
	6.5	Policies and Procedures	194
	6.6	Indemnification by the Servicer, the Special Servicer, the Operating Advisor and the Depositor	195
7.	SERVICER TERMINATION EVENTS; TERMINATION OF SPECIAL SERVICER WITHOUT CAUSE; TRUSTEE AS MAKER OF ADVANCES		196
	7.1	Servicer Termination Events; Special Servicer Termination Events	196
	7.2	Trustee to Act; Appointment of Successor	203
	7.3	Notification to Certificateholders, the Depositor and the Rating Agencies.	205
	7.4	Other Remedies of Trustee	206
	7.5	Waiver of Past Servicer Termination Events and Special Servicer Termination Events	206
	7.6	Trustee as Maker of Advances	206
8.	THE TRUSTEE AND THE CERTIFICATE ADMINISTRATOR		207
	8.1	Duties of the Trustee and the Certificate Administrator	207
	8.2	Certain Matters Affecting the Trustee and the Certificate Administrator	209
	8.3	Neither the Trustee nor the Certificate Administrator is Liable for Certificates or the Mortgage Loan	212
	8.4	Trustee and Certificate Administrator May Own Certificates	214
	8.5	Trustee’s and Certificate Administrator’s Fees and Expenses	214
	8.6	Eligibility Requirements for the Trustee and the Certificate Administrator; Errors and Omissions Insurance	215
	8.7	Resignation and Removal of the Trustee or the Certificate Administrator	216
	8.8	Successor Trustee or Successor Certificate Administrator	217
	8.9	Merger or Consolidation of the Trustee or the Certificate Administrator	218
	8.10	Appointment of Co-Trustee or Separate Trustee	218
	8.11	Appointment of Authenticating Agent	220
	8.12	Trustee and Certificate Administrator Indemnification; Third-Party Claims	221
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	8.13	Certificate Administrator and Servicer Not Responsible for Inconsistent Payment Information	222
	8.14	Access to Certain Information	223
	8.15	Appointment of Custodian	231
9.	CERTAIN MATTERS RELATING TO THE CONTROLLING CLASS REPRESENTATIVE AND THE OPERATING ADVISOR		232
	9.1	Selection and Removal of the Controlling Class Representative.	232
	9.2	Limitation on Liability of Controlling Class Representative; Acknowledgements of the Certificateholders.	234
	9.3	Consent to Various Actions; Rights and Powers of the Controlling Class Representative; Consultation Rights of the Consulting Parties	235
	9.4	Controlling Class Representative and Operating Advisor Contact with Servicer and Special Servicer	238
	9.5	Appointment and Duties of the Operating Advisor	238
	9.6	Merger or Consolidation of the Operating Advisor	243
	9.7	Resignation of Operating Advisor	244
	9.8	Termination of the Operating Advisor.	244
10.	TERMINATION		247
	10.1	Termination	247
	10.2	Additional Termination Requirements	248
	10.3	Trusts Irrevocable	248
11.	MISCELLANEOUS PROVISIONS		248
	11.1	Amendment	249
	11.2	Recordation of Agreement; Counterparts	252
	11.3	Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.	252
	11.4	Notices.	253
	11.5	Notices to the Rating Agencies and Payment of Surveillance Fees.	261
	11.6	Severability of Provisions	263
	11.7	Limitation on Rights of Certificateholders	263
	11.8	Certificates Nonassessable and Fully Paid	263
	11.9	Reproduction of Documents	264
	11.10	No Partnership	264
	11.11	Actions of Certificateholders	264
	11.12	Successors and Assigns	264
	11.13	Acceptance by Authenticating Agent, Certificate Registrar	265
	11.14	Streit Act	265
	11.15	Assumption by Trust of Duties and Obligations of the Lender Under the Mortgage Loan Documents	265
	11.16	Treatment as a Security Agreement	266
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	11.17	Cooperation With the Loan Seller With Respect to Rights Under the Mortgage Loan Agreement	266
	11.18	Electronic Signatures.	266
12.	REMIC ADMINISTRATION		267
	12.1	REMIC Administration	267
	12.2	Foreclosed Property	270
	12.3	Prohibited Transactions and Activities	272
	12.4	Indemnification with Respect to Certain Taxes and Loss of REMIC Status	272
13.	EXCHANGE ACT REPORTING AND REGULATION AB COMPLIANCE		273
	13.1	Intent of the Parties; Reasonableness	273
	13.2	Succession; Sub-Servicers; Subcontractors	274
	13.3	Other Securitization Trust’s Filing Obligations	276
	13.4	Form 10-D Disclosure	276
	13.5	Form 10-K Disclosure	276
	13.6	Form 8-K Disclosure	277
	13.7	Annual Compliance Statements	278
	13.8	Annual Reports on Assessment of Compliance with Servicing Criteria	279
	13.9	Annual Independent Public Accountants’ Servicing Report	281
	13.10	Significant Obligor	282
	13.11	Sarbanes-Oxley Backup Certification	283
	13.12	Indemnification	283
	13.13	Amendments	286
	13.14	Termination of the Certificate Administrator	286
	13.15	[Reserved].	286
	13.16	Termination of Sub-Servicing Agreements	286
	13.17	Notification Requirements and Deliveries in Connection With Securitization of a Companion Loan.	286

EXHIBITS

Exhibit A-1	Form of Class A Certificates
Exhibit A-2	Form of Class X Certificates
Exhibit A-3	Form of Class B Certificates
Exhibit A-4	Form of Class C Certificates
Exhibit A-5	Form of Class D Certificates
Exhibit A-6	Form of Class HRR Certificates
Exhibit A-7	Form of Class R Certificate
Exhibit B	Form of Request for Release
Exhibit C	Form of Transfer Certificate for Rule 144A Global Certificate to Temporary Regulation S Global Certificate
Exhibit D	Form of Transfer Certificate for Rule 144A Global Certificate to Regulation S Global Certificate
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Exhibit E	Form of Transfer Certificate for Temporary Regulation S Global Certificate to Rule 144A Global Certificate during Restricted Period
Exhibit F	Form of Certification to be given by Beneficial Owner of Temporary Regulation S Global Certificate
Exhibit G-1	Form of Transfer Certificate for Non-Book Entry Certificate to Temporary Regulation S Global Certificate
Exhibit G-2	Form of Transfer Certificate for Non-Book Entry Certificate to Regulation S Global Certificate
Exhibit G-3	Form of Transfer Certificate for Non-Book Entry Certificate to Rule 144A Global Certificate
Exhibit H-1	Form of Transferor Certification for Transfers of Definitive Certificates
Exhibit H-2	Form of Investment Representation Letter for Transfers of Definitive Certificates
Exhibit H-3	[Reserved]
Exhibit H-4	[Reserved]
Exhibit H-5	Form of Transferee Certificate for Transfer of Class HRR Certificates
Exhibit H-6	Form of Transferor Certificate for Transfer of Class HRR Certificates
Exhibit I-1	Form of Affidavit Pursuant to Sections 860D(a)(6)(A) and 860E(e)(4) of the Internal Revenue Code of 1986, as amended
Exhibit I-2	Form of Transferor Letter for Transfer of Class R Certificates
Exhibit J	Form of ERISA Representation Letter
Exhibit K-1	Form of Investor Certification - Access to Information
Exhibit K-2	Form of Investor Certification - Access Solely to Distribution Date Statements
Exhibit K-3	Form of Investor Certification – Voting and Other Rights
Exhibit L	Applicable Servicing Criteria
Exhibit M	Form of NRSRO Certification
Exhibit N	Form of Online Market Data Provider Certification
Exhibit O	Form of Operating Advisor Annual Report
Exhibit P	Form of Distribution Date Statement
Exhibit Q	Form of Recommendation of Special Servicer Termination
Exhibit R	Form of Certificate Administrator Receipt in Respect of the Credit Risk Retention Certificates
Exhibit S	[Reserved]
Exhibit T	[Reserved]
Exhibit U	Loan Seller Sub-Servicers
Exhibit V	Additional Form 10-D Disclosures
Exhibit W	Additional Form 10-K Disclosures
Exhibit X	Form of Additional Disclosure Notification
Exhibit Y	Form of 8-K Disclosure
Exhibit Z-1	Form of Certification to be Provided by the Certificate Administrator
Exhibit Z-2	Form of Certification to be Provided by the Servicer
Exhibit Z-3	Form of Certification to be Provided by the Special Servicer
Exhibit Z-4	Form of Certification to be Provided to Depositor by the Custodian
Exhibit Z-5	Form of Certification to be Provided to Depositor by the Trustee
Exhibit Z-6	Form of Certification to be Provided to Depositor by the Operating Advisor
Exhibit Z-7	Form of Certification to be Provided to Depositor by a Sub-Servicer

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This Trust and Servicing Agreement (“Agreement”), is dated as of March 6, 2022, among Citigroup Commercial Mortgage Securities Inc., as Depositor, Berkadia Commercial Mortgage LLC, as Servicer, Situs Holdings, LLC, as Special Servicer, Wilmington Trust, National Association, as Trustee, Computershare Trust Company, National Association, as Certificate Administrator, and Park Bridge Lender Services LLC, as Operating Advisor.

INTRODUCTORY STATEMENT

Terms not defined in this Introductory Statement shall have the meanings specified in Article 1 hereof.

Reference is made to that certain fixed rate loan in the original principal amount of $445,000,000 (the “Mortgage Loan”), that as of the Closing Date is evidenced by the following promissory notes:

(1) that certain Amended and Restated Promissory Note A-1-A, dated March 6, 2022 in the original principal amount of $78,629,309.93 made by the Borrowers (as defined below) in favor of Citi Real Estate Funding Inc. (“CREFI”) (such promissory note, as the same may hereafter be amended, restated, replaced, extended, renewed, supplemented, consolidated, severed, split or otherwise modified, “Note A-1-A”);

(2) that certain Amended and Restated Promissory Note A-1-B, dated March 6, 2022 in the original principal amount of $58,713,332.75 made by the Borrowers in favor of UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York (“UBS AG”) (such promissory note, as the same may hereafter be amended, restated, replaced, extended, renewed, supplemented, consolidated, severed, split or otherwise modified, “Note A-1-B”);

(3) that certain Amended and Restated Promissory Note A-1-C, dated March 6, 2022 in the original principal amount of $12,932,452.44 made by the Borrowers in favor of Bank of America, National Association, (“BANA”) (such promissory note, as the same may hereafter be amended, restated, replaced, extended, renewed, supplemented, consolidated, severed, split or otherwise modified, “Note A-1-C”);

(4) that certain Amended and Restated Promissory Note A-1-D, dated March 6, 2022 in the original principal amount of $12,932,452.44 made by the Borrowers in favor of Bank of Montreal, (“BMO”) (such promissory note, as the same may hereafter be amended, restated, replaced, extended, renewed, supplemented, consolidated, severed, split or otherwise modified, “Note A-1-D”);

(5) that certain Amended and Restated Promissory Note A-1-E, dated March 6, 2022 in the original principal amount of $12,932,452.44 made by the Borrower (as defined below) in favor of Morgan Stanley Bank N.A. (“MSBNA”) (such promissory note, as the same may hereafter be amended, restated, replaced, extended, renewed, supplemented, consolidated, severed, split or otherwise modified, “Note A-1-E”);

(6) that certain Promissory Note A-2-A-1, dated February 25, 2022 in the original principal amount of $36,828,193.88 made by the Borrowers in favor of CREFI (such promissory note, as the same may hereafter be amended, restated, replaced, extended, renewed, supplemented, consolidated, severed, split or otherwise modified, “Note A-2-A-1”);

(7) that certain Promissory Note A-2-A-2, dated February 25, 2022 in the original principal amount of $36,828,193.88 made by the Borrowers in favor of CREFI (such promissory note, as the same may hereafter be amended, restated, replaced, extended, renewed, supplemented, consolidated, severed, split or otherwise modified, “Note A-2-A-2”);

(8) that certain Amended and Restated Promissory Note A-2-B-1, dated March 14, 2022 in the original principal amount of $15,000,000 made by the Borrowers in favor of UBS AG (such promissory note, as the same may hereafter be amended, restated, replaced, extended, renewed, supplemented, consolidated, severed, split or otherwise modified, “Note A-2-B-1”);

(9) that certain Amended and Restated Promissory Note A-2-B-2, dated March 14, 2022 in the original principal amount of $21,666,666.30 made by the Borrowers in favor of UBS AG (such promissory note, as the same may hereafter be amended, restated, replaced, extended, renewed, supplemented, consolidated, severed, split or otherwise modified, “Note A-2-B-2”);

(10) that certain Promissory Note A-2-B-3, dated February 25, 2022 in the original principal amount of $18,333,333.15 made by the Borrowers in favor of UBS AG (such promissory note, as the same may hereafter be amended, restated, replaced, extended, renewed, supplemented, consolidated, severed, split or otherwise modified, “Note A-2-B-3”);

(11) that certain Promissory Note A-2-C, dated February 25, 2022 in the original principal amount of $12,114,537.60 made by the Borrowers in favor of BANA (such promissory note, as the same may hereafter be amended, restated, replaced, extended, renewed, supplemented, consolidated, severed, split or otherwise modified, “Note A-2-C”);

(12) that certain Promissory Note A-2-D, dated February 25, 2022 in the original principal amount of $12,114,537.60 made by the Borrowers in favor of BMO (such promissory note, as the same may hereafter be amended, restated, replaced, extended, renewed, supplemented, consolidated, severed, split or otherwise modified, “Note A-2-D”);

(13) that certain Promissory Note A-2-E, dated February 25, 2022 in the original principal amount of $12,114,537.60 made by the Borrower (as defined below) in favor of MSBNA (such promissory note, as the same may hereafter be amended, restated, replaced, extended, renewed, supplemented, consolidated, severed, split or otherwise modified, “Note A-2-E”);

(14) that certain Amended and Restated Promissory Note B-1, dated March 6, 2022 in the original principal amount of $46,363,348.07 made by the Borrowers in favor of CREFI (such promissory note, as the same may hereafter be amended, restated, replaced, extended, renewed, supplemented, consolidated, severed, split or otherwise modified, “Note B-1”);

(15) that certain Amended and Restated Promissory Note B-2, dated March 6, 2022 in the original principal amount of $34,619,999.65 made by the Borrowers in favor of UBS AG (such promissory note, as the same may hereafter be amended, restated, replaced, extended, renewed, supplemented, consolidated, severed, split or otherwise modified, “Note B-2”);

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(16) that certain Amended and Restated Promissory Note B-3, dated March 6, 2022 in the original principal amount of $7,625,550.76 made by the Borrowers in favor of BANA (such promissory note, as the same may hereafter be amended, restated, replaced, extended, renewed, supplemented, consolidated, severed, split or otherwise modified, “Note B-3”);

(17) that certain Amended and Restated Promissory Note B-4, dated March 6, 2022 in the original principal amount of $7,625,550.76 made by the Borrowers in favor of BMO (such promissory note, as the same may hereafter be amended, restated, replaced, extended, renewed, supplemented, consolidated, severed, split or otherwise modified, “Note B-4”); and

(18) that certain Amended and Restated Promissory Note B-5, dated March 6, 2022 in the original principal amount of $7,625,550.76 made by the Borrower (as defined below) in favor of MSBNA (such promissory note, as the same may hereafter be amended, restated, replaced, extended, renewed, supplemented, consolidated, severed, split or otherwise modified, “Note B-5”).

Note A-1-A, Note A-1-B, Note A-1-C, Note A-1-D, Note A-1-E, Note A-2-A, Note A-2-B, Note A-2-C, Note A-2-D, Note A-2-E, Note B-1, Note B-2, Note B-3, Note B-4 and Note B-5 (including in each such case any New Notes (as defined in the Co-Lender Agreement referred to below) or other amended and restated or additional promissory notes issued in replacement thereof) are collectively referred to herein as the “Notes”, and each as a “Note”. The Mortgage Loan was originated by CREFI, UBS AG, BANA, BMO (acting through its Chicago branch) and MSBNA pursuant to that certain Loan Agreement, dated as of February 25, 2022 (such loan agreement, as the same may hereafter be amended, restated, supplemented or otherwise modified, the “Mortgage Loan Agreement”), by and between CREFI, UBS AG, BANA, BMO and MSBNA as lender, and the entities listed on Exhibit A to the Mortgage Loan Agreement, as borrowers (collectively, with each other and their respective successors and assigns in such capacity under the Mortgage Loan Agreement and the other Mortgage Loan Documents, the “Borrowers”; and, each a “Borrower”).

Note A-1-A, Note A-1-B, Note A-1-C, Note A-1-D and Note A-1-E are collectively referred to herein as the “Senior Trust Notes”. Note B-1, Note B-2, Note B-3, Note B-4 and Note B-5 are collectively referred to herein as the “Junior Trust Notes”. Each of the Senior Trust Notes and the Junior Trust Notes is referred to herein as a “Trust Note” or a “Trust Loan Note” and are collectively referred to herein as the “Trust Notes” or the “Trust Loan Notes”. The portion of the Mortgage Loan evidenced by the Trust Notes is referred to herein as the “Trust Loan”. Note A-2-A, Note A-2-B, Note A-2-C, Note A-2-D and Note A-2-E are each referred to herein as a “Companion Loan Note” and are collectively referred to herein as the “Companion Loan Notes”. The portion of the Mortgage Loan evidenced by each Companion Loan Note is referred to herein as a “Companion Loan” and are collectively referred to herein as the “Companion Loans”. The Senior Trust Notes and the Companion Loan Notes are collectively referred to herein as the “Senior Notes” and each as a “Senior Note”. As of the Cut-off Date, the aggregate outstanding principal balance of the Trust Loan is $280,000,000, the aggregate outstanding principal balance of the Companion Loans is $165,000,000, and the aggregate outstanding principal amount of the Mortgage Loan is $445,000,000.

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On or prior to the Closing Date, MSBNA directly or indirectly transferred its interests in the portion of the Trust Loan evidenced by Note A-1-5 and Note B-5 to Morgan Stanley Mortgage Capital Holdings LLC (“MSMCH”).

The Trust Loan was sold and assigned by CREFI, UGS AG, BANA, BMO and MSMCH to the Depositor pursuant to: (i) in the case of the portion of the Trust Loan evidenced by Note A-1-A and Note B-1, that certain Trust Loan Purchase Agreement, dated as of March 6, 2022 (the “CREFI Trust Loan Purchase Agreement”), by and between CREFI and the Depositor; (ii) in the case of the portion of the Trust Loan evidenced by Note A-1-B and Note B-2, that certain Trust Loan Purchase Agreement, dated as of March 6, 2022 (the “UBS AG Trust Loan Purchase Agreement”), by and between UBS AG and the Depositor; (iii) in the case of the portion of the Trust Loan evidenced by Note A-1-C and Note B-3, that certain Trust Loan Purchase Agreement, dated as of March 6, 2022 (the “BANA Trust Loan Purchase Agreement”), by and between BANA and the Depositor; (iv) in the case of the portion of the Trust Loan evidenced by Note A-1-D and Note B-4, that certain Trust Loan Purchase Agreement, dated as of March 6, 2022 (the “BMO Trust Loan Purchase Agreement”), by and between BMO and the Depositor; (v) in the case of the portion of the Trust Loan evidenced by Note A-1-E and Note B-5, that certain Trust Loan Purchase Agreement, dated as of March 6, 2022 (the “MSMCH Trust Loan Purchase Agreement”), by and between MSMCH and the Depositor. The CREFI Trust Loan Purchase Agreement, UBS AG Trust Loan Purchase Agreement, BMO Trust Loan Purchase Agreement and the MSMCH Trust Loan Purchase Agreement are each referred to herein as a “Trust Loan Purchase Agreement” and, collectively, as the “Trust Loan Purchase Agreements”.

The respective rights and obligations of the holders of the Notes are governed by the terms and provisions of that certain Agreement Between Noteholders, dated as of March 6, 2022 (as the same may hereafter be amended, restated, supplemented or otherwise modified, the “Co-Lender Agreement”), by and between CREFI, as initial holder of Note A-1-A, Note A-2-A-1, Note A-2-A-2 and Note B-1, UBS AG, as initial holder of Note A-1-B, Note A-2-B-1, Note A-2-B-2, Note A-2-B-3 and Note B-2, BANA, as initial holder of Note A-1-C, Note A-2-C and Note B-3, BMO, as initial holder of Note A-1-D, Note A-2-D and Note B-4, and MSBNA, as initial holder of Note A-1-E, Note A-2-E and Note B-5.

The Depositor has, in turn, transferred the Trust Loan to the Trust pursuant to this Agreement. In exchange for the Trust Loan, the Trust shall issue to or at the direction of the Depositor the Class A, Class X, Class B, Class C, Class D, Class HRR and Class R Certificates, which in the aggregate will evidence the entire beneficial interest in the Trust Fund.

As provided for herein, the Certificate Administrator shall elect or shall cause elections to be made to treat designated portions of the Trust Fund for federal income tax purposes as two separate real estate mortgage investment conduits (the “Upper-Tier REMIC” and the “Lower-Tier REMIC”, respectively, and each, a “REMIC”). The Class A, Class X, Class B, Class C, Class D and Class HRR Certificates represent “regular interests” in the Upper-Tier REMIC. The Class LA, Class LB, Class LC, Class LD and Class LHRR Uncertificated Interests represent “regular interests” in the Lower-Tier REMIC. The Class R Certificates will evidence the sole class of “residual interests” in each of the Upper-Tier REMIC and Lower-Tier REMIC for purposes of the REMIC Provisions under federal income tax law.

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The Trust Fund consists principally of the Trust Notes and, insofar as they evidence, secure, guarantee or otherwise relate to the Trust Loan, the Mortgage and the related Mortgage Loan Documents.

The Depositor intends to sell the Certificates to the Initial Purchasers in an offering exempt from the registration requirements of the federal securities laws.

UPPER-TIER REMIC

The Class A, Class X, Class B, Class C, Class D and Class HRR Certificates shall evidence “regular interests” in the Upper-Tier REMIC created hereunder. The Class UT-R Interest will constitute the sole class of “residual interests” in the Upper-Tier REMIC created hereunder, and will be evidenced by the Class R Certificates. The following table sets forth the class designation, the approximate initial Pass-Through Rate and the initial Certificate Balance (the “Initial Certificate Balance”) or Notional Amount (the “Initial Notional Amount”), as applicable, for each Class of Regular Certificates and the Class UT-R Interest, which comprise the interests in the Upper-Tier REMIC created hereunder:

Class Designation	Approximate Initial Pass-Through Rate(1)	Initial Certificate Balance or Initial Notional Amount
Class A	3.38450%(2)	$148,270,000
Class x	0.52693%(3)	$176,140,000(4)
Class B	3.63622%(2)	$27,870,000
Class C	3.95126%(5)	$43,500,000
Class D	3.95126%(5)	$43,860,000
Class HRR	3.95126%(5)	$16,500,000
Class UT-R(6)	N/A(6)	N/A(6)

(1)	Interest will accrue with respect to all of the Regular Certificates on the basis of a 360-day year consisting of twelve 30-day months (a “30/360 Basis”).
(2)	For any Distribution Date, the Pass-Through Rate of each Class of the Class A and Class B Certificates will be fixed at the related rate per annum set forth in the table above under the heading “Approximate Initial Pass-Through Rate”.
(3)	Represents the initial Class X Pass-Through Rate. For any Distribution Date, the Pass-Through Rate of the Class X Certificates (the “Class X Pass-Through Rate”) will be a per annum rate equal to the weighted average of the Class X Strip Rates for the Class LA and Class LB Uncertificated Interests (weighted on the basis of their respective Lower-Tier Principal Amounts, in each case, immediately prior to such Distribution Date).
(4)	The Class X Certificates will not have a Certificate Balance and will not be entitled to receive distributions of principal. The Notional Amount of the Class X Certificates will be equal to the aggregate of the Lower-Tier Principal Amounts of the Class LA and Class LB Uncertificated Interests from time to time.
(5)	Represents the initial related Pass-Through Rate. For any Distribution Date, the Pass-Through Rate on each Class of the Class C, Class D and Class HRR Certificates will be a per annum rate equal to the Adjusted Net Component Rate with respect to the Related Trust Loan Component for such Distribution Date.
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(6)	The Class UT-R Interest (evidenced by the Class R Certificates) will not have a Certificate Balance or notional amount, will not bear interest and will not be entitled to distributions of Yield Maintenance Premiums. Any Available Funds remaining in the Upper-Tier Distribution Account on any Distribution Date, after all required distributions under this Agreement have been made to each other Class of Certificates and the Class LT-R Interest, will be distributed to the Holders of the Class R Certificates in respect of the Class UT-R Interest.

LOWER-TIER REMIC

The Class LA, Class LB, Class LC, Class LD and Class LHRR Uncertificated Interests will evidence “regular interests” in the Lower-Tier REMIC created hereunder. The Class LT-R Interest will constitute the sole class of “residual interests” in the Lower-Tier REMIC created hereunder and will be evidenced by the Class R Certificates. The following table sets forth the class designations, initial Lower-Tier Principal Amounts and Pass-Through Rates for the Uncertificated Lower-Tier Interests and the Class LT-R Interest comprising the interests in the Lower-Tier REMIC created hereunder:

Class Designation	Pass-Through Rate	Original Lower-Tier Principal Amount
Class LA	(1)	$148,270,000
Class LB	(1)	$27,870,000
Class LC	(1)	$43,500,000
Class LD	(1)	$43,860,000
Class LHRR	(1)	$16,500,000
Class LT-R(2)	N/A(2)	N/A(2)

(1)	For any Distribution Date, the Pass-Through Rate of each of the Class LA, Class LB, Class LC, Class LD and Class LHRR Uncertificated Interests will be a per annum rate equal to the Adjusted Net Component Rate with respect to the Related Trust Loan Component for such Distribution Date.
(2)	The Class LT-R Interest (evidenced by the Class R Certificates) will not have a Certificate Balance or notional amount, will not bear interest and will not be entitled to distributions of Yield Maintenance Premiums. Any Available Funds constituting assets remaining in the Lower-Tier Distribution Account on any Distribution Date, after distributing the Lower-Tier Distribution Amount, will be distributed to the Holders of the Class R Certificates in respect of the Class LT-R Interest (but only to the extent of the Available Funds for such Distribution Date, if any, remaining in the Lower-Tier Distribution Account).

CREDIT RISK RETENTION

An economic interest in the credit risk of the Trust Loan is expected to be retained pursuant to the U.S. Credit Risk Retention Rules as an “eligible horizontal residual interest” (as defined in the U.S. Credit Risk Retention Rules) in the form of the Class HRR Certificates. CREFI will act as “retaining sponsor” under, and as defined in, the U.S. Credit Risk Retention Rules and is expected to satisfy its risk retention requirements through the purchase and retention of the Class HRR Certificates by a “third party purchaser” under, and as defined in, the U.S. Credit Risk Retention Rules.

Consistent with the foregoing, the Third Party Purchaser is purchasing from the Initial Purchasers on the Closing Date for cash the Class HRR Certificates in the Initial Certificate

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Balance of $16,500,000. The Class HRR Certificates that the Third Party Purchaser is purchasing are collectively referred to in this Agreement as the “HRR Interest”.

All covenants and agreements made by the Depositor herein are for the benefit and security of the Certificateholders and the Trustee as holder of the Uncertificated Lower-Tier Interests. The Depositor, the Servicer, the Special Servicer, the Trustee, the Certificate Administrator and the Operating Advisor are entering into this Agreement, and the Trustee is accepting the trusts created hereby, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

W I T N E S S E T H         T H A T:

In consideration of the mutual agreements herein contained, the parties hereto agree as follows:

1.                  DEFINITIONS

1.1              Definitions. Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings and such meanings shall be equally applicable to the singular and plural forms of such terms, as the context may require.

“17g-5 Information Provider”: The Certificate Administrator.

“17g-5 Information Provider’s Website”: The internet website of the 17g-5 Information Provider that shall initially be located within the Certificate Administrator’s Website (www.ctslink.com), under the “NRSRO” tab on the page relating to this transaction. Such website shall provide means of navigation for each Rating Agency and other NRSRO to the portion of the Certificate Administrator’s Website available to each applicable type of Privileged Person.

“30/360 Basis”: As defined in the Preliminary Statement.

“AB Modified Loan”: The Trust Loan (1) if it became a Corrected Mortgage Loan due to a modification thereto that resulted in the creation of an A/B note structure (or similar structure) and as to which the new junior note(s) did not previously exist or the principal amount of the new junior note(s) was previously part of the original unmodified Mortgage Loan and (2) as to which an Appraisal Reduction Amount is not in effect.

“Acceptable Insurance Default”: Any default arising when the Mortgage Loan Documents require that the Borrowers shall maintain all risk casualty insurance or other insurance that covers damages or losses arising from acts of terrorism and the Special Servicer has determined, in its reasonable judgment in accordance with Accepted Servicing Practices, that (i) such insurance is not available at commercially reasonable rates and the subject hazards are not commonly insured against by prudent owners of similar real properties located in or near the geographic region in which the subject Property is located (but only by reference to such insurance that has been obtained by such owners at current market rates) or (ii) such insurance is not available at any rate. In making this determination, the Special Servicer, to the extent consistent with

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Accepted Servicing Practices, may rely on the opinion of an insurance consultant, which shall be a Trust Fund Expense.

“Accepted Servicing Practices”: As defined in Section 3.1.

“Acquisition Date”: The date upon which, under the Code (and in particular the REMIC Provisions and Section 856(e) of the Code), the Trust is deemed to have acquired one or more of the Properties.

“Act”, “1933 Act” or “Securities Act”: The Securities Act of 1933, as it may be amended from time to time.

“Actual/360 Basis”: The accrual of interest on the basis of the actual number of days elapsed in the related Interest Accrual Period in a year assumed to consist of 360 days.

“Additional Disclosure Notification”: The form of notification to be included with any Additional Form 10-D Disclosure, Additional Form 10-K Disclosure or Form 8-K Disclosure Information which is attached to this Agreement as Exhibit X.

“Additional Form 10-D Disclosure”: The information described in the Form 10-D items set forth under the “Item on Form 10-D” column on Exhibit V hereto.

“Additional Form 10-K Disclosure”: The information described in the Form 10-K items set forth under the “Item on Form 10-K” column on Exhibit W hereto.

“Additional Servicer”: Each Person other than the Servicer, the Special Servicer and the Certificate Administrator, who Services the Mortgage Loan as of any date of determination.

“Additional Servicing Compensation”: Default Interest and late payment fees (to the extent remaining after application pursuant to Section 3.17(b)), assumption fees, assumption application fees, release fees, Modification Fees, Consent Fees, defeasance fees, loan service transaction fees, insufficient fund fees and similar fees and expenses to which the Servicer and the Special Servicer are entitled (to the extent not otherwise prohibited by and specifically allocated to such amounts) in accordance with the terms of the Mortgage Loan Documents or pursuant to this Agreement and any income earned (net of losses (subject to Section 3.8(b)) on the investment of funds deposited in the Collection Account, any Foreclosed Property Account, the Loss of Value Reserve Fund and, to the extent interest is not payable to the Borrowers, the Cash Management Account and any Reserve Account pursuant to Section 3.8.

“Adjusted Net Component Rate”: With respect to each Trust Loan Component (even if the Properties become Foreclosed Properties), for any Distribution Date, the annualized rate at which interest would have to accrue in respect of such Trust Loan Component on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest that actually (or, in the absence of any prepayment, would have) accrued (exclusive of Default Interest) in respect of such Trust Loan Component at a per annum rate equal to the Net Component Rate for such Trust Loan Component during the Mortgage Loan Interest Accrual Period that ends in the calendar month in which such Distribution Date occurs; provided, that: (i)

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the Adjusted Net Component Rate for the Distribution Dates in January and February in any year which is not a leap year and in February in any year which is a leap year (unless, in any such case, such Distribution Date is the final Distribution Date) will be determined based on the “aggregate amount of interest that actually (or, in the absence of any prepayment, would have) accrued”, as referred to above in this sentence, being net of the related Withheld Amounts transferred to the Interest Reserve Account; (ii) the Adjusted Net Component Rate for the Distribution Date in March (or, if it is the final Distribution Date, the Distribution Date in February) of any year will be determined based on the “aggregate amount of interest that actually (or, in the absence of any prepayment, would have) accrued”, as referred to above in this sentence, including any such Withheld Amounts that are part of the related Available Funds; and (iii) in all cases, the Adjusted Net Component Rate will be determined without regard to (x) any modification, waiver or amendment of the terms of the Trust Loan, whether agreed to by the Servicer or the Special Servicer in connection with a workout or proposed workout of the Mortgage Loan or otherwise, or resulting from a bankruptcy, insolvency or similar proceeding involving the Borrower or otherwise, (y) any increase in the Interest Rate with respect to the Trust Loan Notes as a result of a Mortgage Loan Event of Default or (z) a Property becoming a Foreclosed Property.

“Administrative Advances”: As defined in Section 3.23(b).

“Administrative Fee Rate”: The sum of the Servicing Fee Rate for the Trust Loan, the Trustee/Certificate Administrator Fee Rate, the Operating Advisor Fee Rate and the CREFC® Licensing Fee Rate.

“Advance”: Any Administrative Advance, Monthly Interest Payment Advance or Property Protection Advance.

“Advance Interest”: Interest, compounded annually, on the aggregate amount of Advances with respect to the Mortgage Loan and/or the Properties at the Advance Interest Rate.

“Advance Interest Rate”: The greater of (a) the “prime rate” published in the “Money Rates” section of The Wall Street Journal and (b) 2.0% per annum. If The Wall Street Journal ceases to publish the “prime rate”, then the Servicer shall select an equivalent publication that publishes such “prime rate”, and if such “prime rate” is no longer generally published or is limited, regulated or administered by a governmental or quasi-governmental body, then the Servicer is required to reasonably select a comparable interest rate index.

“Adverse REMIC Event”: As defined in Section 12.1(j).

“Affiliate”: With respect to any specified Person, any other Person, directly or indirectly, controlling or controlled by or under common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract, relation to individuals or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing. The Trustee and/or the Certificate Administrator may obtain and rely upon an Officer’s Certificate of the Servicer, the Special Servicer, the Operating Advisor, the Trustee (in the case of the Certificate Administrator), the Certificate Administrator (in the case of the Trustee), a Borrower Related Party

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or the Depositor, as applicable, to determine whether any Person is an Affiliate of the Servicer, the Special Servicer, the Operating Advisor, the Trustee, the Certificate Administrator, a Borrower Related Party or the Depositor.

“Affiliated Manager”: Any Property Manager in which the Borrower, any SPE Component Entity, the Borrower Sponsor or the Guarantor controls or has, directly or indirectly, more than twenty percent (20%) of the legal, beneficial or economic interest therein. For the purposes of this definition, “control” when used with respect to any specific person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agreement”: This Trust and Servicing Agreement (including all exhibits hereto) and all amendments and supplements hereto.

“Allocated Mortgage Loan Amount”: The “Allocated Loan Amount” as defined in the Mortgage Loan Agreement.

“Applicable DBRS Morningstar Permitted Investment Rating”: (A) In the case of such investments with maturities of 30 days or less, the short-term obligations (or, if applicable, deposit accounts) of which are rated at least “R-1 (middle)” by DBRS Morningstar or the long-term obligations (or, if applicable, deposit accounts) of which are rated at least “A” by DBRS Morningstar, (B) in the case of such investments with maturities of three months or less, but more than 30 days, the short-term obligations (or, if applicable, deposit accounts) of which are rated at least “R-1 (middle)” by DBRS Morningstar or the long-term obligations (or, if applicable, deposit accounts) of which are rated at least “AA(low)” by DBRS Morningstar, (C) in the case of such investments with maturities of six months or less, but more than three months, the short-term obligations (or, if applicable, deposit accounts) of which are rated in the highest short-term rating category by DBRS Morningstar or the long-term obligations (or, if applicable, deposit accounts) of which are rated at least “AA” by DBRS Morningstar, and (D) in the case of such investments with maturities of 365 days or less, but more than six months, the short-term obligations (or, if applicable, deposit accounts) of which are rated in the highest short-term rating category by DBRS Morningstar or the long-term obligations (or, if applicable, deposit accounts) of which are rated “AAA” by DBRS Morningstar.

“Applicable Laws”: As defined in Section 8.2(d).

“Applicable Moody’s Permitted Investment Rating”: In the case of such investments, the short-term debt obligations of which are rated at least “P-1” by Moody’s or the long-term debt obligations of which are rated at least “A2” by Moody’s.

“Applicable Servicing Criteria”: With respect to the Servicer, the Special Servicer or any Servicing Function Participant, the Servicing Criteria applicable to it, as set forth on Exhibit L attached hereto. For clarification purposes, multiple parties can have responsibility for the same Applicable Servicing Criteria and with respect to a Servicing Function Participant engaged by the Servicer or the Special Servicer, the term “Applicable Servicing Criteria” may

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refer to a portion of the Applicable Servicing Criteria applicable to the Servicer or the Special Servicer, as the case may be.

“Applied Realized Loss Amount”: All amounts applied to reduce the Certificate Balance of a Class of Principal Balance Certificates or the Lower-Tier Principal Amount of any Uncertificated Lower-Tier Interest, as applicable, in respect of Realized Losses pursuant to Section 4.1(j).

“Appraisal”: With respect to any Property or Foreclosed Property, an appraisal of such Property or Foreclosed Property, as the case may be, conducted by an Independent Appraiser in accordance with Member of the Appraisal Institute standards and certified by such Independent Appraiser as having been prepared in accordance with the requirements of the Standards of Professional Practice of the Appraisal Institute with an “MAI” designation and the Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation, as well as the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended; provided that after an initial “Appraisal” has been obtained pursuant to the terms of this Agreement, an update of such initial Appraisal shall be considered an “Appraisal” hereunder for all purposes if such original Appraisal was performed within the previous 18 months. All Appraisals (and updates thereof) obtained pursuant to the terms of this Agreement shall include a valuation using the “income capitalization – discounted cash flow approach” and set forth the discount rate and terminal capitalization rate utilized by the Independent Appraiser. All calculations under this Agreement requiring that a “value” or “appraised value” be used with respect to a Property or Foreclosed Property shall use the most recently determined appraised value set forth in an Appraisal (or update thereof) unless a different valuation is specifically required (such as the appraised value of a Property at origination). For purposes of determining an Appraisal Reduction Amount, the Appraised Value (as determined by an updated Appraisal) of a Property shall be determined on an “as-is” basis.

“Appraisal-Reduced Class”: As defined in Section 3.7(f).

“Appraisal Reduction Amount”: As of any date of determination, subject to Section 3.7(e) of this Agreement, an amount equal to the excess of (i) the outstanding principal balance of the Mortgage Loan on such date plus the sum of (A) all accrued and unpaid interest on the respective Notes, in each case at the related Interest Rate, (B) all related unreimbursed Administrative Advances and Property Protection Advances and all unpaid interest at the Advance Interest Rate on all Advances in respect of the Mortgage Loan or the Properties, (C) all currently due and unpaid real estate taxes and assessments and Insurance Premiums and all other amounts, including, if applicable, ground rents, due and unpaid in respect of the Properties (which taxes, premiums and other amounts have not been the subject of an Advance) and (D) to the extent not duplicative of amounts in clauses (B) or (C), all unpaid Trust Fund Expenses then due under the Mortgage Loan Agreement, over (ii) the sum of (A) the aggregate, with respect to each and every Property, of either (1) 90% of the related appraised value (as determined by an updated Appraisal that was performed within 9 months prior to the Appraisal Reduction Event if the Special Servicer has no knowledge of any material change in the market or condition or value of the subject Property since the date of such Appraisal, and otherwise was performed since the date of such material change if the Special Servicer has knowledge thereof), or (2) if the events described in clauses (i) through (iii) in the first sentence of Section 3.7(e) occur with respect to the subject

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Property, the Assumed Appraised Value of the subject Property, in each case, less the amount of any liens (exclusive of Permitted Encumbrances) on the subject Property senior to the lien of the Mortgage Loan Documents, plus (B) any escrows or reserve amounts with respect to the Mortgage Loan, including for taxes, Insurance Premiums and ground rents.

“Appraisal Reduction Event”: The earliest of (i) 60 days after an uncured payment delinquency (other than a delinquency in respect of the Balloon Payment) occurs in respect of the Mortgage Loan, (ii) 90 days after an uncured delinquency occurs in respect of the Balloon Payment for the Mortgage Loan unless a refinancing or sale of a Property is anticipated within 120 days after the Maturity Date of the Mortgage Loan (as evidenced by a written and binding (a) refinancing commitment, (b) letter of intent or (c) term sheet, in each case, from an acceptable lender, or a signed purchase agreement from an acceptable purchaser, in each case reasonably satisfactory in form and substance to the Special Servicer and any applicable Consenting Party, which provides that such refinancing or sale shall occur within 120 days after the Maturity Date), in which case 120 days after such uncured delinquency, (iii) 60 days after a reduction in Monthly Debt Service Payment Amount or a material adverse economic change with respect to the terms of the Mortgage Loan has become effective, (iv) 60 days after an extension of the Maturity Date of the Mortgage Loan (except for an extension within the time periods described in clause (ii) above), (v) 60 days after a receiver has been appointed in respect of any of the Properties on behalf of the Trust or any other creditor, (vi) immediately after any Borrower Related Party declares, or becomes the subject of, bankruptcy, insolvency or similar proceeding, admits in writing the inability to pay its debts as they come due or makes an assignment for the benefit of creditors unless such action is dismissed within 45 days, or (vii) immediately after any Property becomes a Foreclosed Property.

“Asset Status Report”: As defined in Section 3.10(h).

“Assignment of Management Agreement”: As defined in the Mortgage Loan Agreement.

“Assignment of Mortgage”: An assignment of the applicable Mortgage without recourse, notice of transfer or equivalent instrument, in recordable form, which is sufficient under the laws of the jurisdiction in which the subject Property is located to reflect of record the assignment of the Mortgage to the Trustee on behalf of the Trust; provided, however, the Trustee, the Certificate Administrator, the Servicer and the Special Servicer will not be responsible for determining whether any such assignment is legally sufficient or in recordable form.

“Assumed Appraised Value”: As defined in Section 3.7(e).

“Assumed Monthly Interest Payment”: With respect to the Trust Loan (including, without limitation, all or any portion thereof that constitutes an REO Trust Loan), for the Maturity Date in connection with, or for any Assumed Payment Date following, a delinquency in the payment of the Balloon Payment on the Trust Loan, or for any Assumed Payment Date following the foreclosure, in whole or in part, of the Mortgage Loan or the acceptance by the Special Servicer on behalf of the Trust and the Companion Loan Holder(s) of a deed-in-lieu of foreclosure or comparable conversion of the Mortgage Loan or a portion of the Mortgage Loan, the scheduled monthly payment of interest at the applicable Interest Rate that would have been due in respect of

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the Trust Loan on its Maturity Date and each subsequent Payment Date (or Assumed Payment Date) (or on each Payment Date (or Assumed Payment Date) after the occurrence of a foreclosure, in whole or in part, of the Mortgage Loan or acceptance by the Special Servicer on behalf of the Trust and the Companion Loan Holder(s) of a deed-in-lieu of foreclosure or comparable conversion of the Mortgage Loan or a portion of the Mortgage Loan) if the Trust Loan had been required to continue to accrue interest at the applicable Interest Rate in accordance with its terms, and without regard to the occurrence of the Maturity Date (or the occurrence of such foreclosure or acceptance of a deed-in-lieu of foreclosure or comparable conversion), in each case as such terms may have been modified, and the Maturity Date may have been extended, in connection with a bankruptcy or similar proceeding involving any Borrower or its Affiliates or a modification, waiver or amendment granted or agreed to by the Servicer or the Special Servicer.

“Assumed Payment Date”: With respect to the Mortgage Loan for any calendar month following a delinquency in the payment of the Balloon Payment or the foreclosure, in whole or in part, of the Mortgage Loan or acceptance on behalf of the Trust and the Companion Loan Holder(s) of a deed-in-lieu of foreclosure or comparable conversion of the Mortgage Loan (or portion thereof), the date that would have been the Payment Date in such calendar month if the Maturity Date or the foreclosure of the Mortgage Loan (or portion thereof) or acceptance on behalf of the Trust and the Companion Loan Holder(s) of a deed-in-lieu of foreclosure or comparable conversion of the Mortgage Loan (or portion thereof) had not occurred.

“Authenticating Agent”: As defined in Section  8.11(a).

“Available Funds”: With respect to each Distribution Date, an amount equal to: (a) the aggregate (without duplication) of (i) all amounts (other than any Yield Maintenance Premiums) received in respect of the Trust Loan (including, without limitation, all or any portion thereof that constitutes an REO Trust Loan) during the related Collection Period (including, without limitation, amounts in the form of payments, any Repurchase Price (or Loss of Value Payments by the Loan Sellers in lieu thereof) or any other purchase price of the Trust Loan received by the Trust, any Liquidation Proceeds and, to the extent not otherwise applied to the repair or restoration of the Properties, any Insurance Proceeds and Condemnation Proceeds received by the Trust), (ii) any advance of interest on the Trust Loan for such Distribution Date, (iii) any Compensating Interest Payment made with respect to the Trust Loan for the related Remittance Date, (iv) any amounts transferred to the Collection Account from any other account maintained under this Agreement for distribution on such Distribution Date (provided that the Servicer receives such transfer no later than the close of business on the Business Day prior to the related Remittance Date), (v) with respect to the Distribution Date occurring in March (or, if such Distribution Date is the final Distribution Date, in February) of each calendar year (commencing in 2023), the Withheld Amounts to be transferred from the Interest Reserve Account to the Distribution Account and (vi) any payment of interest received prior to the related Collection Period but intended to cover interest accrued during the Mortgage Loan Interest Accrual Period that corresponds to the Payment Date in the related Collection Period; reduced by (b) the aggregate (without duplication) of (i) the Available Funds Reduction Amount for the related Remittance Date, (ii) with respect to any Distribution Date occurring in January (except in a leap year) or February of each calendar year (commencing in 2023) (unless, in either case, such Distribution Date is the final Distribution Date), the related Withheld Amounts transferred or to be transferred from the Distribution Account to the Interest Reserve Account, (iii) any portion of the amounts

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described in clause (a)(i) of this definition that represents escrow payments, reserve funds or amounts received in respect of future accrual periods and (iv) any portion of any Monthly Interest Payment Advance with respect to such Distribution Date to be applied to pay the Trustee/Certificate Administrator Fee (including the portion thereof that is the Trustee Fee), the Operating Advisor Fee and/or the CREFC® Licensing Fee. Available Funds shall not include any amounts allocable to the Companion Loan(s) under the Co-Lender Agreement.

“Available Funds Reduction Amount”: With respect to any Distribution Date, the aggregate of all amounts withdrawn from the Collection Account pursuant to clauses (i) through (xi) of the first paragraph of Section 3.4(c) of this Agreement with respect to the related Remittance Date.

“Balloon Payment”: The payment of the outstanding principal balance of the Mortgage Loan, the Trust Loan or any Companion Loan, as applicable, together with all unpaid interest, due and payable on the Maturity Date.

“BANA”: As defined in the Introductory Statement.

“BANA Trust Loan Purchase Agreement”: As defined in the Introductory Statement.

“Base Interest Fraction”: With respect to any principal prepayment on the Mortgage Loan as to which a Yield Maintenance Premium is collected and allocated to the Trust Loan and with respect to any Class of Principal Balance Certificates, a fraction (a) whose numerator is the excess, if any, of (i) the Pass-Through Rate on such Class of Certificates, over (ii) the “discount rate” used in calculating the Yield Maintenance Premium with respect to such principal prepayment (the “Discount Rate”) and (b) whose denominator is the excess, if any, of (i) the Interest Rate on the Trust Loan, over (ii) the Discount Rate; provided, however, that (1) under no circumstances will the Base Interest Fraction be greater than one or less than zero, (2) if the Discount Rate is greater than or equal to the Interest Rate on the Trust Loan and is greater than or equal to the Pass-Through Rate on such Class of Certificates, then the Base Interest Fraction will equal zero, and (3) if the Discount Rate is greater than or equal to the Interest Rate on the Trust Loan and is less than the Pass-Through Rate on such Class of Certificates, then the Base Interest Fraction will be one.

“Beneficial Owner”: With respect to a Global Certificate, the Person who is the beneficial owner of such Certificate as reflected on the books of the Depository or on the books of a Person maintaining an account with such Depository (directly as a Depository Participant or indirectly through a Depository Participant, in accordance with the rules of such Depository). Each of the Depositor, the Trustee, the Certificate Administrator, the Special Servicer and the Servicer, as applicable, will have the right to require, as a condition to acknowledging the status of any Person as a Beneficial Owner under this Agreement, that such Person provide an Investor Certification.

“BMO”: As defined in the Introductory Statement hereto.

“BMO Trust Loan Purchase Agreement”: As defined in the Introductory Statement hereto.

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“Borrower”: As defined in the Introductory Statement.

“Borrower Party” and “Borrower Parties”: As defined in the Mortgage Loan Agreement.

“Borrower Reimbursable Trust Fund Expenses”: Expenses for which the Borrowers are obligated to reimburse the Trust and/or the Companion Loan Holder(s) pursuant to the Mortgage Loan Agreement (including, without limitation, Sections 6.4, 6.5, 11.4, 11.5, 12.1, 12.4, 17.6 and 17.7 of the Mortgage Loan Agreement).

“Borrower Related Party”: Individually or collectively, as the context may require, any Borrower, any borrower under a related mezzanine loan, any SPE Component Entity, any Affiliated Manager, the Borrower Sponsor and the Guarantor.

“Borrower Restricted Party”: Individually or collectively, as the context may require, (i) any Borrower, any Borrower Sponsor, any borrower under a related mezzanine loan, any guarantor or any property manager, or any of their respective managers, servicers, agents or Affiliates, (ii) a Restricted Holder, (iii) any Person controlling or controlled by or under common control with any Borrower, any Borrower Sponsor, any borrower under a related mezzanine loan, any guarantor or any property manager, or a Restricted Holder, as applicable, or (iv) any shareholder, partner, member or non-member manager, or any direct or indirect legal or beneficial owner of any interest in any Borrower, any Borrower Sponsor, any borrower under a related mezzanine loan, any guarantor, any property manager or a Restricted Holder (other than any shareholder, partner, member or owner owning less than a 10% non-controlling direct or indirect legal or beneficial interest in any of the foregoing). For the purposes of this definition, “control” when used with respect to any specific Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Borrower Sponsor”: The “Sponsor” as defined in the Mortgage Loan Agreement.

“Business Day”: Any day other than (a) a Saturday or a Sunday or (b) any other day on which (1) federally insured depository institutions in the State of New York, (2) the place of business of the Servicer, the Special Servicer, the Trustee, the Certificate Administrator, or the financial institution that maintains the Collection Account, the Foreclosed Property Account or any Reserve Account for the Mortgage Loan, or (3) the New York Stock Exchange or the Federal Reserve Bank of New York, in each case are authorized or obligated by law, governmental decree or executive order to be closed.

“Cash Management Account”: As defined in the Mortgage Loan Agreement.

“Cash Management Agreement”: As defined in the Mortgage Loan Agreement.

“CCR Consultation Period”: Any period when both: (i) a CCR Control Termination Event has occurred and is continuing; and (ii) a CCR Consultation Termination Event has not yet occurred or has occurred but is no longer continuing.

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“CCR Consultation Termination Event”: The event that occurs when (i) the Class HRR Certificates no longer have a Certificate Balance (without regard to the application of any Cumulative Appraisal Reduction Amounts then allocable to such Class of Certificates to notionally reduce the Certificate Balance of such Class of Certificates) that is equal to or greater than 25% of the Initial Certificate Balance of such Class of Certificates, or (ii) the Controlling Class Representative or the Majority Controlling Class Certificateholders are Borrower Restricted Parties.

“CCR Consultation Termination Period”: Any period when a CCR Consultation Termination Event has occurred and is continuing.

“CCR Control Period”: Any period during which a CCR Control Termination Event (i) has not yet occurred or (ii) has occurred but is no longer continuing.

“CCR Control Termination Event”: The event that occurs when (i) the Class HRR Certificates no longer have a Certificate Balance (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of such Class of Certificates) that is equal to or greater than 25% of the Initial Certificate Balance of such Class of Certificates, or (ii) the Controlling Class Representative or the Majority Controlling Class Certificateholders are Borrower Restricted Parties.

“CERCLA”: The Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. §§ 9601 et seq., as amended.

“Certificate”: Any ILPT Commercial Mortgage Trust 2022-LPFX, Commercial Mortgage Pass-Through Certificates, Series 2022-LPFX, Class A, Class X, Class B, Class C, Class D, Class HRR or Class R Certificate issued, authenticated and delivered hereunder.

“Certificate Administrator”: Computershare Trust Company, National Association, in its capacity as certificate administrator, or if any successor Certificate Administrator is appointed as herein provided, such Certificate Administrator.

“Certificate Administrator’s Website”: The internet website of the Certificate Administrator, initially located at www.ctslink.com.

“Certificate Balance”: With respect to any Class of Principal Balance Certificates at any date of determination, an amount equal to (1) the Initial Certificate Balance of such Class, less (2) the sum of (a) all amounts distributed to Holders of Certificates of such Class on all previous Distribution Dates and treated under this Agreement as allocable to principal, and (b) the aggregate amount of Realized Losses allocated to such Class of Certificates, if any, on all prior Distribution Dates pursuant to Section 4.1(j). With respect to any individual Principal Balance Certificate, the product of (x) the Percentage Interest represented by such Certificate multiplied by (y) the Certificate Balance of the related Class of Certificates to which such Certificate belongs.

“Certificate Interest Accrual Period”: With respect to any Class of Regular Certificates and any Uncertificated Lower-Tier Interest for any Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs.

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“Certificate Register” and “Certificate Registrar”: The register maintained and the registrar appointed pursuant to Section 5.3 of this Agreement.

“Certificateholder” or “Holder”: With respect to any Certificate, the person in whose name a Certificate is registered in the Certificate Register (including, solely for the purposes of providing, distributing or otherwise making available any reports, statements or other information pursuant to this Agreement, Beneficial Owners of Certificates or prospective transferees of Certificates to the extent the Person providing, distributing or making such information available has received an appropriate Investor Certification from such beneficial owner or prospective transferee), provided, however, that (a) solely for the purpose of giving any consent, approval or waiver or taking any action pursuant to this Agreement (including voting on an amendment to this Agreement) that specifically relates to the rights, duties, compensation or termination of, and/or any other matter specifically involving, the Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor or any Person known to a Responsible Officer of the Certificate Registrar to be an Affiliate of any such party, any Certificate registered in the name of or beneficially owned by such party or any Affiliate thereof shall be deemed not to be outstanding and the Voting Rights to which it is entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval or waiver or take any such action has been obtained, and (b) solely for the purpose of giving any consent or taking any action pursuant to this Agreement, any Certificate beneficially owned by a Borrower Restricted Party shall be deemed not to be outstanding and the Voting Rights to which it is entitled shall not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent or take any such action has been obtained. Notwithstanding the foregoing, a Holder or Beneficial Owner of Certificates in the Controlling Class or the Controlling Class Representative will not be subject to the restrictions contained above in this definition of Certificateholder when exercising, and will not be prohibited from exercising, any appointment rights, consent rights, consultation rights, Voting Rights or any other rights it may have, solely in its capacity as a Holder or Beneficial Owner of specifically Certificates in the Controlling Class (as opposed to a holder or beneficial owner of Certificates in general) or as Controlling Class Representative, under this Agreement, unless such Holder or Beneficial Owner of Certificates in the Controlling Class or the Controlling Class Representative is also either (x) a Borrower Restricted Party or a sub-servicer thereof, or (y) the Servicer, the Trustee or the Certificate Administrator or any person known to a Responsible Officer of the Certificate Registrar to be an Affiliate of any such party.

“Certificateholder Quorum”: A quorum that: (a) for purposes of Section 7.1(d) of this Agreement, consists of the Holders of Principal Balance Certificates evidencing at least 50% of the Voting Rights of the Principal Balance Certificates, on an aggregate basis; and (b) for purposes of Section 7.1(e) of this Agreement, consists of the Holders or Beneficial Owners of Certificates evidencing at least 20% of the outstanding principal balance of all Certificates on an aggregate basis, with such quorum including at least three (3) Holders and/or, where Global Certificates are involved, underlying Beneficial Owners that are not Risk Retention Affiliated with each other.

“Class”: With respect to the Certificates, all of the Certificates bearing the same alphabetical class designation, and each Uncertificated Lower-Tier Interest.

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“Class A Certificate”: A Certificate executed and authenticated by the Certificate Administrator in substantially the form set forth in Exhibit A-1 hereto and designated as a Class A Certificate.

“Class B Certificate”: A Certificate executed and authenticated by the Certificate Administrator in substantially the form set forth in Exhibit A-3 hereto and designated as a Class B Certificate.

“Class C Certificate”: A Certificate executed and authenticated by the Certificate Administrator in substantially the form set forth in Exhibit A-4 hereto and designated as a Class C Certificate.

“Class D Certificate”: A Certificate executed and authenticated by the Certificate Administrator in substantially the form set forth in Exhibit A-5 hereto and designated as a Class D Certificate.

“Class HRR Certificate”: A Certificate executed and authenticated by the Certificate Administrator in substantially the form set forth in Exhibit A-7 hereto and designated as a Class HRR Certificate. The Class HRR Certificates collectively constitute the HRR Interest.

“Class Interest Shortfall”: With respect to any Class of Regular Certificates or any Uncertificated Lower-Tier Interest for any Distribution Date, the amount, if any, by which the Interest Distribution Amount for such Class of Certificates or such Uncertificated Lower-Tier Interest, as the case may be, and such Distribution Date exceeds the portion of such amount actually distributed to such Class of Certificates or deemed distributed to such Uncertificated Lower-Tier Interest, as the case may be, in respect of interest on such Distribution Date.

“Class LA Uncertificated Interest”: A regular interest in the Lower-Tier REMIC, which is designated as Class LA, is held as an asset of the Upper-Tier REMIC and has the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Introductory Statement.

“Class LB Uncertificated Interest”: A regular interest in the Lower-Tier REMIC, which is designated as Class LB, is held as an asset of the Upper-Tier REMIC and has the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Introductory Statement.

“Class LC Uncertificated Interest”: A regular interest in the Lower-Tier REMIC, which is designated as Class LC, is held as an asset of the Upper-Tier REMIC and has the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Introductory Statement.

“Class LD Uncertificated Interest”: A regular interest in the Lower-Tier REMIC, which is designated as Class LD, is held as an asset of the Upper-Tier REMIC and has the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Introductory Statement.

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“Class LHRR Uncertificated Interest”: A regular interest in the Lower-Tier REMIC, which is designated as Class LHRR, is held as an asset of the Upper-Tier REMIC and has the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Introductory Statement.

“Class LT-R Interest”: The residual interest in the Lower-Tier REMIC. The Class LT-R Interest has no Pass-Through Rate or Lower-Tier Principal Amount or notional amount. The Class LT-R Interest will be represented by the Class R Certificates.

“Class Principal Shortfall”: For any Distribution Date and any Class of Principal Balance Certificates, the amount, if any, by which (i) the Principal Distribution Amount for such Class and such Distribution Date, exceeds (ii) the amount actually distributed to such Class of Principal Balance Certificates in respect of principal on such Distribution Date.

“Class R Certificate”: A Certificate executed and authenticated by the Certificate Administrator, in substantially the form set forth in Exhibit A-8 hereto and designated as a Class R Certificate. The Class R Certificates have neither a Certificate Balance nor a Pass-Through Rate. The Class R Certificates will represent the Class LT-R Interest and the Class UT-R Interest.

“Class UT-R Interest”: The residual interest in the Upper Tier REMIC. The Class UT-R Interest has no Pass-Through Rate, Certificate Balance or notional amount. The Class UT-R Interest will be represented by the Class R Certificates.

“Class X Certificate”:  A Certificate executed and authenticated by the Certificate Administrator in substantially the form set forth in Exhibit A-2 and designated as a Class X Certificate.

“Class X Notional Amount”:  With respect to the Class X Certificates, an amount equal to the aggregate of the Lower-Tier Principal Amounts of the Class LA and Class LB Uncertificated Interests from time to time.

“Class X Pass-Through Rate”:  As defined in the Introductory Statement.

“Class X Strip Rate”:  A per annum rate equal to: (a) for each of the Class LA Uncertificated Interest and the Class A Certificates for any Distribution Date, the excess, if any, of (i) the Adjusted Net Component Rate with respect to the Trust Loan Component A for such Distribution Date over (ii) the Pass-Through Rate of the Class A Certificates; and (b) for each of the Class LB Uncertificated Interest and the Class B Certificates for any Distribution Date, the excess, if any, of (i) the Adjusted Net Component Rate with respect to the Trust Loan Component B for such Distribution Date over (ii) the Pass-Through Rate of the Class B Certificates.

“Clearing Agency”: An organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act. The initial Clearing Agency shall be The Depository Trust Company.

“Clearstream”: As defined in Section  5.2(a).

“Closing Date”: March 17, 2022.

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“CMBS”: Commercial mortgage-backed securities.

“Code”: The Internal Revenue Code of 1986, as amended, and as it may be further amended from time to time, any successor statutes thereto, and applicable U.S. Department of the Treasury regulations issued pursuant thereto in temporary or final form and any proposed regulations thereunder, to the extent that, by reason of their proposed effective date, such proposed regulations would apply to the Trust Fund.

“Co-Lender Agreement”: As defined in the Introductory Statement.

“Collateral”: The Properties securing the Mortgage Loan, the Leases assigned with respect to the Mortgage Loan, the agreements assigned with respect to the Mortgage Loan, the Reserve Accounts (and all sums held, deposited or invested therein and all proceeds thereof) with respect to the Mortgage Loan and all other collateral which is subject to security interests and liens granted to secure the Mortgage Loan.

“Collateral Assignment of Bond and Bond Documents”: As defined in the Mortgage Loan Agreement.

“Collateral Deficiency Amount”: With respect to any AB Modified Loan as of any date of determination, the excess, if any, of (i) the outstanding principal balance of such AB Modified Loan (taking into account the related junior note(s) and any pari passu notes included therein, as well as any equity interests or other obligations senior thereto), over (ii) the sum of (solely to the extent allocable to the Trust Loan) (x) the most recent appraised value for the Properties, plus (y) solely to the extent not reflected or taken into account in such appraised value and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the Borrowers at the time the Trust Loan became (and as part of the modification related to) such AB Modified Loan for the benefit of the Properties, plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y)) held by the lender in respect of such AB Modified Loan as of the date of such determination. The Servicer and the Certificate Administrator shall be entitled to conclusively rely on the Special Servicer’s calculation or determination of any Collateral Deficiency Amount.

“Collateral Security Documents”: Any document or instrument given to secure or guaranty the Mortgage Loan, including without limitation, the Mortgages, each as amended, supplemented, assigned, extended or otherwise modified from time to time.

“Collection Account”: As defined in Section  3.4(a).

“Collection Period”: (i) With respect to the first Distribution Date, the period commencing on and including the Closing Date and ending on and including the Determination Date relating to such Distribution Date, and (ii) with respect to any other Distribution Date, the period commencing on and including the date immediately following the Determination Date relating to the immediately preceding Distribution Date and ending on and including the Determination Date relating to the subject Distribution Date. The Collection Period for any Distribution Date shall also relate to the Remittance Date immediately prior to such Distribution Date.

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“Commission”: The Securities and Exchange Commission.

"Companion Loan”: As defined in the Introductory Statement.

“Companion Loan Advance”: With respect to a Companion Loan that is part of an Other Securitization Trust, any advance of delinquent scheduled payments with respect to such Companion Loan made by the master servicer or trustee with respect to such Other Securitization Trust.

“Companion Loan Holder”: The holder of a Companion Loan Note and any successor thereto in respect of the corresponding interest in any Foreclosed Property.

“Companion Loan Note”: As defined in the Preliminary Statement.

“Companion Loan Rating Agency” With respect to any Companion Loan, any rating agency that was engaged by a participant in the securitization of such Companion Loan to assign a rating to the related Companion Loan Securities.

“Companion Loan Rating Agency Confirmation”: With respect to any matter involving the servicing and administration of a Companion Loan or REO Companion Loan as to which any Companion Loan Securities exist, confirmation in writing (which may be in electronic form) by each applicable Companion Loan Rating Agency that a proposed action, failure to act or other event so specified will not, in and of itself, result in the downgrade, withdrawal or qualification of the then current rating assigned to any class of such Companion Loan Securities (if then rated by such Companion Loan Rating Agency); provided that upon receipt of a written waiver or other acknowledgment from a Companion Loan Rating Agency indicating its decision not to review or declining to review the matter for which the Companion Loan Rating Agency Confirmation is sought (such written notice, a “Companion Loan Rating Agency Declination”), or as otherwise provided in Section 3.27 of this Agreement, the requirement for the Companion Loan Rating Agency Confirmation from the applicable Companion Loan Rating Agency with respect to such matter shall not apply.

“Companion Loan Securities”: Any commercial mortgage-backed securities that evidence an interest in or are secured by the assets of an Other Securitization Trust, which assets include a Companion Loan (or a portion thereof or interest therein).

“Compensating Interest Payment”: A cash payment in an amount, with respect to the Mortgage Loan, equal to the lesser of (i) the amount of any Prepayment Interest Shortfall incurred in connection with a voluntary Prepayment received in respect of the Mortgage Loan during the related Collection Period prior to the Payment Date in that Collection Period, and (ii) the aggregate of the Servicer’s Servicing Fees for the related Distribution Date and, to the extent earned on Prepayments, Net Investment Earnings payable to the Servicer for the related Mortgage Loan Interest Accrual Period.

“Condemnation Proceeds”: The portion of the Net Proceeds relating to a Condemnation (as defined in the Mortgage Loan Agreement).

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“Confidential Information”: With respect to the Trustee, the Certificate Administrator, the Servicer or the Special Servicer, all material non-public information obtained in the course of and as a result of such Person’s performance of its duties as Trustee, Certificate Administrator, Servicer or Special Servicer, as applicable with respect to the Mortgage Loan, the Borrower Related Parties and the Properties, unless such information (i) was already in the possession of such Person prior to being disclosed to such Person, (ii) is or becomes available to such Person from a source other than its activities as Trustee, Certificate Administrator, Servicer or Special Servicer, (iii) is or becomes generally available to the public other than as a result of a disclosure by Servicing Personnel or (iv) is required to be disclosed by law or court order, provided such Person shall use reasonable efforts to obtain confidential treatment thereof. Notwithstanding the foregoing, the Servicer, the Special Servicer, the Trustee and the Certificate Administrator shall be permitted to comply with its obligations hereunder to make information available to the extent that such information was received by it in its capacity as Servicer, Special Servicer, Trustee or Certificate Administrator, as applicable.

“Consent Fees”: Any fees payable in connection with any request by the Borrowers for lender consent pursuant to the express terms of the Mortgage Loan Documents; provided that Consent Fees shall not include fees payable in connection with a defeasance, release or assumption, or a consent to a modification, extension, waiver or amendment of any term of the Mortgage Loan Documents.

“Consent of Issuer to Leasehold Deed of Trust (TN)”: That certain Consent of Issuer to Leasehold Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated as of the Origination Date, by The Industrial Development Board of Rutherford County, Tennessee, as grantor, and ILPT Murfreesboro TN LLC to the trustee named therein, for the benefit of CREFI, UBS AG, BANA, BMO and MSBNA, as lender.

“Consenting Party”: Solely during a CCR Control Period, the Controlling Class Representative. For the avoidance of doubt, the Controlling Class Representative shall not be a Consenting Party (and there shall be no Consenting Party) if and for so long as a CCR Control Termination Event is in effect. Notwithstanding the foregoing, a Borrower Restricted Party cannot be a Consenting Party.

“Consulting Party”: Each of: (i) solely during a CCR Consultation Period, the Controlling Class Representative; (ii) at any time, each Companion Loan Holder (to the extent such Companion Loan Holder is entitled to exercise such consultation rights under the Co-Lender Agreement); and (iii) solely after the occurrence and during the continuance of an Operating Advisor Consultation Trigger Event, the Operating Advisor. For the avoidance of doubt, (A) the Controlling Class Representative shall not be a Consulting Party if and for so long as a CCR Consultation Termination Event is in effect, and any consultation rights of the Companion Loan Holder(s) shall be subject to the terms of the Co-Lender Agreement and (B) the Operating Advisor shall not be a Consulting Party unless an Operating Advisor Consultation Trigger Event has occurred and is continuing. Notwithstanding the foregoing, a Borrower Restricted Party cannot be a Consulting Party.

“Controlling Class”: The Class HRR Certificates. No other Class of Certificates will be eligible to act as the Controlling Class or appoint a Controlling Class Representative.

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“Controlling Class Representative”: The Holder of the Controlling Class (or other representative) selected or designated, as applicable, in accordance with Section 9.1.

“Controlling Persons”: As defined in Section  6.3(a).

“Corporate Trust Office”: The principal corporate trust office of the Trustee or the Certificate Administrator, as applicable, at which at any particular time its corporate trust business shall be administered, which office at the date of the execution of this Agreement is located: (i) with respect to the Trustee: 1100 North Market Street, Wilmington, Delaware 19890, Attention: ILPT 2022-LPFX, or the principal trust office of any successor Trustee qualified and appointed pursuant to Section 8.8, and (ii) with respect to the Certificate Administrator: (a) for purposes of administration of the Trust, 9062 Old Annapolis Road, Columbia, Maryland 21045-1951, Attention: Corporate Trust Services—ILPT 2022-LPFX, and (b) for purposes of certificate transfer and presentment of Certificates for final payment thereon, 600 South 4th Street, 7th Floor, Minneapolis, Minnesota 55415, Attention: Corporate Trust Services – Certificate Transfers – ILPT 2022-LPFX, or the principal trust office of any successor Certificate Administrator qualified and appointed pursuant to Section 8.8.

“Corrected Mortgage Loan”: As defined in the definition of “Special Servicing Loan Event.”

“Credit Risk Retention Certificate Safekeeping Account”: An account maintained by the Certificate Administrator, which account shall be deemed to be owned by the Holders of the Class HRR Certificates in proportions equal to their respective Percentage Interests in the Class HRR Certificates.

“Credit Risk Retention Certificates”: The Class HRR Certificates.

“CREFC®”: The CRE Finance Council, or any association or organization that is a successor thereto. If neither such association nor any successor remains in existence, “CREFC®” shall be deemed to refer to such other association or organization as may exist whose principal membership consists of servicers, trustees, issuers, placement agents and underwriters generally involved in the commercial mortgage loan securitization industry, which is the principal such association or organization in the commercial mortgage loan securitization industry and one of whose principal purposes is the establishment of industry standards for reporting transaction-specific information relating to commercial mortgage pass-through certificates and commercial mortgage-backed bonds and the commercial mortgage loans and foreclosed properties underlying or backing them to investors holding or owning such certificates or bonds, and any successor to such other association or organization. If an organization or association described in one of the preceding sentences of this definition does not exist, “CREFC®” shall be deemed to refer to such other association or organization as shall be reasonably acceptable to the Servicer, the Special Servicer, the Trustee, the Certificate Administrator and the Operating Advisor.

“CREFC® Advance Recovery Report”: The monthly report substantially in the form of, and containing the information called for in, the downloadable form of the “Advance Recovery Report” available as of the Closing Date on the CREFC® Website, or such other form for the presentation of such information and containing such additional information as may from

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time to time be approved by the CREFC® for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the “Advance Recovery Report” available as of the Closing Date on the CREFC® Website, is reasonably acceptable to the Servicer.

“CREFC® Appraisal Reduction Template”: A report substantially in the form of, and containing the information called for in, the downloadable form of the “Appraisal Reduction Template” available as of the Closing Date on the CREFC® Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CREFC® for commercial mortgage securities transactions generally.

“CREFC® Assumption Modification Posting Instructions Template”: A report substantially in the form of, and containing the information called for in, the downloadable form of the “Assumption Modification Posting Instructions Template” available as of the Closing Date on the CREFC® Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CREFC® for commercial mortgage securities transactions generally.

“CREFC® Bond Level File”: The monthly report substantially in the form of, and containing the information called for in, the downloadable form of the “Bond Level File” available as of the Closing Date on the CREFC® Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CREFC® for commercial mortgage securities transactions generally and is reasonably acceptable to the Certificate Administrator.

“CREFC® Capitalized Amounts/Non-Recoverable Trust Expense Template”: A report substantially in the form of, and containing the information called for in, the downloadable form of the “Capitalized Amounts/Non-Recoverable Trust Expense Template” available as of the Closing Date on the CREFC® Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CREFC® for commercial mortgage securities transactions generally.

“CREFC® Collateral Summary File”: The report substantially in the form of, and containing the information called for in, the downloadable form of the “Collateral Summary File” available as of the Closing Date on the CREFC® Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CREFC® for commercial mortgage securities transactions generally and is reasonably acceptable to the Certificate Administrator.

“CREFC® Comparative Financial Status Report”: A report substantially in the form of, and containing the information called for in, the downloadable form of the “Comparative Financial Status Report” available as of the Closing Date on the CREFC® Website, or such other form for the presentation of such information as may from time to time be recommended by the CREFC® for commercial mortgage securities transactions generally and is reasonably acceptable to the Servicer and the Special Servicer.

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“CREFC® Delinquent Loan Status Report”: A report substantially in the form of, and containing the information called for in, the downloadable form of the “Delinquent Loan Status Report” available as of the Closing Date on the CREFC® Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CREFC® for commercial mortgage securities transactions generally and is reasonably acceptable to the Servicer and the Special Servicer.

“CREFC® Financial File”: A report substantially in the form of, and containing the information called for in, the downloadable form of the “Financial File” available as of the Closing Date on the CREFC® Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CREFC® for commercial mortgage securities transactions generally and is reasonably acceptable to the Servicer.

“CREFC® Historical Bond/Collateral Realized Loss Reconciliation Template”: A report substantially in the form of, and containing the information called for in, the downloadable form of the “Historical Bond/Collateral Realized Loss Reconciliation Template” available as of the Closing Date on the CREFC® Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CREFC® for commercial mortgage securities transactions generally.

“CREFC® Historical Liquidation Loss Template”: A report substantially in the form of, and containing the information called for in, the downloadable form of the “Historical Liquidation Loss Template” available as of the Closing Date on the CREFC® Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CREFC® for commercial mortgage securities transactions generally.

“CREFC® Historical Loan Modification/Forbearance and Corrected Mortgage Loan Report”: A report substantially in the form of, and containing the information called for in, the downloadable form of the “Historical Loan Modification/Forbearance and Corrected Mortgage Loan Report” available as of the Closing Date on the CREFC® Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CREFC® for commercial mortgage securities transactions generally and is reasonably acceptable to the Servicer and the Special Servicer.

“CREFC® Interest Shortfall Reconciliation Template”: A report substantially in the form of, and containing the information called for in, the downloadable form of the “Interest Shortfall Reconciliation Template” available as of the Closing Date on the CREFC® Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CREFC® for commercial mortgage securities transactions generally.

“CREFC® Licensing Fee”: The “CREFC® Intellectual Property Royalty License Fee” payable to CREFC® in connection with the usage of CREFC® trademarks, which shall be equal to, with respect to the Trust Loan and any Mortgage Loan Interest Accrual Period, the amount of interest accrued during such Mortgage Loan Interest Accrual Period at the related

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CREFC® Licensing Fee Rate on the same principal balance, in the same manner, and for the same number of days as any related interest payment with respect to the Trust Loan (including, without limitation, all or any portion thereof that constitutes an REO Trust Loan) during such Mortgage Loan Interest Accrual Period is computed. Any payments of the CREFC® Licensing Fee shall be made to “CRE Finance Council” and delivered by wire transfer pursuant to the following instructions (or such other instructions as may hereafter be furnished by CREFC® to the Servicer in writing at least two (2) Business Days prior to the Remittance Date):

Account Name: Commercial Real Estate Finance Council (CREFC®)

Bank Name: JPMorgan Chase Bank, National Association

Bank Address: 80 Broadway, New York, NY 10005

Routing Number: 021000021

Account Number: 213597397

For the avoidance of doubt, the CREFC® Licensing Fee shall be deemed payable from the Lower-Tier REMIC.

“CREFC® Licensing Fee Rate”: 0.00050% per annum.

“CREFC® Loan Level Reserve LOC Report”: The monthly report substantially in the form of, and containing the information called for in, the downloadable form of the “Loan Level Reserve LOC Report” available as of the Closing Date on the CREFC® Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CREFC® for commercial mortgage securities transactions generally and is reasonably acceptable to the Servicer.

“CREFC® Loan Liquidation Report Template”: A report substantially in the form of, and containing the information called for in, the downloadable form of the “Loan Liquidation Report Template” available as of the Closing Date on the CREFC® Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CREFC® for commercial mortgage securities transactions generally and is reasonably acceptable to the Servicer and the Special Servicer.

“CREFC® Loan Modification Report Template”: A report substantially in the form of, and containing the information called for in, the downloadable form of the “Loan Modification Report Template” available as of the Closing Date on the CREFC® Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CREFC® for commercial mortgage securities transactions generally.

“CREFC® Loan Periodic Update File”: The monthly report substantially in the form of, and containing the information called for in, the downloadable form of the “Loan Periodic Update File” available as of the Closing Date on the CREFC® Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CREFC® for commercial mortgage securities transactions generally and is reasonably acceptable to the Servicer, the Special Servicer and the Certificate Administrator.

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“CREFC® Loan Setup File”: The report substantially in the form of, and containing the information called for in, the downloadable form of the “Loan Setup File” available as of the Closing Date on the CREFC® Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CREFC® for commercial mortgage securities transactions generally and is reasonably acceptable to the Servicer, the Special Servicer and the Certificate Administrator.

“CREFC® Modification Posting Instructions Template”: A report substantially in the form of, and containing the information called for in, the downloadable form of the “Modification Posting Instructions Template” available as of the Closing Date on the CREFC® Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CREFC® for commercial mortgage securities transactions generally.

“CREFC® NOI Adjustment Worksheet”: A report substantially in the form of, and containing the information called for in, the downloadable form of the “NOI Adjustment Worksheet” available as of the Closing Date on the CREFC® Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CREFC® for commercial mortgage securities transactions generally and is acceptable to the Servicer or the Special Servicer, as applicable, and in any event, shall present the computations made in accordance with the methodology described in such form to “normalize” the full year and year to date net operating income and debt service coverage numbers used in the other reports required by this Agreement.

“CREFC® Operating Statement Analysis Report”: A report prepared with respect to each Property and/or in the aggregate for the portfolio of Properties (depending on whether the Borrower Related Parties deliver the related financial statements and operating statements on a per Property basis or an aggregate basis) substantially in the form of, and containing the information called for in, the downloadable form of the “Operating Statement Analysis Report” available as of the Closing Date on the CREFC® Website or in such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CREFC® for commercial mortgage securities transactions generally and is reasonably acceptable to the Servicer or Special Servicer.

“CREFC® Payment Posting Instructions Template”: A report substantially in the form of, and containing the information called for in, the downloadable form of the “Payment Posting Instructions Template” available as of the Closing Date on the CREFC® Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CREFC® for commercial mortgage securities transactions generally.

“CREFC® Property File”: A report substantially in the form of, and containing the information called for in, the downloadable form of the “Property File” available as of the Closing Date on the CREFC® Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CREFC® for commercial mortgage securities transactions generally and is reasonably acceptable to the Servicer and the Special Servicer.

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“CREFC® Reconciliation of Funds Template”: A report substantially in the form of, and containing the information called for in, the downloadable form of the “Reconciliation of Funds Template” available as of the Closing Date on the CREFC® Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CREFC® for commercial mortgage securities transactions generally.

“CREFC® REO Liquidation Report Template”: A report substantially in the form of, and containing the information called for in, the downloadable form of the “REO Liquidation Report Template” available as of the Closing Date on the CREFC® Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CREFC® for commercial mortgage securities transactions generally.

“CREFC® REO Status Report”: A report substantially in the form of, and containing the information called for in, the downloadable form of the “REO Status Report” available as of the Closing Date on the CREFC® Website, or in such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CREFC® for commercial mortgage securities transactions generally and is reasonably acceptable to the Servicer.

“CREFC® Reports”: Collectively refers to the following files, reports and templates as may be amended, updated or supplemented from time to time as part of the CREFC® Investor Reporting Package (IRP) and any additional files, reports and templates that become part of the CREFC® Investor Reporting Package (IRP) from time to time:

(a)                            the following eight data files (and any other files as may be, or have been, adopted and promulgated by CREFC® as part of the CREFC® Investor Reporting Package (IRP) from time to time): (i) CREFC® Loan Setup File; (ii) CREFC® Loan Periodic Update File; (iii) CREFC® Property File; (iv) CREFC® Financial File; (v) CREFC® Special Servicer Loan File; (vi) CREFC® Special Servicer Property File; (vii) CREFC® Bond Level File; and (viii) CREFC® Collateral Summary File;

(b)                      the following ten supplemental reports and methodology (and any other reports as may be, or have been, adopted and promulgated by CREFC® as part of the CREFC® Investor Reporting Package (IRP) from time to time): (i) CREFC® Servicer Watch List/Portfolio Review Guidelines; (ii) CREFC® Delinquent Loan Status Report; (iii) CREFC® REO Status Report; (iv) CREFC® Comparative Financial Status Report; (v) CREFC® Historical Loan Modification/Forbearance and Corrected Mortgage Loan Report; (vi) CREFC® Loan Level Reserve/LOC Report; (vii) CREFC® Total Loan Report (to the extent any portion of the Mortgage Loan is held outside the Trust); (viii) CREFC® Advance Recovery Report; (ix) CREFC® Operating Statement Analysis Report; (x) CREFC® NOI Adjustment Worksheet;

(c)                   the following fifteen templates (and any other templates as may be, or have been, adopted and promulgated by CREFC® as part of the CREFC® Investor Reporting Package (IRP) from time to time): (i) CREFC® Appraisal Reduction Template, (ii) CREFC® Servicer Realized Loss Template, (iii) CREFC® Reconciliation of Funds Template,

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(iv) CREFC® Historical Bond/Collateral Realized Loss Reconciliation Template, (v) CREFC® Historical Liquidation Loss Template, (vi) CREFC® Interest Shortfall Reconciliation Template, (vii) CREFC® Servicer Remittance to Certificate Administrator Template, (viii) CREFC® Significant Insurance Event Template, (ix) CREFC® Loan Modification Report Template; (x) CREFC® Loan Liquidation Report Template, (xi) CREFC® REO Liquidation Report Template; (xii) CREFC® Payment Posting Instructions Template; (xiii) CREFC® Modification Posting Instructions Template; (xiv) CREFC® Assumption Modification Posting Instructions Template, and (xv) CREFC® Capitalized Amounts/Non-Recoverable Trust Expense Template; and

(d)                 such other reports and data files as CREFC® may designate, or has designated, as part of the “CREFC® Investor Reporting Package (CREFC® IRP)” from time to time.

“CREFC® Servicer Realized Loss Template”: A report substantially in the form of, and containing the information called for in, the downloadable form of the “Servicer Realized Loss Template” available as of the Closing Date on the CREFC® Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CREFC® for commercial mortgage securities transactions generally.

“CREFC® Servicer Remittance to Certificate Administrator Template”: A report substantially in the form of, and containing the information called for in, the downloadable form of the “Servicer Remittance to Certificate Administrator Template” available as of the Closing Date on the CREFC® Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CREFC® for commercial mortgage securities transactions generally and is reasonably acceptable to the Servicer and the Certificate Administrator.

“CREFC® Servicer Watch List/Portfolio Review Guidelines”: For any Determination Date, a report substantially in the form of, and containing the information called for in, the downloadable form of the “Servicer Watch List/Portfolio Review Guidelines” available as of the Closing Date on the CREFC® Website, or in such other final form for the presentation of such information and containing such additional information as may from time to time be promulgated as recommended by the CREFC® for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the “Servicer Watch List/Portfolio Review Guidelines” available as of the Closing Date on the CREFC® Website, is reasonably acceptable to the Servicer.

“CREFC® Significant Insurance Event Template”: A report substantially in the form of, and containing the information called for in, the downloadable form of the “Interest Significant Insurance Event Template” available as of the Closing Date on the CREFC® Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CREFC® for commercial mortgage securities transactions generally and is reasonably acceptable to the Servicer.

“CREFC® Special Servicer Loan File”: The monthly report substantially in the form of, and containing the information called for in, the downloadable form of the “Special

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Servicer Loan File” available as of the Closing Date on the CREFC® Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CREFC® for commercial mortgage securities transactions generally and is reasonably acceptable to the Servicer and the Special Servicer.

“CREFC® Special Servicer Property File”: The monthly report substantially in the form of, and containing the information called for in, the downloadable form of the “Special Servicer Property File” available as of the Closing Date on the CREFC® Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CREFC® for commercial mortgage securities transactions generally and is reasonably acceptable to the Servicer and the Special Servicer.

“CREFC® Total Loan Report”: The report in the “Total Loan Report” format substantially in the form of and containing the information called for therein for the Mortgage Loan, or such other form for the presentation of such information as may be approved from time to time by the CREFC® for commercial mortgage securities transactions generally and is reasonably acceptable to the Servicer and the Certificate Administrator.

“CREFC® Website”: The CREFC®’s Internet website located at “www.CREFC®.org” or such other primary Internet website as the CREFC® may establish for dissemination of its report forms.

“CREFI”: As defined in the Introductory Statement hereto.

“CREFI Trust Loan Purchase Agreement”: As defined in the Introductory Statement hereto.

“Cumulative Appraisal Reduction Amount”: As of any date of determination by the Special Servicer, an amount equal to (i) any Appraisal Reduction Amount then in effect, or (ii) if the Trust Loan is an AB Modified Loan, any Collateral Deficiency Amount then in effect. The Certificate Administrator and the Servicer shall be entitled to conclusively rely on the Special Servicer’s calculation or determination of any Cumulative Appraisal Reduction Amount. None of the Servicer, the Trustee or the Certificate Administrator shall calculate or verify any Cumulative Appraisal Reduction Amount.

“Current Interest Accrual Amount”: With respect to any Distribution Date for any Class of Regular Certificates or any Uncertificated Lower-Tier Interest, the interest accrued during the related Certificate Interest Accrual Period at the Pass-Through Rate applicable to such Class of Certificates or such Uncertificated Lower-Tier Interest, as the case may be, for such Distribution Date on the Certificate Balance, Notional Amount or Lower-Tier Principal Amount, as applicable, of such Class of Certificates or such Uncertificated Lower-Tier Interest, as the case may be, immediately prior to such Distribution Date.

“Custodial Agreement”: The custodial agreement, if any, from time to time in effect between the Custodian named therein and the Certificate Administrator, as the same may be amended or modified from time to time in accordance with the terms thereof. For avoidance of doubt, as of the Closing Date, the Custodian is the Certificate Administrator.

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“Custodian”: Any Custodian appointed pursuant to Section 8.15 of this Agreement and, unless the Certificate Administrator is Custodian, named pursuant to any Custodial Agreement. The Custodian may (but need not) be the Certificate Administrator or the Servicer or any Affiliate or agent of the Certificate Administrator or the Servicer, but may not be (i) the Depositor, any Loan Seller or any Affiliate thereof or (ii) any Borrower, any Borrower Restricted Party or any Affiliate thereof.

“Cut-off Date”: March 6, 2022.

“DBRS Morningstar”: DBRS, Inc. or its successor in interest. If neither DBRS, Inc. nor any successor remains in existence, “DBRS Morningstar” shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person reasonably designated by the Depositor, notice of which designation shall be given to the Servicer, the Special Servicer, the Trustee, the Certificate Administrator and the Operating Advisor and specific ratings of DBRS Morningstar herein referenced shall be deemed to refer to the equivalent ratings of the party so designated.

“DBRS Morningstar Surveillance Fee”: The annual fee payable to DBRS Morningstar in consideration for the surveillance by DBRS Morningstar of the Certificates (pursuant to an agreement with DBRS Morningstar executed in connection with the issuance of the Certificates), which fee shall be evidenced by an invoice delivered by DBRS Morningstar to the Certificate Administrator.

“DBRS Morningstar Surveillance Fee Annual Payment”: As defined in Section 11.5(c).

“Debt Service Account”: As defined in the Mortgage Loan Agreement.

“Debt Yield Trigger Period”: A “Trigger Period” as defined in the Mortgage Loan Agreement.

“Debt Yield”: As defined in the Mortgage Loan Agreement.

“Deemed Approval Requirements”: As defined in the Mortgage Loan Agreement.

“Default Interest”: With respect to any Payment Date, upon the occurrence and during the continuance of a Mortgage Loan Event of Default, interest accrued on the outstanding principal balance of each Trust Loan Component and, to the extent permitted by law, on all accrued and unpaid interest and other amounts due in respect of such Trust Loan Component, in each case, at the excess of the Default Rate over the related Interest Rate.

“Default Rate”: As defined in the Mortgage Loan Agreement.

“Defaulted Mortgage Loan”: The Mortgage Loan if (a) a Special Servicing Loan Event exists and (b) either (i) the Mortgage Loan is delinquent at least sixty (60) days in respect of its Monthly Debt Service Payment Amount or delinquent in respect of its Balloon Payment, in either case such delinquency to be determined without giving effect to any grace period permitted by the related Mortgage Loan Documents and without regard to any acceleration of payments

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under the related Mortgage Loan Documents or (ii) the Special Servicer has, by written notice to the Borrowers, accelerated the maturity of the Mortgage Loan.

“Defect”: As defined in the Trust Loan Purchase Agreement.

“Deficient Exchange Act Deliverable”: With respect to the Servicer, the Special Servicer, the Certificate Administrator, the Custodian, the Trustee and each Servicing Function Participant and Additional Servicer retained by it (other than the Loan Sellers Sub-Servicer), any item (x) regarding such party, (y) prepared by such party or any registered public accounting firm, attorney or other agent retained by such party to prepare such item and (z) delivered by or on behalf of such party pursuant to the delivery requirements under Article 13 of this Agreement, that does not conform to the applicable reporting requirements under the Securities Act, the Exchange Act, the Sarbanes-Oxley Act and/or the rules and regulations promulgated thereunder.

“Definitive Certificate”: Any Certificate in fully registered certificated form without interest coupons.

“Delivery Date”: As defined in Section 2.1(b).

“Depositor”: Citigroup Commercial Mortgage Securities Inc., a Delaware corporation, together with its successors-in-interest.

“Depository”: The Depository Trust Company or a successor appointed by the Certificate Registrar (which appointment shall be at the direction of the Depositor if the Depositor is legally able to do so).

“Depository Participant”: A Person for whom, from time to time, the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

“Determination Date”: The 6th day of each calendar month, but if such 6th day is not a Business Day, then the immediately succeeding Business Day, beginning in April 2022. A Determination Date relates to the Distribution Date that occurs in the same calendar month as such Determination Date.

“Directly Operate”: With respect to any Foreclosed Property, the furnishing or rendering of services to the tenants thereof, that are not customarily provided to tenants in connection with the rental of space “for occupancy only” within the meaning of Treasury Regulations Section 1.512(b)-1(c)(5), the management or operation of such Foreclosed Property, the holding of such Foreclosed Property primarily for sale to customers, the use of such Foreclosed Property in a trade or business conducted by the Trust or the performance of any construction work on the Foreclosed Property (other than the completion of a building or improvement, where more than 10% of the construction of such building or improvement was completed before default became imminent), other than through an Independent Contractor; provided, however, that a Foreclosed Property will not be considered to be Directly Operated solely because the Trust (or the Special Servicer on behalf of the Trustee on behalf of the Trust) establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance or makes decisions as to repairs or capital expenditures with respect to such Foreclosed Property or takes other actions consistent with Treasury Regulations Section 1.856-4(b)(5)(ii).

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“Disclosable Special Servicer Fees”: With respect to the Mortgage Loan or any Foreclosed Property, any compensation or other remuneration (including, without limitation, in the form of commissions, brokerage fees, rebates, and as a result of any other fee-sharing arrangement) received or retained by the Special Servicer or any of its Affiliates that is paid by any Person (including, without limitation, the Trust, any Borrower, any Property Manager, the Borrower Sponsor, any guarantor in respect of the Mortgage Loan and any purchaser of the Trust Loan, any Companion Loan or any Foreclosed Property) in connection with the disposition, work-out or foreclosure of the Mortgage Loan, the management or disposition of such Foreclosed Property and the performance by the Special Servicer or any such Affiliate of any other special servicing duties under this Agreement, other than (i) Permitted Special Servicer/Affiliate Fees, and (ii) any special servicing compensation and fees to which the Special Servicer is entitled under this Agreement; provided, that any compensation and other remuneration that the Servicer (if it is also the Special Servicer or an Affiliate thereof) is permitted to receive or retain pursuant to this Agreement in connection with its duties as Servicer under this Agreement shall not constitute Disclosable Special Servicer Fees.

“Disclosure Parties”: As defined in Section 8.14(c).

“Disqualified Non-U.S. Tax Person”: With respect to a Class R Certificate, (x) an entity treated as a U.S. partnership if any of its partners, directly or indirectly (other than through a U.S. corporation) is (or is permitted to be under the partnership agreement) a Disqualified Non-U.S. Tax Person; (y) any Non-U.S. Tax Person or agent thereof other than (i) a Non-U.S. Tax Person that holds such Class R Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Certificate Administrator with an effective IRS Form W-8ECI or (ii) a Non-U.S. Tax Person that has delivered to both the transferor and the Certificate Administrator an Opinion of Counsel of a nationally recognized tax counsel to the effect that the transfer of such Class R Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of such Class R Certificate will not be disregarded for federal income tax purposes under Treasury Regulations Section 1.860G-3; or (z) a U.S. Tax Person with respect to which income from a Class R Certificate is attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the transferee or any other U.S. Tax Person. Information necessary to compute an applicable excise tax must be furnished to the IRS and to the requesting party within sixty (60) days of the request, and the Certificate Administrator may charge a fee for computing and providing such information.

“Disqualified Organization”: Either (a) the United States, a State, or any agency or instrumentality of any of the foregoing (other than an instrumentality that is a corporation if all of its activities are subject to tax and, except for the Federal Home Loan Mortgage Corporation, a majority of its board of directors is not selected by any such governmental unit), (b) a foreign government, International Organization or agency or instrumentality of either of the foregoing, (c) an organization that is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by Code Section 511 on unrelated business taxable income) on any excess inclusions (as defined in Section 860E(c)(1)) of the Code with respect to the Class R Certificates (except certain farmers’ cooperatives described in Section 521 of the Code), (d) rural electric and telephone cooperatives described in Section 1381(a)(2) of the Code or (e) any other Person so designated by the Certificate Administrator based upon an Opinion of Counsel to the effect that any transfer of a

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Class R Certificate to such person may cause the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC at any time that the Certificates are outstanding. The terms “United States,” “State” and “International Organization” have the meanings set forth in Section 7701 of the Code or successor provisions.

“Distribution Account”: The account established and maintained by the Certificate Administrator pursuant to Section 3.5.

“Distribution Date”: The 4th Business Day following each Determination Date, commencing in April 2022. The first Distribution Date shall be April 12, 2022.

“Distribution Date Statement”: As defined in Section  4.4(a).

“Dodd-Frank Act”: The Dodd-Frank Wall Street Reform and Consumer Protection Act, as it may be amended from time to time.

“Eligible Account”: A separate and identifiable account from all other funds held by the holding institution that is either (a) an account or accounts maintained with a federal or state chartered depository institution or trust company which complies with the definition of Eligible Institution, (b) a segregated trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity, and which, in the case of a state chartered depository institution or trust company, is subject to regulations substantially similar to 12 C.F.R. § 9.10(b), having in either case a combined capital and surplus of at least $50,000,000 and is subject to supervision or examination by federal or state authority, as applicable, and the long term unsecured debt obligations of which are rated at least “A2” by Moody’s and “A” by DBRS Morningstar or (c) an account maintained with any other insured depository institution that is the subject of a Rating Agency Confirmation or Companion Loan Rating Agency Confirmation, as applicable, from each Rating Agency and Companion Loan Rating Agency for which the minimum rating is not met, with respect to any account listed in the clauses above, or from each Rating Agency and Companion Loan Rating Agency, with respect to any account other than one listed in the clauses above. An Eligible Account shall not be evidenced by a certificate of deposit, passbook or other instrument. If the holding institution for an account ceases to meet the requirements of this definition for an “Eligible Account”, then the party responsible for administering such account hereunder shall move such account to a holding institution meeting such requirements within 30 days.

“Eligible Institution”: Means (a) either a depository institution or trust company insured by the Federal Deposit Insurance Corporation, (i) the short-term unsecured debt obligations, deposit accounts or commercial paper of which are rated at least “P-1” by Moody’s and “R-1 (low)” by DBRS Morningstar (or, if not rated by DBRS Morningstar, an equivalent rating by two other NRSROs) in the case of letters of credit and accounts in which funds are held for 30 days or less, or (ii) in the case of letters of credit and accounts in which funds are held for more than 30 days, the long-term unsecured debt obligations or deposit accounts of which are rated at least “A2” by Moody’s and “A” by DBRS Morningstar (or, if not rated by DBRS Morningstar, an equivalent rating by two other NRSROs); or (b) an institution that is the subject of a Rating Agency Confirmation from each Rating Agency.

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“Eligible Operating Advisor”: An entity (i) that is the special servicer or operating advisor on a commercial mortgage-backed securities transaction rated by any of Moody’s, Fitch, KBRA, S&P and/or DBRS Morningstar but has not been the special servicer or operating advisor on a transaction for which Moody’s, Fitch, KBRA, S&P and/or DBRS Morningstar has qualified, downgraded or withdrawn its rating or ratings of, one or more classes of certificates for such transaction citing servicing concerns with the special servicer or operating advisor, as applicable, as the sole or material factor in such rating action, (ii) that (x) has been regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and has at least five years of experience in collateral analysis and loss projections, and (y) has at least five years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets, (iii) that can and will make the representations and warranties set forth in Section 2.8(a) of this Agreement, (iv) that is not (and is not Risk Retention Affiliated with) the Depositor, the Trustee, the Certificate Administrator, the Servicer, the Special Servicer, any Loan Seller, the Controlling Class Representative, any Borrower Restricted Party, the Third Party Purchaser or any of their respective Risk Retention Affiliates, (v) that has not been paid any fees, compensation or other remuneration by any Special Servicer or successor Special Servicer (x) in respect of its obligations under this Agreement or (y) for the recommendation of the replacement of the Special Servicer or the appointment of a successor special servicer to become the Special Servicer and (vi) that does not directly or indirectly, through one or more Affiliates or otherwise, own any interest in any Certificates or the Mortgage Loan, or otherwise have any financial interest in the securitization transaction to which this Agreement relates, other than in fees from its role as Operating Advisor.

“Environmental Indemnitor” Collectively, the Borrowers and the Guarantor.

“Environmental Indemnity”: As defined in the Mortgage Loan Agreement.

“Environmental Law”: Any present or future federal, state or local law, statute, regulation or ordinance, any judicial or administrative order or judgment thereunder, pertaining to health, industrial hygiene, hazardous substances or the environment, including, but not limited to, each of the following, as enacted as of the date hereof or as hereafter amended: CERCLA; the Resource Conservation and Recovery Act of 1976, 42 U.S.C. §§ 6901 et seq.; the Toxic Substance Control Act, 15 U.S.C. §§ 2601 et seq.; the Water Pollution Control Act (also known as the Clean Water Act, 22 U.S.C. §§ 1251 et seq.), the Clean Air Act, 42 U.S.C. §§ 7401 et seq. and the Hazardous Materials Transportation Act, 49 U.S.C. §§ 1801 et seq.

“Environmental Report”: With respect to each Property, the “Phase I” and “Phase II,” if any, environmental audit reports prepared and delivered to the Depositor in connection with the origination of the Mortgage Loan, or any subsequent environmental report prepared on behalf of the Trust hereunder meeting the requirements of the American Society for Testing and Materials.

“ERISA”: The Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated thereunder.

“ERISA Restricted Certificate”: Any Regular Certificate that, as of the date of a proposed transfer of such Certificate, is not rated in one of the four highest generic ratings

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categories by a credit rating agency that meets the requirements of the Underwriter Exemption. As of the Closing Date, the only ERISA Restricted Certificates are the Class HRR Certificates.

“Euroclear”: As defined in Section  5.2(a).

“Exchange Act”: The Securities Exchange Act of 1934, as amended from time to time.

“FATCA”: As defined in Section 4.2.

“FHLMC”: The Federal Home Loan Mortgage Corporation or any successor thereto.

“Final Asset Status Report”: An Asset Status Report, together with such other data or supporting information provided by the Special Servicer to any applicable Consenting Party, any applicable Consulting Party and, even if it is not a Consulting Party, the Operating Advisor, which does not include any communications (other than the Final Asset Status Report) between the Special Servicer, on the one hand, and either a Consenting Party or a Consulting Party, on the other hand, with respect to the Mortgage Loan; provided, that no Asset Status Report shall be considered a Final Asset Status Report unless (i) any applicable Consenting Party has either finally approved of and consented to the actions proposed to be taken in connection therewith, or has exhausted all of its rights of approval or consent, or has been deemed to approve or consent to such action or (ii) the Asset Status Report is otherwise being implemented by the Special Servicer in accordance with the terms of this Agreement. Each Final Asset Status Report shall be labeled or otherwise communicated as being final when delivered to other parties.

“Fitch”: Fitch Ratings, Inc. or its successor in interest. If neither Fitch Ratings, Inc. nor any successor remains in existence, “Fitch” shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person reasonably designated by the Depositor, notice of which designation shall be given to the Trustee, the Certificate Administrator, the Operating Advisor, the Servicer and the Special Servicer and specific ratings of Fitch herein referenced shall be deemed to refer to the equivalent ratings of the party so designated.

“FNMA”: The Federal National Mortgage Association or any successor thereto.

“Foreclosed Property”: Any Property or other Collateral securing the Mortgage Loan, title to which has been acquired by the Special Servicer on behalf of the Trust and the Companion Loan Holder(s) through foreclosure, deed in lieu of foreclosure or otherwise in the name of the Trustee or its nominee.

“Foreclosed Property Account”: The account or accounts established and maintained by the Special Servicer pursuant to Section 3.6 and Section 3.14.

“Foreclosure Proceeds”: Proceeds, net of any related expenses of the Servicer, Special Servicer, the Certificate Administrator and/or the Trustee, received in respect of any Foreclosed Property (including, without limitation, proceeds from the operation or rental of such Foreclosed Property) prior to the final liquidation of the Foreclosed Property.

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“Form 8-K Disclosure”:  The information described in the Form 8-K items set forth under the “Item on Form 8-K” column on Exhibit Y hereto.

“Global Certificates”: As defined in Section 5.2(b).

“Guarantor”: As defined in the Mortgage Loan Agreement.

“Guaranty”: As defined in the Mortgage Loan Agreement.

“Hazardous Materials”: Any dangerous, toxic or hazardous pollutants, chemicals, wastes, or substances, including, without limitation, those so identified pursuant to the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq., or any other environmental laws now or hereafter existing, and specifically including, without limitation, asbestos and asbestos-containing materials, polychlorinated biphenyls, radon gas, petroleum and petroleum products, urea formaldehyde and any substances classified as being “in inventory,” “usable work in process” or similar classification which would, if classified as unusable, be included in the foregoing definition.

“HRR Interest”: The Class HRR Certificates (as a collective whole), which are purchased for cash by the Third Party Purchaser from the Initial Purchasers on the Closing Date.

“HRR Interest Transfer Restriction Period”: With respect to the HRR Interest, the period from the Closing Date to the earliest of: (i) the date that is latest of (A) the date on which the aggregate unpaid principal balance of the Trust Loan has been reduced to 33% of the aggregate unpaid principal balance of the Trust Loan as of the Cut-off Date, (B) the date on which the aggregate outstanding Certificate Balance of the Principal Balance Certificates has been reduced to 33% of the aggregate outstanding Certificate Balance of the Principal Balance Certificates as of the Closing Date, or (C) two (2) years after the Closing Date; (ii) the date on which the Mortgage Loan has been defeased in accordance with 12 CFR § 43.7(b)(8)(i); and (iii) the date on which the U.S. Credit Risk Retention Rules have been officially abolished (and the securitization transaction contemplated by this Agreement is not subject to any other applicable credit risk retention requirements under the Dodd-Frank Act) or, based on a written opinion of counsel reasonably acceptable to the Depositor and the Retaining Sponsor, officially determined by the Regulatory Agencies to be no longer applicable to the securitization transaction contemplated by this Agreement or the HRR Interest.

“Impermissible Risk Retention Affiliate”: As defined in Section 3.33.

“Impermissible TPP Affiliate”: As defined in Section 3.33.

“Indemnified Party”: As defined in Section 6.6(b) or Section 8.12(b), as applicable.

“Indemnifying Party”: As defined in Section 6.6(b) or Section 8.12(b), as applicable.

“Independent”: When used with respect to any specified Person, such a Person who (i) does not have any direct financial interest or any material indirect financial interest in the

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Depositor, the Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor, the Controlling Class Representative, the Borrower Related Parties or in any of their respective Affiliates and (ii) is not connected with the Depositor, the Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor, the Controlling Class Representative, the Borrower Related Parties or any of their respective Affiliates as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

“Independent Appraiser”: An Independent professional real estate appraiser who (i) is a member in good standing of the Appraisal Institute, (ii) if the state in which the subject Property or Foreclosed Property is located certifies or licenses appraisers, is certified or licensed in such state, and (iii) has a minimum of five (5) years’ experience in the appraisal of comparable properties in the geographic area in which the subject Property or Foreclosed Property is located.

“Independent Contractor”: Either (i) any Person (other than the Special Servicer or Servicer) that would be an “independent contractor” with respect to the Lower-Tier REMIC within the meaning of Section 856(d)(3) of the Code if such REMIC were a real estate investment trust (except that the ownership test set forth in that Section of the Code will be considered to be met by any Person that owns, directly or indirectly, 35% or more of any Class of Certificates or 35% or more of the aggregate value of all Classes of Certificates or such other interest in the Certificates as is set forth in an Opinion of Counsel, which will, at no expense to the Trustee, the Certificate Administrator, the Special Servicer, the Servicer or the Trust, be delivered to the Trustee, the Certificate Administrator, the Special Servicer or the Servicer on behalf of the Trustee); provided that neither the Lower-Tier REMIC nor the Upper-Tier REMIC receives or derives any income from such Person and the relationship between such Person and such REMIC is at arm’s length, all within the meaning of Treasury Regulations Section 1.856-4(b)(5), or (ii) any other Person (including the Special Servicer or the Servicer) if the Trustee and the Certificate Administrator (or the Servicer or the Special Servicer on behalf of the Trustee) has received an Opinion of Counsel which shall, at no expense to the Trustee, the Certificate Administrator, the Special Servicer, the Servicer (unless the Special Servicer or the Servicer is providing the Opinion of Counsel with respect to itself) or the Trust, be to the effect that the taking of any action in respect of any Foreclosed Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such Foreclosed Property to cease to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code (determined without regard to the exception applicable for purposes of Section 860D(a) of the Code), or cause any income realized in respect of such Foreclosed Property to fail to qualify as Rents from Real Property.

“Initial Certificate Balance”: As defined in the Introductory Statement.

“Initial Purchasers”: Citigroup Global Markets Inc., UBS Securities LLC, BofA Securities, Inc., BMO Capital Markets Corp. and Morgan Stanley & Co. LLC, and their respective successors-in-interest.

“Inquiry” and “Inquiries”: As defined in Section 4.5(a).

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“Institutional Accredited Investor”: An entity that is, or in which each of the equity owners is, an “accredited investor” within the meaning of Rule 501(a) (1), (2), (3) or (7) under the Act.

“Insurance Premiums”: As defined in the Mortgage Loan Agreement.

“Insurance Proceeds”: With respect to any Property, (a) the portion of Net Proceeds paid as a result of a Casualty (as defined in the Mortgage Loan Agreement) other than amounts to be applied to the restoration, preservation or repair of such Property or to be released to the Borrower Related Parties each in accordance with the terms of the Mortgage Loan Agreement, or if not required to be so applied or so released under the terms of the Mortgage Loan Agreement, Accepted Servicing Practices, (b) amounts paid by any insurer pursuant to any insurance policy required to be maintained by the Servicer pursuant to Section 3.11, to the extent related to this Agreement only or (c) any other amounts paid by an insurer pursuant to any insurance policy required to be maintained by the Borrower Related Parties, to the extent allocable to the Mortgage Loan under the Mortgage Loan Documents.

“Interest Accrual Period”: As the context may require, (a) with respect to each Trust Loan Component, the Mortgage Loan, the Trust Loan or any Companion Loan for any Payment Date, the applicable Mortgage Loan Interest Accrual Period, and (b) with respect to each Class of Regular Certificates for any Distribution Date, the applicable Certificate Interest Accrual Period.

“Interest Distribution Amount”: With respect to any Distribution Date for any Class of Regular Certificates or any Uncertificated Lower-Tier Interest, the sum of (i) the Current Interest Accrual Amount for such Distribution Date and such Class of Certificates or such Uncertificated Lower-Tier Interest, as the case may be, and (ii) any Class Interest Shortfall in respect of the immediately preceding Distribution Date for such Class of Certificates or such Uncertificated Lower-Tier Interest, as the case may be.

“Interest Rate” or “Mortgage Loan Interest Rate”: (i) with respect to the Senior Notes, the Note A Interest Rate, (ii) with respect to the Junior Trust Notes, the Note B Interest Rate and (iii) with respect to the Trust Loan, the weighted average of the interest rates on the Trust Loan Components (weighted based on their respective principal balances). The “Note A Interest Rate” means a rate per annum equal to 3.86465618%. The “Note B Interest Rate” means a rate per annum equal to 3.86465618%.

“Interest Reserve Account”: As defined in Section 3.3(b).

“Interested Person”: As defined in Section 3.16(a)(ii).

“Investment”: Any direct or indirect ownership interest in the Certificates or in any security, note or other financial instrument related to the Certificates or issued or executed by a Borrower Related Party, or any Affiliate of any of the Borrower Related Parties, a loan directly or indirectly secured by any of the foregoing or a hedging transaction (however structured) that references or relates to any of the foregoing.

“Investment Account”: As defined in Section  3.8(a).

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“Investment Decisions”: Investment, trading, lending or other financial decisions, strategies or recommendations with respect to Investments, whether on behalf of the Servicer or any Affiliate thereof, the Special Servicer or any Affiliate thereof, the Certificate Administrator or any Affiliate thereof, as applicable, or any Person on whose behalf the Servicer or any Affiliate thereof or the Special Servicer or any Affiliate thereof has discretion in connection with Investments.

“Investment Personnel”: As defined in Section 6.5.

“Investor Certification”: A certificate representing, among other things, that:

(i) for purposes of access to information, the Person executing the certificate is a Certificateholder, a Beneficial Owner of a Certificate or a prospective purchaser of a Certificate, the Controlling Class Representative, a Consenting Party or, except for the Operating Advisor, a Consulting Party or any Companion Loan Holder or its representative, and that either (a) such Person is not a Borrower Restricted Party, in which case such person will be required to execute and deliver an Investor Certification substantially in the form included hereto as Exhibit K-1, and will have access to all the reports and information made available to such Privileged Persons under this Agreement, or (b) such Person is a Borrower Restricted Party, in which case such person will be required to execute and deliver an Investor Certification substantially in the form included hereto as Exhibit K-2, and will only receive access to the Distribution Date Statements prepared by the Certificate Administrator; and/or

(ii) for purposes of exercising Voting Rights, the Person executing the certificate is a Certificateholder or a Beneficial Owner of a Certificate, and that such Person (A) is not either (1) the Depositor, the Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Operating Advisor or any of their sub-servicers or respective Affiliates, or (2) a Borrower Restricted Party, or (B) is exercising such Voting Rights in connection with an amendment to this Agreement or other matter regarding which its Certificates are deemed outstanding pursuant to the definition of “Certificateholder”.

Each of the Trustee and the Certificate Administrator may conclusively rely on any Investor Certification provided to it by an unrelated Person and may require that Investor Certifications are resubmitted from time to time in accordance with its policies and procedures.

“Investor Q&A Forum”: As defined in Section 4.5(a).

“Investor Registry”: As defined in Section 4.5(b).

“ILPT 2022-LPFX – Rating Agency Surveillance Reserve Account”: The account established and maintained by the Certificate Administrator as an “outside reserve fund” (within the meaning of Treasury Regulations Section 1.860G-2(h)) designated as such pursuant to Section 3.5(e) of this Agreement. The ILPT 2022-LPFX – Rating Agency Surveillance Reserve Account will be part of the Trust Fund and will not be part of either Trust REMIC.

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“ILPT 2022-LPFX – Rating Agency Surveillance Reserve Amount”: As defined in Section 2.12.

“IRS”: The Internal Revenue Service.

“Junior Trust Note”: As defined in the Preliminary Statement.

“KBRA”: Kroll Bond Rating Agency, LLC or its successors in interest. If neither Kroll Bond Rating Agency, LLC nor any successor remains in existence, “KBRA” shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person reasonably designated by the Depositor, notice of which designation shall be given to the Servicer, the Special Servicer, the Operating Advisor, the Trustee and the Certificate Administrator and specific ratings of KBRA herein referenced shall be deemed to refer to the equivalent ratings of the party so designated.

“Lease”: As defined in the Mortgage Loan Agreement.

“Lender”: CREFI, UBS AG, BANA, BMO and MSBNA, as originators and initial holders of the Mortgage Loan, and their respective successors and assigns in such capacity.

“Liquidated Property”: Any Property or Foreclosed Property, if it has been liquidated.

“Liquidation Expenses”: Reasonable and customary expenses (other than expenses covered by any insurance policy) incurred by the Servicer, the Special Servicer, the Certificate Administrator or the Trustee in connection with the liquidation of the Properties (or any Property) or the sale of the Mortgage Loan, such expenses including, without limitation, legal fees and expenses, appraisal fees, brokerage fees and commissions, conveyance taxes and trustee and co-trustee fees, if any. Liquidation Expenses shall not include any previously incurred expenses that have been previously reimbursed to the party incurring the same or that were netted against income from any Foreclosed Property and were considered in the calculation of the amount of Foreclosure Proceeds pursuant to the definition thereof.

“Liquidation Fee”: A fee payable to the Special Servicer with respect to each Liquidated Property or the liquidation of the Mortgage Loan (including, without limitation, all or any portion thereof that constitutes an REO Mortgage Loan), whether through judicial foreclosure, sale or otherwise, or in connection with the sale, discounted pay-off or other liquidation of the Mortgage Loan or Foreclosed Property, as to which the Special Servicer receives any Liquidation Proceeds, Insurance Proceeds and Condemnation Proceeds equal to the product of the Liquidation Fee Rate and the Net Liquidation Proceeds, Insurance Proceeds and Condemnation Proceeds related to the liquidated Mortgage Loan, or the Liquidated Properties or Foreclosed Properties; provided, that in no event shall the Liquidation Fee payable in respect of the Mortgage Loan or Foreclosed Properties exceed $1,000,000. The Special Servicer shall not be entitled to receive a Liquidation Fee in connection with: (i) a repurchase by the a Loan Seller of its Loan Seller Percentage Interest in the Trust Loan (or allocable part thereof) pursuant to the related Trust Loan Purchase Agreement (so long as such repurchase occurs within the cure period required under the Trust Loan Purchase Agreement which cure period will not exceed 180 days); (ii) a sale of the Trust Loan, any Companion Loan or any Foreclosed Property by the Special Servicer to itself;

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(iii) a purchase of the Mortgage Loan by an applicable mezzanine lender pursuant to the purchase option included in the related mezzanine intercreditor agreement; provided that the Mortgage Loan is purchased within 90 days of the date on which the applicable purchase option notice was given to the applicable mezzanine lender; provided, that for the avoidance of doubt, if there are one or more purchase option notices that are delivered subsequent to the initial purchase option notice, as long as the event that resulted in the first purchase option notice has, within the 90 day period from the date the applicable purchase option notice was given to the applicable mezzanine lender, ceased, been cured, been waived by the Servicer or Special Servicer in writing, or otherwise is no longer in effect, such 90-day period shall commence on the date of any subsequent purchase option notice given to the applicable mezzanine lender; (iv) a purchase of the Trust Loan, a Companion Loan or any Foreclosed Property by the Controlling Class Representative or any affiliate thereof, if such purchase occurs within 90 days after the later of (x) the date on which the Special Servicer first delivers to the Controlling Class Representative for its approval the initial Asset Status Report and (y) the date on which the Special Servicing Loan Event that triggered the Asset Status Report occurred; or (v) the making of a Loss of Value Payment as contemplated by Section 2.9 of this Agreement unless the related Loan Seller does not make the particular Loss of Value Payment with respect to the Trust Loan until after more than 180 days following its receipt of notice or discovery of the Material Breach or Material Document Defect that gave rise to the payment of the particular Loss of Value Payment. Further notwithstanding the above, all Liquidation Fees and Work-out Fees payable with respect to the Mortgage Loan or the Properties shall be offset by any Modification Fees collected or earned by the Special Servicer with respect to the Mortgage Loan in connection with any modification, restructure, extension, waiver, amendment or work-out of the Mortgage Loan, but only to the extent those fees have not previously been deducted from a Work-out Fee or Liquidation Fee.

“Liquidation Fee Rate”: A rate equal to 0.25% (25 basis points).

“Liquidation Proceeds”: (i) Amounts (other than Insurance Proceeds and Condemnation Proceeds) received by the Special Servicer and/or the Certificate Administrator in connection with the liquidation of any of the Properties, whether through judicial foreclosure, sale or otherwise, or in connection with the sale, discounted payoff or other liquidation of the Mortgage Loan (other than amounts required to be paid to the Borrower Related Parties pursuant to law or the terms of the Mortgage Loan Agreement), including the proceeds of any full, partial or discounted payoff of the Mortgage Loan (exclusive of any portion of such payoff or proceeds that represents Default Interest or late payment charges) and (ii) any Loss of Value Payments paid by a Loan Seller pursuant to Section 2.9 of this Agreement, but only upon (and to the extent of) deposit thereof in the Collection Account in accordance with Section 3.4 (provided that, for the purpose of determining the amount of the Liquidation Fee (if any) payable to the Special Servicer in connection with such Loss of Value Payment, the full amount of such Loss of Value Payment shall be deemed to constitute “Liquidation Proceeds” from which the Liquidation Fee (if any) is payable as of such time such Loss of Value Payment is made by the applicable Loan Seller).

“Loan”: As defined in the Mortgage Loan Agreement.

“Loan Portion”: With respect to the Trust Loan and any Loan Seller, the portion of the Trust Loan evidenced by: (i) in the case of CREFI, Note A-1-A and Note B-1; (ii) in the case of UBS AG, Note A-1-B and Note B-2; (iii) in the case of BANA, Note A-1-C and Note B-3; (iv)

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in the case of BMO, Note A-1-D and Note B-4; and (v) in the case of MSMCH, Note A-1-E and Note B-5.

“Loan Seller”: Each of CREFI, UBS AG, BANA, BMO and MSMCH, and their respective successors in interest.

“Loan Seller Percentage Interest”: With respect to any Loan Seller, the portion of the Trust Loan (including all or any portion thereof constituting an REO Trust Loan), expressed as a percentage, represented by such Loan Seller’s Loan Portion.

“Loan Seller Sub-Servicer”: A Sub-Servicer required to be retained by the Servicer by any Loan Seller, as listed on Exhibit U to this Agreement, or any successor thereto.

“Loss of Value Payment”: As defined in Section 2.9(g) of this Agreement.

“Loss of Value Reserve Fund”: The “outside reserve fund” (within the meaning of Treasury Regulations Section 1.860G-2(h)) designated as such pursuant to Section 3.4(e) of this Agreement. The Loss of Value Reserve Fund will be part of the Trust Fund but not part of any Trust REMIC.

“Lower-Tier Distribution Account”: A subaccount of the Distribution Account, which will be an asset of the Trust Fund and the Lower-Tier REMIC.

“Lower-Tier Distribution Amount”: As defined in Section 4.1(e).

“Lower-Tier Principal Amount”: With respect to any Uncertificated Lower-Tier Interest at any date, an amount equal to (1) the Original Lower-Tier Principal Amount of such Uncertificated Lower-Tier Interest as specified in the Introductory Statement, less (2) the sum of (a) all amounts deemed distributed with respect to such Uncertificated Lower-Tier Interest on all previous Distribution Dates pursuant to Section 4.1(c) that represent deemed distributions of principal, and (b) the aggregate amount of Realized Losses deemed allocated to such Uncertificated Lower-Tier Interest, if any, on all previous Distribution Dates pursuant to Section 4.1(j). For the avoidance of doubt, the Lower-Tier Principal Amount of any Uncertificated Lower-Tier Interest at any date shall equal the then Certificate Balance of the Class of Related Certificates.

“Lower-Tier REMIC”: One of two separate REMICs comprising the Trust Fund, the assets of which consist of all of the assets of the Trust Fund other than (i) the Loss of Value Reserve Fund, (ii) the ILPT 2022-LPFX – Rating Agency Surveillance Reserve Account and (iii) the assets of the Upper-Tier REMIC.

“MAI”: Member of the Appraisal Institute.

“Major Decision”: Any of the following:

(i)                        any substitution, addition or release of real property collateral for the Mortgage Loan (other than releases of immaterial non-income producing real property collateral or releases in connection with immaterial condemnations or

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other similar immaterial takings or easements) except as expressly permitted by the Mortgage Loan Documents and without lender consent or the exercise of lender discretion;

(ii)                          any waiver of or determination not to enforce a “due-on-sale” or “due-on-encumbrance” clause, unless (x) such clause is not exercisable under applicable law or such exercise is reasonably likely to result in successful legal action by a Borrower or (y) such waiver relates to any immaterial easement, right of way or similar agreement;

(iii)                        any transfer of a Property or any portion of a Property, or any transfer of any direct or indirect ownership interest in any Borrower to the extent the lender’s consent under the Mortgage Loan Documents is required, except in each case (i) as expressly permitted by the Mortgage Loan Documents and without the exercise of lender discretion, or (ii) in connection with a pending or threatened immaterial condemnation, easements’ right of way or similar agreement;

(iv)                       any consent to the incurrence of additional debt by any Borrower or mezzanine debt by a direct or indirect parent of any Borrower, including modification of the terms of any document evidencing or securing any such additional debt or mezzanine debt and of any intercreditor or subordination agreement executed in connection therewith and any waiver of or amendment or modification to the terms of any such document or agreement, in each case to the extent the lender consent or approval is required by the Mortgage Loan Documents;

(v)             any Property Manager changes including, without limitation, approval of the termination or replacement of a Property Manager (excluding, for the avoidance of doubt, replacement of a Property Manager with a Qualified Manager as permitted under the Mortgage Loan Documents) and/or modification, waiver or amendment of any Management Agreement, subordination, non-disturbance and attornment agreement or recognition agreement, in each case, solely to the extent the mortgagee’s approval is required by the Mortgage Loan Documents;

(vi)                      any proposed or actual foreclosure upon or comparable conversion (which may include acquisitions of any Foreclosed Properties) of the ownership of any Properties, including by means of deed in lieu of foreclosure;

(vii)                       any amendment, modification, or waiver, or any consent to an amendment, modification or waiver, of any monetary term (other than late fees and Default Interest) but including, without limitation, the timing of payments and the acceptance of discounted pay-offs and any amendment, modification or waiver with respect to the Guarantor’s obligations under the Guaranty, or the Environmental Indemnitor’s obligations under the Environmental Indemnity, or any material non-monetary term of the Mortgage Loan, or any extension of the Maturity Date of the Mortgage Loan that is not expressly permitted pursuant to the terms of the Mortgage Loan Documents without the consent of the Lender;

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(viii)                    following a default with respect to the Mortgage Loan or a Mortgage Loan Event of Default, any exercise of remedies, including the acceleration of the Mortgage Loan or initiation of judicial, bankruptcy or similar proceedings under the Mortgage Loan Documents or with respect to any Borrower or any Property;

(ix)                         any sale or other disposition of the Trust Loan for less than the Repurchase Price or any Foreclosed Property for less than the applicable Allocated Mortgage Loan Amount;

(x)                         any determination to bring any Property or any Foreclosed Property into compliance with applicable environmental laws or to otherwise address hazardous material located at any Property or any Foreclosed Property;

(xi)                           (A) any modification, waiver or amendment of any mezzanine intercreditor agreement, the co-lender agreement or any other intercreditor agreement, participation agreement or similar agreement with any mezzanine lender or subordinate debt holder related to the Mortgage Loan, or (B) an action to enforce rights with respect thereto;

(xii)                       releases of any escrow accounts, reserve accounts or letters of credit held, other than those required pursuant to the specific terms of the Mortgage Loan and for which there is no material Lender discretion (provided, that for the avoidance of doubt, any request for the funding or disbursement of ordinary course impounds, insurance policy payments, tax payments or other assessments, ground lease, repair and replacement reserves, lender approved budget and operating expenses, and tenant improvements pursuant to an approved lease, each in accordance with the Mortgage Loan Documents, will not constitute a Major Decision);

(xiii)                       any acceptance of an assumption agreement or any other agreement permitting transfers of interests in a Borrower or releasing any Borrower, any Guarantor or other obligor from liability under the Mortgage Loan, the Mortgage Loan Documents or any Guaranty, other than as required or permitted pursuant to the specific terms of such Mortgage Loan Documents and for which there is no material Lender discretion;

(xiv)                             any modification or waiver of any provision of the Mortgage Loan Documents governing the type, nature or amount of insurance coverage required to be obtained by any Borrower under the Mortgage Loan Documents, any approval of any casualty, insurance settlements or condemnation settlements, and except to the extent Lender approval is not required by the Mortgage Loan Documents, any determination to apply casualty proceeds or condemnation awards to the reduction of debt rather than to the restoration of the Properties;

(xv)                  any determination of an Acceptable Insurance Default under the Mortgage Loan Documents;

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(xvi)                   any execution, termination, amendment or modification to any PILOT Lease or other similar tax incentive to the extent Lender approval is required pursuant to the Mortgage Loan Documents;

(xvii)                     the execution, termination or renewal of any lease or ground lease, to the extent Lender approval is required under the Mortgage Loan Documents and to the extent such lease constitutes a “major lease” under the Mortgage Loan Documents, including entering into any subordination, non-disturbance and attornment agreement with respect to such “major lease”;

(xviii)                    approval of casualty or condemnation settlements, any determination to apply casualty or condemnation proceeds or awards to the reduction of the Mortgage Loan debt rather than to Property restoration;

(xix)                      any adoption or implementation of the annual budget, to the extent the mortgagee’s approval is required by the Mortgage Loan Documents;

(xx)                           the voting on any plan of reorganization, restructuring or similar plan in the bankruptcy of the Borrower;

(xxi)                             the exercise of the rights and powers granted under any mezzanine intercreditor agreement (or any other intercreditor agreement referenced in clause (xi) above) to the “Senior Lender” or such other similar term as shall be set forth therein and/or the “Servicer” referred to therein, if and to the extent such rights or powers affect the priority, payments, consent rights or security interest with respect to the “Senior Lender” or such other similar term;

(xxii)                       any enforcement by Lender of any cure right or the exercise of any remedies under any management agreement, subordination and non-disturbance, comfort letter, recognition agreement or similar agreement related thereto;

(xxiii)       if any Property is a Foreclosed Property, approval of any operating budgets, capital budgets and business plans proposed by the Special Servicer with respect to such Foreclosed Property;

(xxiv)                    any calculation of Debt Yield or determination of whether a Debt Yield Trigger Period is in effect when required for any purpose under the Mortgage Loan Documents, solely to the extent such calculation or determination waives any requirement of the Mortgage Loan Documents in any material respect or reflects a material change in the methodology of the applicable calculation or determination as set forth in the Mortgage Loan Documents; and

(xxv)                     to the extent not already set forth above, solely with respect to the Operating Advisor’s non-binding consultation rights, the following actions within the meaning of Rule 7(b)(6)(iv) of the U.S. Credit Risk Retention Rules (A) any material modification of, or waiver with respect to, any provision of any Mortgage Loan Document (including the Mortgages), (B) foreclosure upon or comparable conversion of the ownership of a Property; and (C) any acquisition of a Property.

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“Major Decision Reporting Package”: With respect to any Major Decision, (i) a written report prepared by the Special Servicer describing in reasonable detail (1) the background and circumstances requiring action of the Servicer or the Special Servicer, as applicable, (2) the proposed course of action recommended, and (3) information regarding any direct or indirect conflict of interest in the subject action, and (ii) all information in the Special Servicer’s possession that is reasonably requested by the party receiving such Major Decision Reporting Package in order for such party to exercise any consultation or consent rights available to such party under this Agreement.

“Majority Controlling Class Certificateholders”: The Holder(s) or Beneficial Owner(s) of Certificates representing more than 50% of the Certificate Balance of the Controlling Class.

“Management Agreement”: As defined in the Mortgage Loan Agreement.

“Material Breach”: As defined in the Trust Loan Purchase Agreement.

“Material Document Defect”: As defined in the Trust Loan Purchase Agreement.

“Maturity Date”: As defined in the Mortgage Loan Agreement.

“Mezzanine Borrower”: As defined in the Mortgage Loan Agreement.

“Mezzanine Debt Service Account”: As defined in the Mortgage Loan Agreement

“Mezzanine Intercreditor Agreement”: The “Intercreditor Agreement” as defined in the Mortgage Loan Agreement.

“Mezzanine Lender”: As defined in the Mortgage Loan Agreement.

“Mezzanine Loan”: As defined in the Mortgage Loan Agreement.

“Mezzanine Loan Agreements”: As defined in the Mortgage Loan Agreement.

“Mezzanine Loan Documents”: As defined in the Mortgage Loan Agreement.

“Modification Fees”: With respect to the Mortgage Loan, any and all fees collected from the Borrowers with respect to a modification, extension, waiver or amendment that modifies, extends, amends or waives any term of the Mortgage Loan Documents (as evidenced by a signed writing) agreed to by the Servicer or the Special Servicer, to the extent allocated as Modification Fees in accordance with Sections 1.3(a) and 1.3(b), other than (a) any Consent Fees, loan service transaction fees, defeasance fees, release fees, assumption fees or assumption application fees, if any, and (b) any Liquidation Fee, Work-out Fee or Special Servicing Fee. All Modification Fees collected or earned by the Special Servicer with respect to the Mortgage Loan in connection with any modification, restructure, extension, waiver, amendment or work-out of the Mortgage Loan shall offset any Work-out Fees or Liquidation Fees payable with respect to the Mortgage Loan or any Property.

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“Monthly Debt Service Payment Amount”: As defined in the Mortgage Loan Agreement.

“Monthly Interest Payment Advance”: Any advance made by the Servicer or the Trustee in respect of the Trust Loan pursuant to Section  3.23(a) or 3.23(c) as applicable. Each reference to the reimbursement or payment of a Monthly Interest Payment Advance will be deemed to include, whether or not specifically referred to, payment or reimbursement of interest thereon at the Advance Interest Rate, compounded annually, through the date preceding the date of payment or reimbursement.

“Moody’s”: Moody’s Investors Service, Inc., or its successor-in-interest. If neither Moody’s Investors Service, Inc. nor any successor remains in existence, “Moody’s” shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person reasonably designated by the Depositor, notice of which designation shall be given to the Servicer, the Special Servicer, the Operating Advisor, the Trustee and the Certificate Administrator and specific ratings of Moody’s herein referenced shall be deemed to refer to the equivalent ratings of the party so designated.

“Moody’s Surveillance Fee”: The annual fee payable to Moody’s in consideration for the surveillance by Moody’s of the Certificates (pursuant to an agreement with Moody’s executed in connection with the issuance of the Certificates), which fee shall be evidenced by an invoice delivered by Moody’s to the Certificate Administrator.

“Moody’s Surveillance Fee Annual Payment”: As defined in Section 11.5(b).

“Mortgage”: The “Security Instrument” as defined in the Mortgage Loan Agreement.

“Mortgage Loan”: As defined in the Introductory Statement hereto.

“Mortgage Loan Agreement”: As defined in the Introductory Statement hereto.

“Mortgage Loan Documents”: All documents executed or delivered by the Borrower Related Parties evidencing, securing or guarantying the Mortgage Loan and any amendment thereof or thereafter or subsequently added to the Mortgage Loan File, including without limitation the Notes and the Mortgage Loan Agreement.

“Mortgage Loan Event of Default”: An “Event of Default” as defined under the Mortgage Loan Documents.

“Mortgage Loan File”: As defined in Section 2.1(b) and any additional documents required to be added to the Mortgage Loan File pursuant to this Agreement.

“Mortgage Loan Interest Accrual Period”: An “Interest Accrual Period” as defined in the Mortgage Loan Agreement.

“MSBNA”: As defined in the Introductory Statement hereto.

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“MSMCH”: As defined in the Introductory Statement hereto.

“MSMCH Trust Loan Purchase Agreement”: As defined in the Introductory Statement hereto.

“Net Component Rate”: With respect to any Trust Loan Component and any Distribution Date, a rate per annum equal to the Interest Rate in respect of such Trust Loan Component for the related Mortgage Loan Interest Accrual Period minus the Administrative Fee Rate; provided, that for purposes of calculating Pass-Through Rates, each Net Component Rate will be determined without regard to (i) any modification, waiver or amendment of the terms of the Mortgage Loan, whether agreed to by the Servicer or the Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the Borrowers or otherwise, (ii) any increase in any Interest Rate as a result of a Mortgage Loan Event of Default or (iii) any Property becoming a Foreclosed Property.

“Net Foreclosure Proceeds”: With respect to each related Foreclosed Property, the Foreclosure Proceeds with respect to such related Foreclosed Property net of any insurance premiums, taxes, assessments, PILOT Payments, ground rents and other costs permitted to be paid therefrom pursuant to Section 3.14.

“Net Investment Earnings”: With respect to any Investment Account for any period from any Distribution Date to the immediately succeeding Remittance Date, the amount, if any, by which the aggregate of all interest and other income realized during such period on funds relating to the Trust Fund held in such account, exceeds the aggregate of all losses, if any, incurred during such period in connection with the investment of such funds in accordance with Section 3.8.

“Net Liquidation Proceeds”: The excess of Liquidation Proceeds received with respect to a Property or the Mortgage Loan over the amount of Liquidation Expenses incurred with respect thereto.

“Net Proceeds”: As defined in the Mortgage Loan Agreement.

“New Non-Consolidation Opinion”: As defined in the Mortgage Loan Agreement.

“Non-Book Entry Certificates”: As defined in Section 5.2(c).

“Nondisqualification Opinion”: An Opinion of Counsel, prepared at the Trust’s expense and payable from the Collection Account, that a contemplated action will not cause (i) either the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC or (ii) a “prohibited transaction” or “prohibited contributions” tax to be imposed on either the Lower-Tier REMIC or the Upper-Tier REMIC at any time that any Certificates are outstanding.

“Nonrecoverable Advance”: Any Advance (or portion thereof) previously made and not previously reimbursed, or proposed to be made, including interest on such Advance (or portion thereof), which, in accordance with Accepted Servicing Practices (in the case of the Servicer and the Special Servicer) or good faith and reasonable business judgment (in the case of the Trustee) would not be ultimately recoverable from subsequent payments or collections (including Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds) in respect of

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the Mortgage Loan (or, in the case of Monthly Interest Payment Advances and Administrative Advances, the Trust Loan) or the Properties, or from funds on deposit in the Collection Account. The Trustee may rely conclusively upon a determination of non-recoverability made by the Servicer or the Special Servicer. In making a non-recoverability determination, the Servicer, the Special Servicer or the Trustee, as applicable, shall be entitled to consider (among other things) the items set forth in the second sentence of Section 3.23(e).

“Non-Reduced Certificates”: As of any date of determination, any Class of Principal Balance Certificates then outstanding for which (a) (1) the Initial Certificate Balance of such Class of Certificates minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) previously distributed to the Certificateholders of such Class of Certificates, (y) any Cumulative Appraisal Reduction Amount then allocated to such Class of Certificates as of the date of determination and (z) any Realized Losses previously allocated to such Class of Certificates, is equal to or greater than (b) 25% of the remainder of (i) the Initial Certificate Balance of such Class of Certificates less (ii) any payments of principal (whether as principal prepayments or otherwise) previously distributed to the Certificateholders of such Class of Certificates.

“Non-Restricted Privileged Person”: Any Privileged Person other than (i) a Borrower Restricted Party, (ii) an affiliate of a Borrower Restricted Party, (iii) an agent of one or more of the foregoing individuals or entities, or (iv) any other Person that delivers an Investor Certification substantially in the form of Exhibit K-2.

“Non-U.S. Beneficial Ownership Certification”: As defined in Section 5.3(f).

“Non-U.S. Securities Person”: A person that is not a U.S. Securities Person.

“Non-U.S. Tax Person”: A Person that is not a U.S. Tax Person.

“Note” and “Notes”: As defined in the Introductory Statement.

“Notional Amount”: In the case of the Class X Certificates, the Class X Notional Amount. In the case of any individual Class X Certificate, the product of (x) the Percentage Interest evidenced by such Certificate, multiplied by (y) the Class X Notional Amount.

“NRSRO”: Any “nationally recognized statistical rating organization”, as such term is used in Rule 17g-5 of the Exchange Act including, but not limited to, the Rating Agencies.

“NRSRO Certification”: A certification in the form of Exhibit M executed by a NRSRO (other than any Rating Agency) in favor of the 17g-5 Information Provider that states that such NRSRO has provided the Depositor with the appropriate certifications under Exchange Act Rule 17g-5(e) and that such NRSRO will keep any information obtained from the Certificate Administrator’s Website and the 17g-5 Information Provider’s Website confidential except to the extent such information has been made available to the general public. Each NRSRO shall be deemed to recertify to the foregoing each time it accesses the Certificate Administrator’s Website or the 17g-5 Information Provider’s Website.

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“Offering Circular”: The Offering Circular, dated March 4, 2022 for the Certificates.

“Officer’s Certificate”: A certificate signed by (i) the Chairman of the Board, the Vice Chairman of the Board, the President or a Vice President (however denominated), the Treasurer, the Secretary, one of the Assistant Treasurers or Assistant Secretaries, any Servicing Officer, Responsible Officer or other officer of the Servicer, the Special Servicer, the Operating Advisor, the Depositor, any Loan Seller or any other entity referred to herein, as the case may be, customarily performing functions similar to those performed by any of the above designated officers and also with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject and (ii) with respect to the Certificate Administrator and the Trustee, a Responsible Officer.

“Operating Advisor”: Park Bridge Lender Services LLC, in its capacity as operating advisor, or its successor in interest, or if any successor Operating Advisor is appointed as herein provided, such successor Operating Advisor.

“Operating Advisor Annual Report”: As defined in Section 9.5(d) of this Agreement.

“Operating Advisor Consulting Fee”: A fee for each Major Decision on which the Operating Advisor has consultation rights equal to $10,000, or such lesser amount as the Borrowers pay, payable pursuant to Section 3.4(c) of this Agreement; provided, that the Operating Advisor Consulting Fee shall be payable only to the extent such fee is actually received from the Borrowers as a separately identifiable fee; provided, further that the Operating Advisor may in its sole discretion reduce the Operating Advisor Consulting Fee with respect to any Major Decision; and provided, further that the Servicer or Special Servicer, as applicable, may waive or reduce the amount of any Operating Advisor Consulting Fee payable by the Borrowers if it determines that such full or partial waiver is in accordance with Accepted Servicing Practices (provided that the Servicer or the Special Servicer, as applicable, shall consult with the Operating Advisor on a non-binding basis prior to any such waiver or reduction).

“Operating Advisor Consultation Trigger Event”: The event that occurs when the outstanding Certificate Balance of the Class HRR Certificates (as notionally reduced by any Cumulative Appraisal Reduction Amount then allocable to the Class HRR Certificates in accordance with Section 3.7(c) of this Agreement) is 25% or less of the initial Certificate Balance of the Class HRR Certificates.

“Operating Advisor Fee”: A fee payable monthly to the Operating Advisor pursuant to Section 9.5, that will accrue at the Operating Advisor Fee Rate, computed on the basis of the same principal amount, on the same interest accrual basis, and for the same Interest Accrual Period respecting which any related interest payment on the Trust Loan is computed. For the avoidance of doubt, the Operating Advisor Fee will be deemed payable from the Lower-Tier REMIC.

“Operating Advisor Fee Rate”: A rate of 0.00500% (0.5000 basis points) per annum.

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“Operating Advisor Standard”: As defined in Section 9.5(b) of this Agreement.

“Operating Advisor Termination Event”: As defined in Section 9.8(a) of this Agreement.

“Opinion of Counsel”: A written opinion of counsel, who may, without limitation, be counsel for the Depositor, the Servicer, the Special Servicer or the Operating Advisor, reasonably acceptable to the Trustee and the Certificate Administrator.

“Original Lower-Tier Principal Amount”: With respect to any Class of Uncertificated Lower-Tier Interests, the initial Lower-Tier Principal Amount thereof as of the Closing Date, in each case as specified in the Introductory Statement.

“Origination Date”: February 25, 2022.

“Other Asset Representations Reviewer”: Any party acting as “asset representations reviewer” (within the meaning of Item 1101(m) of Regulation AB) under an Other Pooling and Servicing Agreement.

“Other Depositor”: With respect to an Other Securitization Trust, the related “depositor” (within the meaning of Item 1101(e) of Regulation AB).

“Other Exchange Act Reporting Party”: With respect to any Other Securitization Trust that is subject to the reporting requirements of the Exchange Act, the trustee, certificate administrator, master servicer, special servicer or depositor under the related Other Pooling and Servicing Agreement that is responsible for the preparation and/or filing of Form 8-K, Form 10-D and Form 10-K with respect to such Other Securitization Trust, as identified in writing to the parties to this Agreement; and, with respect to any Other Securitization Trust that is not subject to the reporting requirements of the Exchange Act, the trustee, certificate administrator, master servicer, special servicer or depositor under the related Other Pooling and Servicing Agreement that is responsible for the preparation and/or dissemination of periodic distribution date statements or similar reports, as identified in writing to the parties to this Agreement.

“Other Operating Advisor”: The applicable other “operating advisor” under an Other Pooling and Servicing Agreement relating to a Companion Loan.

“Other Operating Advisor Consultation Trigger Event”: With respect to any Regulation RR Other PSA, an “Operating Advisor Consultation Trigger Event” (or analogous concept) under such related Regulation RR Other PSA.

“Other Pooling and Servicing Agreement”: The pooling and servicing agreement or other comparable agreement governing the creation of any Other Securitization Trust and the issuance of Companion Loan Securities

“Other Securitization Determination Date” or “Non-Lead Securitization Determination Date”: With respect to any Other Securitization Trust, the “determination date” (or any term substantially similar thereto) as defined in the related Other Pooling and Servicing Agreement.

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“Other Securitization Trust”: Any “issuing entity” (within the meaning of Item 1101(f) of Regulation AB) that holds any Companion Loan or REO Companion Loan (or any portion thereof or interest therein), as identified in writing to the parties to this Agreement.

“Partial Repurchase Fraction”: With respect to the Trust Loan, in connection with the repurchase of a related Severed Loan, the outstanding principal balance of the Severed Loan being repurchased, divided by the outstanding principal balance of the Trust Loan (prior to the severance and repurchase).

“Pass-Through Rate”: With respect to each Class of Regular Certificates and each Uncertificated Lower-Tier Interest, the per annum rate at which interest accrues on the Certificate Balance, Notional Amount or Lower-Tier Principal Amount, as applicable, of such Class of Regular Certificates or such Uncertificated Lower-Tier Interest, as the case may be, as set forth in the Introductory Statement.

“Payment Date”: The “Monthly Payment Date” as defined in the Mortgage Loan Agreement.

“Percentage Interest”: As to any Certificate, the percentage interest evidenced thereby in distributions required to be made with respect to the related Class. With respect to any Certificate (other than a Class R Certificate), the percentage interest is equal to the initial certificate balance or notional amount of such Certificate divided by the initial Certificate Balance or Notional Amount of the related Class. With respect to any Class R Certificates, the percentage specified on the Certificate held by the Holder of such Certificate.

“Performing Mortgage Loan”: The Mortgage Loan when no Special Servicing Loan Event has occurred and is continuing.

“Permitted Encumbrances”: As defined in the Mortgage Loan Agreement.

“Permitted Investments”: Any one or more of the following obligations or securities payable on demand or having a scheduled maturity on or before the Business Day preceding the date upon which such funds are required to be drawn (provided that funds invested by the Certificate Administrator in Permitted Investments managed or advised by the Certificate Administrator may mature on the Distribution Date) and a maximum maturity of 365 days (except for the investment in clause (viii) below), regardless of whether issued by the Depositor, the Servicer, the Trustee, the Certificate Administrator or any of their respective Affiliates and having at all times the required ratings, if any, provided for in this definition, unless each Rating Agency and Companion Loan Rating Agency shall have provided a Rating Agency Confirmation or Companion Loan Rating Agency Confirmation, as applicable, relating to the Certificates and Companion Loan Securities:

(i)                    obligations of, or obligations fully guaranteed as to payment of principal and interest by, the United States or any agency or instrumentality thereof; provided such obligations are backed by the full faith and credit of the United States of America including, without limitation, obligations of: the U.S. Treasury (all direct or fully guaranteed obligations), the Farmers Home Administration (certificates of beneficial ownership), the General Services Administration (participation certificates), the U.S.

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Maritime Administration (guaranteed Title XI financing), the Small Business Administration (guaranteed participation certificates and guaranteed pool certificates), the U.S. Department of Housing and Urban Development (local authority bonds) and the Washington Metropolitan Area Transit Authority (guaranteed transit bonds); provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (C) such investments must not be subject to liquidation prior to their maturity;

(ii)                  Federal Housing Administration debentures;

(iii)               obligations of the following United States government sponsored agencies: Federal Home Loan Mortgage Corp. (debt obligations), the Farm Credit System (consolidated system wide bonds and notes), the Federal Home Loan Banks (consolidated debt obligations), the Federal National Mortgage Association (debt obligations), the Financing Corp. (debt obligations), and the Resolution Funding Corp. (debt obligations); provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change, (B) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (C) such investments must not be subject to liquidation prior to their maturity;

(iv)              federal funds, unsecured certificates of deposit, time or similar deposits, bankers’ acceptances and repurchase agreements of any bank, the obligations of which are rated no less than the Applicable Moody’s Permitted Investment Rating by Moody’s and the Applicable DBRS Morningstar Permitted Investment Rating by DBRS Morningstar (or, if not so rated by a Rating Agency, otherwise acceptable to such Rating Agency as confirmed by receipt of a Rating Agency Confirmation from such Rating Agency); provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change, (B) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (C) such investments must not be subject to liquidation prior to their maturity;

(v)               demand and time deposits in, or certificates of deposit of, or bankers’ acceptances issued by, any bank or trust company, savings and loan association or savings bank, the obligations of which are rated no less than the Applicable Moody’s Permitted Investment Rating by Moody’s and the Applicable DBRS Morningstar Permitted Investment Rating by DBRS Morningstar (or, if not so rated by a Rating Agency, otherwise acceptable to such Rating Agency as confirmed by receipt of a Rating Agency Confirmation from such Rating Agency); provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change, (B) if such investments have a

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variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (C) such investments must not be subject to liquidation prior to their maturity;

(vi)               debt obligations issued by an entity, the obligations of which are rated no less than the Applicable Moody’s Permitted Investment Rating by Moody’s and the Applicable DBRS Morningstar Permitted Investment Rating by DBRS Morningstar (or, if not so rated by a Rating Agency, otherwise acceptable to such Rating Agency as confirmed by receipt of a Rating Agency Confirmation from such Rating Agency); provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change, (B) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (C) such investments must not be subject to liquidation prior to their maturity;

(vii)             commercial paper (including both non-interest bearing discount obligations and interest bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof) issued by an entity, the obligations of which are rated no less than the Applicable Moody’s Permitted Investment Rating by Moody’s and the Applicable DBRS Morningstar Permitted Investment Rating by DBRS Morningstar (or, if not so rated by a Rating Agency, otherwise acceptable to such Rating Agency as confirmed by receipt of a Rating Agency Confirmation from such Rating Agency); provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (C) such investments must not be subject to liquidation prior to their maturity;

(viii)              units of money market mutual funds, which funds are regulated investment companies and seek to maintain a constant net asset value per share, so long as such funds (A) are rated by Moody’s in its highest money market fund ratings category of “Aaa-mf” and (B) are rated by DBRS Morningstar in its highest money market fund ratings category (or, if not so rated by a Rating Agency, otherwise acceptable to such Rating Agency as confirmed by receipt of a Rating Agency Confirmation from such Rating Agency);

(ix)               such other demand, money market or time deposit, demand obligation or any other obligation, security or investment that, but for the failure to satisfy one or more of the minimum rating(s) set forth in the applicable clause, would be listed in clauses (i) – (viii) above, with respect to which a Rating Agency Confirmation or Companion Loan Rating Agency Confirmation, as applicable, has been obtained from each Rating Agency and Companion Loan Rating Agency for which the minimum ratings set forth in the applicable clause is not satisfied with respect to such demand, money market or time deposit, demand obligation or any other obligation, security or investment; and

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(x)                any other demand, money market or time deposit, demand obligation or any other obligation, security or investment with respect to which Rating Agency Confirmation or Companion Loan Rating Agency Confirmation, as applicable, has been obtained from each Rating Agency and Companion Loan Rating Agency;

provided, however, that such instrument continues to qualify as a “cash flow investment” pursuant to Code Section 860G(a)(6) earning a passive return in the nature of interest and that no instrument or security shall be a Permitted Investment if (i) such instrument or security evidences a right to receive only interest payments, (ii) the right to receive principal and interest payments derived from the underlying investment provides a yield to maturity in excess of 120% of the yield to maturity at par of such underlying investment, (iii) the rating for such instrument or security includes an “r” designation or (iv) if such instrument may be redeemed at a price below the purchase price; and provided, further, that no amount beneficially owned by the Upper-Tier REMIC or the Lower-Tier REMIC (even if not yet deposited in the Trust) may be invested in investments (other than money market funds) treated as equity interests for federal income tax purposes, unless the Servicer receives an Opinion of Counsel, at the expense of the party directing such Permitted Investment, to the effect that such investment will not adversely affect the status of the Upper-Tier REMIC or the Lower-Tier REMIC. Permitted Investments may not be purchased at a price in excess of par.

“Permitted Special Servicer/Affiliate Fees”: Any commercially reasonable treasury management fees, banking fees, insurance commissions and fees, and appraisal fees received or retained by the Special Servicer or any of its Affiliates in connection with any services performed by such party with respect to the Trust Loan, any Companion Loan or any Foreclosed Property, subject to the terms and provisions of this Agreement (including Section 3.17).

“Permitted Transferee”: Any Person or agent of such Person other than (a) a Disqualified Organization, (b) any other Person so designated by the Certificate Registrar based upon an Opinion of Counsel (provided at the expense of such Person or the Person requesting the transfer) to the effect that the transfer of an ownership interest in any Class R Certificate to such Person may cause the Lower-Tier REMIC or Upper-Tier REMIC to fail to qualify as a REMIC at any time that the Certificates are outstanding, (c) a Person that is a Disqualified Non-U.S. Tax Person, (d) any partnership if any of its interests are (or under the partnership agreement are permitted to be) owned, directly or indirectly (other than through a U.S. corporation), by a Disqualified Non-U.S. Tax Person or (e) a U.S. Tax Person with respect to whom income from the Class R Certificate is attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the transferee or any other U.S. Tax Person.

“Person”: Any individual, corporation, limited liability company, partnership, joint venture, estate, trust, unincorporated association, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

“PILOT Lease”: As defined in the Mortgage Loan Agreement.

“PILOT Lease Estoppel”: Individually or collectively, as the context may require, the following documents: (a) Estoppel Certificate, dated as of February 21, 2022, by The City of

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Gardner, Kansas, as issuer and landlord, in favor of Mercury Street Industrial LLC and CREFI, UBS AG, BANA, BMO and MSBNA, collectively, as lender; and (b) Estoppel Certificate, dated as of February 22, 2022, by and between The Industrial Development Board of Rutherford County, Tennessee, as lessor, in favor of ILPT Murfreesboro TN LLC and CREFI, UBS AG, BANA, BMO and MSBNA, collectively, as lender.

“PILOT Payments”: Any rents and other amounts required to be paid by the related Borrower(s) under the PILOT Lease.

“Plan”: As defined in Section 5.3(n).

“Plan Fiduciary”: As defined in Section 5.3(o).

“Prepayment”: Any payment of principal made by a Borrower with respect to the Mortgage Loan that is received in advance of its scheduled Payment Date, whether voluntary, by reason of the acceleration of the maturity of the Mortgage Loan or otherwise.

“Prepayment Interest Shortfall”: With respect to any Distribution Date, if the Mortgage Loan was subject to a Prepayment in full or in part during the related Collection Period, which Prepayment was applied to the Mortgage Loan prior to the Payment Date in such Collection Period, the amount of interest at the applicable Interest Rate, net of the Servicing Fee and any Default Interest, to the extent not collected from the Borrowers, that would have accrued on the Mortgage Loan on the amount of such Prepayment during the period commencing on the date as of which such Prepayment was applied to the unpaid principal balance of the Mortgage Loan and ending on the last day of the Mortgage Loan Interest Accrual Period corresponding to such Payment Date, inclusive.

“Principal Balance Certificates”: The Class A, Class B, Class C, Class D and Class HRR Certificates, collectively.

“Principal Distribution Amount”: For each Distribution Date and any Class of Principal Balance Certificates, the sum of (i) the portion of the Total Current Principal Collection Amount for such Distribution Date allocable to such Class in accordance with the definition of “Total Current Principal Collection Amount”, and (ii) any Class Principal Shortfall for the immediately preceding Distribution Date and such Class of Certificates.

“Privileged Information”: Any (i) correspondence or other communications between any applicable Consenting Party or Consulting Party, on the one hand, and the Special Servicer (or the Servicer, Trustee and/or Certificate Administrator), on the other hand, related to the Mortgage Loan following a Special Servicing Loan Event or the exercise of the consent or consultation rights of such Consenting Party or Consulting Party, as applicable, under this Agreement, (ii) strategically sensitive information that the Special Servicer has reasonably determined (and has identified in writing as privileged or confidential information) could compromise the Trust’s position in any ongoing or future negotiations with the Borrowers or other interested party, and (iii) legally privileged information (that has been identified or otherwise communicated as being subject to such privilege); provided that the summary of any Final Asset Status Report prepared pursuant to Section 3.10(h) is deemed not to be Privileged Information (although no such summary shall be made available to any Borrower Restricted Party, any

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Borrower, any Property Manager, any Affiliate of a Borrower or Property Manager or any agent of any of the foregoing).

“Privileged Information Exception”: With respect to any Privileged Information, at any time (a) such Privileged Information becomes generally available and known to the public other than as a result of a disclosure directly or indirectly by the party restricted from disclosing such Privileged Information (the “Privileged Information Restricted Party”), (b) it is reasonable and necessary for the Privileged Information Restricted Party to disclose such Privileged Information in working with legal counsel, auditors, arbitration parties, taxing authorities or other governmental agencies, (c) such Privileged Information was already known to such Privileged Information Restricted Party and not otherwise subject to a confidentiality obligation and/or (d) the Privileged Information Restricted Party is (in the case of the Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator and the Trustee, as evidenced by written advice of counsel (which will be an additional expense of the Trust) delivered to each of the Servicer, the Special Servicer, the Controlling Class Representative, the Operating Advisor, the Certificate Administrator and the Trustee) required by law, rule, regulation, order, judgment or decree to disclose such information.

“Privileged Person”: The Depositor and its designees, the Initial Purchasers, the Servicer, the Special Servicer, any applicable Consenting Party, any applicable Consulting Party, any Loan Seller, the Trustee, the Certificate Administrator, the Operating Advisor, any Companion Loan Holder that delivers an Investor Certification, any person who provides the Certificate Administrator with an Investor Certification relating to access to information, any Rating Agency and any NRSRO that delivers an NRSRO Certification to the Certificate Administrator. For purposes of receiving any information or report from the Certificate Administrator’s Website, other than Distribution Date Statements only, any Borrower Restricted Party shall be deemed to not be a “Privileged Person.”

“Properties”: As defined in the Mortgage Loan Agreement.

“Property”: An “Individual Property” as defined in the Mortgage Loan Agreement.

“Property Manager”: A “Manager” as defined in the Mortgage Loan Agreement.

“Property Protection Advances”: As defined in Section 3.23(b).

“PTCE”: Prohibited Transaction Class Exemption.

“Qualified Bidder”: As defined in Section 7.2.

“Qualified Certificate Administrator”: An institution (i) that is a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers and to accept the trust conferred, having a combined capital and surplus of at least $100,000,000 and subject to supervision or examination by federal or state authority, (ii) that has a rating on its long term senior unsecured debt or a long term issuer rating of least “Baa3” by Moody’s (or such other rating with respect to which Moody’s has provided a Rating Agency Confirmation), (iii) that has a long term unsecured debt rating or issuer rating of at least

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“BBB(high)” by DBRS Morningstar provided that Computershare Trust Company, National Association will be deemed to have met the eligibility requirement in this clause (iii) so long as it maintains an issuer credit rating of at least “BBB” by any NRSRO or such other rating with respect to which DBRS Morningstar has provided a Rating Agency Confirmation, and (iv) that is not the Third Party Purchaser or a Risk Retention Affiliate of the Third Party Purchaser.

“Qualified Institutional Buyer” or “QIB”: A “qualified institutional buyer” as defined in Rule 144A under the Act.

“Qualified Manager”: As defined in the Mortgage Loan Agreement.

“Qualified Mortgage”: A “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code, without regard to the rule of Treasury Regulation Section 1.860G-2(f)(2) which causes a defective mortgage loan to be treated as a “qualified mortgage”.

“Qualified Replacement Special Servicer”: A replacement special servicer that (i) satisfies all of the eligibility requirements applicable to special servicers in this Agreement (including, without limitation, the requirements of Section 6.4(a)), (ii) is not the Operating Advisor or an Affiliate of the Operating Advisor, (iii) is not obligated to pay the Operating Advisor or any Affiliate thereof (x) any fees or otherwise compensate the Operating Advisor or any Affiliate thereof in respect of its obligations under this Agreement (other than any amounts that the Servicer (if it is, or is an Affiliate of, the replacement special servicer) is required to pay or remit to the Operating Advisor in accordance with this Agreement) or (y) for the appointment of the successor Special Servicer or the recommendation by the Operating Advisor for the replacement special servicer to become the Special Servicer, (iv) is not entitled to receive any compensation from the Operating Advisor, (v) does not have an arrangement with the Operating Advisor providing that the Operating Advisor is entitled to receive any compensation from the special servicer for such replacement, appointment or recommendation, (vi) is not entitled to receive any fee from the Operating Advisor for its appointment as successor Special Servicer, in each case, unless expressly approved by 100% of the Certificateholders, (vii) is not a current or former Operating Advisor or any Affiliate of such current or former Operating Advisor and (viii) is not a Borrower Restricted Party.

“Qualified Trustee”: An institution (i) that is a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers and to accept the trust conferred, having a combined capital and surplus of at least $100,000,000 and subject to supervision or examination by federal or state authority, (ii) that has either (A) a rating on its long term senior unsecured debt of at least “A2” by Moody’s (provided, however, that Wilmington Trust, National Association as the initial trustee will be deemed to have met the eligibility requirements in this clause (ii)(A) for so long as (a) it has a rating on its unsecured long-term debt of at least “Baa3” by Moody’s or a rating on its short-term debt of at least “P-2” by Moody’s, and (b) the Servicer has a rating on its unsecured long-term debt of at least “A2” by Moody’s or a rating on its short-term unsecured debt of at least “P-1” by Moody’s), or (B) a long term counterparty risk assessment of at least “A2(cr)” by Moody’s (or such other rating with respect to which Moody’s has provided a Rating Agency Confirmation), (iii) that has a long term unsecured debt rating of at least “A” by DBRS Morningstar (or such other rating with respect to

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which DBRS Morningstar has provided a Rating Agency Confirmation) or, if not rated by DBRS Morningstar, at least an equivalent rating by two other NRSROs, (iv) as to which neither Moody’s nor DBRS Morningstar has withdrawn, qualified or downgraded its rating of securities in a commercial mortgage loan securitization as a result of the performance by the Trustee, (v) that is not an Affiliate of the Servicer or the Special Servicer, and (vi) that is not the Third Party Purchaser or a Risk Retention Affiliate of the Third Party Purchaser.

“Rated Final Distribution Date”: With respect to the Class A, Class X, Class B, Class C, Class D and Class HRR Certificates, the Distribution Date in March 2044. The Class R Certificates do not have a Rated Final Distribution Date.

“Rating Agency”: Each of Moody’s and DBRS Morningstar.

“Rating Agency Confirmation”: With respect to any matter arising under this Agreement, confirmation in writing (which may be in electronic form) by a Rating Agency that a proposed action, failure to act or other event specified in this Agreement or the Mortgage Loan Documents shall not, in and of itself, result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates (if then rated by such Rating Agency); provided that if a written waiver or other acknowledgment (which may be in electronic form) is received from a Rating Agency indicating its decision not to review the matter for which the Rating Agency Confirmation is sought, then the requirement to obtain Rating Agency Confirmation for such matter at such time shall be deemed to have been satisfied with respect to such Rating Agency.

“Rating Agency Inquiry”: As defined in Section 4.5(d).

“Rating Agency Q&A Forum and Document Request Tool”: As defined in Section 4.5(d).

“Rating Agency Surveillance Fees”: Individually or collectively, as the context may require, the DBRS Morningstar Surveillance Fee or the Moody’s Surveillance Fee.

“Realized Loss”: With respect to any Distribution Date, the amount, if any, by which (a) the aggregate of the Certificate Balances of the Principal Balance Certificates after giving effect to distributions of principal made on such Distribution Date, exceeds (b) the outstanding principal balance of the Trust Loan (including, without limitation, all or any portion thereof that constitutes an REO Mortgage Loan) immediately following the related Determination Date after giving effect to (i) any payments and other collections of principal received with respect to the Trust Loan during the Collection Period related to such Distribution Date and (ii) any reduction of the principal balance of the Trust Loan that has been permanently made during the Collection Period related to such Distribution Date as a result of a bankruptcy proceeding, modification or otherwise.

“Record Date”: With respect to each Certificate for any Distribution Date, the last Business Day of the calendar month immediately preceding the calendar month in which such Distribution Date occurs; provided, that in the event the Closing Date occurs in the same month as the first Distribution Date, the first Record Date shall be the Closing Date.

“Restricted Account”: As defined in the Mortgage Loan Agreement.

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“Restricted Account Agreement”: As defined in the Mortgage Loan Agreement.

“Regular Certificates”: The Class A, Class X, Class B, Class C, Class D and Class HRR Certificates, collectively.

“Regulation AB”: Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100 229.1125, as such rules may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time, in each case as effective from time to time as of the compliance dates specified therein. Each of the parties hereto acknowledge that the Regulation AB provisions herein shall be construed as if the Certificates were publicly registered and reporting were required at all times.

“Regulation RR Other PSA”: As defined in Section 3.31.

“Regulation S”: Regulation S under the Act.

“Regulation S Global Certificate”: As defined in Section  5.2(a).

“Regulatory Agencies”: The Office of the Comptroller of the Currency; the Board of Governors of the Federal Reserve System; the Federal Deposit Insurance Corporation; the Federal Housing Finance Agency; the Securities and Exchange Commission; and the Department of Housing and Urban Development.

“Related Certificates,” “Related Trust Loan Component” and “Related Uncertificated Lower-Tier Interest”: For each of the following Uncertificated Lower-Tier Interests, the related Class of Principal Balance Certificates or the Related Trust Loan Component set forth below in the same row, for each of the following Classes of Principal Balance Certificates, the related Uncertificated Lower-Tier Interest or the Related Trust Loan Component set forth below in the same row, and for each of the following Trust Loan Components, the related Class of Principal Balance Certificates or the related Uncertificated Lower Tier Interest set forth below in the same row.

Related Certificates	Related Uncertificated Lower-Tier Interest	Related Trust Loan Component
Class A Certificates	Class LA Uncertificated Interest	Trust Loan Component A
Class B Certificates	Class LB Uncertificated Interest	Trust Loan Component B
Class C Certificates	Class LC Uncertificated Interest	Trust Loan Component C
Class D Certificates	Class LD Uncertificated Interest	Trust Loan Component D
Class HRR Certificates	Class LHRR Uncertificated Interest	Trust Loan Component HRR

“Relevant Action”: As defined in Section 3.27(b) of this Agreement.

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“Relevant Distribution Date”: With respect to any Significant Obligor with respect to an Other Securitization Trust, the “Distribution Date” (or an analogous concept) under the related Other Pooling and Servicing Agreement.

“REMIC”: A “real estate mortgage investment conduit” within the meaning of Section 860D of the Code.

“REMIC Provisions”: Provisions of the Code relating to “real estate mortgage investment conduits,” including Sections 860A through 860G of the Code.

“Remittance Date”: With respect to any Distribution Date, the Business Day immediately preceding such Distribution Date; provided that, solely for purposes of remittances and the delivery of monthly reports (including, without limitation, CREFC® Reports) with respect to any Companion Loan held by an Other Securitization Trust, the Remittance Date shall be the Business Day following the later of (A) the related Other Securitization Determination Date and (B) the Payment Date.

“Rents from Real Property”: With respect to any Foreclosed Property, gross income of the character described in Section 856(d) of the Code.

“REO Companion Loan”: Any Companion Loan if and to the extent that one or more Properties has become a Foreclosed Property, as described in Section 3.12(g).

“REO Management Fee”: As to any Property when it is a Foreclosed Property, a fee payable out of the Foreclosed Property Account to the Successor Manager for managing such Property while it is owned by the Trust, which shall be reasonable and customary in the market in which such Property is located.

“REO Mortgage Loan”: The Mortgage Loan if and to the extent that one or more Properties has become a Foreclosed Property, as described in Section 3.12(g).

“REO Trust Loan”: The Trust Loan if and to the extent that one or more Properties has become a Foreclosed Property, as described in Section 3.12(g).

“Reportable Event”: As defined in Section 13.6 of this Agreement.

“Reporting Servicer”: The Servicer, the Special Servicer or a Servicing Function Participant engaged by any such party, as the case may be.

“Repurchase Price”: (a) With respect to the Trust Loan (or the Trust’s interest in any Foreclosed Properties), an amount (without duplication) equal to the sum of (i) the unpaid principal balance of the Trust Loan (or, in the case of a repurchase of a Severed Loan, the Allocated Mortgage Loan Amount of the subject Property or Foreclosed Property, to the extent of the Trust Loan’s allocable share) less any portion of any Loss of Value Payment then on deposit in the Loss of Value Reserve Fund allocable to pay principal of the Trust Loan (or REO Trust Loan), (ii) accrued and unpaid interest on the Trust Loan at the weighted average Interest Rate of the related Trust Loan Components (without regard to the Default Rate) to and including the last day of the related Mortgage Loan Interest Accrual Period in which the repurchase is to occur (or, in

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the case of a repurchase of a Severed Loan, an amount equal to the aggregate accrued and unpaid interest at such rate on the portion(s) of the amount in clause (i) being reduced from the principal balance of the Trust Loan as a result of the application of release of cross-collateralization provisions), (iii) unreimbursed Property Protection Advances and Administrative Advances with respect to the Trust Loan together with interest on such Advances (or in the case of a repurchase of a Severed Loan, the sum of (1) any unreimbursed Administrative Advances and Property Protection Advances reasonably attributable to the subject Property or Foreclosed Property together with interest on such Advances and (2) an amount equal to the product of (x) the Partial Repurchase Fraction multiplied by (y) any unreimbursed Administrative Advances and Property Protection Advances not reasonably attributable specifically in respect of any particular Property or Foreclosed Property together with interest on such Advances), (iv) an amount equal to all interest on outstanding Monthly Interest Payment Advances (or in the case of a repurchase of a Severed Loan, an amount equal to the Partial Repurchase Fraction multiplied by the aggregate amount of interest on outstanding Monthly Interest Payment Advances), (v) any unpaid Trust Fund Expenses (or in the case of a repurchase of a Severed Loan, the sum of (1) any unpaid Trust Fund Expenses reasonably attributable to any particular Property or Foreclosed Property plus (2) an amount equal to the product of (x) the Partial Repurchase Fraction multiplied by (y) any unpaid Trust Fund Expenses not reasonably attributable to any particular Property or Foreclosed Property) and (vi) any other expenses reasonably incurred or expected to be incurred by the Servicer, the Special Servicer, the Trustee or the Certificate Administrator arising out of the enforcement of the repurchase obligation, including, without limitation, Liquidation Fees with respect to the Trust Loan to the extent set forth in the definition of “Liquidation Fee”; provided, that the amounts set forth above shall exclude any amounts not allocable to the Trust Loan in accordance with the Co-Lender Agreement; and (b) with respect to any repurchase by a single Loan Seller of its Loan Seller Percentage Interest in the Trust Loan (or in a Severed Loan), the related Loan Seller Percentage Interest of the related Repurchase Price for the Trust Loan (or such Severed Loan) as described in clause (a). No Liquidation Fee shall be paid by a Loan Seller in connection with a repurchase of such Loan Seller’s Loan Seller Percentage Interest in the Trust Loan (or in a Severed Loan) due to a Material Breach or a Material Document Defect pursuant to the related Trust Loan Purchase Agreement (so long as such repurchase occurs within the cure period required under the related Trust Loan Purchase Agreement, not to exceed 180 days).

“Repurchase Request”: As defined in Section 2.2(d).

“Repurchase Request Recipient”: As defined in Section 2.2(d).

“Requesting Holders”: As defined in Section 3.7(f).

“Requesting Party”: As defined in Section 3.27.

“Required Advance Amount”: With respect to any Distribution Date, an amount equal to (a) the amount of the Monthly Interest Payment Advance (taking into account any Appraisal Reduction Amount as of such Distribution Date) that would be required to be made with respect to the Trust Loan on the related Remittance Date by the Servicer had the Borrower not made any portion of the Monthly Debt Service Payment Amount (or Assumed Monthly Interest Payment) for the related Payment Date or Assumed Payment Date less (b) the aggregate compensation payable on such Remittance Date to the Certificate Administrator in respect of the

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Trustee/Certificate Administrator Fee (including the portion thereof that is the Trustee Fee), to the Operating Advisor in respect of the Operating Advisor Fee and to CREFC® in respect of the CREFC® Licensing Fee.

“Reserve Accounts”: One or more accounts required to be established pursuant to the terms of the Mortgage Loan Agreement for the purposes of holding the Reserve Funds.

“Reserve Funds”: As defined in the Mortgage Loan Agreement.

“Residual Ownership Interest”: Any record or beneficial interest in the Class R Certificates.

“Responsible Officer”: When used with respect to (i) the Trustee, any officer of the Corporate Trust Office of the Trustee with direct responsibility for the administration of this Agreement and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject, and (ii) the Certificate Administrator, any officer assigned to the Global Transaction Services group, with direct responsibility for the administration of this Agreement and also, with respect to a particular matter, any other officer to whom a particular matter is referred by the Certificate Administrator because of such officer’s knowledge of and familiarity with the particular subject, and in the case of any certification or other document required to be signed by a Responsible Officer, an authorized signatory whose name and specimen signature appears on a list furnished to the Servicer or the Special Servicer, as applicable, by the Trustee or the Certificate Administrator, as applicable, as such list may from time to time be amended.

“Restricted Holder”: Any Certificateholder, beneficial owner of a Certificate or prospective purchaser of a Certificate (whether legally, beneficially or otherwise) or any other Person that, in each case, is a holder of a related mezzanine loan (or any Affiliate, manager or agent thereof) or an owner of any interest in any related mezzanine loan (whether legally, beneficially or otherwise, including as a holder of a note evidencing a related mezzanine loan, a holder of a participation interest in a related mezzanine loan or a beneficial owner of any interest in a related mezzanine loan or any securities collateralized by a related mezzanine loan) (i) as to which an event of default has occurred under such mezzanine loan giving rise to an automatic acceleration of such mezzanine loan or the right of the lender thereunder to accelerate such mezzanine loan, or (ii) as to which foreclosure proceedings against the related collateral have been initiated.

“Restricted Party”: As defined in the Mortgage Loan Agreement.

“Restricted Period”: As defined in Section  5.2(a).

“Retained Servicing Fee Rate”: Subject to Section 7.2, an amount agreed to by the Servicer and any successor Servicer on a Servicing-Retained Bid.

“Retaining Party”: The Third Party Purchaser, acting as holder of the HRR Interest, and any successor holder of all or part of the HRR Interest.

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“Retaining Sponsor”: CREFI, acting as retaining sponsor as such term is defined under 12 C.F.R. §43.2 of the U.S. Credit Risk Retention Rules.

“Reverse Sequential Order”: With respect to the allocation of Realized Losses to the respective Classes of Principal Balance Certificates on any Distribution Date, to the Class HRR, Class D, Class C, Class B and Class A Certificates, in that order, until such Realized Loss is allocated in full.

“Risk Retention Affiliate” or “Risk Retention Affiliated”: An “affiliate of” or to be “affiliated with,” as such terms are defined in 12 C.F.R. §43.2 of the U.S. Credit Risk Retention Rules.

“RR Interest”: The HRR Interest.

“Rule 144A”: As defined in Section 5.2(b).

“Rule 144A Global Certificate”: As defined in Section 5.2(b).

“Rule 15Ga-1 Notice”: As defined in Section 2.2(d).

“S&P”: S&P Global Ratings, a Standard & Poor’s Financial Services LLC business, and its successors in interest. If neither S&P Global Ratings, a Standard & Poor’s Financial Services LLC business nor any successor remains in existence, “S&P” shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person reasonably designated by the Depositor, notice of which designation shall be given to the Servicer, the Special Servicer, the Operating Advisor, the Trustee and the Certificate Administrator and specific ratings of S&P herein referenced shall be deemed to refer to the equivalent ratings of the party so designated.

“Sarbanes-Oxley Act”: The Sarbanes-Oxley Act of 2002 and the rules and regulations of the Commission promulgated thereunder (including any interpretations thereof by the Commission’s staff).

“Sarbanes-Oxley Certification”: With respect to an Other Securitization Trust, the certification required to be filed together with such Other Securitization Trust’s Exchange Act report on Form 10-K pursuant to Rule 13a-14 and Rule 15d-14 of the Exchange Act.

“Senior Note”: As defined in the Preliminary Statement.

“Senior Trust Note”: As defined in the Preliminary Statement.

“Sequential Order”: (a) When used with respect to the Regular Certificates, and in each case subject to reduction based on any reduction in Available Funds, the following priorities: (i) with respect to payments in respect of interest on the Classes of Regular Certificates on any Distribution Date, first, to the Class A and Class X Certificates, pro rata, based on the interest entitlement of each such Class of Certificates with respect to such Distribution Date, then to the Class B, Class C, Class D and Class HRR Certificates, in that order, in each case until the interest payable to each such Class is paid in full; and (ii) with respect to payments in respect of principal

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on, or any Realized Losses reimbursable to, the Classes of Principal Balance Certificates on any Distribution Date, to the Class A, Class B, Class C, Class D and Class HRR Certificates, in that order, in each case until the principal payable or the Realized Losses reimbursable to each such Class is paid or reimbursed in full; provided, that the foregoing order in clauses (i) and (ii) above is subject to the priority of payments specified in Section 4.1(a); and (b) when used with respect to the Trust Loan, the following priorities: (i) with respect to payments of interest allocated to the Trust Loan on any Payment Date, to the Trust Loan Components in alphabetical order by Trust Loan Component designation, in each case until the interest payable on each Trust Loan Component is paid in full; and (ii) with respect to payments of principal allocated to the Trust Loan on any Payment Date, to the Trust Loan Components in alphabetical order by Trust Loan Component designation, in each case until the principal payable on each Trust Loan Component is paid in full.

“Servicer”: Berkadia Commercial Mortgage LLC, in its capacity as servicer, or if any successor Servicer is appointed as herein provided, such successor Servicer.

“Servicer Customary Expense”: As defined in Section 3.17.

“Servicer Termination Event”: As defined in Section 7.1(a).

“Servicer’s Website”: The internet website of the Servicer, initially located at www.berkadia.com.

“Service(s)” or “Servicing”: In accordance with Regulation AB, the act of servicing, managing and administering the Mortgage Loan or any other assets of the Trust by an entity (other than the Certificate Administrator or the Trustee) that meets the definition of “servicer” set forth in Item 1101 of Regulation AB and is subject to the disclosure requirements set forth in Item 1108 of Regulation AB. For clarification purposes, any uncapitalized occurrence of this term shall have the meaning commonly understood by participants in the commercial mortgage-backed securities industry.

“Servicing Criteria”: The criteria set forth in paragraph (d) of Item 1122 of Regulation AB as such may be amended from time to time and which as of the Closing Date are listed on Exhibit L hereto.

“Servicing Fee”: With respect to the Trust Loan, the Companion Loan(s) and any REO Trust Loan and REO Companion Loan(s), a fee payable monthly to the Servicer pursuant to Section 3.17, that will accrue at the Servicing Fee Rate, computed on the basis of the same principal amount, on the same interest accrual basis, and for the same Interest Accrual Period respecting which any related interest payment on the Trust Loan, such Companion Loan, such REO Trust Loan or such REO Mortgage Loan, as the case may be, is, or would have been, computed. For the avoidance of doubt, the Servicing Fee will be deemed payable from the Lower-Tier REMIC.

“Servicing Fee Rate”: (i) With respect to the Trust Loan or any REO Trust Loan, 0.023750% (2.375 basis point) per annum and (ii) with respect to any Companion Loan or REO Companion Loan, 0.013750% (1.375 basis points) per annum.

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“Servicing Function Participant”: Any Additional Servicer, Sub-Servicer, Subcontractor or any other Person, other than the Trustee, the Certificate Administrator, the Servicer and the Special Servicer, that is performing activities that address the Applicable Servicing Criteria as of any date of determination.

“Servicing Officer”: Any officer of the Servicer or the Special Servicer involved in, or responsible for, the administration and servicing of the Trust Loan whose name and specimen signature appear on a list of servicing officers furnished to the Trustee and the Certificate Administrator on the Closing Date by the Servicer or the Special Servicer, as applicable, in the form of an Officer’s Certificate, as such list may from time to time be amended.

“Servicing Personnel”: As defined in Section 6.5.

“Servicing-Released Bid”: As defined in Section 7.2(b).

“Servicing-Retained Bid”: As defined in Section 7.2(b).

“Severed Loan”: As defined in Section 2.9(d).

“Significant Obligor”: As defined in Section 13.10.

“Significant Obligor NOI Quarterly Filing Deadline”: With respect to each calendar quarter (other than the fourth calendar quarter of any calendar year) and each Significant Obligor, the date that is fifteen (15) days after the Relevant Distribution Date occurring on or immediately following the date by which the Borrower is required to deliver quarterly financial statements to the lender under the Mortgage Loan Agreement in connection with such calendar quarter.

“Significant Obligor NOI Yearly Filing Deadline”: With respect to each calendar year and each Significant Obligor, the date that is the 90th day after the end of such calendar year.

“SPE Component Entity”: As defined in the Mortgage Loan Agreement.

“Special Notice”: As defined in Section 5.6.

“Special Servicer”: Situs Holdings, LLC, in its capacity as special servicer, or its successor-in-interest, or if any successor Special Servicer is appointed as herein provided, such successor Special Servicer.

“Special Servicer Customary Expenses”: As defined in Section 3.17.

“Special Servicer Termination Event”: As defined in Section 7.1(a).

“Special Servicing Fee”: With respect to the Specially Serviced Mortgage Loan or REO Mortgage Loan, a fee payable monthly to the Special Servicer equal to an amount computed on the basis of the same principal amount, in the same manner and for the same period respecting which any related interest payment on such Specially Serviced Mortgage Loan is (or would have been) computed, at a rate of 0.15% (15 basis points) per annum, until all Special Servicing Loan

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Events no longer exist. Such fee shall be in addition to, and not in lieu of, any other fee or other sum payable to the Special Servicer under this Agreement. For the avoidance of doubt, the Special Servicing Fee will be deemed payable from the Lower-Tier REMIC.

“Special Servicing Loan Event”: With respect to the Trust Loan or any Companion Loan, (i) any Borrower has not made two consecutive Monthly Debt Service Payment Amounts (and has not cured at least one such delinquency by the next Payment Date under the Mortgage Loan Documents) in respect of the Trust Loan or any Companion Loan; (ii) the Servicer and/or the Trustee has made two consecutive Monthly Interest Payment Advances with respect to the Trust Loan (regardless of whether such Monthly Interest Payment Advances have been reimbursed); (iii) the Borrowers fail to make the Balloon Payment when due, and the Borrowers have not delivered to the Servicer (who shall promptly deliver a copy to the Special Servicer and the Operating Advisor), on or before the due date of such Balloon Payment, a written and binding (a) refinancing commitment, (b) letter of intent or (c) term sheet, in each case from an acceptable lender, or signed purchase agreement from an acceptable purchaser, in each case reasonably satisfactory in form and substance to the Servicer that provides that a refinancing or sale of the Properties shall occur within 120 days after the date on which such Balloon Payment becomes due (provided that a Special Servicing Loan Event shall occur if either (x) such refinancing or sale, as applicable, does not occur before the expiration of the time period for refinancing or sale, as applicable, specified in such binding commitment, letter of intent, term sheet or purchase agreement or (y) the Servicer and/or the Trustee is required to make a Monthly Interest Payment Advance at any time prior to such refinancing or sale, as applicable); (iv) the Servicer has received notice that a Borrower has (a) become the subject debtor of any bankruptcy, insolvency or similar proceeding or made an assignment for the benefit of creditors, or (b) admitted in writing the inability to pay its debts as they come due; (v) the Servicer has received notice of a foreclosure or threatened foreclosure of any lien on a Property; (vi) any Borrower has expressed in writing to the Servicer an inability to pay the amounts owed under the Mortgage Loan in a timely manner, (vii) in the judgment of the Servicer in accordance with Accepted Servicing Practices, a default in the payment of principal or interest under the Trust Loan or any Companion Loan is reasonably foreseeable; or (viii) a default under the Trust Loan or any Companion Loan of which the Servicer has notice (other than a failure by the Borrowers to pay principal or interest) and that materially and adversely affects the interests of the Certificateholders or the Companion Loan Holder(s) has occurred and remains unremedied for the applicable grace period specified in the Mortgage Loan Documents (or, if no grace period is specified, 60 days); provided, that a Special Servicing Loan Event shall cease (a) with respect to the circumstances described in clauses (i), (ii) and (iii) above, when the Borrowers have brought the Mortgage Loan current and with respect to clauses (i) and (ii) above, thereafter made three consecutive full and timely Monthly Debt Service Payment Amounts on the Trust Loan or any Companion Loan, as applicable, in each case, including pursuant to the work-out of the Mortgage Loan, or (b) with respect to the circumstances described in clauses (iv), (v), (vi), (vii) and (viii) above, when such circumstances cease to exist in the judgment of the Special Servicer (consistent with Accepted Servicing Practices); provided, in any case, that at that time no other circumstance exists (as described above) that would constitute a Special Servicing Loan Event (in such circumstances, the Mortgage Loan shall be a “Corrected Mortgage Loan”); provided, further that if a Special Servicing Loan Event exists with respect to the Trust Loan or any Companion Loan, it shall be considered to exist with respect to the entire Mortgage Loan.

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“Specially Serviced Mortgage Loan”: The Mortgage Loan during the occurrence of a Special Servicing Loan Event.

“Startup Day”: As defined in Section 12.1(c).

“Subcontractor”: Any vendor, subcontractor or other Person that is not responsible for the overall servicing (as “servicing” is commonly understood by participants in the mortgage backed securities industry) of the Mortgage Loan but performs one or more discrete functions identified in Item 1122(d) of Regulation AB with respect to the Mortgage Loan under the direction or authority of the Servicer (or a Sub-Servicer of the Servicer), the Special Servicer (or a Sub-Servicer of the Special Servicer) or an Additional Servicer (or a Sub-Servicer of an Additional Servicer).

“Sub-Servicer”: Any Person that (i) Services the Mortgage Loan on behalf of the Servicer, Special Servicer or any Sub-Servicer and (ii) is responsible for the performance (whether directly or through Sub-Servicers or Subcontractors) of all or a material portion of the Servicing functions required to be performed by the Servicer, the Special Servicer or an Additional Servicer, under this Agreement, with respect to the Mortgage Loan.

“Successful Bidder”: As defined in Section 7.2(b).

“Successor Manager”: Any Independent Contractor as selected or retained by the Special Servicer, on behalf of the Trustee for the benefit of the Trust and the Companion Loan Holder(s), to serve as manager of a Foreclosed Property, which designation, as evidenced by written confirmation from each Rating Agency, shall not result in the downgrade, withdrawal or qualification of the ratings assigned to the Certificates by such Rating Agency.

“Temporary Regulation S Global Certificate”: As defined in Section  5.2(a).

“Terminated Party”: As defined in Section 7.1(f).

“Terminating Party”: As defined in Section 7.1(f).

“Third Party Purchaser”: Any Person that purchases the HRR Interest in accordance with this Agreement and applicable laws and regulations; provided that if there are multiple Holders of the HRR Interest then “Third Party Purchaser” shall mean, individually and collectively, those multiple Holders.

“Total Current Principal Collection Amount”: For each Distribution Date, the aggregate of all amounts collected in respect of, or otherwise allocable to, principal that are received during the related Collection Period with respect to the Trust Loan (including, without limitation, all or any portion thereof that constitutes an REO Trust Loan), including, without limitation, in the form of Prepayments, the principal portion of the Balloon Payment, the principal portion of any Repurchase Price or Loss of Value Payments, all amounts received in respect of, or allocable to, principal from Net Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds or income from a Foreclosed Property or any other amounts received in respect of, or allocable to, principal on the Trust Loan (including, without limitation, all or any portion thereof that constitutes an REO Trust Loan) during the related Collection Period. The Total Current

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Principal Collection Amount for any Distribution Date will be allocable to the respective Classes of the Principal Balance Certificates in Sequential Order, in each such case up to the amount necessary to reduce the related Certificate Balance outstanding immediately prior to such Distribution Date to zero (taking into account the Class Principal Shortfall in respect of the immediately preceding Distribution Date for the subject Class of Certificates).

“Transaction Parties”: As defined in Section 5.3(o).

“Transferee Affidavit”: As defined in Section 5.3(p)(ii).

“Transferor Letter”: As defined in Section 5.3(p)(ii).

“Treasury Regulations”: Applicable final or temporary regulation of the U.S. Department of the Treasury.

“Trust”: The trust formed pursuant to this Agreement to be designated ILPT Commercial Mortgage Trust 2022-LPFX.

“Trust Fund”: The corpus of the Trust created by this Agreement, consisting of (i) the Trust Notes together with (to the extent that the documents, agreements and instruments therein evidence, secure, guarantee or otherwise relate to the Trust Loan) the Mortgage Loan File relating thereto (and excluding the original Companion Loan Note(s)); (ii) all scheduled and unscheduled payments on or collections in respect of the Trust Notes; (iii) any Foreclosed Property; (iv) all revenues received in respect of any Foreclosed Property (exclusive of any portion thereof payable to the Companion Loan Holder(s)); (v) the Servicer’s, Special Servicer’s and the Trustee’s rights under the insurance policies with respect to the Properties required to be maintained pursuant to this Agreement and any proceeds thereof (exclusive of any portion thereof payable to the Companion Loan Holder(s)); (vi) to the extent they secure, guarantee or otherwise relate to the Trust Loan, any Collateral Security Documents; (vii) to the extent they secure, guarantee or otherwise relate to the Trust Loan, any indemnities or guaranties given as additional security for the Trust Notes; (viii) all funds (exclusive of any portion thereof payable to the Companion Loan Holder(s)) deposited in the Collection Account, the Interest Reserve Account, the Distribution Account and the Yield Maintenance Premiums Distribution Account, including any reinvestment income thereon (except as otherwise provided herein); (ix) to the extent they secure, guarantee or otherwise relate to the Trust Loan, any environmental indemnity agreements relating to the Properties; (x) the rights and remedies of the Depositor under each Trust Loan Purchase Agreement (other than Sections 7(f), 7(h) and 7(i) thereof); (xi) to the extent they secure, guarantee or otherwise relate to the Trust Loan, the security interest in the Reserve Accounts granted pursuant to Section 2.1; (xii) all other assets included or to be included in the Lower-Tier REMIC for the benefit of the Upper-Tier REMIC; (xiii) the Uncertificated Lower-Tier Interests; (xiv) the Loss of Value Reserve Fund; (xv) the ILPT 2022-LPFX – Rating Agency Surveillance Reserve Account; and (xvi) the proceeds of any of the foregoing.

“Trust Fund Expenses”: Any unanticipated expenses and certain other default-related expenses incurred by the Trust and/or the Trust Fund (including, without limitation, all Advance Interest and all Borrower Reimbursable Trust Fund Expenses, to the extent not reimbursed by any Borrower Related Party) and all other amounts (such as indemnification

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payments, but excluding Advances, the Servicing Fee, the Operating Advisor Fee and the Trustee/Certificate Administrator Fee) permitted to be retained, reimbursed or withdrawn by (or remitted to) the Servicer, the Special Servicer, the Trustee, the Operating Advisor or the Certificate Administrator, as applicable, from the Collection Account, a Foreclosed Property Account or the Distribution Account pursuant to this Agreement.

“Trust Loan”: As defined in the Introductory Statement.

“Trust Loan Component”: Any of the Trust Loan Component A, Trust Loan Component B, Trust Loan Component C, Trust Loan Component D, Trust Loan Component E, Trust Loan Component F, Trust Loan Component G and Trust Loan Component HRR.

“Trust Loan Component A”: “Component A”, as such term is defined or described in the Mortgage Loan Agreement.

“Trust Loan Component B”: “Component B”, as such term is defined or described in the Mortgage Loan Agreement.

“Trust Loan Component C”: “Component C”, as such term is defined or described in the Mortgage Loan Agreement.

“Trust Loan Component D”: “Component D”, as such term is defined or described in the Mortgage Loan Agreement.

“Trust Loan Component HRR”: “Component H-RR”, as such term is defined or described in the Mortgage Loan Agreement.

“Trust Loan Note”: As defined in the Introductory Statement.

“Trust Loan Purchase Agreement”: As defined in the Introductory Statement.

“Trust Note”: As defined in the Introductory Statement.

“Trustee”: Wilmington Trust, National Association, in its capacity as trustee, or if any successor Trustee is appointed as herein provided, such Trustee.

“Trustee/Certificate Administrator Fee”: With respect to any Distribution Date, will be an amount payable monthly from amounts received or advanced in respect of the Trust Loan allocable to interest (other than Default Interest) and will accrue at the Trustee/Certificate Administrator Fee Rate, calculated on the basis of a 360-day year and the actual number of days in the related Interest Accrual Period and computed on the basis of the same principal amount, in the same manner and for the same period respecting which any related interest payment on the Trust Loan (including, without limitation, all or any portion thereof that constitutes an REO Mortgage Loan) is computed, using the same interest accrual basis as the Trust Loan. A portion of the Trustee/Certificate Administrator Fee, namely the Trustee Fee, will be payable to the Trustee. For the avoidance of doubt, the Trustee/Certificate Administrator Fee will be deemed to be payable from the Lower-Tier REMIC.

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“Trustee/Certificate Administrator Fee Rate”: A rate of 0.011600% (1.1600 basis points) per annum, which is inclusive of the Trustee Fee Rate.

“Trustee Fee”: The portion of the Trustee/Certificate Administrator Fee payable monthly by the Certificate Administrator to the Trustee pursuant to Section 8.5 in an amount agreed to between the Trustee and Certificate Administrator. The Certificate Administrator is responsible for the payment of the Trustee Fee.

“Trustee Fee Rate”: The per annum rate at which the Trustee Fee is calculated.

“Trust REMIC”: Each of the Lower-Tier REMIC and the Upper-Tier REMIC.

“UBS AG”: As defined in the Introductory Statement hereto.

“UBS AG Trust Loan Purchase Agreement”: As defined in the Introductory Statement hereto.

“Uncertificated Lower-Tier Interest”: Any of the Class LA, Class LB, Class LC, Class LD and LHRR Uncertificated Interests.

“Underwriter Exemption”: Any of (a) Prohibited Transaction Exemption 91-23 (April 18, 1991), granted to a predecessor of Citigroup Global Markets Inc., (b) Prohibited Transaction Exemption 91-22 (April 18, 1991), granted to a predecessor of UBS Securities LLC, (c) Prohibited Transaction Exemption 93-31 (May 14, 1993), granted to a predecessor of BofA Securities, Inc., (d) Prohibited Transaction Exemption 2006-07 (June 2, 2006), granted to a predecessor of BMO Capital Markets Corp. and (e) Prohibited Transaction Exemption 90-24 (May 17, 1990), granted to Morgan Stanley & Co. LLC, each as amended by Prohibited Transaction Exemption 2013-08 (July 9, 2013), and as may be further amended by the Department of Labor from time to time.

“Uninsured Cause”: Any cause of damage to property of the Borrower Related Parties subject to the Mortgages such that the complete restoration of such property is not fully reimbursable (but without regard to any applicable deductible provisions) by any insurance policy required to be maintained with respect thereto pursuant to the terms of the Mortgage Loan Documents or this Agreement.

“Unscheduled Payments”: With respect to any Distribution Date, all payments and collections received with respect to the Mortgage Loan or upon foreclosure or liquidation of any Property (net of related foreclosure expenses and Liquidation Expenses) during the related Collection Period including, but not limited to, prepayments due to acceleration of the Mortgage Loan, Net Liquidation Proceeds, Net Proceeds, Net Foreclosure Proceeds, Condemnation Proceeds, Insurance Proceeds, voluntary prepayments and other payments and collections on the Mortgage Loan not scheduled to be received, other than Monthly Debt Service Payment Amounts, the Balloon Payment or Yield Maintenance Premiums.

“Upper-Tier Distribution Account”: A subaccount of the Distribution Account, which will be an asset of the Trust Fund and the Upper-Tier REMIC.

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“Upper-Tier REMIC”: One of the two separate REMICs comprising the Trust Fund, the assets of which consist of the Uncertificated Lower-Tier Interests and such amounts as will from time to time be held in the Upper-Tier Distribution Account and the Yield Maintenance Premiums Distribution Account.

“U.S. Credit Risk Retention Rules”: The final credit risk retention rule issued by the Office of the Comptroller of the Currency (appearing at 12 CFR § 43.1, et seq.) that adopted the joint final rule promulgated by the Regulatory Agencies (appearing at 79 F.R. 77601; pages 77740-77766) to implement the credit risk retention requirements of Section 15G of the Securities Exchange Act of 1934, as added by Section 941 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, as such rule may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Regulatory Agencies in the adopting release (79 FR 77601 et seq.) or by the staff of any such agency, or as may be provided by any such agency or its staff from time to time, in each case, as effective from time to time.

“U.S. Securities Person”: A “U.S. person” within the meaning of Rule 902(k) under the Act.

“U.S. Tax Person”: A Person that is (i) a citizen or resident alien of the United States, (ii) a corporation, partnership (except as provided in applicable Treasury regulations) or other entity created or organized in or under the laws of the United States, any State or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, (iii) an estate whose income is subject to United States federal income tax regardless of the source of its income, (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Tax Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 that have elected to be treated as a U.S. Tax Person) and (v) any other Person that is disregarded as separate from its owner for U.S. federal income tax purposes and whose owner is described in clauses (i) through (iv) above.

“Voting Rights”: The portion of the voting rights of all of the Certificates that is allocated to any Certificate or Class of Certificates. At any time that any Certificates are outstanding, the Voting Rights shall be allocated among the respective Classes of Regular Certificates as follows: (1)(x) except as described in subclause (y) of this clause (1), 2% to the Class X Certificates, and (y) 0% to the Class X Certificates if the Notional Amount of such Class has been reduced to zero and also in the case of votes pertaining to terminating and replacing the Special Servicer as described in Section 7.1 or the Operating Advisor as described in Section 9.8; and (2) in the case of any Class of Principal Balance Certificates, a percentage equal to the product of (x) the percentage of Voting Rights remaining after allocations in clause (1) above, and (y) a fraction (expressed as a percentage), the numerator of which is equal to the Certificate Balance (and in connection with any vote (including to establish a Certificateholder Quorum) to terminate or replace the Special Servicer (other than based on the recommendation of the Operating Advisor) or the Operating Advisor under this Agreement, taking into account any notional reductions in the Certificate Balances for Appraisal Reduction Amounts allocated to the Certificates) of the Class determined as of the prior Distribution Date, and the denominator of which is equal to the aggregate Certificate Balance (and in connection with any vote (including to establish a Certificateholder Quorum) to terminate or replace the Special Servicer (other than based on the

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recommendation of the Operating Advisor) or the Operating Advisor under this Agreement, taking into account any notional reductions in the Certificate Balances for Appraisal Reduction Amounts allocated to the Certificates) of all Classes of Principal Balance Certificates, in each case determined as of the prior Distribution Date. The Voting Rights of any Class of Certificates shall be allocated among Certificateholders of such Class in proportion to their respective Percentage Interests. The Class R Certificates shall not be entitled to any Voting Rights.

“Withheld Amounts”: As defined in Section 3.3(b) of this Agreement.

“Work-out Fee”: A fee payable to the Special Servicer pursuant to Section 3.17 equal to 0.25% of each payment of principal and interest (other than Default Interest) made on the Mortgage Loan following resolution of a Special Servicing Loan Event by a written agreement with the Borrowers negotiated by the Special Servicer for so long as another Special Servicing Loan Event does not occur; provided, that in no event shall the Work-out Fee payable in respect of the Mortgage Loan exceed $1,000,000.

“Yield Maintenance Premium”: Any “Yield Maintenance Premium” as defined in the Mortgage Loan Agreement.

“Yield Maintenance Premiums Distribution Account”: The account created and maintained by the Certificate Administrator pursuant to Section 3.5(d).

1.2                Interpretation. (a) Whenever this Agreement refers to a Distribution Date and a “related” Collection Period, Interest Accrual Period or Payment Date, such reference shall be to the Collection Period, Interest Accrual Period or Payment Date, as applicable, most recently ended prior to or immediately preceding, as applicable, such Distribution Date.

(b)               Whenever this Agreement refers to a Distribution Date and an “applicable” Pass-Through Rate, such reference shall be to the Pass-Through Rate for the applicable Class for such Distribution Date or the related Certificate Interest Accrual Period.

(c)               The words “hereof”, “herein”, and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Exhibit references contained in this Agreement are references to Sections and Exhibits in or to this Agreement unless otherwise specified.

(d)               Interest on the Regular Certificates shall be calculated on a 30/360 Basis.

(e)                The terms “include” or “including” shall mean without limitation by reason of enumeration.

(f)                 The terms defined in this Agreement include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender.

(g)                  For the avoidance of doubt, with respect to any indemnification provisions in this Agreement providing that the Trust is required to indemnify a party to this Agreement or a party to this Agreement is required to indemnify the Trust or another party to this Agreement for

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costs, fees and expenses, such costs, fees and expenses are intended to include costs (including, but not limited to, reasonable attorney’s fees and expenses) of the enforcement of such indemnity.

1.3                Certain Calculations in Respect of the Mortgage Loan. (a) All amounts collected by or on behalf of the Trust in respect of the Mortgage Loan in the form of payments from or on behalf of the Borrower Related Parties, any Liquidation Proceeds, Condemnation Proceeds or Insurance Proceeds shall, to the extent not inconsistent with the Mortgage Loan Documents (as modified by the Co-Lender Agreement to establish prioritization among the Notes), and in any event during the continuance of a Mortgage Loan Event of Default, be applied in the following order of priority:

first, as a recovery of any related and unreimbursed Property Protection Advances plus interest accrued thereon and, if applicable, other unreimbursed Trust Fund Expenses (excluding interest on Administrative Advances, Monthly Interest Payment Advances and Companion Loan Advances);

second, to make (without duplication) payments of interest, principal and reimbursements of any other costs, expenses, advances and losses on the Trust Notes and the Companion Loan Note(s) in the amounts and order of priority provided in the Co-Lender Agreement; provided, that for purposes of determining distributions on the Certificates any Liquidation Proceeds, Condemnation Proceeds or Insurance Proceeds on the Mortgage Loan or Property that would be so allocated as interest and principal on the Trust Notes will be applied to the Trust Notes in the following amounts and order:

(i) as a recovery of accrued and unpaid interest first, on the Senior Trust Notes, and then, on the Junior Trust Notes, in that order, in each case to the extent of the excess, if any, of (1) accrued and unpaid interest at the respective Interest Rates (without giving effect to any increase in any such interest rates required under the Mortgage Loan Agreement as a result of a default under the Trust Loan) to, but not including, the date of receipt by or on behalf of the Trust (or, in the case of a full Monthly Debt Service Payment Amount from or on the behalf of the Borrower Related Parties, for the related Mortgage Loan Interest Accrual Period), over (2) the cumulative amount of the reductions (if any) in the amount of the interest portion of the related Monthly Interest Payment Advances for the Trust Loan that have theretofore occurred under Section  3.23(a) in connection with Appraisal Reduction Amounts (to the extent that collections have not been applied as a recovery of accrued and unpaid interest pursuant to subclause (iii) of this clause second on earlier dates);

(ii) as a recovery of principal of the Trust Loan then due and owing, including by reason of acceleration of the Trust Loan following a Mortgage Loan Event of Default (or, following the occurrence of a Liquidation Event, as a recovery of principal to the extent of its entire remaining unpaid principal balance), with any such recovery of principal to be applied, in the following order: (1) first, to the reduction of the outstanding principal balance of the Senior Trust Notes; and (2) second, to the reduction of the outstanding principal balance of the Junior Trust Notes; and

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(iii) as a recovery of accrued and unpaid interest first, on the Senior Trust Notes, and then, on the Junior Trust Notes, in that order, in each case to the extent of the cumulative amount of the reductions (if any) in the amount of the interest portion of the related Monthly Interest Payment Advances for the Trust Loan that have theretofore occurred under Section  3.23(a) in connection with related Appraisal Reduction Amounts (to the extent collections have not been applied as recovery of accrued and unpaid interest pursuant to this subclause (iii) on earlier dates);

third, as a recovery of amounts to be currently applied to the payment of, or escrowed for the future payment of, real estate taxes, assessments, ground rent and insurance premiums and similar items;

fourth, as a recovery of any other reserves to the extent then required to be held in escrow;

fifth, to any Yield Maintenance Premiums due with respect to the Trust Notes and the Companion Loan Note(s), in the amounts and order of priority contemplated by the Co-Lender Agreement;

sixth, as a recovery of any assumption fees and Modification Fees then due and owing under the Trust Loan;

seventh, as a recovery of any Default Interest or late charges then due and owing under the Mortgage Loan;

eight, as a recovery of any other amounts (including Operating Advisor Consulting Fees) then due and owing under or with respect to the Mortgage Loan other than remaining unpaid principal; and

ninth, as a recovery of any remaining principal of the Mortgage Loan to the extent of its entire remaining unpaid principal balance;

provided, that, to the extent required under the REMIC Provisions, if any payments or proceeds are received with respect to any release of a Property or any partial release of a Property (including following a condemnation) and if, immediately following such release, the loan-to-value ratio of the Trust Loan (excluding the value of personal property and going concern value, if any) exceeds 125%, then such payments or proceeds shall be allocated to reduce the principal balance of the Trust Loan in the manner permitted by such REMIC Provisions. For the avoidance of doubt, the application of amounts collected above in this paragraph shall not affect the allocations under the Co-Lender Agreement.

In connection with the foregoing, if the terms of the Mortgage Loan are modified (x) by the Special Servicer in connection with a work-out or proposed work-out of the Mortgage Loan or (y) otherwise as part of a bankruptcy or other proceeding, such that (i) the Mortgage Loan principal balance is decreased, (ii) the applicable interest rate on the Mortgage Loan is reduced, (iii) payments of interest or principal on the Mortgage Loan are waived, reduced or deferred or (iv) any other adjustment is made to any of the payment terms of the Mortgage Loan, then all payments

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and other collections with respect to the Trust Loan will be deemed applied (for purposes of making distributions on the Certificates) as though such work-out did not occur, with the payment terms of the Trust Loan and each related Trust Note remaining the same as they are on the Closing Date, and (for purposes of making distributions on the Certificates and allocating Realized Losses to the Principal Balance Certificates) the full economic effect of all waivers, reductions or deferrals of amounts due on the Mortgage Loan attributable to such work-out shall be borne by the respective Notes in a manner consistent with the payment priorities set forth in the Co-Lender Agreement.

(b)        Collections by or on behalf of the holders of the Notes in respect of each Foreclosed Property (exclusive of amounts to be applied to the payment of the costs of operating, managing, leasing, maintaining and disposing of such Foreclosed Property) shall be applied to the amounts due and owing on the Mortgage Loan (which shall be deemed to remain outstanding) in the following order of priority (and for the following purposes):

first, as a recovery of any related and unreimbursed Property Protection Advances plus interest accrued thereon and, if applicable, other unreimbursed Trust Fund Expenses (excluding interest on Administrative Advances, Monthly Interest Payment Advances and Companion Loan Advances);

second, to make (without duplication) payments of interest, principal and reimbursements of any other costs, expenses, advances and losses on the Trust Notes and the Companion Loan Note(s) in the amounts and order of priority provided in the Co-Lender Agreement; provided, that for purposes of determining distributions on the Certificates any Liquidation Proceeds, Condemnation Proceeds or Insurance Proceeds on the Mortgage Loan or Property that would be so allocated as interest and principal on the Trust Notes will be applied to the Trust Notes in the following amounts and order:

(i) as a recovery of accrued and unpaid interest first, on the Senior Trust Notes, and then, on the Junior Trust Notes, in that order, in each case to the extent of the excess of (1) accrued and unpaid interest at the respective Interest Rates (without giving effect to any increase in any such interest rates required under the Mortgage Loan Agreement as a result of a default under the Trust Loan) through the end of the related Mortgage Loan Interest Accrual Period corresponding to the Payment Date in the Collection Period in which such collections were received, over (2) the cumulative amount of the reductions (if any) in the amount of the Monthly Interest Payment Advances for the Trust Loan that have theretofore occurred under Section  3.23(a) in connection with Appraisal Reduction Amounts (to the extent that collections have not been applied as a recovery of accrued and unpaid interest pursuant to subclause (iii) of this clause second or subclause (iii) of clause second of Section 1.3(a) on earlier dates);

(ii) as a recovery of principal of the Trust Loan to the extent of its entire remaining unpaid principal balance, with any such recovery of principal to be applied, in the following order: (1) first, to the reduction of the outstanding principal balance of the Senior Trust Notes; and (ii) second, to the reduction of the outstanding principal balance of the Junior Trust Notes;

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(iii) as a recovery of accrued and unpaid interest first, on the Senior Trust Notes, and then, on the Junior Trust Notes, in that order, in each case to the extent of the cumulative amount of the reductions (if any) in the amount of the Monthly Interest Payment Advances for the Trust Loan that have theretofore occurred under Section  3.23(a) in connection with Appraisal Reduction Amounts (to the extent that collections have not theretofore been applied as a recovery of accrued and unpaid interest pursuant to this subclause (iii) or subclause (iii) of clause second of Section 1.3(a) on earlier dates);

third, to any Yield Maintenance Premiums due with respect to the Trust Notes and the Companion Loan Note(s), in the amounts and order of priority contemplated by the Co-Lender Agreement;

fourth, as a recovery of any assumption fees and Modification Fees then due and owing under the Mortgage Loan;

fifth, as a recovery of any Default Interest then deemed to be due and owing under the Mortgage Loan; and

sixth, as a recovery of any other amounts (including Operating Advisor Consulting Fees) deemed to be due and owing in respect of the Mortgage Loan.

(c)                     All net present value calculations and determinations made under this Agreement with respect to the Mortgage Loan, the Trust Loan, the Companion Loan(s), the Property or Foreclosed Property (including for purposes of the definition of “Accepted Servicing Practices”) shall be made using a discount rate the Special Servicer determines in accordance with Accepted Servicing Practices is appropriate for the type of cash flows being discounted; namely (i) for principal and interest payments on the Mortgage Loan, the Trust Loan or the Companion Loan(s), or the sale of the Mortgage Loan, the Trust Loan or any Companion Loan if it is a defaulted loan the highest of (1) the rate determined by the Special Servicer that approximates the market rate that would be obtainable by the Borrowers on similar debt of the Borrowers as of such date of determination, (2) the applicable weighted average Interest Rate on the Trust Loan Components, and (3) the current yield on 10-year United States treasuries and (ii) for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent Appraisal (or update of such Appraisal).

2.                  DECLARATION OF TRUST; ORIGINAL ISSUANCE OF CERTIFICATES

2.1                   Creation and Declaration of Trust; Conveyance of the Trust Loan.(d) (a) The Depositor, concurrently with the execution and delivery hereof, hereby sells, transfers, assigns, delivers, sets over, and otherwise conveys or causes to be conveyed in trust to the Trustee for the benefit of Certificateholders, without recourse (except to the extent otherwise provided herein and in the Mortgage Loan Documents), the Depositor’s right, title and interest, whether now owned or hereafter acquired, now existing or hereafter arising, wherever located, in and to all of the items referred to in the definition of “Trust Fund”, including without limitation (i) all rights and remedies of the Depositor under each Trust Loan Purchase Agreement (other than Sections 7(f), 7(h) and 7(i) thereof), (ii) all right, title and interest of the Depositor in, to and under the Reserve Accounts,

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(iii) all right, title and interest of the Depositor in and to the Trust Loan as of the Closing Date, (iv) all right, title and interest of the Depositor in, to and under the Co-Lender Agreement and (v) all other assets included or to be included in the Lower-Tier REMIC for the benefit of the Upper-Tier REMIC. Such sale, transfer and assignment include any related escrow accounts and any security interest under the Trust Loan (whether in real or personal property and whether tangible or intangible) and all related rights to payments made or required to be made to the Depositor by the Borrower Related Parties or any other party under the Mortgage Loan Documents relating to the Trust Loan. Such sale, transfer and assignment further include all of the Depositor’s right, title and interest in and to the Mortgage Loan Documents, to the extent evidencing, securing, guarantying or otherwise relating to the Trust Loan.

It is expressly agreed and understood that, notwithstanding the assignment of the Mortgage Loan Documents pursuant to the immediately preceding paragraph, it is expressly intended that the Loan Sellers will retain the rights under, and receive the benefit of, any securitization cooperation and indemnification provisions in the Mortgage Loan Documents (and such rights and benefits shall not constitute part of the Trust) including, without limitation, Sections 11.1 and 11.2 of the Mortgage Loan Agreement.

(b)               Each Trust Loan Purchase Agreement provides that the related Loan Seller shall deliver to and deposit with, or cause to be delivered to and deposited with, the Certificate Administrator (in its capacity as the Custodian), in each case, to the extent not already in the possession of the Certificate Administrator (in its capacity as the Custodian), with copies to the Servicer, (i) on or prior to the Closing Date, (A) in the case of CREFI, each of the original executed Note A-1-A and the original executed Note B-1, endorsed on its face or by allonge thereto (without recourse, representation or warranty, express or implied) to the order of the Trustee in the following form: “Wilmington Trust, National Association, as Trustee on behalf of the Holders of ILPT Commercial Mortgage Trust 2022-LPFX, Commercial Mortgage Pass-Through Certificates, Series 2022-LPFX” (the “Required Form of Endorsement”) or in blank, and further showing a complete, unbroken chain of endorsement from the originator (if such originator is not the subject Loan Seller), (B) in the case of UBS AG, each of the original executed Note A-1-B and the original executed Note B-2, endorsed on its face or by allonge thereto (without recourse, representation or warranty, express or implied) to the order of the Trustee in the Required Form of Endorsement or in blank, and further showing a complete, unbroken chain of endorsement from the originator (if such originator is not the subject Loan Seller) (provided that any allonges specified in this subclause (i)(B) may be delivered to the Certificate Administrator (in its capacity as the Custodian) in electronic format on the Closing Date, with originals to follow within two (2) Business Days after the Closing Date), (C) in the case of BANA, each of the original executed Note A-1-C and the original executed Note B-3, endorsed on its face or by allonge thereto (without recourse, representation or warranty, express or implied) to the order of the Trustee in the Required Form of Endorsement or in blank, and further showing a complete, unbroken chain of endorsement from the originator (if such originator is not the subject Loan Seller), (D) in the case of BMO, each of the original executed Note A-1-D and the original executed Note B-4, endorsed on its face or by allonge thereto (without recourse, representation or warranty, express or implied) to the order of the Trustee in the Required Form of Endorsement or in blank, and further showing a complete, unbroken chain of endorsement from the originator (if such originator is not the subject Loan Seller), and (E) in the case of MSMCH, each of the original executed Note A-1-E and the original executed Note B-5, endorsed on its face or by allonge thereto (without recourse, representation or

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warranty, express or implied) to the order of the Trustee in the Required Form of Endorsement or in blank, and further showing a complete, unbroken chain of endorsement from the originator (if such originator is not the subject Loan Seller), (ii) on or before the Closing Date, copies of the Co-Lender Agreement and the Companion Loan Notes, and (iii) on or before the date occurring 10 days after the Closing Date (the “Delivery Date”), the following documents or instruments (each, if not defined in this Agreement, as defined in the Mortgage Loan Agreement) with respect to the Mortgage Loan (collectively with the original Trust Notes required under clause (i) above and the copies of the Co-Lender Agreement and the Companion Loan Notes required under clause (ii) above, the “Mortgage Loan File”), in each case executed by the parties thereto:

(A)                   the original or a copy of the Mortgage Loan Agreement, and a copy of all amendments thereto;

(B)                   the original or a copy, as applicable, of each Mortgage, in each case with evidence of recording thereon (to the extent a recorded copy has been returned to the Loan Seller);

(C)                    each original Assignment of Mortgage, each in favor of the Trustee, and each in a form that is complete and suitable for recording in the jurisdiction in which the related Property is located, to “Wilmington Trust, National Association, as Trustee on behalf of the Holders of ILPT Commercial Mortgage Trust 2022-LPFX, Commercial Mortgage Pass-Through Certificates, Series 2022-LPFX and the holders of the Companion Loans, as their interests may appear”, without recourse;

(D)                     an original or a copy of the Guaranty;

(E)                      an original or a copy of the Environmental Indemnity;

(F)                      a copy of the Cash Management Agreement;

(G)                      a copy of the Restricted Account Agreement;

(H)                     where applicable, (1) a copy of each UCC-1 financing statement (each of which shall have been sent for filing), together with (2) a fully completed UCC-3 financing statement, in a form that is complete and suitable for filing, disclosing the assignment from the secured party named in such UCC-1 financing statement to the Trustee of the security interest in the personal property and other UCC collateral constituting security for repayment of the Mortgage Loan;

(I)                       copies of the lender’s title insurance policies obtained in connection with the origination of the Mortgage Loan (or marked, signed commitments to insure or pro forma title insurance policies), together with any endorsements thereto;

(J)                      a copy of each PILOT Lease to which a Borrower is a party;

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(K)                                a copy of (i) each PILOT Lease Estoppel, (ii) the Collateral Assignment of Bond and Bond Documents and (iii) the Consent of Issuer to Leasehold Deed of Trust (TN);

(L)                    a copy of each Mezzanine Loan Agreement, including all amendments thereto, and a copy of the Mezzanine Intercreditor Agreement;

(M)                             a copy of each Assignment of Management Agreement, with a copy of each Management Agreement attached thereto;

(N)                    a copy of the assignment of all unrecorded Mortgage Loan Documents, in favor of the Trustee; and

(O)                       a copy of any and all amendments, modifications and supplements to, and waivers related to, any of the foregoing.

If the Loan Seller cannot deliver, or cause to be delivered, any of the documents and/or instruments referred to in clauses (iii)(B), (iii)(C) and (iii)(H) above with evidence of filing or recording thereon (if intended to be recorded or filed), solely because of a delay caused by the public filing or recording office where such document or instrument has been delivered for filing or recordation, or because the timing of the Delivery Date is such that it would not be feasible to obtain such documents from such public filing or recording office in sufficient time to meet the delivery requirements of this Section 2.1(b), or because the original document was lost after recordation, the delivery requirements of this Section 2.1(b) shall be deemed to have been satisfied on a provisional basis as of the Delivery Date as to such non-delivered document or instrument, and such non-delivered document or instrument shall be deemed to have been included in the Mortgage Loan File, if a duplicate original or a photocopy of such non-delivered document or instrument (certified by the applicable public filing or recording office, the applicable title insurance company or any Loan Seller to be a true and complete copy of the original thereof submitted for filing or recording) is delivered to the Certificate Administrator (in its capacity as the Custodian), with copies to the Servicer, on or before the Delivery Date, and either the original of such non-delivered document or instrument (if available), or a photocopy thereof (certified by the appropriate public filing or recording office, in the case of the documents and/or instruments referred to in clauses (iii)(B), (iii)(C) and (iii)(H) above, to be a true and complete copy of the original thereof submitted for filing or recording), with evidence of filing or recording thereon, is delivered to the Certificate Administrator (in its capacity as the Custodian), with copies to the Servicer, within 180 days of the Closing Date (or within such longer period, not to exceed 18 months, after the Closing Date as the Loan Sellers shall reasonably require, so long as the Loan Sellers are, as certified in writing to the Certificate Administrator no less often than every 90 days, commencing on the 180th day from the Closing Date, attempting in good faith to obtain from the appropriate public filing office or county recorder’s office such original or photocopy).

In addition, the Loan Sellers shall deliver or cause to be delivered to the Servicer for its review, all required insurance policies or certificates issued by the insurers showing such insurance to be in effect on the Closing Date, together with proof of payment of premiums relating thereto then due and payable (which may consist of such policies or certificates).

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The parties hereto acknowledge that each Trust Loan Purchase Agreement provides that (1) each of the Mortgages, the Assignments of Mortgage, each other assignments of a Collateral Security Document (to the extent such documents are required to be recorded or filed) and UCC financing statements required to be part of the Mortgage Loan File shall be filed or recorded, as applicable, by the Loan Sellers (or a third party on their behalf) in the appropriate filing offices or record depositories, with instructions to return all such recorded documents, or other evidences of filing issued by the applicable governmental offices, to the Certificate Administrator (in its capacity as the Custodian), with a copy to the Servicer, and (2) all recording fees relating to the initial recordation of such documents and/or instruments shall be paid or caused to be paid by the Loan Sellers. In the event that any such document is determined to be defective or not to be in compliance with the requirements of the applicable filing office or recording depository, or if any such document is lost or returned unrecorded because of a defect therein, the Loan Sellers are to promptly prepare or cause the preparation of a substitute document, and shall cause each such document to be duly submitted for filing or recording, as applicable. Notwithstanding anything to the contrary contained in this Section 2.1(b), in those instances where the public recording office retains the original Mortgage, Assignment of Mortgage or other assignment of a Collateral Security Document, if applicable, after any such document has been recorded, the obligations of the Loan Sellers under their respective Trust Loan Purchase Agreements shall be deemed to have been satisfied upon delivery to the Certificate Administrator (in its capacity as the Custodian) of a copy of such Mortgage, Assignment of Mortgage or other assignment of a Collateral Security Document, if applicable, certified by the public recording office to be a true and complete copy of the recorded original thereof.

The parties hereto acknowledge that each Loan Seller will be solely liable for the delivery of its Notes, and that all Loan Sellers will be liable for the delivery of the remaining documents and instruments constituting the Mortgage Loan File.

In the event that any letter of credit is delivered by the Borrower under the Mortgage Loan Documents, each Loan Seller is required under the related Trust Loan Agreement to deliver, on or before the Delivery Date, the original of such letter of credit to the Servicer, and the Servicer shall hold the original of such letter of credit on behalf of the Trust and the Companion Loan Holder(s) and deliver a copy of such letter of credit to the Certificate Administrator (in its capacity as the Custodian).

The ownership of the Trust Notes, the Mortgages, the Collateral Security Documents and all other contents of the Mortgage Loan File shall be vested in the Trust or the Trustee in trust for the benefit of the Certificateholders and, except for the Trust Notes, for the benefit of the Companion Loan Holder(s). The Depositor, the Servicer and the Special Servicer agree to take no action inconsistent with the Trustee’s ownership of the Trust Loan and to promptly indicate to all inquiring parties that the Trust Loan has been sold and to claim no ownership interest in the Trust Loan. All original documents relating to the Mortgage Loan that are not delivered to the Certificate Administrator (in its capacity as the Custodian) are and shall be held by the Depositor, the Servicer or the Special Servicer, as the case may be, in trust for the benefit of the Certificateholders, and the Companion Loan Holder(s) (except the original Companion Loan Note(s) shall be held by the Companion Loan Holder(s) or their designees). In the event that any such original document is required pursuant to the terms of this Section 2.1(b) to be a part of the

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Mortgage Loan File, such document shall be delivered promptly to the Certificate Administrator (in its capacity as the Custodian).

2.2                Acceptance by the Trustee and the Certificate Administrator. (a) By its execution and delivery of this Agreement, the Trustee acknowledges the assignment to it of the Trust Loan in good faith without notice of adverse claims and the Certificate Administrator declares that it holds and shall hold or shall cause to be held such documents as are delivered to it constituting the Mortgage Loan File (to the extent the documents constituting the Mortgage Loan File are actually delivered to it) in trust, upon the conditions herein set forth, for the use and benefit of all present and future Certificateholders and the Companion Loan Holder(s).

(b)                  The execution and delivery of this Agreement by the Certificate Administrator shall constitute certification by the Certificate Administrator on behalf of the Trustee that (i) each original Trust Note specified in clause (i) of the definition of “Mortgage Loan File” and all allonges thereto, if any, have been received by the Certificate Administrator (in its capacity as the Custodian) (provided that any allonges specified in subclause (i)(B) of the definition of “Mortgage Loan File” may be delivered to the Certificate Administrator (in its capacity as the Custodian) in electronic format on the Closing Date, with originals to follow within two (2) Business Days after the Closing Date); and (ii) such original Trust Note has been reviewed by the Certificate Administrator (in its capacity as the Custodian) and (A) appears regular on its face (handwritten additions, changes or corrections shall not constitute irregularities if initialed by the applicable Borrower Related Party), (B) appears to have been executed and (C) purports to relate to the Trust Loan. The Certificate Administrator (in its capacity as the Custodian) agrees to review the Mortgage Loan File within 30 days after the Closing Date, and to deliver to the Loan Sellers, the Depositor, the Servicer and the Special Servicer a report certifying, subject to any exceptions found by it in such review, that (A) all documents referred to in Section 2.1(b) have been received, and (B) all documents appear to have been executed, appear on their face to be what they purport to be, purport to be recorded or filed (if and as applicable) and have not been torn, mutilated or otherwise defaced, and appear on their faces to relate to the Trust Loan specifically or to the Mortgage Loan. The Certificate Administrator (in its capacity as the Custodian) shall not have any responsibility for reviewing the Mortgage Loan File except as expressly set forth in this Section 2.2(b). The Certificate Administrator (in its capacity as the Custodian) shall not be under any duty or obligation to inspect, review, or examine any such documents, instruments or certificates to independently determine that they are valid, genuine, enforceable, legally sufficient, duly authorized, or appropriate for the represented purpose, whether the text of any assignment or endorsement is in proper or recordable form (except to determine if the endorsement conforms to the requirements of Section 2.1(b)), whether any document has been recorded in accordance with the requirements of any applicable jurisdiction, to independently determine that any document has actually been filed or recorded in the appropriate office, that any document is other than what it purports to be on its face, or whether the title insurance policies relate to the Properties.

(c)               Upon the first anniversary of the Closing Date, the Certificate Administrator shall deliver to the Depositor, the Loan Sellers, the Servicer and the Special Servicer a final exception report as to any remaining documents that are not in the Mortgage Loan File, whereupon, within 90 days, the Depositor shall either: (i) cause such document deficiency to be cured; or (ii) use commercially reasonable efforts to cause each related Loan Seller, as applicable to (1) repurchase such Loan Seller’s Loan Seller Percentage Interest in the Trust Loan (or the

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allocable portion thereof) from the Trust or (2) make a Loss of Value Payment as described in Section 2.9 in respect of its Loan Seller Percentage Interest in the Trust Loan for losses directly related to such document deficiency, in each case pursuant to the applicable Trust Loan Purchase Agreement if such exception is a Material Document Defect. Notwithstanding anything to the contrary herein, no Defect (except for (x) a Defect with respect to the related Notes, Mortgages, Assignments of Mortgage, title insurance policies, ground lease(s) (if any) or PILOT lease(s), which Defect shall be deemed to be a Material Document Defect, and (y) a Defect that causes the Trust Loan to be other than a Qualified Mortgage) shall be considered to be a Material Document Defect unless the document with respect to which a Defect exists is required in connection with (A) an imminent enforcement of the mortgagee’s rights or remedies under the Trust Loan; (B) defending any claim asserted by the Borrower or third party with respect to the Trust Loan; (C) establishing the validity or priority of any lien on any collateral securing the Trust Loan; or (D) any immediate significant servicing obligations. Also notwithstanding anything to the contrary herein, the failure to deliver UCC financing statements with respect to the Trust Loan shall not be considered a Material Document Defect. The Trust’s sole remedy against the Loan Sellers in connection with a Material Document Defect is to enforce the repurchase claim or Loss of Value Payment, as applicable, in accordance with the provisions of the Trust Loan Purchase Agreements.

The Certificate Administrator and the other parties to this Agreement hereby agree that the scope of the Custodian’s review of the Mortgage Loan File pursuant to this Section 2.2 by the Certificate Administrator (in its capacity as the Custodian) is limited solely to confirming that the Mortgage Loan File has been received, the Mortgage Loan Documents comprising the Mortgage Loan File appear regular on their face and such additional information as will be necessary for delivering the certifications required by Section 2.2(b) and Section 2.2(c) of this Agreement. In addition, such review is in no way intended to, nor shall it be used to, verify the content of any collateral descriptions included in any data tapes and shall not otherwise directly or indirectly be reflected in any offering document. Any review of the Mortgage Loan File by the Certificate Administrator (in its capacity as the Custodian) and any certification with respect thereto shall not be deemed by the parties to this Agreement to constitute “due diligence services” or a “third party due diligence report” as such terms are defined in Rule 17g-10 and 15Ga-2, respectively, under the Exchange Act. Any recipient of the Certificate Administrator’s certification or a copy thereof by its receipt thereof is deemed to agree, and each party to this Agreement hereby agrees, that it shall not share such certification with any NRSRO or any party not addressed on such certification. Notwithstanding the foregoing, nothing in this Section 2.2(c) shall relieve any party to this Agreement from its obligation to deliver information to the Rating Agencies as required under and in accordance with the terms of this Agreement.

(d)               If the Servicer or the Special Servicer (i) receives or makes any request or demand for repurchase of the Trust Loan (or the allocable portion thereof) because of a breach of or alleged breach of a representation or warranty or a Defect (any such request or demand for repurchase or replacement, a “Repurchase Request”, and the Servicer or the Special Servicer, as applicable, to the extent it receives a Repurchase Request, the “Repurchase Request Recipient” with respect to such Repurchase Request); or (ii) receives any withdrawal of a Repurchase Request by the Person making such Repurchase Request (or such a Repurchase Request is forwarded to the Servicer or the Special Servicer by another party hereto), then the Repurchase Request Recipient shall deliver notice of such Repurchase Request or withdrawal of a Repurchase Request

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(each, a “Rule 15Ga-1 Notice”) to each other and to the Depositor and the Loan Sellers, in each case within ten (10) Business Days from such party’s receipt thereof. Each Rule 15Ga-1 Notice may be delivered by electronic means.

Each Rule 15Ga-1 Notice shall include (i) the identity of the subject Property (or Properties), (ii) the date the Repurchase Request is received or the date any withdrawal of the Repurchase Request is received, as applicable, (iii) if known, the basis for the Repurchase Request (as asserted in the Repurchase Request) and (iv) a statement from the Repurchase Request Recipient as to whether it currently plans to pursue such Repurchase Request.

A Repurchase Request Recipient shall not be required to provide any information in a Rule 15Ga-1 Notice protected by the attorney-client privilege or attorney work product doctrines. Each Trust Loan Purchase Agreement shall provide that (i) any Rule 15Ga-1 Notice provided pursuant to this Section 2.2(d) is so provided only to assist the related Loan Seller and Depositor or their respective Affiliates to comply with Rule 15Ga-1 under the Exchange Act, Items 1104 and 1121 of Regulation AB and any other requirement of law or regulation and (ii)(A) no action taken by, or inaction of, a Repurchase Request Recipient and (B) no information provided pursuant to this Section 2.2(d) by a Repurchase Request Recipient, shall be deemed to constitute a waiver or defense to the exercise of any legal right the Repurchase Request Recipient may have with respect to the related Trust Loan Purchase Agreement, including with respect to any Repurchase Request that is the subject of a Rule 15Ga-1 Notice.

In the event that the Depositor, the Trustee or the Certificate Administrator receives a Repurchase Request, such party shall promptly forward or otherwise provide written notice of such Repurchase Request to the Servicer (or, if relating to the Mortgage Loan while a Special Servicing Loan Event has occurred and is continuing, to the Special Servicer) and include the following statement in the related correspondence: “This is a “Repurchase Request” under Section 2.2 of the Trust and Servicing Agreement relating to the ILPT Commercial Mortgage Trust 2022-LPFX, Commercial Mortgage Pass-Through Certificates, Series 2022-LPFX requiring action by you as the “Repurchase Request Recipient” thereunder.” Upon receipt of such Repurchase Request by the Servicer or the Special Servicer, as applicable pursuant to the prior sentence, such party shall be deemed to be the Repurchase Request Recipient in respect of such Repurchase Request, and such party shall comply with the procedures set forth in this Section 2.2(d) with respect to such Repurchase Request.

If the Depositor or a Responsible Officer of the Trustee or the Certificate Administrator receives notice or has knowledge of a withdrawal of a Repurchase Request of which notice has been previously received or given, and such notice was not received from or copied to the Servicer or the Special Servicer, then such party shall promptly give notice of such withdrawal to the Servicer or the Special Servicer, as applicable.

2.3              Representations and Warranties of the Trustee. (a) Wilmington Trust, National Association, as Trustee hereby represents and warrants to the other parties hereto, and for the benefit of the Certificateholders and the Companion Loan Holder(s), that as of the Closing Date:

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(i)                the Trustee is a national banking association, duly organized, validly existing, and is in good standing under the laws of the United States; the Trustee possesses and shall continue to possess all requisite authority, power, licenses, permits, franchise and approvals to conduct its business and to execute, deliver and comply with its obligations under this Agreement;

(ii)                the execution and delivery of this Agreement by the Trustee and its performance and compliance with the terms of this Agreement shall not violate the Trustee’s organizational documents or any other material instrument governing its operations, or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, agreement or other instrument to which the Trustee is a party or which may be applicable to the Trustee or any of its assets, which default or breach of such material contract, agreement or other instrument would have a material adverse effect on the Trustee’s performance of its obligations hereunder;

(iii)               except to the extent that the laws of any jurisdiction in which a part of the Trust Fund may be located require that a co-trustee or separate trustee be appointed to act with respect to such property as contemplated by Section 8.10, the Trustee has the full power and authority to enter into and consummate the transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement;

(iv)              this Agreement, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid and binding obligation of the Trustee, enforceable against it in accordance with the terms of this Agreement, except as such enforcement may be limited by bankruptcy, insolvency, conservatorship, reorganization, receivership, moratorium or other laws relating to or affecting the rights of creditors generally and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law);

(v)                the Trustee is not in violation of, and the execution and delivery of this Agreement by the Trustee and its performance and compliance with the terms of this Agreement shall not constitute a violation with respect to, any order or decree of any court or any order, law or regulation of any federal, state, municipal or governmental agency of or in the United States of America having jurisdiction, which violation would have consequences that would materially and adversely affect the condition (financial or other) or operations of the Trustee or its properties or might have consequences that would materially affect the performance of its duties hereunder or thereunder;

(vi)                no consent, approval, authorization or order of, or registration of filing with, or notice to any court, governmental or regulatory agency or body, is required for the execution, delivery and performance by the Trustee of this Agreement or if required, such approval has been obtained prior to the Closing Date;

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(vii)            no litigation is pending or, to the best of the Trustee’s knowledge, threatened against the Trustee which would prohibit its entering into or materially and adversely affect its ability to perform its obligations under this Agreement;

(viii)           the Trustee is covered by errors and omissions insurance and fidelity bond coverage which is in full force and effect or otherwise complies with the requirements of Section 8.6(b) hereof;

(ix)               the Trustee is a Qualified Trustee; and

(x)                  to its actual knowledge, the Trustee is not a Risk Retention Affiliate of the Third Party Purchaser.

(b)                  The respective representations and warranties of the Trustee set forth in this Section 2.3 shall survive until the termination of this Agreement, and shall inure to the benefit of the other parties hereto, the Certificateholders and the Companion Loan Holder(s).

2.4              Representations and Warranties of the Certificate Administrator.(a) (a) Computershare Trust Company, National Association, as Certificate Administrator, hereby represents and warrants to the other parties hereto, and for the benefit of the Certificateholders and the Companion Loan Holder(s), that as of the Closing Date:

(i)                   the Certificate Administrator is a national banking association, duly organized, validly existing, and is in good standing under the laws of the United States; the Certificate Administrator possesses and shall continue to possess all requisite authority, power, licenses, permits, franchise and approvals to conduct its business and to execute, deliver and comply with its obligations under this Agreement;

(ii)                 the execution and delivery of this Agreement by the Certificate Administrator and its performance and compliance with the terms of this Agreement shall not violate the Certificate Administrator’s organizational documents or any other material instrument governing its operations, or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, agreement or other instrument to which the Certificate Administrator is a party or which may be applicable to the Certificate Administrator or any of its assets, which default or breach of such material contract, agreement or other instrument would have a material adverse effect on the Certificate Administrator’s performance of its obligations hereunder;

(iii)               the Certificate Administrator has the full power and authority to enter into and consummate the transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement;

(iv)              this Agreement, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid and binding obligation of the Certificate Administrator, enforceable against it in accordance with the terms of this Agreement, except as such enforcement may be limited by bankruptcy, insolvency, conservatorship,

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reorganization, receivership, moratorium or other laws relating to or affecting the rights of creditors generally and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law);

(v)                     the Certificate Administrator is not in violation of, and the execution and delivery of this Agreement by the Certificate Administrator and its performance and compliance with the terms of this Agreement shall not constitute a violation with respect to, any order or decree of any court or any order, law or regulation of any federal, state, municipal or governmental agency of or in the United States of America having jurisdiction, which violation would have consequences that would materially and adversely affect the condition (financial or other) or operations of the Certificate Administrator or its properties or might have consequences that would materially affect the performance of its duties hereunder or thereunder;

(vi)              no consent, approval, authorization or order of, or registration of filing with, or notice to any court, governmental or regulatory agency or body, is required for the execution, delivery and performance by the Certificate Administrator of this Agreement or if required, such approval has been obtained prior to the Closing Date;

(vii)             no litigation is pending or, to the best of the Certificate Administrator’s knowledge, threatened against the Certificate Administrator which would prohibit its entering into or materially and adversely affect its ability to perform its obligations under this Agreement;

(viii)           the Certificate Administrator is covered by errors and omissions insurance coverage which is in full force and effect or otherwise complies with the requirements of Section 8.6(b) hereof;

(ix)                 the Certificate Administrator is a Qualified Certificate Administrator; and

(x)                 to its actual knowledge, the Certificate Administrator is not a Risk Retention Affiliate of the Third Party Purchaser.

(b)                  The respective representations and warranties of the Certificate Administrator set forth in this Section 2.4 shall survive until the termination of this Agreement, and shall inure to the benefit of the other parties hereto, the Certificateholders and the Companion Loan Holder(s).

2.5              Representations and Warranties of the Servicer. (a) Berkadia Commercial Mortgage LLC, as Servicer, hereby represents and warrants to the other parties hereto, and for the benefit of the Certificateholders and the Companion Loan Holder(s), that as of the Closing Date:

(i)                  it is a limited liability company, duly organized, validly existing, and is in good standing under the laws of the State of Delaware; it is, and throughout the term of this Agreement shall remain, duly authorized and qualified to transact business in the jurisdiction where any Property is located to the extent required by applicable law and necessary to ensure the enforceability of the Mortgage Loan in accordance with the terms thereof and hereof; it possesses and shall continue to possess all requisite authority, power,

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licenses, permits, franchise, and approvals to conduct its business and to execute, deliver, perform and comply with its obligations under this Agreement;

(ii)                 the execution and delivery of this Agreement and its performance of and compliance with the terms hereof in the manner contemplated by this Agreement shall not violate its organizational documents or any other material instrument governing its operations, or any laws, regulations, orders or decrees of any governmental authority applicable to it and shall not constitute a default (or any event which, with notice or lapse of time or both, would constitute a default) under any material contract, agreement, or other instrument to which it is a party or which may be applicable to any of its assets, which violation or default would have consequences that would materially and adversely affect its financial condition or operations or its properties taken as a whole or its ability to perform its obligations hereunder, or materially impair the ability of the Trust to realize on the Collateral;

(iii)               this Agreement constitutes its valid, legal, and binding obligation enforceable against it in accordance with its terms, subject to (i) applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium and other laws affecting the enforcement of creditors’ rights generally, (ii) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law, including those respecting the availability of specific performance and (iii) public policy regarding the enforceability of indemnification, contribution and exculpation provisions as to securities law violations;

(iv)                     it has the full power and authority to enter into and consummate the transactions contemplated by this Agreement;

(v)                this Agreement has been duly executed and delivered by it;

(vi)              all consents, approvals, authorizations, orders or filings of or with any court or governmental agency or body, if any, required for the execution, delivery and performance of this Agreement by it have been obtained or made;

(vii)             there is no pending action, suit or proceeding, arbitration or governmental investigation against it, the outcome of which, in its reasonable judgment, could reasonably be expected to prohibit it from entering into this Agreement or materially and adversely affect its ability to perform its obligations under this Agreement;

(viii)           it has errors and omissions insurance and fidelity bond coverage which is in full force and effect and complies with the requirements of Section 3.11 or it self-insures for such fidelity bond and errors and omissions coverage in compliance with the requirements of Section 3.11 of this Agreement; and

(ix)               to its actual knowledge, the Servicer is not a Risk Retention Affiliate of the Third Party Purchaser.

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(b)               The representations and warranties of the Servicer set forth in this Section 2.5 shall survive until termination of this Agreement, and shall inure to the benefit of the parties hereto, the Certificateholders and the Companion Loan Holder(s).

2.6                  Representations and Warranties of the Special Servicer. (a) Situs Holdings, LLC, as Special Servicer, hereby represents and warrants to the other parties hereto, and for the benefit of the Certificateholders and the Companion Loan Holder(s), that as of the Closing Date:

(i)                  it is a limited liability company, duly organized, validly existing, and is in good standing under the laws of the State of Delaware; it is, and throughout the term of this Agreement shall remain, duly authorized and qualified to transact business in each jurisdiction where the Properties are located to the extent required by applicable law and necessary to ensure the enforceability of the Mortgage Loan in accordance with the terms thereof and hereof; it possesses and shall continue to possess all requisite authority, power, licenses, permits, franchise, and approvals to conduct its business and to execute, deliver, and comply with its obligations under this Agreement; provided, that it may comply with its obligations to possess such licenses in any particular jurisdiction where a Property is located as are necessary to conduct its business and to execute, deliver, and comply with its obligations under this Agreement in such jurisdiction if a Sub-Servicer engaged by it in accordance with this Agreement possesses all such necessary licenses in such jurisdiction, and the Special Servicer’s compliance with its applicable obligations hereunder through such Sub-Servicer would be permissible under applicable law, would be effective to ensure the enforceability of the Mortgage Loan in accordance with the terms thereof and hereof, and would provide the Special Servicer with all power, licenses (itself or through its Sub-Servicer), permits, franchise, and approvals to conduct its business and to execute, deliver, and comply with its obligations under this Agreement;

(ii)                 the execution and delivery of this Agreement and its performance of and compliance with the terms hereof in the manner contemplated by this Agreement shall not violate its organizational documents or any other material instrument governing its operations, or any laws, regulations, orders or decrees of any governmental authority applicable to it and shall not constitute a default (or any event which, with notice or lapse of time or both, would constitute a default) under any material contract, agreement, or other instrument to which it is a party or which may be applicable to any of its assets, which violation or default would have consequences that would materially and adversely affect its financial condition or operations or its properties taken as a whole or its ability to perform its obligations hereunder, or materially impair the ability of the Trust to realize on the Collateral;

(iii)               this Agreement constitutes its valid, legal, and binding obligation enforceable against it in accordance with its terms, subject to (i) applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium and other laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law, including those respecting the availability of specific performance;

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(iv)               it has the full power and authority to enter into and consummate the transactions contemplated by this Agreement;

(v)                 this Agreement has been duly executed and delivered by it;

(vi)               all consents, approvals, authorizations, orders or filings of or with any court or governmental agency or body, if any, required for the execution, delivery and performance of this Agreement by it have been obtained or made;

(vii)             there is no pending action, suit or proceeding, arbitration or governmental investigation against it, the outcome of which, in its reasonable judgment, could reasonably be expected to prohibit it from entering into this Agreement or materially and adversely affect its ability to perform its obligations under this Agreement; and

(viii)           it has errors and omissions insurance and fidelity bond coverage which is in full force and effect and complies with the requirements of Section 3.11 or it self-insures for such fidelity bond and errors and omissions coverage in compliance with the requirements of Section 3.11 of this Agreement.

(b)               The representations and warranties of the Special Servicer set forth in this Section 2.6 shall survive until termination of this Agreement, and shall inure to the benefit of the parties hereto, the Certificateholders and the Companion Loan Holder(s).

2.7              Representations and Warranties of the Depositor. (a) The Depositor hereby represents and warrants to the other parties hereto, and for the benefit of the Certificateholders, that as of the Closing Date:

(i)                  the Depositor is a Delaware corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware, with full power and authority to own its property, to carry on its business as presently conducted, to enter into and perform its obligations under this Agreement, and to create the trust pursuant hereto;

(ii)               the execution, delivery and performance of this Agreement by the Depositor have been duly authorized by all necessary corporate action on the part of the Depositor; neither the execution, delivery and performance of this Agreement, nor the consummation of the transactions herein contemplated, nor the compliance with the provisions hereof, shall conflict with or result in a breach of, or constitute a default under (A) any of the provisions of any law, rule, regulation, judgment, decree or order binding on the Depositor, (B) the organizational documents of the Depositor, or (C) the terms of any indenture or other agreement or instrument to which the Depositor is a party or by which it is bound or any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it;

(iii)               the execution, delivery and performance by the Depositor of this Agreement and the consummation of the transactions contemplated hereby and thereby do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any state, federal or other governmental authority or agency, except such as has been obtained, given, effected or taken prior to the date hereof;

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(iv)               this Agreement has been duly executed and delivered by the Depositor and, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid and binding obligation of the Depositor enforceable against it in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws relating to or affecting the rights of creditors generally, and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law);

(v)               there are no actions, suits or proceedings pending or, to the best of the Depositor’s knowledge, threatened or likely to be asserted against or affecting the Depositor, before or by any court, administrative agency, arbitrator or governmental body (A) with respect to any of the transactions contemplated by this Agreement or (B) with respect to any other matter which in the judgment of the Depositor shall be determined adversely to the Depositor and shall, if determined adversely to the Depositor, materially and adversely affect its ability to perform its obligations under this Agreement;

(vi)              the Depositor is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default would materially and adversely affect the ability of the Depositor to perform its obligations hereunder;

(vii)             other than the actions taken pursuant to this Agreement, the Depositor has taken no action to impair or encumber the title to the Trust Loan or to subject it to any offsets, defenses or counterclaims during the Depositor’s ownership thereof;

(viii)            the Depositor is accounting for the transfer of the Trust Loan as a sale under generally accepted accounting principles and for federal income tax purposes;

(ix)               the Depositor is not, and, after giving effect to the transfers contemplated under this Agreement, shall not be, insolvent; and

(x)                the Depositor has not transferred the Trust Loan with an intent to hinder, delay or defraud its creditors.

(b)                The representations and warranties of the Depositor set forth in this Section 2.7 shall survive until termination of this Agreement, and shall inure to the benefit of the Certificateholders and the parties to this Agreement.

(c)                   Neither the Depositor nor any of its Affiliates shall insure or guarantee distributions on the Certificates. Subject to Section  2.7(a) and (b), none of the Certificateholders, the Trustee, or the Certificate Administrator on their behalf shall have any rights or remedies against the Depositor for any losses or other claims in connection with the Certificates or the Mortgage Loan.

2.8                Representations and Warranties of the Operating Advisor. (a) Park Bridge Lender Services LLC, as Operating Advisor, hereby represents and warrants to the other parties hereto, and for the benefit of the Certificateholders and the Companion Loan Holder(s), that as of the Closing Date:

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(i)                  The Operating Advisor is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of New York; and the Operating Advisor is in compliance with the laws of each jurisdiction in which a Property is located to the extent necessary to perform its obligations under this Agreement;

(ii)                The execution and delivery of this Agreement by the Operating Advisor, and the performance and compliance with the terms of this Agreement by the Operating Advisor, do not violate the Operating Advisor’s organizational documents or constitute a default (or an event that, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or that is applicable to it or any of its assets, in each case, which does or is likely to materially and adversely affect the ability of the Operating Advisor to perform its obligations under this Agreement;

(iii)               The Operating Advisor has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement;

(iv)               This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Operating Advisor, enforceable against the Operating Advisor in accordance with the terms hereof, subject to (A) applicable bankruptcy, receivership, insolvency, liquidation, fraudulent transfer, reorganization, moratorium and other laws affecting the enforcement of creditors’ rights generally, (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law, and (C) public policy considerations regarding the enforceability of provisions providing or purporting to provide indemnification or contribution with respect to violations of securities laws;

(v)                The Operating Advisor is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement do not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Operating Advisor’s good faith and reasonable judgment, is likely to affect materially and adversely the ability of the Operating Advisor to perform its obligations under this Agreement;

(vi)              No litigation is pending or, to the best of the Operating Advisor’s knowledge, threatened against the Operating Advisor that would prohibit the Operating Advisor from entering into this Agreement or, in the Operating Advisor’s good faith and reasonable judgment, is likely to materially and adversely affect the ability of the Operating Advisor to perform its obligations under this Agreement;

(vii)             The Operating Advisor has errors and omissions insurance coverage that is in full force and effect, which complies with the requirements of Section 3.11(f) hereof; and

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(viii)           The Operating Advisor is an Eligible Operating Advisor;

(ix)                The Operating Advisor possesses sufficient financial strength to fulfill its duties and responsibilities pursuant to this Agreement over the life of the Trust Fund; and

(x)                 No consent, approval, authorization or order of, or filing or registration with, any state or federal court or governmental agency or body is required for the consummation by the Operating Advisor of the transactions contemplated by this Agreement, except for any consent, approval, authorization or order which has not been obtained or cannot be obtained prior to the Closing Date, and which, if not obtained would not have a materially adverse effect on the ability of the Operating Advisor to perform its obligations hereunder.

(b)                                        The representations and warranties of the Operating Advisor set forth in this Section 2.8 shall survive until termination of this Agreement, and shall inure to the benefit of the parties hereto, the Certificateholders and the Companion Loan Holder(s).

2.9                 Representations and Warranties Contained in the Trust Loan Purchase Agreement.

(a)                Upon discovery by the Servicer, the Special Servicer, the Certificate Administrator or the Trustee of (i) a Material Breach of any representation and warranty set forth in Exhibit A to any Trust Loan Purchase Agreement, which representation and warranty was made by the related Loan Seller in such Trust Loan Purchase Agreement and has been assigned to the Trustee pursuant to Section 2.1 hereof, or (ii) a Material Document Defect under any Trust Loan Purchase Agreement, such Person shall give prompt notice thereof to the other parties hereto, and upon receipt of such notice the Servicer (if the Mortgage Loan is not a Specially Serviced Loan) or the Special Servicer (if the Mortgage Loan is a Specially Serviced Loan) shall use commercially reasonable efforts to cause each related Loan Seller, to the extent obligated to do so under the applicable Trust Loan Purchase Agreement, to cure such default or defect, make a Loss of Value Payment to the Trust or repurchase such Loan Seller’s Loan Seller Percentage Interest in the Trust Loan (or, if applicable under Section 2.9(e), a Severed Loan) under the terms of and within the time period specified by the applicable Trust Loan Purchase Agreement, it being understood and agreed that none of such Persons has an obligation to conduct any investigation with respect to such matters. It is understood and agreed that (i) any repurchase obligations of any Loan Seller under the related Trust Loan Purchase Agreement require the applicable Loan Seller to repurchase only its respective Loan Portion, and no Loan Seller shall have any obligation, liability or responsibility with respect to any obligations of the other Loan Seller and (ii) the obligations of the Loan Sellers referred to in this Section 2.9(a) shall be the sole remedies available to the Certificateholders and the Trustee on their behalf respecting a Material Breach of any representation and warranty made by the Loan Sellers or a Material Document Defect.

(b)                  Upon receipt by the Servicer from a Loan Seller of the applicable Repurchase Price for the applicable Loan Seller Percentage Interest in the Trust Loan (or in a Severed Loan (as defined in Section 2.9(e)): (i) the Servicer shall deposit such amount in the Collection Account; (ii) the Certificate Administrator (or the Custodian on its behalf) shall, upon receipt of a certificate of a Servicing Officer certifying as to (1) the receipt by the Servicer of such

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Repurchase Price and the deposit of such Repurchase Price into the Collection Account pursuant to this Section 2.9(b) and (2) compliance with the conditions set forth in subsection (c) below, release or cause to be released to the designee of such Loan Seller (which designee may be such Loan Seller itself) the Trust Notes (or, in the case of a repurchase of a Severed Loan, the replacement promissory note evidencing such Severed Loan) being repurchased by such Loan Seller (endorsed as requested by such Loan Seller) and, assuming all of the Loan Sellers are repurchasing their respective Loan Seller Percentage Interests in the Trust Loan (or in a Severed Loan), release or cause to be released to the designee of the Loan Sellers the other documents constituting the Mortgage Loan File (in addition to the Trust Notes) (or, in the case of a repurchase of a Severed Loan, only such other documents as relate to the Severed Loan); (iii) assuming that all of the Loan Sellers are repurchasing their respective Loan Seller Percentage Interests in the Trust Loan (or in a Severed Loan), the Trustee shall execute and deliver to the designee of the Loan Seller (which designee may be a Loan Seller itself) such instruments of transfer or assignment, in each case without recourse, representation or warranty (except that the Trust Loan (or the portion thereof being repurchased) is owned by the Trust and is being sold free and clear of liens and encumbrances), as shall be prepared by such designee to vest in such designee the Trust Loan (or the applicable portion thereof) released pursuant hereto, and the Certificate Administrator, the Trustee, the Servicer and the Special Servicer shall have no further responsibility with regard to the Mortgage Loan File (or portion thereof) so released (if and to the extent released in accordance with this Section 2.9(b)); and (iv) assuming that all of the Loan Sellers are repurchasing their respective Loan Seller Percentage Interests in the Trust Loan( or in a Severed Loan), each of the Servicer, the Special Servicer, the Trustee and the Certificate Administrator shall release or cause to be released to the designee of the Loan Sellers copies of any servicing file, servicing records, escrow payments and reserve funds held thereby in respect of the Trust Loan (or, in the case of a repurchase of a Severed Loan, the portion of such items allocable to such Severed Loan).

(c)                If the Servicer continues to service the Mortgage Loan under this Agreement pursuant to the terms of the Co-Lender Agreement following any Loan Seller’s repurchase of its related Loan Seller Percentage Interest in the Trust Loan (or a Severed Loan) in accordance with the terms of the related Trust Loan Purchase Agreement, then the Servicer shall not be required to make any Monthly Interest Payment Advance or Administrative Advance with respect to such Loan Seller Percentage Interest in the Trust Loan (or a Severed Loan). To the extent that the Loan Sellers repurchase the Trust Loan as contemplated by Section 8 of the respective Trust Loan Purchase Agreements, unless otherwise agreed to by each Loan Seller and the Companion Loan Holders, the Mortgage Loan shall continue to be serviced by the Servicer, and if applicable, the Special Servicer in accordance with the terms of this Agreement, on behalf of the Loan Sellers and the Companion Loan Holders as a collective whole, until the holder of the controlling note under the Co-Lender Agreement has otherwise notified the Servicer, the Special Servicer, the Custodian, the Certificate Administrator and the Trustee in writing. Unless otherwise agreed by the Loan Sellers and the Companion Loan Holders, the Servicer shall be the only Servicer under the Co-Lender Agreement, the Special Servicer shall be the only Special Servicer under the Co-Lender Agreement and all servicing and other decisions regarding the Mortgage Loan shall be made by the Loan Sellers and the Companion Loan Holders as and to the extent set forth in the Co-Lender Agreement.

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(d)                Notwithstanding anything contained herein to the contrary, if at least one (but not all) of the Loan Sellers repurchases its Loan Seller Percentage Interest in the Trust Loan pursuant to Section 8 of the related Trust Loan Purchase Agreement (such Loan Seller, a “Repurchasing Loan Seller”), then (i) the Trust Loan shall continue to be serviced by the Servicer and, if applicable, the Special Servicer, in accordance with the terms of this Agreement and the Co-Lender Agreement, on behalf of the Repurchasing Loan Seller(s), the Certificateholders and the Companion Loan Holders as a collective whole, and the Servicer or the Special Servicer, as applicable, shall be the sole representative of the lender(s) under the Mortgage Loan in connection with any enforcement, bankruptcy or other proceeding, (ii) the Custodian shall retain all portions of the Mortgage File (other than the Trust Notes relating to the Repurchasing Loan Seller’s Loan Seller Percentage Interest in the Trust Loan), (iii) each Repurchasing Loan Seller shall be deemed a Companion Loan Holder and the Trust Notes repurchased by it shall be deemed to be Companion Loan Notes evidencing Companion Loans, (iv) the Trust Loan shall be deemed to consist solely of that portion of the Mortgage Loan evidenced by the Trust Notes that remain in the Trust, (v) each Repurchasing Loan Seller shall be entitled to receive on each Remittance Date such amounts as it is entitled under the Co-Lender Agreement as holder of its repurchased Notes and shall provide wiring or other remittance instructions for such remittances, (vi) each Repurchasing Loan Seller shall be entitled to receive any and all reports and have access to any and all information that a Certificateholder would otherwise have under the terms of this Agreement, (vii) no amendment may be made to this Agreement that would materially and adversely affect the rights of any Repurchasing Loan Seller in respect of such Repurchasing Loan Seller’s Loan Seller Percentage Interest in the Trust Loan without the consent of such Repurchasing Loan Seller, (viii) the Trustee shall remain the mortgagee of record, (ix) compensation shall be paid to the Servicer and/or the Special Servicer, as applicable, with respect to each repurchased Note as provided in this Agreement as if each such Note were a Companion Loan (unless otherwise agreed between the Servicer and/or the Special Servicer, as applicable, and the applicable Loan Seller), and (x) to the extent this Agreement refers to the “Mortgage Loan File”, such references shall be construed to mean the Mortgage Loan File for the entire Mortgage Loan (except that references to any Trust Note in favor of a Repurchasing Loan Seller shall be construed to instead refer to a copy of such Trust Note). Neither the Servicer nor the Trustee shall make any Monthly Interest Payment Advance or Administrative Advance with respect to any Loan Seller Percentage Interest in the Trust Loan that has been repurchased as described herein.

(e)                Pursuant to Section 8(c) of each Trust Loan Purchase Agreement, a Loan Seller is permitted to elect a partial repurchase of such Seller’s Loan Portion in connection with a Material Breach or a Material Document Defect, if (1) such Material Breach or Material Document Defect relates to one or more, but not all, of the Properties, (2) the Mortgage Loan Documents provide for the Mortgage Loan to be severed such that one or more separate notes, mortgages and other security documents may be created and such that a portion of the Mortgage Loan (and a corresponding portion of the Trust Loan (the “Severed Loan”)) may be created that is secured solely by the affected Property or Properties and (3) the conditions set forth in the Mortgage Loan Documents for creating such Severed Loan are satisfied. In such event, the Servicer (if the Mortgage Loan is not a Specially Serviced Mortgage Loan) or Special Servicer (if the Mortgage Loan is a Specially Serviced Mortgage Loan), as applicable, on behalf of the Trust, shall comply with, and enforce the provisions of Section 10.2(d) of the Mortgage Loan Agreement and comply with any applicable provisions of any related mezzanine intercreditor agreement, provided, however, that such Loan Seller, at such Loan Seller’s own expense, shall deliver, or cause to be

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delivered, to the Servicer (if the Mortgage Loan is not a Specially Serviced Mortgage Loan) or the Special Servicer (if the Mortgage Loan is a Specially Serviced Mortgage Loan), as applicable, all of the following: (i) a Rating Agency Confirmation with respect to the splitting of the Trust Loan in connection with such partial repurchase, (ii) an Opinion of Counsel to the effect that such splitting of the Trust Loan in connection with such repurchase shall not cause (A) either the Lower-Tier REMIC or the Upper-Tier REMIC to fail to continue to qualify as a REMIC, (B) the Trust Loan to fail to qualify as a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code, or (C) a tax to be imposed on the Trust, and (iii) such other documents, instruments and opinions as the Servicer or the Special Servicer, as applicable, may reasonably request. Notwithstanding the foregoing, a partial repurchase by a Loan Seller of its Loan Portion pursuant to Section 8(c) of the related Trust Loan Purchase Agreement shall not be permitted unless each other Loan Seller elects to do so and simultaneously repurchases an equivalent portion of its respective Loan Portion pursuant to Section 8(c) of each other Trust Loan Purchase Agreement. In the event of any repurchase by a Loan Seller of a portion of such Seller’s Loan Portion pursuant to Section 8(c) of the related Trust Loan Purchase Agreement (and provided that each of the other Loan Sellers also repurchases an equivalent portion of such other Loan Seller’s Loan Portion and the portions of the Trust Loan so repurchased by all of the Loan Sellers collectively constitute a Severed Loan), the applicable Severed Loan shall no longer be serviced under this Agreement; provided, however, the remainder of the Trust Loan that was not repurchased will continue to be serviced pursuant to the terms of this Agreement.

(f)                Notwithstanding the foregoing, it is understood and agreed that if there is a Material Breach or Material Document Defect with respect to one or more, but not all, of the Properties, the Loan Sellers will not be obligated to repurchase their respective Loan Seller Percentage Interests in the Trust Loan (or in a Severed Loan) if: (i) the affected Property or Properties may be released pursuant to the terms of any partial release provisions in the Mortgage Loan Documents (and such Property or Properties are in fact, released in accordance with the terms of the Mortgage Loan Documents); (ii) the Property or Properties remaining encumbered by the lien of the Mortgage Loan satisfy the requirements, if any, set forth in the Mortgage Loan Documents; (iii) the Loan Sellers provide an Opinion of Counsel to the effect that such release would not cause an Adverse REMIC Event to occur with respect to any Trust REMIC for federal income tax purposes; (iv) each Rating Agency has provided a Rating Agency Confirmation with respect to such release; and (v) each Loan Seller shall reimburse the Servicer, the Special Servicer and the Trust for such Loan Seller’s applicable Loan Seller Percentage Interest of any actual out-of-pocket expenses incurred by the Servicer, the Special Servicer and the Trust, respectively, in connection with such partial release if and to the extent that such expenses are not reimbursed by the Borrowers.

(g)               For the avoidance of doubt, it is understood and agreed that in the event that a Loan Seller is unable to satisfy, in all material respects, (i) the requirements of a partial repurchase set forth in Section 2.9(e) or (ii) the requirements of a partial release set forth in Section 2.9(f), then such Loan Seller will be required to repurchase such Loan Seller’s entire Loan Seller Percentage Interest in the Trust Loan or cure the related Material Breach or Material Document Defect or make a Loss of Value Payment to the Trust, in each case pursuant to the related Trust Loan Purchase Agreement.

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(h)               Notwithstanding the foregoing provisions of this Section 2.9, in lieu of a Loan Seller performing its obligations with respect to any Material Breach or Material Document Defect as set forth above, to the extent that such Loan Seller and the Servicer or the Special Servicer, as applicable, are in any such case able to agree upon a cash payment payable by such Loan Seller to the Trust that would be deemed sufficient to compensate the Trust for its Loan Seller Percentage Interest of the losses related to such Material Breach or Material Document Defect (a “Loss of Value Payment”), such Loan Seller may elect, in its sole discretion, to pay such Loss of Value Payment to the Trust, and the amount of such Loss of Value Payment shall be deposited into the Loss of Value Reserve Fund to be applied in accordance with Section 3.4(f) of this Agreement; provided that a Material Breach or a Material Document Defect that causes the Trust Loan to not constitute a Qualified Mortgage may not be cured by a Loss of Value Payment. If the Mortgage Loan is not a Specially Serviced Mortgage Loan, the Servicer’s agreement with a Loan Seller as to any Loss of Value Payment shall be subject to the reasonable approval of the Special Servicer (with the consent of any applicable Consenting Party). In connection with obtaining the Special Servicer’s approval, the Servicer shall upon request promptly provide the Special Servicer with a copy of the servicing file for the Trust Loan in order to enable the Special Servicer to exercise its approval right. Any agreement by the Special Servicer with a Loan Seller as to any Loss of Value Payment with respect to the Trust Loan while a Special Servicing Loan Event exists shall be subject to the consent of any applicable Consenting Party. The Loss of Value Payment shall include the portion of any Liquidation Fees payable to the Special Servicer in respect of such Loss of Value Payment. Upon its making such Loss of Value Payment, the related Loan Seller shall be deemed to have cured such Material Breach or Material Document Defect on its part in all respects. Provided that such Loss of Value Payment is made, this paragraph describes the sole remedy available to the Certificateholders or the Trust against the related Loan Seller regarding any such Material Breach or Material Document Defect in respect of which such Loss of Value Payment is accepted, and the related Loan Seller shall not be obligated to repurchase or replace its Loan Seller Percentage Interest in the Trust Loan or otherwise cure such Material Breach or Material Document Defect.

2.10                    Execution and Delivery of Certificates; Issuance of Uncertificated Lower-Tier Interests. The Trustee acknowledges the assignment in trust by the Depositor to the Trustee of the Trust Notes and other assets comprising the Trust Fund. Concurrently with such assignment and delivery and in exchange therefor, (i) the Trustee acknowledges the issuance of (A) the Uncertificated Lower-Tier Interests to the Depositor and (B) the Class LT-R Interest, in exchange for the Trust Loan, receipt of which is hereby acknowledged, (ii) the Trustee acknowledges the contribution of the Uncertificated Lower-Tier Interests to the Upper-Tier REMIC, (iii) the Certificate Administrator acknowledges that it (A) has executed and has authenticated and delivered to or upon the order of the Depositor, the Regular Certificates, and has caused the Trust to issue the Class UT-R Interest, in exchange for the Uncertificated Lower-Tier Interests, and (B) has executed and has authenticated and delivered to or upon the order of the Depositor, the Class R Certificates, representing the Class LT-R and Class UT-R Interests and (iv) the Depositor hereby acknowledges the receipt by it or its designees of the Certificates in authorized denominations.

2.11                 Miscellaneous REMIC Provisions. (a) The Class A, Class X, Class B, Class C, Class D and Class HRR Certificates are hereby designated as the “regular interests” in the Upper-Tier REMIC within the meaning of Section 860G(a)(1) of the Code, and the Class UT-R

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Interest is hereby designated as the sole class of “residual interests” in the Upper-Tier REMIC within the meaning of Section 860G(a)(2) of the Code.

(b)                  The Class LA, Class LB, Class LC, Class LD and LHRR Uncertificated Interests are hereby designated as the “regular interests” in the Lower-Tier REMIC within the meaning of Section 860G(a)(1) of the Code, and the Class LT-R Interest is hereby designated as the sole class of “residual interests” in the Lower-Tier REMIC within the meaning of Section 860G(a)(2) of the Code.

2.11                 [Reserved]

2.12                Deposit of Funds into the ILPT 2022-LPFX – Rating Agency Surveillance Reserve Account

On the Closing Date, the Loan Sellers shall remit to the Certificate Administrator an amount equal to the aggregate of all Moody’s Surveillance Fee Annual Payments and all DBRS Morningstar Surveillance Fee Annual Payments (such amount, the “ILPT 2022-LPFX – Rating Agency Surveillance Reserve Amount”, to be set forth on a settlement statement to the Certificate Administrator). The ILPT 2022-LPFX – Rating Agency Surveillance Reserve Amount shall be deposited by the Certificate Administrator into the ILPT 2022-LPFX – Rating Agency Surveillance Reserve Account in accordance with Section 3.5(e) of this Agreement, and shall be applied in accordance with Section 3.5(f), Section 11.5(b), Section 11.5(c) and Section 11.5(d) of this Agreement.

3.                  ADMINISTRATION AND SERVICING OF THE MORTGAGE LOAN

3.1                Servicer to Act as the Servicer; Special Servicer to Act as the Special Servicer. The Servicer and the Special Servicer, as the case may be, each as an independent contractor, shall service and administer the Mortgage Loan and any Foreclosed Property solely on behalf of the Trust and the Companion Loan Holder(s), in the best interest of, and for the benefit of, the Certificateholders and the Companion Loan Holder(s), as a collective whole as if such Certificateholders and such Companion Loan Holder(s) constituted one lender (as determined by the Servicer or the Special Servicer, as applicable, in the exercise of its good faith and reasonable judgment), in accordance with applicable law (including the REMIC Provisions), the terms of this Agreement, the Mortgage Loan Documents, the Co-Lender Agreement, any related mezzanine intercreditor agreement and, to the extent consistent with the foregoing, the following standards (herein referred to as “Accepted Servicing Practices”): (i) the higher of (a) in the same manner in which and with the same care, skill, prudence and diligence with which the Servicer or the Special Servicer, as applicable, services and administers similar loans and administers foreclosed or other similarly situated properties for third-party portfolios, giving due consideration to customary and usual standards of practice of prudent institutional commercial mortgage loan servicers in servicing mortgage loans and administering foreclosed properties, and (b) with the same care, skill, prudence and diligence with which the Servicer or the Special Servicer, as applicable, uses for loans that it owns or for foreclosed or other similarly situated properties it services and manages, in either case exercising reasonable business judgment, acting in accordance with applicable laws; (ii) with a view to the timely collection of (a) all scheduled payments of principal and interest under the Mortgage Loan or, if the Mortgage Loan comes into and continues in default and if, in

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the reasonable judgment of the Special Servicer, no satisfactory arrangements can be made for the collection of the delinquent payments, the maximization of the recovery on the Mortgage Loan to the Certificateholders and the Companion Loan Holder(s) (as a collective whole as if the Certificateholders and the Companion Loan Holder(s) constituted a single lender) on a net present value basis and (b) the Borrower Reimbursable Trust Fund Expenses and, any other fees or expenses and any other amounts due under the Mortgage Loan; and (iii) without regard to:

(A)                   any relationship that the Servicer or the Special Servicer or any Affiliate thereof may have with any Borrower Restricted Party, any Loan Seller, the Depositor, any Companion Loan Holder or any of their respective Affiliates;

(B)                    the ownership of any Certificate, Companion Loan or any mezzanine loan or any interest in any Companion Loan or any mezzanine loan by the Servicer or the Special Servicer or by any Affiliate of the Servicer or the Special Servicer;

(C)                    in the case of the Servicer, its obligation to make Advances;

(D)                 the right of the Servicer or the Special Servicer or any Affiliate thereof to receive reimbursement of costs, compensation or other fees (other than Advances), or the sufficiency of any compensation payable to it under this Agreement or with respect to any particular transaction; or

(E)                     the ownership, servicing or management for others of any other loans or property by the Servicer or the Special Servicer.

Subject to Accepted Servicing Practices and the terms of this Agreement and the Mortgage Loan Documents and the Mezzanine Intercreditor Agreement, the Servicer and the Special Servicer each shall have full power and authority, acting alone and/or through one or more sub-servicers as provided in Section 3.2, to do or cause to be done any and all things in connection with such servicing and administration which it may deem necessary or desirable. The Servicer and the Special Servicer shall service and administer the Mortgage Loan in accordance with applicable state and federal law. At the written request of the Servicer or the Special Servicer, as applicable, accompanied by the form of power of attorney or other documents being requested, the Trustee shall furnish to the Servicer or the Special Servicer any powers of attorney and other documents necessary or appropriate to enable the Servicer or the Special Servicer to carry out its servicing and administrative duties hereunder, and the Trustee shall not be held responsible (and shall be indemnified by the Servicer or the Special Servicer, as applicable) for any negligence or misuse by the Servicer or the Special Servicer in its uses of any such powers of attorney or other document. Notwithstanding anything contained herein to the contrary, the Servicer and the Special Servicer shall not without the Trustee’s or the Certificate Administrator’s, as applicable, prior written consent: (i) initiate any action, suit or proceeding solely under the Trustee’s name without indicating the representative capacity of the Servicer or the Special Servicer, as applicable, or (ii) take any action with the intent to, and which actually does cause, the Trustee to be registered to do business in any state.

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The liability of each of the Servicer and the Special Servicer, as applicable, for actions and omissions in its capacity as the Servicer and the Special Servicer, respectively, hereunder is limited as provided herein (including, without limitation, pursuant to Section 6.3). Nothing contained in this Agreement shall be construed as an express or implied guarantee by the Servicer or the Special Servicer of the collectability of the Mortgage Loan. No provision of this Agreement shall be construed to impose liability on the Servicer or the Special Servicer for the reason (unless the Servicer or the Special Servicer did not act in accordance with Accepted Servicing Practices) that any recovery to the Certificateholders in respect of the Mortgage Loan at any time after a determination of present value recovery is made by the Servicer or the Special Servicer under this Agreement is less than the amount reflected in such determination.

As soon as reasonably practicable following the Closing Date, but no later than 30 days following the Closing Date, the Loan Seller is required, pursuant to the Trust Loan Purchase Agreement, to deliver to the Servicer copies of notices delivered by or on behalf of the Loan Seller regarding the transfer of the Mortgage Loan to the Trust or the Trustee on its behalf; provided, that notice to the related lessor under any PILOT Lease shall be delivered by the Servicer as contemplated by the succeeding paragraph.

In connection with each PILOT Lease, the Servicer shall promptly, and in any event within 60 days following the later of Closing Date and the date on which the Servicer receives such PILOT Lease, notify the related lessor in writing of the transfer of the Mortgage Loan to the Trust pursuant to this Agreement and inform such lessor that any notices of default under such PILOT Lease should thereafter be forwarded to the Servicer. In addition, if the Servicer or the Special Servicer receives any modification of any PILOT Lease or any documents evidencing the termination of any PILOT Lease, the Servicer or the Special Servicer, as applicable, shall provide such modification or documents to each other and to the 17g 5 Information Provider, which the 17g-5 Information Provider shall post on the 17g-5 Information Provider’s Website.

The parties hereto acknowledge and agree that the Servicer and the Special Servicer are each acting as independent contractors and not as agents for the Trustee and/or the Certificate Administrator.

3.2                  Sub-Servicing Agreements. (a) The Servicer or Special Servicer, at its own expense without a right of reimbursement under this Agreement or otherwise, may enter into sub-servicing agreements with sub-servicers for the servicing and administration of the Mortgage Loan, provided that (i) any such sub-servicing agreement shall be upon such terms and conditions as are not inconsistent with this Agreement and as the Servicer or Special Servicer, as applicable, and the sub-servicer have agreed, and (ii) no sub-servicer retained by the Servicer or Special Servicer, as applicable, shall grant any modification, waiver, or amendment to the Mortgage Loan Documents without the approval of the Servicer or Special Servicer, as applicable. References in this Agreement to actions taken or to be taken, and limitations on actions permitted to be taken, by the Servicer or Special Servicer, as applicable, in servicing the Mortgage Loan include actions taken or to be taken by a sub-servicer on behalf of the Servicer or Special Servicer, as applicable. Each sub-servicer shall be (x) authorized to transact business and licensed in the applicable state(s), if, and to the extent, required by applicable law to enable the sub-servicer to perform its obligations under the applicable sub-servicing agreement, and (y) qualified to perform its obligations under the applicable sub-servicing agreement. For purposes of this Agreement, the

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Servicer or Special Servicer, as applicable, shall be deemed to have received any amount when the sub-servicer receives such amount, irrespective of whether such amount is remitted to the Servicer or Special Servicer, as applicable, for deposit in the Collection Account, any Cash Management Account, any Reserve Account or the Distribution Account, and actions taken by the sub-servicer shall be deemed to be actions of the Servicer or Special Servicer. The Servicer or Special Servicer, as applicable, shall notify the Trustee, the Certificate Administrator, the Borrower Parties, the Operating Advisor and the Depositor in writing promptly upon the appointment of any sub-servicer and promptly furnish the Trustee, upon its request, with a copy of the sub-servicing agreement. The Servicer or Special Servicer, as applicable, shall cause each sub-servicing agreement to provide that no sub-servicer shall be permitted to enter into any sub-servicing agreement with other sub-servicers without the prior written consent of the Servicer or Special Servicer, as applicable.

(b)                  Notwithstanding any sub-servicing agreement, the Servicer or Special Servicer shall remain obligated and liable to the Trustee and the Certificateholders for the servicing and administering of the Mortgage Loan in accordance with the provisions of Section 3.1 without diminution of such obligation or liability by virtue of such sub-servicing agreement, or by virtue of indemnification from a sub-servicer, and to the same extent and under the same terms and conditions as if the Servicer or Special Servicer alone were servicing and administering the Mortgage Loan.

(c)                Any sub-servicing agreement entered into by the Servicer or Special Servicer shall provide that it may be assumed or terminated by (i) the Trustee if the Trustee has assumed the duties of the Servicer or Special Servicer or if the Servicer or Special Servicer is otherwise terminated pursuant to the terms of this Agreement, or (ii) a successor Servicer or Special Servicer if such successor Servicer or Special Servicer has assumed the duties of the Servicer or Special Servicer, in each case without cost or obligation to the Trustee, the successor Servicer or Special Servicer, the Trust or the Trust Fund.

(d)                  Any sub-servicing agreement, and any other transactions or services relating to the Mortgage Loan involving a sub-servicer, shall be deemed to be between the Servicer or Special Servicer and such sub-servicer alone, and the Trustee, the Certificate Administrator, the Depositor, the Operating Advisor, the Trust and the Certificateholders shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the sub-servicer, and no provision herein shall be construed so as to require the Trust, the Depositor, the Trustee, the Certificate Administrator or the Operating Advisor to indemnify any such sub-servicer. The Servicer or Special Servicer is permitted, subject to Accepted Servicing Practices and at its own expense, or to the extent that a particular expense is provided herein to be an Advance or an expense of the Trust, at the expense of the Trust, to utilize other agents or attorneys typically used by servicers of mortgage loans underlying commercial mortgage-backed securities in performing its obligations under this Agreement.

(e)                Notwithstanding anything herein, each of the initial Servicer and the initial Special Servicer may (i) delegate certain of its duties and obligations hereunder (such as inspections and appraisals) to third parties or (ii) to an affiliate of the Servicer or the Special Servicer, as applicable. Such delegation shall not be considered a sub-servicing agreement hereunder, and the requirements and obligations set forth herein applicable to sub-servicing agreements, sub-servicers or Servicing Function Participants shall not be applicable to such

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arrangement. Notwithstanding any such delegation, the Servicer and the Special Servicer shall remain obligated and liable for the performance of their respective obligations and duties under this Agreement in accordance with the provisions hereof to the same extent and under the same terms and conditions as if each alone were servicing and administering the Mortgage Loan as required hereby.

(f)                 Funds in the Collection Account may be invested in Permitted Investments in accordance with the provisions of Section 3.8. The Servicer shall on the Closing Date give written notice to the Certificate Administrator of the location and account number of the Collection Account and shall notify the Certificate Administrator in writing prior to any subsequent change thereof.

(g)               In addition to the foregoing, any sub-servicer engaged by the Special Servicer with respect to the Mortgage Loan shall fulfill all of the requirements of the Special Servicer set forth under Sections 6.4(a)(i)(A), 6.4(a)(v), 6.4(a)(vi) and 6.4(a)(vii) hereof.

3.3                 Cash Management Account and Reserve Accounts; Interest Reserve Account.

(a)                   A Restricted Account, Cash Management Account, Debt Service Account, Mezzanine Debt Service Account and the Reserve Accounts shall be established pursuant to the terms of the Mortgage Loan Agreement, Restricted Account Agreement and/or the Cash Management Agreement. The Servicer shall exercise and enforce the rights of the Trust and the Companion Loan Holder(s) with respect to the Restricted Account, the Cash Management Account, the Debt Service Account, the Mezzanine Debt Service Account and the Reserve Accounts under the Mortgage Loan Agreement, the Restricted Account Agreement and the Cash Management Agreement, and shall make deposits thereto and withdrawals therefrom, all in accordance with Accepted Servicing Practices and the other terms of this Agreement and the other Mortgage Loan Documents.

(b)                The Certificate Administrator shall establish and maintain a reserve account (the “Interest Reserve Account”) in the name of Computershare Trust Company, National Association, as Certificate Administrator on behalf of Wilmington Trust, National Association, as Trustee, for the benefit of the registered holders of ILPT Commercial Mortgage Trust 2022-LPFX, Commercial Mortgage Pass-Through Certificates Series 2022-LPFX”. The Interest Reserve Account shall be established and maintained as a non-interest bearing Eligible Account, and may be a sub-account of the Distribution Account. On each Distribution Date occurring in any February and on any Distribution Date occurring in any January that occurs in a year that is not a leap year (unless, in either case, such Distribution Date is the final Distribution Date), the Certificate Administrator shall withdraw from the Distribution Account and deposit into the Interest Reserve Account an amount equal to one day’s net interest on the principal balance of each Trust Loan Note as of the related Payment Date occurring in the month preceding the month in which such Distribution Date occurs, calculated at the applicable Net Component Rate with respect to the Trust Loan Notes, to the extent such funds are on deposit on the applicable Payment Date or an advance is made in respect of the Payment Date (all amounts so deposited in any consecutive January and February, “Withheld Amounts”). On each Remittance Date occurring in March (or February, if the related Distribution Date is the final Distribution Date), the Certificate

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Administrator shall withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January and February, if any, and deposit such amounts into the Distribution Account for distribution with respect to the Certificates.

3.4                Collection Account. (a) The Servicer shall establish and maintain or cause to be established and maintained in the name of “Berkadia Commercial Mortgage LLC, as Servicer on behalf of the Trust, for the benefit of Wilmington Trust, National Association, as Trustee, for the benefit of the registered holders of ILPT Commercial Mortgage Trust 2022-LPFX, Commercial Mortgage Pass-Through Certificates, Series 2022-LPFX” and/or “Berkadia Commercial Mortgage LLC, as Servicer on behalf of Wilmington Trust, National Association, as Trustee, for the benefit of the Companion Loan Holder(s) with respect to ILPT Commercial Mortgage Trust 2022-LPFX” one or more deposit accounts (the “Collection Account”), which may be sub-accounts of a single account, for the benefit of the Certificateholders and the Companion Loan Holder(s). The Collection Account shall be an Eligible Account maintained with an Eligible Institution. The Servicer shall deposit into the Collection Account within two (2) Business Days of receipt of properly identified and available funds the following amounts representing payments and collections received or made during each Collection Period on or with respect to the Mortgage Loan (other than amounts required to be deposited into the Reserve Accounts in accordance with the Trust Loan Purchase Agreement and/or the Mortgage Loan Agreement):

(i)                       all payments on account of principal on the Mortgage Loan;

(ii)                   all payments on account of interest on the Mortgage Loan, including, without limitation, Default Interest;

(iii)                any amount representing reimbursements by the Borrower Related Parties of Advances, interest thereon, and any other expenses of the Depositor, the Trustee, the Certificate Administrator, the Servicer, the Special Servicer or the Operating Advisor, as applicable, as required by the Mortgage Loan Documents or hereunder;

(iv)               any other amounts payable for the benefit of the Servicer, the Special Servicer, the Certificate Administrator, the Trustee or the Certificateholders under the Mortgage Loan

(v)                any Yield Maintenance Premiums;

(vi)              any amounts required to be deposited pursuant to Section 3.8(b) in connection with net losses realized on Permitted Investments with respect to funds held in the Collection Account;

(vii)             all Net Foreclosure Proceeds received from the Special Servicer pursuant to Section 3.14, all Net Liquidation Proceeds, Insurance Proceeds and Condemnation Proceeds;

(viii)           any Loss of Value Payments paid by the Loan Seller and transferred to the Collection Account pursuant to Section 3.4(g); and

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(ix)                any other amounts required by the provisions of this Agreement to be deposited into the Collection Account by the Servicer, including, without limitation, any (1) proceeds of any repurchase of a Loan Seller Percentage Interest in the Trust Loan (or a Severed Loan) pursuant to Section 2.9 hereof and the applicable Trust Loan Purchase Agreement, (2) proceeds of the sale of the Mortgage Loan by the Special Servicer pursuant to Section 3.16 hereof or a sale of a Foreclosed Property pursuant to Section 3.15(e), (3) amounts from any related mezzanine lender representing proceeds of its purchase of the Mortgage Loan or cure payments permitted to be made by any related mezzanine lender pursuant to the related mezzanine intercreditor agreement, or (4) amounts payable under the Mortgage Loan Documents by any Person to the extent not specifically excluded.

The foregoing requirements for deposits in the Collection Account by the Servicer shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments (if any) in the nature of Additional Servicing Compensation (other than Default Interest and late payment charges) to which the Servicer or the Special Servicer, as applicable are entitled pursuant to Section 3.17 and any reimbursement made by the Borrower Related Parties of fees and expenses of the Servicer or the Special Servicer need not be deposited in the Collection Account by the Servicer or the Special Servicer and, to the extent permitted by applicable law, the Servicer or the Special Servicer, as applicable, shall be entitled to retain any such fees and expense reimbursements received with respect to the Mortgage Loan.

  (b)                      On or prior to each Remittance Date (or, in the case of clause (vi) below, on or prior to the Remittance Date specifically applicable to the related Companion Loan), prior to the remittance of funds to the Certificate Administrator for deposit in the Distribution Account pursuant to Section 3.5, the Servicer shall make withdrawals from the Collection Account, which withdrawals shall be the only permitted withdrawals from the Collection Account by the Servicer, as described below (the order set forth below constituting an order of priority for such withdrawals unless otherwise indicated):

(i)                   to withdraw funds deposited or transferred by the Servicer in the Collection Account in error;

(ii)                to reimburse the Trustee and the Servicer, in that order, for any Nonrecoverable Advances made by each together with unpaid interest thereon at the Advance Interest Rate;

(iii)               concurrently, to pay the Servicing Fee to the Servicer, the Trustee/Certificate Administrator Fee (including the portion of such Trustee/Certificate Administrator Fee payable to the Trustee as the Trustee Fee) to the Certificate Administrator (who shall pay the Trustee the portion of the Trustee/Certificate Administrator Fee that represents the Trustee Fee pursuant to Section 8.5 hereof) and the Operating Advisor Fee to the Operating Advisor, respectively;

(iv)                to pay to (A) the Servicer, as Additional Servicing Compensation, any income earned (net of losses (subject to Section 3.8(b)) on the investment of funds deposited in the Collection Account; and (B) the Special Servicer, the Special Servicing

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Fee, if any, the Work-out Fee, if any, and the Liquidation Fee, if any (with respect to clauses (A) and (B), in that order);

(v)                to reimburse or pay, as applicable, the Trustee and the Servicer, in that order, for (A) unreimbursed Advances made by each and not previously reimbursed from amounts received with respect to the Mortgage Loan during the applicable Collection Period in the form of late payments, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds and other collections on the Mortgage Loan (and other than any Advance that has been determined to be a Nonrecoverable Advance that has been reimbursed pursuant to clause (ii) above); and (B) unpaid interest on such Advances at the Advance Interest Rate; provided, however, that, with respect to Advances that are not deemed to be Nonrecoverable Advances, interest on Advances shall be payable (1) prior to the final liquidation of all the Properties or the final payment and release of all the Mortgages, only out of Default Interest or late payment charges (or actual payments by the Borrowers to cover such interest on Advances) collected in the related Collection Period, and (2) after the final liquidation of all the Properties or the final payment and release of all the Mortgages, first out of Default Interest and late payment charges (or actual payments by the Borrowers to cover such interest on Advances) on deposit in the Collection Account, and then out of all other amounts on deposit in the Collection Account;

(vi)               to remit to the Companion Loan Holders all remaining amounts on deposit in the Collection Account payable to the Companion Loan Holders pursuant to the Co-Lender Agreement with respect to the Companion Loan(s), exclusive of any amounts reimbursable to the Servicer, the Special Servicer, the Trustee or the Trust and allocable to the Companion Loan(s) in accordance with the Co-Lender Agreement, including (A) if the Companion Loans are part of an Other Securitization Trust, to the extent required by the Co-Lender Agreement, to pay the applicable party to the Other Pooling and Servicing Agreement for any interest accrued on (1) Companion Loan Advances made thereby and (2) administrative advances, if any, made in respect of the Companion Loan; and (B) to make any other required payments due under the Co-Lender Agreement to the Companion Loan Holders;

(vii)             to reimburse the Trustee, the Certificate Administrator, the Servicer and the Special Servicer, in that order, for expenses incurred by them in connection with the liquidation of any Property and not otherwise covered and paid by an insurance policy or deducted from the proceeds of liquidation or reimbursed as an Advance;

(viii)            to pay (A) to the Servicer and the Special Servicer, as Additional Servicing Compensation, any payments in the nature of those fees and expenses that constitute Additional Servicing Compensation, to the extent remaining after payments pursuant to clause (v) above and, in the case of Default Interest and late payment charges, to the extent remaining after application pursuant to Section 3.17(b) (it being acknowledged that such amounts (other than Default Interest and late payment charges) are not required to be deposited in the Collection Account and may be retained by the Servicer or the Special Servicer, as applicable, or paid by the Servicer to the Special Servicer when due to the Special Servicer as set forth in Section 3.17), and (B) to the Operating Advisor, the Operating Advisor Consulting Fee, in the case of clauses (A) and (B), to the extent actually

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received from or on behalf of the Borrowers (and permitted by (or not otherwise prohibited by) and allocated as such pursuant to the terms of the Mortgage Loan Documents or this Agreement) and deposited into the Collection Account by the Servicer;

(ix)               to pay or reimburse, as applicable, the Trustee, the Certificate Administrator, the Servicer, the Special Servicer and the Operating Advisor, for any expenses, indemnities and other amounts (including Trust Fund Expenses) then due and payable or reimbursable to each, and to pay directly any other costs and expenses expressly payable out of the Collection Account or at the expense of the Trust, in any event pursuant to the terms of this Agreement and not previously paid or reimbursed pursuant to the preceding clauses;

(x)                 to the extent not previously paid or advanced, to pay to the Certificate Administrator for payment (or to be set aside for eventual payment) by it of any and all taxes imposed on the Lower-Tier REMIC or Upper-Tier REMIC by federal or state governmental authorities, as provided in Section 12.1(k); provided, that, if such taxes are the result of the Depositor’s, the Servicer’s, the Special Servicer’s, the Trustee’s or the Certificate Administrator’s, as applicable, negligence, fraud, bad faith or willful misconduct, then such party that was negligent, acted in bad faith or engaged in fraud or willful misconduct will be required to indemnify the Trust for the amount of such taxes pursuant to Sections 6.6 and 8.12, as applicable;

(xi)                  to pay the CREFC® Licensing Fee to CREFC®, to the extent of funds available in the Collection Account following the withdrawal of the amounts described in clauses (ii) through (x) above, on the related Remittance Date; and

(xii)              on each Remittance Date, to remit all funds received during or prior to the related Collection Period and remaining after the withdrawals specified in clauses (i) through (xi) above to the Certificate Administrator for deposit in (A) in the case of funds other than the Yield Maintenance Premiums, the Distribution Account pursuant to Section 3.5 and (B) in the case of amounts representing the Yield Maintenance Premiums, the Yield Maintenance Premiums Distribution Account;

provided that, subject to the application of Default Interest and late payment charges in accordance with Section 3.17(b), (A) Monthly Interest Payment Advances (and Advance Interest thereon) and Administrative Advances (and Advance Interest thereon) are reimbursable solely out of collections allocable to the Trust Loan pursuant to the Co-Lender Agreement, (B) Companion Loan Advances are reimbursable solely out of collections allocable to the Companion Loan(s) pursuant to the Co-Lender Agreement, (C) the Trustee/Certificate Administrator Fee (including the portion of such Trustee/Certificate Administrator Fee payable to the Trustee as the Trustee Fee), the Operating Advisor Fee, the CREFC® Licensing Fee and the items specified above under clause (x) are payable solely out of collections allocable to the Trust Loan pursuant to the Co-Lender Agreement, (D) interest on Companion Loan Advances with respect to the Companion Loan Note(s) are reimbursable, first, out of collections allocable to the Junior Trust Note pursuant to the Co-Lender Agreement, and then, out of collections allocable to the subject Companion Loan Note(s) as to which such Companion Loan Advance was made, and (E) subject to the foregoing clauses (A), (B), (C) and (D) of this proviso, any payment or reimbursement of any other items specified above

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under clauses (ii), (iv)(B), (v), (vi)(A), (vii) and (ix) of this Section 3.4(c) shall, as and to the extent provided in this Agreement and the Co-Lender Agreement, be made out of: (1) first, to the maximum extent permitted under the Co-Lender Agreement, any amounts on deposit in the Collection Account that would otherwise be distributable under the Co-Lender Agreement to the Junior Trust Note; and (2) second, any remaining amounts on deposit in the Collection Account that would otherwise be distributable under the Co-Lender Agreement with respect to the Senior Trust Notes and the Companion Loan Note(s), on a pro rata and pari passu basis in accordance with their relative principal balances (except with respect to interest on Monthly Interest Payment Advances, Administrative Advances and/or Companion Loan Advances which are reimbursable solely from collections on the related Senior Note), all in accordance with the Co-Lender Agreement, and taking into account the subordination of the Junior Trust Notes to the Senior Trust Notes and the Companion Loan Note(s).

If a Monthly Interest Payment Advance is made with respect to the Trust Loan, then that Monthly Interest Payment Advance, together with interest on such Monthly Debt Service Advance, shall only be reimbursed out of future payments and collections on the Trust Loan, but not out of payments or other collections on the Companion Loan(s). Likewise, the Trustee/Certificate Administrator Fee (including the portion that is the Trustee Fee) shall only be paid out of payments and other collections on the Trust Loan, but not out of payments or other collections on the Companion Loan(s).

Notwithstanding the foregoing, with respect to any Remittance Date, in no event shall the Servicer be permitted to make a withdrawal pursuant to clauses (iii), (iv)(B), (v), (vii), (viii), (ix), (x) or (xi) above of this Section 3.4(c) if: (1) the item proposed to be withdrawn, if not withdrawn, would be required to be advanced by the Servicer as an Administrative Advance or covered by a Monthly Interest Payment Advance with respect to such Remittance Date; and (2) as a result of such withdrawal, the amount on deposit in the Collection Account after giving effect to such withdrawal would be less than the Required Advance Amount (it being understood that the Servicer shall be permitted to make withdrawals in the order of priority specified above in this Section 3.4(c) so long as funds allocable to the Trust Loan equaling or exceeding the Required Advance Amount remain in the Collection Account). Notwithstanding the foregoing, such withdrawal limitations shall not apply (and accrued amounts previously eligible for withdrawal pursuant to clauses (iii), (iv)(B), (v), (vii), (viii), (ix), (x) or (xi) above of this Section 3.4(c) but which remain unpaid due to the operation of this paragraph may then be withdrawn and paid) upon (1) the final liquidation of the Trust Loan or the Properties, (2) the final payment of the Trust Loan and release of the Mortgage or (3) the determination that any Advance that would increase the currently unreimbursed Advances in the aggregate would be a Nonrecoverable Advance.

The Servicer shall pay to the Trustee and the Certificate Administrator (on behalf of itself and the Trustee) and pay to the Special Servicer and the Operating Advisor, if applicable, from the Collection Account as provided above amounts permitted to be paid to the Special Servicer, the Trustee, the Certificate Administrator and the Operating Advisor, as applicable, therefrom, promptly upon receipt on or prior to the Determination Date of certificates of a Servicing Officer of the Special Servicer, an officer of the Operating Advisor or a Responsible Officer of the Certificate Administrator or the Trustee, as applicable, describing the item and amount to which the Special Servicer, the Operating Advisor, the Certificate Administrator and/or the Trustee, as applicable, are entitled, together with any other information reasonably requested

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by the Servicer; provided, however, that no officer’s certificate shall be required for payment to the Special Servicer of any Special Servicing Fee, Liquidation Fee or Work-out Fee. The Servicer may rely conclusively on any such certificate, shall have no duty to recalculate the amounts stated therein and shall have no liability if the amount paid in reliance thereon is an amount to which the Special Servicer, the Operating Advisor, the Certificate Administrator or the Trustee, as applicable, is not entitled.

On the Remittance Date for each Companion Loan, the Servicer shall remit to the related Companion Loan Holder the amounts contemplated to be payable thereto on such date as contemplated by clause (vi) of the first paragraph of this Section 3.4(c).

              (c)                          On each Remittance Date, the Servicer shall withdraw from the Collection Account all funds received during or prior to the related Collection Period, and remaining after the withdrawals specified in clauses (i) through (xi) of the first paragraph of Section 3.4(c), and shall remit such funds to the Certificate Administrator for deposit in (i) in the case of funds other than Yield Maintenance Premiums, the Distribution Account pursuant to Section 3.5 and (ii) in the case of Yield Maintenance Premiums, the Yield Maintenance Premiums Distribution Account.

              (d)                      If the Servicer makes any reimbursement or payment out of the Collection Account to cover any related Companion Loan Holder’s share of any cost, expense, indemnity, Property Protection Advance or interest on such Property Protection Advance, or fee with respect to the Mortgage Loan, then the Servicer (prior to the occurrence of a Special Servicing Loan Event) and the Special Servicer (following the occurrence of a Special Servicing Loan Event) shall use efforts consistent with Accepted Servicing Practices to collect such amount out of collections on such Companion Loan or, if and to the extent permitted under the related Co-Lender Agreement, from the Companion Loan Holders.

              (e)                       If any Loss of Value Payments are received in connection with a Material Breach or a Material Document Defect, as the case may be, with respect to the Mortgage Loan pursuant to or as contemplated by Section 2.9 of this Agreement, the Special Servicer shall establish and maintain one or more accounts (collectively, the “Loss of Value Reserve Fund”) to be held in trust for the benefit of the Certificateholders, for purposes of holding such Loss of Value Payments. Each account that constitutes a Loss of Value Reserve Fund shall be an Eligible Account or a sub-account of a related Eligible Account. The Servicer and the Special Servicer shall, upon receipt, deposit in the Loss of Value Reserve Fund all Loss of Value Payments received by it. The Loss of Value Reserve Fund shall be accounted for as an outside reserve fund within the meaning of Treasury Regulations Section 1.860G-2(h) and not an asset of any Trust REMIC. Furthermore, for all federal tax purposes, the Certificate Administrator shall (i) treat amounts paid out of the Loss of Value Reserve Fund (and any income earned thereon) through the Collection Account to the Certificateholders (or, in the case of any income earned on the Loss of Value Reserve Fund and paid to the Special Servicer as additional compensation) as damages paid to and distributed by the Trust REMICs on account of a breach of a representation or warranty by the related Loan Seller and (ii) treat any amounts paid out of the Loss of Value Reserve Fund through the Collection Account to a Loan Seller as distributions by the Trust Fund to such Loan Seller as a beneficial owner of the Loss of Value Reserve Fund. The applicable Loan Seller will be the beneficial owner of the related account in the Loss of Value Reserve Fund for all federal income tax purposes, and shall be taxable on all income earned thereon, based upon the respective Loss of

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Value Payments made by such Loan Seller that are on deposit from time to time in the Loss Value Reserve Fund.

 (f)                  If any Loss of Value Payments are deposited into the Loss of Value Reserve Fund with respect to the Trust Loan or the Trust’s Interest in any related Foreclosed Property, then the Special Servicer shall, promptly upon written direction from the Servicer (provided that, with respect to clause (iv) below, the Certificate Administrator shall have provided the Servicer and the Special Servicer with five (5) Business Days’ prior notice of such final Distribution Date) transfer such Loss of Value Payments (up to the remaining portion thereof) from the Loss of Value Reserve Fund to the Servicer for deposit into the Collection Account (or, in the case of clause (iv) below, to the Loan Seller) for the following purposes:

(i)                  to reimburse the Servicer, the Special Servicer or the Trustee, in accordance with Section 3.4(c) of this Agreement, for any Nonrecoverable Advance made by such party with respect to the Trust Loan, the Mortgage Loan or any related Foreclosed Property (together with any related interest thereon);

(ii)                to pay, in accordance with Section 3.4(c) of this Agreement, or to reimburse the Trust for the prior payment of, any expense relating to the Mortgage Loan or any related Foreclosed Property that constitutes or, if not paid out of such Loss of Value Payments, would constitute a Trust Fund Expense, and to pay, in accordance with Section 3.4(c) of this Agreement, any unpaid Liquidation Fee due and owing to the Special Servicer in connection with the receipt of such Loss of Value Payment;

(iii)                to offset any portion of any Realized Loss (or, in connection with a final liquidation of the Mortgage Loan or the Properties, any anticipated Realized Loss) that is attributable to the Mortgage Loan or any related Foreclosed Property (as calculated without regard to the application of such Loss of Value Payments); and

(iv)              on the final Distribution Date after all distributions have been made as set forth in clauses (i) through (iii) above, to each Loan Seller, its pro rata share, based on the amount that it contributed, net of any amount contributed by such Loan Seller that was used pursuant to clauses (i) through (iii) to offset, pay or reimburse, as applicable, any Realized Losses, Trust Fund Expenses or Nonrecoverable Advances (together with any related interest thereon) incurred with respect to the Mortgage Loan or any related Foreclosed Property.

Any Loss of Value Payments transferred to the Collection Account pursuant to clauses (i) through (iii) of the prior paragraph shall be treated as Liquidation Proceeds received by the Trust in respect of the Mortgage Loan or any related Foreclosed Property for which such Loss of Value Payments were received.

3.5                Distribution Account. (a) The Certificate Administrator shall establish and maintain in the name of “Computershare Trust Company, National Association, as Certificate Administrator on behalf of Wilmington Trust, National Association, as Trustee, for the benefit of the registered holders of ILPT Commercial Mortgage Trust 2022-LPFX, Commercial Mortgage Pass-Through Certificates Series 2022-LPFX”, a deposit account (the “Distribution Account”),

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which shall be deemed to include the Lower-Tier Distribution Account and the Upper-Tier Distribution Account, which shall be subaccounts of the Distribution Account for the benefit of the Certificateholders and the Trustee, as holder of the Uncertificated Lower-Tier Interests. The Distribution Account shall be an Eligible Account maintained with an Eligible Institution. On each Remittance Date, the Servicer shall transfer from the Collection Account to the Certificate Administrator for deposit into the Lower-Tier Distribution Account all funds received during or prior to the related Collection Period and remaining on deposit therein, after giving effect to the withdrawals made pursuant to clauses (i) through (xi) of the first paragraph of Section 3.4(c). The Certificate Administrator shall credit the funds remitted by the Servicer from the Collection Account to the Distribution Account. The Certificate Administrator shall make withdrawals from the Distribution Account to make distributions to the Certificateholders pursuant to Section 4.1.

Amounts held in the Distribution Account shall be uninvested.

The Certificate Administrator shall make withdrawals from the Distribution Account and the Yield Maintenance Premiums Distribution Account to make distributions to the Holders of the Certificates pursuant to Section 4.1 and Section 4.3, respectively.

 (b)             The Certificate Administrator shall make or be deemed to have made withdrawals from the Lower-Tier Distribution Account in the following order of priority and only for the following purposes:

(i)                   concurrently, to pay the Trustee/Certificate Administrator Fee (including the portion thereof that is the Trustee Fee) to the Certificate Administrator (who shall pay the Trustee the portion of the Trustee/Certificate Administrator Fee that represents the Trustee Fee pursuant to Section 8.5 hereof) and the Operating Advisor Fee to the Operating Advisor, respectively, but in each such case only from any Monthly Interest Payment Advance and only to the extent that such amounts are not paid out of the Collection Account pursuant to Section 3.4(c)(iii);

(ii)                  to make or be deemed to make deposits of the Lower-Tier Distribution Amount pursuant to Section 4.1(c) and (d) and Section 4.3(c) into the Upper-Tier Distribution Account and to make distributions to the Holder of the Class R Certificates (in respect of the Class LT-R Interest) pursuant to Section 4.1;

(iii)               to withdraw amounts deposited into the Lower-Tier Distribution Account in error and pay such amounts to the Persons entitled thereto; and

(iv)              to clear and terminate the Lower-Tier Distribution Account pursuant to Section 10.1.

  (c)                   The Certificate Administrator shall make withdrawals from the Upper-Tier Distribution Account in the following order of priority and only for the following purposes:

(i)                   to withdraw amounts deposited in error;

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(ii)                to make distributions to Holders of the Regular Certificates and the Class R Certificates (in respect of the Class UT-R Interest) on each Distribution Date pursuant to Section 4.1, Section 4.3 or Section 10.1 as applicable; and

(iii)               to clear and terminate the Upper-Tier Distribution Account at the termination of this Agreement pursuant to Section 10.1.

 (d)                 The Certificate Administrator shall establish and maintain, with respect to the Regular Certificates, an account (the “Yield Maintenance Premiums Distribution Account”) in the name of the “Computershare Trust Company, National Association, as Certificate Administrator on behalf of Wilmington Trust, National Association, as Trustee, for the benefit of the registered holders of ILPT Commercial Mortgage Trust 2022-LPFX, Commercial Mortgage Pass Through Certificates Series 2022-LPFX, Class A, Class X, Class B, Class C, Class D and Class HRR – Yield Maintenance Premiums Distribution Account”. The Distribution Account shall be deemed to include the Yield Maintenance Premiums Distribution Account, and the Yield Maintenance Premiums Distribution Account shall be an Eligible Account maintained with an Eligible Institution, and may be a sub-account of the Distribution Account. The Yield Maintenance Premiums Distribution Account shall be held solely for the benefit of the Holders of the Regular Certificates. With respect to each Distribution Date, the Certificate Administrator shall make withdrawals from the Yield Maintenance Premiums Distribution Account to the extent required to make the distributions of Yield Maintenance Premiums required by Section 4.3(b) of this Agreement.

 (e)                  The Certificate Administrator shall establish and maintain the ILPT 2022-LPFX – Rating Agency Surveillance Reserve Account in its own name for the benefit of the Trustee, in trust for the benefit of the Holders of the Certificates. The ILPT 2022-LPFX – Rating Agency Surveillance Reserve Account shall be established and maintained as an Eligible Account or as a sub-account of an Eligible Account, and the Certificate Administrator, for the benefit of the Trustee, shall have the exclusive right to withdraw funds therefrom. The Certificate Administrator shall deposit into the ILPT 2022-LPFX – Rating Agency Surveillance Reserve Account on the Closing Date the ILPT 2022-LPFX – Rating Agency Surveillance Reserve Amount upon receipt from the Loan Sellers. Funds on deposit in the ILPT 2022-LPFX – Rating Agency Surveillance Reserve Account shall remain uninvested. The Certificate Administrator shall account for the ILPT 2022-LPFX – Rating Agency Surveillance Reserve Account as an outside reserve fund within the meaning of Treasury Regulations Section 1.860G-2(h) and not an asset of either Trust REMIC. Furthermore, for all federal tax purposes, the Certificate Administrator shall treat any amounts paid out of the ILPT 2022-LPFX – Rating Agency Surveillance Reserve Account to the Loan Sellers as distributions by the Trust Fund to the Loan Sellers as beneficial owners of the ILPT 2022-LPFX – Rating Agency Surveillance Reserve Account.

  (f)                 The Certificate Administrator may make withdrawals from the ILPT 2022-LPFX – Rating Agency Surveillance Reserve Account for any of the following purposes:

(i)                   to make payments of Moody’s Surveillance Fees to Moody’s and payments of DBRS Morningstar Surveillance Fees to DBRS Morningstar pursuant to Section 11.5(b) and Section 11.5(c), respectively, of this Agreement;

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(ii)                to recoup any amounts deposited in the ILPT 2022-LPFX – Rating Agency Surveillance Reserve Account in error; and

(iii)                on the final Distribution Date, to remit any remaining amounts in the ILPT 2022-LPFX – Rating Agency Surveillance Reserve Account to the Loan Sellers pursuant to Section 11.5(d) of this Agreement.

3.6              Foreclosed Property Account. The Special Servicer shall establish and maintain one or more deposit accounts (each, a “Foreclosed Property Account”) on behalf of the Trust for the benefit of the Certificateholders in the name of either (A) Situs Holdings, LLC, as Special Servicer on behalf of Wilmington Trust, National Association, as Trustee for the benefit of the registered Holders of ILPT Commercial Mortgage Trust 2022-LPFX, Commercial Mortgage Pass-Through Certificates, Series 2022-LPFX and the Companion Loan Holder(s), as their interests may appear” related to each Foreclosed Property, if any, held in the name of the Special Servicer on behalf of the Trustee for the benefit of the Certificateholders and the Companion Loan Holder(s) or (B) a limited liability company wholly owned by the Trust and which is managed by the Special Servicer as provided in Section 3.14, related to each Foreclosed Property, if any, held in the name of such limited liability company. Each Foreclosed Property Account shall be an Eligible Account maintained with an Eligible Institution. The Special Servicer shall deposit into the Foreclosed Property Account within two (2) Business Days of receipt all properly identified funds collected and received in connection with the operation or ownership of such Foreclosed Property. On or before the Business Day following the last day of each Collection Period, the Special Servicer shall withdraw the funds in any Foreclosed Property Account received through the end of such Collection Period, net of certain expenses and/or reserves (the amount of such reserves determined in the Special Servicer’s reasonable discretion), and deposit them into the Collection Account in accordance with Section  3.4(a). The Special Servicer shall notify the Certificate Administrator in writing of the location and account number of each Foreclosed Property Account and shall notify the Certificate Administrator in writing prior to any subsequent change thereof.

3.7               Appraisal Reductions. (a) Within 30 days after occurrence of an Appraisal Reduction Event, the Special Servicer shall (i) notify the Servicer, the Trustee, the Certificate Administrator, the Operating Advisor and any applicable Consenting Party and Consulting Party of such occurrence of an Appraisal Reduction Event; (ii) order, and use efforts consistent with Accepted Servicing Practices, to obtain an independent Appraisal of each of the Properties unless an Appraisal was performed within 9 months prior to the Appraisal Reduction Event and the Special Servicer is not aware of any material change in the market or condition or value of such Property since the date of such Appraisal (in which case, such Appraisal may be used by the Special Servicer); and (iii) determine (no later than the first Distribution Date on or following either (x) the receipt of such Appraisal (in final form) (provided, that if such new Appraisal was received less than five (5) Business Days prior to such Distribution Date, it will determine no later than the second Distribution Date following the receipt of such Appraisal) or (y) the determination to use any existing Appraisals, as applicable) on the basis of the applicable Appraisals, and receipt of information reasonably requested by the Special Servicer from the Servicer in the Servicer’s possession and reasonably necessary to calculate the Appraisal Reduction Amount, whether there exists any Appraisal Reduction Amount and, if an Appraisal Reduction Amount exists, give notice thereof to the Servicer, the Trustee, the Operating Advisor, the Companion Loan Holder(s) (or, in

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the case of a Companion Loan that is part of an Other Securitization Trust, the master servicer, special servicer and trustee with respect to such Other Securitization Trust) and the Certificate Administrator. The cost of obtaining any such Appraisal (or updated Appraisal) shall be paid by the Servicer as a Property Protection Advance or an Administrative Advance unless it would constitute a Nonrecoverable Advance and, in such case, as an expense of the Trust. Updates of such Appraisals shall be obtained by the Special Servicer every nine (9) months for so long as an Appraisal Reduction Event exists and shall be paid for by the Servicer as a Property Protection Advance or an Administrative Advance (or paid for by the Trust if the Servicer or the Special Servicer determines that such Advance would constitute a Nonrecoverable Advance), and any Appraisal Reduction Amount shall be adjusted accordingly and, if required in accordance with any such adjustment, each Class of Principal Balance Certificates with a Certificate Balance that has been notionally reduced as a result of such Appraisal Reduction Amount shall have its related Certificate Balance notionally restored (or reduced if applicable) to the extent required by such adjustment of the Appraisal Reduction Amount, and there shall be a redetermination of whether a CCR Control Period, a CCR Consultation Period or a CCR Consultation Termination Period is then in effect.

As of the first Determination Date following the Trust Loan becoming an AB Modified Loan, the Special Servicer shall calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent Appraisal obtained by the Special Servicer with respect to the Trust Loan and all other information relevant to a Collateral Deficiency Amount determination.

The Servicer shall provide by electronic means reasonably acceptable to the Special Servicer and the Servicer the information in its possession or control as reasonably requested in writing by the Special Servicer within two (2) Business Days of any request to permit the Special Servicer to calculate or to recalculate the Appraisal Reduction Amount and/or any Collateral Deficiency Amount. The Mortgage Loan will be treated as a single loan for purposes of calculating the Appraisal Reduction Amount. Appraisal Reduction Amounts with respect to the Mortgage Loan shall be allocated first to the Junior Trust Notes up to the principal balance of the Junior Trust Notes, with any remainder being allocated to the Senior Notes on a pro rata and pari passu basis (in accordance with the relative principal balance of such Senior Notes).

Any such Appraisal obtained under this Section 3.7 shall be delivered by the Special Servicer to the Servicer, the Trustee, the Certificate Administrator, the Operating Advisor, the 17g-5 Information Provider, the Companion Loan Holder(s), any applicable Consenting Party and Consulting Party in electronic format and the Certificate Administrator shall make such Appraisal available to Non-Restricted Privileged Persons pursuant to Section 8.14(b), and the 17g-5 Information Provider shall post such Appraisal on the 17g-5 Information Provider’s Website.

The Special Servicer shall promptly notify the Servicer and the Operating Advisor, and after receipt of such notification the Servicer shall promptly notify the Trustee and the Certificate Administrator, of the determination and any redetermination of (i) any Appraisal Reduction Amount, (ii) any Collateral Deficiency Amount, and (iii) any resulting Cumulative Appraisal Reduction Amount, which notification may be satisfied by providing such information in the CREFC® Appraisal Reduction Template or the CREFC® Loan Periodic Update File included in the CREFC® Reports delivered pursuant to Section 3.18(a), and the Certificate Administrator

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shall promptly post notice of the determination or redetermination of any such Appraisal Reduction Amount, Collateral Deficiency Amount and/or Cumulative Appraisal Reduction Amount, as applicable, including such CREFC® Appraisal Reduction Template or CREFC® Loan Periodic Update File, as applicable, on the Certificate Administrator’s Website.

              (b)                      While an Appraisal Reduction Amount exists and is allocable to the Trust Loan, (i) the amount of any Monthly Interest Payment Advances shall be reduced as provided in Section  3.23(a) and (ii) the existence thereof shall be taken into account for purposes of determining (x) the Voting Rights of certain Classes of Certificates as provided in the definition of “Voting Rights”, (y) whether any Class of Principal Balance Certificates are Non-Reduced Certificates and (z) whether a CCR Control Period and/or Operating Advisor Consultation Trigger Event is or is not then in effect as provided in the definition thereof. While a Collateral Deficiency Amount exists, the existence thereof shall be taken into account for purposes of determining whether a CCR Control Period and/or Operating Advisor Consultation Trigger Event is or is not then in effect as provided in the definition thereof.

              (c)                     The Certificate Balance of each Class of the Principal Balance Certificates (other than the Class A Certificates) shall be notionally reduced (solely for purposes of determining (x) to the extent expressly set forth herein, the Voting Rights of the related Classes, (y) whether any Class of Principal Balance Certificates are Non-Reduced Certificates and (z) whether a CCR Control Period and/or Operating Advisor Consultation Trigger Event is or is not then in effect) on any Distribution Date to the extent of any Appraisal Reduction Amount allocated to such Class on such Distribution Date. The Certificate Balance of solely the Class HRR Certificates shall be notionally reduced (solely for purposes of determining whether a CCR Control Period and/or Operating Advisor Consultation Trigger Event is or is not then in effect) on any Distribution Date to the extent of any Collateral Deficiency Amount allocated to such Class on such Distribution Date. On each Distribution Date, any Appraisal Reduction Amount allocable to the Trust Loan shall be applied to notionally reduce the Certificate Balances of the respective Classes of the Principal Balance Certificates in the following order of priority: first, to the Class HRR Certificates; second, to the Class D Certificates; third, to the Class C Certificates; and fourth, to the Class B Certificates; provided in each case that no Certificate Balance in respect of any such Class may be notionally reduced below zero. Appraisal Reduction Amounts shall not be applied to notionally reduce the Certificate Balance of the Class A Certificates. On each Distribution Date, any Collateral Deficiency Amount shall be applied to notionally reduce the Certificate Balance (to not less than zero) of solely the Class HRR Certificates.

              (d)                   With respect to any Appraisal used for purposes of determining an Appraisal Reduction Amount, the appraised value (as determined by an updated Appraisal) of a Property or Foreclosed Property, as applicable, will be determined on an “as is” basis.

              (e)                       If (i) an Appraisal Reduction Event has occurred, (ii) either (A) no Appraisal or updates of an Appraisal has been obtained or conducted with respect to any particular Property or Foreclosed Property, as the case may be, during the 9-month period prior to the date of such Appraisal Reduction Event or (B) the Special Servicer has knowledge of a material change in the circumstances surrounding any particular Property or Foreclosed Property, as the case may be, has occurred since the date of the most recent Appraisal that would materially adversely affect the value of such Property or Foreclosed Property, as the case may be, and (iii) no new Appraisal

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has been obtained or conducted for each such Property or Foreclosed Property, as the case may be, referred to in the immediately preceding clause (ii) within 60 days after the Appraisal Reduction Event has occurred, then (x) until a new Appraisal is obtained for each such Property or Foreclosed Property, as the case may be, the appraised value of the subject Property or Foreclosed Property, as the case may be, for purposes of determining the Appraisal Reduction Amount shall be equal to (a) for the first 30 days following the 60 day-period in the immediately preceding clause (ii), 75% of the appraised value set forth in the most recent Appraisal for the subject Property or Foreclosed Property, and (b) thereafter until such new Appraisal is obtained, 75% of the Allocated Mortgage Loan Amount for the subject Property or Foreclosed Property, as the case may be (each of clause (a) and (b),the “Assumed Appraised Value”), and (y) upon receipt or performance of the new Appraisal by the Special Servicer for with respect to each Property or Foreclosed Property, as the case may be, the Appraisal Reduction Amount shall be recalculated in accordance with the definition of “Appraisal Reduction Amount” taking such new Appraisal into account. For purposes of determining an Appraisal Reduction Amount, the appraised value (as determined by an updated Appraisal) of a Property will be determined on an “as-is” basis.

              (f)                         During any CCR Control Period and during any CCR Consultation Period, the Special Servicer shall consult with the Controlling Class Representative in respect of the determination of any Appraisal Reduction Amount. The determination by the Special Servicer following such consultation will be binding until such time as a new determination is made based on a new Appraisal obtained as a result of the exercise of the rights of the Requesting Holders discussed below or otherwise in accordance with this Agreement. The Class HRR Certificates, if and when the Certificate Balance thereof is reduced to less than 25% of its initial Certificate Balance (taking into account the application of any Cumulative Appraisal Reduction Amount to notionally reduce the Certificate Balance of such Class) and provided that a CCR Consultation Termination Event does not exist, is referred to as an “Appraisal-Reduced Class”. The holders of the majority (by Certificate Balance) of an Appraisal-Reduced Class (such holders, the “Requesting Holders”) shall have the right, at their sole expense, to require the Special Servicer to order a second Appraisal in respect of any one or more Properties in connection with the related Appraisal Reduction Event that has occurred with respect to the Mortgage Loan, and in connection therewith the Special Servicer shall use reasonable efforts to cause each such second Appraisal to be delivered within 60 days from receipt of the Requesting Holders’ written request and shall cause such second Appraisal to be prepared by an Independent Appraiser. Upon receipt of each such second Appraisal, the Special Servicer shall be required to recalculate such Cumulative Appraisal Reduction Amount based upon such second Appraisal(s). If required by any such recalculation, a CCR Control Period may be reinstated.

              (g)                      In addition, if subsequent to the Class HRR Certificates becoming an Appraisal-Reduced Class there is a material change with respect to any Property, the Requesting Holders of such Class will have the right to request, in writing, that the Special Servicer obtain an additional Appraisal, which request shall set forth their belief of what constitutes a material change to such Property (including any related documentation). For the avoidance of doubt, only one such additional Appraisal of any particular Property may be requested by the holders of an Appraisal-Reduced Class within the same two-year period. The costs of obtaining such additional Appraisal(s) shall be paid by the Requesting Holders. Subject to the Special Servicer’s confirmation, determined in accordance with Accepted Servicing Practices, that there has been a change with respect to a Property designated by the Requesting Holders for an additional Appraisal

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and such change was material, the Special Servicer shall order another Appraisal from an Independent Appraiser, the identity of which shall be determined by the Special Servicer in accordance with Accepted Servicing Practices (provided that such Independent Appraiser may not be the same Independent Appraiser that provided the Appraisal in respect of which the Requesting Holders are requesting the Special Servicer to obtain an additional Appraisal), and the Special Servicer shall recalculate the Cumulative Appraisal Reduction Amount based upon such additional Appraisal. If required by any such recalculation, a CCR Control Period shall be reinstated. In each case, Appraisals that are requested by any Appraisal-Reduced Class shall be in addition to any Appraisals that the Special Servicer may otherwise be required to obtain in accordance with Accepted Servicing Practices upon the occurrence of a material change at any Property or that the Special Servicer is otherwise required or permitted to order under this Agreement without regard to any Appraisal requests made by any other party.

(h)               Upon becoming an Appraisal-Reduced Class and thereafter (including during any period that the Appraisal-Reduced Class is challenging the determination of the Cumulative Appraisal Reduction Amount with a second Appraisal or otherwise presenting a new Appraisal as described above), the Holders and/or Beneficial Owners of the Class HRR Certificates shall not exercise any rights of the Controlling Class solely applicable during a CCR Control Period, and the Controlling Class Representative shall not be a Consenting Party, until such time, if any, as such CCR Control Period is reinstated.

3.8               Investment of Funds in the Collection Account and any Foreclosed Property Account. (a)  The Servicer and, with respect to the Foreclosed Property Accounts and the Loss of Value Reserve Fund, the Special Servicer, may direct any depository institution maintaining the Collection Account, any Foreclosed Property Account, the Loss of Value Reserve Fund, the Cash Management Account (to the extent interest is not payable to the Borrower Related Parties) and any Reserve Account (to the extent interest is not payable to the Borrower Related Parties), respectively (each of the Collection Account, any Foreclosed Property Account, the Loss of Value Reserve Fund, the Cash Management Account and any Reserve Account, for purposes of this Section 3.8, an “Investment Account”), to invest the funds in such Investment Account in one or more Permitted Investments that bear interest or are sold at a discount, and that mature, unless payable on demand, no later than the Business Day preceding the date on which such funds are required to be withdrawn from such Investment Account pursuant to this Agreement. Any direction by the Servicer or the Special Servicer, as applicable, to invest funds on deposit in an Investment Account shall be in writing and shall certify that the requested investment is a Permitted Investment which matures at or prior to the time required hereby or is payable on demand. All such Permitted Investments shall be held to maturity, unless payable on demand. Any investment of funds in an Investment Account shall be made in the name of the Trustee (in its capacity as such) or in the name of a nominee of the Trustee (including, without limitation, the Certificate Administrator on behalf of the Trustee). The Servicer, acting on behalf of the Trustee, shall have sole control (or the Special Servicer, with respect to any Foreclosed Property Account) over each such investment and any certificate or other instrument evidencing any such investment shall be delivered directly to the Trustee or its agent (which shall initially be the Servicer or the Special Servicer, as applicable), together with any document of transfer, if any, necessary to transfer title to such investment to the Trustee or its nominee. The Trustee shall have no responsibility or liability with respect to the investment directions of the Servicer or the Special Servicer or any losses resulting therefrom, whether from Permitted Investments or otherwise. In

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the event amounts on deposit in an Investment Account are at any time invested in a Permitted Investment payable on demand, the Servicer and the Special Servicer, as applicable, shall:

(i)                          consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and

(ii)                       demand payment of all amounts due thereunder promptly upon determination by the Servicer or the Special Servicer, as applicable, that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the related Investment Account.

                  (b)                          All net income and gain realized from investment of funds deposited in the Collection Account, the Cash Management Account (to the extent not payable to the Borrower) and the Reserve Accounts (to the extent not payable to the Borrower) shall be for the benefit of the Servicer in accordance with the terms and priorities of this Agreement. All net income and gain realized from investment of funds deposited in the Foreclosed Property Account shall be for the benefit of the Special Servicer. Any net losses on funds in the Collection Account, the Cash Management Account, the Reserve Accounts (except in the case of any such loss with respect to the Cash Management Account or a Reserve Account, to the extent the loss amounts were invested for the benefit of the Borrower under the terms of the Mortgage Loan Documents) or the Foreclosed Property Account shall be reimbursed by the Servicer or the Special Servicer, as applicable, from its own funds promptly, but in any event on or prior to the Remittance Date following the realization of such loss.

                  (c)                        Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted Investment, the Servicer or the Special Servicer, as applicable, shall take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings. In the event the Servicer or the Special Servicer, as applicable, takes any such action, the Servicer shall pay or reimburse the Servicer or the Special Servicer, as applicable, out of the Trust Fund, pursuant to Section 3.4(c), for all reasonable out of pocket expenses, disbursements and advances incurred or made by the Servicer or the Special Servicer, as applicable, in connection therewith.

                  (d)                       Notwithstanding the foregoing, none of the Servicer, the Special Servicer or the Certificate Administrator (each in its capacity as the Servicer, the Special Servicer or the Certificate Administrator, as the case may be) shall be required to deposit any loss on an investment of funds in an account described in this Section 3.8 if such loss was incurred solely as a result of the bankruptcy or insolvency of a depository institution or trust company holding such account, so long as (i) such depository institution or trust company satisfied the qualifications set forth in the definition of Eligible Institution at the time such investment or deposit was made and 30 days prior to the date of such loss; (ii) such depository institution or trust company was not the Servicer, the Special Servicer or the Certificate Administrator, as applicable, or an Affiliate thereof, and (iii) such loss is not the result of fraud, negligence, bad faith or willful misconduct of the Servicer, the Special Servicer or the Certificate Administrator, as applicable; provided,

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however, that none of the Servicer, the Special Servicer, the Trustee or the Certificate Administrator shall have any responsibility or liability with respect to the investment directions made by any other party to this Agreement (not involving any investment direction from the party seeking to be absolved from responsibility and liability) or any losses resulting therefrom, whether from Permitted Investments or otherwise.

3.9              Payment of Taxes, Assessments, etc. The Servicer (other than with respect to a Foreclosed Property) and the Special Servicer (with respect to any Foreclosed Property) shall maintain accurate records with respect to the Properties (or such Foreclosed Property, as the case may be) reflecting the status of real estate taxes, assessments, charges and other similar items that are or may become a lien on any of the Properties (or such Foreclosed Property, as the case may be) and the status of insurance premiums payable in respect of insurance policies required to be maintained pursuant to Section 3.11 hereof. The Servicer shall obtain, from time to time, all bills for the payment of such items (including renewal premiums). The Servicer shall pay real estate taxes, assessments and charges, insurance premiums, PILOT Payments, ground rent, operating expenses and other similar items from funds in the applicable Reserve Account in accordance with the Mortgage Loan Agreement at such time as may be required by the Mortgage Loan Documents. If the Borrower Related Parties do not make the necessary payments and/or a Mortgage Loan Event of Default has occurred and amounts in the applicable Reserve Account are insufficient to make such payments, the Servicer shall make a Property Protection Advance, subject to the determination of non-recoverability provided in Section 3.23, from its own funds for amounts payable with respect to all such items related to the Properties when and as the same shall become due and payable. The Servicer shall ensure that the amount of funds in the applicable Reserve Account is increased when and if applicable taxes, assessments, charges and other similar items, PILOT Payments, ground rents or insurance premiums are increased, in accordance with the terms of the Mortgage Loan Agreement.

3.10            Appointment of Special Servicer(i). (a)  Situs Holdings, LLC is hereby appointed as the initial Special Servicer to service the Mortgage Loan while a Special Servicing Loan Event has occurred and is continuing and perform the other obligations of the Special Servicer hereunder. The initial Special Servicer and any of its Affiliates shall not (i) pay, or become obligated, whether by agreement or otherwise, and whether or not subject to any condition or contingency, to pay the Operating Advisor or any Affiliate thereof any fee, or otherwise compensate or grant monetary or other consideration to the Operating Advisor or any Affiliate thereof (x) in connection with its obligations under this Agreement or the performance thereof (other than any amounts that the Servicer (if it is an Affiliate of the Special Servicer) is required to pay or remit to the Operating Advisor in accordance with Section 3.4(c) of this Agreement) or (y) in connection with the appointment of such Person as, or any recommendation by the Operating Advisor for such Person to become, the successor Special Servicer, (ii) become entitled to receive any compensation from the Operating Advisor or any Affiliate thereof in connection with its obligations under this Agreement or the performance thereof, or (iii) become entitled to receive any fee from the Operating Advisor or any Affiliate thereof in connection with the appointment of such Person as Special Servicer, unless, in each of the foregoing clauses (i) through (iii), such transaction has been expressly approved by 100% of the Certificateholders.

(b)               If there is a Special Servicer Termination Event with respect to any Special Servicer, such Special Servicer may be removed and replaced pursuant to Sections 7.1 and 7.2.

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Upon the occurrence of a Special Servicer Termination Event, the Trustee must upon actual knowledge by a Responsible Officer, promptly notify the Companion Loan Holder(s) and the Certificate Administrator in writing and the Certificate Administrator shall (i) post such notice on the Certificate Administrator’s website, (ii) provide such notice to the 17g-5 Information Provider who must post such notice thereof to the 17g-5 Information Provider’s website and (iii) provide notice to the Certificateholders by mail, to the addresses set forth on the Certificate Register, unless the related Special Servicer Termination Event has been cured or waived. The appointment of any such successor Special Servicer shall not relieve the Servicer or the Trustee of their respective obligations to make Advances as set forth herein; provided, however, that the initial Special Servicer specified above shall not be liable for any actions or any inaction of such successor Special Servicer. No termination fee shall be payable to the terminated Special Servicer. No termination of the Special Servicer and appointment of a successor Special Servicer shall be effective until the successor Special Servicer has assumed all of its responsibilities, duties and liabilities hereunder in writing and Rating Agency Confirmation with respect to such appointment has been delivered to the Trustee. Any successor Special Servicer shall be deemed to make the representations and warranties provided for in Section 2.5(a) mutatis mutandis as of the date of its succession. In addition, the Person accepting such assignment and delegation shall constitute a Qualified Replacement Special Servicer.

The terminated Special Servicer shall retain all rights accruing to it under this Agreement, including the right to receive fees accrued prior to its termination and other amounts payable to it (including indemnification payments).

(c)               Upon determining that a Special Servicing Loan Event has occurred and is continuing, the Servicer shall immediately give notice thereof to the Special Servicer, the Operating Advisor, the Trustee, the Companion Loan Holder(s) and the Certificate Administrator, and the Servicer shall use its reasonable efforts to provide the Special Servicer with all information, documents (but excluding the original documents constituting the Mortgage Loan File) and records (including records stored electronically on computer tapes, magnetic discs and the like) relating to the Mortgage Loan and reasonably requested by the Special Servicer to enable it to assume its duties hereunder with respect thereto. The Servicer shall use its reasonable efforts to comply with the preceding sentence within five (5) Business Days of the date that a Special Servicing Loan Event has occurred. The Servicer in any event shall continue to act as Servicer and administrator of the Mortgage Loan until the Special Servicer has commenced the servicing of the Mortgage Loan, upon the occurrence and during the continuation of a Special Servicing Loan Event, which shall occur, in the case of a Special Servicing Loan Event, upon the receipt by the Special Servicer of the information, documents and records referred to in the preceding sentence. The Special Servicer shall instruct the Borrower Related Parties to continue to remit all payments in respect of the Mortgage Loan to the Servicer. The Servicer shall forward any notices it would otherwise send to the Borrower Related Parties under the Mortgage Loan to the Special Servicer who shall send such notice to the Borrower Related Parties while a Special Servicing Loan Event has occurred and is continuing. The Servicer (or, while a Special Servicing Loan Event has occurred and is continuing, the Special Servicer) shall provide any applicable mezzanine lender all default-related notices required under the Mezzanine Intercreditor Agreement, including, without limitation, in connection with any cure rights or purchase option. During the continuance of a Special Servicing Loan Event with respect to the Mortgage Loan, the Special Servicer shall determine the effect on net present value of various courses of action with respect to the Mortgage

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Loan, including without limitation, work-out of the Mortgage Loan or foreclosure on the Properties and pursue, subject to the terms of this Agreement, the course of action that it determines would maximize recovery on the Mortgage Loan on a net present value basis. All net present value determinations shall be made in accordance with Section 1.3(c).

(d)               Upon determining that a Special Servicing Loan Event is no longer continuing, the Special Servicer shall promptly give notice thereof to the Companion Loan Holder(s), the Servicer, the Operating Advisor, the Trustee and the Certificate Administrator, and upon giving such notice such Special Servicing Loan Event shall cease, the Special Servicer’s obligation to service the Mortgage Loan shall terminate and the obligations of the Servicer to service and administer the Mortgage Loan shall resume and the Special Servicer shall return all of the information and materials furnished to the Special Servicer pursuant to Section 3.10(c) to the Servicer.

(e)                  In making a Major Decision or in servicing the Mortgage Loan during the continuance of a Special Servicing Loan Event, the Special Servicer shall provide to the Certificate Administrator originals of documents entered into in connection therewith that are required to be included within the definition of “Mortgage Loan File” for inclusion in the Mortgage Loan File (to the extent such documents are in the possession of the Special Servicer) and copies of any additional related Mortgage Loan information, including written or electronic correspondence with the Borrower Related Parties, and the Special Servicer shall promptly provide copies of all of the foregoing to the Servicer and the Operating Advisor as well as copies of any analysis or internal review prepared by or for the benefit of the Special Servicer, provided that, such materials shall not include any Privileged Information.

(f)                During any period in which a Special Servicing Loan Event is continuing with respect to the Mortgage Loan, no later than 2:00 p.m. (New York time) the Business Day following the Determination Date, the Special Servicer shall deliver to the Servicer a written statement (or, if applicable, one or more CREFC® Reports that contain(s) the information set forth in clauses (i) and (ii) below of this Section 3.10(f)) describing (i) the amount of all payments received on the Mortgage Loan, the amount of Insurance Proceeds, Condemnation Proceeds and Net Liquidation Proceeds received, the amount of any Foreclosure Proceeds received with respect to the Properties, and the amount of net income or net loss, as determined from management of a trade or business on, the furnishing or rendering of a non-customary service to the tenants of, or the receipt of any rental income that does not constitute rents from real property with respect to, the Foreclosed Property, in each case in accordance with Section 3.15 and (ii) such additional information relating to the Mortgage Loan as the Servicer, the Certificate Administrator or the Trustee reasonably requests to enable it to perform its duties under this Agreement.

(g)                 Notwithstanding the provisions of the preceding subsection (c), the Servicer shall maintain ongoing payment records with respect to the Mortgage Loan and shall provide the Special Servicer with any information reasonably required by the Special Servicer to perform its duties under this Agreement. Such records shall be maintained on both a whole loan basis and a note by note basis.

(h)               Within 60 days after a Special Servicing Loan Event occurs, the Special Servicer shall prepare a report (the “Asset Status Report”) for the Mortgage Loan and deliver such

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report (in a format reasonably acceptable to the recipients and the Special Servicer) to any applicable Consenting Party and Consulting Party, and any Companion Loan Holder(s) and, in the case of a Final Asset Status Report, to the Servicer, the Operating Advisor (even if the Operating Advisor is not a Consulting Party), the Certificate Administrator and the 17g-5 Information Provider (who shall promptly post it to the 17g-5 Information Provider’s Website pursuant to Section 8.14(b)). The Special Servicer shall label, or otherwise communicate to the parties to which a Final Asset Status Report is to be delivered, each Final Asset Status Report as being final. The Special Servicer shall notify the Operating Advisor of whether any Asset Status Report delivered to the Operating Advisor is a Final Asset Status Report, which notification may be satisfied by (i) delivery of an Asset Status Report that is either signed by the Controlling Class Representative or that otherwise includes an indication that such Asset Status Report is deemed approved due to the passage of any required consent or consultation time period or (ii) such other method as reasonably agreed to by the Operating Advisor and the Special Servicer. Each Asset Status Report shall set forth the following information to the extent reasonably determinable:

(i)                 summary of the status of the Mortgage Loan and any negotiations with the Borrowers and any Borrower Related Party;

(ii)                 a discussion of the legal and environmental considerations reasonably known at such time to the Special Servicer, consistent with Accepted Servicing Practices, that are applicable to the exercise of remedies as aforesaid and to the enforcement of any related guaranties or other collateral for the Mortgage Loan and whether outside legal counsel has been retained;

(iii)               the most current rent roll and income or operating statement available for the related Properties;

(iv)              the Special Servicer’s recommendations on how the Mortgage Loan might be returned to performing status or otherwise realized upon;

(v)               the appraised value of the Properties together with the Appraisal or the assumptions used in the calculation thereof;

(vi)              the status of any foreclosure actions or other proceedings undertaken with respect thereto, any proposed work-outs with respect thereto and the status of any negotiations with respect to such work-outs, and an assessment of the likelihood of additional Mortgage Loan Events of Default;

(vii)             a description of any proposed amendment, modification or waiver of a material term of any ground lease or any PILOT Lease;

(viii)           a description of any actions taken or proposed actions to be taken;

(ix)               the alternative courses of action considered by the Special Servicer in connection with any actions taken or proposed actions to be taken;

(x)                 the action that the Special Servicer made or intends or proposes to make, including a narrative analysis setting forth the Special Servicer’s rationale for its proposed

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action, including its rejection of the alternatives; and an analysis of whether or not taking such action is reasonably likely to produce a greater recovery on a present value basis than not taking such action, setting forth (x) the basis on which the Special Servicer made such determination and (y) the net present value calculation (including the applicable discount rate used) and all related assumptions;

(xi)               a summary of the status of any action that was described in the most recent prior Asset Status Report and subsequently effected by the Special Servicer; and

(xii)              such other information as the Special Servicer deems relevant in light of the proposed action and Accepted Servicing Practices.

 The Special Servicer shall: (x) deliver to the Certificate Administrator, in an electronic format reasonably acceptable to the Certificate Administrator and the Special Servicer, a proposed notice to Certificateholders that shall include a summary of any Final Asset Status Report (which shall be a brief summary of the current status of the Properties and strategy with respect to the resolution and work-out of the Mortgage Loan), and the Certificate Administrator shall post such summary (but not the Asset Status Report) on the Certificate Administrator’s Website pursuant to Section 8.14(b); (y) deliver any Final Asset Status Report to the 17g-5 Information Provider in an electronic format reasonably acceptable to the 17g-5 Information Provider (who shall post such Final Asset Status Report to the 17g-5 Information Provider’s Website pursuant to Section 8.14(b); and (z) implement the applicable Final Asset Status Report in the form delivered to the 17g-5 Information Provider pursuant to the first paragraph of this Section 3.10(h). If the Special Servicer modifies any Final Asset Status Report that it has previously delivered, then, in connection therewith, the Special Servicer shall (i) deliver such modified Final Asset Status Report (in a format reasonably acceptable to the recipients and the Special Servicer) to any applicable Consenting Party, any applicable Consulting Party, the Servicer, any Companion Loan Holder(s), the Operating Advisor (even if it is not a Consulting Party), (ii) deliver such modified Final Asset Status Report to the 17g-5 Information Provider in an electronic format reasonably acceptable to the 17g-5 Information Provider (which the 17g-5 Information Provider shall post on the 17g-5 Information Provider’s Website pursuant to Section 8.14(b)), (iii) deliver a summary of the modified Final Asset Status Report to the Certificate Administrator (in an electronic format reasonably acceptable to the Certificate Administrator), which the Certificate Administrator shall post on the Certificate Administrator’s Website pursuant Section 8.14(b), and (iv) implement such modified Final Asset Status Report in the form delivered to the 17g-5 Information Provider.

If any applicable Consenting Party (i) affirmatively approves in writing an Asset Status Report or (ii) does not disapprove an Asset Status Report within ten Business Days after receipt of such Asset Status Report together with all information in the possession of the Special Servicer that is reasonably necessary for such Consenting Party to make a decision regarding such Asset Status Report (in which case, under the circumstances set forth in this clause (ii), such Consenting Party shall be deemed to have approved such Asset Status Report), then the Special Servicer shall take the recommended actions described in such Asset Status Report. Within ten Business Days after receipt of an Asset Status Report, together with all information reasonably requested by any applicable Consenting Party in the possession of the Special Servicer that is

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reasonably necessary to make a decision regarding the Asset Status Report, such Consenting Party may object to such Asset Status Report.

If any applicable Consenting Party disapproves an Asset Status Report within the above-referenced ten Business Day period, then the Special Servicer shall revise such Asset Status Report and deliver such revised Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after such disapproval of the Asset Status Report by such Consenting Party, to (i) any applicable Consenting Party, (ii) any applicable Consulting Party, (iii) the Servicer, (iv) any Companion Loan Holder(s), and (iv) solely in the case of a Final Asset Status Report, the Operating Advisor (even if the Operating Advisor is not a Consulting Party), the Certificate Administrator and the 17g-5 Information Provider (who shall promptly post it to the 17g-5 Information Provider’s Website pursuant to Section 8.14(b)). If and for so long as there is an applicable Consenting Party, the Special Servicer shall revise such Asset Status Report as provided in the prior sentence until the earliest of (a) the delivery by such Consenting Party of an affirmative approval in writing of such revised Asset Status Report, (b) the Special Servicer’s determination, consistent with Accepted Servicing Practices, that such objection is not in the best interests of the Certificateholders and (c) the failure of such Consenting Party to disapprove such revised Asset Status Report in writing within ten Business Days of its receipt thereof; provided that the Special Servicer may take actions with respect to the related Property before the expiration of such ten Business Day period if the Special Servicer reasonably determines that failure to take such action before the expiration of such ten Business Day period would violate the Accepted Servicing Practices; and provided, further, that if such Consenting Party has timely disapproved as required hereunder, but has not approved or been deemed to approve any revised Asset Status Report within 60 days from the first submission of an initial Asset Status Report, then the Special Servicer and such Consenting Party shall use reasonable efforts to negotiate a mutually agreeable Asset Status Report during the next thirty (30) days, and if they are unable to reach an agreement within such 30-day period, the Special Servicer shall take such action recommended in its most recently submitted Asset Status Report, provided, that such action does not violate Accepted Servicing Practices (or, if such action would violate Accepted Servicing Practices, the Special Servicer shall take such action as was reflected in its most recently submitted Asset Status Report that is consistent with Accepted Servicing Practices and such Asset Status Report shall be deemed a Final Asset Status Report). The Asset Status Report and all modifications thereto shall be prepared in accordance with the Accepted Servicing Practices.

The Special Servicer may, from time to time, modify any Asset Status Report it has previously delivered and implement the new action in such revised report so long as such revised report has been prepared, delivered, reviewed and either approved or not rejected as provided above.

If and for so long as there is an applicable Consulting Party, the Special Servicer shall consult on a non-binding basis with such Consulting Party in connection with each Asset Status Report prior to finalizing and executing such Asset Status Report and such Consulting Party shall be permitted to propose alternative courses of action within 10 Business Days of receipt of each Asset Status Report. The Special Servicer shall consider any such alternative courses of action and any other feedback provided by any applicable Consulting Party. The Special Servicer may revise the Asset Status Reports as it deems reasonably necessary in accordance with Accepted Servicing Practices to take into account any input and/or recommendations of the applicable

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Consulting Party. The Special Servicer shall deliver to the Operating Advisor each Final Asset Status Report and, if an Operating Advisor Consultation Trigger Event exists, each other Asset Status Report.

The Special Servicer may not take any action inconsistent with an Asset Status Report that has been adopted as provided above, unless such action would be required in order to act in accordance with Accepted Servicing Practices. During any CCR Control Period or any CCR Consultation Period or during the continuance of an Operating Advisor Consultation Trigger Event, if the Special Servicer takes any action inconsistent with an Asset Status Report that has been adopted as provided above, the Special Servicer shall promptly notify the Operating Advisor and, during any CCR Control Period or any CCR Consultation Period, the Controlling Class Representative of such inconsistent action and provide a reasonably detailed explanation of the reasons therefor.

Notwithstanding anything herein to the contrary: (i) the Special Servicer shall have no right or obligation to consult with or to seek and/or obtain consent or approval from any Controlling Class Representative prior to acting (and provisions of this Agreement requiring such consultation, consent or approval shall be of no effect) during the period following any resignation or removal of a Controlling Class Representative and before a replacement is selected and/or identified; and (ii) no advice, direction, objection or consultation from or by a Consenting Party or a Consulting Party, as applicable, pursuant to or as contemplated by any provision of this Agreement, may (and neither the Special Servicer nor the Servicer shall follow any such advice, direction, objection or consultation that the Special Servicer or the Servicer, as applicable, has determined, in its reasonable, good faith judgment, would): (A) require or cause the Special Servicer or the Servicer to violate applicable law, the terms of the Mortgage Loan Documents, the Co-Lender Agreement or any related mezzanine intercreditor agreement or any Section of this Agreement, including the Special Servicer’s or the Servicer’s obligation to act in accordance with Accepted Servicing Practices, (B) result in the imposition of federal income tax on the Trust, or cause either the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC under the Code, (C) expose the Trust, any Certificateholder, the Companion Loan Holders, the Depositor, the Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor or any of their respective Affiliates, members, managers, officers, directors, employees or agents, to any material claim, suit or liability or (D) materially expand the scope of the Servicer’s or Special Servicer’s responsibilities under this Agreement or the scope of the Trustee’s or Certificate Administrator’s responsibilities under this Agreement.

(i)                   During the continuance of a Special Servicing Loan Event, the Special Servicer shall have the authority to meet with the Borrower Related Parties and, subject to the rights of any applicable Consenting Party and any applicable Consulting Party, take any actions consistent with Section 3.24, Accepted Servicing Practices and the most recent Asset Status Report.

(j)                 Upon request of any Certificateholder (or any Beneficial Owner, if applicable), which constitutes a Non-Restricted Privileged Person and which shall have provided the Certificate Administrator with an Investor Certification in the form of Exhibit K-1, the Certificate Administrator shall mail or transmit electronically, without charge, to the address specified in such request a copy of the summary of any Final Asset Status Report. Notwithstanding

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anything to the contrary in this Agreement, a Certificateholder (or any Beneficial Owner, if applicable), which shall have provided the Certificate Administrator with an Investor Certification in the form of Exhibit K-2, shall only be entitled to receive a copy of the most current Distribution Date Statements and no other reports from the Certificate Administrator’s Website.

(k)                During the continuance of a Special Servicing Loan Event, on the last day of each Collection Period the Special Servicer shall prepare and deliver to the Servicer the CREFC® Special Servicer Loan File and, to the extent required under the then current applicable CREFC® guidelines, CREFC® Special Servicer Property File with respect to the Mortgage Loan.

3.11                  Maintenance of Insurance and Errors and Omissions and Fidelity Coverage. (a) The Servicer shall use efforts consistent with Accepted Servicing Practices to cause the Borrowers to maintain (or if the Borrowers fail to maintain such insurance, the Servicer shall cause to be maintained to the extent such insurance is available at commercially reasonable rates and to the extent the Trustee, as mortgagee, has an insurable interest) insurance with respect to each Property of the types and in the amounts required to be maintained by the Borrowers under the Mortgage Loan Documents. The Servicer shall require such insurance policies to be issued by insurers satisfying the requirements of the Mortgage Loan Documents. The cost of any such insurance maintained by the Servicer shall be advanced by the Servicer, as a Property Protection Advance unless it would be a Nonrecoverable Advance. Neither the Servicer nor the Special Servicer shall be required to maintain, and shall not cause the Borrowers to be in default with respect to the failure of the Borrowers to obtain, all-risk casualty insurance which does not contain any carve-out for terrorist or similar acts, if and only if the Special Servicer (subject to the consent of any applicable Consenting Party) has determined, in accordance with Accepted Servicing Practices, that (i) such insurance is not required pursuant to the terms of the Mortgage Loan Documents as in effect on such date, or (ii) the failure to maintain such insurance would constitute an Acceptable Insurance Default. Neither the Servicer nor the Special Servicer shall be required to obtain terrorism insurance pursuant to this Agreement to the extent the related Borrower would not be obligated to maintain terrorism insurance under the Mortgage Loan Documents as in effect on the date thereof, and, accordingly, prior to any Property becoming a Foreclosed Property, neither the Servicer nor the Special Servicer shall spend more for terrorism insurance premiums than the related Borrower shall be obligated to spend. Notwithstanding anything in this Agreement, neither the Servicer nor the Special Servicer shall be required to maintain or cause to be maintained any insurance if such insurance would require a Property Protection Advance that would be a Nonrecoverable Advance (provided, that nothing shall prohibit the Servicer or the Special Servicer, as applicable, from maintaining such insurance if the costs of doing so are paid as an expense of the Trust).

(b)               The Special Servicer, consistent with Accepted Servicing Practices and the Mortgage Loan Documents, shall cause to be maintained such insurance (including environmental insurance) with respect to each Foreclosed Property as the Borrowers are required to maintain with respect to such Property referred to in subsection (a) of this Section 3.11. The cost of any such insurance with respect to a Foreclosed Property shall be payable out of amounts on deposit in the Foreclosed Property Account or shall be advanced by the Servicer as a Property Protection Advance unless such advance would be a Nonrecoverable Advance (in which case the Servicer shall pay such amount from the Collection Account as an expense of the Trust). Any such insurance (other than terrorism insurance, which shall be maintained to the extent required under

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subsection (a) of this Section 3.11) that is required to be maintained with respect to any Foreclosed Property shall only be so required to the extent such insurance is available at commercially reasonable rates and the Trustee, as prior mortgagee, or other applicable party on behalf of the Trust and the Companion Loan Holder(s) has an insurable interest. If the Special Servicer requests the Servicer to make a Property Protection Advance in respect of the premiums due in respect of such insurance, the Servicer shall, as soon as practicable after receipt of such request, make such Property Protection Advance unless such Advance would be a Nonrecoverable Advance, and if the Servicer does not make such Advance, the Trustee (within five (5) Business Days of its receipt of notice of the Servicer’s failure to make such Advance) shall make an Advance of the premiums to maintain such insurance, provided that, in each such case, such obligations shall be subject to the provisions of this Agreement concerning Nonrecoverable Advances, the Trustee as mortgagee having an insurable interest and the availability of such insurance at commercially reasonable rates.

(c)                The Servicer or the Special Servicer, as applicable, may satisfy its obligations to cause insurance policies to be maintained by maintaining a master force placed or blanket insurance policy insuring against losses on the Properties or Foreclosed Properties, as the case may be, for which coverage is otherwise required to be maintained as set forth in the preceding subsections of this Section 3.11. The incremental cost of such insurance allocable to any particular Property or Foreclosed Property, if not borne by the Borrowers, shall be paid by the Servicer as a Property Protection Advance unless it would be a Nonrecoverable Advance (in which case it shall be paid from the Collection Account as an expense of the Trust). If such master force placed or blanket insurance policy contains a deductible clause, the Servicer or the Special Servicer, as applicable, shall be obligated to deposit in the Collection Account out of its own funds all sums that would have been deposited therein but for such clause to the extent any such deductible exceeds the deductible limitation that pertained to the Mortgage Loan, or in the absence of any such deductible limitation, the deductible limitation that is consistent with Accepted Servicing Practices.

(d)               Each of the Servicer and the Special Servicer shall obtain and maintain at its own expense, and keep in full force and effect throughout the term of this Agreement, a blanket fidelity bond and an errors and omissions insurance policy (from (i) any insurer that has a claims-paying ability rated at least as follows by at least one of the following credit rating agencies: “A-” by Fitch, “A-” by S&P, “A3” by Moody’s, “A-” by KBRA, “A(low)” by DBRS Morningstar or “A-:X” by A.M. Best Company, Inc., or (ii) any other insurance company which does not result in the downgrade, qualification (if applicable) or withdrawal of the ratings then assigned by any of the Rating Agencies to any Class of Certificates, as evidenced by Rating Agency Confirmation provided to each of the Trustee and the Certificate Administrator) covering the officers and employees of the Servicer or the Special Servicer, as applicable, in connection with its activities under this Agreement. Each such insurance policy shall protect the Servicer or the Special Servicer, as applicable, against losses resulting directly from forgery, theft, embezzlement, fraud, errors and omissions of such covered persons. Coverage of the Servicer or the Special Servicer under a policy or bond obtained by an Affiliate thereof and providing the coverage required by this Section 3.11(d) shall satisfy the requirements of this Section 3.11(d). The amount of coverage shall be at least equal to the coverage that is required by applicable governmental authorities having regulatory power over the Servicer and the Special Servicer. If no such coverage amounts are imposed by such regulatory authorities, the amount of coverage shall be at least equal to the

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coverage that would be required by FNMA or FHLMC with respect to the Servicer and the Special Servicer if each were servicing and administering the Mortgage Loan for FNMA or FHLMC or as otherwise approved by FNMA or FHLMC. In the event that any such bond or policy ceases to be in effect, the Servicer or the Special Servicer, as applicable, shall obtain a comparable replacement bond or policy.

Both the Servicer and Special Servicer shall be required to use reasonable efforts to cause each and every sub-servicer, if any, to maintain a blanket fidelity bond and an errors and omissions insurance policy meeting the requirements set forth above in this Section3.11(d). In the event that any such bond or policy ceases to be in effect, the Servicer or the Special Servicer, as applicable, shall be required to obtain a comparable replacement bond or policy.

In lieu of the foregoing, but subject to this Section 3.11(d), the Servicer and Special Servicer shall be entitled to self-insure directly or through its parent with respect to such risks so long as the rating on its (or its immediate or remote parent’s) long-term unsecured debt or deposit accounts is at least “A3” by Moody’s and “A(low)” or its equivalent by DBRS Morningstar or, if not then rated by a particular Rating Agency, either (x) rated no lower than an equivalent rating by at least two other NRSROs (which may include the other Rating Agency) or (y) rated no lower than “A:VIII” by A.M. Best Company, Inc.

(e)                No provision of this Section 3.11 requiring such fidelity bond and errors and omissions insurance shall diminish or relieve the Servicer or the Special Servicer from its duties and obligations as set forth in this Agreement. The Certificate Administrator on the Trustee’s behalf shall be entitled to request, upon receipt of a written request from any Certificateholder, and the Servicer and the Special Servicer shall each deliver or cause to be delivered to the Certificate Administrator on the Trustee’s behalf (with a copy to the Operating Advisor), a certificate of insurance from the surety and insurer certifying that such insurance is in full force and effect. The Certificate Administrator shall make any such certificate of insurance available to the requesting Certificateholder on a confidential basis.

(f)                The Operating Advisor shall obtain and maintain at its own expense and keep in full force and effect throughout the term of this Agreement an “errors and omissions” insurance policy (from (i) any insurer whose claims-paying ability is rated at least as follows by at least one of the following credit rating agencies: “A-” by Fitch, “A-” by S&P, “A3” by Moody’s, “A-” by KBRA, “A(low)” by DBRS Morningstar or “A-:X” by A.M. Best Company, Inc., or (ii) any other insurance company which does not result in the downgrade, qualification (if applicable) or withdrawal of the ratings then assigned by any of the Rating Agencies to any Class of Certificates, as evidenced by Rating Agency Confirmation provided to each of the Trustee and the Certificate Administrator) covering losses that may be sustained as a result of an officer’s or employee’s errors or omissions.

3.12            Procedures with Respect to Defaulted Mortgage Loan; Realization upon the Properties. (a) Upon a Mortgage Loan Event of Default, the Special Servicer on behalf of the Trust and the Companion Loan Holder(s) (subject to the consent rights of any applicable Consenting Party and the consultation rights of any applicable Consulting Party), subject to the terms of the Mortgage Loan Documents and consistent with Accepted Servicing Practices, shall service and administer the defaulted Mortgage Loan in accordance with Accepted Servicing

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Practices and the remedies set forth in the Mortgage Loan Documents, and shall pursue such other resolutions or recovery strategies including workout, foreclosure or sale of such Mortgage Loan, as is consistent with the Trust and Servicing Agreement and Accepted Servicing Practices, including foreclosure or otherwise realization on the Properties and the other collateral for the Mortgage Loan. In connection with any foreclosure, enforcement of the applicable Mortgage Loan Documents or other realization on the Collateral, the Special Servicer shall direct the Servicer to, and the Servicer shall, pay the costs and expenses in any such proceedings as a Property Protection Advance unless the Servicer or the Special Servicer determines, in accordance with Accepted Servicing Practices, that such Advance would constitute a Nonrecoverable Advance. If such Advance is determined to constitute a Nonrecoverable Advance, then such expenses shall be paid from the Collection Account as an expense of the Trust if consistent with Accepted Servicing Practices.

(b)                  Such proposed acceleration of the Mortgage Loan and/or foreclosure on the Properties shall be taken unless the Special Servicer waives such Mortgage Loan Event of Default (or modifies or amends the Mortgage Loan to cure the Mortgage Loan Event of Default), which the Special Servicer may do if such modification, waiver or amendment is consistent with Accepted Servicing Practices and does not cause either the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC under the REMIC Provisions or constitute a “significant modification” of the Mortgage Loan under Treasury Regulations Section 1.860G-2(b).

(c)               In connection with such foreclosure as described in Section 3.12(a) or other realization on the Properties, the Special Servicer shall follow Accepted Servicing Practices; provided, however, that the Special Servicer shall not be permitted to direct the Servicer, and neither the Special Servicer nor the Servicer shall be required, to expend its own funds to restore any Property damaged by an Uninsured Cause unless the Servicer or the Special Servicer, as applicable, permitted the related insurance policy to lapse in violation of its respective obligations hereunder. If the Servicer does expend its own funds to restore a Property damaged by an Uninsured Cause (which insurance policy did not lapse in violation of the Servicer’s obligations), such expense shall be a Property Protection Advance. In connection with any foreclosure, enforcement of the Mortgage Loan Documents or other realization on the Collateral, the Special Servicer shall direct the Servicer to, and the Servicer shall, pay the costs and expenses in any such proceedings as a Property Protection Advance unless the Servicer or the Special Servicer determines, in accordance with Accepted Servicing Practices, that such Advance would constitute a Nonrecoverable Advance. If such Advance is determined to constitute a Nonrecoverable Advance, then such expenses shall be paid as an expense of the Trust from the Collection Account if consistent with Accepted Servicing Practices.

(d)               Notwithstanding the foregoing, the Special Servicer may not foreclose on any Property on behalf of the Trust and the Companion Loan Holder(s) and thereby cause the Trust to be the beneficial owner of any Property, or take any other action with respect to any Property that would cause the Trust or the Certificate Administrator or the Trustee, on behalf of the Trust, or any Companion Loan Holder to be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or “operator” of such Property within the meaning of CERCLA or any comparable law, unless the Special Servicer has previously determined, based on a report prepared at the expense of the Trust by an independent person who regularly conducts site assessments for purchasers of comparable properties, that (i) such Property is in compliance with applicable

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Environmental Laws or that taking the remedial actions necessary to comply with such laws is reasonably likely to produce a greater recovery on a present value basis than not taking such actions and (ii) there are no circumstances known to the Special Servicer relating to the use of hazardous substances or petroleum-based materials which require investigation or remediation, or that if such circumstances exist taking such remedial actions is reasonably likely to produce a greater recovery on a net present value basis than not taking such actions. The Special Servicer shall deliver a copy of any such report in electronic format to the 17g-5 Information Provider (who shall make such report available to the Rating Agencies and NRSROs pursuant to Section 8.14(b)) and to the Certificate Administrator (who shall post such report to the Certificate Administrator’s Website pursuant to Section 8.14(b)).

If the Special Servicer has so determined based on satisfaction of the criteria in this Section 3.12(d) that it would be in the best economic interest of the Trust and the Companion Loan Holder(s) (as a collective whole, as if the Trust and the Companion Loan Holder(s) constituted a single lender) (as determined in accordance with Accepted Servicing Practices) to institute a foreclosure or take any other actions described in Section 3.12(a), then subject to the rights of any related mezzanine lender, if applicable, and subject to the rights of (i) any applicable Consenting Party to consent to, and (ii) any applicable Consulting Party to consult in respect of, such action pursuant to the terms hereof, the Special Servicer shall take such proposed action.

The Special Servicer shall direct the Servicer to, and the Servicer shall, advance the cost of any such compliance, containment, clean up or remediation as a Property Protection Advance unless the Servicer or the Special Servicer determines that such Advance would constitute a Nonrecoverable Advance. If such Advance is determined to constitute a Nonrecoverable Advance, then such expenses shall be paid from the Collection Account as an expense of the Trust if consistent with Accepted Servicing Practices.

(e)               The environmental site assessments contemplated by Section 3.12(d) shall be prepared by any Independent Person who regularly conducts environmental site assessments for purchasers of comparable properties, as determined by the Servicer in a manner consistent with Accepted Servicing Practices. The cost of each such environmental site assessment shall qualify as a Property Protection Advance and shall be advanced by the Servicer unless the Servicer or the Special Servicer determines that such Advance would constitute a Nonrecoverable Advance.

(f)                Notwithstanding any provision herein to the contrary, the Special Servicer shall not acquire and hold for the benefit of the Trust any personal property (including any Collateral consisting of franchise agreements, intellectual property or equity interests in any entity or other non-real property Collateral) pursuant to this Section 3.12 unless:

(i)                         such personal property is incidental to real property (within the meaning of Section 856(e)(1) of the Code) so acquired by the Special Servicer; or

(ii)                        the Special Servicer shall have obtained an Opinion of Counsel (the cost of which shall be paid by the Servicer as a Property Protection Advance) to the effect that the holding of such personal property by the Trust Fund will not cause the imposition of a tax on the Upper-Tier REMIC or the Lower-Tier REMIC under the REMIC Provisions or cause the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC

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under the Code at any time that any Uncertificated Lower-Tier Interest or Certificate is outstanding.

(g)               Notwithstanding any acquisition of title to any Property following a Mortgage Loan Event of Default and cancellation of the Mortgage Loan, the Mortgage Loan shall in whole or in part (to the extent allocable to any Property that has become a Foreclosed Property) be an REO Mortgage Loan and shall be deemed to remain outstanding and held in the Trust for purposes of all calculations hereunder, including the application of collections, and shall be reduced only by collections net of expenses. For purposes of all calculations hereunder, so long as the Mortgage Loan shall be deemed to remain outstanding, (i) it shall be assumed that the unpaid principal balance of the Mortgage Loan immediately after any discharge is equal to the unpaid principal balance of the Mortgage Loan immediately prior to such discharge and (ii) Foreclosure Proceeds shall be applied as provided in Section 1.3(b).

(h)               The Special Servicer shall notify the Servicer of any Property (including any Foreclosed Property) which is abandoned or foreclosed that requires reporting to the IRS and shall provide the Servicer with all information regarding forgiveness of indebtedness and required to be reported with respect to any item in the Trust Fund which is abandoned or foreclosed and the Servicer shall report to the IRS and the Borrowers, in the manner required by applicable law, such information and the Servicer shall report, via Form 1099A and 1099C, all forgiveness of indebtedness and foreclosure and abandonments to the extent such information has been provided to the Servicer by the Special Servicer. Upon the occurrence of a forgiveness of indebtedness with respect to any Property (including any Foreclosed Property), the Special Servicer shall deliver to the Servicer its Form 1099 reporting, in a format consistent with CREFC reporting practices and reasonably acceptable to both the Servicer and Special Servicer, on or before January 20 of each calendar year or, if such date is not a Business Day, on the preceding Business Day. Upon request, the Servicer shall deliver a copy of any such report to the Trustee and the Certificate Administrator.

3.13              Certificate Administrator to Cooperate; Release of Items in Mortgage Loan File. From time to time and as appropriate for the servicing of the Mortgage Loan or foreclosure of or realization on any Property, the Certificate Administrator shall, upon request of the Servicer or the Special Servicer and delivery to the Certificate Administrator of a request for release in the form of Exhibit B hereto, release or cause its Custodian to release any items from the Mortgage Loan File to the Servicer or the Special Servicer, as the case may be, within the lesser of (i) seven (7) calendar days and (ii) five (5) Business Days of its receipt of the related request for release, and the Trustee shall execute such documents furnished to it as shall be necessary to the prosecution of any such proceedings. Such receipt for release shall obligate the Servicer or the Special Servicer to (and the Servicer or the Special Servicer, as applicable, shall) return such items to the Certificate Administrator (or a Custodian on its behalf) when the need therefor by the Servicer or the Special Servicer no longer exists. The Certificate Administrator shall not have any responsibility or duty with respect to any item in the Mortgage Loan File while not in its (or its Custodian’s) physical possession (provided that such item in the Mortgage Loan File was properly released in accordance with this Agreement), it being understood and agreed that possession by the Certificate Administrator of any Collateral Security Documents shall not be imputed to the Certificate Administrator at any time such Collateral Security Documents have been properly released pursuant to the terms hereof.

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3.14              Title and Management of Foreclosed Property. (a) In the event that title to any Property is acquired for the benefit of the Certificateholders and the Companion Loan Holder(s) in foreclosure or by deed in lieu of foreclosure or otherwise, the deed, certificate of sale or other comparable document shall be taken in the name of the Trustee, as trustee for the benefit of the Holders of ILPT Commercial Mortgage Trust 2022-LPFX, or its nominee (which shall not include the Special Servicer), on behalf of the Trust and the Companion Loan Holder(s) or as otherwise contemplated pursuant to Section 8.10. Title may be taken in the name of a limited liability company wholly-owned by the Trust and which is managed by the Special Servicer (the costs of which shall be advanced by the Servicer, provided that such Advance would not be a Nonrecoverable Advance or from the Collection Account if such Advance is a Nonrecoverable Advance). Promptly after such acquisition of title, the Special Servicer shall consult with counsel to determine when an Acquisition Date shall be deemed to occur under the REMIC Provisions with respect to such Property, the expense of such consultation being treated as a reimbursable expense of the Special Servicer related to the foreclosure. The Special Servicer, on behalf of the Trust and the Companion Loan Holder(s), shall dispose of any Foreclosed Property held by the Trust as expeditiously as appropriate in accordance with Accepted Servicing Practices, but in any event within the time period, and subject to the conditions, set forth in Sections 3.15 and Section 12.2. Subject to Sections 12.2 and Section 3.14(d), the Special Servicer shall hire on behalf of the Trust and the Companion Loan Holder(s) a Successor Manager to manage, conserve, protect and operate such Foreclosed Property for the Certificateholders and the Companion Loan Holder(s) solely for the purpose of its prompt disposition and sale. In connection with such management and subject to Section 3.4(c)(vi), the Successor Manager shall be entitled to the REO Management Fee solely from the Foreclosed Property Account or the Collection Account pursuant to Section 3.4(c)(vi).

(b)               The Special Servicer shall segregate and hold all funds collected and received in connection with the operation of any Foreclosed Property separate and apart from its own funds and general assets and shall establish and maintain with respect to each Foreclosed Property a Foreclosed Property Account in the name of the Special Servicer on behalf of the Trustee or in the name of a limited liability company wholly owned by the Trust that is managed by the Special Servicer for the benefit of the Trust, pursuant to Section 3.6.

(c)                The Special Servicer shall have full power and authority, subject to Accepted Servicing Practices, the REMIC Provisions and the specific requirements and prohibitions of this Agreement, to do any and all things in connection with the management and operation of any Foreclosed Property for the benefit of the Trust and the Companion Loan Holder(s) (as a collective whole as if the Trust and the Companion Loan Holder(s) constituted a single lender) in accordance with Accepted Servicing Practices, all on such terms and for such period as the Special Servicer deems to be consistent with Accepted Servicing Practices. The Special Servicer shall (i) cause, in accordance with Accepted Servicing Practices any Foreclosed Property to be administered so that it constitutes “foreclosure property” within the meaning of the REMIC Provisions at all times, and (ii) cause, in accordance with Accepted Servicing Practices, any income from the operation or the sale of any Foreclosed Property to not result in the receipt by the Trust of any income from non-permitted assets as described in Code Section 860F(a)(2)(B).

The Special Servicer shall deposit or cause to be deposited on a daily basis in the related Foreclosed Property Account all properly identified revenues received with respect to a

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Foreclosed Property, and the Special Servicer shall cause to be withdrawn therefrom funds necessary for the proper operation, management and maintenance of such Foreclosed Property and for other expenses related to the preservation and protection of such Foreclosed Property, including, but not limited to:

(i)                          all insurance premiums due and payable in respect of such Foreclosed Property;

(ii)                       all taxes, assessments, charges or other similar items in respect of such Foreclosed Property that could result or have resulted in the imposition of a lien thereon; and

(iii)                         all costs and expenses necessary to preserve such Foreclosed Property, including the payment of PILOT Payments and ground rent, if any.

To the extent that amounts on deposit in the Foreclosed Property Account are insufficient for the purposes set forth in clauses (i) through (iii) above (and all similar amounts or expenses), the Special Servicer shall direct the Servicer to, and the Servicer shall, make a Property Protection Advance unless the Servicer or the Special Servicer determines, in accordance with Accepted Servicing Practices, that such Advance would constitute a Nonrecoverable Advance. If such Advance is determined to constitute a Nonrecoverable Advance, then such expenses shall be paid from the Collection Account if consistent with Accepted Servicing Practices.

               (d)                         The Special Servicer, on behalf of the Trust, shall (subject to Section  3.14(a)) contract with any Successor Manager for the operation and management of any such Foreclosed Properties; provided that no such contract shall impose individual liability on the Trustee or the Trust; provided, further, that:

(i)                          the terms and conditions of any such contract shall not be inconsistent herewith;

(ii)                     any such contract shall require, or shall be administered to require, that the Successor Manager (A) request that the Special Servicer pay from the Foreclosed Property Account all costs and expenses incurred in connection with the operation and management of any such Foreclosed Properties, and (B) remit all related revenues (net of such costs and expenses) to the Special Servicer, as soon as practicable but in no event later than the Business Day immediately following receipt, for deposit into the Foreclosed Property Account; and

(iii)                  none of the provisions of this Section 3.14 relating to any such contract or to actions taken through any such Successor Manager shall be deemed to relieve the Special Servicer of any of its ordinary and regularly recurring duties and obligations to the Trust on behalf of the Certificateholders and the Companion Loan Holder(s) with respect to the operation and management of any such Foreclosed Properties.

The Special Servicer shall be entitled, and to the extent required by the REMIC Provisions, shall be required to enter into an agreement with any Independent Contractor performing services for it related to its duties and obligations hereunder for indemnification of the

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Special Servicer by such Independent Contractor, and nothing in this Agreement shall be deemed to limit or modify such indemnification. All REO Management Fees shall be an expense of the Trust payable from the Foreclosed Property Account or subject to reimbursement pursuant to Section 3.4(c)(vi). The Special Servicer agrees to monitor the performance of the Successor Manager and to enforce the obligations of the Successor Manager on behalf of the Trust and the Companion Loan Holder(s). Expenses incurred by the Special Servicer in connection herewith shall qualify as Property Protection Advances.

              (e)              On or before the Business Day following the last day of each Collection Period, the Special Servicer shall withdraw from the Foreclosed Property Account and remit to the Servicer for deposit into the Collection Account the proceeds and collections received or collected during such Collection Period on or with respect to each Foreclosed Property (together with any funds no longer needed in any reserves established as provided below), net of expenses paid therefrom and amounts reasonably expected to be needed to fund any reserves deemed necessary for the operation, preservation and protection of such Foreclosed Property in the event that the Foreclosed Property is a real property, including without limitation, the creation of reasonable reserves for working capital, repairs, replacements and necessary capital improvements and other related expenses.

3.15                   Sale of Foreclosed Property. (a) In the event that title to any Property or other collateral securing the Mortgage Loan is acquired by the Special Servicer in the name of the Trustee or its nominee for the benefit of the Trust for the benefit of the Certificateholders and the Companion Loan Holder(s) in foreclosure or by deed-in-lieu of foreclosure or otherwise, the deed, certificate of sale or other comparable document shall be taken in the name of the Trustee, or its nominee (which shall not include the Special Servicer), on behalf of the Trust and the Companion Loan Holder(s) or as otherwise contemplated pursuant to Section 8.10. The Special Servicer shall be empowered, subject to the Code and the specific requirements and prohibitions of this Agreement, to do any and all things in connection with the management and operations of any Foreclosed Property in accordance with Accepted Servicing Practices and in the best interest of the Certificateholders and the Companion Loan Holder(s), as a collective whole as if such Certificateholders and the Companion Loan Holder(s) constituted a single lender. The Special Servicer, on behalf of the Trust and the Companion Loan Holder(s), shall sell any Foreclosed Property as expeditiously as appropriate in accordance with Accepted Servicing Practices, but in no event later than the time period set forth in Section 12.2 hereof in a manner provided under this Section 3.15.

(b)                   [Reserved.]

(c)                    Subject to the consent rights of any applicable Consenting Party and the consultation rights of any applicable Consulting Party, the Special Servicer shall accept the highest cash offer for a Foreclosed Property received from any person. However, in no event may such offer be less than an amount at least equal to the portion of the Repurchase Price (calculated based on the Mortgage Loan instead of the Trust Loan) attributable to such Foreclosed Property. In the absence of any such offer, the Special Servicer shall accept the highest cash offer (other than from an Interested Person) that it determines is a fair price based on Appraisals obtained within the last nine (9) months. If the highest offeror is an Interested Person or any Certificateholder, then the Trustee shall determine the fairness of the highest offer based upon an independent appraisal

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obtained at the expense of the Trust; provided, that if the Trustee is required to determine whether a cash offer by an Interested Person or any Certificateholder constitutes a fair price, the Trustee may designate an independent third party expert in real estate or commercial mortgage loan matters with at least five (5) years’ experience in valuation of or investment in properties similar to the Foreclosed Property, which such expert shall be selected with reasonable care by the Trustee for the sole purpose of determining whether any such cash offer constitutes a fair price for the Foreclosed Property; provided, further, that if the Trustee so designates any such third party to make such determination, the Trustee shall be entitled to rely conclusively upon such third party’s determination and the reasonable costs of all Appraisals, inspection reports and broker opinions of value incurred by the Trustee in making such determination shall be reimbursable to it first, by the Servicer as an Advance, subject to the Servicer’s or the Special Servicer’s determination that such amounts are not Nonrecoverable Advances, and then from the Collection Account as an expense of the Trust. Notwithstanding the foregoing and subject to any consent rights of any applicable Consenting Party and any consultation rights of any applicable Consulting Party, the Special Servicer shall not be obligated to accept the higher cash offer if the Special Servicer determines, in accordance with Accepted Servicing Practices, that rejection of such offer would be in the best interests of the Certificateholders and the Companion Loan Holder(s) (as a collective whole, as if such Certificateholders and the Companion Loan Holder(s) constituted a single lender), and the Special Servicer may accept a lower cash offer (from any person other than itself or an Affiliate) if it determines, in accordance with Accepted Servicing Practices, that acceptance of such offer would be in the best interests of the Certificateholders and the Companion Loan Holder(s) (as a collective whole, as if such Certificateholders and Companion Loan Holder(s) constituted a single lender).

(d)               Subject to the provisions of Sections 3.14 and Section 12.2, the Special Servicer shall act on behalf of the Trust and the Companion Loan Holder(s) in negotiating and taking any other action necessary or appropriate in connection with the sale of a Foreclosed Property, including the collection of all amounts payable in connection therewith. Any sale of any Foreclosed Property shall be without recourse to the Depositor, the Trust, the Trust Fund, the Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor, the Certificateholders or the Companion Loan Holder(s) (except that any contract of sale and assignment and conveyance documents may contain customary warranties, so long as the only recourse for breach thereof is to the Trust and the Companion Loan Holder(s)) and if consummated in accordance with the terms of this Agreement, none of the Depositor, the Trust, the Trust Fund, the Servicer, the Special Servicer, the Trustee, the Certificate Administrator or the Operating Advisor shall have any liability to any Certificateholder or Companion Loan Holder(s) with respect to the purchase price thereof accepted by the Special Servicer or the Trustee.

(e)                The proceeds of any sale effected pursuant to this Section 3.15, after deduction of the expenses incurred in connection therewith, shall be deposited in the Collection Account in accordance with Section  3.4(a).

(f)                Within 30 days of the sale of a Foreclosed Property, the Special Servicer shall provide (if not previously included in a CREFC® Report by the Servicer or the Special Servicer) to the Operating Advisor (if not previously made available on the Certificate Administrator’s Website) and to the Servicer, and the Servicer shall provide (to the extent received from the Special Servicer) to the Companion Loan Holder(s), the Trustee and the Certificate

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Administrator a statement of accounting (or, if applicable, one or more CREFC® Reports that contain(s) the information set forth in clauses (i) to (v) below of this Section 3.15(f)) for the Foreclosed Property, including, without limitation, (i) the date the Foreclosed Property was acquired in foreclosure or by deed in lieu of foreclosure or otherwise, (ii) the date of disposition of such Foreclosed Property, (iii) the gross sale price and related selling and other expenses, (iv) accrued interest with respect to the Allocated Mortgage Loan Amount of such Foreclosed Property, and (v) such other information as the Companion Loan Holder(s), the Trustee or the Certificate Administrator may reasonably request.

(g)                The Servicer shall prepare and file on a timely basis the reports of foreclosures and abandonments of the Properties required by Section 6050J of the Code and the reports of discharges of indebtedness income in respect of the Mortgage Loan required by Section 6050P of the Code.

3.16              Sale of the Mortgage Loan.(a)

(a)                (i) Within 60 days after the occurrence of a Special Servicing Loan Event, the Special Servicer shall use reasonable efforts to order (but shall not be required to be received within that 60-day period) an Appraisal for each Property. The Servicer shall promptly notify in writing the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor, the Companion Loan Holder(s), any applicable Consenting Party and any applicable Consulting Party of the occurrence of such Special Servicing Loan Event, and the Special Servicer shall, within the time period specified in any related mezzanine intercreditor agreement, but in any event no later than five Business Days after receipt of such notice, notify any related mezzanine lender of the occurrence of such Special Servicing Loan Event, which notice may result in the trigger of such mezzanine lender’s purchase option rights under the related mezzanine intercreditor agreement. Upon receipt by the Special Servicer of the notice described in the preceding sentence, subject to the right of any related mezzanine lender to purchase the Mortgage Loan pursuant to the related mezzanine intercreditor agreement, if any, and provided that the Mortgage Loan is a Defaulted Mortgage Loan, the Special Servicer may offer to sell to any Person the Mortgage Loan or the Special Servicer (or an affiliate thereof) may offer to purchase the Mortgage Loan, if and when the Special Servicer determines, consistent with Accepted Servicing Practices, that no satisfactory arrangements can be made for collection of delinquent payments thereon and such a sale would be in the best economic interests of the Trust and the Companion Loan Holder(s) (as a collective whole, as if the Trust and the Companion Loan Holder(s) constituted a single lender) on a net present value basis. The Special Servicer shall provide the Companion Loan Holder(s), the Trustee, the Certificate Administrator, the Operating Advisor, any applicable Consenting Party and any applicable Consulting Party not less than five (5) Business Days prior written notice of its intention to sell the Mortgage Loan, in which case the Special Servicer is required to accept the highest cash offer received from any Person (other than any Interested Person) for the Mortgage Loan in an amount at least equal to the Repurchase Price applicable to the Mortgage Loan (which will be calculated in a matter similar to that set forth under the definition of “Repurchase Price” utilizing amounts applicable to the Mortgage Loan as a whole), or, if it has received no offer at least equal to the Repurchase Price, the Special Servicer may, at its option, purchase the Mortgage Loan at such Repurchase Price (calculated based on the Mortgage Loan instead of the Trust Loan). Any Appraisal obtained pursuant to this Section 3.16 will be delivered by the Special Servicer to the Certificate Administrator and the Operating Advisor in electronic format, and the Certificate

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Administrator shall make such Appraisal available to Non-Restricted Privileged Persons pursuant to Section 8.14(b) and shall forward a copy thereof to the Trustee. The Companion Loan(s) shall be sold together with the Trust Loan, subject to this Section 3.16 and any additional requirements set forth in the Co-Lender Agreement.

(ii)                      In the absence of any offer at least equal to the Repurchase Price (calculated based on the Mortgage Loan instead of the Trust Loan) (or purchase by the Special Servicer for the Repurchase Price (calculated based on the Mortgage Loan instead of the Trust Loan)), and provided that the Mortgage Loan is in default, the Special Servicer shall accept the highest cash offer received from any Person that is determined by the Special Servicer to be a fair price for the Mortgage Loan, if the highest offeror is a person other than the Depositor, the Servicer, the Certificate Administrator, the Special Servicer (or any of its affiliates), the Operating Advisor, a holder of 50% or more of the Controlling Class, the Controlling Class Representative (or any of its Affiliates), any Borrower Restricted Party, any Property Manager, any independent contractor engaged by the Special Servicer, a holder of any related mezzanine loan, any Other Depositor, the master servicer, the special servicer (or any independent contractor engaged by the special servicer) or the trustee for an Other Securitization Trust, any Companion Loan Holder or representative thereof (except to the extent described below) or any known affiliate of any of them (any such person, an “Interested Person”). The Trustee (based upon, among other things, the Appraisals ordered pursuant to the preceding paragraph (the cost of which shall be paid by the Servicer as a Property Protection Advance) and copied or otherwise delivered to the Trustee) shall determine if the highest cash offer is a fair price if the highest offeror is an Interested Person, and such determination shall be binding upon all parties. Notwithstanding anything contained herein to the contrary, if the Trustee is required to determine whether a cash offer by an Interested Person constitutes a fair price, the Trustee may (at its option and at the expense of the Trust) designate an independent third party expert in real estate or commercial mortgage loan matters with at least five (5) years’ experience in valuing or investing in loans similar to the Mortgage Loan, that has been selected with reasonable care by the Trustee to determine if such cash offer constitutes a fair price for the Mortgage Loan. If the Trustee designates such a third party to make such determination, the Trustee shall be entitled to rely conclusively upon such third party’s determination. The reasonable costs of all appraisals, inspection reports and broker opinions of value incurred by any such third party pursuant to this paragraph and all reasonable costs and fees of the Trustee in making such determination shall be reimbursable to it first, by the Servicer as an Advance, subject to the Servicer’s or the Special Servicer’s determination that such amounts are not Nonrecoverable Advances, and then from the Collection Account as an expense of the Trust. Neither the Trustee, in its individual capacity, nor any of its Affiliates may make an offer for or purchase the Mortgage Loan.

(iii)                    The Special Servicer shall not be obligated to accept the highest offer if the Special Servicer determines, in accordance with Accepted Servicing Practices, that the rejection of such offer would be in the best interests of the Certificateholders and the Companion Loan Holder(s) (as a collective whole as if such Certificateholders and Companion Loan Holder(s) constituted a single lender). In addition, the Special Servicer may accept a lower offer if it determines, in accordance with Accepted Servicing Practices,

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that the acceptance of such offer would be in the best interests of the Certificateholders and the Companion Loan Holder(s) (as a collective whole as if such Certificateholders and the Companion Loan Holder(s) constituted a single lender) (for example, if the prospective buyer making the lower offer is more likely to perform its obligations, or the terms offered by the prospective buyer making the lower offer are more favorable), provided that the offeror is not the Special Servicer or a Person that is an Affiliate of the Special Servicer. The Special Servicer shall use reasonable efforts consistent with Accepted Servicing Practices to sell the Mortgage Loan prior to the Rated Final Distribution Date.

(iv)                    Unless and until the Mortgage Loan is sold pursuant to this Section 3.16(a), the Special Servicer shall pursue such other resolution strategies with respect to the Mortgage Loan, including, without limitation, work-out and foreclosure, as the Special Servicer may deem appropriate, consistent with the Asset Status Report and Accepted Servicing Practices and the REMIC Provisions.

(b)                 Any sale of the Trust Loan shall be subject to (A) any applicable consent and/or consultation rights of any applicable Consenting Party and any applicable Consulting Party set forth in Section 9.3 and (B) any applicable consultation rights of the Operating Advisor set forth in Sections 9.3 and 9.5(f).

(c)                     The right of the Special Servicer to purchase or sell the Mortgage Loan after the occurrence of a Special Servicing Loan Event shall terminate, and shall not be exercisable as set forth in clause (a) above (or if exercised but the purchase of the Mortgage Loan has not yet occurred, the Special Servicer’s right shall terminate and such exercise shall be of no further force or effect) if (1) the Mortgage Loan is no longer delinquent because: (i) the Special Servicing Loan Event has ceased pursuant to the terms of this Agreement, (ii) the Mortgage Loan has become subject to a fully executed agreement reflecting the terms of the work-out arrangement or (iii) the Mortgage Loan has otherwise been resolved (including by a full or discounted pay-off) or (2) any related mezzanine lender has exercised its purchase option set forth in the related mezzanine intercreditor agreement.

(d)                      Any sale of the Mortgage Loan shall be for cash only.

(e)                     Notwithstanding anything to the contrary herein, the Special Servicer shall not sell the Mortgage Loan pursuant to Section 3.16(a) without the written consent of the Companion Loan Holders as and to the extent required under the Co-Lender Agreement. The Controlling Class Representative and the Companion Loan Holders (or its representative) will be permitted to make offers to purchase, and either such party is permitted to be the purchaser at any sale of, the Mortgage Loan, unless such person is a Borrower or an agent or an affiliate of any Borrower.

3.17               Servicing Compensation. (a) The Servicer shall be entitled to receive the Servicing Fee with respect to the Trust Loan, the Companion Loan(s) and any REO Trust Loan and REO Companion Loan(s) payable monthly from the Collection Account or otherwise in accordance with and subject to Section 3.4(c). The Servicer shall be entitled to retain as compensation any late payment charges (to the extent remaining after application pursuant to Section 3.17(b)) and certain other customary charges and fees to the extent described below, as

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well as reimbursement for all other costs or expenses incurred by it in performing its duties hereunder other than: (i) fees of any sub-servicer and the expenses of any sub-servicer that would not be reimbursable to the Servicer if such expenses were incurred by the Servicer; (ii) the cost of any fidelity bond or errors and omissions policy required by Section 3.11(d); (iii) overhead expenses of the Servicer including but not limited to those which may properly be allocable under the Servicer’s accounting system or otherwise to the Servicer’s activities under this Agreement or the income derived by it hereunder including the costs to the Servicer associated with employees of the Servicer performing services in connection with the obligations of the Servicer hereunder; and (iv) costs and expenses arising from the negligence, bad faith or willful misconduct of the Servicer (the “Servicer Customary Expenses”). In addition, the Servicer shall also be entitled to retain as Additional Servicing Compensation, in each case to the extent actually paid by the Borrowers for such purpose, any late payment fees (including any late payment fees collected after the occurrence of a Special Servicing Loan Event but accrued prior to such Special Servicing Loan Event) (to the extent remaining after application pursuant to Section 3.17(b)), any Default Interest accrued prior to a Special Servicing Loan Event (to the extent remaining after application pursuant to Section 3.17(b)), amounts for checks returned for insufficient funds which checks were deposited in an account maintained by the Servicer, and any assumption fees, assumption application fees, release fees, Modification Fees, Consent Fees, defeasance fees, loan service transaction fees and similar fees and expenses (earned with respect to the Mortgage Loan so long as a Special Servicing Loan Event does not exist), in each case, to the extent actually received from the Borrowers with respect to the Mortgage Loan and to the extent, with respect to any such amounts, collected and allocated to such amounts as permitted by (or not otherwise prohibited by) the terms of the Mortgage Loan Documents and this Agreement; provided, that, in the absence of a Special Servicing Loan Event, if consent of the Special Servicer is required, the Servicer and Special Servicer shall share the related fees, including assumption fees (but not including assumption application fees), release fees, Modification Fees and Consent Fees, equally; provided, however, that the Servicer shall not be entitled to apply or retain any Default Interest or any late payment charges with respect to the Mortgage Loan, if a default thereunder or Mortgage Loan Event of Default is continuing, unless and until such default or Mortgage Loan Event of Default has been cured and all delinquent amounts (including any Default Interest) due with respect to the Mortgage Loan have been paid, all Advances have been reimbursed, all interest on Advances and Companion Loan Advances has been paid and all Trust Fund Expenses (including Special Servicing Fees, Work-out Fees and Liquidation Fees) have been reimbursed. In addition, the Servicer shall be entitled to retain as additional compensation any income earned (net of losses to the extent provided in this Agreement) on the investment of funds deposited in the Collection Account, the Cash Management Account (to the extent not payable to the Borrower Related Parties) and any Reserve Accounts (to the extent not payable to the Borrower Related Parties) to the extent provided for in this Agreement.

If a Special Servicing Loan Event occurs and is continuing, the Special Servicer shall be entitled to receive a Special Servicing Fee with respect to the Mortgage Loan or an REO Mortgage Loan for so long as such Special Servicing Loan Event continues as well as reimbursement for all other costs or expenses incurred by it in performing its duties hereunder other than: (i) fees of any sub-servicer and the expenses of any sub-servicer that would not be reimbursable to the Special Servicer if such expenses were incurred by the Special Servicer; (ii) the cost of any fidelity bond or errors and omissions policy required by Section 3.11(d); (iii) overhead expenses of the Special Servicer including but not limited to those which may properly be allocable

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under the Special Servicer’s accounting system or otherwise to the Special Servicer’s activities under this Agreement or the income derived by it hereunder including the costs to the Special Servicer associated with employees of the Special Servicer performing services in connection with the obligations of the Special Servicer hereunder; and (iv) costs and expenses arising from the negligence, bad faith or willful misconduct of the Special Servicer (the “Special Servicer Customary Expenses”). If a Special Servicing Loan Event is terminated following resolution of such Special Servicing Loan Event by a written agreement with the Borrowers negotiated by the Special Servicer, the Special Servicer shall be entitled to receive the Work-out Fee on all payments of principal and interest (other than Default Interest) made on the Mortgage Loan following such written agreement for so long as another Special Servicing Loan Event does not occur; provided, that in no event shall the Work-out Fee payable in respect of the Mortgage Loan exceed $1,000,000.

If the Special Servicer is terminated (other than for cause) or resigns after such written agreement is entered into with respect to the Specially Serviced Mortgage Loan and before the Special Servicing Loan Event is terminated, the terminated or resigning Special Servicer shall retain the right to receive any and all Work-out Fees on all payments of principal and interest (other than Default Interest) made on the Mortgage Loan following such written agreement (negotiated by such Special Servicer prior to its termination or resignation) for so long as another Special Servicing Loan Event does not occur and the successor Special Servicer shall have no rights with respect to such Work-out Fee. No Work-out Fee shall be payable to the Special Servicer if any related mezzanine lender purchases the Mortgage Loan pursuant to the related mezzanine intercreditor agreement or similar agreement or any Loan Seller repurchases its Loan Seller Percentage Interest in the Trust Loan (or an allocable part thereof) or makes a Loss of Value Payment pursuant to the related Trust Loan Purchase Agreement. However, a Liquidation Fee may be payable with respect to such events subject to the provisions below.

In addition, the Special Servicer shall be entitled to receive a Liquidation Fee with respect to each Liquidated Property or the liquidation of the Mortgage Loan (including, without limitation, all or any portion thereof that constitutes an REO Mortgage Loan), whether through judicial foreclosure, sale or otherwise, or in connection with the sale, discounted pay-off or other liquidation of the Mortgage Loan or any Foreclosed Property, as to which the Special Servicer receives Liquidation Proceeds, Insurance Proceeds and Condemnation Proceeds; provided, that in no event shall the Liquidation Fee payable in respect of the Mortgage Loan or Foreclosed Properties exceed $1,000,000; and provided, further, that no Liquidation Fee shall be payable in connection with the circumstances described in clauses (i) through (v) of the definition of “Liquidation Fee.” The Liquidation Fee shall be payable from, and shall be calculated using the related Net Liquidation Proceeds, Insurance Proceeds and Condemnation Proceeds.

Each of the foregoing fees shall be payable from funds on deposit in the Collection Account as provided in Section  3.4(a).

During the continuance of a Special Servicing Loan Event, the Special Servicer shall also be entitled to retain as Additional Servicing Compensation, to the extent actually paid by the Borrowers for such purpose, any late payment fees and Default Interest accrued upon and after a Special Servicing Loan Event (in each case to the extent remaining after application pursuant to Section 3.17(b)), and any assumption fees, assumption application fees, Modification

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Fees, loan service transaction fees, Consent Fees, release fees and similar fees and expenses (earned with respect to the Mortgage Loan so long as a Special Servicing Loan Event exists) and any amounts for checks returned for insufficient funds which checks were deposited in the Foreclosed Property Account, to the extent, with respect to any such amounts, collected (to the extent permitted by (or not otherwise prohibited by) and allocated to such amounts in accordance with the terms of the Mortgage Loan Documents or this Agreement, and any income earned (net of losses to the extent provided in this Agreement) on the investment of funds deposited in the Foreclosed Property Account to the extent provided in this Agreement and, if the Special Servicer’s consent is required on any action related to the Mortgage Loan prior to a Special Servicing Loan Event, then the Servicer and the Special Servicer will equally share the related fees, including assumption fees (but not assumption application fees), release fees, Modification Fees and Consent Fees.

Notwithstanding anything herein to the contrary, with respect to any amount collected in a Collection Period, the Special Servicer shall only be entitled to receive a Work-out Fee or a Liquidation Fee, but not both. Further notwithstanding anything herein to the contrary, all Liquidation Fees and Work-out Fees payable with respect to the Mortgage Loan or the Properties shall be offset by any Modification Fees collected or earned by the Special Servicer with respect to the Mortgage Loan in connection with any modification, restructure, extension, waiver, amendment or work-out of the Mortgage Loan, but only to the extent those fees have not previously been deducted from a Work-out Fee or Liquidation Fee.

If the Special Servicer is terminated without cause, and it commenced the process of liquidation of any Property or any Foreclosed Property or the liquidation of the Mortgage Loan (including, without limitation, all or any portion thereof that constitutes an REO Loan), the Special Servicer will receive a portion of any Liquidation Fee that becomes payable with respect to the Mortgage Loan or such Property or Foreclosed Property that was being administered by the Special Servicer at the time of such termination. The terminated Special Servicer and the successor Special Servicer shall apportion the Liquidation Fee between themselves in a manner that reflects their relative contributions in earning the Liquidation Fee, provided, that if the terminated Special Servicer and the successor Special Servicer cannot agree on an apportionment of the Liquidation Fee, the Liquidation Fee will be apportioned on the basis of the number of months the terminated Special Servicer and the successor Special Servicer administered the Mortgage Loan over a period commencing on the date of the Special Servicing Loan Event and ending on the date of the final liquidation of the Mortgage Loan or such Property or Foreclosed Property.

For the avoidance of doubt, with respect to any of the foregoing fees that constitutes Additional Servicing Compensation and is required to be shared between the Servicer and the Special Servicer pursuant to the terms of this Agreement, the Servicer and the Special Servicer shall each have the right in their sole discretion, but not any obligation, to reduce or elect not to charge its respective portion of such fee; provided that (without the consent of the affected party) (A) neither the Servicer nor the Special Servicer shall have the right to reduce or elect not to charge the portion of any such fee due to the other and (B) to the extent either the Servicer or the Special Servicer exercises its right to reduce or elect not to charge its respective portion in any such fee, the party that reduced or elected not to charge its respective portion of such fee shall not have any right to share in any part of the other party’s portion of such fee. If the Servicer or the Special Servicer decides not to charge any such fee, the other such party shall nevertheless be entitled to

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charge its portion of the related fee to which it would have been entitled if the Servicer or the Special Servicer, as applicable, had charged a fee. Notwithstanding the foregoing, the Special Servicer may, in connection with a workout or other modification of the Mortgage Loan and without consent of the Servicer, waive any or all related Default Interest and late payment charges, regardless of who is entitled to receive such payments as compensation.

The Servicer and the Special Servicer shall use efforts consistent with Accepted Servicing Practices to collect from the Borrowers the amount of any fees and other expenses payable by the Borrowers under the Mortgage Loan Documents, including, without limitation, Borrower Reimbursable Trust Fund Expenses, including exercising all remedies available under the Mortgage Loan Documents that would be in accordance with Accepted Servicing Practices.

Each of the Servicer and the Special Servicer shall be required to pay all expenses related to its internal costs, consisting of overhead and employee costs and expenses incurred by it in connection with its servicing activities under this Agreement, and shall not be entitled to reimbursement for those costs and expenses except as specifically provided for in this Agreement.

Notwithstanding any other provision in this Agreement, neither the Servicer nor the Special Servicer, as applicable, shall be entitled to reimbursement for an expense incurred under this Agreement or in connection with the performance of its duties hereunder unless (i) the amount of such payment to the Servicer or the Special Servicer, as the case may be, is reimbursed to the Trust by the Borrower Parties (to the extent the Borrower Parties are required to do so under the Mortgage Loan Agreement); (ii) failure of the Borrower Parties to reimburse for such payment constitutes a Mortgage Loan Event of Default; (iii) such expense would qualify as an “unanticipated expense incurred by the REMIC” within the meaning of Treasury Regulations Section 1.860G-1(b)(3)(ii) or is otherwise an unanticipated expense (it being understood that the Servicer Customary Expenses and the Special Servicer Customary Expenses are not unanticipated); or (iv) such reimbursement is expressly provided for herein or such expense is expressly described herein as an expense of the Trust or as an Advance.

Except as otherwise expressly provided herein, no transfer, sale, pledge or other disposition of the Servicer’s right to receive all or any portion of the servicing compensation (or the Special Servicer’s right to receive all or any portion of the Special Servicing Fee) or the Servicer’s right to other servicing compensation provided for herein shall be made, and any such attempted transfer, sale, pledge or other disposition shall be void, unless such transfer is made to a successor Servicer or successor Special Servicer, as applicable, in connection with the assumption by such successor of the duties hereunder pursuant to Section 7.2.

The Special Servicer and its Affiliates shall be prohibited from receiving or retaining any compensation or any other remuneration (including, without limitation, in the form of commissions, brokerage fees, rebates, or as a result of any fee-sharing arrangement) from any Person (including, without limitation, the Trust, any Borrower, any Property Manager, the Borrower Sponsor or any Guarantor in respect of the Trust Loan or the Companion Loan(s) and any purchaser of the Trust Loan, any Companion Loan or any Foreclosed Property) in connection with the disposition, work-out or foreclosure of the Mortgage Loan, the management or disposition of any Foreclosed Property or the performance of any other special servicing duties under this

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Agreement, other than as expressly provided in this Section 3.17; provided that such prohibition will not apply to the Permitted Special Servicer/Affiliate Fees.

       (b)                 In determining the compensation of the Servicer or the Special Servicer, as applicable, with respect to Default Interest and late payment charges, on any Distribution Date, the aggregate Default Interest and late payment charges actually collected on the Mortgage Loan during the related Collection Period shall be applied (in such order), subject to the Co-Lender Agreement, to reimburse (i) the Servicer and the Trustee for all Advances made by each and not previously reimbursed from late payments received during the applicable period on the Mortgage Loan, Liquidation Proceeds, Condemnation Proceeds (to the extent not needed for the repair or restoration of a Property), Insurance Proceeds (to the extent not needed for the repair or restoration of a Property) and other collections on the Mortgage Loan, (ii) the Servicer and the Trustee for unpaid interest on such Advances at the Advance Interest Rate, and any Other Securitization Trust for any interest on Companion Loan Advances in accordance with the related Other Pooling and Servicing Agreement, (iii) any Other Securitization Trust for any Companion Loan Advances made in accordance with the related Other Pooling and Servicing Agreement and not previously reimbursed from late payments received during the applicable period on the Mortgage Loan, liquidation proceeds, insurance and condemnation proceeds (to the extent not needed for the repair or restoration of the Property), and other collections on the Mortgage Loan, and (iv) the Trust for all other Trust Fund Expenses (including Special Servicing Fees, Work-out Fees and Liquidation Fees). Default Interest and late payment charges remaining after such reimbursements shall be distributed to the Servicer, if and to the extent accrued on the Mortgage Loan for so long as no Special Servicing Loan Event is continuing, and to the Special Servicer, if and to the extent accrued on the Mortgage Loan during a Special Servicing Loan Event. Any Default Interest or late payment charges paid or payable as Additional Servicing Compensation to the Servicer and the Special Servicer shall be distributed between the Servicer and the Special Servicer, on a pro rata basis, based on the Servicer’s and the Special Servicer’s respective entitlements to such compensation described in the previous sentence.

3.18             Reports to the Certificate Administrator; Account Statements. (a) The Servicer shall prepare, or cause to be prepared, and deliver to the Certificate Administrator, in an electronic format reasonably acceptable to the Certificate Administrator, consistent with Accepted Servicing Practices, not later than (i) 5:00 p.m. (New York time) two (2) Business Days prior to each Distribution Date, the CREFC® Loan Periodic Update File and (ii) 2:00 p.m. (New York time) on the Remittance Date, the remaining CREFC® Reports (except the CREFC® Loan Setup File, the CREFC® Bond Level File, the CREFC® Collateral Summary File, the CREFC® Special Servicer Loan File, the CREFC® Special Servicer Property File, the CREFC® Operating Statement Analysis Report and the CREFC® NOI Adjustment Worksheet). In connection with the preparation of its CREFC® Reports, the Servicer shall provide the Certificate Administrator with the CREFC® Licensing Fee Rate and the amount of CREFC® Licensing Fee paid to CREFC® for the related Distribution Date for inclusion in the Distribution Date Statement.

The Servicer shall provide the CREFC® Loan Setup File to the Certificate Administrator no later than 4:00 p.m. on the fourth Business Day before the first Distribution Date.

The CREFC® Operating Statement Analysis Report and the CREFC® NOI Adjustment Worksheet shall be prepared by the Servicer (with respect to a Performing Mortgage

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Loan) or the Special Servicer (with respect to a Specially Serviced Mortgage Loan and any Foreclosed Property) and provided or made available by the Special Servicer to the Servicer (in the case of any CREFC® Operating Statement Analysis Report and the CREFC® NOI Adjustment Worksheet relating to a Specially Serviced Mortgage Loan or any Foreclosed Property) and made available to the Certificate Administrator by the Servicer (to the extent prepared by and received from the Special Servicer in the case of any CREFC® Operating Statement Analysis Report and the CREFC® NOI Adjustment Worksheet relating to the Specially Serviced Mortgage Loan or any Foreclosed Property) on the Servicer’s Internet website (www.berkadia.com), on a quarterly and annual basis (commencing with the quarter ending June 30, 2022 and year ending December 31, 2022, each within 60 days after receipt by the Servicer or the Special Servicer, as applicable), within 60 days after receipt by the Servicer or the Special Servicer, as applicable, of the financial statements, operating statements, rent rolls, or other information required to prepare (or, if previously prepared, update) the CREFC® Operating Statement Analysis Report and the CREFC® NOI Adjustment Worksheet, but shall not be deemed to have been received by the Certificate Administrator until such time as it is actually received; provided, however, that, with respect to each CREFC® Operating Statement Analysis Report only, any analysis or report with respect to the first calendar quarter of each year shall not be required to the extent provided in the then current applicable CREFC® guidelines.

The Servicer shall furnish to the Certificate Administrator in electronic format the CREFC® Reports produced by it pursuant to this Agreement not later than the time period specified in this Section 3.18(a), and the Certificate Administrator shall, in turn, deliver such CREFC® Reports to the 17g-5 Information Provider (who shall promptly post the same to the 17g-5 Information Provider’s Website pursuant to Section 8.14(b)).

(b)                  The Servicer shall produce the reports described in this Section 3.18 solely from information provided to the Servicer by the Borrower Related Parties pursuant to the Mortgage Loan Agreement (without modification, interpretation or analysis) or by the Special Servicer, Loan Seller or Depositor pursuant to this Agreement. None of the Servicer, the Special Servicer, the Trustee or the Certificate Administrator shall be responsible for the completeness or accuracy of the information provided by any other Person (except that the Servicer shall use efforts consistent with Accepted Servicing Practices to correct patent errors).

(c)               The Servicer shall provide to the Certificate Administrator (or, if a Specially Serviced Mortgage Loan is involved, the Special Servicer shall provide to the Servicer who shall in turn provide, to the extent received from the Special Servicer, the same to the Certificate Administrator) (and the Servicer and the Certificate Administrator shall make available through the Servicer’s Website in accordance with Section 8.14(c) and the Certificate Administrator’s Website in accordance with Section 8.14(b), respectively) electronic copies of any and all financial information (including, without limitation, rent rolls, financial statements, financial reports, operating statements, balance sheets, statements of cash flow, profit and loss statements and operating budgets) and other periodic Property reports it receives from the Borrowers pursuant to the Mortgage Loan Agreement, including on a property by property basis to the extent so received, in each case in a format reasonably acceptable to the recipient and provider of the information and within a reasonable period of time after so received and only to the extent so received.

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(d)                  With respect to the approval of an accounting firm pursuant to Section 4.12(a) of the Mortgage Loan Agreement, the Servicer or Special Servicer, as applicable, shall request that the applicable financial statements be audited by a nationally recognized accounting firm.

(e)               The Servicer or Special Servicer, as applicable, shall deliver to the Companion Loan Holders all reports and other information that it is delivering to the Certificate Administrator pursuant to this Section 3.18, with each such delivery to be made concurrently with the corresponding delivery to the Certificate Administrator (but, in the case of the CREFC® Reports referenced in the first paragraph of Section 3.18(a), no later than the Remittance Date for the applicable Companion Loan).

(f)                 With respect to each Collection Period, the Special Servicer shall deliver or cause to be delivered to the Certificate Administrator, without charge and within two (2) Business Days following the related Determination Date, an electronic report that discloses and contains an itemized listing of any Disclosable Special Servicer Fees received by the Special Servicer or any of its Affiliates during the related Collection Period; provided, that no such report shall be due in any month during which no Disclosable Special Servicer Fees were received.

3.19             Annual Statement as to Compliance. On or before March 1 of each year, commencing in 2023, the Servicer and the Special Servicer, each at its own expense, shall furnish (and each such party shall with respect to each Servicing Function Participant with which it has entered into a servicing relationship with respect to the Mortgage Loan, cause such Servicing Function Participant to furnish) to the Trustee, the 17g-5 Information Provider (who shall post it to the 17g-5 Information Provider’s Website pursuant to Section 8.14(b)), the Depositor, the Operating Advisor and Certificate Administrator (who shall post it to the Certificate Administrator’s Website pursuant to Section 8.14(b)) (in each case in an electronic format reasonably acceptable to such person) a report on an assessment of compliance with the Applicable Servicing Criteria that contains (A) a statement by such Reporting Servicer of its responsibility for assessing compliance with the Applicable Servicing Criteria, (B) a statement that, to the best of such Reporting Servicer’s knowledge, such Reporting Servicer used the Servicing Criteria to assess compliance with the Applicable Servicing Criteria, (C) such Reporting Servicer’s assessment of compliance with the Applicable Servicing Criteria as of and for the period ending the end of the most recent fiscal year, including, if there has been any material instance of noncompliance with the Applicable Servicing Criteria, a discussion of each such failure and the nature and status thereof and (D) a statement that a registered public accounting firm that is a member of the American Institute of Certified Public Accountants has issued an attestation report on such Reporting Servicer’s assessment of compliance with the Applicable Servicing Criteria as of and for such period. Copies of all compliance reports delivered pursuant to this Section 3.19 shall be made available to any Non-Restricted Privileged Person by the Certificate Administrator by posting such Compliance Report to the Certificate Administrator’s Website pursuant to Section 8.14(b). For the avoidance of doubt, neither the Trustee nor the Certificate Administrator shall have any obligation or duty to determine whether any such report on assessment of compliance is in form and substance in compliance with the requirements of Regulation AB.

No later than 30 days after the end of each fiscal year for the Trust, the Servicer and the Special Servicer shall notify the Certificate Administrator, the Operating Advisor and the

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Depositor as to the name of each Servicing Function Participant utilized by it, in each case, and each such notice shall specify what specific Servicing Criteria shall be addressed in the report on assessment of compliance prepared by such Servicing Function Participant. When the Servicer and the Special Servicer submit their assessments to the Certificate Administrator, such parties, as applicable, shall also at such time include the assessment (and related attestation pursuant to Section 3.20) of each Servicing Function Participant engaged by it.

In the event the Servicer or the Special Servicer is terminated or resigns pursuant to the terms of this Agreement, such party shall provide, and each such party shall cause any Servicing Function Participant engaged by it to provide (and the Servicer and the Special Servicer shall, with respect to any Servicing Function Participant that resigns or is terminated under any applicable servicing agreement, cause such Servicing Function Participant to provide) an annual assessment of compliance pursuant to this Section 3.19, coupled with an attestation as required in Section 3.20 in respect to the period of time that the Servicer or the Special Servicer was subject to this Agreement or the period of time that the Servicing Function Participant was subject to such other servicing agreement.

On or before March 1 of each year, commencing in 2023, each of the Servicer and the Special Servicer, each at its own expense, shall furnish (and each party shall with respect to each Servicing Function Participant with which it has entered into a servicing relationship with respect to the Mortgage Loan (to the extent the same would have been required by Item 1108(a)(2)(i)-(iii) of Regulation AB if the Trust and the securitization transaction contemplated by this Agreement were required to comply with Regulation AB), cause such Servicing Function Participant to furnish) to the Trustee, the 17g-5 Information Provider (who shall post it to the 17g-5 Information Provider’s Website pursuant to Section 8.14(b)), the Certificate Administrator (who shall post it to the Certificate Administrator’s Website pursuant to Section 8.14(b)), the Operating Advisor and the Depositor (in electronic format reasonably acceptable to each such Person), an Officer’s Certificate stating, as to the signer thereof, that (A) a review of such Person’s activities during the preceding calendar year or portion thereof and of such Person’s performance under this Agreement, or the applicable sub-servicing agreement, has been made under such officer’s supervision and (B) to the best of such officer’s knowledge, based on such review, such Person has fulfilled all its obligations under this Agreement, or the applicable sub-servicing agreement, in all material respects throughout such calendar year or portion thereof, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof. The obligations of each Person under this Section apply to each such Person that serviced the Mortgage Loan during the applicable period, whether or not the Person is acting in such capacity at the time such Officer’s Certificate is required to be delivered. Copies of all Officer’s Certificates delivered pursuant to this Section 3.19 shall be made available to any Non-Restricted Privileged Person by the Certificate Administrator posting such Compliance Report to the Certificate Administrator’s Website pursuant to Section 8.14(b). For the avoidance of doubt, neither the Trustee nor the Certificate Administrator shall have any obligation or duty to determine whether any such report on assessment of compliance is in form and substance in compliance with the requirements of Regulation AB.

3.20          Annual Independent Public Accountants’ Servicing Report. On or before March 1 of each year, commencing in 2023, the Servicer and the Special Servicer, each at its own

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expense, shall cause (and the Servicer and the Special Servicer shall, with respect to each Servicing Function Participant with which it has entered into a servicing relationship with respect to the Mortgage Loan, cause them to cause) a registered public accounting firm (which may also render other services to the Servicer, the Special Servicer or the applicable Servicing Function Participant, as the case may be) and that is a member of the American Institute of Certified Public Accountants to furnish a report to the Depositor, the Trustee, the Certificate Administrator (who shall post it to the Certificate Administrator’s Website pursuant to Section 8.14(b)), the Operating Advisor and the 17g-5 Information Provider (who shall post it to the 17g-5 Information Provider’s Website pursuant to Section 8.14(b)) (in electronic format reasonably acceptable to each such Person), to the effect that (i) it has obtained a representation regarding certain matters from the management of such Reporting Servicer, which includes an assessment from such Reporting Servicer of its compliance with the Applicable Servicing Criteria and (ii) on the basis of an examination conducted by such firm in accordance with standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, it is expressing an opinion as to whether such Reporting Servicer’s assessment of compliance with the Servicing Criteria was fairly stated in all material respects, or it cannot express an overall opinion regarding such party’s assessment of compliance with the Applicable Servicing Criteria. In the event that an overall opinion cannot be expressed, such registered public accounting firm shall state in such report why it was unable to express such an opinion. Each accountant’s attestation report required hereunder shall be made in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Act and the Exchange Act. Such report shall be available for general use and not contain restricted use language. Copies of all statements delivered pursuant to this Section 3.20 shall be made available to any Non-Restricted Privileged Person by the Certificate Administrator posting such statement to the Certificate Administrator’s Website pursuant to Section 8.14(b).

3.21              Access to Certain Documentation Regarding the Mortgage Loan and Other Information. (a) The Certificate Administrator shall make or cause to be made available at its applicable Corporate Trust Office, or at the office of a Custodian, upon reasonable advance notice and during normal business hours, for review by Non-Restricted Privileged Persons (or, solely in the case of the Distribution Date Statement, all Privileged Persons), originals or copies of, among other things, the following items, to the extent provided to and in the possession of the Certificate Administrator or the Trustee (or a Custodian on its behalf), as applicable (except to the extent not permitted by applicable law or under any of the Mortgage Loan Documents), (i) this Agreement, each sub-servicing agreement delivered to the Certificate Administrator after the Closing Date, the Trust Loan Purchase Agreements and any amendments and exhibits thereto, (ii) all Distribution Date Statements prepared by, and all CREFC® Reports prepared by or delivered to, the Certificate Administrator, as applicable, (iii) all annual officers’ certificates and accountant’s reports required to be delivered by the Borrowers to the Servicer and by the Servicer to the Special Servicer, the Trustee and the Certificate Administrator since the Closing Date regarding compliance with the relevant agreements, (iv) the most recent property inspection report prepared by or on behalf of the Servicer or Special Servicer, as applicable, in respect of each Property, (v) the most recent operating statements, if any, collected by or on behalf of the Servicer with respect to each Property, (vi) the Mortgage Loan Documents and any and all modifications, waivers or amendments of the terms of any of the Mortgage Loan Documents entered into by the Servicer or Special Servicer, as applicable, and delivered to the Certificate Administrator (or a Custodian on its behalf), (vii) any and all Officer’s Certificates and other evidence delivered to the Trustee and the Certificate Administrator to support the determination of the Servicer, the Special Servicer or the Trustee, as

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applicable, that any Advance was, or if made would be, a Nonrecoverable Advance, (viii) the reports to be furnished by the Borrowers, (ix) any and all notices and reports delivered to the Certificate Administrator with respect to any Property as to which the environmental testing revealed environmental issues, (x) the summary of any Final Asset Status Report delivered to the Certificate Administrator, (xi) the annual, quarterly and monthly operating statements, if any collected by or on behalf of the Servicer or the Special Servicer, as applicable, and delivered to the Certificate Administrator for each Property, (xii) notices of all Servicer or Special Servicer terminations or resignations (and appointments of successors to the Servicer or the Special Servicer), and (xiii) the Offering Circular. Copies of any and all of the foregoing items shall be available (i) on the Certificate Administrator’s Website or (ii) to the extent not available at the Certificate Administrator’s Website or otherwise made available electronically, at the Corporate Trust Office of the Certificate Administrator or at the offices of the Custodian, as applicable, upon written request; provided, however, the Certificate Administrator or the Custodian, as applicable, shall be permitted to require payment of a sum sufficient to cover reasonable costs and expenses of providing such copies.

(b)               Certain information concerning the Mortgage Loan and the Certificates (such as the Distribution Date Statements and the CREFC® Reports) shall be provided by the Certificate Administrator to third parties (including, but not limited to, Bloomberg, L.P., BlackRock Financial Management, Inc., CMBS.com, Inc., Intex Solutions, Inc., Markit Group Limited, Trepp, LLC, KBRA Analytics, LLC, Moody’s Analytics, Inc. and redIQ LLC) with the consent of the Depositor and providing such information shall not constitute a breach of this Agreement by the Certificate Administrator. The Depositor hereby consents to such provision of information by the Certificate Administrator.

(c)                Upon request of the Depositor or the Rating Agencies, the 17g-5 Information Provider shall post on the 17g-5 Information Provider’s Website any additional information requested by the Depositor or the Rating Agencies to the extent such information is delivered to the 17g-5 Information Provider electronically in a format acceptable to the 17g-5 Information Provider in accordance with Section 8.14(b). In no event shall the 17g-5 Information Provider disclose on the 17g-5 Information Provider’s Website which Rating Agency requested such additional information.

3.22             Inspections. The Servicer shall inspect or cause to be inspected each of the Properties not less frequently than once each year commencing in 2023, so long as a Special Servicing Loan Event is not then continuing. The Special Servicer shall inspect or cause to be inspected each Property as soon as practicable following the occurrence of a Special Servicing Loan Event and annually for so long as a Special Servicing Loan Event is continuing. The Servicer or the Special Servicer, as applicable, shall further inspect, or cause to be inspected, a Property whenever it receives information that such Property has been materially damaged, left vacant, or abandoned, or if waste is being committed thereto. All such inspections shall be performed in such manner as shall be consistent with Accepted Servicing Practices. The cost of the annual inspections referred to in the first sentence of this paragraph performed by the Servicer shall be an expense of the Servicer. The cost of all additional inspections performed by the Servicer and all inspections, including any annual inspection, performed by the Special Servicer, shall be paid by the Servicer as a Property Protection Advance or an Administrative Advance unless it would constitute a Nonrecoverable Advance (and, in such case, as an expense of the Trust). The Servicer

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or the Special Servicer, as the case may be, shall prepare a written report of inspection and deliver it to the Certificate Administrator in electronic format reasonably acceptable to the Certificate Administrator and to the Companion Loan Holder(s) in electronic format reasonably acceptable to the Companion Loan Holder(s). The Certificate Administrator shall post such report on the Certificate Administrator’s Website pursuant to Section 8.14(b).

3.23               Advances. (a) In the event that all or any portion of a Monthly Debt Service Payment Amount (or an Assumed Monthly Interest Payment, as applicable) representing interest due or deemed due on the Trust Loan (including, without limitation, all or any portion thereof that constitutes an REO Trust Loan) during any calendar month has not been received by the close of business on the Determination Date in such calendar month, then the Servicer, subject to its determination that such amounts (together with interest thereon at the Advance Interest Rate compounded annually) are not Nonrecoverable Advances (and the Special Servicer has not determined that such Advance would be a Nonrecoverable Advance), shall on the Remittance Date in such calendar month make an advance for remittance to the Certificate Administrator for deposit into the Distribution Account, in an amount equal to all or such portion of such Monthly Debt Service Payment Amount (or Assumed Monthly Interest Payment, as applicable) (in each case other than the principal portion of the Balloon Payment and net of the Servicing Fee which shall not be paid to the Servicer until funds are available in the Collection Account for payment of such fee) due or deemed due on the Trust Loan that was delinquent as of the close of business on the Determination Date in such calendar month; provided, that neither the Servicer nor any other party shall be entitled to interest accrued on the amount of any Monthly Interest Payment Advance with respect to the Trust Loan if the related Monthly Debt Service Payment Amount (or, if applicable, the Assumed Monthly Interest Payment) in respect of the Trust Loan is received by the Servicer or the Certificate Administrator, as applicable, by 2:00 p.m. (New York time) on the Remittance Date on which the Monthly Interest Payment Advance is to be made. The Servicer shall advance in respect of each Payment Date (or Assumed Payment Date) following a delinquency in the payment of the Balloon Payment of the Trust Loan or foreclosure (or acceptance of a deed-in-lieu of foreclosure or comparable conversion) of the Trust Loan not later than the related Remittance Date, to the Certificate Administrator for deposit in the Distribution Account, the amount of any Assumed Monthly Interest Payment deemed due with respect to the Trust Loan on such Payment Date (or Assumed Payment Date) (excluding the principal portion of the Balloon Payment and Default Interest). For the avoidance of doubt, in the event that the amount of interest on the Trust Loan is reduced as a result of any modification to the Trust Loan, any Monthly Interest Payment Advance made with respect to such modified Trust Loan shall be in such amounts as may be required as a result of such reduction. The Servicer shall maintain a record of each Monthly Interest Payment Advance it has made pursuant to this Section  3.23(a) on the Trust Loan and shall notify the Certificate Administrator thereof in the appropriate CREFC® Reports in order to permit allocation thereof pursuant to Section 3.4 and Section 3.5. In the event that the Servicer does not remit any amounts required to be remitted to the Certificate Administrator on each Remittance Date (including any amounts required to be remitted pursuant to Section 3.5 and any required Monthly Interest Payment Advance) to the Certificate Administrator for deposit in the Distribution Account on the Remittance Date, the Servicer shall pay to the Certificate Administrator interest on such amounts at the federal funds rate for the period from and including the Remittance Date to but excluding the Distribution Date or, if earlier, the actual remittance date. The Servicer shall have no obligation to make any Monthly Interest Payment Advance for any Companion Loan.

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At any time that an Appraisal Reduction Amount exists, the amount that would otherwise be required to be advanced by the Servicer in respect of delinquent payments of interest on the Trust Loan shall be reduced by multiplying such amount to be advanced by a fraction, the numerator of which is the then outstanding principal balance of the Trust Loan minus the portion of the Appraisal Reduction Amount allocable to the Trust Loan, and the denominator of which is the then outstanding principal balance of the Trust Loan.

The Certificate Administrator shall notify the Servicer and the Trustee by telephone and electronically if as of 3:00 p.m., New York City time, on the Remittance Date, if the Certificate Administrator has not received the amount of a Monthly Interest Payment Advance required pursuant to this Section  3.23(a). In addition, the Certificate Administrator shall notify the Trustee by telephone and electronically if as of 11:00 a.m., New York City time, on any Distribution Date if the Servicer has not made the Monthly Interest Payment Advance required to have been made on the related Remittance Date pursuant to this Section  3.23(a).

Notwithstanding the foregoing provisions of this Section  3.23(a) or any other contrary provisions of this Agreement, any portion of a Monthly Interest Payment Advance intended to cover the CREFC® Licensing Fee shall be advanced directly to CREFC® on the applicable Remittance Date.

If the Servicer and the Trustee do not make a Property Protection Advance because it would be a Nonrecoverable Advance, then the Servicer may, but is not required to, pay such amounts from the Collection Account as Trust Fund Expenses if consistent with Accepted Servicing Practices and, if the Servicer does not pay such amounts, the Special Servicer shall have no obligation to advance funds from its own funds to pay such Property Protection Advance or to perform the action requiring such Property Protection Advance.

(b)                     Subject to Section 3.23(e), the Servicer shall advance, regarding the Mortgage Loan for the benefit of the Certificateholders and the Companion Loan Holder(s), to the extent it determines that such amount is not non-recoverable (and the Special Servicer has not determined that such Advance would be a Nonrecoverable Advance), all customary and reasonable out-of-pocket costs and expenses incurred by the Servicer or the Special Servicer in the performance of its servicing obligations, including, but not limited, to the costs and expenses incurred in connection with (i) the preservation, restoration, operation and protection of any Property which, in the Servicer’s sole discretion, exercised in accordance with Accepted Servicing Practices, are necessary to prevent an immediate or material loss to the Trust’s and the Companion Loan Holder(s)’ interests in such Property, (ii) the payment of (A) real estate taxes, assessments, and governmental charges that may be levied or assessed against any Borrower Related Party or any of its affiliates or any Property or revenues therefrom or which become liens on any Property, (B) any ground rent payments and any PILOT Payments, (C) Insurance Premiums and (D) the out-of-pocket costs and expenses of the Servicer or the Special Servicer, as applicable (including, without limitation, reasonable attorneys’ fees and expenses) to the extent not paid by or on behalf of the Borrowers that are incurred in connection with certain Borrower requests pursuant to the Mortgage Loan Agreement, including regarding assumption of the Mortgage Loan or a release of any of the Properties from the lien of the respective Mortgages, (iii) any enforcement or judicial proceedings, including foreclosures and including, but not limited to, court costs, reasonable attorneys’ fees and expenses and costs for third party experts, including Independent Appraisers,

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environmental and engineering consultants, (iv) the out-of-pocket costs and expenses of the Special Servicer with respect to inspections of the Properties and (v) the management, operation and liquidation of a Property if such Property is acquired by the Special Servicer or its affiliate in the name of the Trustee (collectively, “Property Protection Advances”). In addition, subject to Section 3.23(e), the Servicer shall make certain administrative advances (collectively, “Administrative Advances”) with respect to the Trust Loan for the benefit of the Certificateholders, to the extent that (i) the Servicer determines that such advances are not non-recoverable from collections on the Trust Loan (provided that the Special Servicer has not determined that such Advance would be a Nonrecoverable Advance), (ii) the items for which such advances are made would not otherwise be advanced by the Servicer as a Property Protection Advance pursuant to this Section 3.23(b), and (iii) the items for which such advances are to be made constitute unpaid Borrower Reimbursable Trust Fund Expenses (other than indemnification payments). For the avoidance of doubt, notwithstanding any other provision herein, the Servicer shall not be obligated to make any Administrative Advance or Property Protection Advance that it determines (and shall not be permitted to make any Administrative Advance or Property Protection Advance that the Special Servicer determines), together with interest thereon at the Advance Interest Rate compounded annually, would constitute a Nonrecoverable Advance if made. During the continuation of a Special Servicing Loan Event, the Special Servicer shall give the Servicer and the Trustee not less than five (5) Business Days’ written notice before the date on which the Servicer is requested to make any Property Protection Advance or Administrative Advance with respect to the Mortgage Loan, the Trust Loan or any Foreclosed Property, as applicable; provided, however, that only three (3) Business Days’ written notice shall be required in respect of Property Protection Advances required to be made on an urgent or emergency basis (which may include, without limitation, Property Protection Advances required to make tax or insurance payments). In addition, the Special Servicer shall provide the Servicer with such information in its possession as the Servicer may reasonably request to enable the Servicer to determine whether a requested Property Protection Advance or Administrative Advance, as the case may be, would constitute a Nonrecoverable Advance. Subject to Section 6.3, notwithstanding anything herein to the contrary, if the Special Servicer requests that the Servicer make an Advance, the Servicer may conclusively rely on such request as evidence that such advance is not a Nonrecoverable Advance; provided, however, that the Special Servicer shall not be entitled to make such a request more frequently than two (2) times per calendar month with respect to Advances other than emergency Advances (although such request may relate to more than one Advance). The Servicer shall notify the Trustee in writing promptly upon, and in any event within one Business Day after, becoming aware that it will be unable to make any Property Protection Advance or Administrative Advance required to be made pursuant to the terms hereof, and in connection therewith, shall set forth in such notice the amount of such Advance, the Person to whom it will be paid, and the circumstances and purpose of such Advance, and shall set forth therein information and instructions for the payment of such Advance. If the Servicer and the Trustee do not make a Property Protection Advance because it would be a Nonrecoverable Advance, then the Servicer may, but is not required to, pay such amounts from the Collection Account as Trust Fund Expenses if consistent with Accepted Servicing Practices and, if the Servicer does not pay such amounts, the Special Servicer shall have no obligation to advance funds from its own funds to pay such Property Protection Advance or to perform the action requiring such Property Protection Advance.

(c)        To the extent the Servicer fails to make an Advance that it is required to make under this Agreement and upon knowledge of a Responsible Officer of the Trustee, the

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Trustee shall be required to make such Advance pursuant to Section 7.6. It is understood that the obligation of the Servicer and the Trustee (pursuant to Section 7.6) to make such Advances is mandatory, subject to the limitations set forth in this Agreement, and shall continue to apply after any modification or amendment of the Mortgage Loan pursuant to Section 3.24 hereof, beyond the Maturity Date of the Mortgage Loan if a payment default shall have occurred on such date and through any court appointed stay period or similar payment delay resulting from any insolvency of any Borrower Related Party or related bankruptcy, notwithstanding any other provision of this Agreement, other than the requirement of recoverability, and shall continue, subject to the requirement of recoverability, until the earlier of (i) the payment in full of all the Mortgage Loan and (ii) the date on which all of the Properties become liquidated.

(d)              Subject to the proviso to the first sentence of Section  3.23(a), interest on each Advance made by the Servicer or the Trustee shall accrue for each day that such Advance is outstanding at a rate of interest equal to the Advance Interest Rate for each such day (or the most recent day on which the Advance Interest Rate was reported, if not reported on such day) on the basis of a year of 360-days and the actual number of days elapsed in a month. Interest on the Advances, if unreimbursed, shall compound annually.

(e)              Notwithstanding any other provision in this Agreement, the Servicer or the Trustee, as applicable, shall be obligated to make an Advance only to the extent that the Servicer (in accordance with Accepted Servicing Practices) or the Trustee (based on reasonable business judgment), as applicable, has determined that such Advance, together with interest thereon at the Advance Interest Rate compounded annually, would not constitute a Nonrecoverable Advance if made (and the Special Servicer has not determined (in accordance with Accepted Servicing Practices) that such an Advance would be a Nonrecoverable Advance if made), and each of the Servicer and the Trustee may conclusively rely on any determination by the Special Servicer (which determination shall be made by the Special Servicer in accordance with Accepted Servicing Practices) that any proposed Advance would, if made, be a Nonrecoverable Advance. In making such non-recoverability determination, the Servicer or the Special Servicer (in accordance with Accepted Servicing Practices) or the Trustee (based on reasonable business judgment), as applicable, shall be entitled to consider (among other things) the obligations of the Borrowers under the terms of the Mortgage Loan as it may have been modified, to consider (among other things) the Properties in their respective “as-is” or then current conditions and occupancies, as modified by such party’s assumptions regarding the possibility and effects of future adverse change with respect to the Properties, to estimate and consider (among other things) future expenses and to estimate and consider (among other things) the timing of recoveries. The Trustee and the Servicer, in that order, shall be entitled to reimbursement for any such Advances from the Collection Account and shall obtain such reimbursement in accordance with Section 3.4(c). If the context requires, each reference to the reimbursement or payment of an Advance shall be deemed to include, whether or not specifically referred to, payment or reimbursement of interest thereon at the Advance Interest Rate, compounded annually, through the date of payment or reimbursement. If the Servicer and the Trustee do not make a Property Protection Advance because it would be a Nonrecoverable Advance, then the Servicer may, but is not required to, pay such amounts from the Collection Account as Trust Fund Expenses if consistent with Accepted Servicing Practices and, if the Servicer does not pay such amounts, the Special Servicer shall have no obligation to advance funds from its own funds to pay such Property Protection Advance or to perform the action requiring such Property Protection Advance.

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(f)               The determination by the Servicer or the Trustee, as applicable, that it has made a Nonrecoverable Advance or by the Servicer, the Special Servicer or the Trustee, as applicable, that any proposed Advance, if made, would constitute a Nonrecoverable Advance, shall be evidenced by the delivery of an Officer’s Certificate to the Companion Loan Holder(s), the Certificate Administrator, the Servicer (if such determination is made by the Special Servicer or the Trustee, as applicable), the Trustee (if such determination is made by the Servicer or the Special Servicer, as applicable) in electronic format, and any applicable Consenting Party and Consulting Party, detailing the reasons for such determination with supporting documents attached. Such Officer’s Certificate shall be made available to any Non-Restricted Privileged Person by the Certificate Administrator or the 17g-5 Information Provider by posting such Officer’s Certificate to the Certificate Administrator’s Website or to the 17g-5 Information Provider’s Website, as applicable, pursuant to Section 8.14(b). The costs of any appraisals, reports or surveys and other information requested by the Servicer, the Special Servicer or the Trustee establishing an Advance as a Nonrecoverable Advance shall be treated as an expense of the Trust, payable from the Collection Account pursuant to Section 3.4(c), and shall constitute a Property Protection Advance or Administrative Advance, as applicable, if paid by the Servicer or the Trustee from its funds. The Servicer’s and the Special Servicer’s reasonable determination of nonrecoverability in accordance with the above provisions shall be conclusive and binding on the Trustee and the Trustee shall be entitled to rely conclusively thereupon. The Trustee, in determining whether or not a proposed Advance would be a Nonrecoverable Advance, shall make such determination in its reasonable business judgment. For the avoidance of doubt, the Special Servicer may, but is not obligated to, determine whether any Advance would constitute a Nonrecoverable Advance if made. If the Servicer and the Trustee do not make a Property Protection Advance because it would be a Nonrecoverable Advance, then the Servicer may, but is not required to, pay such amounts from the Collection Account as Trust Fund Expenses if consistent with Accepted Servicing Practices and, if the Servicer does not pay such amounts, the Special Servicer shall have no obligation to advance funds from its own funds to pay such Property Protection Advance or to perform the action requiring such Property Protection Advance.

(g)              The Servicer and the Trustee are not obligated to advance or pay (i) delinquent scheduled payments with respect to any Companion Loan, (ii) the Balloon Payment with respect to the Trust Loan or any Companion Loan (but are obligated to advance the related Assumed Monthly Interest Payment in accordance with the terms of this Agreement), (iii) any Default Interest, (iv) amounts required to cure any damages resulting from Uninsured Causes (except as required pursuant to Section 3.12(c)), any failure of any Property to comply with any applicable law, including any Environmental Law, or (except in connection with the foreclosure or other acquisition of a Property in accordance with Section 3.12 upon the occurrence of a Mortgage Loan Event of Default) to investigate, test, monitor, contain, clean up, or remedy an environmental condition present at any Property, (v) any losses arising with respect to defects in the title to the Property, (vi) any costs of capital improvements to a Property other than those necessary to prevent an immediate or material loss to the Trust’s interest in such Property, (vii) Yield Maintenance Premiums, (viii) subordinated obligations, including any related mezzanine loans, or (ix) any cure payments. The Servicer shall have no obligation to make any Administrative Advances with respect to any Companion Loan.

(h)              For the avoidance of doubt, if the Mortgage Loan becomes subject to a forbearance agreement, standstill agreement or similar agreement that provides for a temporary

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deferral or similar temporary accommodation with respect to all or a portion of the Monthly Debt Service Payment Amount, the Servicer will be required to make Monthly Interest Payment Advances for the Mortgage Loan based on the terms of the Mortgage Loan Documents in effect immediately prior to the date of such forbearance or similar agreement, subject to any non-recoverability determination with respect to the Mortgage Loan.

(i)                Upon the determination that a previously made Advance is a Nonrecoverable Advance, and to the extent funds in the Collection Account allocable to principal and available for distribution on the next Distribution Date are insufficient to fully reimburse the party entitled to reimbursement, then the Servicer or the Trustee, as applicable, may elect, on a monthly basis, each at its own option and in its sole discretion, to defer reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the Advance at the Advance Interest Rate) for such successive one month period as is required to reimburse such excess portion from principal, for a period not to exceed 12 months. If the Servicer or the Trustee, as applicable, determines, in its sole discretion, that it should recover the Nonrecoverable Advances without deferral, then the Servicer or the Trustee, as applicable, shall be entitled to immediate reimbursement of Nonrecoverable Advances with interest thereon at the Advance Interest Rate from all amounts in the Collection Account for such Distribution Date. Any such election by any such party to refrain from reimbursing itself or obtaining reimbursement for any Nonrecoverable Advance or portion of any Nonrecoverable Advance with respect to any one or more Collection Periods will not limit the accrual of interest at the Advance Interest Rate on such Nonrecoverable Advance for the period prior to the actual reimbursement of such Nonrecoverable Advance. The Servicer’s or the Trustee’s, as applicable, election to defer reimbursement of such Nonrecoverable Advances as set forth above is an accommodation to the Certificateholders and shall not be construed as an obligation on the part of the Servicer or the Trustee, as applicable, or a right of the Certificateholders. The decision to defer reimbursement or to seek immediate reimbursement of Nonrecoverable Advances shall be deemed to be (a) in accordance with Accepted Servicing Practices, with respect to the Servicer and (b) in accordance with reasonable business judgment, with respect to the Trustee, and in each case, neither the Servicer, the Trustee nor the other parties to this Agreement shall have any liability to one another or to any of the Certificateholders for any such election that such party makes as described above, or for any losses, damages or other adverse economic or other effects that may arise from such an election.

3.24          Modifications of Mortgage Loan Documents; Due on Sale; Due on Encumbrance. (a) The Servicer (if no Special Servicing Loan Event has occurred and is continuing) or the Special Servicer (during a Special Servicing Loan Event) each in accordance with Section 9.3 and this Section 3.24, may, subject to (1) the rights of any applicable Consenting Party and any applicable Consulting Party, (2) the rights of any Companion Loan Holder under the Co-Lender Agreement and (3) the rights of any related mezzanine lender under a related mezzanine intercreditor agreement, modify, waive or amend any term of the Mortgage Loan if such modification, waiver or amendment (i) is consistent with Accepted Servicing Practices and (ii) does not either (A) cause either the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC under the Code or (B) constitute a “significant modification” of the Mortgage Loan pursuant to Treasury Regulations Section 1.860G-2(b) (and the Servicer or the Special Servicer, as applicable, may obtain and be entitled to rely upon an Opinion of Counsel in connection with such determination). Neither the Servicer nor the Special Servicer shall enter into

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(including, without limitation, by way of the application of credits, discounts, forgiveness or otherwise) any modification, waiver, amendment, work-out, consent or approval with respect to the Mortgage Loan in a manner that would have the effect of placing amounts payable as compensation, or otherwise directly or indirectly reimbursable, to the Servicer or the Special Servicer in a higher priority than that which is provided in the allocation and payment priorities set forth in Sections 1.3(a) and 1.3(b) hereof or in the Co-Lender Agreement. Notwithstanding anything herein to the contrary, in no event may the Servicer or the Special Servicer permit an extension of the Maturity Date beyond the date that is seven (7) years prior to the Rated Final Distribution Date. With respect to any action as to which the Special Servicer’s consent is required under this Agreement (including any Major Decision), the Servicer shall obtain the consent of the Special Servicer who, in turn, shall obtain the consent of any applicable Consenting Party prior to granting its approval to the Servicer to take such action. After obtaining such approval, the Servicer shall be responsible for processing such action (if no Special Servicing Loan Event has occurred and is continuing).

(b)              All modifications, waivers or amendments of the Mortgage Loan shall be in writing and shall be effected in a manner consistent with Accepted Servicing Practices and the REMIC Provisions. The Servicer or the Special Servicer, as applicable, shall notify each other, the Depositor, the Trustee, the Certificate Administrator, the Operating Advisor, any applicable Consenting Party, any applicable Consulting Party and the Companion Loan Holder(s), in writing, of any modification, waiver or amendment of any term of the Mortgage Loan and the date thereof, and shall deliver to the Certificate Administrator or a Custodian on its behalf (with a copy to the Companion Loan Holder(s)) an original recorded counterpart of the agreement relating to such modification, waiver or amendment within 10 Business Days following the execution and recordation thereof with a copy of such documentation to the Servicer or the Special Servicer, as applicable. In the event the Servicer or the Special Servicer, or a court of competent jurisdiction in connection with a work-out or proposed work-out of the Mortgage Loan, modifies the interest rate applicable to the Mortgage Loan, the adverse aggregate economic effect of the modification shall be applied to the Certificates in reverse order of seniority.

(c)              Any modification of the Mortgage Loan Documents that requires a Rating Agency Confirmation pursuant to the Mortgage Loan Documents, or any modification that would eliminate, modify or alter the requirement of obtaining such Rating Agency Confirmation in the Mortgage Loan Documents, shall not be made without the Servicer’s or the Special Servicer’s, as applicable, first receipt of such Rating Agency Confirmation. Such Rating Agency Confirmation shall be obtained at the Borrower Related Parties’ expense in accordance with the Mortgage Loan Agreement or, if not so provided in the Mortgage Loan Agreement or if the Borrower Related Parties do not pay, at the expense of the Trust.

(d)              Prior to implementing any Major Decision under clauses (i) through (v), clause (xi)(A) (to the extent that the related agreement is modified in a manner materially adverse to the “Senior Lender,” “Mortgage Lender” or such other similar term as may be set forth therein) and clause (xiii) of the definition of “Major Decision,” the Servicer or the Special Servicer, as applicable, shall obtain a Rating Agency Confirmation from each Rating Agency.

(e)               [Reserved]

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(f)                Notwithstanding the foregoing, the Servicer (or, if a Special Servicing Loan Event is continuing, the Special Servicer) may in accordance with Accepted Servicing Practices (but without any Rating Agency Confirmation or consent of any applicable Consenting Party) grant the Borrower’s request for consent to subject a Property to an easement, right-of-way or similar agreement for utilities, access, parking, public improvements or another similar purpose and may consent to subordination of the Mortgage Loan to such easement, right-of-way or similar agreement.

(g)               As the Mortgage Loan contains provisions in the nature of a “due-on-sale” clause, which by its terms: (i) provides that the Mortgage Loan shall (or may at the mortgagee’s option) become due and payable upon the sale or other transfer of an interest in a Property or equity interests in a Borrower or certain principals of a Borrower except when certain conditions are met; or (ii) provides that, except when certain conditions are met, the Mortgage Loan may not be assumed without the consent of the mortgagee in connection with any such sale or other transfer, neither the Servicer nor the Special Servicer, on behalf of the Trustee as the mortgagee of record on behalf of the Trust, shall (A) fail to exercise any right it may have with respect to the Mortgage Loan (1) to accelerate the payments thereon or (2) to withhold its consent to any sale or transfer, consistent with the Accepted Servicing Practices or (B) waive any right to exercise such rights, unless, (x) with respect to the Mortgage Loan (if no Special Servicing Loan Event has occurred and is continuing), the Servicer has obtained the prior written consent (or deemed consent) of the Special Servicer, which consent shall be deemed given (unless earlier objected to) five (5) Business Days after the ten Business Day review period of any applicable Consenting Party (or, with respect to such ten Business Day period, such shorter period as response is required under the Mortgage Loan Documents) after receipt by the Special Servicer from the Servicer of the Servicer’s written analysis and recommendation with respect to such waiver or exercise of such right together with such other information reasonably required by the Special Servicer, or (y) prior to the Special Servicer, with respect to the Mortgage Loan (during the occurrence and continuation of a Special Servicing Loan Event), itself taking such an action or, with respect to the Mortgage Loan (if no Special Servicing Loan Event has occurred and is continuing), consenting to such a proposed action of the Servicer, the Special Servicer has obtained, if there is an applicable Consenting Party, the prior written consent (or deemed consent) of such Consenting Party, which consent shall be deemed given (unless earlier objected to) ten Business Days (or, with respect to such ten Business Day period, such shorter period as response is required under the Mortgage Loan Documents) after receipt by such Consenting Party of the Servicer’s and/or Special Servicer’s, as applicable, written analysis and recommendation with respect to such waiver together with such other information reasonably required by such Consenting Party.

(h)               As the Mortgage Loan contains provisions stating that the Mortgage Loan may not be assumed or transferred without the consent of the mortgagee, unless certain conditions are satisfied, the Special Servicer, with respect to the Mortgage Loan (during the occurrence and continuation of a Special Servicing Loan Event) or the Servicer with respect to the Mortgage Loan (if no Special Servicing Loan Event has occurred and is continuing), as applicable, on behalf of the Trustee as the mortgagee of record on behalf of the Trust, shall determine in accordance with Accepted Servicing Practices whether such conditions have been satisfied.

(i)                 As the Mortgage Loan contains provisions in the nature of a “due-on- encumbrance” clause that by its terms: (i) provides that the Mortgage Loan shall (or may at the

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mortgagee’s option) become due and payable upon the creation of any additional lien or other encumbrance on any of the Properties or equity interests in a Borrower or principals of a Borrower; or (ii) requires the consent of the mortgagee to the creation of any such additional lien or other encumbrance on any of the Properties or equity interests in a Borrower or principals of a Borrower, neither the Servicer nor the Special Servicer, on behalf of the Trustee as the mortgagee of record, on behalf of the Trust, shall (A) fail to exercise any right it may have with respect to the Mortgage Loan (1) to accelerate the payments thereon or (2) to withhold its consent to the creation of any additional lien or other encumbrance, consistent with Accepted Servicing Practices or (B) waive its right to exercise such rights, unless, (x) with respect to the Mortgage Loan (if no Special Servicing Loan Event has occurred and is continuing), the Servicer has obtained the prior written consent (or deemed consent) of the Special Servicer, which consent shall be deemed given (unless earlier objected to) five (5) Business Days after the ten Business Day review period of any applicable Consenting Party (or, with respect to such ten Business Day period, such shorter period as response is required under the Mortgage Loan Documents) after receipt by the Special Servicer from the Servicer of the Servicer’s written analysis and recommendation with respect to such waiver or exercise of such right together with such other information reasonably required by the Special Servicer, and/or (y) prior to the Special Servicer, with respect to the Mortgage Loan (during the occurrence and continuation of a Special Servicing Loan Event), itself taking such an action or, with respect to the Mortgage Loan (if no Special Servicing Loan Event has occurred and is continuing), consenting to such a proposed action of the Servicer, the Special Servicer has obtained, if there is an applicable Consenting Party, the prior written consent (or deemed consent) of such Consenting Party, which consent shall be deemed given (unless earlier objected to) ten Business Days (or, with respect to such ten Business Day period, such shorter period as response is required under the Mortgage Loan Documents) after receipt by such Consenting Party of the Servicer’s and/or Special Servicer’s, as applicable, written analysis and recommendation with respect to such waiver or exercise of such right, together with such other information reasonably required by such Consenting Party.

(j)                Notwithstanding the foregoing, the Servicer shall not permit the substitution of the Property pursuant to the defeasance provisions of the Mortgage Loan unless such defeasance complies with Treasury Regulations Section 1.860G-2(a)(8)(ii) and the Servicer has received (i) replacement collateral consisting of government securities within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), which satisfies the requirements of the Mortgage Loan Documents, in an amount sufficient to make all scheduled payments under the Mortgage Loan (or defeased portion thereof) when due, (ii) a certificate of an Independent certified public accountant to the effect that such substituted property will provide cash flows sufficient to meet all payments of interest and principal (including payments at maturity) on the Mortgage Loan (or defeased portion thereof) in compliance with the requirements of the terms of the Mortgage Loan Documents, (iii) one or more Opinions of Counsel (at the expense of the Borrower) to the effect that the Trustee, on behalf of the Trust Fund, will have a first priority perfected security interest in such substituted Property; provided, however, that, to the extent consistent with the Mortgage Loan Documents, the Borrower shall pay the cost of any such opinion as a condition to granting such defeasance, (iv) to the extent consistent with the Mortgage Loan Documents, a single purpose entity shall act as a successor borrower, if so required by the Rating Agencies, (v) to the extent permissible under the Mortgage Loan Documents, the Servicer shall use its reasonable efforts to require the Borrower to pay all costs of such defeasance, including but not limited to the cost of maintaining any successor borrower, and (vi) to the extent permissible under the Mortgage Loan

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Documents, the Servicer shall obtain, at the expense of the Borrower, Rating Agency Confirmation from each Rating Agency.

(k)               The parties hereto hereby acknowledge that the Co-Lender Agreement provides that (i) to the extent consistent with Accepted Servicing Practices (taking into account the extent to which the Junior Trust Notes are junior to the Senior Notes pursuant to the Co-Lender Agreement): (x) no waiver, reduction or deferral of any particular amounts due on any of the Senior Notes (except for REMIC or grantor trust expenses, if applicable) shall be effected prior to the waiver, reduction or deferral of the entire corresponding item in respect of the Junior Trust Notes; and (y) no reduction of the Interest Rate of any of the Senior Notes shall be effected prior to the reduction of the Interest Rate of the Junior Trust Note, to the fullest extent possible, and (ii) any of the actions referred to in the immediately preceding clauses (i) (x) and (i)(y) shall be effected as among the Senior Notes, on a pro rata and pari passu basis (based on the relative principal balance of each such Senior Note) as regards the economic effects thereto.

3.25          Servicer and Special Servicer May Own Certificates. The Servicer, the Special Servicer and any agent thereof in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not the Servicer or the Special Servicer or such agent except as otherwise provided herein (including such restrictions on voting set forth in the definition of Certificateholder).

3.26           Mezzanine Intercreditor Agreement; Notice of Mortgage Loan Event of Default to Companion Loan Holder(s) and Mezzanine Lender. (a) The Servicer shall give notice of any Mortgage Loan Event of Default to the Companion Loan Holder(s) and the lender under any related mezzanine loan promptly (and, in the event of the failure to make a related Monthly Debt Service Payment Amount on its scheduled Payment Date, such notice shall be given promptly following such related Payment Date) upon a Servicing Officer of the Servicer gaining actual knowledge of such default or Mortgage Loan Event of Default, as provided in the Co-Lender Agreement and any related mezzanine intercreditor agreement, whether or not the Servicer is obligated to give notice thereof to the Borrower Related Parties. The Servicer or the Special Servicer, as applicable, shall exercise the rights of the Trust as (i) the holder of the Trust Notes under the Co-Lender Agreement and (ii) a senior lender under any related mezzanine intercreditor agreement. The Servicer or the Special Servicer, as applicable, shall comply with and enforce the rights and perform the obligations of the Trust under the terms of the Co-Lender Agreement and any related mezzanine intercreditor agreement. The rights of the Trust and the Certificateholders in and under the Trust Loan and the Mortgage Loan Documents shall be subject to the terms of the Co-Lender Agreement and any related mezzanine intercreditor agreement.

(b)                    The parties hereto acknowledge that the Mortgage Loan is subject to the terms and conditions of the Co-Lender Agreement and recognize the respective rights and obligations of the Trust, as holder of the Trust Loan, and of the Companion Loan Holder(s) under the Co-Lender Agreement, including, without limitation: (i) with respect to the allocation of collections on or in respect of the Mortgage Loan, and making of remittances, to the Trust, as holder of the Trust Loan, and to the Companion Loan Holder(s); (ii) with respect to the allocation of expenses and losses relating to the Mortgage Loan to the Trust, as holder of the Trust Loan, and to the Companion Loan Holder(s); and (iii) the consultation, consent and other rights of any Companion Loan Holder or its representative. The Servicer (if no Special Servicing Loan Event

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exists) or the Special Servicer (if a Special Servicing Loan Event exists or the Property has been converted to a Foreclosed Property) shall prepare and provide to any Companion Loan Holder (or its representative) all notices, reports, statements and communications to be delivered by the holder of the Trust Loan under the related Co-Lender Agreement, and shall perform all duties and obligations to be performed by a servicer and perform all servicing-related duties and obligations to be performed by the holder of the Trust Loan pursuant to the related Co-Lender Agreement. Furthermore, to the extent not otherwise expressly included herein, any provisions required to be included herein pursuant to the Co-Lender Agreement are deemed incorporated herein by reference, and the parties hereto shall comply with those provisions as if set forth herein in full. In the event of any conflict between this Agreement and the Co-Lender Agreement, the terms of the Co-Lender Agreement shall control.

(c)                     The Servicer shall maintain the Note register provided for in Section 18 of the Co-Lender Agreement and shall record the names and addresses of, and wire transfer instructions for, the holders of the Notes from time to time; provided that the Servicer need not maintain a separate Note register from the Note register, if any, maintained under the Mortgage Loan Agreement if the information in both registers would otherwise be identical. The Servicer shall, upon request, provide to any other party to this Agreement the then current information contained in such register.

(d)                     At any time after a Companion Loan has become part of an Other Securitization Trust and provided that the applicable parties hereto have received written notice (which may be by email) thereof including contact information for the master servicer and special servicer with respect to such Other Securitization Trust, all notices, reports, information or other deliverables required to be delivered to the related Companion Loan Holder pursuant to this Agreement or the Co-Lender Agreement shall be delivered to the master servicer and special servicer with respect to such Other Securitization Trust (who then may forward such items to the party entitled to receive such items as and to the extent provided in the related Other Pooling and Servicing Agreement) and, when so delivered to such master servicer and special servicer, the party hereto that is obligated under this Agreement or the Co-Lender Agreement to deliver such notices, reports, information or other deliverables shall be deemed to have satisfied its delivery obligations with respect to such items hereunder or under the Co-Lender Agreement.

3.27          Rating Agency Confirmation. (a) Notwithstanding the terms of any of the Mortgage Loan Documents or other provisions of this Agreement, if any action under any Mortgage Loan Documents or this Agreement requires a Rating Agency Confirmation or a written confirmation from a Rating Agency that any action thereunder or hereunder will not cause a downgrade, withdrawal or qualification of the then-current ratings on the Certificates as a condition precedent to such action, and if the party (the “Requesting Party”) required to obtain such Rating Agency Confirmation has (i) made a request to any Rating Agency for such Rating Agency Confirmation and (ii) within ten (10) Business Days of such request being posted on the 17g-5 Information Provider’s Website, such Rating Agency has not replied to such request or has responded in a manner that indicates that such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then (x) such Requesting Party shall be required to promptly request the related Rating Agency Confirmation again, and (y) if there is no response to either such Rating Agency Confirmation request within five (5) Business Days of

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such second request, then (1) with respect to any condition in any Mortgage Loan Document requiring such Rating Agency Confirmation or any other matter under this Agreement relating to the servicing of the Mortgage Loan, the requirement to obtain Rating Agency Confirmation shall be considered not to apply with respect to such Rating Agency for such action at such time (as if such requirement did not exist for such matter at such time), other than such a requirement with respect to the replacement of the Servicer or Special Servicer, (2) with respect to replacement of the Servicer or Special Servicer, such condition shall be deemed not to apply if (A) in the event Moody’s is the non-responding Rating Agency, (I) the replacement servicer or special servicer has confirmed in writing that it was appointed to act, and as of the date of determination is acting, as the servicer or special servicer, as applicable, on a transaction level basis of a CMBS transaction with respect to which Moody’s rated one or more classes of securities and one or more of such classes of securities are still outstanding and rated by Moody’s and (II) Moody’s has not cited servicing concerns of the applicable replacement servicer or special servicer, as applicable, as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in any other CMBS transaction serviced by the applicable servicer or special servicer, as applicable, prior to the time of determination, and (B) in the event DBRS Morningstar is the non-responding Rating Agency, the replacement servicer or special servicer, as applicable, is currently ranked “MOR CS3” as a commercial mortgage servicer or special servicer, as applicable, by DBRS Morningstar (if ranked by DBRS Morningstar) or is currently acting as a servicer or special servicer, as applicable, on a transaction-level basis on a CMBS transaction currently rated by DBRS Morningstar that currently has securities outstanding and for which DBRS Morningstar has not cited servicing concerns of the replacement servicer or special servicer, as applicable, as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities rated by DBRS Morningstar in a commercial mortgage-backed securitization transaction rated by DBRS Morningstar and serviced by the applicable replacement servicer or special servicer, as applicable, prior to the time of determination and (3) with respect to a replacement of, or successor to, the Operating Advisor, such condition shall be deemed to be waived with respect to any non-responding Rating Agency so long as such Rating Agency has not cited concerns regarding the replacement operating advisor as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in any other CMBS transaction with respect to which the replacement operating advisor acts as operating advisor prior to the time of determination.

Any Rating Agency Confirmation request made by the Servicer, the Special Servicer, the Trustee, the Certificate Administrator or the Operating Advisor, as applicable, pursuant to this Agreement, shall be made in writing (which may be in electronic form), which writing shall contain a cover page indicating the nature of the Rating Agency Confirmation request, and shall contain all back-up material the Servicer, the Special Servicer, the Trustee, the Certificate Administrator or the Operating Advisor, as applicable, reasonably deems necessary for the Rating Agency to process such request. Such written Rating Agency Confirmation request shall be provided (in electronic format reasonably acceptable to the 17g-5 Information Provider) to the 17g-5 Information Provider, and the 17g-5 Information Provider shall post such request on the 17g-5 Information Provider’s Website in accordance with Section 8.14(b).

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Promptly following the Servicer’s or Special Servicer’s determination to take any action discussed in this Section 3.27 following any requirement to obtain a Rating Agency Confirmation being considered satisfied as described in the first paragraph of this Section 3.27(a), the Servicer or Special Servicer, as applicable, shall provide electronic written notice to the 17g-5 Information Provider of the action taken for the particular item at such time, and the 17g-5 Information Provider shall post such notice on the 17g-5 Information Provider’s Website in accordance with Section 8.14(b).

(b)          Notwithstanding the terms of the related Mortgage Loan Documents, the other provisions of this Agreement or the Co-Lender Agreement, with respect to any Companion Loan as to which there exists Companion Loan Securities, if any action relating to the servicing and administration of the Mortgage Loan or any Foreclosed Property (the “Relevant Action”) requires delivery of a Rating Agency Confirmation as a condition precedent to such action pursuant to this Agreement, then, except as set forth below in this paragraph, such action will also require delivery of a Companion Loan Rating Agency Confirmation as a condition precedent to such action from each Companion Loan Rating Agency. Each Companion Loan Rating Agency Confirmation shall be sought by the Servicer or Special Servicer, as applicable, depending on whichever such party is seeking the corresponding Rating Agency Confirmation(s) in connection with the Relevant Action. The requirement to obtain a Companion Loan Rating Agency Confirmation with respect to any Companion Loan Securities will be subject to, will be permitted to be waived by the Servicer and the Special Servicer on, and will be deemed not to apply on, the same terms and conditions applicable to obtaining Rating Agency Confirmations, as set forth in this Agreement; provided, that the Servicer or Special Servicer, as applicable, depending on which is seeking the subject Companion Loan Rating Agency Confirmation, shall forward to one or more of its counterpart (i.e., the master servicer or special servicer, as applicable), the 17g-5 Information Provider’s counterpart, or such other party or parties (as are agreed to by the Servicer or the Special Servicer, as applicable, and the applicable parties for the related Other Securitization Trust), at the expense of the Other Securitization Trust to the extent not borne by the Borrower, and in such format as the sender and recipient may reasonably agree, (i) the request for such Companion Loan Rating Agency Confirmation at approximately the same time that the request for Rating Agency Confirmation with respect to the applicable Relevant Action is sent to the 17g-5 Information Provider, (ii) all materials forwarded to the 17g-5 Information Provider under this Agreement in connection with seeking the Rating Agency Confirmation(s) for the applicable Relevant Action at approximately the same time that such materials are forwarded to the 17g-5 Information Provider, and (iii) any other materials that the applicable Companion Loan Rating Agency may reasonably request in connection with such Companion Loan Rating Agency Confirmation promptly following such request. The Servicer or the Special Servicer, as applicable, may (but is not obligated to) send the request for a Companion Loan Rating Agency Confirmation (and the related materials sent to the 17g-5 Information Provider’s counterpart in connection therewith) to the applicable Companion Loan Rating Agency following the earlier of (a) receipt of notification from the 17g-5 Information Provider’s counterpart that such information, report, notice or other document has been posted to the 17g-5 Information Provider counterpart’s website and (b) after 12:00 p.m. on the first Business Day following the date it has provided such information, report, notice or other document to the 17g-5 Information Provider.

Each of the Servicer and the Certificate Administrator shall, promptly following receipt of written request from the Special Servicer, provide to the Special Servicer the contact

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information for the master servicer, the special servicer, the trustee, the certificate administrator and the 17g-5 Information Provider’s counterpart for the Other Securitization Trust, in each case solely to the extent known to it.

(c)           To the extent it is permitted to do so under the Mortgage Loan Agreement, the Servicer (if no Special Servicing Loan Event has occurred and is continuing) or the Special Servicer (during a Special Servicing Loan Event) shall, or shall require the Borrower to, obtain a Rating Agency Confirmation from each Rating Agency with respect to the approval of any manager contemplated by clause (b) of the definition of “Qualified Manager” in the Mortgage Loan Agreement.

3.28          Approval of Annual Budget. Subject to Section 3.24(a), the Servicer and the Special Servicer each hereby agree and acknowledge that the Servicer or the Special Servicer, as applicable, shall respond to any request by the Borrower under Section 4.12(a) of the Mortgage Loan Agreement for written approval of any proposed annual budget.

3.29          [Reserved]

3.30          Co-operation with Other Asset Reviewer. If any Companion Loan becomes the subject of an Other PSA Asset Review pursuant to the related Other Pooling and Servicing Agreement, the Servicer, the Special Servicer, the Trustee and the Certificate Administrator shall reasonably cooperate (and the Certificate Administrator shall cause any Custodian appointed by it to reasonably cooperate) with the related Other Asset Representations Reviewer in connection with such Other PSA Asset Review by providing the related Other Asset Representations Reviewer with any documents reasonably requested by the related Other Asset Representations Reviewer (not at its own expense or the expense of the Trust but at the expense of the related Loan Seller or the related Other Asset Representations Reviewer), but only to the extent that (i) the Other Asset Representations Reviewer has not been able to obtain such documents from the related Loan Seller and (ii) such documents are in the possession of the Servicer, the Special Servicer, the Trustee, the Certificate Administrator or any Custodian appointed by the Certificate Administrator, as the case may be. For the avoidance of doubt, none of the Servicer, the Special Servicer, the Trustee, the Certificate Administrator or the Custodian (i) shall have other obligations with respect to any such Other PSA Asset Review nor shall any such party be bound by the results of any such asset review, or (ii) shall be obligated to provide such documents if providing such documents, in its reasonable determination, would be a violation of this Agreement or the Co-Lender Agreement.

3.31          Consultation with Other Operating Advisor. With respect to any Other Pooling and Servicing Agreement that satisfies the Credit Risk Rules in whole or in part through the purchase by a third party purchaser of an eligible horizontal residual interest pursuant to Rule 7 of the U.S. Credit Risk Retention Rules (a “Regulation RR Other PSA”), at any time that the Special Servicer has received written notice of such Regulation RR Other PSA and that an Other Operating Advisor Consultation Trigger Event has occurred under such Regulation RR Other PSA because such eligible horizontal residual interest has been reduced as set forth under Rule 7(b)(6)(iv) of the U.S. Credit Risk Retention Rules, the Special Servicer shall consult with the related Other Operating Advisor (as representative of the related Companion Loan Holder) under such Other Pooling and Servicing Agreement with respect to any decisions that are Major

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Decisions with respect to the related Companion Loan. Such consultation shall be on a non-binding basis.

3.32          Compensating Interest Payments. The Servicer shall deliver to the Certificate Administrator for deposit in the Lower Tier Distribution Account on each Remittance Date, without any right of reimbursement thereafter, a Compensating Interest Payment, in the event that a Prepayment Interest Shortfall occurs as a result of the Servicer allowing the Borrower to deviate from the terms of the Mortgage Loan Documents regarding principal prepayments (other than (w) subsequent to a Mortgage Loan Event of Default, (x) pursuant to applicable law or a court order, (y) in connection with the receipt of Insurance Proceeds or Condemnation Proceeds, or (z) at the request or with the consent of the Special Servicer). Compensating Interest Payments shall be applied, first, to cover the portion of the applicable Prepayment Interest Shortfall (adjusted to the Interest Rate, net of the Servicing Fee Rate) attributable to the Senior Trust Notes and the Companion Loan Note(s), pro rata based on the respective amounts of such shortfalls for each such Note, and then, to cover the portion of the applicable Prepayment Interest Shortfall (adjusted to the Interest Rate, net of the Servicing Fee Rate) attributable to the Junior Trust Notes. In no event will the rights of the Certificateholders and Companion Loan Holder(s) to the offset of the aggregate Prepayment Interest Shortfalls be cumulative.

3.33          Resignation Upon Prohibited Risk Retention Affiliation. Upon the occurrence of (i) a Servicing Officer of the Servicer or a Responsible Officer of the Certificate Administrator or the Trustee, as applicable, obtaining actual knowledge that the Servicer, the Certificate Administrator or the Trustee, as applicable, is or has become Risk Retention Affiliated with or a Risk Retention Affiliate of the Third Party Purchaser (in such case, an “Impermissible TPP Affiliate”), (ii) the Servicer, Certificate Administrator or the Trustee receiving written notice by any other party to this Agreement, the Third Party Purchaser, any Loan Seller or any Initial Purchaser that the Servicer, Certificate Administrator or the Trustee, as applicable, is or has become an Impermissible TPP Affiliate, or (iii) the Operating Advisor obtaining actual knowledge or receiving written notice that it is or has become a Risk Retention Affiliate of the Third Party Purchaser, any Loan Seller or any other party to this Agreement (together with an Impermissible TPP Affiliate, an “Impermissible Risk Retention Affiliate”), then, in each case, such Impermissible Risk Retention Affiliate shall promptly notify the Retaining Sponsor and the other parties to this Agreement and resign in accordance with Section 6.4, Section 8.7 or Section 9.7, as applicable. The resigning Impermissible Risk Retention Affiliate shall bear all reasonable out-of-pocket costs and expenses of each other party to this Agreement, the Trust and each Rating Agency in connection with such resignation as and to the extent required under this Agreement, provided however, if the affiliation causing an Impermissible Risk Retention Affiliate is the result of Third Party Purchaser acquiring an interest in such Impermissible Risk Retention Affiliate or an affiliate of such Impermissible Risk Retention Affiliate, then such costs and expenses shall be an expense of the Trust.

4.                  PAYMENTS AND STATEMENTS TO CERTIFICATEHOLDERS

4.1              Distributions. (a) On each Distribution Date, the Certificate Administrator shall withdraw from the Distribution Account the amounts on deposit therein, to the extent of

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Available Funds, and distribute such amounts to the respective Classes of Certificates in the amounts and in the order of priority set forth below:

First, to the Class A and Class X Certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amounts for such Classes and such Distribution Date;

Second, to the Class A Certificates, in reduction of the Certificate Balance of such Class, up to the Principal Distribution Amount for such Class and such Distribution Date until the Certificate Balance of such Class is reduced to zero;

Third, to the Class A Certificates, up to the amount of all Applied Realized Loss Amounts previously allocated to such Class and not reimbursed on prior Distribution Dates;

Fourth, to the Class B Certificates in respect of interest, up to the Interest Distribution Amount for such Class and such Distribution Date;

Fifth, to the Class B Certificates, in reduction of the Certificate Balance of such Class, up to the Principal Distribution Amount for such Class and such Distribution Date until the Certificate Balance of such Class is reduced to zero;

Sixth, to the Class B Certificates, up to the amount of all Applied Realized Loss Amounts previously allocated to such Class and not reimbursed on prior Distribution Dates;

Seventh, to the Class C Certificates in respect of interest, up to the Interest Distribution Amount for such Class and such Distribution Date;

Eighth, to the Class C Certificates, in reduction of the Certificate Balance of such Class, up to the Principal Distribution Amount for such Class and such Distribution Date until the Certificate Balance of such Class is reduced to zero;

Ninth, to the Class C Certificates, up to the amount of all Applied Realized Loss Amounts previously allocated to such Class and not reimbursed on prior Distribution Dates;

Tenth, to the Class D Certificates in respect of interest, up to the Interest Distribution Amount for such Class and such Distribution Date;

Eleventh, to the Class D Certificates, in reduction of the Certificate Balance of such Class, up to the Principal Distribution Amount for such Class and such Distribution Date until the Certificate Balance of such Class is reduced to zero;

Twelfth, to the Class D Certificates, up to the amount of all Applied Realized Loss Amounts previously allocated to such Class and not reimbursed on prior Distribution Dates;

Thirteenth, to the Class HRR Certificates in respect of interest, up to the Interest Distribution Amount for such Class and such Distribution Date;

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Fourteenth, to the Class HRR Certificates, in reduction of the Certificate Balance of such Class, up to the Principal Distribution Amount for such Class and such Distribution Date until the Certificate Balance of such Class is reduced to zero;

Fifteenth, to the Class HRR Certificates, up to the amount of all Applied Realized Loss Amounts previously allocated to such Class and not reimbursed on prior Distribution Dates; and

Sixteenth, to the Class R Certificates, any remaining amounts.

Available Funds applied on any Distribution Date to pay the Interest Distribution Amount with respect to any Class of Regular Certificates for such Distribution Date shall be applied first to pay the Current Interest Accrual Amount with respect to such Class of Certificates for such Distribution Date and then to pay any Class Interest Shortfall in respect of the immediately preceding Distribution Date for such Class of Certificates.

Available Funds applied on any Distribution Date to pay the Principal Distribution Amount with respect to any Class of Principal Balance Certificates for such Distribution Date shall be applied first to pay the portion of the Total Current Principal Collection Amount for such Distribution Date allocable to such Class of Certificates in accordance with the definition of “Total Current Principal Collection Amount” and then to pay the Class Principal Shortfall for the immediately preceding Distribution Date and such Class of Certificates.

In no event will any Class of Principal Balance Certificates receive distributions in reduction of its Certificate Balance which in the aggregate exceed the initial Certificate Balance of such Class.

(b)               [Reserved].

(c)               On each Distribution Date, each of the Class LA, Class LB, Class LC, Class LD and Class LHRR Uncertificated Interests shall be deemed to receive distributions in respect of interest, principal or reimbursement of Applied Realized Loss Amounts in an amount equal to the amount of interest, principal or reimbursement of Applied Realized Loss Amounts, as applicable, actually distributable to its respective Related Certificates as provided in Section 4.1(a).

(d)               On each Distribution Date, any amounts actually distributed in respect of interest on the Class X Certificates shall be deemed to have first been distributed in respect of interest among the Class LA and Class LB Uncertificated Interests in proportion to the amount of such interest distributed on the Class X Certificates that effectively accrued at the applicable Class X Strip Rate on the Lower-Tier Principal Amount of each such Uncertificated Lower-Tier Interest.

(e)               Amounts deemed distributable in respect of the Uncertificated Lower-Tier Interests on any Distribution Date pursuant to Section 4.1(c) and Section 4.1(d) are referred to herein collectively as the “Lower-Tier Distribution Amount”, and shall be deemed to be made by the Certificate Administrator being deemed to deposit such Lower-Tier Distribution Amount into the Upper-Tier Distribution Account on each Distribution Date.

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As of any date, the principal balance of each Uncertificated Lower-Tier Interest will equal its Lower-Tier Principal Amount. The Pass-Through Rate with respect to each Uncertificated Lower-Tier Interest will be the rate per annum set forth in the Introductory Statement hereto.

Any Available Funds that remain in the Lower-Tier Distribution Account on each Distribution Date after distribution of the Lower-Tier Distribution Amount shall be distributed to the Holders of the Class R Certificates (in respect of the Class LT-R Interest, but only to the extent of the amount remaining in the Lower-Tier Distribution Account, if any).

(f)                All amounts distributable to a Class of Certificates pursuant to Section 4.1(a) and/or Section 4.3(a) on each Distribution Date shall be allocated pro rata among the outstanding Certificates in each such Class based on their respective Percentage Interests. All distributions on each Class of Certificates pursuant to this Section 4.1 shall be made on each Distribution Date to each Certificateholder of record at the close of business on the related Record Date by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor, provided that the Certificate Administrator has received appropriate wire transfer instructions therefrom, or by check by first class mail to the address set forth therefor in the Certificate Register if wiring instructions have not been received at least five (5) Business Days prior to the applicable Distribution Date. Notwithstanding the foregoing, the final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the location specified by the Certificate Administrator in the notice to Certificateholders of such final distribution.

(g)               The Certificate Administrator shall, as soon as reasonably possible after notice thereof by the Servicer to the Certificate Administrator that the final distribution with respect to any Class of Certificates is expected to be made, post a notice on the Certificate Administrator’s Website pursuant to Section 8.14(b), deliver such notice to the 17g-5 Information Provider (who shall post such notice on the 17g-5 Information Provider’s Website pursuant to Section 8.14(b)) and mail to each Holder of such Class of Certificates, on such date a notice to the effect that:

(i)                the Certificate Administrator reasonably expects based upon information previously provided to it that the final distribution with respect to such Class of Certificates shall be made on such Distribution Date, but only upon presentation and surrender of such Certificates, at the office of the Certificate Administrator therein specified; and

(ii)                if such final distribution is made on such Distribution Date, no interest shall accrue on such Certificate from and after the Interest Accrual Period related to such Distribution Date.

(h)               Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held in trust for the benefit of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section shall not have been surrendered for cancellation within six (6) months after the time

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specified in such notice, the Certificate Administrator shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Certificate Administrator may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. All such amounts shall be held by the Certificate Administrator in trust in accordance herewith until the expiration of a two (2) year period following such second notice, notwithstanding any termination of the Trust. Subject to applicable state law with respect to escheatment of funds, if within two (2) years after the second notice any such Certificates shall not have been surrendered for cancellation, the Certificate Administrator shall hold all amounts distributable to the Holders thereof for the benefit of such Holders until the earlier of (i) its termination as Certificate Administrator hereunder and the transfer of such amounts to a successor Certificate Administrator and (ii) the termination of the Trust, at which time such amounts shall be distributed to the Depositor. No interest shall accrue or be payable to any Certificateholder on any amount held in trust hereunder or by the Certificate Administrator as a result of such Certificateholder’s failure to surrender its Certificate(s) for final payment thereof in accordance with this Section 4.1(h). Any such amounts transferred to the Certificate Administrator may, but need not be, invested in Permitted Investments and all income and gain realized from investment of such funds shall be for the benefit of the Certificate Administrator. In the event the Certificate Administrator is permitted or required to invest any amounts in Permitted Investments under this Agreement, whether in its capacity as Certificate Administrator or in the event of its assumption of the duties of, or becoming the successor to, the Servicer or the Special Servicer, as applicable, in accordance with the terms of this Agreement, it shall invest such amounts in Permitted Investments under clause (i) of the definition of Permitted Investments.

(i)                 The Certificate Administrator shall be responsible for the calculations with respect to distributions from the Trust so long as the Trust has not been terminated in accordance with this Agreement. The Certificate Administrator shall have no duty to recompile, recalculate or verify the accuracy of information provided to it by the Servicer pursuant to Section 3.18(a) and, in the absence of manifest error in such information, may conclusively rely upon it.

(j)                 On each Distribution Date, any Realized Loss for such Distribution Date shall be allocated to the respective Classes of Principal Balance Certificates in the following order:

first, to the Class HRR Certificates;

second, to the Class D Certificates;

third, to the Class C Certificates;

fourth, to the Class B Certificates; and

fifth, to the Class A Certificates;

in each case until the Certificate Balance of the subject Class has been reduced to zero.

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Allocations of Realized Losses to any Class of the Class A, Class B, Class C, Class D and Class HRR Certificates shall be deemed to result in a corresponding reduction of the Lower-Tier Principal Amount of the Related Uncertificated Lower-Tier Interest.

4.2               Withholding Tax. Notwithstanding any other provision of this Agreement, the Certificate Administrator shall comply with all federal withholding requirements with respect to payments to Certificateholders that the Certificate Administrator reasonably believes are applicable under the Code. The consent of Certificateholders shall not be required for any such withholding. In the event the Certificate Administrator withholds any amount from interest payments or advances thereof to any Certificateholder pursuant to federal withholding requirements, amounts so withheld shall be treated as having been entirely distributed to such Certificateholder, and the Certificate Administrator shall indicate the amount withheld to such Certificateholder through a report.

Each Beneficial Owner and Certificateholder, by the purchase of a Certificate or its acceptance of a beneficial interest therein, acknowledges that interest on the Certificates will be treated as United States source interest, and, as such, United States withholding tax may apply. Each such Beneficial Owner and Certificateholder further agrees, upon request, to provide any certifications that may be required under applicable law, regulations or procedures to evidence its status for United States withholding tax purposes and understands that if it ceases to satisfy the foregoing requirements or provide requested documentation, payments to it under the Certificates may be subject to United States withholding tax (without any corresponding gross-up). Without limiting the foregoing, if a payment made under this Agreement would be subject to United States federal withholding tax imposed by FATCA if the recipient of such payment were to fail to comply with FATCA (including the requirements of Code Sections 1471(b) or 1472(b), as applicable), such recipient shall deliver to the Certificate Administrator, with a copy to the Trustee, at the time or times prescribed by the Code and at such time or times reasonably requested by the Certificate Administrator or the Trustee, such documentation prescribed by the Code (including as prescribed by Code Section 1471(b)(3)(C)(i)) and such additional documentation reasonably requested by the Trustee or the Certificate Administrator to comply with their respective obligations under FATCA, to determine that such recipient has complied with such recipient’s obligations under FATCA, or to determine the amount to deduct and withhold from such payment. For these purposes, “FATCA” means Section 1471 through 1474 of the Code and any regulations or official interpretations thereof (including any revenue ruling, revenue procedure, notice or similar guidance issued by the U.S. Internal Revenue Service thereunder as a precondition to relief or exemption from taxes under such Sections, regulations and interpretations), any agreements entered into pursuant to Code Section 1471(b)(1), and including any amendments made to FATCA after the date of this Agreement.

4.3              Allocation and Distribution of Yield Maintenance Premiums.

(a)              On each Distribution Date, the Certificate Administrator shall withdraw from the Yield Maintenance Premiums Distribution Account an amount that represents any Yield Maintenance Premium actually collected in respect of the Mortgage Loan during the related Collection Period and allocable to the Trust Loan pursuant to the Co-Lender Agreement and remitted by the Servicer pursuant to Section 3.4(d) , and shall distribute such withdrawn amount to the Holders of the following Classes of Regular Certificates in the following manner: (i) the

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holders of the Principal Balance Certificates will, in the case of each Class thereof, be entitled to receive that portion of such Yield Maintenance Premium equal to the product of (A) a fraction whose numerator is the amount of principal distributed to the subject Class of Principal Balance Certificates on such Distribution Date and whose denominator is the total amount of principal distributed to all of the Principal Balance Certificates on such Distribution Date, (B) the Base Interest Fraction for the related principal prepayment and the subject Class of Principal Balance Certificates, and (C) the amount of such Yield Maintenance Premium allocated to the Trust Loan; and (ii) the holders of the Class X Certificates will be entitled to receive the excess, if any, of (a) the amount of such Yield Maintenance Premium allocated to the Trust Loan, over (b) the amount thereof distributed with respect to the Principal Balance Certificates on such Distribution Date in accordance with the immediately preceding clause (i). If there is more than one Class of Principal Balance Certificates entitled to distributions of principal on any particular Distribution Date on which any Yield Maintenance Premium allocated to the Trust Loan is distributable, then the amount of such Yield Maintenance Premium allocated to the Trust Loan will be allocated among all such Classes of Principal Balance Certificates up to, and on a pro rata basis in accordance with, their respective entitlements thereto in accordance with the first sentence of this paragraph. Notwithstanding the foregoing, Yield Maintenance Premiums shall be distributed to some or all of the Regular Certificates on any Distribution Date only to the extent such they are received in respect of the Trust Loan and on deposit in the Collection Account as of the related Determination Date.

(b)               [Reserved].

(c)               Any Yield Maintenance Premium distributable pursuant to Section 4.3(a) shall be deemed to have first been distributed from the Lower-Tier REMIC to the Upper-Tier REMIC in respect of the Class LA Uncertificated Interest, Class LB Uncertificated Interest, Class LC Uncertificated Interest, Class LD Uncertificated Interest and Class LHRR Uncertificated Interest pro rata in accordance with their respective Lower-Tier Principal Amounts outstanding immediately prior to the applicable Distribution Date, whether or not any such Uncertificated Lower-Tier Interest, as applicable, has received all distributions of interest and principal to which it is entitled.

(d)               No Yield Maintenance Premiums shall be distributed to the Holders of the Class R Certificates.

4.4              Statements to Certificateholders. (a) On each Distribution Date, based in part on information provided by the Servicer and/or the Special Servicer, as applicable, the Certificate Administrator shall prepare and provide or make available pursuant to Section 8.14(b) to any Privileged Person a statement in respect of the distributions on such Distribution Date (a “Distribution Date Statement”) in the form of Exhibit P setting forth:

(i)                for each Class of Regular Certificates the amount of the distributions made on such Distribution Date allocable to interest at the Pass-Through Rate and the amount allocable to principal (separately identifying the amount of any principal payments (and specifying the source of such payments)), and the amount of interest paid on Advances from Default Interest and allocable to such Class;

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(ii)               if the distribution to the Holders of any Class of Certificates is less than the full amount that would be distributable to such Holders if there were sufficient Available Funds, the amount of the shortfall allocable to such Class of Certificates, stating separately the amounts allocable to principal and interest;

(iii)              the amount of any Monthly Interest Payment Advance for such Distribution Date;

(iv)              the Certificate Balance or Notional Amount, as the case may be, of each Class of Regular Certificates after giving effect to any distribution in reduction of the Certificate Balance or Notional Amount, as the case may be, on such Distribution Date;

(v)                the principal balance of the Trust Loan (or any REO Trust Loan) and the Mortgage Loan (or any REO Mortgage Loan), respectively, as of the end of the Collection Period for such Distribution Date;

(vi)              the aggregate amount of Unscheduled Payments (and the source of such payments) made during the related Collection Period;

(vii)            identification of any Mortgage Loan Event of Default, Special Servicing Loan Event, Servicer Termination Event, Special Servicer Termination Event or Operating Advisor Termination Event under this Agreement, that in any case has been declared as of the close of business on the second Business Day prior to the end of the immediately preceding calendar month;

(viii)            the amount of the servicing compensation (other than the Servicing Fee) paid to the Servicer and the Special Servicer with respect to such Distribution Date, separately listing any Liquidation Fees or Work-out Fees and any other Borrower Restricted Party charges retained by the Servicer or the Special Servicer, and the amount of compensation paid to the Servicer, the Special Servicer, the Certificate Administrator, the Trustee and the Operating Advisor, separately listing the Trustee/Certificate Administrator Fee (which includes the Trustee Fee), the Servicing Fee, the Special Servicing Fee and the Operating Advisor Fee;

(ix)               the number of days the Borrower Related Parties are delinquent in the event that the Borrower Related Parties are delinquent at least 30 days and the date upon which any foreclosure proceedings have been commenced;

(x)                a list of each Property that, as of the close of business on the Payment Date immediately preceding such Distribution Date, had become a Foreclosed Property;

(xi)               information with respect to any declared bankruptcy of any Borrower Related Party;

(xii)              as to any item of collateral for the Mortgage Loan released, liquidated or disposed of during the related Collection Period, the identity of such item and the amount of proceeds of any liquidation or other amounts, if any, received therefrom during the related Collection Period;

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(xiii)           a list of conveyances or transfers of the Properties by the Borrower Related Parties as of the end of the related Collection Period;

(xiv)           the aggregate amount of all Advances, if any, not yet reimbursed as of the end of the related Collection Period;

(xv)             the amount of any reimbursement of Nonrecoverable Advances paid to the Servicer during the related Collection Period;

(xvi)           an itemized report identifying any Cumulative Appraisal Reduction Amount and the amount of the Cumulative allocated to each Class of Principal Balance Certificates as of such Distribution Date;

(xvii)           the amount of Default Interest, if any, and late payment charges, if any, paid by a Borrower Related Party during the related Collection Period;

(xviii)        the aggregate amount of Borrower Reimbursable Trust Fund Expenses that were paid by or on behalf of the Borrower during the related Collection Period and that remain unpaid as of the end of the related Collection Period;

(xix)            the amount of Yield Maintenance Premiums, if any, collected during the related Collection Period and distributed on such Distribution Date to the Holders of the respective Classes of the Regular Certificates entitled thereto;

(xx)               the information required by Rule 15Ga-1(a), as promulgated under the Exchange Act concerning all assets of the Trust that were subject of a demand to repurchase for breach of the related representations and warranties;

(xxi)            the amount of any CREFC® Licensing Fee payable with respect to such Distribution Date;

(xxii)           an itemized listing of any Disclosable Special Servicer Fees received by the Special Servicer or any of its affiliates during the related Collection Period to the extent provided by the Special Servicer to the Certificate Administrator pursuant to this Agreement; and

(xxiii)         identification of the commencement of a CCR Consultation Period or a CCR Consultation Termination Period, and of the termination of a CCR Control Period or CCR Consultation Period.

The Depositor, the Servicer, the Special Servicer, the Trustee, the Certificate Administrator and the Operating Advisor may agree to enhance the reporting requirements of the Distribution Date Statement without Certificateholder approval, except that no such enhancement shall, unless required by applicable law, remove any restriction pertaining to the dissemination of Privileged Information (including any Final Asset Status Report and communications between the Special Servicer and any applicable Consenting Party) without the prior written consent of such Consenting Party.

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Within a reasonable period of time after the end of each calendar year, the Certificate Administrator shall furnish to each Person who at any time during the calendar year was a Certificateholder upon written request to the Certificate Administrator, a statement containing the information set forth in clauses (i), (ii), (iv) and (xix) above as to the applicable Class, aggregated for such calendar year or applicable portion of such year during which such Person was a Certificateholder, together with such other information as the Certificate Administrator deems necessary or desirable, or that a Certificateholder or Beneficial Owner of a Certificate reasonably requests, to enable Certificateholders to prepare their tax returns for such calendar year. Such obligation of the Certificate Administrator shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Certificate Administrator pursuant to any requirements of the Code as from time to time are in force.

(b)               The Certificate Administrator shall make the Distribution Date Statement available to Privileged Persons on each Distribution Date pursuant to Section 8.14(b). The Certificate Administrator’s obligation to provide such information to the Certificateholders or any other person shall be contingent on the Certificate Administrator’s receipt of such information from the Servicer and the Special Servicer, as applicable. The Certificate Administrator shall be entitled to rely on such information provided to it by the Servicer or the Special Servicer without independent verification. To the extent that the information required to be furnished by the Servicer is based on information required to be provided by the Borrower Restricted Parties or the Special Servicer, the Servicer’s obligation to furnish such information to the Certificate Administrator shall be contingent on its receipt of such information from the Borrower Restricted Parties or the Special Servicer, as applicable. To the extent that information required to be furnished by the Special Servicer is based on information required to be provided by the Borrower Restricted Parties, the Special Servicer’s obligation to furnish such information shall be contingent upon receipt of its receipt of such information from the Borrower Restricted Parties. The Servicer, the Special Servicer, the Trustee and the Certificate Administrator shall be entitled, to the extent such reliance is consistent with Accepted Servicing Practices (in the case of the Servicer and the Special Servicer) and absent negligence and actual knowledge of an error (in the case of the Trustee and the Certificate Administrator), to rely on information supplied by any Borrower Restricted Parties without independent verification.

The Certificate Administrator shall, to the extent provided to it by the Servicer in electronic format, make available to Non-Restricted Privileged Persons pursuant to Section 8.14(b) reports or analyses of net operating income from the Properties. Such net operating income reports or analyses shall be prepared pursuant to Section 3.18 hereof by the Servicer in CREFC® format based on the quarterly, annual and periodic statements and rent rolls with respect to the Properties obtained by the Servicer from the Borrower Restricted Parties.

At the reasonable request and authorization by the Depositor, the Certificate Administrator may make available on the Certificate Administrator’s Website to any Non-Restricted Privileged Person certain other information with respect to the Mortgage Loan (subject to the limitations of Section 3.18) and will provide such information to the 17g-5 Information Provider (who shall post it to the 17g-5 Information Provider’s Website pursuant to Section 8.14(b)).

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In addition, the Certificate Administrator shall make available on the Certificate Administrator’s Website such information as set forth in Section 8.14(b) herein.

4.5               Investor Q&A Forum; Investor Registry and Rating Agency Q&A Forum.

(a)                The Certificate Administrator shall make the Investor Q&A Forum available to Non-Restricted Privileged Persons only. The “Investor Q&A Forum” shall be a service available on the Certificate Administrator’s Website, where Non-Restricted Privileged Persons may (i) submit questions to the Certificate Administrator relating to the Distribution Date Statement, or submit questions to the Servicer, the Special Servicer or the Operating Advisor, as applicable, relating to the reports being made available pursuant to Section8.14(b)(ii)(B), the Mortgage Loan or the Properties (each an “Inquiry” and collectively, “Inquiries”), and (ii) view Inquiries that have been previously submitted and answered, together with the answers thereto. Upon receipt of an Inquiry from a Non-Restricted Privileged Person for the Servicer, the Special Servicer or the Operating Advisor, as applicable, the Certificate Administrator shall forward such Inquiry to the appropriate person at the Servicer, the Special Servicer or the Operating Advisor, as applicable (as identified to the Certificate Administrator by the Servicer, the Special Servicer or the Operating Advisor, as applicable), in each case via email within a commercially reasonable period of time following receipt of such Inquiry. Following receipt of an Inquiry, the Certificate Administrator, the Servicer, the Special Servicer or the Operating Advisor, as applicable, unless such party determines not to answer such Inquiry as provided below, shall reply to the Inquiry, which reply of the Servicer, the Special Servicer or the Operating Advisor, as applicable shall be by email to the Certificate Administrator. The Certificate Administrator shall post (within a commercially reasonable period of time following preparation or receipt of such answer, as the case may be) such Inquiry and the related answer to the Certificate Administrator’s Website. If the Certificate Administrator, the Servicer, the Special Servicer or the Operating Advisor, as applicable, determines, in its respective sole discretion, that (i) any Inquiry is not of a type described above, (ii) answering any Inquiry would not be in the best interests of the Trust, the Certificateholders and/or the Companion Loan Holders, (iii) answering any Inquiry would be in violation of applicable law, the Mortgage Loan Documents or this Agreement, (iv) answering the Inquiry would, or is reasonably expected to, result in the waiver of attorney-client privilege or the disclosure of attorney work product, (v) answering any Inquiry would materially increase the duties of, or result in significant additional cost or expense to, the Trustee, the Certificate Administrator, the Servicer, the Special Servicer or the Operating Advisor, as applicable, (vi) answering any Inquiry would or is reasonably expected to require the disclosure of Privileged Information, or (vii) answering any Inquiry is otherwise, for any reason, not advisable, it shall not be required to answer such Inquiry and, in the case of the Servicer, the Special Servicer or the Operating Advisor shall promptly notify the Certificate Administrator of such determination. The Certificate Administrator shall notify the Person who submitted such Inquiry in the event that the Inquiry shall not be answered. Any notice by the Certificate Administrator to the Person who submitted an Inquiry that shall not be answered shall include the following statement: “Because the Trust and Servicing Agreement provides that the Certificate Administrator, the Servicer, the Special Servicer and the Operating Advisor shall not answer an Inquiry if it determines, in its respective sole discretion, that (i) any Inquiry is beyond the scope of the topics described in the Trust and Servicing Agreement, (ii) answering any Inquiry would not be in the best interests of the Trust and/or the Certificateholders, (iii) answering any Inquiry would be in violation of applicable law, the Mortgage Loan Documents or the Trust and Servicing Agreement,

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(iv) answering any Inquiry that would, or could reasonably be expected to, result in the waiver of attorney-client privilege or the disclosure of attorney work product, (v) answering any Inquiry would materially increase the duties of, or result in significant additional cost or expense to, the Certificate Administrator, the Servicer, the Special Servicer or the Operating Advisor, as applicable, (vi) answering any Inquiry would or is reasonably expected to require the disclosure of Privileged Information, or (vii) answering any Inquiry is otherwise, for any reason, not advisable, no inference should or may be drawn from the fact that the Certificate Administrator, the Servicer, the Special Servicer or the Operating Advisor has declined to answer the Inquiry.” Answers posted on the Investor Q&A Forum shall be attributable only to the respondent, and shall not be deemed to be answers from any of the Depositor, the Initial Purchasers or any of their respective Affiliates. None of the Initial Purchasers, the Depositor, the Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor or any of their respective Affiliates shall certify to any of the information posted in the Investor Q&A Forum and no such party shall have any responsibility or liability for the content of any such information. The Certificate Administrator shall not be required to post to the Certificate Administrator’s Website any Inquiry or answer thereto that the Certificate Administrator determines, in its sole discretion, is administrative or ministerial in nature. No party shall post or otherwise disclose direct communications with any applicable Consenting Party or Consulting Party as part of its response to any Inquiries; provided, that the Certificate Administrator shall have no obligation to review any inquiry or answer received by it for posting to the Investor Q&A Forum to determine if such inquiry or answer contains any such direct communication with any applicable Consenting Party or Consulting Party, or otherwise to consult with the party from whom such Inquiry or answer is received to confirm the same, and the Certificate Administrator shall have no liability in connection with its posting to the Investor Q&A Forum of any Inquiry or answer containing such direct communication. The Investor Q&A Forum shall not reflect questions, answers and other communications that are not submitted via the Certificate Administrator’s Website. In addition to the Certificate Administrator’s receipt of the Investor Certification to confirm that such person is a Non-Restricted Privileged Person, the Certificate Administrator may require acceptance of a waiver and disclaimer for access to the Investor Q&A Forum.

(b)               The Certificate Administrator shall make the Investor Registry available to any Certificateholder and any Beneficial Owner. The “Investor Registry” shall be a voluntary service available on the Certificate Administrator’s Website, where Certificateholders and Beneficial Owners can register and thereafter obtain information with respect to any other Certificateholder or Beneficial Owner that has so registered. Any person registering to use the Investor Registry shall be required to certify that (a) it is a Certificateholder or a Beneficial Owner and (b) it grants authorization to the Certificate Administrator to make its name and contact information available on the Investor Registry for at least 45 days from the date of such certification to other registered Certificateholders and registered Beneficial Owners. Such Person shall then be asked to enter certain mandatory fields such as the individual’s name, the company name and email address, as well as certain optional fields such as address, phone, and Class(es) of Certificates owned. If any Certificateholder or Beneficial Owner notifies the Certificate Administrator that it wishes to be removed from the Investor Registry (which notice may not be within 45 days of its registration), the Certificate Administrator shall promptly remove it from the Investor Registry. The Certificate Administrator shall not be responsible for verifying or validating any information submitted on the Investor Registry, or for monitoring or otherwise

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maintaining the accuracy of any information thereon. The Certificate Administrator may require acceptance of a waiver and disclaimer for access to the Investor Registry.

(c)               The Distribution Date Statements, CREFC® Reports and any supplemental notices thereto, shall be provided by the Certificate Administrator to certain market data providers upon the consent of the Depositor, and upon receipt by the Certificate Administrator from such person of a certification in the form of Exhibit N hereto, which certification may be submitted electronically. The Depositor hereby consents to the provision of such information to Bloomberg, L.P., BlackRock Financial Management, Inc., CMBS.com, Inc., Intex Solutions, Inc., Markit Group Limited, Trepp, LLC, KBRA Analytics, LLC, Moody’s Analytics Inc. and redIQ LLC, and the provision of such information shall not constitute a breach of this Agreement by the Certificate Administrator.

(d)               The 17g-5 Information Provider shall make available, only to NRSROs (including the Rating Agencies), the Rating Agency Q&A Forum and Document Request Tool. The “Rating Agency Q&A Forum and Document Request Tool” shall be a service available on the 17g-5 Information Provider’s Website, where NRSROs may (i) submit inquiries to the Certificate Administrator relating to the Distribution Date Statement, (ii) submit inquiries to the Servicer or the Special Servicer, as applicable, relating to the reports prepared by such parties, (iii) submit requests for loan-level reports and information (each such submission, a “Rating Agency Inquiry”) or (iv) view Rating Agency Inquiries that have been previously submitted and answered, together with the responses thereto. Upon receipt of a Rating Agency Inquiry for the Servicer, the Special Servicer or the Certificate Administrator, the 17g-5 Information Provider shall forward the Rating Agency Inquiry to the appropriate person, in each case within a commercially reasonable period of time following receipt thereof. Following receipt of a Rating Agency Inquiry from the 17g-5 Information Provider, the Certificate Administrator, the Servicer or the Special Servicer, as applicable, unless it determines not to answer such Rating Agency Inquiry as provided below, shall reply by email (or other electronic means reasonably acceptable to the 17g-5 Information Provider and the Servicer or the Special Servicer, as applicable) to the 17g-5 Information Provider. The 17g-5 Information Provider shall post (within a commercially reasonable period of time following of receipt of such response) such Rating Agency Inquiry and the related response (or such reports, as applicable) to the Rating Agency Q&A Forum and Document Request Tool. If the Certificate Administrator, the Servicer or the Special Servicer determines, in its respective sole discretion, that (i) answering any Rating Agency Inquiry would be in violation of applicable law, the Accepted Servicing Practices, this Agreement or the Mortgage Loan Documents, (ii) answering any Rating Agency Inquiry would or is reasonably expected to result in a waiver of an attorney-client privilege with, or the disclosure of attorney work product of, any counsel engaged by the Servicer, the Special Servicer, the Trustee or the Certificate Administrator, as applicable, or (iii)(A) answering any Rating Agency Inquiry would materially increase the duties of, or result in significant additional cost or expense to, the Certificate Administrator, the Servicer or the Special Servicer, as applicable, and (B) the Certificate Administrator, the Servicer or the Special Servicer, as applicable, determines in accordance with Accepted Servicing Practices (or in good faith, in the case of the Certificate Administrator) that the performance of such duties or the payment of such costs and expenses is beyond the scope of its duties in its capacity as Certificate Administrator, Servicer or Special Servicer, as applicable, under this Agreement, it shall not be required to answer such Rating Agency Inquiry and, in the case of the Certificate Administrator, the Servicer or the Special

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Servicer, shall promptly notify the 17g-5 Information Provider by email (or other electronic means reasonably acceptable to the 17g-5 Information Provider and the Servicer or the Special Servicer, as applicable) of such determination. The 17g-5 Information Provider shall promptly thereafter post the Rating Agency Inquiry with the reason it was not answered to the Rating Agency Q&A Forum and Document Request Tool. The 17g-5 Information Provider shall not be liable for the failure by any other such Person to so answer. Questions posted on the Rating Agency Q&A Forum and Document Request Tool shall not be attributed to the submitting NRSRO. Answers posted on the Rating Agency Q&A Forum and Document Request Tool shall be attributable only to the respondent, and shall not be deemed to be answers from any other person. None of the Initial Purchasers, Depositor, or any of their respective Affiliates shall certify to any of the information posted in the Rating Agency Q&A Forum and Document Request Tool and no such party shall have any responsibility or liability for the content of any such information. The 17g-5 Information Provider shall not be required to post to the 17g-5 Information Provider’s Website any Rating Agency Inquiry or answer thereto that the 17g-5 Information Provider determines, in its sole discretion, is administrative or ministerial in nature. The Rating Agency Q&A Forum and Document Request Tool shall not reflect questions, answers and other communications that are not submitted via the 17g-5 Information Provider’s Website. In addition to the Certificate Administrator’s receipt of the Investor Certification to confirm that such person is a Non-Restricted Privileged Person, the Certificate Administrator may require acceptance of a waiver and disclaimer for access to the Rating Agency Q&A Forum and Document Request Tool.

5.                  THE CERTIFICATES

5.1              The Certificates. (a)The Certificates shall be issued in substantially the respective forms set forth as Exhibits A-1 through A-7 hereto, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Agreement or as may, in the reasonable judgment of the Certificate Registrar, be necessary, appropriate or convenient to comply, or facilitate compliance, with applicable laws, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required by-law, or as may, consistently herewith, be determined by the officers executing such Certificates, as evidenced by their execution thereof.

(b)               The Certificates of each Class of Principal Balance Certificates shall be issued in minimum denominations of $100,000 and integral multiples of $1 in excess of $100,000. The Class X Certificates will be issued, maintained and transferred only in minimum denominations of authorized initial Notional Amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000. The Class R Certificates shall be issued, maintained and transferred in minimum Percentage Interests of 10% of such Class of Certificates and in integral multiples of 1% in excess thereof.

(c)                One authorized signatory shall sign the Certificates for the Certificate Registrar by manual or facsimile signature. If an authorized signatory whose signature is on a Certificate no longer holds that office at the time the Certificate Registrar countersigns the Certificate, the Certificate shall be valid nevertheless. A Certificate shall not be valid until an authorized signatory of the Certificate Registrar (who may be the same officer who executed the Certificate) manually countersigns the Certificate. The signature shall be conclusive evidence that the Certificate has been executed and countersigned under this Agreement.

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5.2              Form and Registration. (a) The Regular Certificates (other than the Class HRR Certificates) may be sold to Non-U.S. Securities Persons in offshore transactions in reliance on Regulation S under the Act. Such Certificates of each Class thereof (other than the Class HRR Certificates) shall initially be represented by a temporary global certificate in definitive, fully registered form without interest coupons, substantially in the applicable form set forth as an exhibit hereto (each a “Temporary Regulation S Global Certificate”), which shall be deposited on the Closing Date on behalf of the purchasers of the Certificates represented thereby with the Certificate Registrar, at its principal trust office, as custodian, for the Depository, and registered in the name of the Depository or the nominee of the Depository for the account of designated agents holding on behalf of the Euroclear System (“Euroclear”) and/or Clearstream Banking, Luxembourg (“Clearstream”). Prior to the expiration of the 40-day period commencing on the later of the commencement of the offering of the Certificates and the Closing Date (the “Restricted Period”), beneficial interests in each Temporary Regulation S Global Certificate may be held through Euroclear, Clearstream or any other Depository Participant. After the expiration of the Restricted Period, a beneficial interest in a Temporary Regulation S Global Certificate may be exchanged for an interest in the related permanent global certificate of the same Class (a “Regulation S Global Certificate”) in the applicable form set forth as an exhibit hereto in accordance with the procedures set forth in Section 5.3(f). During the Restricted Period, distributions due in respect of a beneficial interest in a Temporary Regulation S Global Certificate shall only be made upon delivery to the Certificate Administrator by Euroclear or Clearstream, as applicable, of a Non-U.S. Beneficial Ownership Certification. After the expiration of the Restricted Period, distributions due in respect of any beneficial interests in a Temporary Regulation S Global Certificate shall not be made to the holders of such beneficial interests unless exchange for a beneficial interest in the Regulation S Global Certificate of the same Class is improperly withheld or refused. The aggregate Certificate Balance or Notional Amount, as applicable, of a Temporary Regulation S Global Certificate or a Regulation S Global Certificate may from time to time be increased or decreased by adjustments made on the records of the Certificate Registrar, as custodian for the Depository, as hereinafter provided.

On the Closing Date, the Certificate Administrator shall execute, the Authenticating Agent shall authenticate, and the Certificate Administrator shall deliver to the Certificate Registrar the Regulation S Global Certificates, which shall be held by the Certificate Registrar for purposes of effecting the exchanges contemplated by the preceding paragraph.

(b)               The Regular Certificates (other than the Class HRR Certificates) offered and sold to QIBs in reliance on Rule 144A under the Act (“Rule 144A”) shall, in the case of each Class thereof, be represented by a single, global certificate in definitive, fully registered form without interest coupons, substantially in the applicable form set forth as an exhibit hereto (each, a “Rule 144A Global Certificate” and, together with the Temporary Regulation S Global Certificates and the Regulation S Global Certificates, the “Global Certificates”), which shall be deposited with the Certificate Registrar or an agent of the Certificate Registrar, as custodian for the Depository, and registered in the name of the Depository or a nominee of the Depository. The aggregate Certificate Balance or Notional Amount, as applicable, of a Rule 144A Global Certificate may from time to time be increased or decreased by adjustments made on the records of the Certificate Registrar, as custodian for the Depository, as hereinafter provided.

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(c)               The Regular Certificates that are initially offered and sold in the United States to investors that are Institutional Accredited Investors that are not QIBs, the Credit Risk Retention Certificates (during the HRR Interest Transfer Restriction Period) and the Class R Certificates (collectively, the “Non-Book Entry Certificates”) shall be in the form of Definitive Certificates, in each case substantially in the applicable form set forth as an exhibit hereto, and shall be registered in the name of such investors or their nominees by the Certificate Registrar who shall deliver the certificates for such Non-Book Entry Certificates (other than the Credit Risk Retention Certificates) to the respective beneficial owners or owners.

(d)               Owners of beneficial interests in Global Certificates of any Class shall not be entitled to receive physical delivery of certificated Certificates unless: (i) the Depositor advises the Certificate Registrar in writing that the Depository is no longer willing or able to discharge properly its responsibilities or continue as depository with respect to the Global Certificates of such Class or ceases to be a Clearing Agency, and the Certificate Registrar and the Depositor are unable to locate and appoint a qualified successor within 90 days of such notice or (ii) the Trustee has instituted or has been directed to institute any judicial proceeding in a court to enforce the rights of the Certificateholders and the Trustee has been advised by counsel that in connection with such proceeding it is necessary or appropriate for the Trustee to obtain possession of the related Certificates; provided, however, that under no circumstances shall Definitive Certificates be issued to beneficial owners of a Temporary Regulation S Global Certificate. Upon notice of the occurrence of any of the events described in clause (i) or (ii) above with respect to any Certificates of a Class that are in the form of Global Certificates and upon surrender by the Depository of any Global Certificate of such Class and receipt from the Depository of instructions for reregistration, the Certificate Registrar shall issue Certificates of such Class in the form of Definitive Certificates (bearing, in the case of a Definitive Certificate issued for a Rule 144A Global Certificate, the same legends regarding transfer restrictions borne by such Global Certificate), and thereafter the Certificate Registrar shall recognize the holders of such Definitive Certificates as Certificateholders under this Agreement.

(e)               If any Beneficial Owner wishes to transfer its interest in a Rule 144A Global Certificate to an Institutional Accredited Investor that is not a Qualified Institutional Buyer, or wishes to transfer its interest in a Regulation S Global Certificate to a “U.S. person” (as that term is defined in Rule 902(k) under the Securities Act) that is an Institutional Accredited Investor but not a Qualified Institutional Buyer, then the transferee shall take delivery in the form of a Non-Book Entry Certificate, subject to the restrictions on the transfer of such Non-Book Entry Certificate in Section 5.3(h) of this Agreement. No such transfer shall be made and the Certificate Registrar shall not register any such transfer unless such transfer complies with the provisions of Section 5.3(h) of this Agreement applicable to transfers of Non-Book Entry Certificates. Upon acceptance for exchange or transfer of a beneficial interest in a Global Certificate for a Non-Book Entry Certificate, as provided herein, the Certificate Registrar shall endorse on the schedule affixed to the related Global Certificate (or on a continuation of such schedule affixed to such Global Certificate and made a part thereof) an appropriate notation evidencing the date of such exchange or transfer and a decrease in the denomination of such Global Certificate equal to the denomination of such Non-Book Entry Certificate issued in exchange therefor or upon transfer thereof.

(f)                During the HRR Interest Transfer Restriction Period, any Credit Risk Retention Certificate shall only be held as a Definitive Certificate in the Credit Risk Retention

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Certificate Safekeeping Account by the Certificate Administrator (and each Retaining Party’s respective interest shall be tracked in the form of an entry in the Certificate Administrator’s trust accounting system under the Credit Risk Retention Certificate Safekeeping Account), for the benefit of the Holder of the related Certificate. The Certificate Administrator shall hold each Credit Risk Retention Certificate in safekeeping and shall release the same only upon receipt of a written direction signed by each of the Retaining Sponsor and the Holder of such Certificate, and in accordance with any authentication procedures as may be utilized by the Certificate Administrator and in accordance with this Agreement. There shall be, and hereby is, established by the Certificate Administrator an account which will be designated the “Credit Risk Retention Certificate Safekeeping Account” and in which each Credit Risk Retention Certificate shall be held and which shall be governed by and subject to this Agreement. In addition, on and after the date hereof, the Certificate Administrator may establish any number of subaccounts to the Credit Risk Retention Certificate Safekeeping Account for each applicable Retaining Party. Each Credit Risk Retention Certificate to be delivered in physical form to the Certificate Administrator shall be delivered as set forth herein. Upon receipt by the Certificate Administrator of any Credit Risk Retention Certificate in connection with the initial issuance thereof and, for so long as the Credit Risk Retention Certificates are held in the Credit Risk Retention Certificate Safekeeping Account by the Certificate Administrator pursuant to this Agreement, upon any transfer or exchange pursuant to this Article 5 of any Credit Risk Retention Certificate, the Certificate Administrator shall deliver to the related Retaining Party a receipt in the form set forth in Exhibit R. No amounts distributable with respect to any Credit Risk Retention Certificate shall be remitted to the Credit Risk Retention Certificate Safekeeping Account, but instead shall be remitted directly to the applicable Retaining Party in accordance with written instructions provided separately on the Closing Date (and any updates to such written instructions provided from time to time) by such Retaining Party to the Certificate Administrator. Under no circumstances by virtue of safekeeping any Credit Risk Retention Certificate shall the Certificate Administrator be obligated to bring legal action or institute proceedings against any Person on behalf of any of the applicable Retaining Parties. During the HRR Interest Transfer Restriction Period and for such longer time as the related Retaining Party may request, the Certificate Administrator shall hold each individual Credit Risk Retention Certificate at the below location, or any other location; provided the Certificate Administrator has given notice to each of the Retaining Parties of such new location:

Computershare Trust Company, National Association
Attn: Security Control and Transfer (SCAT)
425 E. Hennepin Avenue
Minneapolis, Minnesota 55414

As regards the Credit Risk Retention Certificates held thereby, the Certificate Administrator shall make available to each applicable Retaining Party its respective account information as mutually agreed upon by the Certificate Administrator and such Retaining Party, and in accordance with the Certificate Administrator’s policies and procedures. Any transfer of a Credit Risk Retention Certificate shall be subject to this Article 5. During the HRR Interest Transfer Restriction Period, unless the Retaining Sponsor and the Depositor otherwise consent in writing, the Certificate Administrator shall not permit any Person to copy (other than for internal purposes), and shall not itself provide to any Person copies of, the executed Credit Risk Retention Certificates held by it in the Credit Risk Retention Certificate Safekeeping Account.

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After the release of any Credit Risk Retention Certificates pursuant to this Section Article 5, the Certificate Administrator shall have no liability or obligation with respect to the safekeeping of such released Credit Risk Retention Certificates, provided that such Credit Risk Retention Certificates were held and released in accordance with the terms of this Agreement.

(g)               To the extent that the aggregate value of the HRR Interest is in excess of the amount or percentage of risk retention required pursuant to the U.S. Credit Risk Retention Rules, such excess portion of such HRR Interest shall nevertheless be deemed to be subject to the requirements of the U.S. Credit Risk Retention Rules and such excess portion of such HRR Interest shall be subject to all of the provisions in this Agreement applicable to such HRR Interest including, without limitation, the provisions of this Article 5.

5.3               Registration of Transfer and Exchange of Certificates. (a) The Certificate Administrator shall keep or cause to be kept at the Corporate Trust Office books (the “Certificate Register”) in which, subject to such reasonable regulations as it may prescribe, the Certificate Administrator shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided (the Certificate Administrator, in such capacity, being the “Certificate Registrar”). In such capacities, the Certificate Administrator shall be responsible for, among other things, (i) maintaining the Certificate Register and a record of the aggregate holdings of Regular Certificates of each Class thereof represented by a Temporary Regulation S Global Certificate, a Regulation S Global Certificate and a Rule 144A Global Certificate, respectively, and accepting Certificates for exchange and registration of transfer and (ii) transmitting to the Trustee, the Depositor, the Servicer and the Special Servicer any notices from the Certificateholders. In its capacity as Certificate Registrar, the Certificate Administrator shall be responsible for, among other things, holding each Credit Risk Retention Certificate as a Definitive Certificate on behalf of the Holder of such Certificate in accordance with Section 5.2(f).

(b)               Subject to the restrictions on transfer set forth in this Article 5, upon surrender for registration of transfer of any Certificate, the Certificate Registrar shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations, in like aggregate interest and of the same Class. No transfer of any Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification.

(c)               Rule 144A Global Certificate to Temporary Regulation S Global Certificate. If a holder of a beneficial interest in the Rule 144A Global Certificate deposited with the Certificate Registrar as custodian for the Depository wishes at any time to exchange its interest in such Rule 144A Global Certificate for an interest in the Temporary Regulation S Global Certificate of the same Class, or to transfer its interest in such Rule 144A Global Certificate to a Person who is required to take delivery thereof in the form of an interest in the Temporary Regulation S Global Certificate of the same Class, such holder may, subject to the rules and procedures of the Depository, exchange or cause the exchange of such interest for an equivalent beneficial interest in such Temporary Regulation S Global Certificate. Upon receipt by the Certificate Registrar, as registrar, at its office designated in Section 5.7 hereof, of (1) instructions given in accordance with the Depository’s procedures from a Depository Participant directing the

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Certificate Administrator to credit, or cause to be credited, a beneficial interest in the Temporary Regulation S Global Certificate in an amount equal to the beneficial interest in the Rule 144A Global Certificate to be exchanged, (2) a written order given in accordance with the Depository’s procedures containing information regarding the Euroclear or Clearstream account to be credited with such increase and the name of such account and (3) a certificate in the form of Exhibit C hereto given by the holder of such beneficial interest stating that the transfer of such interest has been made in compliance with the transfer restrictions applicable to the Global Certificates and pursuant to and in accordance with Regulation S, then the Certificate Registrar shall instruct the Depository to reduce, or cause to be reduced, the Certificate Balance or Notional Amount, as applicable, of the Rule 144A Global Certificate and to increase, or cause to be increased, the Certificate Balance or Notional Amount, as applicable, of the Temporary Regulation S Global Certificate by the aggregate Certificate Balance or Notional Amount, as applicable, of the beneficial interest in the Rule 144A Global Certificate to be exchanged, to credit or cause to be credited to the account of the Person specified in such instructions (who shall be the agent member of Euroclear or Clearstream, or both) a beneficial interest in the Temporary Regulation S Global Certificate equal to the reduction in the Certificate Balance or Notional Amount, as applicable, of the Rule 144A Global Certificate, and to debit, or cause to be debited, from the account of the Person making such exchange or transfer the beneficial interest in the Rule 144A Global Certificate that is being exchanged or transferred.

(d)               Rule 144A Global Certificate to Regulation S Global Certificate. If a holder of a beneficial interest in the Rule 144A Global Certificate deposited with the Certificate Registrar as custodian for the Depository wishes at any time to exchange its interest in such Rule 144A Global Certificate for an interest in the Regulation S Global Certificate of the same Class, or to transfer its interest in such Rule 144A Global Certificate to a Person who is required to take delivery thereof in the form of an interest in a Regulation S Global Certificate, such holder may, subject to the rules and procedures of the Depository, exchange, or cause the exchange of, such interest for an equivalent beneficial interest in such Regulation S Global Certificate. Upon receipt by the Certificate Administrator, as registrar, at its office designated in Section 5.7 hereof, of (1) instructions given in accordance with the Depository’s procedures from a Depository Participant directing the Certificate Registrar to credit or cause to be credited a beneficial interest in the Regulation S Global Certificate in an amount equal to the beneficial interest in the Rule 144A Global Certificate to be exchanged, (2) a written order given in accordance with the Depository’s procedures containing information regarding the participant account of the Depository to be credited with such increase and (3) a certificate in the form of Exhibit D hereto given by the holder of such beneficial interest stating (A) that the transfer of such interest has been made in compliance with the transfer restrictions applicable to the Global Certificates and pursuant to and in accordance with Regulation S, (B) that the Certificate being transferred is not a “restricted security” as defined in Rule 144 under the Act or (C) that the transferee is otherwise entitled to hold its interest in the applicable Certificates in the form of an interest in the Regulation S Global Certificate, without any registration of such Certificates under the Act (in which case such certificate shall enclose an Opinion of Counsel to such effect and such other documents as the Certificate Registrar may reasonably require), then the Certificate Registrar shall instruct the Depository to reduce, or cause to be reduced, the Certificate Balance or Notional Amount, as applicable, of the Rule 144A Global Certificate and to increase, or cause to be increased, the Certificate Balance or Notional Amount, as applicable, of the Regulation S Global Certificate by the aggregate Certificate Balance or Notional Amount, as applicable, of the beneficial interest in

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the Rule 144A Global Certificate to be exchanged, to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Regulation S Global Certificate equal to the reduction in the Certificate Balance or Notional Amount, as applicable, of the Rule 144A Global Certificate, and to debit, or cause to be debited, from the account of the Person making such exchange or transfer the beneficial interest in the Rule 144A Global Certificate that is being exchanged or transferred.

(e)               Temporary Regulation S Global Certificate or Regulation S Global Certificate to Rule 144A Global Certificate. If a holder of a beneficial interest in a Temporary Regulation S Global Certificate or Regulation S Global Certificate deposited with the Certificate Registrar as custodian for the Depository wishes at any time to exchange its interest in such Temporary Regulation S Global Certificate or Regulation S Global Certificate for an interest in the Rule 144A Global Certificate of the same Class, or to transfer its interest in such Temporary Regulation S Global Certificate or Regulation S Global Certificate to a Person who is required to take delivery thereof in the form of an interest in the Rule 144A Global Certificate, such holder may, subject to the rules and procedures of Euroclear or Clearstream, as the case may be, and the Depository, exchange or cause the exchange of such interest for an equivalent beneficial interest in the Rule 144A Global Certificate of the same Class. Upon receipt by the Certificate Administrator, as registrar, at its office designated in Section 5.7 hereof, of (1) instructions from Euroclear or Clearstream, if applicable, and the Depository, directing the Certificate Registrar, as registrar, to credit or cause to be credited a beneficial interest in the Rule 144A Global Certificate equal to the beneficial interest in the Temporary Regulation S Global Certificate or Regulation S Global Certificate to be exchanged, such instructions to contain information regarding the participant account with the Depository to be credited with such increase, (2) with respect to a transfer of an interest in the Regulation S Global Certificate, information regarding the participant account of the Depository to be debited with such decrease and (3) with respect to a transfer of an interest in the Temporary Regulation S Global Certificate (but not the Regulation S Global Certificate) for an interest in the Rule 144A Global Certificate, a certificate in the form of Exhibit E hereto given by the holder of such beneficial interest and stating that the Person transferring such interest in the Temporary Regulation S Global Certificate reasonably believes that the Person acquiring such interest in the Rule 144A Global Certificate is a QIB and is obtaining such beneficial interest in a transaction meeting the requirements of Rule 144A, then the Certificate Registrar shall instruct the Depository to reduce, or cause to be reduced, the Certificate Balance or Notional Amount, as applicable, of the Temporary Regulation S Global Certificate or Regulation S Global Certificate and to increase, or cause to be increased, the Certificate Balance or Notional Amount, as applicable, of the Rule 144A Global Certificate by the aggregate Certificate Balance or Notional Amount, as applicable, of the beneficial interest in the Temporary Regulation S Global Certificate or Regulation S Global Certificate to be exchanged, and the Certificate Registrar shall instruct the Depository, concurrently with such reduction, to credit, or cause to be credited, to the account of the Person specified in such instructions, a beneficial interest in the Rule 144A Global Certificate equal to the reduction in the Certificate Balance or Notional Amount, as applicable, of the Temporary Regulation S Global Certificate or Regulation S Global Certificate and to debit, or cause to be debited, from the account of the Person making such transfer the beneficial interest in the Temporary Regulation S Global Certificate or Regulation S Global Certificate that is being transferred.

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(f)                Temporary Regulation S Global Certificate to Regulation S Global Certificate. Interests in a Temporary Regulation S Global Certificate as to which the Certificate Registrar has received from Euroclear or Clearstream, as the case may be, a certificate (a “Non-U.S. Beneficial Ownership Certification”) to the effect that Euroclear or Clearstream, as applicable, has received a certificate substantially in the form of Exhibit F hereto from the holder of a beneficial interest in such Temporary Regulation S Global Certificate, shall be exchanged after the Restricted Period, for interests in the Regulation S Global Certificate of the same Class. The Certificate Registrar shall effect such exchange by delivering to the Depository for credit to the respective accounts of such holders, a duly executed and authenticated Regulation S Global Certificate, representing the aggregate Certificate Balance or Notional Amount, as applicable, of interests in the Temporary Regulation S Global Certificate initially exchanged for interests in the Regulation S Global Certificate. The delivery to the Certificate Registrar by Euroclear or Clearstream of the certificate or certificates referred to above may be relied upon by the Depositor and the Certificate Registrar as conclusive evidence that the certificate or certificates referred to therein has or have been delivered to Euroclear or Clearstream pursuant to the terms of this Agreement and the Temporary Regulation S Global Certificate. Upon any exchange of interests in the Temporary Regulation S Global Certificate for interests in the Regulation S Global Certificate, the Certificate Registrar shall endorse the Temporary Regulation S Global Certificate to reflect the reduction in the Certificate Balance or Notional Amount, as applicable, represented thereby by the amount so exchanged and shall endorse the Regulation S Global Certificate to reflect the corresponding increase in the amount represented thereby. Until so exchanged in full and except as provided therein, the Temporary Regulation S Global Certificate, and the Certificates evidenced thereby, shall in all respects be entitled to the same benefits under this Agreement as the Regulation S Global Certificate and Rule 144A Global Certificate authenticated and delivered hereunder.

(g)               Non-Book Entry Certificate to Global Certificate. If a Holder of a Non-Book Entry Certificate (other than (a) any Credit Risk Retention Certificate during the HRR Interest Transfer Restriction Period or (b) a Class R Certificate) wishes at any time to exchange its interest in such Non-Book Entry Certificate for an interest in a Global Certificate of the same Class, or to transfer all or part of such Non-Book Entry Certificate to a Person who is entitled to take delivery thereof in the form of an interest in a Global Certificate, such Holder may, subject to the rules and procedures of Euroclear or Clearstream, if applicable, and the Depository, cause the exchange of all or part of such Non-Book Entry Certificate for an equivalent beneficial interest in the appropriate Global Certificate of the same Class. Upon receipt by the Certificate Registrar, as registrar, at its office designated in Section 5.7 hereof, of (1) such Non-Book Entry Certificate, duly endorsed as provided herein, (2) instructions from such Holder directing the Certificate Registrar, as registrar, to credit, or cause to be credited, a beneficial interest in the applicable Global Certificate equal to the portion of the Certificate Balance or Notional Amount, as applicable, of the Non-Book Entry Certificate to be exchanged, such instructions to contain information regarding the participant account with the Depository to be credited with such increase and (3) a certificate in the form of Exhibit G-1 hereto (in the event that the applicable Global Certificate is the Temporary Regulation S Global Certificate), in the form of Exhibit G-2 hereto (in the event that the applicable Global Certificate is the Regulation S Global Certificate) or in the form of Exhibit G-3 hereto (in the event that the applicable Global Certificate is the Rule 144A Global Certificate), then the Certificate Registrar, as registrar, shall cancel, or cause to be canceled, all or part of such Non-Book Entry Certificate, shall, if applicable, execute, authenticate and

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deliver to the transferor a new Non-Book Entry Certificate equal to the aggregate Certificate Balance or Notional Amount, as applicable, of the portion retained by such transferor and shall instruct the Depository to increase, or cause to be increased, such Global Certificate by the aggregate Certificate Balance or Notional Amount, as applicable, of the portion of the Non-Book Entry Certificate to be exchanged and to credit, or cause to be credited, to the account of the Person specified in such instructions a beneficial interest in the applicable Global Certificate equal to the Certificate Balance or Notional Amount, as applicable, of the portion of the Non-Book Entry Certificate so canceled.

(h)               Global Certificate to Non-Book Entry Certificate. If a holder of a Rule 144A Global Certificate or Regulation S Global Certificate wishes at any time to transfer its interest in such Rule 144A Global Certificate or Regulation S Global Certificate to a Person who is required to take delivery thereof in the form of a Non Book Entry Certificate, then the Certificate Registrar shall refuse to register such transfer unless it receives (and upon receipt, may conclusively rely upon): (i) an investment representation letter from the proposed transferee substantially in the form attached as Exhibit H-2 to this Agreement; and (ii) if required by the Certificate Registrar, an opinion of counsel satisfactory to the Certificate Registrar to the effect that such transfer shall be made without registration under the Securities Act, together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or the proposed transferee on which such opinion of counsel is based (such opinion of counsel shall not be an expense of the Trust or of the Depositor, the Servicer, the Special Servicer, the Certificate Administrator, the Trustee or the Certificate Registrar in their respective capacities as such).

(i)                 Exchanges of Definitive Certificates. Certificates in the form of Definitive Certificates may not be transferred unless: (i) (x) the Certificate Registrar received (A) other than in connection with the initial issuance of a Non-Book Entry Certificate or the transfer of any such Non-Book Entry Certificate by the Depositor, an Initial Purchaser or the Retaining Sponsor in connection with the initial offering of the Certificates, (1) a certificate from the proposed transferor substantially in the form attached as Exhibit H-1 to this Agreement and (2) an investment representation letter from the proposed transferee substantially in the form attached as Exhibit H-2 to this Agreement or (B) an opinion of counsel satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the Act, together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or the proposed transferee on which such opinion of counsel is based (which opinion of counsel shall not be an expense of the Trust or of the Depositor, the Servicer, the Special Servicer, the Certificate Administrator, the Trustee or the Certificate Registrar in their respective capacities as such) and (y) in the case of a transfer of any Credit Risk Retention Certificate, the conditions set forth in subsection (j) below are satisfied; or (ii) such transfer is otherwise in accordance with such procedures as are substantially consistent with the provisions of clause (g) above (including the certification requirements intended to ensure that such transfers comply with Rule 144A or, except in the case of a transfer of Class R Certificates, Regulation S under the Act, as the case may be) and such other procedures as may from time to time be adopted by the Certificate Registrar.

(j)                 Transfers of Certificates Constituting the HRR Interest. At all times during the HRR Interest Transfer Restriction Period, if a transfer of any Credit Risk Retention Certificate

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is to be made (other than in connection with the transfers on the Closing Date from the Depositor to the Loan Sellers or the Initial Purchasers or from the Initial Purchasers to the Third Party Purchaser), then the Certificate Registrar shall refuse to register such transfer unless it receives (and, upon receipt, may conclusively rely upon): (i) a certification from such Certificateholder’s prospective Transferee substantially in the form attached hereto as Exhibit H-5, which such certification must (1) be countersigned by the applicable Retaining Party and the Retaining Sponsor (if different than the applicable Retaining Party) and (2) include a medallion stamp guarantee of such Retaining Party; (ii) a certification from the Certificateholder desiring to effect such transfer substantially in the form attached hereto as Exhibit H-6, which such certification must (1) be countersigned by the applicable Retaining Party (if different than the transferor) and the Retaining Sponsor (if different than the transferor and the applicable Retaining Party) and (2) include a medallion stamp guarantee of such Retaining Party; (iii) an IRS Form W-9 or IRS Form W-8 completed by the prospective Transferee; and (iv) wire instructions and contact information of the prospective Transferee. Upon receipt of the foregoing certifications, the Certificate Registrar shall, subject to Section 5.2(f), Section 5.3(a), Section 5.3(i), the following provisions of this Section 5.3(j), and Section 5.3(n), reflect such Credit Risk Retention Certificate in the name of the prospective Transferee, and shall deliver a receipt in the form set forth in Exhibit R to the Transferee with a copy via email to each of the Retaining Sponsor and the transferor. In no event shall a Credit Risk Retention Certificate be held as a Global Certificate during the HRR Interest Transfer Restriction Period. Any transfer of an interest in any Credit Risk Retention Certificate that is not in compliance with this Section 5.3 shall be null and void ab initio to the extent permitted under applicable law.

(k)               Restricted Period. Prior to the termination of the Restricted Period with respect to the issuance of the Certificates, transfers of interests in the Temporary Regulation S Global Certificate to U.S. persons (as defined in Regulation S) shall be limited to transfers made pursuant to the provisions of clause (e) above.

(l)                 If Certificates are issued upon the transfer, exchange or replacement of Certificates bearing a restrictive legend relating to compliance with the Act, or if a request is made to remove such legend on Certificates, the Certificates so issued shall bear the restrictive legend, or such legend shall not be removed, as the case may be, unless there is delivered to the Certificate Registrar such satisfactory evidence, which may include an Opinion of Counsel that neither such legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A, Rule 144 or Regulation S under the Act, the U.S. Credit Risk Retention Rules or, with respect to Non-Book Entry Certificates, that such Certificates are not “restricted” within the meaning of Rule 144 under the Act. Upon provision of such satisfactory evidence, the Certificate Registrar shall authenticate and deliver Certificates that do not bear such legend.

(m)             All Certificates surrendered for registration of transfer and exchange shall be canceled and subsequently destroyed by the Certificate Registrar in accordance with the Certificate Registrar’s customary procedures.

(n)               No Class R Certificate or any interest therein may be purchased by or transferred to any prospective purchaser or transferee that is or will be an employee benefit plan or other plan subject to the fiduciary responsibility provisions of ERISA or Section 4975 of the

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Code (each, a “Plan”), or any person acting on behalf of any such Plan or using the assets of a Plan to purchase such Certificate. In addition, no ERISA Restricted Certificate or interest therein may be purchased by or transferred to any prospective purchaser or transferee that is or will be a Plan, or to any Person acting on behalf of any such Plan or using the assets of a Plan to purchase such ERISA Restricted Certificate or interest therein, unless (i) such purchaser or transferee is an insurance company, (ii) the source of funds used to acquire or hold such ERISA Restricted Certificate or interest therein is an “insurance company general account,” as such term is defined in PTCE 95-60, and (iii) the conditions in Sections I and III of PTCE 95-60 have been satisfied. Furthermore, no Certificate or any interest therein may be purchased by or transferred to any prospective purchaser or transferee that is or will be a governmental plan (as defined in Section 3(32) of ERISA) or other plan that is subject to any federal, state or local law that is, to a material extent, similar to Section 406 of ERISA or Code Section 4975 (“Similar Law”), or to any Person acting on behalf of any such plan or using the assets of such plan to acquire such Certificate if its acquisition, holding and disposition of such Certificate would constitute or otherwise result in a non-exempt violation of Similar Law. Except in connection with the initial transfer thereof by the Depositor, an Initial Purchaser or the Retaining Sponsor (provided that, in the case of the Retaining Sponsor, such exception shall apply only with respect to the transfer thereof on the Closing Date), each prospective transferee of a Definitive Certificate shall deliver to the transferor, the Certificate Registrar and the Trustee a representation letter, substantially in the form of Exhibit J. Each beneficial owner of a Certificate or any interest therein will be deemed to have represented, by virtue of its acquisition or holding of such Certificate or interest therein, that either (i) it is not a Plan or a Person acting on behalf of or using assets of a Plan, (ii) in the case of a Certificate other than a Class R Certificate or an ERISA Restricted Certificate, it has acquired and is holding the Certificates in reliance on the Underwriter Exemption, and that it understands that there are certain conditions to the availability of the Underwriter Exemption, including that the Certificates must be rated, at the time of purchase, not lower than “BBB-” (or its equivalent) by a credit rating agency which meets the requirements of the Underwriter Exemption and that such Certificate is so rated and that it is an “accredited investor” as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act, or (iii) in the case of an ERISA Restricted Certificate, (1) it is an insurance company, (2) the source of funds used to acquire or hold the Certificate or interest therein is an “insurance company general account,” as such term is defined in PTCE 95-60, and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied. Each beneficial owner of a Certificate or an interest therein which is a governmental plan (as defined in Section 3(32) of ERISA) or other plan subject to Similar Law shall be deemed to have represented, by virtue of its acquisition or holding of such Certificate or interest therein that the acquisition, holding and disposition of such Certificate by the purchaser will not constitute or otherwise result in a non-exempt violation of Similar Law. Any attempted or purported transfer in violation of these transfer restrictions shall be null and void ab initio and shall vest no rights in any purported transferee and shall not relieve the transferor of any obligations with respect to the applicable Certificates.

(o)               [Reserved].

(p)               Each Person who has or acquires any Residual Ownership Interest shall be deemed by the acceptance or acquisition of such Residual Ownership Interest to have agreed to be bound by the following provisions and the rights of each Person acquiring any Residual Ownership Interest are expressly subject to the following provisions:

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(i)                Each Person acquiring or holding any Residual Ownership Interest shall be a Permitted Transferee and shall not acquire or hold such Residual Ownership Interest as agent (including a broker, nominee or other middleman) on behalf of any Person that is not a Permitted Transferee. Any such Person shall promptly notify the Certificate Registrar of any change or impending change in its status (or the status of the beneficial owner of such Residual Ownership Interest) as a Permitted Transferee. Any acquisition of a Residual Ownership Interest by a Person who is not a Permitted Transferee or by a Person who is acting as an agent of a Person who is not a Permitted Transferee shall be void ab initio and of no effect, and the immediately preceding owner who was a Permitted Transferee shall be restored to registered and beneficial ownership of the Residual Ownership Interest as soon and as fully as possible.

(ii)               No Residual Ownership Interest may be transferred, and no such transfer shall be registered in the Certificate Register, without the express written consent of the Certificate Registrar, and the Certificate Registrar shall not recognize the transfer, and such proposed transfer shall not be effective, without such consent with respect thereto. In connection with any proposed transfer of any Residual Ownership Interest, other than in connection with the initial transfer thereof to the Initial Purchasers and any subsequent transfer thereof by the Initial Purchasers to any of their Affiliates, the Certificate Registrar shall, as a condition to such consent, (x) require the proposed transferee to deliver, and the proposed transferee shall deliver to the Certificate Registrar and to the proposed transferor, an affidavit (or, solely in connection with the initial issuance of such Residual Ownership Interest, a certification) in substantially the form attached as Exhibit I-1 (a “Transferee Affidavit”) of the proposed transferee (A) that such proposed transferee is a Permitted Transferee and (B) stating that (1) the proposed transferee historically has paid its debts as they have come due and intends to do so in the future, (2) the proposed transferee understands that, as the holder of a Residual Ownership Interest, it may incur liabilities in excess of cash flows generated by the residual interest, (3) the proposed transferee intends to pay taxes associated with holding the Residual Ownership Interest as they become due, (4) the proposed transferee shall not cause income with respect to the Residual Ownership Interest to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such proposed transferee or any other U.S. Tax Person, (5) the proposed transferee shall not transfer the Residual Ownership Interest to any Person that does not provide a Transferee Affidavit or as to which the proposed transferee has actual knowledge that such Person is not a Permitted Transferee or is acting as an agent (including a broker, nominee or other middleman) for a Person that is not a Permitted Transferee, and (6) the proposed transferee expressly agrees to be bound by and to abide by the provisions of this Section 5.3(p) and (y) other than in connection with the initial issuance of a Class R Certificate, require a statement from the proposed transferor substantially in the form attached as Exhibit I-2 (the “Transferor Letter”), that the proposed transferor has no actual knowledge that the proposed transferee is not a Permitted Transferee and has no actual knowledge or reason to know that the proposed transferee’s statements in the preceding clauses (x)(B)(1) or (3) are false.

(iii)               Notwithstanding the delivery of a Transferee Affidavit by a proposed transferee under clause (ii) above, if a Responsible Officer of the Certificate Registrar has actual knowledge that the proposed transferee is not a Permitted Transferee, no transfer to

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such proposed transferee shall be effected and such proposed transfer shall not be registered on the Certificate Register; provided, however, the Certificate Registrar shall not be required to conduct any independent investigation to determine whether a proposed transferee is a Permitted Transferee. Upon notice to the Certificate Registrar that there has occurred a transfer to any Person that is a Disqualified Organization or an agent thereof (including a broker, nominee or middleman) in contravention of the foregoing restrictions, and in any event not later than 60 days after a request for information from the transferor of such Residual Ownership Interest or such agent, the Certificate Registrar and the Certificate Administrator agree to furnish to the IRS and the transferor of such Residual Ownership Interest or such agent such information necessary to the application of Section 860E(e) of the Code as may be required by the Code, including, but not limited to, the present value of the total anticipated excess inclusions with respect to such Class R Certificate (or portion thereof) for periods after such transfer. At the election of the Certificate Registrar, the Certificate Registrar may charge a reasonable fee for computing and furnishing such information to the transferor or to such agent referred to above; provided, however, such Persons shall in no event be excused from furnishing such information.

(iv)              The Class R Certificates may only be issued as Definitive Certificates, and transferred to and owned by QIBs. Any transfer of a Class R Certificate that results in a violation of this Section 5.3(p) will be void ab initio.

5.4              Mutilated, Destroyed, Lost or Stolen Certificates. If (a) any mutilated Certificate is surrendered to the Certificate Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (b) there is delivered to the Certificate Registrar such security or indemnity as may be required by it to save it harmless, then, in the absence of actual notice to the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Certificate Registrar shall execute, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and interest in the Trust Fund. In connection with the issuance of any new Certificate under this Section 5.4, the Certificate Registrar may require the payment of a sum sufficient to cover any expenses (including the fees and expenses of the Certificate Registrar) connected therewith. Any replacement Certificate issued pursuant to this Section 5.4 shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

5.5               Persons Deemed Owners. The Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor and the Certificate Registrar, and any agent of any of them, may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in this Agreement and for all other purposes whatsoever, and none of the Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor, the Certificate Registrar or any agent of any of them shall be affected by any notice to the contrary; provided, however, that to the extent that a party to this Agreement responsible for distributing any report, statement or other information required to be distributed to Certificateholders has been provided with an Investor Certification substantially in the form of Exhibit K-1 from a Non-Restricted Privileged Person (including a

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Beneficial Owner or prospective transferee), such party to this Agreement shall distribute such report, statement or other information to such Non-Restricted Privileged Person.

5.6              Access to List of Certificateholders’ Names and Addresses; Special Notices. The Certificate Registrar shall maintain in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Certificateholders. If any Certificateholder that has provided an Investor Certification substantially in the form of Exhibit K-1 (a) requests in writing from the Certificate Registrar a list of the names and addresses of Certificateholders, (b) states that such Certificateholder desires to communicate with other Certificateholders with respect to its rights under this Agreement or under the Certificates and (c) provides a copy of the communication which such Certificateholder proposes to transmit, then the Certificate Registrar shall, within ten (10) Business Days after the receipt of such request, afford such Certificateholder access during normal business hours to a current list of the Certificateholders. Every Certificateholder, by receiving and holding a Certificate, agrees that the Certificate Registrar and the Certificate Administrator shall not be held accountable by reason of the disclosure of any such information as to the list of the Certificateholders hereunder, regardless of the source from which such information was derived. The Depositor, the Servicer, the Special Servicer, the Operating Advisor and the Trustee shall be entitled to a list of the names and addresses of Certificateholders from time to time upon request therefor.

Upon the written request of any Certificateholder that (a) has provided an Investor Certification substantially in the form of Exhibit K-1, (b) states that such Certificateholder desires the Certificate Administrator to transmit a notice to all Certificateholders stating that such Certificateholder wishes to be contacted by other Certificateholders, setting forth the relevant contact information and briefly stating the reason for the requested contact (a “Special Notice”) and (c) provides a copy of the Special Notice which such Certificateholder proposes to transmit, the Certificate Administrator shall post such Special Notice to the Certificate Administrator’s Website pursuant to Section 8.14(b) and shall mail such Special Notice to all Certificateholders (other than any Certificateholder that is a Borrower Related Party, an Affiliate of a Borrower Related Party or a Property Manager or an agent of one or more of the foregoing) at their respective addresses appearing on the Certificate Register. The costs and expenses of the Certificate Administrator associated with delivering any such Special Notice shall be borne by the party requesting such Special Notice. Every Certificateholder, by receiving and holding a Certificate, agrees that neither the Certificate Administrator nor the Certificate Registrar shall be held accountable by reason of the disclosure of any such Special Notice to Certificateholders, regardless of the information set forth in such Special Notice.

5.7              Maintenance of Office or Agency. The Certificate Registrar shall maintain or cause to be maintained an office or offices or agency or agencies where Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Certificate Registrar in respect of the Certificates and this Agreement may be served. The Certificate Registrar initially designates its office at 600 S. 4th Street, 7th Floor, Minneapolis, Minnesota 55415, as its office for such purposes. The Certificate Registrar shall give prompt written notice to the Certificateholders and the Borrower Parties of any change in the location of the Certificate Register or any such office or agency.

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6.                  THE DEPOSITOR, THE SERVICER, THE SPECIAL SERVICER AND THE OPERATING ADVISOR

6.1              Respective Liabilities of the Depositor, the Servicer, the Special Servicer and the Operating Advisor. The Depositor, the Servicer, the Special Servicer and the Operating Advisor each shall be liable in accordance herewith only to the extent of the obligations specifically imposed by this Agreement.

6.2              Merger or Consolidation of the Servicer or the Special Servicer. Each of the Servicer and the Special Servicer shall keep in full effect its existence and rights as an entity under the laws of the jurisdiction of its organization, and shall be in compliance with the laws of all jurisdictions to the extent necessary to perform its duties under this Agreement.

Any Person into which the Servicer or the Special Servicer may be merged or consolidated, or any Person resulting from any merger or consolidation to which the Servicer or the Special Servicer shall be a party, or any Person succeeding to the servicing business of the Servicer or the Special Servicer, shall be the successor of the Servicer or the Special Servicer, as the case may be, hereunder, and shall be deemed to have assumed all of the liabilities and obligations of such Servicer or Special Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that such successor or surviving Person would not cause the then current rating on any of the Certificates to be qualified, downgraded or withdrawn by any of the Rating Agencies, as evidenced by a Rating Agency Confirmation delivered to the Certificate Administrator and the Trustee.

Notwithstanding the foregoing, if the Servicer or the Special Servicer is the surviving entity of such merger, consolidation or transfer, such Person shall not be required to comply with any requirement to obtain a Rating Agency Confirmation or similar confirmation from any Rating Agency.

6.3              Limitation on Liability of the Depositor, the Servicer, the Special Servicer, the Operating Advisor and Others. (a) None of the Depositor, the Servicer, the Special Servicer, the Operating Advisor or any of their respective directors, officers, members, managers, partners, employees, Affiliates or agents shall be under any liability to the Trust, the Certificateholders or the Companion Loan Holders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, actions taken or not taken at the direction of the Certificateholders and/or any Companion Loan Holder, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Servicer, the Special Servicer, the Operating Advisor or any such other Person against any breach of warranties or representations made herein or any liability which would otherwise be imposed by reason of negligence, bad faith or willful misconduct in the performance of its duties or by reason of negligent disregard of its obligations and duties hereunder. The Depositor, the Servicer, the Special Servicer, the Operating Advisor and any of their respective directors, officers, employees, members, managers, partners, Affiliates or agents may reasonably rely on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor, the Servicer, the Special Servicer, the Operating Advisor and any of their respective directors, officers, members, managers, partners, employees, agents, Affiliates or other “controlling persons”

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within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (“Controlling Persons”), shall be indemnified by the Trust and the Companion Loan Holder(s) out of amounts on deposit in the Collection Account, to the extent provided under the Co-Lender Agreement, and held harmless against any and all claims, losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments or other costs and expenses incurred in connection with any legal action or other claims, losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments or other costs and expenses relating to this Agreement, the Mortgage Loan, the Properties, or the Certificates (except as any such claims, losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments or other costs and expenses shall be otherwise reimbursable and reimbursed pursuant to this Agreement), other than any and all claims, losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments or other costs and expenses incurred by reason of negligence, bad faith or willful misconduct by it in the performance of its duties hereunder or by reason of its negligent disregard of its obligations and duties hereunder. Such indemnification shall survive the termination or resignation of the Depositor, the Servicer, the Special Servicer or the Operating Advisor. None of the Depositor, the Servicer, the Special Servicer or the Operating Advisor shall be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective duties under this Agreement and which in its opinion may involve it in any expense or liability; provided, however, that the Depositor, the Servicer or the Special Servicer may, in its discretion, undertake any such action which it may deem necessary or desirable in accordance with Accepted Servicing Practices in respect of this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liabilities of the Trust, and the Depositor, the Servicer and the Special Servicer shall be entitled to be reimbursed therefor pursuant to Section 3.4(c) from funds on deposit in the Collection Account. Neither the Servicer nor the Special Servicer shall be accountable for the use or application by the Depositor of any of the Certificates or of the proceeds of such Certificates or for the use or application by the Certificate Administrator of any funds remitted to the Certificate Administrator in respect of the Mortgage Loan deposited into or withdrawn from the Distribution Account or any account (other than the related Collection Account and the Foreclosed Property Account and any other account maintained by the Servicer, the Special Servicer or any Sub-Servicer pursuant to this Agreement) maintained by the Certificate Administrator or otherwise on behalf of the Trustee (except to the extent that any such account is held by the Servicer or the Special Servicer in its commercial capacity), or for investment of such amounts (other than investments made with the Servicer or the Special Servicer in its commercial capacity).

In addition, neither the Servicer nor the Special Servicer shall have any liability with respect to, and the Servicer and the Special Servicer shall be entitled to rely as to the truth of the statements made and the correctness of the opinions expressed therein on, any certificates or opinions furnished to such Servicer or such Special Servicer, as the case may be, and conforming to the requirements of this Agreement. To the extent consistent with Accepted Servicing Practices, each of the Servicer and the Special Servicer may rely in good faith on information provided to it by the other parties hereto (unless the provider and the recipient of such information are the same Person or Affiliates) and by the Borrowers and shall have no duty to investigate or verify the accuracy thereof.

(b)               The Depositor shall not be obligated to monitor or supervise the performance of the Servicer, the Special Servicer, the Trustee, the Certificate Administrator or the

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Operating Advisor under this Agreement. The Depositor may, but shall not be obligated to, enforce the obligations of the Servicer and the Special Servicer, the Trustee, the Certificate Administrator and the Operating Advisor under this Agreement. In addition, in no event shall the Depositor be obligated to cause any party to perform or comply with the obligations to remit the CREFC® Licensing Fee to CREFC® (as described in Section 3.4(c)), to report any such CREFC® Licensing Fee so paid (as described in Section 4.4(a)) or to make available any Distribution Date Statement to any person (including, without limitation, CREFC®) (as described in Section 3.21).

(c)               In order to comply with Applicable Laws, the Servicer may be required to obtain, verify and record certain information relating to individuals and entities that maintain a business relationship with the Servicer. Accordingly, each of the parties hereto agrees to provide to the Servicer, upon its request from time to time, such identifying information and documentation as may be available for such party in order to enable the Servicer to comply with Applicable Laws.

6.4              Servicer and Special Servicer Not to Resign; Replacement of Servicer or Special Servicer. (a) In connection with any resignation permitted pursuant to Section 6.4(b) or required pursuant to Section 3.33 or in connection with the sale or transfer of their respective rights and obligations under this Agreement, each of the Servicer and the Special Servicer may resign and assign its rights and delegate its duties and obligations under this Agreement to any Person or to an entity, provided that:

(i)                the Person accepting such assignment and delegation (A) shall be an established mortgage finance institution, bank or mortgage servicing institution having a net worth of not less than $25,000,000, organized and doing business under the laws of the United States or of any state of the United States or the District of Columbia, and authorized under such laws to perform the duties of the Servicer or the Special Servicer, as the case may be, of the Mortgage Loan, (B) shall execute and deliver to the Trustee and the Certificate Administrator an agreement in form and substance reasonably satisfactory to the Trustee, which contains an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Servicer or the Special Servicer, as the case may be, under this Agreement from and after the date of such agreement, (C) shall make such representations and warranties of the Servicer or the Special Servicer, as the case may be, as provided in Section 2.5 or Section 2.6, as applicable, and (D)(x) during any CCR Control Period, with respect to the Servicer is reasonably acceptable to the Controlling Class Representative or, with respect to the Special Servicer, has been appointed by the Controlling Class Representative, (y) during any CCR Consultation Period, is reasonably acceptable to the Controlling Class Representative, the Depositor and the Trustee, and (z) during any CCR Consultation Termination Period, is reasonably acceptable to the Depositor and the Trustee;

(ii)               Rating Agency Confirmation has been received;

(iii)              the Servicer or the Special Servicer, as the case may be, shall not be released from its obligations under this Agreement that arose prior to the effective date of such assignment and delegation under this Section  6.4(a);

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(iv)              the rate at which any servicing compensation (or any component thereof) is calculated shall not exceed the rate specified herein;

(v)               the Servicer or the Special Servicer, as the case may be, shall reimburse the Trustee and the Certificate Administrator, the Trust, and the Rating Agencies for any reasonable expenses of such assignment, resignation, sale or transfer;

(vi)              the person accepting such assignment and delegation may not (i) pay, or become obligated, whether by agreement or otherwise, and whether or not subject to any condition or contingency, to pay the Operating Advisor or any affiliate thereof any fee, or otherwise compensate or grant monetary or other consideration to the Operating Advisor or any affiliate thereof (x) in connection with its obligations under this Agreement or the performance thereof or (y) in connection with the appointment of such person as, or any recommendation by the Operating Advisor for such person to become, the successor Special Servicer, (ii) become entitled to receive any compensation from the Operating Advisor or any Affiliate, or (iii) become entitled to receive any fee from the Operating Advisor or any affiliate thereof in connection with the appointment of such person as Special Servicer, unless, in each of the foregoing clauses (i) through (iii), such transaction has been expressly approved by 100% of the Certificateholders; and

(vii)            the Person accepting such assignment and delegation may not be a Borrower Restricted Party.

Upon satisfaction of the foregoing requirements and acceptance of such assignment, such Person shall be the successor Servicer or the Special Servicer, as the case may be, hereunder.

(b)               Subject to the provisions of Sections 6.2 and 6.4(a), neither the Servicer nor the Special Servicer shall resign from its obligations and duties hereby imposed on it, except upon determination that performance of its duties hereunder is no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. Any such determination permitting the resignation of the Servicer or the Special Servicer, as the case may be, shall be evidenced by an Opinion of Counsel delivered to the Depositor, the Trustee, the Certificate Administrator, the Operating Advisor and, during any CCR Control Period and any CCR Consultation Period, the Controlling Class Representative. No resignation by the Servicer or the Special Servicer, as applicable, under this Agreement shall become effective until the Trustee or another successor Servicer or Special Servicer, as applicable, shall have assumed the responsibilities and obligations of the Servicer or the Special Servicer, as applicable, under this Agreement in accordance with Section 7.2; provided that, during any CCR Control Period, the Controlling Class Representative may appoint a successor special servicer in accordance with the Section 7.1(d).

(c)               Notwithstanding the foregoing, the Special Servicer may not be a Borrower Restricted Party with respect to the Mortgage Loan. If the Special Servicer is or becomes a Borrower Restricted Party with respect to the Mortgage Loan, the Special Servicer shall immediately notify the Depositor, the Servicer, the Trustee, the Certificate Administrator, each applicable Consenting Party and each applicable Consulting Party of such disqualification and the

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Special Servicer shall resign from its obligations and duties hereby imposed on it. No resignation by the Special Servicer under this Section 6.4(c) shall become effective until the Trustee or another successor Special Servicer shall have assumed the responsibilities and obligations of the Special Servicer under this Agreement in accordance with Section 7.2; provided that, a Consenting Party (as long as it is not a Borrower Restricted Party) may appoint a successor Special Servicer that is a Qualified Replacement Special Servicer in accordance with Section 7.1(d).

6.5              Policies and Procedures. Each of the Servicer and the Special Servicer shall be required to maintain reasonable policies and procedures, taking into account the nature of its respective business, to ensure that divisions and individuals of the Servicer or the Special Servicer, as applicable, making Investment Decisions (such divisions and individuals, “Investment Personnel”) shall not obtain Confidential Information from the divisions and individuals of the Servicer or the Special Servicer, as applicable, who are involved in the performance of the duties of the Servicer or the Special Servicer, as applicable, (such divisions and individuals, “Servicing Personnel”), under this Agreement, and the Servicing Personnel shall not obtain information regarding investments from Investment Personnel. Each of the Servicer and the Special Servicer shall represent that policies and procedures restricting the flow of information exist, and shall be maintained by it, between its Investment Personnel, on the one hand, and its Servicing Personnel, on the other, and that such barriers operate in both directions so as to include (a) a barrier against the disclosure of Confidential Information from such Servicing Personnel to such Investment Personnel and (b) policies and procedures against the disclosure of information regarding investments from Investment Personnel to Servicing Personnel. The senior management each of the Servicer and the Special Servicer, as applicable, and/or its affiliate (consisting of the person who heads CMBS servicing at it and management personnel of it and/or its affiliates who report (directly or indirectly) to such person) who have obtained Confidential Information in the course of their exercise of general managerial responsibilities may not participate in or use that information to influence Investment Decisions, nor may they pass that information to others for use in such activities; nor may such senior management personnel who have obtained information regarding investments in the course of their exercise of general managerial responsibilities use that information to influence servicing decisions or strategies or otherwise affect the manner in which the Servicer and the Special Servicer, as applicable, performs its servicing duties. Each of the Servicer and the Special Servicer, as applicable, shall be required to maintain procedures that are designed to result in compliance with such policies. Notwithstanding anything herein to the contrary, the delivery or provision by the Servicer or the Special Servicer of information or reports as required by, and in accordance with, this Agreement shall not constitute a violation or default of this Section 6.5.

The Servicer and the Special Servicer shall afford the Trustee (on behalf of the Certificateholders), and the Depositor, upon reasonable notice, during normal business hours reasonable access to all non-confidential, non-proprietary records, including those in electronic form, documentation, records or any other information regarding the Mortgage Loan that are in its possession or control hereunder and access to its officers responsible therefor. The Depositor shall not have any responsibility or liability for any action or failure to act by the Servicer or the Special Servicer and is not obligated to supervise the performance of the Servicer and the Special Servicer under this Agreement or otherwise.

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6.6              Indemnification by the Servicer, the Special Servicer, the Operating Advisor and the Depositor. (a) Each of the Servicer, the Special Servicer, the Operating Advisor and the Depositor, severally and not jointly, shall indemnify and hold harmless the Trust from and against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable legal fees and expenses and related costs, judgments and other costs and expenses incurred by the Trust that arise out of or are based upon (i) a breach of any material representation or warranty by the Servicer, the Special Servicer, the Operating Advisor or the Depositor, as applicable, or any breach by the Servicer, the Special Servicer, the Operating Advisor or the Depositor, as the case may be, of its obligations to the Trust or the Certificateholders under this Agreement (other than delays or failures in performance resulting from acts beyond its control, including, but not limited to acts of God, strikes, lockouts, riots and acts of war) or (ii) negligence, bad faith, fraud or willful misconduct on the part of the Servicer, the Special Servicer, the Operating Advisor or the Depositor, as the case may be, in the performance of such obligations or its negligent disregard of its obligations and duties under this Agreement.

(b)               Each of the Servicer, the Special Servicer, the Operating Advisor and the Depositor (each, in such indemnifying capacity and for purposes of this Section 6.6(b), an “Indemnifying Party”) agrees severally and not jointly to indemnify the Trust, the Companion Loan Holders and each of (other than itself) the Depositor, the Servicer, the Special Servicer, the Operating Advisor, the Trustee, the Certificate Administrator and any director, officer, employee or agent or Controlling Person of (other than itself) the Depositor, the Servicer, the Special Servicer, the Trustee and the Certificate Administrator (each, in such indemnified capacity and for purposes of this Section 6.6(b), an “Indemnified Party”), and hold them harmless against any and all claims, losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments or other costs and expenses (including reasonable attorneys’ fees incurred in connection with any legal action related to such Indemnifying Party’s negligence, bad faith or willful misconduct) that the applicable Indemnified Party, may sustain arising from or as a result of the negligence, bad faith or willful misconduct in the performance of duties hereunder or by reason of negligent disregard of obligations and duties hereunder by such Indemnifying Party other than any claims, losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments or other costs and expenses incurred by reason of negligence, bad faith or willful misconduct in the performance of any of such Indemnified Party’s duties hereunder or by reason of negligent disregard of such obligations and duties hereunder. Such indemnification obligation shall survive the termination or resignation of the Indemnifying Party hereunder and the termination of this Agreement. Except as provided in the following sentence (as it may apply to any payments made hereunder to the Trust), the Indemnifying Party shall not be entitled to reimbursement from the Trust for any payment made by the Indemnifying Party pursuant to this Section 6.6(b); provided, however, that nothing in this Section 6.6(b) shall deprive the Depositor, the Servicer, the Special Servicer or the Operating Advisor of any limitation on its liability or right to indemnification from the Trust provided to such party as and to the extent provided by Section 6.3. Any expenses incurred or indemnification payments made by the Indemnifying Party shall be reimbursed by the party so paid or which received the benefit of such payment, if a court of competent jurisdiction makes a final, non-appealable judgment that the Indemnifying Party was not culpable or was found not to have acted with negligence, bad faith or willful misconduct in connection with the conduct in question.

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7.                  SERVICER TERMINATION EVENTS; TERMINATION OF SPECIAL SERVICER WITHOUT CAUSE; TRUSTEE AS MAKER OF ADVANCES

7.1              Servicer Termination Events; Special Servicer Termination Events.(a) “Servicer Termination Event,” or “Special Servicer Termination Event” wherever used herein with respect to the Servicer or the Special Servicer, as the case may be, means any one of the following events whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(i)                any failure by the Servicer or the Special Servicer, as applicable, to remit any payment required to be made or remitted by it (other than Advances described under clause (ii) below) when required to be remitted under the terms of this Agreement unless cured by 11:00 a.m. (New York time) on the first (1st) Business Day following the date on which such remittance was required to be made;

(ii)               any failure of the Servicer (a) to make any Monthly Interest Payment Advance required to be made pursuant to this Agreement on or prior to the applicable Remittance Date that is not cured by 11:00 a.m. (New York time) on the related Distribution Date, (b) to make any Administrative Advance required to be made pursuant to this Agreement on or prior to the applicable Remittance Date that is not cured by 11:00 a.m. (New York time) on the related Distribution Date, or (c) to make any Property Protection Advance required to be made pursuant to this Agreement when the same is due and such failure continues unremedied for ten (10) Business Days (or such shorter period (not less than one (1) Business Day) as would prevent a lapse in insurance or a delinquent payment of real estate taxes or ground rents) following the date on which the Servicer receives notice thereof;

(iii)              any failure by the Servicer or the Special Servicer, as applicable, to observe or perform in any material respect any other of its covenants or agreements or the material breach of its representations or warranties under this Agreement, which failure shall continue unremedied for a period of 30 days after the date on which written notice of such failure shall have been given to the Servicer or the Special Servicer, as applicable, by the Trustee or to the Servicer or the Special Servicer, as applicable, and Trustee by the Holders of Regular Certificates having greater than 25% of the Voting Rights of all then outstanding Regular Certificates or, if affected thereby, by any Companion Loan Holder; provided, however, that with respect to any such failure that is not curable within such 30-day period, the Servicer or the Special Servicer, as applicable, shall have an additional cure period of 30 days to effect such cure so long as the Servicer or the Special Servicer, as applicable, has commenced to cure such failure within the initial 30-day period and has provided the Trustee with an Officer’s Certificate certifying that it has diligently pursued, and is continuing to diligently pursue, such cure;

(iv)             a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or

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similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer or the Special Servicer, as applicable, and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; provided, however, with respect to any such decree or order that cannot be discharged, dismissed or stayed within such 60 day period, the Servicer or the Special Servicer, as applicable, shall have an additional period of 30 days to effect such discharge, dismissal or stay so long as it has commenced proceedings to have such decree or order dismissed, discharged or stayed within the initial 60 day period and has diligently pursued, and is continuing to pursue, such discharge, dismissal or stay;

(v)               the Servicer or the Special Servicer, as applicable, shall consent to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the Servicer or the Special Servicer or of or relating to all or substantially all of its property;

(vi)              the Servicer or the Special Servicer, as applicable, shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations;

(vii)            Moody’s has (A) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of Certificates, or (B) placed one or more Classes of Certificates on “watch status” in contemplation of a rating downgrade or withdrawal and, in the case of either of clauses (A) or (B), publicly cited servicing concerns with the Servicer or the Special Servicer, as applicable, as the sole or material factor in such rating action (and such qualification, downgrade, withdrawal or “watch status” placement has not been withdrawn by Moody’s within 60 days of such event);

(viii)           (A) the Servicer or the Special Servicer, as applicable, has its current ranking by DBRS Morningstar as a commercial mortgage servicer or special servicer, as applicable, lowered below “MOR CS3” (if ranked by DBRS Morningstar), or (B) DBRS Morningstar has (1) qualified, downgraded or withdrawn its rating of any Class of Certificates, or (2) placed any Class of Certificates on “watch status” in contemplation of a rating downgrade or withdrawal and, in the case of either of clauses (B)(1) or (B)(2), publicly cited servicing concerns with the Servicer or the Special Servicer, as the case may be, as the sole or a material factor in such rating action(and such qualification, downgrade, withdrawal or “watch status” placement has not been withdrawn by DBRS Morningstar within 60 days);

(ix)               a Companion Loan Rating Agency has (A) qualified, downgraded or withdrawn its rating or ratings of one or more classes of Companion Loan Securities, or (B) placed one or more classes of Companion Loan Securities on “watch status” in contemplation of rating downgrade or withdrawal and, in the case of either of clauses (A) or (B), publicly citing servicing concerns with the Servicer or the Special Servicer, as applicable, as the sole or material factor in such rating action (and such qualification,

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downgrade, withdrawal or “watch status” placement has not been withdrawn by such Companion Loan Rating Agency within 60 days of such event); or

(x)               so long as any Other Securitization Trust is subject to Exchange Act reporting requirements, the Servicer or Special Servicer, as applicable, or a primary servicer, subservicer or servicing function participant (such entity, the “Sub-Servicing Entity”) retained by the Servicer or Special Servicer fails to deliver the items required to be delivered by this Agreement to enable such Other Securitization Trust to comply with its reporting obligations under the Exchange Act within the timeframe set forth for delivery in Article 13 (including any applicable notice and cure period) (and any Sub-Servicing Entity that defaults in accordance with this clause (x) will be terminated at the direction of the Depositor);

provided, however, that in the event that the Servicer is terminated solely by reason of a Servicer Termination Event described in clauses (vii) or (viii) or (ix) above, the Servicer shall, subject to the terms and provisions of Section 7.2(b), have a limited right to receive the proceeds from any cash offer for the servicing rights by a successor Servicer (net of the Trustee’s “out of pocket” expenses incurred in connection with obtaining such offer and accomplishing the servicing transfer) so long as a successor Servicer is identified within 45 days of the termination of the Servicer.

(b)               Upon the occurrence of any Servicer Termination Event or Special Servicer Termination Event, the Trustee shall upon actual knowledge by a Responsible Officer promptly notify the Certificate Administrator in writing and the Certificate Administrator shall (i) post such notice on the Certificate Administrator’s Website pursuant to Section 8.14(b), (ii) provide such notice to the 17g-5 Information Provider who shall post written notice thereof to the 17g-5 Information Provider’s Website pursuant to Section 8.14(b), (iii) provide notice to the Companion Loan Holder(s), and (iv) provide notice to the Certificateholders by mail, to the addresses set forth on the Certificate Register, unless the related Servicer Termination Event or Special Servicer Termination Event, as applicable, shall have been cured or waived. For the avoidance of doubt, (i) the occurrence of a Servicer Termination Event with respect to the Servicer shall not cause there to have occurred a Special Servicer Termination Event with respect to the Special Servicer unless the relevant event also constitutes a Special Servicer Termination Event and (ii) the occurrence of a Special Servicer Termination Event with respect to the Special Servicer shall not cause there to have occurred a Servicer Termination Event with respect to the Servicer unless the relevant event also constitutes a Servicer Termination Event. In no event will the Trustee or the Certificate Administrator be deemed to have knowledge of or be aware of any Servicer Termination Event or Special Servicer Termination Event until a Responsible Officer of the Trustee or the Certificate Administrator, as the case may be, has received written notice of, or has actual knowledge of, such Servicer Termination Event or Special Servicer Termination Event.

(c)               If a Servicer Termination Event or Special Servicer Termination Event shall occur then, and in each and every such case, so long as such Servicer Termination Event or Special Servicer Termination Event shall not have been remedied, either (i) the Trustee may or (ii) upon the written direction of Holders of Regular Certificates having at least 25% of the Voting Rights of the Regular Certificates or, if affected thereby, any Companion Loan Holder, the Trustee shall terminate all of the rights and obligations of the Servicer or the Special Servicer, as applicable,

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under this Agreement, other than rights and obligations accrued prior to such termination (including the right to receive all amounts accrued and owing to the Servicer or Special Servicer under this Agreement with respect to periods prior to the date of such termination and the right to indemnification under this Agreement), and in and to the Mortgage Loan and the proceeds thereof by notice in writing to the Servicer or the Special Servicer, as applicable; provided that, notwithstanding anything to the contrary, if a Servicer Termination Event or Special Servicer Termination Event, as applicable, under clauses (i), (ii), (iii), (ix) and/or (x) of Section 7.1(a) only has an adverse effect on a Companion Loan, the Companion Loan Holders or a rating on any Companion Loan Securities, but has no adverse effect on the Trust Loan, the Certificateholders or a rating on any of the Certificates, then (A) the Servicer or the Special Servicer, as applicable, shall not be terminated by the Trustee pursuant to clause (i) above of this sentence or upon the written direction of the Holders of Certificates pursuant to clause (ii) above of this sentence, and (B) (x) with respect to a Servicer Termination Event or Special Servicer Termination Event under clause (x) of Section 7.1(a), the related Other Depositor or (y) with respect to a Servicer Termination Event or Special Servicer Termination Event under clauses (i), (ii), (iii) and/or (ix) of Section 7.1(a), the related affected Companion Loan Holder, shall be able to require termination of the Servicer or Special Servicer, as applicable, pursuant to clause (ii) above of this sentence. Upon any termination of the Servicer or the Special Servicer, as applicable, and appointment of a successor to the Servicer or the Special Servicer, as applicable, the Trustee shall notify the Companion Loan Holder(s) and the Certificate Administrator and the Certificate Administrator shall, as soon as possible, post such notice thereof on the Certificate Administrator’s Website and provide the same to the 17g-5 Information Provider who shall post notice thereof to the 17g-5 Information Provider’s Website pursuant to Section 8.14(b), and thereafter, give written notice via email to the Servicer or Special Servicer, as applicable, the Companion Loan Holder(s), the Depositor and the Certificateholders by mail to the addresses set forth in the Certificate Registrar. Notwithstanding anything herein to the contrary, the Depositor shall have the right, but not the obligation, to notify the Trustee of any Servicer Termination Event or Special Servicer Termination Event of which the Depositor becomes aware. A Consenting Party shall have the right to appoint a successor Special Servicer that is a Qualified Replacement Special Servicer following any Special Servicer Termination Event.

(d)               Any applicable Consenting Party shall have the right to direct the Trustee to terminate the Special Servicer (subject to such terminated Special Servicer’s rights to indemnification, payment of outstanding fees, and other rights set forth in this Agreement which survive termination), upon at least ten (10) Business Days’ prior notice, with or without cause, and such Consenting Party shall have the right to, and shall, appoint a successor Special Servicer that is a Qualified Replacement Special Servicer who shall execute and deliver to the other parties hereto an agreement, in form and substance reasonably satisfactory to the Trustee, whereby the successor Special Servicer agrees to assume and perform punctually the duties of the Special Servicer specified in this Agreement; provided that, prior to the termination of the existing Special Servicer, such Consenting Party (A) shall have obtained (at no expense to the Trust) a Rating Agency Confirmation from each Rating Agency as to the proposed successor Special Servicer prior to the termination of the existing Special Servicer and delivered it to the Trustee and provided notice to the Servicer (including the full new contact information) and (B) shall (at no expense to the Trust or any related Other Securitization Trust) have obtained and delivered to the certificate administrator (if any) and the trustee for each Other Securitization Trust (with a copy to the Certificate Administrator and the Trustee) a Companion Loan Rating Agency Confirmation with

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respect to the proposed successor Special Servicer. The Special Servicer shall not be terminated pursuant to this paragraph until a successor Special Servicer that is a Qualified Replacement Special Servicer shall have been appointed. The applicable Consenting Party shall pay any costs and expenses incurred by the Trust in connection with the removal and appointment of a Special Servicer pursuant to this paragraph (unless such removal is based on any of the events or circumstances set forth in Section 7.1(a)). During any CCR Consultation Period and any CCR Consultation Termination Period, upon (i) the written direction of Holders of Principal Balance Certificates evidencing not less than 25% of the Voting Rights of the Principal Balance Certificates requesting a vote to terminate and replace the Special Servicer with a proposed successor Special Servicer that is a Qualified Replacement Special Servicer, (ii) payment by such Holders to the Certificate Administrator of the reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote, (iii) delivery by such holders to the certificate administrator (if any) and the trustee for each Other Securitization Trust (with a copy to the Certificate Administrator and the Trustee) of a Companion Loan Rating Agency Confirmation with respect to the appointment of such new special servicer (which Companion Loan Rating Agency Confirmation shall be obtained at the expense of such holders) and (iv) delivery by such Certificateholders to the Certificate Administrator and the Trustee of a Rating Agency Confirmation from each Rating Agency with respect to the appointment of such new special servicer (which confirmation shall be obtained at the expense of such holders), the Certificate Administrator shall promptly provide written notice thereof to all Certificateholders by posting such notice on the Certificate Administrator’s Website pursuant to Section 8.14(b) and by mailing at their addresses appearing in the Certificate Register. Upon (x) the affirmative vote to so terminate and replace the Special Servicer on the part of the Holders of Principal Balance Certificates evidencing (i) at least 51% of the Voting Rights allocable to the applicable Certificateholder Quorum or (ii) more than 50% of the Voting Rights allocable to the Non-Reduced Certificates, and (y) satisfaction of the conditions set forth in clauses (iii) and (iv) of the immediately preceding sentence, the Certificate Administrator shall notify the Trustee and the Trustee shall terminate all of the rights and obligations of the Special Servicer under this Agreement and appoint the successor Special Servicer designated by such Certificateholders (subject to such terminated Special Servicer’s rights to indemnification, payment of outstanding fees, reimbursement of Advances (and Advance Interest) and other rights set forth in this Agreement which survive termination); provided, that if such affirmative vote is not achieved within 180 days of the initial request for a vote to terminate and replace the Special Servicer, then such written direction shall have no force and effect. The Certificate Administrator shall notify the Servicer via email of any such replacement Special Servicer (including the contact information for such successor to the extent the Certificate Administrator has received such information). The provisions set forth in the foregoing sentences of this paragraph shall be binding upon and inure to the benefit of solely the Certificateholders and the Trustee as between each other. The Special Servicer shall not have any cause of action based upon or arising from any breach or alleged breach of such provisions. As between the Special Servicer, on the one hand, and the Certificateholders, on the other, the Certificateholders shall be entitled in their sole discretion to vote for the termination or not vote for the termination of the Special Servicer. The Holders of the Certificates that initiated the vote to replace the Special Servicer shall pay the costs and expenses incurred in connection with the removal and replacement of the Special Servicer pursuant to this paragraph. The Certificate Administrator shall include on each Distribution Date Statement a statement that each Certificateholder may access such notices on the Certificate Administrator’s Website and that

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each Certificateholder may register to receive email notifications when such notices are posted thereon.

(e)               If at any time the Operating Advisor determines, in its sole discretion exercised in good faith, that (i) the Special Servicer has failed to comply with Accepted Servicing Practices, and (ii) a replacement of the Special Servicer would be in the best interest of the Certificateholders as a collective whole, then the Operating Advisor shall deliver to the Trustee and the Certificate Administrator, with a copy to the Special Servicer, a written report in the form of Exhibit Q attached hereto (which form may be modified or supplemented from time to time to cure any ambiguity or error or to incorporate any additional information, subject to compliance of such form with the terms and provisions of this Agreement; provided, further, that in no event shall the information or any other content included in such written report contravene any provision of this Agreement) detailing the reasons supporting its position (along with relevant information justifying its recommendation) and recommending a suggested replacement special servicer (which shall be a Qualified Replacement Special Servicer). In such event, the Certificate Administrator shall promptly post a copy of such recommendation on the Certificate Administrator’s Website and by mail send notice of such recommendation to all Certificateholders, asking them to vote whether they wish to remove the Special Servicer. Upon (i) the affirmative vote of the Holders of Principal Balance Certificates evidencing at least a majority of the Voting Rights allocable to the applicable Certificateholder Quorum (provided that Holders representing the applicable Certificateholder Quorum vote on the matter within 180 days of the initial request for a vote (which, for the avoidance of doubt, is the date on the which the aforementioned notice was mailed to the Certificateholders)) and (ii) following satisfaction of the immediately preceding clause (i), receipt by the Certificate Administrator of Rating Agency Confirmation from each Rating Agency with respect to the termination of the Special Servicer and the appointment of a successor special servicer recommended by the Operating Advisor, the Trustee shall (1) terminate all of the rights and obligations of the Special Servicer under this Agreement and appoint such recommended successor Special Servicer (subject to such terminated Special Servicer’s rights to indemnification, payment of outstanding fees, reimbursement of Advances (and Advance Interest) and other rights set forth in this Agreement which survive termination) and (2) promptly notify such outgoing Special Servicer of the effective date of such termination. The reasonable out of pocket costs and expenses of the Certificate Administrator (including reasonable legal fees and expenses of outside counsel) associated with obtaining such Rating Agency Confirmations and administering such vote shall be a Trust Fund Expense. If such affirmative vote of the Holders of the required Certificates contemplated by clause (i) of the second preceding sentence is not achieved within 180 days of the initial request for such vote (which, for the avoidance of doubt, is the date on the which the aforementioned notice was mailed to the Certificateholders), then the Trustee shall have no obligation to remove the Special Servicer and such recommendation shall lapse and have no force or effect. Prior to the appointment of any replacement special servicer, such replacement special servicer shall have agreed to succeed to the obligations of the Special Servicer under this Agreement and to act as the Special Servicer’s successor hereunder. If the Special Servicer is terminated pursuant to this Section 7.1(e), then (notwithstanding anything herein to the contrary) the terminated party may not subsequently be re-appointed as the Special Servicer hereunder pursuant to any other subsection of this Section 7.1 or any other section of this Agreement.

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(f)                In the event that the Servicer or the Special Servicer is terminated pursuant to this Section 7.1, the Trustee (the “Terminating Party”) shall, by notice in writing to the Servicer or the Special Servicer, as the case may be (the “Terminated Party”) (with a copy to the Borrower Parties), terminate all of its rights and obligations under this Agreement and in and to the Mortgage Loan and the proceeds thereof, other than any rights the Terminated Party may have hereunder as a Certificateholder and any rights or obligations that accrued prior to the date of such termination (including the right to receive all amounts accrued or owing to it under this Agreement with respect to periods prior to the date of such termination and the right to the benefits of Section 6.3 notwithstanding any such termination). On or after the receipt by the Terminated Party of such written notice, subject to the foregoing, all of its authority and power under this Agreement, whether with respect to the Certificates (except that the Terminated Party shall retain its rights as a Certificateholder in the event and to the extent that it is a Certificateholder) or the Mortgage Loan or otherwise, shall pass to and be vested in the Terminating Party pursuant to and under this Section 7.1 (absent the appointment of an alternative successor, and such successor’s assumption of obligations hereunder, including, without limitation, in the case of the Special Servicer, a successor designated by the Controlling Class Representative during any CCR Control Period) and, without limitation, the Terminating Party is hereby authorized and empowered to execute and deliver, on behalf of and at the expense of the Terminated Party, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loan and related documents, or otherwise. The Servicer and the Special Servicer, as applicable, each agrees that, in the event it is terminated pursuant to this Section 7.1, or resigns under Section 6.4(b), to promptly (and in any event no later than ten (10) Business Days subsequent to such notice) provide, at its own expense, the Terminating Party (which term shall include for the purposes of the remainder of this Section 7.1(f), the Trustee (or a successor Servicer or Special Servicer) in connection with a resignation of the Servicer or the Special Servicer under Section 6.4(b)) with all documents and records in its possession or under its control relating to the Mortgage Loan or any Property necessary or appropriate to enable the Terminating Party to assume its functions hereunder, and to cooperate with the Terminating Party and the successor to its responsibilities hereunder in effecting the termination of its responsibilities and rights hereunder, including, without limitation, the transfer to the successor Servicer or Special Servicer, as applicable, or the Terminating Party, as applicable, for administration by it of all cash amounts which shall at the time be or should have been credited by the Terminated Party (which term shall include, for the purposes of the remainder of this Section 7.1(f), the resigning party in connection with a resignation of the Servicer or the Special Servicer under Section 6.4(b)) to the Collection Account, any Foreclosed Property Account or shall thereafter be received with respect to the Mortgage Loan, and shall promptly provide the Terminating Party or such successor Servicer or Special Servicer, as applicable (which may include the Trustee), as applicable, all documents and records reasonably requested by it, such documents and records to be provided in such form as the Terminating Party or such successor Servicer or the Special Servicer, as applicable, shall reasonably request (including electronic form), to enable it to assume the function of the Servicer or the Special Servicer, as applicable, hereunder. All reasonable costs and expenses of the Terminating Party or the successor Servicer or Special Servicer, as applicable, incurred in connection with transferring the Mortgage Loan File to the Terminating Party or to the successor Servicer or Special Servicer, as applicable, and amending this Agreement to reflect such succession pursuant to this Section 7.1 shall be paid by

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the Terminated Party upon presentation of reasonable documentation of such costs and expenses. If the Terminated Party has not reimbursed the Terminating Party or such successor Servicer or Special Servicer, as applicable, for such expenses within 90 days after the presentation of reasonable documentation, such expense shall be reimbursed by the Trust pursuant to Section 3.4(c); provided that the Terminated Party shall not thereby be relieved of its liability for such expenses. Notwithstanding the foregoing, in the event that the Special Servicer is terminated without cause pursuant to Section 7.1(d), all costs and expenses incurred or payable by the terminated Special Servicer under this Section 7.1 shall be paid by the Controlling Class Representative or the Holders, as applicable, requesting such termination.

7.2              Trustee to Act; Appointment of Successor. (a) On and after the time the Servicer or the Special Servicer, as the case may be, receives a notice of termination pursuant to Section 7.1, or resigns pursuant to Section 6.4(b), the Terminating Party (which term shall include, for the purposes of the remainder of this Section 7.2, the Trustee (or a successor Servicer or Special Servicer including a successor appointed under Section  6.4(a)) in connection with a resignation of the Servicer or the Special Servicer under Section 6.4(b)) shall, unless prohibited by-law, be the successor to the Terminated Party (which term shall include, for the purposes of the remainder of this Section 7.2, the resigning party in connection with a resignation of the Servicer or the Special Servicer under Section 6.4(b)) in all respects under this Agreement and the transactions set forth or provided for herein and, except as provided herein, shall be subject to all the responsibilities, duties, limitations on liability and liabilities relating thereto and arising thereafter placed on the Terminated Party by the terms and provisions hereof; provided, however, that (i) neither the Trustee nor the Terminating Party (or any successor Servicer or Special Servicer, as the case may be) shall have responsibilities, duties, liabilities or obligations with respect to any act or omission of the Terminated Party and (ii) any failure to perform, or delay in performing, such duties or responsibilities caused by the Terminated Party’s failure to provide, or delay in providing, records, tapes, disks, information or monies or failure to cooperate as required by this Agreement shall not be considered a default by the Terminating Party or such successor hereunder. The Trustee, as successor Servicer, and any other successor Servicer or Special Servicer, as the case may be, shall be indemnified to the full extent provided to the Servicer or Special Servicer, as applicable, under this Agreement prior to the Servicer’s or the Special Servicer’s termination. The appointment of a successor Servicer or Special Servicer, as the case may be, shall not affect any liability of the Terminated Party that may have arisen prior to its termination as such. The Terminating Party shall not be liable for any of the representations and warranties of the Terminated Party herein or in any related document or agreement, for any acts or omissions of the Terminated Party or for any losses incurred in respect of any Permitted Investment by the Terminated Party nor shall the Terminating Party or any successor Servicer or Special Servicer be required to purchase the Mortgage Loan hereunder. None of the Trustee, the Terminating Party, the successor Servicer or the Special Servicer shall have any responsibility nor shall any of them be in default hereunder or incur any liability for any failure, error, malfunction or any delay in carrying out any of its duties under this Agreement if any such failure or delay results from the Trustee, the Terminating Party, successor Servicer or successor Special Servicer acting in accordance with information prepared or supplied by any other Person or the failure of any such Person to prepare or provide such information. None of the Trustee, the Terminating Party, the successor Servicer or the successor Special Servicer shall have any responsibility, shall be in default or shall incur any liability (i) for any failure to act by any third party, including the predecessor Servicer, the predecessor Special Servicer, the current Servicer or Special Servicer (if the successor is not succeeding to such

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capacities), the Depositor or the Trustee or for any inaccuracy or omission in a notice or communication received by the successor from any third party or (ii) which is due to or results from the invalidity, unenforceability of the Mortgage Loan, Mortgage Loan Agreement or any other agreement under applicable law; provided that nothing herein shall in any way diminish the duty of the Terminated Party to perform its obligations under Section 7.1(f). As compensation therefor, the Terminating Party as successor Servicer or Special Servicer, as the case may be, shall be entitled to all compensation with respect to the Mortgage Loan to which the Terminated Party would have been entitled that accrues after the date of the Terminating Party’s succession to which the Terminated Party would have been entitled if it had continued to act hereunder and, in the case of a successor Special Servicer, the Special Servicing Fee. Notwithstanding the above, the Trustee may, if it shall be unwilling to so act, or shall, if it is unable to so act, or if the Holders of Regular Certificates having greater than 25% of the aggregate Voting Rights of all then outstanding Regular Certificates so request in writing to the Trustee, or the Trustee is not approved by the Rating Agencies as a Servicer or Special Servicer, as the case may be, as evidenced by a Rating Agency Confirmation, or if the Rating Agencies do not provide written confirmation that the succession of the Trustee as Servicer or Special Servicer, as the case may be, shall not cause a downgrade, qualification or withdrawal of the then current ratings of the Certificates, promptly appoint, or petition a court of competent jurisdiction to appoint, any established loan servicing institution reasonably satisfactory to the Trustee the appointment for which a Rating Agency Confirmation is obtained, as the successor to the Servicer or the Special Servicer, as applicable, hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer or the Special Servicer, as applicable, hereunder. No appointment of a successor to a Terminated Party hereunder shall be effective until the assumption by such successor of all the Terminated Party’s responsibilities, duties and liabilities hereunder. Pending appointment of a successor to a Terminated Party hereunder, unless the Trustee shall be prohibited by-law from so acting, the Trustee shall act in the applicable capacity as herein above provided, notwithstanding, in the case of the Trustee acting as successor Servicer, any eligibility requirements for a Servicer as set forth in this Agreement. Any appointment or succession by the Trustee to the rights and obligations of the Special Servicer hereunder shall be subject to the Controlling Class Representative’s right to replace the Special Servicer during any CCR Control Period. In connection with such appointment and assumption described herein, the Trustee may make such arrangements for the compensation of such successor out of payments on the Mortgage Loan as it and such successor shall agree; provided, however, no such compensation shall be in excess of that permitted the Terminated Party hereunder, except that if no successor to the Terminated Party can be obtained to perform the obligations of such Terminated Party hereunder, additional amounts shall be paid to such successor and such amounts in excess of that permitted the Terminated Party shall be paid pursuant to Section 3.4(c). The Depositor, the Trustee, the Servicer (as applicable), the Special Servicer (as applicable) and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

(b)               Notwithstanding Section 7.1(b) of this Agreement, if a Servicer receives a notice of termination solely due to a Servicer Termination Event under Section 7.1(a)(vii), Section 7.1(a)(viii) or Section 7.1(a)(ix) and the terminated Servicer provides the Trustee with the appropriate “request for proposal” materials within five (5) Business Days after such termination, then such Servicer shall continue to serve as Servicer, if requested to do so by the Trustee, and the Trustee shall promptly thereafter (using such “request for proposal” materials provided by the terminated Servicer) solicit good faith bids for the rights to be the successor Servicer under this

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Agreement from at least three (3) Persons qualified to act as successor Servicer hereunder in accordance with Section 6.4 and this Section 7.2 for which the Trustee has received a Rating Agency Confirmation (any such Person so qualified, a “Qualified Bidder”) or, if three (3) Qualified Bidders cannot be located, then from as many Persons as the Trustee can determine are Qualified Bidders; provided, however, that (i) at the Trustee’s request, the terminated Servicer shall supply the Trustee with the names of Persons from whom to solicit such bids; and (ii) the Trustee shall not be responsible if less than three (3) or no Qualified Bidders submit bids for the right to be the successor Servicer under this Agreement. The Trustee shall have no obligation and shall have no liability or responsibility for the information in the bid materials. The bid proposal shall require any Successful Bidder (as defined below), as a condition of such bid, to enter into this Agreement as successor Servicer with respect to the Mortgage Loan, and to agree to be bound by the terms hereof, within 45 days after the receipt by the terminated Servicer of a notice of termination. The Trustee shall solicit bids (i) on the basis of such successor Servicer entering into a Sub-Servicing Agreement with the terminated Servicer to service the Mortgage Loan at a sub-servicing fee rate per annum equal to the Retained Servicing Fee Rate (each, a “Servicing-Retained Bid”) and (ii) on the basis of having no obligation to enter into a Sub-Servicing Agreement with the terminated Servicer (each, a “Servicing-Released Bid”). The Trustee shall select the Qualified Bidder with the highest cash Servicing-Retained Bid (or, if none, the highest cash Servicing Released Bid) (the “Successful Bidder”) to act as successor Servicer hereunder. The Successful Bidder shall enter into this Agreement as successor Servicer pursuant to the terms hereof (and, if the successful bid was a Servicing-Retained Bid, to enter into a Sub-Servicing Agreement with the terminated Servicer as contemplated above), no later than 45 days after the termination of the terminated Servicer. Upon the assignment and acceptance of the servicing rights hereunder to and by the Successful Bidder, and upon the payment of the proceeds by the Successful Bidder to the Certificate Administrator, the Certificate Administrator shall remit or cause to be remitted to the terminated Servicer the amount of such cash bid received from the Successful Bidder (net of “out of pocket” expenses incurred in connection with obtaining such bid and transferring servicing).

(c)               In order to induce a party other than itself or one of its Affiliates to submit a Servicing-Retained Bid, the Trustee may reduce the fee paid to a sub-servicer pursuant to Section 7.2(b) above to the extent reasonably necessary to appoint a successor other than itself or an Affiliate.

7.3               Notification to Certificateholders, the Depositor and the Rating Agencies.

(a)               Upon any termination of the Servicer or the Special Servicer, as the case may be, pursuant to Section 7.1 or appointment of a successor to the Servicer or Special Servicer, as the case may be, the Certificate Administrator shall, as soon as practicable, give written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register, the Depositor and the Rating Agencies.

(b)               Within thirty (30) days after the occurrence of any Servicer Termination Event or Special Servicer Termination Event of which a Responsible Officer of the Certificate Administrator has actual knowledge, the Certificate Administrator shall transmit to the Depositor, to the 17g-5 Information Provider (who shall post such notice on the 17g-5 Information Provider’s Website) (in electronic form reasonably acceptable to the 17g-5 Information Provider) and, by mail, to all Certificateholders, notice of such Servicer Termination Event or Special Servicer

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Termination Event, as the case may be, unless the Certificate Administrator shall have received notice that such Servicer Termination Event or Special Servicer Termination Event shall have been cured or waived.

7.4              Other Remedies of Trustee. During the continuance of any Servicer Termination Event or Special Servicer Termination Event, as the case may be, or so long as such Servicer Termination Event or Special Servicer Termination Event shall not have been remedied, the Trustee, in addition to the rights specified in Section 7.1, shall have the right, in its own name as trustee of an express trust, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Certificateholders and the Companion Loan Holder(s) (including the institution and prosecution of all judicial, administrative and other proceedings and the filing of proofs of claim and debt in connection therewith). In such event, the legal fees, expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust, and the Trustee shall be entitled to be reimbursed therefor pursuant to Section 3.4(c) from the Collection Account. Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Servicer Termination Event or Special Servicer Termination Event.

7.5              Waiver of Past Servicer Termination Events and Special Servicer Termination Events. The Holders of Certificates evidencing not less than 66 and 2/3% of the Voting Rights of all then outstanding Certificates (and, if affected by the related default, the Companion Loan Holder(s)) may, on behalf of all Certificateholders (and the Companion Loan Holder(s)) and upon adequate indemnification of the Trustee by the requesting Holders of Certificates, waive any default by the Servicer or the Special Servicer in the performance of its obligations hereunder and its consequences, except a default in making any required deposits (including Monthly Interest Payment Advances) to or payments from the Collection Account, the Distribution Account or any Foreclosed Property Account or in remitting payments as received, in each case in accordance with this Agreement. Upon any such waiver of a past default, such default shall cease to exist, and the related Servicer Termination Event or Special Servicer Termination Event arising therefrom shall be deemed to have been remedied for every purpose under this Agreement. No such waiver shall extend to any subsequent or other default or impair any right related thereto.

7.6              Trustee as Maker of Advances. In the event that the Servicer fails to fulfill its obligations hereunder to make any Advances, the Trustee shall, subject to the provisions of Section 3.23 of this Agreement, perform such obligations (w) within five (5) Business Days (or such shorter period (but not less than one Business Day) as may be required, if applicable, to avoid any lapse in insurance coverage required under the Mortgage Loan Documents or this Agreement with respect to the Property or to avoid any foreclosure or similar action with respect to the Property by reason of failure to pay real estate taxes, assessments, ground rents or governmental charges) of a Responsible Officer of the Trustee obtaining knowledge of such failure by the Servicer with respect to Property Protection Advances and Administrative Advances and (x) by 12:00 noon (New York time) on the related Distribution Date with respect to Monthly Interest Payment Advances. With respect to any such Advance made by the Trustee, the Trustee shall

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succeed to all of the Servicer’s rights with respect to Advances hereunder, including, without limitation, the rights of reimbursement and interest on each Advance at the Advance Interest Rate, and rights to determine that a proposed Advance is a Nonrecoverable Advance (without regard to any impairment of any such rights of reimbursement caused by such Servicer’s default in its obligations hereunder and further subject to the Trustee’s standard of good faith judgment); provided, however, if Advances made by the Trustee and the Servicer shall at any time be outstanding, or any interest on any Advance shall be accrued and unpaid, all amounts available to repay such Advances and the interest thereon hereunder shall be applied entirely to the Advances outstanding to the Trustee until such Advances shall have been repaid in full, together with all interest accrued thereon, prior to reimbursement of the Servicer for such Advances and interest accrued thereon. The Trustee shall be entitled to conclusively rely on any notice given by the Servicer with respect to a Nonrecoverable Advance hereunder.

8.                  THE TRUSTEE AND THE CERTIFICATE ADMINISTRATOR

8.1               Duties of the Trustee and the Certificate Administrator. (a) The Trustee, prior to the occurrence of a Servicer Termination Event or Special Servicer Termination Event, as the case may be, and after the curing or waiver of any Servicer Termination Event or Special Servicer Termination Event, as the case may be, that may have occurred, undertakes with respect to the Trust to perform such duties and only such duties as are specifically set forth in this Agreement. None of the Depositor, the Servicer, the Special Servicer or the Operating Advisor shall be obligated to monitor or supervise the performance by the Trustee or the Certificate Administrator of its duties hereunder. In case a Servicer Termination Event or a Special Servicer Termination Event, as the case may be, has occurred (which has not been cured or waived), the Trustee, subject to the provisions of Sections 7.2 and 7.4, shall exercise such of the rights and powers vested in it by this Agreement, and shall use the same degree of care and skill in such exercise, as a prudent institution would exercise or use under the circumstances in the conduct of such institution’s own affairs. Any permissive right of the Trustee set forth in this Agreement shall not be construed as a duty, and the Trustee shall not be answerable for other than the negligence, bad faith, fraud or willful misconduct on the part of the Trustee in the exercise of such right. The Certificate Administrator undertakes to perform at all times such duties and only such duties as are specifically set forth in this Agreement and no permissive right of the Certificate Administrator shall be construed as a duty and the Certificate Administrator shall not be answerable for other than the negligence, bad faith, fraud or willful misconduct on the part of the Certificate Administrator in the exercise of such right. The Trustee (or the Servicer or the Special Servicer on its behalf) shall have the power to exercise all the rights of a holder of the Mortgage Loan on behalf of the Certificateholders and the Companion Loan Holder(s), subject to the terms of the Mortgage Loan Documents; provided, however, that the Lender’s obligations under the Mortgage Loan Documents shall be exercised by the Servicer or Special Servicer, as the case may be, pursuant to this Agreement.

(b)               Subject to Sections  8.2(a) and 8.3, each of the Trustee and the Certificate Administrator, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee and the Certificate Administrator that are specifically required to be furnished pursuant to any provision of this Agreement, shall examine, or cause to be examined, such instruments to determine whether they conform on their face to the requirements of this Agreement to the extent specifically set forth herein; provided,

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however, neither the Trustee nor the Certificate Administrator shall be responsible for the legality, ownership, title, validity or enforceability of any such aforementioned document furnished by any other party hereto, and accepted by the Trustee or the Certificate Administrator, as applicable, in good faith, pursuant to this Agreement. If any such instrument is found on its face not to conform to the requirements of this Agreement in a material manner, the Trustee or the Certificate Administrator, as applicable, may take such action as it deems appropriate to have the instrument corrected, and if the instrument is not corrected to the Trustee’s or the Certificate Administrator’s, as applicable, reasonable satisfaction, the Trustee or the Certificate Administrator, as applicable, may or may not act upon same.

(c)               Subject to Section 8.3, no provision of this Agreement shall be construed to relieve the Trustee or the Certificate Administrator from liability for its own negligent action, its own negligent failure to act, its failure to perform its obligations in compliance with this Agreement, or its own willful misconduct or bad faith; provided, however:

(i)                no implied covenants or obligations shall be read into this Agreement against the Trustee or the Certificate Administrator, and each of the Trustee and the Certificate Administrator, as applicable, may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and/or the Certificate Administrator and conforming to the requirements of this Agreement which it reasonably believes in good faith to be genuine and to have been duly executed by the proper authorities respecting any matters arising hereunder;

(ii)               neither the Trustee nor the Certificate Administrator shall be liable for an error of judgment made in good faith by a Responsible Officer of the Trustee or the Certificate Administrator, as applicable, unless it shall be proved that the Trustee, the Certificate Administrator or such Responsible Officer was negligent in ascertaining the pertinent facts;

(iii)              neither the Trustee nor the Certificate Administrator shall be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with this Agreement or at the direction of Holders of Certificates evidencing, in the aggregate, not less than 25% of the Voting Rights of the Certificates, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee or the Certificate Administrator, or exercising any trust or power conferred upon the Trustee or the Certificate Administrator, under this Agreement;

(iv)              neither the Trustee nor the Certificate Administrator shall be charged with knowledge of any failure by the Servicer or the Special Servicer to comply with any of their respective obligations under this Agreement or of the occurrence of any of the events referred to in Section 7.1 or any other act or circumstance upon the occurrence of which the Trustee or the Certificate Administrator, as applicable, may be required to take action unless a Responsible Officer of the Trustee or the Certificate Administrator, as applicable, obtains actual knowledge of such failure, act or circumstance or the Trustee or the Certificate Administrator, as applicable, receives written notice of such failure from the

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Servicer, the Special Servicer, the Depositor or Holders of the Certificates evidencing, in the aggregate, not less than 25% of the Voting Rights of the Regular Certificates;

(v)               neither the Trustee nor the Certificate Administrator, as applicable, shall in any way be liable by reason of any insufficiency in the Trust Fund unless it is determined by a court of competent jurisdiction that the Trustee’s or the Certificate Administrator, as applicable, negligence, bad faith or willful misconduct was the primary cause of such insufficiency;

(vi)              neither the Trustee nor the Certificate Administrator, as applicable, shall be obligated to investigate whether any information provided to or received by the Trustee or the Certificate Administrator, as applicable, with respect to the Mortgage Loan or the Certificates is required to maintained on a confidential basis; and

(vii)            for all purposes under this Agreement, neither the Trustee nor the Certificate Administrator shall be required to take any action with respect to, or be deemed to have notice or knowledge of any Mortgage Loan Event of Default, Servicer Termination Event, Special Servicer Termination Event or Operating Advisor Termination Event, unless a Responsible Officer of the Trustee or the Certificate Administrator, as applicable, has actual knowledge thereof or shall have received written notice thereof. In the absence of receipt of such notice and such actual knowledge otherwise obtained, the Trustee or the Certificate Administrator, as applicable may conclusively assume that there is no Mortgage Loan Event of Default, Servicer Termination Event, Special Servicer Termination Event or Operating Advisor Termination Event.

(d)               None of the provisions contained in this Agreement shall in any event require the Trustee or the Certificate Administrator to (i) expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers hereunder if there are reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, or (ii) perform, or be responsible for the manner of performance of, any of the obligations of the Servicer or the Special Servicer under this Agreement, except, with respect to the Trustee, during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Servicer or the Special Servicer in accordance with the terms of this Agreement. Notwithstanding anything contained herein, neither the Trustee nor the Certificate Administrator shall be responsible and shall have liability in connection with the duties assumed by the Authenticating Agent, and the Certificate Registrar hereunder, unless the Trustee or the Certificate Administrator is acting in any such capacity hereunder; provided, further, that in any such capacity the Trustee and the Certificate Administrator shall have all of the rights, protections and indemnities provided to it as Trustee and Certificate Administrator hereunder, as applicable.

8.2              Certain Matters Affecting the Trustee and the Certificate Administrator. (a) Except as otherwise provided in Section 8.1:

(i)                each of the Trustee and the Certificate Administrator may request and rely upon and shall be protected in acting or refraining from acting upon any resolution, Officer’s Certificate, auditor’s certificate or any other certificate, statement, instrument,

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opinion, report, notice, request, consent, order, approval, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(ii)               each of the Trustee and the Certificate Administrator may consult with counsel and accountants, and any written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

(iii)              neither the Trustee nor the Certificate Administrator shall be under any obligation to exercise any of the trusts or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholder shall have offered to the Trustee or the Certificate Administrator, as applicable, security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities, including reasonable legal fees, which may be incurred therein or thereby; provided, however, that nothing contained herein shall relieve the Trustee of the obligation, upon the occurrence of a Servicer Termination Event or Special Servicer Termination Event, as the case may be (which has not been cured or waived), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs;

(iv)              neither the Trustee nor the Certificate Administrator shall be liable for any action reasonably taken, suffered or omitted by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

(v)               prior to the occurrence of a Servicer Termination Event or Special Servicer Termination Event hereunder and after the curing or waiver of such Servicer Termination Event or Special Servicer Termination Event, as applicable, that may have occurred, neither the Trustee nor the Certificate Administrator shall be bound to ascertain or inquire as to the performance or observance of any of the terms, conditions, covenants or agreements herein (except as specifically required by this Agreement) or to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by Holders of Certificates evidencing, in the aggregate, not less than 25% of the Voting Rights of the outstanding Certificates; provided, however, if the payment within a reasonable time to the Trustee or the Certificate Administrator of the costs, expenses or liabilities likely to be incurred by either party in the making of such investigation is, in the opinion of the Trustee or the Certificate Administrator, not reasonably assured to the Trustee or the Certificate Administrator by the security afforded to it by the terms of this Agreement, the Trustee or the Certificate Administrator, as applicable, may require indemnity reasonably satisfactory to it against such costs, expenses or liabilities as a condition to taking any such action. The reasonable expense of every such investigation shall be paid by the Trust pursuant to Section 3.4(c) in

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the event that such investigation relates to a Servicer Termination Event or Special Servicer Termination Event, if such an event shall have occurred and is continuing, and otherwise by the Certificateholders requesting the investigation;

(vi)              each of the Trustee and the Certificate Administrator may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys selected by it with due care but shall not be relieved of its obligations by virtue of the use of any such agent or attorney;

(vii)             no provision of this Agreement or of the Certificates shall require the Trustee or the Certificate Administrator to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or thereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it;

(viii)           the Certificate Administrator shall not be liable for any loss on any investment of funds made by it pursuant to the terms of this Agreement other than as set forth in Section 3.8 (and other than investments made with the Certificate Administrator as an obligor on such investments in its individual commercial capacity);

(ix)               neither the Trustee nor the Certificate Administrator shall be required to post any kind of bond or surety in connection with the execution and performance of its duties hereunder;

(x)               neither the Trustee nor the Certificate Administrator, as applicable, hereunder shall be personally liable hereunder by reason of any act or failure to act of any predecessor or successor Trustee or Certificate Administrator, as applicable, hereunder.

(b)               Following the Closing Date, neither the Trustee nor the Certificate Administrator shall accept any contribution of assets to the Trust Fund not specifically contemplated by this Agreement.

(c)               All rights or actions under this Agreement or under any of the Certificates, enforceable by the Trustee or the Certificate Administrator may be enforced by such party without the possession of any of the Certificates, or the production thereof at the trial or other proceeding relating thereto, and any such suit, action or proceeding instituted by the Trustee or the Certificate Administrator, as applicable, shall be brought in its name for the benefit of all the Holders of such Certificates, subject to the provisions of this Agreement.

(d)               In order to comply with the laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including, without limitation, those relating to the funding of terrorist activities and money laundering including Section 326 of the USA PATRIOT Act (“Applicable Laws”), each of the Trustee and the Certificate Administrator is required to obtain, verify, record and update certain information relating to individuals and entities which maintain a business relationship with the Trustee or the Certificate Administrator, as applicable. Accordingly, each of the parties agrees to provide to the Trustee or the Certificate Administrator, as applicable, upon its request from time to time, such identifying information and

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documentation as may be available for such party in order to enable the Trustee to comply with Applicable Laws.

8.3               Neither the Trustee nor the Certificate Administrator is Liable for Certificates or the Mortgage Loan. The recitals contained herein and in the Certificates (other than the signature and authentication of the Certificate Administrator on the Certificates) shall not be taken as the statements of the Trustee or the Certificate Administrator and the Trustee and the Certificate Administrator assume no responsibility for their correctness. The Trustee and the Certificate Administrator make no representations as to the validity or sufficiency of this Agreement (other than its execution of this Agreement), the Certificates or of the Mortgage Loan or related documents except as expressly set forth herein. Neither the Trustee nor the Certificate Administrator shall be liable for any action or failure to take any action by a Loan Seller under the related Trust Loan Purchase Agreement, including, without limitation, in connection with any failure of the Loan Seller to properly prepare each of the documents and/or instruments referred to in clauses (iii)(B), (iii)(C) and (iii)(H) of the definition of Mortgage Loan File in Section 2.1(b), and neither the Trustee nor the Certificate Administrator shall be required to take any action in connection with such action or failure of such Loan Seller (except to the extent otherwise expressly required pursuant to this Agreement). The Trustee and the Certificate Administrator shall not be liable for any action or failure of any action by the Depositor, the Servicer, the Special Servicer or the Operating Advisor hereunder. The Trustee and the Certificate Administrator shall not at any time have any responsibility or liability for or with respect to the legality, ownership, title, recordability, collectability, suitability, genuineness, validity or enforceability of any of the Mortgages or any other Collateral Security Documents or the Mortgage Loan, or the perfection, sufficiency and priority of any of the Mortgages or any other Collateral Security Documents or the maintenance of any such perfection and priority, or for or with respect to the efficacy of the Trust or its ability to generate the payments to be distributed to the Certificateholders under this Agreement, including, without limitation, the existence, condition and ownership of any Property; the existence and enforceability of any hazard insurance thereon; the validity of the assignment of the Mortgage Loan to the Trust; the performance or enforcement of the Mortgage Loan (other than with respect to the Servicer or the Special Servicer, if the Trustee shall assume the duties of the Servicer and/or the Special Servicer, respectively, pursuant to Section 7.2 and then only to the extent of the obligations of the Servicer or the Special Servicer, as applicable, hereunder); the compliance by the Depositor, the Borrower Related Parties, the Servicer and the Special Servicer with any warranty or representation made under this Agreement or in any related document or the accuracy of any such warranty or representation made under this Agreement or in any related document prior to the Trustee’s or the Certificate Administrator’s, as applicable, receipt of notice or other discovery of any noncompliance therewith or any breach thereof; any investment of monies by or at the direction of the Servicer or the Special Servicer or any loss resulting therefrom (other than investments made with the Trustee or the Certificate Administrator in its commercial capacity); the failure of the Servicer, the Special Servicer or any sub-servicer to act or perform any duties required of it hereunder; or any action by the Trustee or the Certificate Administrator taken at the direction of the Servicer or the Special Servicer (other than with respect to the Trustee, if the Trustee shall assume the duties of the Servicer or the Special Servicer); provided, however, the foregoing shall not relieve the Trustee or the Certificate Administrator of its obligation to perform its duties under this Agreement. Except with respect to a claim based on the Trustee’s or the Certificate Administrator’s, as applicable, negligent action, negligent failure to act or willful misconduct (or such other standard of care as may be provided herein with respect to any particular

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matter), no recourse shall be had for any claim based on any provisions of this Agreement, the Certificates, the Mortgages, the Properties, the Collateral Security Documents or the Mortgage Loan or assignment thereof against the Trustee or the Certificate Administrator in their individual capacity, the Trustee and the Certificate Administrator shall not have any personal obligation, liability or duty whatsoever to any Certificateholder or any other Person with respect to any such claim, and any such claim shall be asserted solely against the Trust or any indemnitor who shall furnish indemnity as provided in this Agreement. Neither the Trustee nor the Certificate Administrator shall have any responsibility for filing any financing or continuation statements in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder or to record this Agreement (unless, with respect to the Trustee, the Trustee shall have become the successor Servicer or Special Servicer). Neither the Trustee nor the Certificate Administrator shall be accountable for the use or application by the Depositor of any of the Certificates or of the proceeds of such Certificates or for the use or application of any funds paid to the Depositor in respect of the assignment of the Mortgage Loan to the Trust, or for the use or application of any funds deposited in or withdrawn from the Collection Account or any account maintained by or on behalf of the Servicer or the Special Servicer (except to the extent that the Collection Account is held by the Trustee or the Certificate Administrator in their commercial capacities), or for investment of such amounts (other than investments made with the Trustee or the Certificate Administrator in their commercial capacities).

Neither the Trustee nor the Certificate Administrator, by reason of the action or inaction of a Responsible Officer or Responsible Officers of the Trustee or the Certificate Administrator, as applicable, nor any of their respective directors, officers, employees, Affiliates or agents shall have any liability to the Trust, the Certificateholders or the Companion Loan Holder(s) for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, for actions taken or not taken at the direction of the Certificateholders or the Companion Loan Holder(s) or for errors in judgment; provided, however, this provision shall not protect the Trustee, the Certificate Administrator or any such Person against any liability which would otherwise be imposed by reason of negligence, bad faith or willful misconduct of the Trustee, the Certificate Administrator or any such Person, as applicable. Except with respect to any fidelity bond required pursuant to Section 8.6, the Trustee and the Certificate Administrator will not be required to post any kind of bond or surety in connection with the execution and performance of its duties under this Agreement. In no event will the Trustee or the Certificate Administrator, as applicable, be liable for punitive, special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee or the Certificate Administrator, as applicable, has been advised of the likelihood of such loss or damage, or be liable for any failure or delay in the performance of its obligations hereunder due to force majeure or acts of God. Subject to Section 8.12(a), the Trustee, the Certificate Administrator and any of their respective directors, officers, employees, Affiliates or Controlling Persons shall be indemnified by the Trust and the Companion Loan Holder(s) pursuant to Section 3.4(c) out of amounts on deposit in the Collection Account, to the extent provided under the Co-Lender Agreement, and held harmless against any and all claims, losses, liabilities, demands, foreclosures, damages, penalties, fines, forfeitures, legal fees, liabilities or expenses and related costs, judgments or other costs, liabilities or expenses incurred in connection with or related to the Trustee’s or the Certificate Administrator’s performance of their respective powers and duties under this Agreement (including, without limitation, performance under Section 8.1 hereof); provided, however, this provision shall not protect the Trustee, the Certificate Administrator or any such

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Person against, or provide any of them indemnification for, any liability which would otherwise be imposed by reason of negligence, bad faith or willful misconduct of the Trustee, the Certificate Administrator or any such Person. The indemnification provided hereunder shall survive the resignation or removal of the Trustee or the Certificate Administrator, as applicable, and the termination of this Agreement. Anything herein to the contrary notwithstanding, the Trustee shall be responsible for its acts or failure to act as Servicer and/or the Special Servicer during the time the Trustee is serving as such pursuant and subject to the terms of this Agreement.

Subject to the terms of this Agreement, except as otherwise provided herein,, neither the Certificate Administrator nor the Trustee will have any duty (except, with respect to the Trustee, in the capacity as a successor Servicer or successor Special Servicer) (A) to see to any recording, filing or depositing of any agreement or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing or depositing or to any re-recording, refiling or redepositing thereof, (B) to see to any insurance, and (C) to confirm or verify the contents of any reports or certificates of the Servicer or the Special Servicer delivered to the Trustee or the Certificate Administrator, as the case may be, reasonably believed by the Trustee or the Certificate Administrator, as the case may be, to be genuine and to have been signed or presented by the proper party or parties.

8.4              Trustee and Certificate Administrator May Own Certificates. The Trustee and the Certificate Administrator in their individual or any other capacity may become the owner or pledgee of Certificates with the same rights, powers, and privileges as it would have if they were not the Trustee or the Certificate Administrator.

8.5              Trustee’s and Certificate Administrator’s Fees and Expenses. As compensation for its activities hereunder, on each Distribution Date the Certificate Administrator shall be entitled to the Trustee/Certificate Administrator Fee (including that portion which is payable to the Trustee as the Trustee Fee). Except as otherwise provided herein, the Trustee/Certificate Administrator Fee includes all routine expenses of the Trustee, the Certificate Administrator and the Authenticating Agent. As compensation for the performance of its duties hereunder, the Trustee shall be paid the Trustee Fee (which shall be payable out of the Trustee/Certificate Administrator Fee), which shall cover recurring and otherwise reasonably anticipated expenses of the Trustee. The Trustee/Certificate Administrator Fee (which shall not be limited to any provision of law in regard to the compensation of a trustee of an express trust) shall constitute the Certificate Administrator’s and the Trustee’s sole form of compensation (unless otherwise set forth herein) for all services rendered by each entity in the execution of the trust hereby created and in the exercise and performance of any of the powers and duties of the Certificate Administrator and the Trustee hereunder. Each of the Trustee’s and the Certificate Administrator’s rights to the Trustee/Certificate Administrator Fee (including that portion of the Trustee/Certificate Administrator Fee that represents the Trustee Fee, which is payable to the Trustee) may not be transferred in whole or in part except in connection with the transfer of all of the Trustee’s or Certificate Administrator’s, as applicable, responsibilities and obligations under this Agreement. The Trustee and the Certificate Administrator shall be entitled to be reimbursed for all reasonable expenses, disbursements and advances incurred or made by the Trustee or the Certificate Administrator, as applicable, in accordance with any of the provisions of this Agreement (including the reasonable fees and expenses of its counsel and of all Persons not regularly in its employ), provided such cost would qualify as an “unanticipated expense incurred

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by the REMIC” within the meaning of the REMIC Provisions, except any such expense, disbursement or advance as may arise from its negligence, bad faith or willful misconduct or which is expressly the responsibility of a Certificateholder or a group of Certificateholders hereunder, all of which reimbursements to be paid from amounts on deposit in the Collection Account pursuant to Section 3.4(c); provided, however, neither the Trustee nor the Certificate Administrator shall refuse to perform any of their obligations hereunder solely as a result of the failure to be paid any fees and expenses (a) so long as payment of such fees and expenses are reasonably assured to it, or (b) to the extent that the Trustee’s or the Certificate Administrator’s, as applicable, obligations hereunder are expressly contingent upon the receipt of an indemnity from the Certificateholders, that it has received such indemnity. The Trustee and the Certificate Administrator shall provide the Servicer with an invoice, on or prior to each Payment Date, setting forth the actual expenses incurred in connection with the performance of its duties hereunder for which it seeks payment or reimbursement. Notwithstanding any other provision of this Agreement, neither the Trustee nor the Certificate Administrator shall be entitled to reimbursement from the Trust for an expense incurred under this Agreement in connection with the performance of its ordinary and regularly recurring duties hereunder unless such reimbursement is expressly provided for herein or otherwise permitted hereunder.

8.6              Eligibility Requirements for the Trustee and the Certificate Administrator; Errors and Omissions Insurance. (a) Each of the Trustee and the Certificate Administrator hereunder shall at all times be a Qualified Certificate Administrator or Qualified Trustee, as applicable, and shall not be an Affiliate of any Borrower, any Loan Seller, any Mezzanine Borrower or the Depositor or an Affiliate of the Servicer or the Special Servicer (except during any period when the Trustee has assumed the duties of the Servicer and/or Special Servicer pursuant to Section 7.2). In addition, the Trustee shall satisfy the requirements for a trustee contemplated by clause (a)(4)(i) of Rule 3a-7 under the Investment Company Act of 1940, as amended. If a corporation, association or trust company publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for purposes of this Section 8.6(a) the combined capital and surplus of such entity shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In the event that the place of business from which the Trustee or the Certificate Administrator, as applicable, administers the Trust Fund is a state or local jurisdiction that imposes a tax on the Trust, the Trustee or the Certificate Administrator, as applicable, shall elect either to (i) resign immediately in the manner and with the effect specified in Section 8.7, (ii) pay such tax from its own funds and continue as Trustee or Certificate Administrator, as applicable, or (iii) administer the Trust Fund from a state and local jurisdiction that does not impose such a tax. In case at any time the Trustee or the Certificate Administrator shall cease to be eligible in accordance with the provisions of this Section 8.6(a), the Trustee or the Certificate Administrator, as applicable, shall resign immediately in the manner and with the effect specified in Section 8.7.

(b)               Each of the Certificate Administrator and the Trustee shall obtain and maintain at its own expense, and keep in full force and effect throughout the term of this Agreement, a blanket fidelity bond and an errors and omissions insurance policy covering the Trustee’s or the Certificate Administrator’s, as applicable, directors, officers and employees acting on behalf of the Trustee or the Certificate Administrator, as applicable, in connection with its activities under this Agreement; provided, that if the unsecured long-term debt of the Trustee or

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the Certificate Administrator, as applicable, is not rated at least “A3” by Moody’s and “A” by DBRS Morningstar, then the claims paying ability of the insurer under such applicable error and omissions insurance policy must be rated at least “A3” by Moody’s and “A” by DBRS Morningstar. Such insurance policy shall protect the Trustee or the Certificate Administrator, as applicable, against losses, forgery, theft, embezzlement, fraud, errors and omissions of such covered persons. The amount of coverage shall be at least equal to the coverage that is required by applicable governmental authorities having regulatory power over the Trustee or the Certificate Administrator, as applicable. In the event that any such bond or policy ceases to be in effect, the Trustee or the Certificate Administrator, as applicable, shall obtain a comparable replacement bond or policy. In lieu of the foregoing, but subject to this Section 8.6(b), the Trustee and the Certificate Administrator, as applicable, shall be entitled to self-insure with respect to such risks so long as its (or its immediate or remote parent’s) long-term unsecured debt is rated at least “A3” by Moody’s and at least “A” by DBRS Morningstar or, if not then rated by a particular Rating Agency, either (x) rated no lower than an equivalent rating by at least two other NRSROs (which may include the other Rating Agency) or (y) rated no lower than “A-:VIII” by A.M. Best Company, Inc.

8.7              Resignation and Removal of the Trustee or the Certificate Administrator. Each of the Trustee and the Certificate Administrator may at any time resign and be discharged from the trusts hereby created (i) by giving written notice of resignation to the other such party, the Depositor, the Initial Purchasers, the Servicer, the Special Servicer, the Certificate Registrar (if other than the Trustee), the Operating Advisor, the Companion Loan Holder(s) and the 17g-5 Information Provider, who shall post such notice on the 17g-5 Information Provider’s Website pursuant to Section 8.14(b), and by mailing notice of resignation by first class mail, postage prepaid, to the Certificateholders at their addresses appearing on the Certificate Register, not less than 60 days before the date specified in such notice when, subject to Section 8.8, such resignation is to take effect, and (ii) only upon acceptance by a successor Trustee or Certificate Administrator, as applicable, appointed by the Depositor in accordance with Section 8.8 meeting the qualifications set forth in Section 8.6. Upon receipt of such notice of resignation, the Depositor shall promptly appoint a successor Trustee or Certificate Administrator, as applicable, the appointment of which would not, in and of itself, result in a downgrade, qualification or withdrawal by the Rating Agencies of the then-current ratings assigned to the Certificates, as evidenced by a written confirmation from each Rating Agency, in triplicate, which written confirmation shall be delivered to the resigning Trustee or Certificate Administrator, and to the successor Trustee or Certificate Administrator, as applicable. If no successor Trustee or Certificate Administrator shall have been so appointed and shall have accepted appointment within 90 days after the giving of such notice of resignation, the resigning Trustee or Certificate Administrator, as applicable, may petition any court of competent jurisdiction for the appointment of a successor Trustee or Certificate Administrator, as applicable, at the expense of the Trust.

If at any time any of the following occur: (x) the Trustee or the Certificate Administrator shall cease to be eligible in accordance with the provisions of Section 8.6 or shall be required to resign pursuant to Section 3.33, and shall fail to resign after written request for the Trustee’s or the Certificate Administrator’s resignation by the Depositor, the Servicer or the Special Servicer, as applicable; (y) the Trustee or the Certificate Administrator materially defaults in the performance of its obligations under this Agreement; or (z) if at any time the Trustee or the Certificate Administrator shall become incapable of action, or shall be adjudged a bankrupt or

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insolvent, or a receiver of the Trustee or the Certificate Administrator or of either of their property shall be appointed, or any public officer shall take charge or control of the Trustee or Certificate Administrator or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then in any such case, the Depositor may remove the Trustee or the Certificate Administrator, as applicable, and appoint a successor Trustee or Certificate Administrator, as applicable, by written instrument, in duplicate, executed by an authorized officer of the Depositor, one copy of which instrument shall be delivered to the Trustee or the Certificate Administrator, as applicable, so removed and one copy to the successor Trustee or Certificate Administrator, as applicable. Holders of Certificates evidencing, in the aggregate, not less than a majority of the Voting Rights of the outstanding Certificates, may at any time remove the Trustee or the Certificate Administrator and appoint a successor Trustee or Certificate Administrator, as applicable, by written instrument or instruments, in triplicate, signed by such Holders or their attorney-in-fact duly authorized, one complete set of which instrument or instruments shall be delivered to the Depositor (with a copy to the Servicer and the Special Servicer), one complete set to the Trustee or the Certificate Administrator, as applicable, so removed and one complete set to the successor(s) so appointed. Notice of any removal of the Trustee or the Certificate Administrator and acceptance of appointment by the successor Trustee or Certificate Administrator shall be given to the Rating Agencies (through the successor 17g-5 Information Provider’s Website, as applicable) and the Initial Purchasers by the successor Trustee or Certificate Administrator, as applicable. No removal of the Trustee or the Certificate Administrator shall be effective until all reasonable fees, costs, expenses and Advances (including interest thereon) to which it is entitled have been paid to the Trustee or Certificate Administrator, as applicable, in full; provided that, if the Trustee or the Certificate Administrator is terminated by the Depositor pursuant to the first sentence of this paragraph, or if the Trustee or the Certificate Administrator is terminated with cause by the Holders of Certificates evidencing, in the aggregate, more than 50% of the Voting Rights of all Certificates as provided above in this paragraph, then the terminated party shall be required to pay all reasonable costs and expenses (including those incurred by the other parties hereto (including, without limitation, the reasonable fees of counsel)) to transfer the rights and obligations of the terminated party to a successor trustee or certificate administrator, as applicable; and provided, further, that if the Trustee or the Certificate Administrator is terminated without cause by the Holders of Certificates evidencing more than 50% of the Voting Rights of all Certificates as provided above in this paragraph, then such Holders will be required to pay all the reasonable costs and expenses of the terminated party necessary to effect the transfer of the rights and obligations of the terminated party to a successor trustee or certificate administrator, as applicable.

Any resignation or removal of the Trustee or Certificate Administrator shall not become effective until acceptance of the appointment by the successor Trustee or Certificate Administrator, as applicable, as provided in Section 8.8.

8.8              Successor Trustee or Successor Certificate Administrator. Any successor Trustee or Certificate Administrator appointed as provided in Section 8.7 shall execute, acknowledge and deliver to the Depositor, the Servicer, the Special Servicer, the Operating Advisor and to its predecessor trustee or certificate administrator an instrument (i) accepting such appointment hereunder and (ii) making the representations and warranties of the Trustee or the Certificate Administrator, as applicable, as provided in Sections 2.3 and 2.4, respectively, and thereupon the resignation or removal of the predecessor trustee or certificate administrator shall become effective and such successor Trustee or Certificate Administrator, as applicable, without

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any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee or certificate administrator herein. The predecessor Certificate Administrator shall deliver or cause to be delivered to the successor Certificate Administrator, as applicable, the Mortgage Loan File and related documents and statements held by it hereunder, and the Depositor, the Servicer, the Special Servicer, the Operating Advisor and the predecessor trustee or certificate administrator shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor Trustee or Certificate Administrator all such rights, powers, duties and obligations, subject, however, to the payment of all amounts due to the predecessor Trustee or Certificate Administrator, as applicable, under this Agreement.

No successor Trustee or Certificate Administrator shall accept appointment as provided in this Section unless at the time of such acceptance such successor Trustee or Certificate Administrator shall be eligible under the provisions of Section 8.6 and its appointment shall not result in the qualification, downgrading, or withdrawal of the current rating of any Class of the Certificates (prior to the resignation or termination of the Trustee or Certificate Administrator).

Upon acceptance of appointment by a successor Trustee or Certificate Administrator as provided in this Section, the successor Trustee or Certificate Administrator shall mail notice of the succession of such successor Trustee or Certificate Administrator hereunder to all Certificateholders at their addresses as shown in the Certificate Register, the Depositor, the Initial Purchasers, the Servicer, the Special Servicer, the Operating Advisor, the Companion Loan Holder(s) and the Borrower Parties.

No Trustee or Certificate Administrator hereunder shall be personally liable hereunder by reason of any act or failure to act of any predecessor or successor Trustee or of any predecessor or successor Trustee certificate administrator, as applicable, hereunder.

8.9              Merger or Consolidation of the Trustee or the Certificate Administrator. Any Person into which the Trustee or the Certificate Administrator may be merged or converted or with which either may be consolidated or any Person resulting from any merger, conversion or consolidation to which the Trustee or the Certificate Administrator shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of the Trustee or the Certificate Administrator shall be the successor of the Trustee or the Certificate Administrator, as applicable, and shall be deemed to have assumed all of the liabilities and obligations of the Trustee or the Certificate Administrator, as applicable, hereunder, provided that (i) such Person shall be eligible under the provisions of Section 8.6, without the execution or filing of any paper or further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding and (ii) Rating Agency Confirmation shall have been delivered to such Person.

8.10          Appointment of Co-Trustee or Separate Trustee. (a) At any time or times, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Properties may at the time be located or in which any action of the Trustee may be required to be performed or taken, the Trustee, the Depositor or the Holders of Certificates evidencing, in the aggregate, a majority of the Voting Rights of the outstanding Certificates, by an instrument in writing signed by it or them, may appoint one or more individuals or corporations approved by the

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Trustee to act as separate trustee or separate trustees or co-trustees, acting jointly with the Trustee, of all or any part of such Property, to the full extent that local law makes it necessary for such separate trustee or separate trustees or co-trustee acting jointly with the Trustee to act. The fees and expenses of any separate trustee or co-trustee shall be paid by the Trust pursuant to Section 3.4(c).

(b)               The Trustee shall execute, acknowledge and deliver all such instruments as may be required by the legal requirements of any jurisdiction or by any such separate trustee or separate trustees or co-trustee for the purpose of more fully conferring such title, rights or duties to such separate trustee or separate trustees or co-trustee, it, he, she or they shall be vested with such title to the Properties or any part thereof, and with such rights, powers, duties and obligations as shall be specified in the instrument of appointment, and such rights, powers, duties and obligations shall be conferred or imposed upon and exercised or performed by the Trustee, or the Trustee and such separate trustee or separate trustees or co-trustees jointly with the Trustee subject to all the terms of this Agreement, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed shall be exercised and performed by such separate trustee or separate trustees or co-trustee, as the case may be. Any separate trustee or separate trustees or co-trustee may, at any time by an instrument in writing, constitute the Trustee, its attorney-in-fact and agent with full power and authority to do all acts and things and to exercise all discretion on its behalf and in its, her or his name. In the event that any such separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, the title to any applicable Property and all assets, property, rights, powers, duties and obligations of such separate trustee or co-trustee shall, so far as permitted by-law, vest in and be exercised by the Trustee, without the appointment of a successor to such separate trustee or co-trustee unless and until a successor is appointed.

(c)               All provisions of this Agreement which are for the benefit of the Trustee or the Certificate Administrator shall extend to and apply to (in the case of the Trustee) each separate trustee or co-trustee appointed pursuant to the foregoing provisions of this Section 8.10, and to the Trustee or the Certificate Administrator, as applicable, in each capacity that it may assume hereunder, including, without limitation, its capacity as Certificate Registrar, Authenticating Agent, Custodian and 17g-5 Information Provider, as applicable.

(d)               Every co-trustee and separate trustee hereunder shall, to the extent permitted by-law, be appointed and act and the Trustee shall act, subject to the following provisions and conditions: (i) all powers, duties, obligations and rights conferred upon the Trustee in respect of the receipt, custody, investment and payment of monies shall be exercised solely by the Trustee; (ii) all other rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed and exercised or performed by the Trustee and such co-trustee or trustees and separate trustee or trustees jointly except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations shall be exercised and performed by such co-trustee or trustees; (iii) no power hereby given to, or exercisable by, any such co-trustee or separate trustee shall be exercised hereunder by such co-trustee or separate trustees except jointly with, or with the consent of, the Trustee; and (iv) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustees hereunder.

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If, at any time, the Trustee shall deem it no longer necessary or prudent in order to conform to any such law, the Trustee shall execute and deliver all instruments and agreements necessary or proper to remove any co-trustee or separate trustee. Notwithstanding the foregoing, the appointment of a co-trustee or separate trustee by the Trustee shall not relieve the Trustee of its obligations, duties, or responsibilities in any way or to any degree.

(e)               Any request, approval or consent in writing by the Trustee to any co-trustee or separate trustee shall be sufficient warrant to such co-trustee or separate trustee, as the case may be, to take such action as may be so required, approved or consented to.

(f)                Notwithstanding any other provision of this Section 8.10, the powers of any co-trustee or separate trustee shall not exceed those of the Trustee hereunder, and such co-trustee or separate trustee shall meet the eligibility requirements set forth in Section 8.6.

8.11           Appointment of Authenticating Agent. (a) The Certificate Administrator may appoint an agent or agents which shall be authorized to act on behalf of the Certificate Administrator to authenticate Certificates (each such agent, an “Authenticating Agent”), and Certificates so authenticated shall be entitled to the benefits of this Agreement and shall be valid and obligatory for all purposes as if authenticated by the Certificate Administrator hereunder. Wherever a reference is made in this Agreement to the authentication and delivery of Certificates by the Certificate Administrator or the Certificate Administrator’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Certificate Administrator by an Authenticating Agent and a certificate of authentication executed on behalf of the Certificate Administrator by an Authenticating Agent. Each Authenticating Agent shall, at all times, be a corporation or association organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such law to act as Authenticating Agent, having a combined capital and surplus of not less than $15,000,000, authorized under such laws to do trust business and subject to supervision or examination by federal or state authorities. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section 8.11(a) the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If, at any time, an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 8.11(a), such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section 8.11(a). The initial Authenticating Agent shall be the Certificate Administrator.

(b)               Any Person into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any Person succeeding to the corporate agency business of an Authenticating Agent, shall continue to be an Authenticating Agent, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent, provided such Person shall be otherwise eligible under this Section 8.11.

(c)               An Authenticating Agent may resign at any time by giving at least 30 days’ advance written notice thereof to the Servicer or the Special Servicer, as applicable, and the

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Depositor and the Certificate Administrator. The Certificate Administrator may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent, the Servicer or the Special Servicer, as applicable, and the Depositor and the Certificate Administrator. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 8.11, the Certificate Administrator may appoint a successor Authenticating Agent and shall mail written notice of such appointment by first class mail, postage prepaid to all Certificateholders as their names and addresses appear in the Certificate Register. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent herein. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

8.12           Trustee and Certificate Administrator Indemnification; Third-Party Claims. (a) Each of the Trustee and the Certificate Administrator and any director, officer, employee or agent of the Trustee or the Certificate Administrator, as applicable, shall be indemnified and held harmless by the Trust and the Companion Loan Holder(s), out of the proceeds of the Mortgage Loan against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with any legal action relating to this Agreement, other than any loss, liability or expense (i) specifically required to be borne by the party seeking indemnification, without right of reimbursement pursuant to the terms of this Agreement; (ii) incurred in connection with any legal action or claim against the party seeking indemnification, resulting from any breach on the part of that party of a representation or warranty made in this Agreement; or (iii) incurred in connection with any legal action or claim against the party seeking indemnification, resulting from any negligence, bad faith or willful misconduct on the part of that party in the performance of its obligations or duties under this Agreement or negligent disregard of such obligations or duties. The Trust shall pay, from amounts on deposit in the Collection Account pursuant to Section 3.4, all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. The indemnification provided herein shall survive the termination of this Agreement and the termination or resignation of the Trustee and/or the Certificate Administrator, as applicable.

(b)               Each of the Trustee and the Certificate Administrator (each, in such indemnifying capacity and for purposes of this Section 8.12(b), an “Indemnifying Party”) agrees severally and not jointly to indemnify the Trust and each of (other than itself) the Depositor, the Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor and any director, officer, employee or agent or Controlling Person of any of the foregoing Persons (each, in such indemnified capacity and for purposes of this Section 8.12(b), an “Indemnified Party”), and hold them harmless against any and all claims, losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments or other costs and expenses (including reasonable attorneys’ fees incurred in connection with any legal action related to such Indemnifying Party’s negligence, bad faith or willful misconduct) that the applicable Indemnified Party, may sustain arising from or as a result of the negligence, bad faith or willful misconduct in the performance of duties hereunder or by reason of negligent disregard of obligations and duties hereunder by such Indemnifying Party other than any claims, losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments or other costs and expenses

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incurred by reason of negligence, bad faith or willful misconduct in the performance of any of such Indemnified Party’s duties hereunder or by reason of negligent disregard of such obligations and duties hereunder. Such indemnification obligation shall survive the termination or resignation of the Indemnifying Party hereunder and the termination of this Agreement. Except as provided in the following sentence (as it may apply to any payments made hereunder to the Trust), the Indemnifying Party shall not be entitled to reimbursement from the Trust for any payment made by the Indemnifying Party pursuant to this Section 8.12(b); provided, however, that nothing in this Section 8.12(b) shall deprive (i) the Trustee or the Certificate Administrator of any limitation on its liability or right to indemnification from the Trust provided to such party as and to the extent provided by Section 8.12(a), or (ii) the Depositor, the Servicer, the Special Servicer or the Operating Advisor of any limitation on its liability or right to indemnification from the Trust provided to such party as and to the extent provided by Section 6.3. Any expenses incurred or indemnification payments made by the Indemnifying Party shall be reimbursed by the party so paid or which received the benefit of such payment, if a court of competent jurisdiction makes a final, non-appealable judgment that the Indemnifying Party was not culpable or was found not to have acted with negligence, bad faith or willful misconduct in connection with the conduct in question.

The 17g-5 Information Provider shall indemnify and hold harmless the Depositor from and against any claims, losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments and other costs and expenses incurred by the Depositor or its Affiliates that arise out of or are based upon (i) a breach by the 17g-5 Information Provider of its obligations under this Agreement or (ii) negligence, bad faith or willful misconduct on the part of the 17g-5 Information Provider in the performance of such obligations or its negligent disregard of its obligations and duties under this Agreement.

Each of the Authenticating Agent, the Certificate Registrar and the Certificate Administrator shall indemnify the Depositor, each Loan Seller, any employee, director or officer of the Depositor or any Loan Seller, and the Trust for, and hold each of them harmless against, any and all claims, losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments or other costs and expenses (including reasonable attorneys’ fees) incurred by such parties as a result of or relating to a violation of the Exchange Act or the U.S. Credit Risk Retention Rules if such violation, in whole or in part, results from or arises out of a breach by the Authenticating Agent, the Certificate Registrar or the Certificate Administrator, as the case may be, of any of its obligations under Section 5.2(f) and Section 5.3(j) of this Agreement.

8.13          Certificate Administrator and Servicer Not Responsible for Inconsistent Payment Information. In connection with any Distribution Date and a voluntary prepayment or the payment at maturity by the Borrower Related Parties of the Mortgage Loan or any portion thereof, the Certificate Administrator shall report the amount of such prepayment or payment to the Depository based on information received from the Servicer or the Special Servicer in reliance on notices received from the Borrower Related Parties. In the event of any inconsistencies in payments or prepayments made by the Borrower Related Parties with the previously delivered notices by the Borrower Related Parties, all costs and expenses incurred as a result of a failure by the Borrower Related Parties to make any such payments or prepayment, shall be paid by the Borrower Related Parties in accordance with the Mortgage Loan Agreement provided that the amount of payment reported to the Depository by the Certificate Administrator was consistent with

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the information received from the Servicer or the Special Servicer. If the Borrower Related Parties fail to do so, such costs and expenses shall be reimbursed to the Certificate Administrator and to the Servicer or the Special Servicer, as applicable, by the Trust pursuant to Section 3.4(c) from funds on deposit in the Collection Account. None of the Certificate Administrator, the Servicer or the Special Servicer shall be liable for any inability or delay of the Depository to make a distribution as a result of such inconsistencies. Notwithstanding the foregoing, the Certificate Administrator shall notify the Depository on the Remittance Date or as soon as reasonably possible of any such inconsistencies.

8.14          Access to Certain Information. (a) The Certificate Administrator shall afford or cause to be afforded to any Non-Restricted Privileged Person (other than the Rating Agencies) and to the Office of Thrift Supervision, the FDIC and any other banking or insurance regulatory authority that may exercise authority over any Certificateholder, access to any documentation regarding the Mortgage Loan or the other assets of the Trust that are in its possession or within its control, including without limitation:

(i)                 the Mortgage Loan File, including any and all modifications, waivers and amendments to the terms of the Mortgage Loan entered into or consented to by the Servicer or the Special Servicer and delivered to the Certificate Administrator (or a Custodian on its behalf);

(ii)               the annual, quarterly and monthly operating statements, if any, collected by or on behalf of the Servicer or the Special Servicer, as applicable, and delivered to the Certificate Administrator for each Property, and

(iii)               all notices and reports delivered to the Certificate Administrator with respect to any Property as to which environmental testing revealed any failure of such Property to comply with any applicable law, including any Environmental Law, or which revealed an environmental condition present at a Property requiring further investigation, testing, monitoring, containment, clean up, or remediation.

Such access shall be afforded without charge but only upon reasonable prior written request and during normal business hours at the offices of the Certificate Administrator, the Trustee or the Custodian, as applicable.

The Certificate Administrator (or a Custodian on its behalf) shall provide copies of the items described in this Section  8.14(a) above upon reasonable written request to the Certificateholders. The Certificate Administrator (or a Custodian on its behalf) may require payment for the reasonable costs and expenses of providing the copies and may also require a confirmation executed by the requesting Person, in a form reasonably acceptable to the Certificate Administrator (or a Custodian on its behalf) to the effect that the Person making the request is a Beneficial Owner or prospective purchaser of Certificates, is requesting the information solely for use in evaluating its investment in the Certificates and shall otherwise keep the information confidential. Certificateholders, by the acceptance of their Certificates, shall be deemed to have agreed to keep this information confidential.

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(b)               The Certificate Administrator shall make available to Non-Restricted Privileged Persons (or, solely in the case of the Distribution Date Statements, all Privileged Persons), via the Certificate Administrator’s Website, the following items (to the extent such items were prepared by or delivered to the Certificate Administrator in electronic format to cts.cmbs.bond.admin@wellsfargo):

(i)               The following “deal documents”:

(A)             the Offering Circular and any other disclosure document relating to the Certificates, in the form most recently provided to the Certificate Administrator by the Depositor or by any Person designated by the Depositor;

(B)              this Agreement, each sub-servicing agreement delivered to the Certificate Administrator since the Closing Date (if any), the Trust Loan Purchase Agreements and any amendments and exhibits hereto or thereto; and

(C)              the CREFC® loan setup file, delivered to the Certificate Administrator by the Servicer.

(ii)                The following “periodic reports”:

(A)             all Distribution Date Statements prepared by the Certificate Administrator pursuant to Section 4.4(b);

(B)              all CREFC® Reports (other than the CREFC® loan setup file) prepared by, or delivered to, the Certificate Administrator pursuant to Section 3.18(a); and

(C)              financial information (including, without limitation, rent rolls, financial statements, financial reports, operating statements, balance sheets, statements of cash flow, profit and loss statements and operating budgets) and other periodic Property reports provided pursuant to Section 3.18(c) (provided they are received by the Certificate Administrator).

(iii)               The following “additional documents”:

(A)             summaries of any Final Asset Status Report delivered to the Certificate Administrator pursuant to Section 3.10;

(B)              all inspection reports delivered to the Certificate Administrator pursuant to Section 3.22; and

(C)              all Appraisals delivered to the Certificate Administrator pursuant to Section  3.7(a);

(D)             all reports delivered to the Certificate Administrator pursuant to Section 3.12(d);

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(iv)               The following “special notices”:

(A)             any notice of final payment on the Certificates delivered to the Certificate Administrator pursuant to Section 4.1(g);

(B)              any notice of termination of the Servicer or the Special Servicer delivered to the Certificate Administrator pursuant to Section 7.1(c);

(C)              any notice of a Servicer Termination Event or Special Servicer Termination Event received by the Certificate Administrator pursuant to Section 7.1(b);

(D)             notice of any request by the Certificateholders representing at least 25% of the Voting Rights for a vote to terminate and replace the Special Servicer pursuant to Section 7.1(d);

(E)              any notice of resignation or removal of the Trustee or Certificate Administrator and any notice of the acceptance of appointment by the successor Trustee or successor Certificate Administrator pursuant to Section 8.7;

(F)               any notice of an Operating Advisor Termination Event required to be posted by the Certificate Administrator pursuant to Section 9.8(a);

(G)             notice of any request by the Certificateholders representing at least 15% of the Voting Rights of the Non-Reduced Certificates for a vote to terminate and replace the Operating Advisor pursuant to Section 9.8(b);

(H)              any notice of any resignation or termination of the Operating Advisor delivered to the Certificate Administrator;

(I)                any and all Officer’s Certificates and other evidence delivered to the Certificate Administrator to support the Trustee’s, the Servicer’s or the Special Servicer’s, as the case may be, determination that any Advance was (or, if made, would be) a Nonrecoverable Advance, pursuant to Section 3.23(f);

(J)                any Special Notice delivered to the Certificate Administrator pursuant to Section 5.6;

(K)             any amendment to this Agreement pursuant to Section 11.1;

(L)               any Annual Statements as to Compliance and related Officer’s Certificates delivered under Section 3.19;

(M)            all Officers’ Certificates and accountants’ reports delivered to the Certificate Administrator since the Closing Date;

(N)              any Annual Independent Public Accountants’ Servicing Reports delivered pursuant to Section 3.20;

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(O)             any reports delivered to the Certificate Administrator by the Operating Advisor in connection with its review of the Special Servicer’s Appraisal Reduction Amount, Collateral Deficiency Amount and net present value calculations;

(P)              any notice to Certificateholders of the Operating Advisor’s recommendation to replace the Special Servicer and the related report prepared by the Operating Advisor in connection with such recommendation, and any direction of the requisite percentage of the Certificateholders to terminate the Special Servicer in response to such recommendation; and

(Q)             identification of the commencement of a CCR Consultation Period, a CCR Consultation Termination Period or an Operating Advisor Consultation Trigger Event, and of the termination of a CCR Control Period, CCR Consultation Period or Operating Advisor Consultation Trigger Event;

(v)                  the “Investor Q&A Forum” pursuant to Section 4.5(a);

(vi)                 solely to Certificateholders and Beneficial Owners of Certificates, the “Investor Registry” pursuant to Section 4.5(b); and

(vii)               the “Risk Retention” tab (which shall include, without limitation, any notice from the Depositor or the Retaining Sponsor regarding any matter related to the U.S. Credit Risk Retention Rules).

The foregoing information shall be made available by the Certificate Administrator on the Certificate Administrator’s Website promptly following receipt.

The 17g-5 Information Provider shall make available solely to the Rating Agencies and to NRSROs the following items to the extent such items are delivered to it via email at 17g5informationprovider@wellsfargo.com, specifically with a subject reference of “ILPT Commercial Mortgage Trust 2022-LPFX” and an identification of the type of information being provided in the body of the email, or via any alternate email address following notice to the parties hereto or any other delivery method established or approved by the 17g-5 Information Provider if or as may be necessary or beneficial:

(i)              any Asset Status Report delivered by the Special Servicer pursuant to Section 3.10(h);

(ii)             any Environmental Reports delivered by the Special Servicer under Section 3.12(d);

(iii)           any Annual Statements as to Compliance and related Officer’s Certificates delivered under Section 3.19;

(iv)           any Annual Independent Public Accountants’ Servicing Reports delivered pursuant to Section 3.20;

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(v)            any Appraisals delivered to the 17g-5 Information Provider pursuant to Section 3.7(a);

(vi)          any information requested by the Depositor or the Rating Agencies pursuant to Section 3.21(c) (it being understood the 17g-5 Information Provider shall not disclose on the 17g-5 Information Provider’s Website which Rating Agency requested such information as provided in Section 3.21(c));

(vii)         any notices to the Rating Agencies relating to the Servicer’s or Special Servicer’s determination to take action without receiving a Rating Agency Confirmation as set forth in Section 3.27(a);

(viii)        any requests for a Rating Agency Confirmation that are delivered to the 17g-5 Information Provider pursuant to Section 3.27(a);

(ix)            any Operating Advisor Annual Reports received by the 17g-5 Information Provider;

(x)             any notices or documents delivered to the 17g-5 Information Provider pursuant to Section 3.27(d) of this Agreement;

(xi)            all notices of termination, resignation or assignment of rights and duties of the Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator or the Trustee (and appointments of successors to the Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator or the Trustee) received by the 17g-5 Information Provider;

(xii)          any transaction documents relating to this transaction delivered to the 17g-5 Information Provider by the Depositor;

(xiii)         any other information delivered to the 17g-5 Information Provider pursuant to this Agreement;

(xiv)        any summary of oral communications with the Rating Agencies that are delivered to the 17g-5 Information Provider pursuant to Section 8.14(d); provided that the summary of such oral communications shall not attribute which Rating Agency the communication was with;

(xv)          any amendment to this Agreement pursuant to Section 11.1;

(xvi)        notice of final payments on the Certificates;

(xvii)       the Rating Agency Q&A Forum and Document Request Tool pursuant to Section 4.5(d);

(xviii)     any notice of amendment of a Trust Loan Purchase Agreement delivered to the 17g-5 Information Provider pursuant to Section 19 of such Trust Loan Purchase Agreement; and

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(xix)         any notice of a Servicer Termination Event or Special Servicer Termination Event delivered to the 17g-5 Information Provider pursuant to Section 7.1(b).

The foregoing information shall be made available by the 17g-5 Information Provider on the 17g-5 Information Provider’s Website. The 17g-5 Information Provider shall post the foregoing information on the 17g-5 Information Provider’s Website on the same Business Day of receipt of such information if received by 2:00 p.m., New York City time, or, if received after 2:00 p.m., New York City time, on the next Business Day by 12:00 p.m., New York City time, and shall, promptly following the posting of such information to the 17g-5 Information Provider’s Website, notify, or cause the notification of, (i) each registered Rating Agency and other NRSRO and (ii) upon request, the party that delivered such item to the 17g-5 Information Provider for posting on the 17g-5 Information Provider’s Website, in each case by electronic mail of the posting of such information on the 17g-5 Information Provider’s Website (provided that if the Servicer or Special Servicer has registered for access to the 17g-5 Information Provider’s Website, such party will automatically receive notification when such item has been posted and no request shall be required).

Neither the Certificate Administrator nor the 17g-5 Information Provider shall have any obligation or duty to verify, confirm or otherwise determine whether the information being delivered is accurate, complete, conforms to the transaction, or otherwise is or is not anything other than what it purports to be. In the event that any information is delivered or posted in error, the Certificate Administrator or the 17g-5 Information Provider, as applicable, may remove it from the Certificate Administrator’s Website or the 17g-5 Information Provider’s Website, as applicable. None of the Trustee, the Certificate Administrator or the 17g-5 Information Provider have obtained nor shall any of them be deemed to have obtained actual knowledge of any information posted to the 17g-5 Information Provider’s Website to the extent such information was not produced by the Trustee or the Certificate Administrator, as applicable. The Certificate Administrator has not obtained and shall not be deemed to have obtained actual knowledge of any information posted to the Certificate Administrator’s Website to the extent such information was not produced by the Certificate Administrator. Access to the 17g-5 Information Provider’s Website will be provided by the 17g-5 Information Provider to (i) the Rating Agencies upon registration at the 17g-5 Information Provider’s Website as a user thereof and (ii) other NRSROs upon registration at the 17g-5 Information Provider’s Website as a user thereof and upon receipt by the 17g-5 Information Provider of an NRSRO Certification. If a NRSRO (including any Rating Agency) requests access to the 17g-5 Information Provider’s Website, access will be granted by the 17g-5 Information Provider on the same Business Day provided such request is made (and, in the case of a NRSRO that is not a Rating Agency, a NRSRO Certification is submitted to the 17g-5 Information Provider) prior to 2:00 p.m., New York time on such Business Day, or if received after 2:00 p.m., New York City time, on the following Business Day. The 17g-5 Information Provider shall permit each Rating Agency to submit multiple email addresses for receipt of notices, including a general email address; provided, that each email address so provided shall be associated with a registered user of the 17g-5 Information Provider’s Website.

The Certificate Administrator and the 17g-5 Information Provider shall provide a mechanism to promptly notify each Person that has signed-up for access to the Certificate Administrator’s Website or the 17g-5 Information Provider’s Website, as applicable, in respect of the transaction governed by this Agreement each time an additional document is posted thereto.

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In connection with providing access to the Certificate Administrator’s Website or the 17g-5 Information Provider’s Website, the Certificate Administrator and the 17g-5 Information Provider may require registration and the acceptance of a disclaimer. The Certificate Administrator and the 17g-5 Information Provider shall not be liable for the dissemination of information in accordance with the terms of this Agreement, make no representations or warranties as to the accuracy or completeness of such information being made available, and assume no responsibility for such information. The 17g-5 Information Provider shall not be liable for making any information available to the Rating Agencies or NRSROs unless same was delivered to it at its email address set forth above (or by any other form of electronic delivery reasonably acceptable to the 17g-5 Information Provider pursuant to the terms of this Agreement), with the proper subject heading.

As of the Closing Date, assistance in using or delivering information to the Certificate Administrator’s Website or the 17g-5 Information Provider’s Website can be obtained by calling 866-846-4526.

(c)               Each of the Servicer and the Special Servicer may, in accordance with such reasonable rules and procedures as it may adopt, also make available through its website or otherwise, all information necessary to enable the Certificate Administrator to comply with Section 8.14(b) and any additional information relating to the Mortgage Loan, the Properties or the Borrower Related Parties (and the Servicer shall make available through the Servicer’s Website the information set forth in Section 3.18(c)), for review by the Depositor, the Initial Purchasers, the Trustee, the Certificate Administrator, the Operating Advisor, the Companion Loan Holder(s) or any other Privileged Persons who deliver an Investor Certification in the form of Exhibit K-1 in accordance with this Section 8.14(c), and the Rating Agencies (only to the extent such additional information is simultaneously delivered to the 17g-5 Information Provider in accordance with the provisions of Section 8.14(b), who shall post such additional information on the 17g-5 Information Provider’s Website in accordance with the provisions of Section 8.14(b)) (collectively, the “Disclosure Parties”), in each case, except to the extent doing so is prohibited by this Agreement (including, without limitation, pursuant to the confidentiality provisions of this Agreement related to Privileged Information), applicable law or by the Mortgage Loan Documents. Each of the Servicer and the Special Servicer shall be entitled to (i) indicate the source of such information and affix thereto any disclaimer it deems appropriate in its discretion and/or (ii) require that the recipient of such information (A) except for the Depositor, the Certificate Administrator, the Trustee and the Operating Advisor, provide an Investor Certification or other confidentiality agreement acceptable to the Servicer or the Special Servicer, as the case may be, and (B) acknowledge that the Servicer or the Special Servicer may contemporaneously provide such information to any other Disclosure Party. In addition, to the extent access to such information is provided via the Servicer’s or the Special Servicer’s website, the Servicer and the Special Servicer may require registration and the acceptance of a reasonable and customary disclaimer and/or an additional or alternative agreement as to the confidential nature of such information. In connection with providing access to or copies of the information described in this Section 8.14(c) to current or prospective Certificateholders, the form of confidentiality agreement used by the Servicer or the Special Servicer, as applicable, shall be: (i) in the case of a Certificateholder or a licensed or registered investment advisor acting on behalf of such Certificateholder, an Investor Certification in the form of Exhibit K-1 executed by the requesting Person indicating that such Person is a Certificateholder and shall keep such information confidential (except that such Certificateholder may provide such information (x) to its auditors, legal counsel and regulators and (y) to any other

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Person that holds or is contemplating the purchase of any Certificate or interest therein (provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential)); and (ii) in the case of a prospective purchaser of Certificates or interests therein, an Investor Certification in the form of Exhibit K-1 indicating that such Person is a prospective purchaser of a Certificate or an interest therein and is requesting the information for use in evaluating a possible investment in Certificates and shall otherwise keep such information confidential. In the case of a licensed or registered investment advisor acting on behalf of a current or prospective Certificateholder, the Investor Certification shall be executed and delivered by both the investment advisor and such current or prospective Certificateholder.

Neither the Servicer nor the Special Servicer shall be liable for the dissemination of information in accordance with this Agreement. Neither the Servicer nor the Special Servicer shall be responsible or have any liability for the completeness or accuracy of the information delivered, produced or otherwise made available pursuant to this Section 8.14(c) unless such information was produced by the Servicer or the Special Servicer, as applicable.

In connection with the delivery by the Servicer or the Special Servicer, as applicable, to the 17g-5 Information Provider of any information, report, notice or document for posting to the 17g-5 Information Provider’s Website, the 17g-5 Information Provider shall notify the Servicer or the Special Servicer, as applicable, of when such information, report, notice or other document has been posted to the 17g-5 Information Provider’s Website. The Servicer or the Special Servicer, as applicable, may, but is not obligated to, send such information, report, notice or other document to the applicable Rating Agency or Rating Agencies following the earlier of (i) receipt of notification from the 17g-5 Information Provider that such information, report, notice or other document has been posted to the 17g-5 Information Provider’s Website and (ii) after 12:00 p.m. on the first Business Day following the date it has provided such information, report, notice or other document to the 17g-5 Information Provider.

None of the foregoing restrictions in this Section 8.14(c) or otherwise in this Agreement shall prohibit or restrict oral or written communications, or providing information, between the Servicer or the Special Servicer, the Trustee and the Certificate Administrator, on the one hand, and any Rating Agency or NRSRO, on the other hand, with regard to (i) such Rating Agency’s or NRSRO’s review of the ratings it assigns to the Trustee, the Certificate Administrator, the Servicer or the Special Servicer, as applicable, (ii) such Rating Agency’s or NRSRO’s approval of the Trustee, the Certificate Administrator, the Servicer or the Special Servicer, as applicable, as a trustee, certificate administrator, commercial mortgage master, special or primary servicer or (iii) such Rating Agency’s or NRSRO’s evaluation of the corporate trust or securities administration operations of the Trustee or the Certificate Administrator or of the servicing operations in general of the Servicer or the Special Servicer, the Trustee and the Certificate Administrator, as applicable; provided, however, that the Servicer, the Special Servicer, the Trustee or the Certificate Administrator, as applicable, shall not provide any information relating to the Certificates or the Mortgage Loan to any Rating Agency or NRSRO in connection with such review and evaluation by such Rating Agency or NRSRO unless (x) all Borrower, Property and other deal specific identifiers are redacted; (y) such information has already been provided to the 17g-5 Information Provider (electronically in a format reasonably acceptable to the 17g-5 Information Provider) and has been uploaded on to the 17g-5 Information Provider’s Website; or

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(z) such Rating Agency has confirmed in writing to the Servicer or the Special Servicer, as applicable, that it does not intend to use such information in undertaking credit rating surveillance for any Class of Certificates (and the party providing such information to a Rating Agency shall, upon written request, certify to the Depositor that it received the confirmation described in this clause (z)).

(d)               The Servicer, the Special Servicer, the Certificate Administrator, the Trustee and the Operating Advisor shall be permitted (but are not required) to orally communicate with the Rating Agencies, provided that such party summarizes the information provided to the Rating Agencies in such communication in writing and electronically and provides the 17g-5 Information Provider with such summary in accordance with the procedures set forth in Section 8.14(b) on the same day such communication takes place; provided that the summary of such oral communications shall not be attributed to the Rating Agency the communication was with. The 17g-5 Information Provider shall post such summary on the 17g-5 Information Provider’s Website in accordance with the procedures set forth in Section 8.14(b).

(e)               The Servicer or the Special Servicer may, but shall not be obligated to, provide information to the 17g-5 Information Provider that is neither specifically required hereunder nor requested by any Rating Agency. Any such information shall be posted by the 17g-5 Information Provider in accordance with the timeframe provided in Section 8.14(b).

(f)                Based on information in its possession, the Certificate Administrator shall provide written notice to the Servicer, the Special Servicer and the Operating Advisor regarding (i) the commencement of a CCR Consultation Period, a CCR Consultation Termination Period or an Operating Advisor Consultation Trigger Event and (ii) the end of any CCR Control Period, CCR Consultation Period or Operating Advisor Consultation Trigger Event. Any party hereto may at any time request from the Certificate Administrator written confirmation of whether there existed a CCR Consultation Period, a CCR Consultation Termination Period or an Operating Advisor Consultation Trigger Event during the preceding calendar year and the Certificate Administrator shall deliver such confirmation to such party within ten (10) days of such request. Further, the Certificate Administrator shall post a “special notice” on the Certificate Administrator’s Website within ten (10) days of its determination (or its receipt of notice) of the commencement or cessation of any CCR Consultation Period, CCR Consultation Termination Event, CCR Control Period or Operating Advisor Consultation Trigger Event.

8.15          Appointment of Custodian. The Certificate Administrator may, at its own expense, appoint one or more Custodians to hold all or a portion of the Mortgage Loan File as agent for the Certificate Administrator, by entering into a Custodial Agreement (in the event the Certificate Administrator is not the Custodian) that is consistent in all material respects with this Agreement. The Certificate Administrator agrees to comply with the terms of the Custodial Agreement and to enforce the terms and provisions thereof against the Custodian for the benefit of the Certificateholders. Each Custodian shall be a depository institution subject to supervision by federal or state authority, shall have a combined capital and surplus of at least $10,000,000, shall be qualified to do business in the jurisdiction in which it holds the Mortgage Loan File and, except in the case of the initial Custodian, shall have a long-term debt rating of at least “A3” from Moody’s and at least “A” from DBRS Morningstar (or, if not rated by DBRS Morningstar, an equivalent rating by 2 other NRSROs). Any compensation paid to the Custodian shall be an

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unreimbursable expense of the Certificate Administrator. The Certificate Administrator shall serve as the initial Custodian and shall be deemed appointed as Custodian at all times that no other party is so appointed in accordance with this Section 8.15. The Custodian, if the Custodian is not the Certificate Administrator, shall maintain a fidelity bond in the form and amount that are customary for securitizations similar to the securitization evidenced by this Agreement, with the Certificate Administrator named as loss payee. The Custodian shall be deemed to have complied with this provision if one of its respective Affiliates has such fidelity bond coverage and, by the terms of such fidelity bond, the coverage afforded thereunder extends to the Custodian. In addition, the Custodian shall keep in force during the term of this Agreement a policy or policies of insurance covering loss occasioned by the errors and omissions of its officers and employees in connection with its obligations hereunder in the form and amount that are customary for securitizations similar to the securitization evidenced by this Agreement, with the Certificate Administrator named as loss payee. All fidelity bonds and policies of errors and omissions insurance obtained under this Section 8.15 shall be issued by an insurance company or security or bonding company qualified to write the related insurance policy in the relevant jurisdiction and whose claims paying ability is rated at least “A3” by Moody’s, or by any other insurer with respect to which the Rating Agencies have provided to the Certificate Administrator a Rating Agency Confirmation. Each Custodian shall be subject to the same obligations and standard of care as would be imposed on the Certificate Administrator hereunder in connection with the retention of the Mortgage Loan File directly by the Certificate Administrator. The appointment of a Custodian shall not relieve the Certificate Administrator from any of its obligations hereunder, and the Certificate Administrator shall remain responsible for all acts and omissions of the Custodian.

9.                  CERTAIN MATTERS RELATING TO THE CONTROLLING CLASS REPRESENTATIVE AND THE OPERATING ADVISOR

9.1              Selection and Removal of the Controlling Class Representative. (a) The Majority Controlling Class Certificateholders may elect the Controlling Class Representative.

(b)               The Controlling Class Representative shall be the representative of the Controlling Class selected by the Majority Controlling Class Certificateholders, as determined by the Certificate Registrar from time to time; provided that such Majority Controlling Class Certificateholders making the selection may not include Borrower Restricted Parties; and provided, further, that the Controlling Class Representative cannot be any Borrower Restricted Party. In connection with the appointment of a Controlling Class Representative, the party so appointed and the Majority Controlling Class Certificateholders that made the selection shall all provide written certifications (substantially in the form of Exhibit K-3 to this Agreement) to the Servicer, the Special Servicer, the Trustee, the Certificate Administrator and the Operating Advisor confirming that neither the prospective Controlling Class Representative nor any of the Majority Controlling Class Certificateholders that appointed such prospective Controlling Class Representative is a Borrower Restricted Party; and no designation of a Controlling Class Representative shall be deemed effective until such certifications are so delivered. Each of the Servicer, the Special Servicer, the Trustee, the Certificate Administrator and the Operating Advisor may conclusively rely on any Investor Certification provided to it in connection with the foregoing and may require that Investor Certifications are resubmitted from time to time in accordance with its policies and procedures.

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(c)                The Majority Controlling Class Certificateholders shall give written notice to the Servicer, the Special Servicer, the Trustee, the Certificate Administrator and the Operating Advisor of the appointment of any Controlling Class Representative (in order to receive notices hereunder).

(d)                The Controlling Class Representative may be removed, with or without cause, at any time by the written vote of the Majority Controlling Class Certificateholders, which holders may not include Borrower Restricted Parties, and a copy of the results of such vote, together with the contact information for the new Controlling Class Representative, shall be delivered to the Certificate Administrator, the Trustee, the Servicer, the Special Servicer and the Operating Advisor, and such parties may conclusively rely on such notice. Absent such notice, the Certificate Administrator, the Trustee, the Servicer, the Special Servicer and the Operating Advisor may rely on the prior designation.

(e)               Each Holder and Beneficial Owner of a Certificate in the Controlling Class is hereby deemed to have agreed by virtue of its purchase of such Certificate in the Controlling Class or an interest therein to provide its name and address to the Certificate Administrator and the Trustee, to notify the Certificate Administrator, the Trustee, the Operating Advisor, the Servicer, the Special Servicer and the Operating Advisor of the transfer of such Certificate in the Controlling Class or any interest therein, the selection of a Controlling Class Representative or the resignation or removal thereof and (by way of a certification substantially in the form of Exhibit K-3 to this Agreement) whether it or, to its knowledge, a Controlling Class Representative is or has become a Borrower Restricted Party. Any Certificateholder or Beneficial Owner that is at any time appointed Controlling Class Representative is hereby deemed to have agreed by virtue of its purchase of a Certificate or an interest therein to notify the Certificate Administrator, the Trustee, the Servicer, the Special Servicer and the Operating Advisor when such Certificateholder or Beneficial Owner is appointed Controlling Class Representative, when it is removed or resigns and (by way of a certification substantially in the form of Exhibit K-3 to this Agreement) whether it is or has become a Borrower Restricted Party and further to resign if it becomes a Borrower Restricted Party. Upon receipt of such notice, the Certificate Administrator shall notify the Special Servicer, the Servicer and the Operating Advisor of the identity of the Controlling Class Representative and any resignation or removal thereof. In addition, upon the request of the Servicer, the Special Servicer or the Operating Advisor, as applicable, the Certificate Administrator shall provide such information as is then in its possession to identify the Controlling Class Representative, the name of the then-current Controlling Class and a list of the Certificateholders of the Controlling Class to such requesting party. By virtue of their acquisition of Certificates or interests therein, each Holder and Beneficial Owner of the Certificates in the Controlling Class agrees to remove any Controlling Class Representative known to be a Borrower Restricted Party or to cause such Controlling Class Representative to resign.

(f)                Once a Controlling Class Representative has been selected, each of the Depositor, the Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor and each other Certificateholder (or Beneficial Owner, if applicable) shall be entitled to rely on such selection unless the Majority Controlling Class Certificateholders shall have notified each other party to this Agreement and each other Certificateholder of the Controlling Class, in writing, of the resignation of such Controlling Class Representative or the selection of a new Controlling Class Representative.

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(g)               Until it receives notice to the contrary, each party to this Agreement shall be entitled to rely on the most recent notification with respect to the identity of the Certificateholders of the Controlling Class and the Controlling Class Representative.

(h)               The Controlling Class Representative shall be responsible for its own expenses.

(i)                 Notwithstanding any other provision to this Agreement, in the event that no Controlling Class Representative has been appointed or identified to the Servicer or the Special Servicer, as applicable, and the Servicer or Special Servicer, as applicable, has attempted to obtain such information from the Certificate Administrator and no such entity has been identified to the Servicer or the Special Servicer, as applicable, then the Servicer or the Special Servicer, as applicable, shall have no duty to consult with, provide notice to, or seek the approval or consent of the Controlling Class Representative until such time as a Controlling Class Representative meeting the definition thereof is so appointed or identified. Upon request, the Certificate Administrator shall provide such information as is then in its possession to identify the Controlling Class Representative to the Servicer and the Special Servicer.

9.2                Limitation on Liability of Controlling Class Representative; Acknowledgements of the Certificateholders.(j) (a) Each Certificateholder, by its acceptance of its Certificates, acknowledges and agrees that: (i) the Controlling Class Representative and/or any Holder of a Certificate in the Controlling Class may each have relationships and interests that conflict with those of Holders of one or more other Classes of Certificates, including owning all or any portion of any Companion Loan or related mezzanine loan, owning certificates backed by any Companion Loan or related mezzanine loan or being an Affiliate of the Special Servicer; (ii) the Controlling Class Representative and/or any Holder of Certificates in the Controlling Class may act solely in the interests of the Holders of the Controlling Class; (iii) the Controlling Class Representative and the Holders of Certificates in the Controlling Class do not have any duties to the Trust or to the Holders of any other Class of Certificates; (iv) the Controlling Class Representative and/or any Holder of Certificates in the Controlling Class may take actions that favor interests of the Holders of Certificates in the Controlling Class over the interests of the Holders of one or more other Classes of Certificates; (v) neither the Controlling Class Representative nor the Holders of Certificates in the Controlling Class shall have any liability whatsoever to the Trust, the other parties to this Agreement, the Certificateholders or any other Person (including any Borrower Related Party) for having acted in accordance with or as permitted under the terms of this Agreement; and (vi) the Certificateholders may not take any action whatsoever against the Controlling Class Representative or any Holder of Certificates in the Controlling Class or any of the respective affiliates, directors, officers, shareholders, members, partners, agents or principals thereof as a result of the Controlling Class Representative or the Holders of Certificates in the Controlling Class having acted in accordance with the terms of and as permitted under this Agreement.

(b)               The Controlling Class Representative shall have no liability to the Trust or Certificateholders for having acted in accordance with or as permitted by this Agreement, or for refraining from the taking of any action.

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9.3                Consent to Various Actions; Rights and Powers of the Controlling Class Representative; Consultation Rights of the Consulting Parties. (a) Notwithstanding anything herein to the contrary, except as set forth in, and in any event subject to, Section 3.24, Section 9.3(b) and the last paragraph of this Section 9.3(a), (i) neither the Servicer nor the Special Servicer shall take any action described in clauses (i) through (v), clause (xi)(A) (to the extent that the related agreement is modified in a manner materially adverse to the “Senior Lender,” “Mortgage Lender” or such other similar term as may be set forth therein) and clause (xiii) of the definition of “Major Decision” without first obtaining a Rating Agency Confirmation with respect to such proposed action, (ii) the Servicer shall not take any action constituting a Major Decision unless it has obtained the consent of the Special Servicer (which consent shall be deemed given if the Special Servicer does not object within 15 Business Days (or such shorter period as response is required under the Mortgage Loan Documents) (or, in the case of a determination of an Acceptable Insurance Default, 45 days) of receipt of the Servicer’s written analysis and recommendation together with any information in the possession of the Servicer that is reasonably required to make a decision regarding the subject action), and (iii) if there is an applicable Consenting Party, the Special Servicer shall not consent to the Servicer’s taking any action constituting a Major Decision, nor shall the Special Servicer itself take any action constituting a Major Decision, as to which such Consenting Party has objected in writing within 10 Business Days (or such shorter period as response is required under the Mortgage Loan Documents) (or, in the case of a determination of an Acceptable Insurance Default, 30 days) after receipt of the applicable Major Decision Reporting Package from the Special Servicer (provided that if such written objection has not been received by the Special Servicer within such 10 Business Day period (or such shorter period as response is required under the Mortgage Loan Documents) (or, in the case of a determination of an Acceptable Insurance Default, 30-day period) after receipt of such information, then such Consenting Party shall be deemed to have approved such action); provided, that the Special Servicer shall also consult, solely on a non-binding basis, with (and shall consider alternative actions recommended by) any applicable Consulting Party with respect to any of the Major Decisions and any other matter as to which consent of any Consenting Party is required (or, if there is no longer an applicable Consenting Party, would have been required if a Consenting Party existed) (provided, that any such consultation is not binding on the Special Servicer); and, provided, further, that if the Special Servicer or the Servicer (whichever is authorized by this Agreement to take the subject action), as applicable, determines that immediate action with respect to a Major Decision or with respect to any other matter requiring consent of a Consenting Party or consultation with a Consulting Party, is necessary to protect the interests of the Certificateholders and the Companion Loan Holder(s), the Special Servicer or the Servicer, as applicable, may take any such action without waiting for the response of such Consenting Party or Consulting Party, as applicable, so long as the Special Servicer or the Servicer, as applicable, has made a reasonable effort to contact such Consenting Party or Consulting Party, as applicable, to inform it of such need; and provided, further, that no Consenting Party or Consulting Party shall have any rights under clause (xi) or clause (xix) of the definition of “Major Decision” if such Consenting Party or Consulting Party, as applicable, or an Affiliate thereof is a holder of any interest in the Mezzanine Loan or any other related mezzanine loan.

With respect to each Major Decision as to which a Consenting Party has consent rights or a Consulting Party has consultation rights pursuant to this Section 9.3, the Special Servicer shall prepare a Major Decision Reporting Package. With respect to each Major Decision as to which the Servicer is required to obtain the Special Servicer’s consent pursuant to this Section

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9.3, the Servicer shall provide the Special Servicer with the Servicer’s written analysis and recommendation together with any information in the possession of the Servicer that is reasonably required to make a decision regarding the subject action, simultaneously with the Servicer’s request for the Special Servicer’s consent regarding the related Major Decision. With respect to each Major Decision as to which a Consenting Party has consent rights or a Consulting Party (other than the Operating Advisor with respect to which the timing for delivery of Major Decision Reporting Packages is set forth in the immediately succeeding sentence) has consultation rights pursuant to this Section 9.3, the Special Servicer shall provide the related Major Decision Reporting Package to such Consenting Party or Consulting Party (other than the Operating Advisor), as applicable, simultaneously with the Special Servicer’s request for such Consenting Party’s consent or such Consulting Party’s input, as applicable, regarding the related Major Decision. The Special Servicer shall provide each Major Decision Reporting Package to the Operating Advisor: (i) prior to the occurrence and continuance of an Operating Advisor Consultation Trigger Event, simultaneously upon providing such Major Decision Reporting Package to the Controlling Class Representative; and (ii) following the occurrence and during the continuance of an Operating Advisor Consultation Trigger Event, simultaneously with the Special Servicer’s written request for the Operating Advisor’s input regarding the related Major Decision. With respect to any particular Major Decision and related Major Decision Reporting Package provided to the Operating Advisor pursuant to this Section 9.3(a) and any Asset Status Report provided to the Operating Advisor pursuant to Section 3.10(h), the Special Servicer shall make available to the Operating Advisor Servicing Officers with relevant knowledge regarding the Trust Loan and such Major Decision and/or Asset Status Report in order to address reasonable questions that the Operating Advisor may have relating to, among other things, such Major Decision and/or Asset Status Report and potential conflicts of interest and compensation with respect to such Major Decision and/or Asset Status Report.

In addition, subject to Section 9.3(b) and the immediately following paragraph, any applicable Consenting Party may direct the Special Servicer to take, or to refrain from taking, such other actions with respect to the Mortgage Loan as such Consenting Party may deem advisable or as to which provision is otherwise made herein. Notwithstanding anything herein to the contrary, no direction, advice, objection or consultation by any applicable Consenting Party or Consulting Party may (and neither the Servicer nor the Special Servicer shall follow any such advice, direction, objection or consultation that the Servicer or the Special Servicer, as applicable, has determined, in its reasonable, good faith judgment, would): (A) require or cause the Servicer or the Special Servicer to violate any provision of the Mortgage Loan Documents, the Co-Lender Agreement or any related mezzanine intercreditor agreement, applicable law or this Agreement, including without limitation the Servicer’s or the Special Servicer’s, as applicable, obligation to act in accordance with Accepted Servicing Practices, (B) result in the imposition of federal income tax on the Trust, cause either the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC, (C) expose the Trust, any Certificateholder, the Depositor, the Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor, any Companion Loan Holder or any of their respective Affiliates, members, managers, officers, directors, employees or agents, to any claim, suit or liability or (D) materially expand the scope of the Servicer’s or Special Servicer’s responsibilities hereunder. Furthermore, in addition to the rights of consent of an applicable Consenting Party and the rights of consultation of an applicable Consulting Party as set forth in this Section 9.3(a) above, it is understood and agreed that to the extent any other provision of this Agreement requires the provision of notice to, the obtaining of consent of, and/or

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consultation with, any applicable Consenting Party or Consulting Party, or otherwise provides for any right of any applicable Consenting Party or Consulting Party thereunder, then none of the Trustee, the Certificate Administrator, the Servicer or the Special Servicer shall be entitled to take any action (or omit to take any action) in contravention of the applicable rights of such Consenting Party or Consulting Party, as applicable, contained in such provision; provided, that this sentence is not intended to in any way (i) expand the rights of such Consenting Party or Consulting Party, as applicable, (ii) limit the application of the immediately preceding sentence, (iii) remove any limitations on the exercise of such rights set forth in the immediately preceding sentence or elsewhere herein, or (iv) require the Trustee, the Certificate Administrator, the Servicer and/or the Special Servicer to send a notice to, obtain the consent of, or consult with a new Consenting Party or Consulting Party, as applicable, whose name and contact information have not yet been provided to the Trustee, the Certificate Administrator, the Servicer and/or the Special Servicer; and provided, further, that if such other provisions are in any way subject to this Section 9.3, then the exercise of such rights shall be subject to Section 9.3(b) and the immediately following paragraph.

If the Special Servicer or Servicer, as applicable, determines that a refusal to consent by, or any direction, objection or advice from, any applicable Consenting Party or Consulting Party, as applicable, would require or otherwise cause the Special Servicer or Servicer, as applicable, to violate the terms of the Mortgage Loan Documents, the Co-Lender Agreement, any related mezzanine intercreditor agreement, applicable law, provisions of the Code, or this Agreement, including without limitation, the Accepted Servicing Practices, or expose any Certificateholder, the Trust, the Servicer, the Special Servicer, the Trustee, the Certificate Administrator, any Companion Loan Holder or their affiliates, officers, directors or agent to any claim, suit or liability, or result in the imposition of a tax upon the Trust, or cause either the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC, or materially expand the scope of the Servicer’s or Special Servicer’s responsibilities hereunder, then the Special Servicer or Servicer, as applicable, shall disregard such refusal to consent, direction, objection or advice and notify such Consenting Party or Consulting Party, as applicable, the Trustee, the Certificate Administrator and the 17g-5 Information Provider of its determination, including a reasonably detailed explanation of the basis therefor. The taking of, or refraining from taking, any action by the Servicer or Special Servicer in accordance with the direction of or approval of any applicable Consenting Party or the recommendation of any applicable Consulting Party (in any event, given in accordance with this Agreement) that does not violate the Mortgage Loan Documents, the Co-Lender Agreement, any related mezzanine intercreditor agreement, any applicable law, provisions of the Code (resulting in the imposition of federal income tax on the Trust, causing either the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC) or Accepted Servicing Practices or any other provisions of this Agreement, shall not result in any liability on the part of the Servicer or the Special Servicer.

(b)               During any CCR Consultation Termination Period, the Controlling Class Representative shall have no consent or consultation rights under this Agreement and shall have no right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as Controlling Class Representative; provided, that the Controlling Class Representative (if and to the extent that it is a Certificateholder) shall maintain the right to exercise its Voting Rights for the same purposes as any other Certificateholder under this Agreement.

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(c)               Notwithstanding the provisions of Section 9.3(a), at any time that lender approval is required for the purposes of Section 4.14, 4.21 or 4.22 of the Mortgage Loan Agreement, the Servicer, the Special Servicer and/or any Consenting Party, as applicable, must respond within the deemed approval time period set forth in the Mortgage Loan Agreement otherwise such approval shall be deemed granted if the Deemed Approval Requirements have been satisfied with respect to the relevant matters.

9.4                Controlling Class Representative and Operating Advisor Contact with Servicer and Special Servicer. Upon reasonable request, each of the Servicer and the Special Servicer shall, without charge, make a Servicing Officer available to answer questions from the Controlling Class Representative (during any CCR Control Period and any CCR Consultation Period) and the Operating Advisor regarding the performance and servicing of the Mortgage Loan (or, in the case of the Special Servicer, the Special Servicer’s operational activities on a platform level basis related to the servicing of the Mortgage Loan after a Special Servicing Loan Event and the servicing of any Foreclosed Property) for which the Servicer or the Special Servicer, as the case may be, is responsible (but the Servicer and the Special Servicer shall not respond to questions of the Operating Advisor with any information regarding communications between a Consenting Party, on the one hand, and the Servicer or Special Servicer, on the other hand).

Notwithstanding any provision of this Agreement to the contrary, the failure of the Servicer or the Special Servicer to disclose any information otherwise required to be disclosed by it pursuant to this Agreement shall not constitute a breach of this Agreement if the Servicer or the Special Servicer, as applicable, determines, in its reasonable and good faith judgment and consistent with the Accepted Servicing Practices, that such disclosure would constitute a waiver of the attorney-client privilege on behalf of the Trust or the Trust Fund or otherwise materially harm the Trust or the Trust Fund.

9.5               Appointment and Duties of the Operating Advisor (a) Park Bridge Lender Services LLC is hereby appointed to serve as the initial Operating Advisor. The Operating Advisor shall at all times be an Eligible Operating Advisor.

(b)               The Operating Advisor, as an independent contractor, shall (i) review the Special Servicer’s actions and decisions with respect to the Trust Loan (1) after a Special Servicing Loan Event and (2) with respect to Major Decisions (as provided in Section 3.10(h) and Section 9.3(a) and in accordance with the provisions of this Section 9.5), in light of Accepted Servicing Practices and the requirements of this Agreement, (ii) after the occurrence and during the continuance of an Operating Advisor Consultation Trigger Event, consult with the Special Servicer regarding Major Decisions (as provided in Section 9.3(a) and in accordance with the provisions of this Section 9.5), Asset Status Reports (as provided in Section 3.10(h) and in accordance with the provisions of this Section 9.5) and such other matters as to which the Special Servicer is to consult with the Operating Advisor as a Consulting Party pursuant to this Agreement and (iii) perform each other obligation of the Operating Advisor as set forth in this Agreement, in each such case solely on behalf of the Trust and in the best interest of, and for the benefit of, all of the Certificateholders (as a collective whole as if such Certificateholders constituted a single lender), and not any particular Class of Certificateholders, as determined by the Operating Advisor in the exercise of its good faith and reasonable judgment, but without regard to any conflict of interest arising from any relationship that the Operating Advisor or any of its Affiliates may have with the

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Borrower Restricted Parties, the Property Manager, the Guarantor, the Loan Sellers, the Depositor, the Servicer, the Special Servicer, the Controlling Class Representative or any of their respective Affiliates (the “Operating Advisor Standard”). The Operating Advisor shall act solely as a contracting party to the extent set forth in this Agreement and shall not owe any fiduciary duty to any party to this Agreement or any other Person in connection with this Agreement. The Operating Advisor’s duties shall be limited to its specific obligations under this Agreement, and the Operating Advisor shall have no duty or liability to any particular Class of Certificates or any Certificateholder. The Operating Advisor is not a servicer or a sub-servicer and will not be charged with changing the outcome on the Trust Loan or with respect to any Major Decision on which it consults for the Trust Loan. By its acceptance of a Certificate, each Certificateholder acknowledges and agrees that there could be multiple strategies to resolve the Trust Loan and a variety of actions or decisions made with respect to any Major Decision and that the goal of the Operating Advisor’s participation is to provide additional input relating to the Special Servicer’s compliance with Accepted Servicing Practices in making its determinations as to which strategy to execute.

(c)               The Operating Advisor shall promptly review (i) all information available to Privileged Persons on the Certificate Administrator’s Website with respect to the Special Servicer, assets on the CREFC® Servicer Watch List, the Trust Loan following a Special Servicing Loan Event and the Special Servicer’s actions relating to Major Decisions with respect to the Trust Loan, (ii) each Final Asset Status Report delivered by the Special Servicer to the Operating Advisor, (iii) if an Operating Advisor Consultation Trigger Event exists, each other Asset Status Report delivered by the Special Servicer to the Operating Advisor, (iv) each Major Decision Reporting Package delivered by the Special Servicer to the Operating Advisor pursuant to Section 9.3(a), and (v) if specifically required to be delivered to the Operating Advisor under this Agreement, such other reports, documents, certificates and other information received by the Operating Advisor from the Special Servicer (whether directly or through the Servicer) as relate to the actions and decisions of the Special Servicer in respect of the Trust Loan (A) in connection with Major Decisions and (B) following a Special Servicing Loan Event. To the extent not otherwise deliverable by the Special Servicer to the Operating Advisor hereunder or available to the Operating Advisor on the Certificate Administrator’s Website, the Special Servicer shall: (i) concurrently deliver to the Operating Advisor any and all reports provided by the Special Servicer to any of the other parties to this Agreement or to any Certificateholder or Beneficial Owner, in each case, to the extent that such reports relate to the Mortgage Loan following a Special Servicing Loan Event or any Major Decision with respect to which the Operating Advisor has consultation rights pursuant to Section 9.5(f) of this Agreement; and (ii) grant the Operating Advisor adequate and timely access to information and reports prepared by or otherwise in the possession of the Special Servicer necessary for the Operating Advisor to fulfill its duties under this Agreement.

(d)               Based on the Operating Advisor’s review of the following information (to the extent delivered to the Operating Advisor or made available to the Operating Advisor on the Certificate Administrator’s Website): any annual compliance statement and any assessment of compliance delivered to the Operating Advisor pursuant to Section 3.19 of this Agreement, as applicable; any attestation report delivered to the Operating Advisor pursuant to Section 3.20 of this Agreement; any Major Decision Reporting Package; any Final Asset Status Report and, during the continuance of an Operating Advisor Consultation Trigger Event, any other Asset Status Report; any other reports made available to Privileged Persons on the Certificate Administrator’s

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Website during the prior calendar year that the Operating Advisor is required to review pursuant to Section 9.5(c); and any other information delivered to the Operating Advisor by the Special Servicer (whether directly or through the Servicer) (other than any communications between the Controlling Class Representative and the Special Servicer that would be Privileged Information), the Operating Advisor shall (if, during the prior calendar year, (i) a Special Servicing Loan Event has occurred or (ii) there existed an Operating Advisor Consultation Trigger Event), and the Operating Advisor may (but will not be obligated) if, with respect to the prior calendar year, the Operating Advisor deems it appropriate in its sole discretion exercised in good faith, prepare and deliver to the Depositor, the 17g-5 Information Provider (who shall promptly post such Operating Advisor Annual Report on the 17g-5 Information Provider’s Website), the Trustee and the Certificate Administrator (who shall promptly post such Operating Advisor Annual Report on the Certificate Administrator’s Website), within 120 days of the end of the prior calendar year an annual report (the “Operating Advisor Annual Report”). The Operating Advisor Annual Report shall be substantially in the form of Exhibit O of this Agreement (which form may be modified or altered as to either its organization or content by the Operating Advisor, subject to compliance of such form with the terms and provisions of this Agreement; provided, that in no event shall the information or any other content included in the Operating Advisor Annual Report contravene any provision of this Agreement). The Operating Advisor Annual Report shall set forth the Operating Advisor’s assessment of the Special Servicer’s performance of its duties under this Agreement during the prior calendar year. Subject to the restrictions in this Agreement, including, without limitation, Section 9.5(b) of this Agreement, each such Operating Advisor Annual Report shall (A) state whether the Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer is performing its duties in compliance with (1) Accepted Servicing Practices and (2) the Special Servicer’s obligations under this Agreement, and (B) identify any material deviations with respect to such matters from (i) Accepted Servicing Practices or (ii) the Special Servicer’s obligations under this Agreement, and (C) comply with all of the confidentiality requirements applicable to the Operating Advisor with respect to Privileged Information provided for in this Agreement (subject to any permitted exceptions set forth in this Agreement). In the event a lack of access to Privileged Information limits the Operating Advisor from performing its duties under this Agreement, the Operating Advisor shall not be subject to any liability arising from its lack of access to Privileged Information. The Operating Advisor shall be entitled, absent manifest error, to conclusively rely on the accuracy and completeness of any information it is provided without liability for any such reliance thereunder. Such Operating Advisor Annual Report shall be delivered to the Trustee, the Certificate Administrator, the 17g-5 Information Provider and the Depositor, and the Certificate Administrator and the 17g-5 Information Provider shall promptly, upon receipt, post such Operating Advisor Annual Report on the Certificate Administrator’s Website and the 17g-5 Information Provider’s Website, respectively; provided, however, that the Operating Advisor shall deliver any Operating Advisor Annual Report to the Special Servicer and any applicable Consenting Party or Consulting Party at least ten (10) calendar days prior to the delivery of such Operating Advisor Annual Report to the Depositor, the Trustee and the Certificate Administrator. The Operating Advisor may, but shall not be obligated to, revise the Operating Advisor Annual Report based on any comments received from the Special Servicer or any applicable Consenting Party or Consulting Party. In the event the Special Servicer is replaced during the prior calendar year, the Operating Advisor shall only be required to prepare an Operating Advisor Annual Report relating to each entity that was acting as Special Servicer as of December 31 of the prior calendar year and is continuing in such capacity through the date of such

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Operating Advisor Annual Report. In preparing the Operating Advisor Annual Report, the Operating Advisor shall not be required to report on instances of non-compliance with, or deviations from, Accepted Servicing Practices or the Special Servicer’s obligations under this Agreement that the Operating Advisor determines, in its sole discretion exercised in good faith, to be immaterial.

(e)               After the calculation but prior to the utilization by the Special Servicer of any of the calculations with respect to the Trust Loan following a Special Servicing Loan Event related to Appraisal Reduction Amounts, Collateral Deficiency Amount or net present value used in the Special Servicer’s determination of the course of action to be taken in connection with the workout or liquidation of the Trust Loan, the Special Servicer shall forward such calculations, together with any supporting material or additional information necessary in support thereof (including such additional information reasonably requested by the Operating Advisor, and in the Special Servicer’s possession or reasonably obtainable by the Special Servicer, to confirm the mathematical accuracy of such calculations, but not including any Privileged Information), to the Operating Advisor promptly, but in any event no later than two (2) Business Days after preparing such calculations, and the Operating Advisor shall promptly, but no later than five (5) Business Days after receipt of such calculations and any supporting or additional materials, recalculate the accuracy of the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with any such calculation. In connection with this Section 9.5, in the event the Operating Advisor does not agree with the mathematical calculations in any material respect or does not agree with the application of the non-discretionary portions of the applicable formulas required to be utilized for such calculation, the Operating Advisor and the Special Servicer shall consult with each other in order to resolve any inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the applicable formulas in arriving at those mathematical calculations or any disagreement within five (5) Business Days of delivery of such calculations to the Operating Advisor. In the event the Operating Advisor and Special Servicer are not able to resolve such inaccuracies or disagreement prior to the end of such five (5) Business Day period, the Operating Advisor shall promptly notify the Certificate Administrator of such disagreement and the Certificate Administrator shall determine which calculation is to apply. In making such determination, the Certificate Administrator may hire an independent third-party to assist with any such calculation at the expense of the Trust Fund.

(f)                After the occurrence and during the continuance of an Operating Advisor Consultation Trigger Event, the Operating Advisor shall consult (on a non-binding basis) with the Special Servicer in connection with (i) any Major Decision in accordance with Section 9.3 and this Section 9.5, (ii) each Asset Status Report in accordance with Section 3.10(h) and (iii) such other matters as to which the Special Servicer is to consult with the Operating Advisor as a Consulting Party pursuant to this Agreement, and, in each case, the Special Servicer shall consider any alternative courses of action and any other feedback provided by the Operating Advisor. In connection with the Operating Advisor’s obligation to consult (on a non-binding basis) with the Special Servicer with respect to Asset Status Report in accordance with Section 3.10(h), the Operating Advisor shall propose, by written notice, alternative courses of action within 10 Business Days of receipt of each Asset Status Report to the extent the Operating Advisor determines such alternatives to be in the best interest of the Certificateholders, as a collective whole as if such Certificateholders constituted a single lender. Prior to the occurrence and continuance

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of an Operating Advisor Consultation Trigger Event, the Operating Advisor shall have no specific involvement with respect to collateral substitutions, assignments, workouts, modifications, consents, waivers, lockbox management, insurance policies, borrower substitutions, lease changes, additional borrower debt, property management changes, releases from escrow, assumptions and other similar actions that the Special Servicer may perform under this Agreement.

(g)               Subject to the requirements of confidentiality imposed on the Operating Advisor herein (including without limitation in respect of Privileged Information), the Operating Advisor shall respond to Inquiries relating to the Operating Advisor Annual Reports or actions by the Special Servicer as to which the Operating Advisor has consultation rights, whether or not referenced in any Operating Advisor Annual Report and made by Non-Restricted Privileged Persons from time to time in accordance with the terms of Section 4.5(a) of this Agreement.

(h)               Subject to the Privileged Information Exception, the Operating Advisor shall keep confidential any appropriately labeled Privileged Information received from the Special Servicer or the Controlling Class Representative in connection with the exercise of the rights of the Controlling Class Representative under this Agreement (including, without limitation, in connection with the review and/or approval of any Asset Status Report), subject to any law, rule, regulation, order, judgment or decree requiring the disclosure of such Privileged Information.

(i)                 The Operating Advisor shall keep all appropriately labeled Privileged Information confidential and shall not disclose such Privileged Information to any Person (including Certificateholders other than the Controlling Class Representative), other than (1) to the extent expressly required by this Agreement, to the other parties to this Agreement with a notice indicating that such information is Privileged Information, (2) pursuant to a Privileged Information Exception or (3) where necessary to support specific findings or conclusions (i) in the Operating Advisor Annual Report or (ii) in connection with the recommendation by the Operating Advisor to replace the Special Servicer. Notwithstanding the foregoing, the Operating Advisor, solely to the extent required in connection with its duties under this Agreement, will be permitted to share Privileged Information with its Affiliates and any subcontractors of the Operating Advisor provided such Affiliates and subcontractors of the Operating Advisor agree in writing prior to their receipt of such Privileged Information to be bound by the same confidentiality provisions applicable to the Operating Advisor described in this Agreement and a copy of such agreement is provided to the parties hereto. Each party to this Agreement that receives Privileged Information from the Operating Advisor with a notice stating that such information is Privileged Information shall not disclose such Privileged Information to any Person without the prior written consent of the Special Servicer and, unless a CCR Consultation Termination Event has occurred and is continuing, the Controlling Class Representative other than pursuant to a Privileged Information Exception.

(j)                 On each Remittance Date, the Operating Advisor shall be paid the applicable Operating Advisor Fee from amounts on deposit in the Collection Account, pursuant to Section 3.4 of this Agreement. In addition, the Operating Advisor Consulting Fee shall be payable to the Operating Advisor (but only to the extent such fee is actually received from the Borrowers as a separately identifiable fee) with respect to each Major Decision for which the Operating Advisor has consultation rights. Each of the Operating Advisor Fee and the Operating Advisor Consulting Fee shall be payable from funds on deposit in the Collection Account as provided in

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Section 3.4 of this Agreement, but with respect to the Operating Advisor Consulting Fee only to the extent such Operating Advisor Consulting Fee is actually received from the Borrowers. If the Operating Advisor has consultation rights with respect to a Major Decision under this Agreement, the Servicer or the Special Servicer, as applicable, shall use efforts to collect the applicable Operating Advisor Consulting Fee from the Borrowers in connection with any Major Decision that are consistent with the efforts that the Servicer or the Special Servicer, as applicable, would use to collect any Borrower paid fees not specified in the Mortgage Loan Agreement owed to it in accordance with Accepted Servicing Practices, but only to the extent not prohibited by the Mortgage Loan Documents, and shall deposit any Operating Advisor Consulting Fee so collected from the Borrowers into the Collection Account. The Servicer or Special Servicer, as applicable, may waive or reduce the amount of any Operating Advisor Consulting Fee payable by the Borrowers if it determines that such full or partial waiver is in accordance with Accepted Servicing Practices, but in no event shall the Servicer or the Special Servicer take any enforcement action with respect to the collection of such Operating Advisor Consulting Fee other than requests for collection; provided that the Servicer or the Special Servicer, as applicable, shall consult (on a non-binding basis) with the Operating Advisor prior to any such waiver or reduction.

(k)               In no event shall the Operating Advisor have the power to compel any transaction party to take or refrain from taking any action.

(l)                 The Operating Advisor may delegate its duties to agents or subcontractors to the extent such agents or subcontractors satisfy clauses (iii), (iv) and (vi) of the definition of “Eligible Operating Advisor” and so long as the related agreements or arrangements with such agents or subcontractors are consistent with the provisions of Sections 9.5, 9.6, 9.7 and 9.8 of this Agreement. Notwithstanding the foregoing sentence, the Operating Advisor shall remain obligated and primarily liable for any actions required to be performed hereunder in accordance with the provisions of this Agreement without diminution of such obligation or liability or related obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any Person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the Operating Advisor alone were performing its obligations under this Agreement

9.6              Merger or Consolidation of the Operating Advisor. Any Person into which the Operating Advisor may be merged or consolidated, or any Person resulting from any merger, conversion, other change in form or consolidation to which the Operating Advisor shall be a party, or any Person succeeding to all or substantially all of the mortgage surveillance business of the Operating Advisor, shall be the successor of the Operating Advisor hereunder, and shall be deemed to have assumed all of the liabilities and obligations of the Operating Advisor hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided, however, that such successor or surviving Person would not cause the then current rating on any of the Certificates to be qualified, downgraded or withdrawn by any of the Rating Agencies, as evidenced by a Rating Agency Confirmation delivered to the Certificate Administrator and the Trustee. The successor or surviving Person shall provide prompt written notice of the merger or consolidation to the Trustee, the Servicer and the Special Servicer, the Certificate Administrator and the 17g-5 Information Provider. If a Responsible Officer of the Trustee has received written notice of, or otherwise has actual knowledge that, any such successor or surviving Person is not an Eligible Operating Advisor, the Trustee shall terminate the successor or surviving Person as

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Operating Advisor and appoint a successor Operating Advisor, such termination and replacement to be effected in the manner set forth in Section 9.8; provided, however, that in no event shall the Trustee incur any liability or expense in connection with such termination of the prior Operating Advisor or the appointment of a successor Operating Advisor. Notwithstanding the foregoing, if the Trustee is unable to find a successor Operating Advisor within 30 days of the termination of the successor or surviving Person as Operating Advisor, the Trustee shall provide written notice thereof to the Depositor, and the Depositor shall be permitted, but not required, to find a replacement Operating Advisor meeting the requirements of this Agreement.

9.7              Resignation of Operating Advisor The Operating Advisor may resign from its obligations and duties under this Agreement upon (a) thirty (30) days’ prior written notice to the Depositor, the Servicer, the Special Servicer, the Trustee and the Certificate Administrator and (b) the appointment of, and the acceptance of such appointment by, a successor operating advisor that is an Eligible Operating Advisor and receipt by the Trustee of Rating Agency Confirmation from each Rating Agency. No such resignation by the Operating Advisor shall become effective until a replacement Operating Advisor shall have assumed the resigning Operating Advisor’s responsibilities and obligations under this Agreement. The successor entity assuming the obligations of the Operating Advisor under this Agreement shall be entitled to the compensation to which the Operating Advisor would have been entitled hereunder after the date of assumption of such obligations. If no successor Operating Advisor can be obtained to perform such obligations for such compensation, additional amounts payable to such successor Operating Advisor shall be paid by the resigning Operating Advisor. If no successor Operating Advisor has been appointed and accepted such appointment within 60 days after the resigning Operating Advisor’s giving of notice of resignation, the resigning Operating Advisor may petition any court of competent jurisdiction for appointment of a successor. The resigning Operating Advisor shall pay all costs and expenses associated with its resignation and the transfer of its duties (including costs and expenses incurred by each other party to this Agreement, the Trust and the Rating Agencies) pursuant to this Section 9.7. Upon being required to resign pursuant to Section 3.33, the Operating Advisor shall promptly resign in accordance with this Section 9.7.

9.8              Termination of the Operating Advisor. (a) An “Operating Advisor Termination Event” means any one of the following events whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(i)                any failure by the Operating Advisor to observe or perform in any material respect any of its covenants or agreements or the material breach of its representations or warranties under this Agreement, which failure shall continue unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Operating Advisor by the Trustee or to the Operating Advisor, the Certificate Administrator and the Trustee by the Holders of Certificates having greater than 25% of the aggregate Voting Rights of all then outstanding Certificates; provided, however, that with respect to any such failure which is not curable within such 30-day period, the Operating Advisor shall have an additional cure period of thirty (30) days to effect such cure so long as it has commenced to cure such failure with the initial 30-day period and has provided the Trustee and the Certificate Administrator with an

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Officer’s Certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(ii)                any failure by the Operating Advisor to perform in accordance with the Operating Advisor Standard which failure shall continue unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given in writing to the Operating Advisor by any party to this Agreement;

(iii)               any failure by the Operating Advisor to be an Eligible Operating Advisor, which failure shall continue unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given in writing to the Operating Advisor by any party to this Agreement;

(iv)              a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Operating Advisor, and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days;

(v)               the Operating Advisor shall consent to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the Operating Advisor or of or relating to all or substantially all of its property; or

(vi)              the Operating Advisor shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations.

Upon receipt by the Certificate Administrator of notice of the occurrence of any Operating Advisor Termination Event, the Certificate Administrator shall promptly provide written notice to all Certificateholders by posting such notice on its internet website, unless the Certificate Administrator has received notice that it has been remedied.

If an Operating Advisor Termination Event shall occur then, and in each and every such case, so long as such Operating Advisor Termination Event shall not have been remedied, either (i) the Trustee may or (ii) upon the written direction of Holders of Certificates evidencing not less than 25% of the Voting Rights of each Class of Non-Reduced Certificates, the Trustee shall, terminate all of the rights and obligations of the Operating Advisor under this Agreement, other than rights and obligations accrued prior to such termination (including the right to receive all amounts accrued and owing to it under this Agreement) and other than indemnification rights (arising out of events occurring prior to such termination), by notice in writing to the Operating Advisor. Notwithstanding anything herein to the contrary, the Depositor shall have the right, but

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not the obligation, to notify the Certificate Administrator and the Trustee of any Operating Advisor Termination Event of which the Depositor becomes aware.

(b)               Upon (i) the written direction of Holders of Non-Reduced Certificates evidencing not less than 15% of the Voting Rights of the Non-Reduced Certificates requesting a vote to terminate and replace the existing Operating Advisor with a proposed successor Operating Advisor that is an Eligible Operating Advisor and (ii) payment by such Holders to the Trust, the Certificate Administrator and the Operating Advisor, as applicable, of the reasonable fees and expenses incurred or to be incurred by the Trust, the Certificate Administrator and/or the Operating Advisor, as applicable, in connection with such vote (and such fees and expenses shall not constitute Borrower Reimbursable Trust Fund Expenses or Trust Fund Expenses), the Certificate Administrator shall promptly provide notice of the requested vote described in clause (i) above to all Certificateholders by posting such notice on the Certificate Administrator’s Website and including in the next Distribution Date Statement a statement that such request was received. Upon the written direction of Holders of Non-Reduced Certificates evidencing more than 50% of all the Voting Rights of the Non-Reduced Certificates, the Trustee shall terminate all of the rights (other than the right to receive accrued and unpaid fees and expense reimbursements and the right to indemnification hereunder) and obligations of the Operating Advisor under this Agreement by notice in writing to the Operating Advisor; provided, that if that written direction is not provided within 180 days of the initial request for a vote to terminate and replace the Operating Advisor, then that written direction shall have no force or effect. The provisions set forth in the foregoing sentences of this Section 9.8(b) shall be binding upon and inure solely to the benefit of the Certificateholders and the Trustee as between each other. The Operating Advisor shall not have any cause of action based upon or arising from any breach or alleged breach of such provisions; provided that this sentence shall not affect the Operating Advisor’s right to receive accrued and unpaid fees and expense reimbursements and the right to indemnification hereunder. As between the Operating Advisor, on the one hand, and the Certificateholders, on the other, the Certificateholders shall be entitled in their sole discretion to vote for the termination or not vote for the termination of the Operating Advisor.

(c)               On or after the receipt by the Operating Advisor of written notice of termination pursuant to Section 9.6, Section 9.8(a), or Section 9.8(b), or the effectiveness of any resignation by the Operating Advisor pursuant to Section 9.7, all of its authority and power under this Agreement shall be terminated and, without limitation, the terminated Operating Advisor shall execute any and all documents and other instruments, and do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination. If (i) the Operating Advisor resigns pursuant to Section 9.7 or (ii) the Trustee delivers written notice of termination to the Operating Advisor pursuant to Section 9.6, Section 9.8(a) or Section 9.8(b), the Trustee shall appoint a successor Operating Advisor that is an Eligible Operating Advisor (such appointment to be made as soon as practicable, but in no event later than 15 Business Days after such termination in the case of clause (ii)), which successor Operating Advisor may be an Affiliate of the Trustee and shall be the recommended or proposed successor Operating Advisor in the case of a resignation pursuant to Section 9.7 or a termination pursuant to Section 9.8(b). The Trustee may rely on a certification accepted by it in good faith from the replacement Operating Advisor as to the status of the replacement Operating Advisor as an Eligible Operating Advisor. If the Trustee is the successor Servicer or successor Special Servicer, neither the Trustee nor any of its Affiliates shall be the successor Operating Advisor. The Trustee will not have any liability for any failure to find

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a suitable Eligible Operating Advisor to serve as a successor Operating Advisor. Notwithstanding the foregoing, if the Trustee is unable to find a successor Operating Advisor within 30 days of the termination of the Operating Advisor, the Trustee shall provide written notice thereof to the Depositor, and the Depositor shall be permitted to find a replacement Operating Advisor meeting the requirements of this Agreement.

Except as contemplated by Section 9.7 and Section 9.8(b), and except for any consent rights of the Controlling Class Representative expressly set forth in this Article 9, the appointment of the Operating Advisor shall not be subject to the vote, consent or approval of the Holder of any Class of Certificates. The Operating Advisor shall not at any time be the Depositor, the Servicer, the Special Servicer, a Loan Seller or an Affiliate of any of them. If any of such entities becomes the Operating Advisor, including by means of an affiliation arising after the date hereof, the Operating Advisor shall immediately resign, and the Trustee shall appoint a successor Operating Advisor subject to and in accordance with this Section 9.8(c).

Upon any resignation or termination of the Operating Advisor or appointment of a successor Operating Advisor, the Trustee shall, as soon as possible, give written notice thereof to the Special Servicer, the Servicer, the Certificate Administrator (who shall promptly post such notice to the Certificate Administrator’s Website pursuant to Section 8.14), the 17g-5 Information Provider (who shall promptly post such notice to the 17g-5 Information Provider’s Website pursuant to Section 8.14), the Depositor, the Certificateholders and, during any CCR Control Period and any CCR Consultation Period, the Controlling Class Representative. If the Operating Advisor resigns or is terminated for any reason, it will remain entitled to receive all amounts accrued and owing to it under this Agreement (which shall be payable in accordance with the priorities and subject to the limitations set forth herein) and any rights to indemnification (arising out of events occurring prior to such termination.

10.              TERMINATION

10.1          Termination. (a) The respective obligations and responsibilities of the Depositor, the Servicer, the Special Servicer, the Trustee, the Certificate Administrator and the Operating Advisor created hereby (other than (x) the obligation to make certain remittances to the Companion Loan Holder(s) to the extent of any remaining funds and in accordance with the Co-Lender Agreement, (y) the obligation of the Certificate Administrator to make certain payments to Certificateholders after the final Distribution Date and to comply with all federal income tax reporting requirements and maintenance of books and records, and (z) the indemnification rights and obligations of the parties hereto) shall terminate upon the last action required to be taken by the Certificate Administrator on the final Distribution Date pursuant to this Article 10 following the later of (i) the final payment on the Certificates and the Uncertificated Lower-Tier Interests or (ii) the liquidation of the Trust Loan (including, without limitation, in connection with the sale of the Trust Loan pursuant to the Mezzanine Intercreditor Agreement or this Agreement, as applicable) or the liquidation or abandonment of the Properties and all other Collateral for the Trust Loan, provided, however, in no event shall the trust created hereby continue beyond the expiration of twenty-one years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date hereof.

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(b)               On the final Distribution Date, all amounts on deposit in the Collection Account and not otherwise payable to a person other than the Certificateholders, shall be applied as described in Section 4.1.

(c)               Notice of any termination, specifying the final Distribution Date (which shall be a date that would otherwise be a Distribution Date) upon which the Certificateholders of any Class may surrender their Certificates to the Certificate Administrator for payment of the final distribution and cancellation, shall be given promptly by the Certificate Administrator by letter to Certificateholders mailed as soon as practicable specifying (A) the final Distribution Date upon which final payment of the Certificates shall be made (upon presentation and surrender of Certificates at the office or agency of the Certificate Administrator therein designated), (B) the amount of any such final payment and (C) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office or agency of the Certificate Administrator therein specified.

10.2          Additional Termination Requirements. In connection with any termination pursuant to Section 10.1 other than final payment on the Mortgage Loan, the Trust shall be terminated in accordance with the following additional requirements, unless the Certificate Administrator has obtained at the expense of the Trust, an Opinion of Counsel that any other manner of terminating either the Lower-Tier REMIC or the Upper-Tier REMIC shall not subject the Trust, the Lower-Tier REMIC or the Upper-Tier REMIC to federal income tax:

(i)                within 89 days prior to the final Distribution Date, the Certificate Administrator shall designate the first day of the 90 day liquidation period of the Lower-Tier REMIC and the Upper-Tier REMIC which shall be specified in a notice from the Certificate Administrator to the Certificateholders as soon as practicable prior to such final Distribution Date, and shall specify such date in the final tax return of each such REMIC;

(ii)               at or after the time of adoption of such plan of complete liquidation and at or prior to the final Distribution Date, the Servicer shall sell any remaining assets (other than cash) of the Trust and credit the proceeds thereof to the Trust; and

(iii)              at or after such time as the proceeds from the disposition of the remaining assets of the Trust shall have been credited to the Trust, the Certificate Administrator shall cause all remaining amounts held (A) as part of the Lower-Tier REMIC to be distributed to the Certificate Administrator as holder of the Uncertificated Lower-Tier Interests and to the Holders of the Class R Certificates (in respect of the Class LT-R Interest) in accordance with Sections 4.1(c), 4.1(d), 4.1(e) and 4.3(c), and (B) as part of the Upper-Tier REMIC to be distributed to the Holders of the Regular Certificates and the Class R Certificates (in respect of the Class UT-R Interest) in accordance with Section 4.1(a) and Section 4.3(a).

10.3           Trusts Irrevocable. Except as expressly provided herein, all trusts created hereby are irrevocable.

11.              MISCELLANEOUS PROVISIONS

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11.1           Amendment. (a) This Agreement may be amended from time to time by the parties hereto, without the consent of any of the Certificateholders or any Companion Loan Holder:

(i)                 to correct any inconsistency, defect or ambiguity in this Agreement or to correct any manifest error in any provision of this Agreement;

(ii)               to cause the provisions of this Agreement to conform or be consistent with or in furtherance of the statements made in the Offering Circular with respect to the Certificates, the Trust or this Agreement or to correct or supplement any of its provisions which may be inconsistent with any other provisions herein or to correct any error;

(iii)              to change the timing and/or nature of deposits in the Collection Account, the Distribution Account or the Foreclosed Property Account, provided, that (A) the Remittance Date shall in no event be later than the Business Day prior to the related Distribution Date and (B) either (1) the change would not adversely affect in any material respect the interests of any Certificateholder not consenting thereto, as evidenced by an Opinion of Counsel (at the expense of the party requesting the amendment or at the expense of the Trust (which amounts may be paid out of the Collection Account) if the requesting party is the Trustee or the Certificate Administrator) or (2) Rating Agency Confirmation is obtained;

(iv)              to modify, eliminate or add to any of its provisions to the extent necessary to maintain the qualification of either the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC, at all times that any Certificate is outstanding, or to avoid or minimize the risk of imposition of any tax on the Lower-Tier REMIC or the Upper-Tier REMIC that would be a claim against the Lower-Tier REMIC or the Upper-Tier REMIC; provided, that the Trustee and the Certificate Administrator received an Opinion of Counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of imposition of any such tax and (2) the action shall not adversely affect in any material respect the interests of any Certificateholder;

(v)               to modify, eliminate or add to any of its provisions to restrict (or to remove any existing restrictions with respect to) the transfer of the Class R Certificates; provided, that the Depositor has determined that the amendment shall not give rise to any tax with respect to the transfer of the Class R Certificates to a non-Permitted Transferee; provided, that the Depositor may conclusively rely upon an Opinion of Counsel to such effect (a copy of which will be delivered to the Trustee and the Certificate Administrator);

(vi)              to make any other provisions with respect to matters or questions arising under this Agreement or any other change, provided that either (A) the required action shall not adversely affect in any material respect the interests of any Certificateholder not consenting thereto, as evidenced by an Opinion of Counsel, or (B) Rating Agency Confirmation is obtained from each Rating Agency, and provided, further, that any amendment pursuant to this clause (vi) that would adversely affect the rights of the

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Controlling Class or the Controlling Class Representative shall be subject to the consent of the Holders of the Controlling Class or the Controlling Class Representative, as applicable;

(vii)            to amend or supplement any provision of this Agreement to the extent necessary to maintain the then-current ratings assigned to each Class of Certificates by each Rating Agency, as evidenced by Rating Agency Confirmation, provided, that any amendment pursuant to this clause (vii) that would adversely affect the rights of the Controlling Class or the Controlling Class Representative shall be subject to the consent of the Holders of the Controlling Class or the Controlling Class Representative, as applicable;

(viii)           to modify the provisions of this Agreement with respect to reimbursement of Nonrecoverable Advances if (A) the Depositor, the Servicer, and the Trustee, determine that the commercial mortgage-backed securities industry standard for such provisions has changed, in order to conform to such industry standard, (B) such modification does not adversely affect the status of the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, as evidenced by an Opinion of Counsel, (C) Rating Agency Confirmation is obtained and (D) any applicable Consenting Party consents to such modification;

(ix)               to modify, eliminate or add to any of its provisions (A) to the extent necessary to comply with the U.S. Credit Risk Retention Rules and/or any related regulatory actions and/or interpretations or (B) in the event that the U.S. Credit Risk Retention Rules (or any portion thereof) or any other regulations applicable to the risk retention requirements for this securitization transaction are amended or repealed, to the extent required to comply with any such amendment or to modify or eliminate any risk retention requirements no longer applicable to this securitization transaction in light of such repeal; and

(x)               to modify the provisions set forth in this Agreement relating to Exchange Act Rule 17g-5 or Rule 15Ga-1; provided, that such amendment would not materially increase the obligations of any of the Servicer, the Special Servicer, the Certificate Administrator, the 17g-5 Information Provider or the Trustee (unless consented to by such party);

provided, further that no amendment pursuant to any of clauses (i) through (x) above may be made that would: (A) change in any manner the obligations or rights of any Loan Seller under this Agreement or the applicable Trust Loan Purchase Agreement without the consent of the affected Loan Seller, (B) change in any manner the obligations or rights of any Initial Purchaser without the consent of the affected Initial Purchaser, or (C) adversely affect any Companion Loan Holder in its capacity as such without its consent.

(b)               This Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee, the Certificate Administrator and the Operating Advisor with the written consent of the Holders of Certificates evidencing, in the aggregate, not less than 51% of the Percentage Interests of each Class of Certificates adversely affected thereby (as evidenced by an Opinion of Counsel) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of the Certificates; provided, however, no such amendment shall (i) reduce

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in any manner the amount of, or delay the timing of, payments received on the Mortgage Loan which are required to be distributed on any Certificate or to any Companion Loan Holder, (ii) alter in any manner the liens on any Collateral securing payments on the Mortgage Loan; (iii) alter the obligations of the Servicer or the Trustee to make an Advance or alter the Accepted Servicing Practices set forth herein, (iv) change the percentages of Voting Rights or Percentage Interests of Certificateholders which are required to consent to any action or inaction under this Agreement; (v) change in any manner the obligations or rights of any Loan Seller under this Agreement or the applicable Trust Loan Purchase Agreement without the consent of the affected Loan Seller; (vi) amend this Section 11.1; (vii) change in any manner the obligations or rights of any Initial Purchaser without the consent of the affected Initial Purchaser; or (viii) adversely affect any Companion Loan Holder in its capacity as such without its consent.

It shall not be necessary for the consent of Certificateholders under this Section 11.1 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Certificate Administrator or the Trustee may prescribe.

Notwithstanding any contrary provisions of this Agreement, (i) neither the Trustee nor the Certificate Administrator shall consent to any amendment to this Agreement unless it shall have first been furnished with an Opinion of Counsel to the effect that such amendment is authorized or permitted hereunder and all conditions precedent to such amendment have been satisfied, and (ii) no amendment shall be made to this Agreement without the Trustee and the Certificate Administrator first receiving in writing an Opinion of Counsel (at the expense of the party requesting the amendment) that the amendment will not result in the imposition of federal income tax on the Trust, or cause either the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC under the Code.

(c)                Promptly after the execution of any amendment to this Agreement, the Certificate Administrator shall post a copy of the same to the Certificate Administrator’s Website, deliver a copy of the same to the 17g-5 Information Provider who shall post a copy of the same on the 17g-5 Information Provider’s Website pursuant to Section 8.14(b), and thereafter, the Certificate Administrator shall furnish written notification of the substance of such amendment to each of the other parties to this Agreement, the Initial Purchasers and the Rating Agencies.

(d)               In the event that neither the Depositor nor any successor thereto is in existence, any amendment under this Section 11.1 shall be effected with the consent of the Trustee, the Certificate Administrator and the Servicer or the Special Servicer, as applicable, and, to the extent required by this Section 11.1, the required Certificateholders and/or the Companion Loan Holder(s), as applicable.

(e)               The costs and expenses associated with any such amendment, including without limitation, Opinions of Counsel and Rating Agency Confirmations, shall be borne by the party requesting such amendment (or, if such amendment is required by any of the Rating Agencies to maintain the rating issued by it or requested by the Trustee or the Certificate Administrator (which do not modify or otherwise relate solely to the obligations, duties or rights of the Trustee or the Certificate Administrator), then at the expense of the Depositor and, if neither the Depositor

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nor any successor thereto is in existence, the Trust (which amounts may be paid out of the Collection Account)).

(f)                Any party requesting an amendment to this Agreement shall provide (x) notice of such amendment no later than three (3) Business Days prior to the anticipated date of execution, and (y) a copy of the executed amendment no later than the date of execution, to each Other Depositor and Other Exchange Act Reporting Party under each Other Pooling and Servicing Agreement (which may be by email) in order for the Companion Loan Holders to timely comply with its obligations under the Exchange Act.

11.2            Recordation of Agreement; Counterparts. (a) This Agreement or an abstract hereof, if acceptable by the applicable recording office, is subject to recordation in all appropriate public offices for real property records in the county in which any Property subject to a Mortgage is situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Trustee or the Certificate Administrator at the expense of the Trust upon its receipt of an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders of the Trust.

(b)               For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement (and, to the extent permitted under applicable law, each officer’s certificate, receipt or similar closing document delivered in connection with the closing of the transaction contemplated by this Agreement) in Portable Document Format (PDF), Tagged Image File Format (TIF or TIFF), ..JPG or .JPEG file format, or by facsimile transmission shall be as effective as delivery of a manually executed original counterpart of this Agreement.

11.3            Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT, THE RELATIONSHIP OF THE PARTIES TO THIS AGREEMENT, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES TO THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CHOICE OF LAW RULES THEREOF. THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AGREEMENT.

EACH OF THE PARTIES HERETO IRREVOCABLY (I) SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK LOCATED IN NEW YORK COUNTY AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT; (II) WAIVES, TO THE FULLEST EXTENT PERMITTED BY-LAW, THE DEFENSE OF AN INCONVENIENT FORUM IN ANY ACTION OR PROCEEDING IN ANY SUCH COURT;

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(III) AGREES THAT A FINAL JUDGMENT IN ANY ACTION OR PROCEEDING IN ANY SUCH COURT SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN ANY OTHER JURISDICTION BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY-LAW; AND (IV) CONSENTS TO SERVICE OF PROCESS UPON IT BY MAILING A COPY THEREOF BY CERTIFIED MAIL ADDRESSED TO IT AS PROVIDED FOR NOTICES HEREUNDER.

THE PARTIES HERETO HEREBY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

11.4            Notices.

Unless otherwise specifically provided in this Agreement, any communications provided for or permitted hereunder shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given if (a) personally delivered, (b) mailed by registered mail, postage prepaid (except for notices to the Trustee or the Certificate Administrator which shall be deemed to have been duly given only when received), (c) sent by nationally recognized express courier delivery service and received by the addressee, (d) transmitted by facsimile transmission (or any other type of electronic transmission agreed upon by the parties) and received by the addressee or (e) only with respect to any addressee of any party for which an electronic mail address is set forth below, sent by electronic mail (provided, however, any notice provided by electronic mail shall not be considered delivered until receipt of such electronic mail is confirmed by the addressee), to the applicable party at the following address(es), or as to each such Person such other address or e-mail address as may hereafter be furnished by such Person to the parties hereto in writing:

If to the Depositor, to:

Citigroup Commercial Mortgage Securities Inc.
388 Greenwich Street, 6th Floor
New York, New York 10013
Attention:  Richard Simpson
Facsimile: (646) 328-2943

and:

Citigroup Commercial Mortgage Securities Inc.
390 Greenwich Street, 5th Floor
New York, New York 10013
Attention:  Raul Orozco
Facsimile: (347) 394-0898

and:

Citigroup Commercial Mortgage Securities Inc.
388 Greenwich Street, 17th Floor
New York, New York 10013

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Attention:  Ryan M. O’Connor
Facsimile: (646) 862-8988

with electronic copies to:

Richard Simpson at richard.simpson@citi.com

and to:

Ryan M. O’Connor at ryan.m.oconnor@citi.com

If to the Servicer, to:

Berkadia Commercial Mortgage LLC

323 Norristown Road, Suite 300

Ambler, Pennsylvania 19002

Attention: Executive Vice President – Servicing

Fax Number: (215) 328-3478

with a copy to:

Berkadia Commercial Mortgage LLC

323 Norristown Road, Suite 300

Ambler, Pennsylvania 19002

Attention: General Counsel

with copies sent contemporaneously via e-mail to:

mark.mccool@berkadia.com and Legalnotices@berkadia.com

If to the Special Servicer, to:

Situs Holdings, LLC

2 Embarcadero Center, 8th Floor

San Francisco, California 94111

Attention: Stacey Ciarlanti (ILPT 2022-LPFX)

E-mail:  staceyciarlanti@situsamc.com and samnotice@situs.com with copies to:

Situs Holdings, LLC

5065 Westheimer, Suite 700E

Houston, Texas 77056

Attention: Legal Department

Email: legal@situsamc.com

If to the Trustee, to:

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Wilmington Trust, National Association
1100 North Market Street
Wilmington, Delaware 19890
Attention: CMBS Trustee – ILPT 2022-LPFX

If to the Certificate Administrator, to:

Computershare Trust Company, National Association

9062 Old Annapolis Road

Columbia, Maryland 21045

Attention: Corporate Trust Services– ILPT 2022-LPFX

With a copy to:

Email: trustadministrationgroup@wellsfargo.com and
cts.cmbs.bond.admin@wellsfargo.com

or, for certificate transfers:

(a)	With respect to transfers or exchanges of Certificates other than the Credit Risk Retention Certificates:

Computershare Trust Company, National Association
600 S. 4th Street, 7th Floor
Minneapolis, Minnesota 55415
Attention: Corporate Trust Services – Certificate Transfers – ILPT 2022-LPFX

(b)	With respect to transfers or exchanges of the Credit Risk Retention Certificates:

Computershare Trust Company, National Association
9062 Old Annapolis Road
Columbia, Maryland 21045

Attention: Risk Retention Custody – ILPT 2022-LPFX

With a copy to:

Email: riskretentioncustody@wellsfargo.com

If to the Operating Advisor, to:

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Park Bridge Lender Services LLC

600 Third Avenue, 40th Floor

New York, New York 10016

Attention: ILPT 2022-LPFX – Surveillance Manager

with copies sent contemporaneously via e-mail to:
cmbs.notices@parkbridgefinancial.com

If to the Initial Purchasers, to:

(i) in the case of Citigroup Global Markets Inc.:

Citigroup Global Markets Inc.
390 Greenwich Street, 5th Floor
New York, New York 10013
Attention: Raul Orozco
Facsimile: (347) 394-0898

and:

Citigroup Global Markets Inc.
388 Greenwich Street, 6th Floor
New York, New York 10013
Attention: Richard Simpson
Facsimile: (646) 328-2943

and:

Citigroup Global Markets Inc.
388 Greenwich Street, 17th Floor
New York, New York 10013
Attention: Ryan M. O’Connor
Facsimile: (646) 862-8988

with electronic copies to:

Richard Simpson at richard.simpson@citi.com

and to:

Ryan M. O’Connor at ryan.m.oconnor@citi.com

(ii)                  in the case of UBS Securities LLC:

UBS Securities LLC
1285 Avenue of the Americas
New York, New York 10019
Attention: Henry Chung
Facsimile number: (212) 821-2943

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with a copy to:

UBS Business Solutions LLC

1285 Avenue of the Americas

New York, New York 10019

Attention: Chad Eisenberger, Executive Director & Counsel

(iii)               in the case of BofA Securities, Inc.:

BofA Securities, Inc.

One Bryant Park

Mail Code: NY1-100-11-07

New York, New York 10036

Attention: Director of CMBS Securitizations

Email: leland.f.bunch@bofa.com

Facsimile No.: (646) 855-5044

with a copy to:

Bank of America Legal Department

One Bank of America Center

150 N. College Street

Mail Code: NC1-028-28-03

Charlotte, North Carolina 28255

Attention: Paul Kurzeja, Esq., Associate General Counsel

Email: paul.kurzeja@bofa.com

Facsimile No.: (704) 409-0267

with an additional copy to:

cmbsnotices@bofa.com

(iv)               in the case of BMO Capital Markets Corp.:

BMO Capital Markets Corp.

151 West 42nd Street

New York, NY 10036

Attention: Michael Birajiclian and David Schell

Email: Michael.Birajiclian@bmo.com and David.Schell@bmo.com

with a copy to:

BMO Capital Markets Corp.

151 West 42nd Street

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New York, NY 10036

Attention: Legal Department

Email: BMOCMUSLegal@bmo.com

(v)               in the case of Morgan Stanley & Co. LLC:

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Attention: Jane Lam

with a copy to:

Morgan Stanley & Co. LLC

1633 Broadway, 29th Floor

New York, New York 10019

Attention: Legal Compliance Division

and via email to: cmbs_notices@morganstanley.com

If to the Loan Sellers, to:

(i)            in the case of CREFI:

Citi Real Estate Funding Inc.
388 Greenwich Street, 6th Floor
New York, New York 10013
Attention: Richard Simpson
Fax number: (646) 328-2943

with a copy to:

Citi Real Estate Funding Inc.
390 Greenwich Street, 5th Floor
New York, New York 10013
Attention: Raul Orozco
Fax number: (347) 394-0898

with a copy to:

Citi Real Estate Funding Inc.
388 Greenwich Street, 17th Floor
New York, New York 10013
Attention: Ryan M. O’Connor
Fax number: (646) 862-8988

with copies by electronic mail to:

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Richard Simpson at richard.simpson@citi.com
Ryan M. O’Connor at ryan.m.oconnor@citi.com
and, in the case of each Rule 15Ga 1 Notice, cmbs.notice@citi.com

(ii)           in the case of UBS AG:

UBS AG
1285 Avenue of the Americas
New York, New York 10019
Attention: Henry Chung

email: henry.chung@ubs.com (facsimile number (212) 821-2943)

and

UBS Business Solutions LLC
1285 Avenue of the Americas
New York, New York 10019
Attention: Chad Eisenberger, Executive Director & Counsel
email: chad.eisenberger@ubs.com

(iii)          in the case of BANA:

Bank of America, N.A.
One Bryant Park
Mail Code: NY1-100-11-07
New York, New York 10036
Attention: Director of CMBS Securitization
email: leland.f.bunch@bofa.com
fax number: (646) 855-5044

with a copy to:

Bank of America Legal Department
One Bank of America Center
150 N. College Street
Mail Code: NC1-028-28-03
Charlotte, North Carolina 28255
Attention: Paul Kurzeja, Esq., Associate General Counsel
email: paul.kurzeja@bofa.com
fax number: (704) 409-0267

with an additional copy to: cmbsnotices@bofa.com

(iv) in the case of BMO:

Bank of Montreal
c/o BMO Capital Markets Corp.

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151 West 42nd Street
New York, New York 10036
Attention: David Schell and Michael Birajiclian
email: David.Schell@bmo.com and Michael.Birajiclian@bmo.com

with a copy to:

Bank of Montreal
c/o BMO Capital Markets Corp.
151 West 42nd Street, New York, New York 10036
Attention: Legal Department
Email: BMOCMUSLegal@bmo.com

(v)           in the case of MSMCH:

Morgan Stanley Mortgage Capital Holdings LLC
1585 Broadway
New York, New York 10036
Attention: Jane Lam

with a copy to:

Morgan Stanley Mortgage Capital Holdings LLC
1633 Broadway, 29th Floor
New York, New York 10019
Attention: Legal Compliance Division

and via email to cmbs_notices@morganstanley.com

If to any Certificateholder, to:

the address set forth in the Certificate Register

If to the Borrower Related Parties: at the respective addresses therefor set forth in the Mortgage Loan Agreement and the other Mortgage Loan Documents or, in the case of the parties to this Agreement, to such other address as such party shall specify by written notice to the other parties hereto.

Notwithstanding anything to the contrary herein, any and all communications (both text and attachments, excluding any notice to the Servicer or the Special Servicer under Section 7.1(a)) by or from the Certificate Administrator, in any of its capacities, that the Certificate Administrator in its sole discretion deems to contain confidential, proprietary, and/or sensitive information and sent by electronic mail will be encrypted. The recipient of the email communication will be required to complete a one-time registration process. Information and

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assistance on registering and using the email encryption technology can be found within the first secure email sent by the Certificate Administrator or by calling 866-846-4526.

11.5          Notices to the Rating Agencies and Payment of Surveillance Fees. (a) The Servicer or the Special Servicer, as applicable, and Certificate Administrator shall furnish such other information regarding the Trust as may be reasonably requested by the Rating Agencies to the extent such party has or can obtain such information without unreasonable effort or expense; provided, however, that such other information is first provided to the 17g-5 Information Provider in accordance with the procedures set forth in Section 8.14(b); provided, further, that the 17g-5 Information Provider shall not disclose which Rating Agency has requested such information. Notwithstanding the foregoing, the failure to deliver such notices or copies shall not constitute a Servicer Termination Event or Special Servicer Termination Event, as the case may be, under this Agreement. Any confirmation of the rating by the Rating Agencies required hereunder shall be in writing.

Any notices and Rating Agency Confirmation requests shall be sent to the Rating Agencies shall be sent to the following addresses:

Moody’s Investors Service, Inc.

7 World Trade Center

New York, New York 10007
Attention: Commercial Mortgage Surveillance Group
Fax number: (212) 553-0300

Email: CMBSSurveillance@Moodys.com

DBRS, Inc.
22 West Washington Street
Chicago, Illinois 60602
Attention: CMBS Surveillance
Email: CMBS.surveillance@morningstar.com

(b)       Upon receipt by the Certificate Administrator of an invoice from Moody’s for the Moody’s Surveillance Fee (which invoice shall be sent to the Corporate Trust Office of the Certificate Administrator and separately by e-mail to cts.cmbs.bond.admin@wellsfargo.com), the Certificate Administrator shall withdraw the amount required to paid under such invoice (such amount, the “Moody’s Surveillance Fee Annual Payment”) from the ILPT 2022-LPFX – Rating Agency Surveillance Reserve Account and shall remit the Moody’s Surveillance Fee Annual Payment to Moody’s. The Certificate Administrator shall not remit more than one Moody’s Surveillance Fee Annual Payment with respect to any twelve month period, and shall not remit more than ten (10) Moody’s Surveillance Fee Annual Payments in total. The Certificate Administrator’s obligation to make payments in respect of the Moody’s Surveillance Fee shall be limited to the amounts on deposit in the ILPT 2022-LPFX – Rating Agency Surveillance Reserve Account, and after the amounts on deposit in the ILPT 2022-LPFX – Rating Agency Surveillance Reserve Account have been depleted, the Certificate Administrator shall not make any further payments in respect of surveillance fees to Moody’s.

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(c)        Upon receipt by the Certificate Administrator of an invoice from DBRS Morningstar for the DBRS Morningstar Surveillance Fee (which invoice shall be sent to the Corporate Trust Office of the Certificate Administrator and separately by e-mail to cts.cmbs.bond.admin@wellsfargo.com), the Certificate Administrator shall withdraw the amount required to paid under such invoice (such amount, the “DBRS Morningstar Surveillance Fee Annual Payment”) from the ILPT 2022-LPFX – Rating Agency Surveillance Reserve Account and shall remit the DBRS Morningstar Surveillance Fee Annual Payment to DBRS Morningstar. The Certificate Administrator shall not remit more than one DBRS Morningstar Surveillance Fee Annual Payment with respect to any twelve month period, and shall not remit more than ten (10) DBRS Morningstar Surveillance Fee Annual Payments in total. The Certificate Administrator’s obligation to make payments in respect of the DBRS Morningstar Surveillance Fee shall be limited to the amounts on deposit in the ILPT 2022-LPFX – Rating Agency Surveillance Reserve Account, and after the amounts on deposit in the ILPT 2022-LPFX – Rating Agency Surveillance Reserve Account have been depleted, the Certificate Administrator shall not make any further payments in respect of surveillance fees to DBRS Morningstar.

(d)        Five Business Days prior to the final Distribution Date, the Certificate Administrator shall send notice to the Loan Sellers of any amounts remaining in the ILPT 2022-LPFX – Rating Agency Surveillance Reserve Account. On the final Distribution Date, the Certificate Administrator shall remit to each Loan Seller an amount equal to the product of (i) the related Loan Seller Percentage Interest, and (ii) any amounts remaining in the ILPT 2022-LPFX – Rating Agency Surveillance Reserve Account, pursuant to the written instructions provided by each Loan Seller upon request by the Certificate Administrator as provided in the following sentence. On or before the Distribution Date on which none of the Certificates remain outstanding, the Certificate Administrator shall request from each Loan Seller the wiring instructions at the address for notice of such Loan Seller set forth in Section 11.5.

(e)        If at any time while the Certificates are outstanding, the Rating Agency Surveillance Fees payable exceed the amount on deposit in the ILPT 2022-LPFX – Rating Agency Surveillance Reserve Account, the Depositor shall, upon written request from the Certificate Administrator, either (i) remit to the Certificate Administrator or (ii) pay directly to each applicable Rating Agency (with written notice to the Certificate Administrator of such payment) any additional amounts payable in respect thereof no later than five Business Days from receipt of such written request from the Certificate Administrator. The Certificate Administrator shall not be obligated to pay, and shall have no liability for any failure to pay, any such Rating Agency Surveillance Fees if amounts on deposit in the ILPT 2022-LPFX – Rating Agency Surveillance Reserve Account are insufficient to pay such fees and the Depositor fails to remit to the Certificate Administrator or pay directly to the applicable Rating Agency, in each case within the required time period, any additional amounts requested by the Certificate Administrator pursuant to this Section 11.5(e). Any communication between the Certificate Administrator and any Rating Agency with respect to the payment of Rating Agency Surveillance Fees shall not be disclosed on the 17g-5 Information Provider’s Website.

For the avoidance of doubt, Rating Agency Surveillance Fees shall not include any fees due to the Rating Agencies in connection with a Rating Agency Confirmation.

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11.6          Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then, to the extent permitted by applicable law, such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement, of the Certificates or the rights of the Holders thereof.

11.7            Limitation on Rights of Certificateholders. The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust, nor entitle such Certificateholder’s legal representative or heirs to claim an accounting or to take any action or to commence any proceeding in any court for a petition or winding up of the Trust, or otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

No Certificateholder, solely by virtue of its status as a Certificateholder, shall have any right to vote (except as provided herein) or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties hereto, nor shall anything herein set forth or contained in the terms of the Certificates be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholders be under any liability to any third party by reason of any action by the parties to this Agreement pursuant to any provision hereof.

No Certificateholder, solely by virtue of its status as a Certificateholder, shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of a Servicer Termination Event or Special Servicer Termination Event, as the case may be, and of the continuance thereof, as herein before provided, and unless the Holders of Certificates aggregating not less than 25% of the Voting Rights of the Certificates shall also have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses, and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Certificateholders shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder except as provided herein with respect to entitlement to payments or to enforce any right under this Agreement, except in the manner herein provided and for the common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

11.8           Certificates Nonassessable and Fully Paid. The Certificateholders shall not be personally liable for obligations of the Trust, that the interests in the Trust Fund represented by the Certificates shall be nonassessable for any reason whatsoever, and the Certificates, upon due

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authentication thereof by the Certificate Administrator pursuant to this Agreement, are and shall be deemed fully paid.

11.9             Reproduction of Documents. This Agreement and all documents relating thereto, including, without limitation, (i) consents, waivers and modifications which may hereafter be executed, (ii) documents received by any party at the closing, and (iii) financial statements, certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

11.10         No Partnership. Nothing herein contained shall be deemed or construed to create a partnership or joint venture between the parties hereto and the Services of the Servicer and the Special Servicer shall be rendered as an independent contractor and not as agent for the Trustee or the Depositor.

11.11        Actions of Certificateholders. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Certificateholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Certificateholders in person or by agent duly appointed in writing; and except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Certificate Administrator and, where required, to the Depositor, the Servicer, the Special Servicer, the Operating Advisor and/or the Trustee. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Depositor, the Servicer, the Special Servicer, the Trustee, the Operating Advisor and the Certificate Administrator if made in the manner provided in this Section.

(b)               The fact and date of the execution of any Certificateholder of any such instrument or writing may be proved in any reasonable manner which the Certificate Administrator deems sufficient.

(c)               The Certificate Administrator may require additional proof of any matter referred to in this Section as it shall deem reasonably necessary.

(d)               Any request, demand, authorization, direction, notice, consent, waiver, or other act by a Certificateholder shall bind every Holder of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, or omitted to be done, by the Depositor, the Servicer, the Special Servicer, the Operating Advisor, the Trustee or the Certificate Administrator in reliance thereon, whether or not notation of such action is made upon such Certificate.

11.12        Successors and Assigns. The rights and obligations of any party hereto shall not be assigned (except as expressly permitted hereunder, including pursuant to Section 6.2, 6.4,

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8.7, 8.9, 9.6 or 9.7 hereof) by such party without the prior written consent of the other parties hereto. This Agreement shall inure to the benefit of and be binding upon the Depositor, the Servicer, the Special Servicer, the Operating Advisor, the Trustee, the Certificate Administrator and their respective permitted successors and assigns. No Person other than a party to this Agreement, a designated third-party beneficiary and any Certificateholder shall have any rights with respect to the enforcement of any of the rights or obligations hereunder. Without limiting the foregoing, the parties to this Agreement specifically agree that (i) the Loan Seller, the Companion Loan Holders and each Initial Purchaser shall be a third-party beneficiary of this Agreement with respect to any of its respective rights specifically set forth hereunder, (ii) the Retaining Sponsor shall be a third-party beneficiary of this Agreement with respect to its rights under Section 5.2(f) and Section 5.3(j), (iii) each Other Depositor and Other Exchange Act Reporting Party shall be third-party beneficiary of this Agreement with respect to its rights under Article 13, and (iv) no Borrower Related Party, Property Manager or, except as contemplated by the immediately preceding clause (i), other party to the Mortgage Loan is an intended third-party beneficiary of this Agreement.

11.13         Acceptance by Authenticating Agent, Certificate Registrar. The Certificate Administrator hereby accepts its appointment as Authenticating Agent and Certificate Registrar and agrees to perform the obligations required to be performed by it in each such capacity pursuant to the terms of this Agreement.

11.14        Streit Act. Any provisions required to be contained in this Agreement by Section 126 and/or Section 130-k or Article 4-A of the New York Real Property Law are hereby incorporated herein, and such provisions shall be in addition to those conferred or imposed by this Agreement; provided, however, to the extent that such Section 126 and/or 130-k shall not have any effect, and if said Section 126 and/or Section 130-k should at any time be repealed or cease to apply to this Agreement or be construed by judicial decision to be inapplicable, said Section 126 and/or Section 130-k shall cease to have any further effect upon the provisions of this Agreement. In a case of a conflict between the provisions of this Agreement and any mandatory provisions of Article 4-A of the New York Real Property Law, such mandatory provisions of said Article 4-A shall prevail, provided that if said Article 4-A shall not apply to this Agreement, should at any time be repealed, or cease to apply to this Agreement or be construed by judicial decision to be inapplicable, such mandatory provisions of such Article 4-A shall cease to have any further effect upon the provisions of this Agreement.

11.15       Assumption by Trust of Duties and Obligations of the Lender Under the Mortgage Loan Documents. The Trustee on behalf of the Trust as assignee of the Mortgage Loan and the Servicer and the Special Servicer hereby acknowledge that the Trust assumes all of the rights and obligations of the Lender as lender under the Mortgage Loan Documents and agrees to be bound thereby, and in accordance with the terms thereof. Such acknowledgement on behalf of the Trust is made by the Trustee in the exercise of the powers and authority conferred and vested in it and is intended for the purpose of binding only the Trust. Nothing contained in this Section shall be construed as creating any liability on the part of the Trustee, individually or personally, it being agreed that all liabilities and obligations being acknowledged as assumed are solely those of the Trust, and under no circumstances shall the Trustee be liable personally for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Trust under this Agreement, any Mortgage Loan Document or any related document.

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11.16      Treatment as a Security Agreement. The Depositor, concurrently with the execution and delivery hereof, has conveyed to the Trust, all of its right, title and interest in and to the Mortgage Loan. The parties intend that such conveyance of the Depositor’s right, title and interest in and to the Mortgage Loan pursuant to this Agreement shall constitute a purchase and sale and not a loan. If such conveyance is deemed to be a pledge and not a sale, then the parties also intend and agree that the Depositor shall be deemed to have granted, and in such event does hereby grant, to the Trustee, in trust for the registered holders of Holders of ILPT Commercial Mortgage Trust 2022-LPFX, Commercial Mortgage Pass-Through Certificates, Series 2022-LPFX, a first priority security interest in all of its right, title and interest, whether now owned or existing or hereafter acquired or arising, in, to and under the Mortgage Loan, all payments of principal or interest with respect to the Mortgage Loan on or after the Closing Date and all proceeds thereof that may come due with respect to the Mortgage Loan and that this Agreement shall constitute a security agreement under applicable law.

11.17         Cooperation With the Loan Seller With Respect to Rights Under the Mortgage Loan Agreement. It is expressly agreed and understood that, notwithstanding the assignment of the Mortgage Loan Documents, it is expressly intended that the Loan Seller is entitled to the benefit of any securitization indemnification provisions that specifically run to the benefit of the Lender in the Mortgage Loan Documents. Therefore, the Depositor, Servicer, Special Servicer and Trustee hereby agree to reasonably cooperate with the Loan Seller, at the sole expense of the Loan Seller, with respect to obtaining the benefits of the provisions of any section of the Mortgage Loan Agreement providing for indemnification of the Lender and/or its loan seller affiliates with respect to the current securitization of the Mortgage Loan, including, without limitation, executing any documents as are necessary to permit the Loan Seller to enforce such provisions for its benefit; provided, that none of the Depositor, Servicer, Special Servicer or Trustee shall be required to take any action that is inconsistent with Accepted Servicing Practices, would violate applicable law, the terms and provisions of this Agreement, any related mezzanine intercreditor agreement or the Mortgage Loan Documents, would adversely affect any Certificateholder, would cause either Trust REMIC to fail to qualify as a REMIC, or would result in the imposition of a “prohibited transaction” or “prohibited contribution” tax under the REMIC Provisions. To the extent that the Trustee is required to execute any document facilitating the above rights of the Loan Seller under this Section 11.17, such document shall be in form and substance reasonably acceptable to the Trustee.

11.18        Electronic Signatures. Each of the parties hereto agrees that the transaction consisting of this Agreement (and, to the extent permitted under applicable law, each officer’s certificate, receipt or similar closing document delivered in connection with the closing of this transaction) may be conducted by electronic means. Each party agrees, and acknowledges that it is such party’s intent, that if such party signs this Agreement (or, if applicable, such closing document) using an electronic signature, it is signing, adopting, and accepting this Agreement or such closing document and that signing this Agreement or such closing document using an electronic signature is the legal equivalent of having placed its handwritten signature on this Agreement or such closing document on paper. The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in

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Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

12.              REMIC ADMINISTRATION

12.1           REMIC Administration. (a) The Depositor intends that each of the Lower-Tier REMIC and the Upper-Tier REMIC shall constitute, and that the affairs of each of the Lower-Tier REMIC and the Upper-Tier REMIC shall be conducted so as to qualify it as, a REMIC, and the provisions hereof shall be interpreted consistently with this intention.

(b)               The Certificate Administrator shall make or cause to be made an election on behalf of each of the Lower-Tier REMIC and the Upper-Tier REMIC to treat the segregated pool of assets constituting such REMIC as a REMIC under the Code. Each such election shall be made on IRS Form 1066 or other appropriate federal tax or information return for the taxable year ending on the last day of the calendar year in which the Certificates are issued.

(c)               The Closing Date is hereby designated as the “Startup Day” of each of the Lower-Tier REMIC and the Upper-Tier REMIC within the meaning of Section 860G(a)(9) of the Code. The “latest possible maturity date” of the Regular Certificates and the Uncertificated Lower-Tier Interests is the Rated Final Distribution Date for the purposes of Section 860G(a)(1) of the Code.

(d)               The Certificate Administrator shall prepare or cause to be prepared and file or cause to be filed with the IRS, on behalf of each of the Lower-Tier REMIC and the Upper-Tier REMIC, an application for a taxpayer identification number for such REMIC on IRS Form SS-4 or obtain such number by other permissible means. Within thirty days of the Closing Date, the Certificate Administrator shall furnish or cause to be furnished to the IRS, on IRS Form 8811 or as otherwise may be required by the Code, the name, title and address of the Persons that Certificateholders may contact for tax information relating thereto (and the Certificate Administrator shall act as the representative of each of the Lower-Tier REMIC and the Upper-Tier REMIC for this purpose), together with such additional information as may be required by such Form, and shall update such information at the time or times and in the manner required by the Code (and the Depositor agrees within ten (10) Business Days of the Closing Date to provide any information reasonably requested by the Servicer or the Certificate Administrator and necessary to make such filing).

(e)               The Certificate Administrator shall pay without any right of reimbursement the ordinary and usual expenses in connection with the preparation, filing and mailing of tax information reports and returns that are incurred by it in the ordinary course of its business, but extraordinary or unusual expenses, costs or liabilities incurred in connection with its tax related duties under this Agreement, including without limitation any expenses, costs or liabilities associated with audits or any administrative or judicial proceedings with respect to the Lower-Tier REMIC or the Upper-Tier REMIC that involve the IRS or state tax authorities, shall be reimbursable from the Trust.

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(f)                The Certificate Administrator shall prepare or cause to be prepared, timely furnish or cause to be furnished to the Trustee to sign (and the Trustee shall timely sign), and the Certificate Administrator shall file or cause to be filed all federal, state and local income or franchise or other tax and information returns for each of the Lower-Tier REMIC and the Upper-Tier REMIC as the direct representative for such REMIC. Except as provided in Section 12.1(e), the expenses of preparing and filing such returns shall be borne by the Certificate Administrator. The Depositor shall provide on a timely basis to the Certificate Administrator or its designee such information with respect to each of the Lower-Tier REMIC and the Upper-Tier REMIC as is in its possession, and is reasonably requested by the Certificate Administrator to enable it to perform its obligations under this subsection, and the Certificate Administrator shall be entitled to rely on such information in the performance of its obligations hereunder.

(g)               The Certificate Administrator shall perform on behalf of each of the Lower-Tier REMIC and the Upper-Tier REMIC all reporting and other tax compliance duties that are the responsibility of such REMIC under the Code, the REMIC Provisions, or other compliance guidance issued by the IRS or any state or local taxing authority. Among its other duties, the Certificate Administrator shall provide (i) to the IRS or other Persons (including, but not limited to, the transferor of a Class R Certificate to a Disqualified Organization or to an agent that has acquired a Class R Certificate on behalf of a Disqualified Organization) such information as is necessary for the application of any tax relating to the transfer of a Class R Certificate to any Disqualified Organization and (ii) to the Certificateholders such information or reports as are required by the Code or REMIC Provisions. The Depositor shall provide on a timely basis (and in no event later than 30 days after the Certificate Administrator’s request) to the Certificate Administrator or its designee such information with respect to each of the Lower-Tier REMIC and the Upper-Tier REMIC as is in its possession and is reasonably requested in writing by the Certificate Administrator to enable it to perform its obligations under this subsection.

(h)                The Class R Certificateholders, by acceptance of the Class R Certificates, agree, on behalf of themselves and all successor holders of such Class R Certificates, to the irrevocable designation of the Certificate Administrator as the “partnership representative” of each Trust REMIC within the meaning of Section 6223 of the Code (to the extent such provision is applicable to the Trust REMICs). The Certificate Administrator shall make any elections allowed under the Code (i) to avoid the application of Section 6221 of the Code (or successor provision) to any Trust REMIC and (ii) to avoid payment by any Trust REMIC under Section 6225 of the Code of any tax, penalty, interest or other amount imposed under the Code that would otherwise be imposed on any holder of any residual interest of any Trust REMIC, past or present. Each Holder of a Percentage Interest in the Class R Certificates, by acceptance thereof, is deemed to agree to any such elections.

(i)                 The Trustee, the Certificate Administrator, the Holders of the Class R Certificates, the Servicer and the Special Servicer shall perform their obligations under this Agreement and the REMIC Provisions in a manner consistent with the status of each of the Lower-Tier REMIC and the Upper-Tier REMIC as a REMIC.

(j)                 The Trustee, the Certificate Administrator, any Holder of the Class R Certificates, the Servicer and the Special Servicer shall not take any action or cause either the Lower-Tier REMIC or the Upper-Tier REMIC to take any action, within their respective control

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and the scope of their specific respective duties under this Agreement that, under the REMIC Provisions, could reasonably be expected to (i) endanger the status of either the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC or (ii) unless permitted under Section  12.2(a), result in the imposition of a tax upon either the Lower-Tier REMIC or the Upper-Tier REMIC (including but not limited to the tax on prohibited transactions as defined in Code Section 860F(a)(2) and the tax on prohibited contributions as defined in Code Section 860G(d)) (any such result in clause (i) or (ii), an “Adverse REMIC Event”) unless (A) the Trustee, the Certificate Administrator and the Servicer have received a Nondisqualification Opinion (at the expense of the party seeking to take such action or of the Trust if taken for the benefit of the Certificateholders) with respect to such action or (B) the Trustee, the Certificate Administrator and the Servicer have received an opinion (at the expense of the party seeking to take such action or of the Trust if taken for the benefit of the Certificateholders) to the effect that such action shall not cause either the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC and that no tax shall actually be imposed.

(k)               Any and all federal, state and local taxes imposed on the Upper-Tier REMIC or the Lower-Tier REMIC or its assets or transactions, including, without limitation, “prohibited transaction” taxes as defined in Section 860F of the Code, and any tax on contributions imposed by Section 860G(d) of the Code, shall be paid from the Collection Account; provided that the Servicer, upon two (2) days prior written notice, shall remit from the Collection Account to the Certificate Administrator the amount of any such tax that the Certificate Administrator notifies the Servicer is due; provided, further, if such taxes shall have been imposed on account of the negligence, bad faith, fraud or willful misconduct of any party hereto, or in connection with the breach of any representation or warranty made by any party hereto in this Agreement, then such taxes shall be paid by such party.

(l)                 The Certificate Administrator shall, for federal income tax purposes, maintain books and records with respect to the Lower-Tier REMIC and the Upper-Tier REMIC on a calendar year and on an accrual basis. Notwithstanding anything to the contrary contained herein or in the Mortgage Loan Documents (but subject to Section 1.3), all amounts collected on the Mortgage Loan shall, for federal income tax purposes, be allocated first to interest due and payable on the Mortgage Loan (including interest on overdue interest) other than Default Interest. The books and records shall be sufficient concerning the nature and amount of the investments of the Lower-Tier REMIC and the Upper-Tier REMIC to show that such REMIC has complied with the REMIC Provisions.

(m)             None of the Certificate Administrator, the Trustee, the Servicer or the Special Servicer shall enter into any arrangement by which either the Lower-Tier REMIC or the Upper-Tier REMIC shall receive a fee or other compensation for services.

(n)               In order to enable the Certificate Administrator to perform its duties as set forth herein, the Depositor shall provide, or cause to be provided, to the Certificate Administrator within ten (10) days after the Closing Date, all information or data that the Certificate Administrator reasonably determines to be relevant for tax purposes on the valuations and offering prices of the Certificates, including, without limitation, the yield, issue prices, pricing prepayment assumption and projected cash flows of the Certificates, as applicable, and the projected cash flows on the Mortgage Loan. Thereafter, the Depositor, the Trustee, the Servicer and the Special

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Servicer shall provide to the Certificate Administrator, promptly upon request therefor, any such additional information or data that the Certificate Administrator may, from time to time, reasonably request in order to enable the Certificate Administrator to perform its duties as set forth herein. The Certificate Administrator is hereby directed to use any and all such information or data provided by the Trustee, the Depositor, the Servicer and the Special Servicer in the preparation of all federal, state or local income, franchise or other tax and information returns and reports for each of the Lower-Tier REMIC and the Upper-Tier REMIC to Certificateholders as required herein. The Depositor hereby indemnifies the Certificate Administrator for any and all claims, losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments or other costs and expenses of the Certificate Administrator arising from any errors or miscalculations of the Certificate Administrator pursuant to this Section 12.1 that result from any failure of the Depositor to provide or to cause to be provided, accurate information or data to the Certificate Administrator (but not resulting from the methodology employed by the Certificate Administrator) on a timely basis and such indemnifications shall survive the termination of this Agreement and the termination of the Certificate Administrator.

The Certificate Administrator agrees that all such information or data so obtained by it shall be regarded as confidential information and agrees that it shall use its best reasonable efforts to retain in confidence, and shall ensure that its officers, employees and representatives retain in confidence, and shall not disclose, without the prior written consent of the Depositor, any or all of such information or data, or make any use whatsoever (other than for the purposes contemplated by this Agreement) of any such information or data without the prior written consent of the Depositor, unless such information is generally available to the public (other than as a result of a breach of this Section) or is required by law or applicable regulations to be disclosed.

12.2            Foreclosed Property. (a) The parties hereto acknowledge and understand that if the Trust were to acquire any Property as Foreclosed Property and were to own and operate such Property in a manner consistent with the manner in which the Properties are currently owned and operated by the Borrower Related Parties, through a Successor Manager, some portion or all of the income derived in the Lower-Tier REMIC from such Foreclosed Property may be considered “net income from foreclosure property” for purposes of Section 860G(c) of the Code and subject to tax at normal corporate income tax rates.

In determining whether to acquire and hold any Foreclosed Property, the Special Servicer, acting on behalf of the Trustee hereunder, shall take these circumstances into account and shall only acquire or hold such Foreclosed Property if it determines, in its reasonable judgment (after, consultation with counsel, at the expense of the Trust), that either (i) there is a commercially feasible alternative method of administering such Foreclosed Property that would not result in such tax, e.g., a net lease that results in Rents from Real Property or (ii) the likely recovery with respect to operating the Foreclosed Property on behalf of the Trust, after taking into account any such taxes that might be imposed on either the Lower-Tier REMIC or the Upper-Tier REMIC, shall exceed the likely recovery to the Trust if the Trust were to net lease the Foreclosed Property or were not to acquire and hold the Foreclosed Property. If the Trust acquires any Foreclosed Property, the Special Servicer, acting on behalf of the Trustee, if a Property Manager would not be considered an Independent Contractor, shall either renegotiate the applicable Management Agreement or replace such Property Manager with a Successor Manager (as appropriate and to the extent permitted under such Management Agreement) so that the Foreclosed Property would be

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considered to be operated by an Independent Contractor. If, after making the foregoing reasonable efforts, the Special Servicer determines that it is in the best interests of the Certificateholders on a net after tax basis to operate the Foreclosed Property in a manner such that the Lower-Tier REMIC or Upper-Tier REMIC shall receive, based upon an Opinion of Counsel, “net income from foreclosure property” under the REMIC Provisions, the Special Servicer shall maintain or cause to be maintained such records of income and expense as to enable such amounts to be computed accurately, and shall pay or retain or cause to be paid or retained from Foreclosure Proceeds such amounts as are necessary to pay such tax or, to the extent such amounts are insufficient, from the Collection Account pursuant to Section 3.4(c)(ix).

Without limiting the generality of the foregoing, the Special Servicer shall not, to the extent within its power:

(i)                permit the Trust to enter into, renew or extend any new lease with respect to any Foreclosed Property, if the new lease by its terms shall give rise to any income that does not constitute Rents from Real Property;

(ii)               permit any amount to be received or accrued under any new lease other than amounts that shall constitute Rents from Real Property;

(iii)               authorize or permit any construction on any Foreclosed Property, other than the completion of a building or other improvement thereon, and then only if more than ten percent of the construction of such building or other improvements was completed before default on the Mortgage Loan became imminent, all within the meaning of Section 856(e)(4)(B) of the Code; or

(iv)              Directly Operate, other than through an Independent Contractor, or allow any other Person to Directly Operate, other than through a Property Manager or an Independent Contractor, any Foreclosed Property on any date more than 90 days after its acquisition date.

(b)               The Special Servicer, acting on behalf of the Trust hereunder, shall make reasonable efforts to sell any Foreclosed Property for its fair market value in accordance with Section 3.16. In any event, however, the Special Servicer, acting on behalf of the Trustee hereunder, shall dispose of any Foreclosed Property as soon as is practicable but in no event later than the close of the third calendar year following the year in which the Acquisition Date occurs unless (1) the Special Servicer, on behalf of the Trustee, has received (or has not been denied) an extension of time (an “Extension”) by the IRS to sell such Foreclosed Property or (2) the Trustee, the Certificate Administrator and the Servicer have received an opinion of independent counsel to the effect that the holding by the Trust of such Foreclosed Property for an additional specified period shall neither result in the imposition of taxes on “prohibited transactions” of the Trust as defined in Section 860F of the Code, nor cause the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC under the Code at any time that the Certificates are outstanding, in which event such period shall be extended by such additional specified period, with the expenses of obtaining any such extension of time being an expense of the Trust. If the Special Servicer, on behalf of the Trust, has received (or has not been denied) such Extension, then the Special Servicer, acting on behalf of the Trust hereunder, shall continue to attempt to sell such Foreclosed Property

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for its fair market value for such longer period as such Extension permits (the “Extended Period”). If the Special Servicer, acting on behalf of the Trustee, has not received such an Extension and the Special Servicer, acting on behalf of the Trustee hereunder, is unable to sell such Foreclosed Property, within the foregoing period or if the Special Servicer, acting on behalf of the Trustee hereunder, has received such an Extension, and the Special Servicer, acting on behalf of the Trustee hereunder, is unable to sell such Foreclosed Property within the Extended Period, the Special Servicer shall, before the end of the above referenced period or the Extended Period, as the case may be, auction such Foreclosed Property to the highest offeror (which may be the Special Servicer) in accordance with Accepted Servicing Practices.

(c)               Within 30 days of the sale of a Foreclosed Property, the Special Servicer shall provide to each of the Certificate Administrator, the Operating Advisor and the Trustee a statement of accounting for such Foreclosed Property, including, without limitation, (i) the date such Foreclosed Property was acquired in foreclosure or by deed in lieu of foreclosure, (ii) the date of disposition of such Foreclosed Property, (iii) the gross sale price and related selling and other expenses, (iv) accrued interest calculated from the date of acquisition to the disposition date, and (v) such other information as the Certificate Administrator and/or Trustee may reasonably request.

12.3          Prohibited Transactions and Activities. The Special Servicer, on behalf of the Trust, shall not permit the sale or disposition of the Mortgage Loan unless the Mortgage Loan is the subject of a Material Breach or Material Document Defect or is in default or default with respect thereto is reasonably foreseeable (except in a disposition pursuant to (i) the bankruptcy or insolvency of the Lower-Tier REMIC or (ii) the termination of the Lower-Tier REMIC in a “qualified liquidation” as defined in Section 860F(a)(4) of the Code), nor acquire any assets for either the Lower-Tier REMIC or the Upper-Tier REMIC (other than Foreclosed Property), nor sell or dispose of any investments in the Collection Account or Distribution Account for gain, nor receive any amount representing a fee or other compensation for services, nor accept any contributions to either the Lower-Tier REMIC or the Upper-Tier REMIC (other than a cash contribution during the three (3) month period beginning on the Startup Day), unless it has received an Opinion of Counsel (at the expense of the Person requesting it to take such action) to the effect that such disposition, acquisition, substitution or acceptance shall not (a) affect adversely the status of either the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC, or of the Certificates as representing regular interests therein, (b) affect the distribution of interest or principal on the Certificates, (c) result in the encumbrance of the assets transferred or assigned to either the Lower-Tier REMIC or the Upper-Tier REMIC (except pursuant to the provisions of this Agreement), or (d) cause either the Lower-Tier REMIC or the Upper-Tier REMIC to be subject to a tax on “prohibited transactions” or “prohibited contributions” pursuant to the REMIC Provisions.

12.4          Indemnification with Respect to Certain Taxes and Loss of REMIC Status. (a) If either the Lower-Tier REMIC or the Upper-Tier REMIC fails to qualify as a REMIC, loses its status as a REMIC, or incurs state or local taxes, or a tax as a result of a prohibited transaction or contribution subject to taxation under the REMIC Provisions due to the negligence, bad faith or willful misconduct by the Certificate Administrator of its duties and obligations specifically set forth herein, or by reason of the Certificate Administrator’s negligent disregard of its obligations and duties thereunder, the Certificate Administrator shall indemnify the Trust against any and all claims, losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments or other costs and expenses (“Losses”) resulting therefrom; provided, however, the

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Certificate Administrator shall not be liable for any such Losses attributable to the action or inaction of the Depositor, the Servicer, the Special Servicer, the Trustee or the Holders of the Class R Certificates nor for any such Losses resulting from misinformation provided by the Holders of the Class R Certificates, the Servicer, the Special Servicer, the Trustee, or the Depositor, on which the Certificate Administrator has relied. The foregoing shall not be deemed to limit or restrict the rights and remedies of successor Holders of the Class R Certificates at law or in equity.

(b)               If either the Lower-Tier REMIC or the Upper-Tier REMIC fails to qualify as a REMIC, loses its status as a REMIC, or incurs state or local taxes, or a tax as a result of a prohibited transaction or contribution subject to taxation under the REMIC Provisions due to the negligence, bad faith or willful misconduct of the Servicer or the Special Servicer in the performance of its duties and obligations set forth herein, or by reason of the Servicer’s or Special Servicer’s negligent disregard of its obligations and duties thereunder, the Servicer or the Special Servicer, as the case may be, shall indemnify the Trust against any and all Losses resulting therefrom; provided, however, the Servicer or the Special Servicer, as the case may be, shall not be liable for any such losses attributable to the action or inaction of the Certificate Administrator, the Depositor, the Holders of the Class R Certificates nor for any such losses resulting from misinformation provided by the Certificate Administrator, the Depositor or the Holders of the Class R Certificates on which the Servicer or the Special Servicer, as the case may be, has relied. The foregoing shall not be deemed to limit or restrict the rights and remedies of any successor Holders of the Class R Certificates at law or in equity.

13.              EXCHANGE ACT REPORTING AND REGULATION AB COMPLIANCE

13.1          Intent of the Parties; Reasonableness. The parties hereto acknowledge and agree that the purpose of Article 13 of this Agreement is, among other things, to facilitate compliance by any Other Depositor with the provisions of Regulation AB and the related rules and regulations of the Commission. Except as expressly required by Sections 13.7, 13.8 and 13.9, the Depositor shall not, and no Other Depositor may, exercise its rights to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than compliance with the Act, the Exchange Act and the Sarbanes-Oxley Act. The parties hereto acknowledge that interpretations of the requirements of Regulation AB may change over time due to interpretive guidance provided by the Commission or its staff, and agree to comply with reasonable requests made by the Depositor, or any Other Depositor, in good faith for delivery of information under these provisions on the basis of such evolving interpretations of Regulation AB. In connection with the ILPT Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2022-LPFX, and any Companion Loan Securities, each of the parties to this Agreement shall cooperate fully with the Depositor, the Certificate Administrator, any Other Depositor and any Other Exchange Act Reporting Party, as applicable, to deliver to the Depositor or Other Depositor, as applicable (including any of its assignees or designees), any and all statements, reports, certifications, records and any other information in its possession or reasonably available to it and necessary in the reasonable good faith determination of the Depositor, the Certificate Administrator, any Other Depositor or any Other Exchange Act Reporting Party, as applicable, to permit any Other Depositor to comply with the provisions of Regulation AB, together with such disclosures relating to the Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator, the Custodian and the Trustee, as applicable, and any Sub-Servicer,

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or the servicing of the Mortgage Loan, reasonably believed by the Depositor or any Other Depositor, as applicable, to be necessary in order to effect such compliance.

13.2          Succession; Sub-Servicers; Subcontractors. (a)  For so long as any Other Securitization Trust is subject to the reporting requirements of the Exchange Act (in addition to any requirements contained in Section 13.7 of this Agreement), in connection with the succession to the Servicer, the Special Servicer or any Sub-Servicer as servicer or sub-servicer (to the extent such Sub-Servicer is a “servicer” as contemplated by Item 1108(a)(2) of Regulation AB) under this Agreement by any Person (i) into which the Servicer, Special Servicer or such Sub-Servicer may be merged or consolidated, or (ii) which may be appointed as a successor to the Servicer, the Special Servicer or any such Sub-Servicer, the Servicer or Special Servicer, as applicable (depending on whether such succession involves it or one of its Sub-Servicers), shall provide (other than in the case of a succession pursuant to an appointment under Section 7.1 or 7.2, in which case the successor servicer or successor special servicer, as applicable, shall provide) to any Other Depositor as to which the applicable Companion Loan is affected, at least five (5) Business Days prior to the effective date of such succession or appointment as long as such disclosure prior to such effective date would not be violative of any applicable law or confidentiality agreement (and as long as such notice is not given by a successor servicer or successor special servicer appointed under Section 7.1 or 7.2), and otherwise no later than one (1) Business Day after such effective date of succession, (x) written notice to the Depositor and each such Other Depositor of such succession or appointment and (y) in writing and in form and substance reasonably satisfactory to each such Other Depositor, all information relating to such successor servicer reasonably requested by any such Other Depositor in order to comply with its reporting obligation under Item 6.02 of Form 8-K pursuant to the Exchange Act (if such reports under the Exchange Act are required to be filed under the Exchange Act). The Certificate Administrator (or the Trustee, if applicable) shall provide similar notice to the Depositor and each such Other Depositor in connection with any resignation or termination of the Servicer, the Special Servicer, any Sub-Servicer or the Certificate Administrator. In addition, with respect to each Companion Loan, the Certificate Administrator shall comply with the Trust’s obligations under the Co-Lender Agreement (including with respect to the provision of any required notices) in connection with any resignation, termination, replacement or appointment of the Servicer, the Special Servicer, any Sub-Servicer or the Certificate Administrator or any successor thereto.

(b)               For so long as any Other Securitization Trust is subject to the reporting requirements of the Exchange Act, if the Servicer, the Special Servicer, any Sub-Servicer, the Custodian, the Trustee and the Certificate Administrator (each of the Servicer, the Special Servicer, the Custodian, the Trustee and the Certificate Administrator and each Sub-Servicer, for purposes of this Section 13.2(b) and Sections 13.2(c), 13.2(d) and 13.16, a “Servicing Party”) is permitted to utilize one or more Subcontractors to perform certain of its obligations hereunder. Such Servicing Party shall promptly upon request provide to the Depositor, as well as any Other Depositor as to which the applicable Companion Loan is affected, a written description (in form and substance satisfactory to each such Other Depositor) of the role and function of each Subcontractor that is a Servicing Function Participant utilized by such Servicing Party during the preceding calendar year, specifying (i) the identity of such Subcontractor, and (ii) which elements of the Servicing Criteria will be addressed in assessments of compliance provided by each such Subcontractor. Each Servicing Party shall cause any Subcontractor utilized by such Servicing Party that is determined to be a Servicing Function Participant to comply with the provisions of

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Section 13.8 and Section 13.9 of this Agreement to the same extent as if such Subcontractor were such Servicing Party. Such Servicing Party shall obtain from each such Subcontractor (or, in the case of each Sub-Servicer set forth on Exhibit N, shall use commercially reasonable efforts to obtain from such Sub-Servicer) and deliver to the applicable Persons any assessment of compliance report and related accountant’s attestation required to be delivered by such Subcontractor under Section 13.8 and Section 13.9 of this Agreement, in each case, as and when required to be delivered.

(c)                For so long as any Other Securitization Trust is subject to the reporting requirements of the Exchange Act, notwithstanding the foregoing, if a Servicing Party engages a Subcontractor in connection with the performance of any of its duties under this Agreement, such Servicing Party shall be responsible for determining whether such Subcontractor is a “servicer” within the meaning of Item 1101 of Regulation AB and whether such Subcontractor meets the criteria in Item 1108(a)(2)(i), (ii) or (iii) of Regulation AB. If a Servicing Party determines, pursuant to the preceding sentence, that such Subcontractor is a “servicer” within the meaning of Item 1101 of Regulation AB and meets the criteria in Item 1108(a)(2)(i), (ii) or (iii) of Regulation AB, the engagement of such Subcontractor shall not be effective unless and until notice is given to the Depositor and the Certificate Administrator, as well as any Other Depositor as to which the applicable Companion Loan is affected, of any such Subcontractor and sub-servicing agreement and, if such Subcontractor is engaged by the Servicer or the Special Servicer, such Subcontractor shall be deemed to be a Sub-Servicer for purposes of this Agreement. Written notice of the engagement of such Subcontractor and the related Sub-Servicing Agreement (other than such agreements set forth on Exhibit U hereto) (with respect to the Servicer or the Special Servicer) or sub-servicing agreement (with respect to any other Servicing Party) shall be delivered to the Depositor, the Certificate Administrator and each such Other Depositor at least five (5) Business Days prior to the effective date of such engagement. Such notice shall contain all information reasonably necessary, and in such form as may be necessary, to enable each Other Exchange Act Reporting Party as to which the applicable Companion Loan is affected, to accurately and timely report the event under Item 6.02 of Form 8-K pursuant to the related Other Pooling and Servicing Agreement or otherwise (if such reports under the Exchange Act are required to be filed under the Exchange Act).

(d)                For so long as any Other Securitization Trust is subject to the reporting requirements of the Exchange Act, in connection with the succession to the Trustee or Certificate Administrator under this Agreement by any Person (i) into which the Trustee or Certificate Administrator may be merged or consolidated, or (ii) which may be appointed as a successor to the Trustee or Certificate Administrator, the Trustee or Certificate Administrator, as applicable, shall notify the Depositor and each Other Depositor, at least ten Business Days prior to the effective date of such succession or appointment (or if such prior notice would be violative of applicable law or any applicable confidentiality agreement, no later than the time required under Section 13.6 of this Agreement) and shall furnish pursuant to Section 13.6 of this Agreement to each Other Depositor in writing and in form and substance reasonably satisfactory to the Depositor and each Other Depositor, all information reasonably necessary for each Other Exchange Act Reporting Party to accurately and timely report the event under Item 6.02 of Form 8-K pursuant to the related Other Pooling and Servicing Agreement or otherwise (if such reports under the Exchange Act are required to be filed under the Exchange Act).

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13.3           Other Securitization Trust’s Filing Obligations. For so long as any Other Securitization Trust is subject to the reporting requirements of the Exchange Act, the Servicer, the Special Servicer, the Operating Advisor, the Custodian, the Certificate Administrator and the Trustee shall (and shall cause (or, in the case of each Loan Seller Sub-Servicer, shall use commercially reasonable efforts to cause) each Additional Servicer and Servicing Function Participant utilized thereby to) reasonably cooperate with each Other Depositor in connection with the satisfaction of each Other Securitization Trust’s reporting requirements under the Exchange Act.

13.4           Form 10-D Disclosure. For so long as any Other Securitization Trust is subject to the reporting requirements of the Exchange Act, within one Business Day after the related Distribution Date (using commercially reasonable efforts), but in no event later than noon (New York City time) on the third Business Day after the related Distribution Date, (i) the parties as set forth on Exhibit V to this Agreement, shall be required to provide to each Other Exchange Act Reporting Party and each Other Depositor to which the particular Additional Form 10-D Disclosure is relevant for Exchange Act reporting purposes, to the extent a Servicing Officer or Responsible Officer thereof has knowledge thereof (other than information required by Item 1117 of Regulation AB as to such party which shall be reported if actually known by any Servicing Officer or Responsible Officer, as the case may be, or any lawyer in the in-house legal department of such party), in EDGAR-compatible format (to the extent available to such party in such format), or in such other format as otherwise agreed upon by each such Other Exchange Act Reporting Party, each such Other Depositor and such parties, the form and substance of the Additional Form 10-D Disclosure, if applicable, and (ii) the parties listed on Exhibit V to this Agreement shall include with such Additional Form 10-D Disclosure applicable to such party and shall cause each Sub-Servicer (or, in the case of each Sub-Servicer set forth on Exhibit U, shall use commercially reasonable efforts to cause such Sub-Servicer) and Subcontractor of such party to the extent required under Regulation AB to provide, and if received, include, an Additional Disclosure Notification in the form attached as Exhibit X to this Agreement. The Certificate Administrator has no duty under this Agreement to monitor or enforce the performance by the parties listed on Exhibit V to this Agreement of their duties under this paragraph or proactively solicit or procure from such parties any Additional Form 10-D Disclosure information.

13.5           Form 10-K Disclosure. For so long as any Other Securitization Trust is subject to the reporting requirements of the Exchange Act, no later than March 1, commencing in March 2023, (i) the parties listed on Exhibit W to this Agreement shall be required to provide (and (i) with respect to any Servicing Function Participant of such party that is a Loan Seller Sub-Servicer, shall use commercially reasonable efforts to cause such Servicing Function Participant to provide, and (ii) with respect to any other Servicing Function Participant of such party (other than any party to this Agreement), shall cause such Servicing Function Participant to provide) to the Depositor, each Other Exchange Act Reporting Party and each Other Depositor to which the particular Additional Form 10-K Disclosure is relevant for Exchange Act reporting purposes, to the extent a Servicing Officer or a Responsible Officer, as the case may be, thereof has actual knowledge (other than information required by Item 1117 of Regulation AB as to such party which shall be reported if actually known by any Servicing Officer or Responsible Officer, as the case may be, or any lawyer in the in house legal department of such party), in EDGAR compatible format (to the extent available to such party in such format) or in such other format as otherwise agreed upon by each such Other Exchange Act Reporting Party, each such Other Depositor and

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such providing parties, the form and substance of any Additional Form 10-K Disclosure described on Exhibit W to this Agreement applicable to such party, and (ii) the parties listed on Exhibit W to this Agreement shall include with such Additional Form 10-K Disclosure applicable to such party and shall cause each Sub-Servicer (or, in the case of each Sub-Servicer set forth on Exhibit U, shall use commercially reasonable efforts to cause such Sub-Servicer) and Subcontractor of such party to the extent required under Regulation AB to provide, and if received, include, an Additional Disclosure Notification in the form attached as Exhibit X to this Agreement. The Certificate Administrator has no duty under this Agreement to monitor or enforce the performance by the parties listed on Exhibit W to this Agreement of their duties under this paragraph or proactively solicit or procure from such parties any Additional Form 10-K Disclosure information.

13.6          Form 8-K Disclosure. For so long as any Other Securitization Trust is subject to the reporting requirements of the Exchange Act, to the extent a Servicing Officer or Responsible Officer thereof has actual knowledge of such event (other than Item 1117 of Regulation AB as to such party which shall be reported if actually known by any Servicing Officer or Responsible Officer, as the case may be, or any lawyer in the in-house legal department of such party), within one Business Day after the occurrence of an event requiring disclosure on Form 8-K (each such event, a “Reportable Event”) (using commercially reasonable efforts), but in no event later than 1:00 p.m. (New York City time) on the second (2nd) Business Day after the occurrence of a Reportable Event, (i) the parties set forth on Exhibit Y to this Agreement shall be required to provide (and (i) with respect to any Servicing Function Participant of such party that is a Loan Seller Sub-Servicer, shall use commercially reasonable efforts to cause such Servicing Function Participant to provide, and (ii) with respect to any other Servicing Function Participant of such party (other than any party to this Agreement), shall cause such Servicing Function Participant to provide) to each Other Depositor and each Other Exchange Act Reporting Party to which the particular Form 8-K Disclosure Information is relevant for Exchange Act reporting purposes, in EDGAR-compatible format (to the extent available to such party in such format) or in such other format as otherwise agreed upon by each such Other Depositor, each such Other Exchange Act Reporting Party and such providing parties, any Form 8-K Disclosure Information described on Exhibit Y to this Agreement as applicable to such party, if applicable, and (ii) the parties listed on Exhibit Y to this Agreement shall include with such Form 8-K Disclosure Information applicable to such party and shall cause each Sub-Servicer (or, in the case of each Sub-Servicer set forth on Exhibit U, shall use commercially reasonable efforts to cause such Sub-Servicer) and Subcontractor of such party to the extent required under Regulation AB to provide, and if received, include, an Additional Disclosure Notification in the form attached hereto as Exhibit X. The Certificate Administrator has no duty under this Agreement to monitor or enforce the performance by the parties listed on Exhibit Y of their duties under this paragraph or proactively solicit or procure from such parties any Form 8-K Disclosure Information.

In the case of a Form 8-K that is filed by or on behalf any Other Securitization Trust as a result of the termination, removal, resignation or any other replacement of the Servicer, the Special Servicer, the Trustee, the Certificate Administrator or any Sub-Servicer or Subcontractor of any of the foregoing parties (to the extent such Sub-Servicer or Subcontractor is a “servicer” as contemplated by Item 1108(a)(2) of Regulation AB) under this Agreement, the proposed successor Servicer, Special Servicer, Trustee, Certificate Administrator, Sub-Servicer or Subcontractor, as applicable, shall, as a condition to such succession and at the reasonable expense of the same party or parties required to pay the costs and expenses relating to such termination, removal, resignation

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or other replacement pursuant to this Agreement, provide to the Other Depositor and Other Exchange Act Reporting Party of such Other Securitization Trust on or before the date of such proposed succession the following: (i) any information (including, but not limited to, disclosure information) required for such Other Securitization Trust to comply in a timely manner with applicable filing requirements under Items 1.01 and 6.02 of Form 8-K and (ii) such opinion(s) of counsel, certifications and/or indemnification agreement(s) with respect to such information that are substantially similar to those delivered by the initial Servicer, the initial Special Servicer, the initial Trustee, the initial Certificate Administrator or the initial Sub-Servicer, as the case may be, or their respective counsel, in connection with the information concerning such party in the Offering Circular and/or any other disclosure materials relating to this Trust.

13.7          Annual Compliance Statements. On or before March 1 of each year, commencing in 2023, each of the Servicer, the Special Servicer (regardless of whether the Special Servicer has commenced special servicing of the Mortgage Loan) and, for so long as any Other Securitization Trust is subject to the reporting requirements of the Exchange Act, the Certificate Administrator, the Custodian and the Trustee (if it has made, or is required to make, an Advance during the applicable calendar year), at its own expense, shall furnish (and each such party, (i) with respect to each Servicing Function Participant that is a Sub-Servicer set forth on Exhibit W with which it has entered into a servicing relationship with respect to the Mortgage Loan, shall use commercially reasonable efforts to cause such Servicing Function Participant to furnish, and (ii) with respect to any other Servicing Function Participant of such party (other than any party to this Agreement), shall cause such Servicing Function Participant to furnish) (each such Servicing Function Participant and each of the Servicer, Special Servicer, the Custodian, the Certificate Administrator and the Trustee (if it has made, or is required to make, an Advance during the applicable calendar year), a “Certifying Servicer”) to the Certificate Administrator and the 17g-5 Information Provider (who shall post it to the Certificate Administrator’s Website and the 17g-5 Information Provider’s Website, as applicable, pursuant to Section 8.14(b)), the Trustee, the Operating Advisor (only in the case of an Officer’s Certificate furnished by the Special Servicer), the Depositor and the Companion Loan Holder(s) (or, in the case of a Companion Loan that is part of an Other Securitization Trust, the applicable Other Depositor and Other Exchange Act Reporting Party), an Officer’s Certificate stating, as to the signer thereof, that (A) a review of such Certifying Servicer’s activities during the preceding calendar year or portion thereof and of such Certifying Servicer’s performance under this Agreement or the applicable sub-servicing agreement, as applicable, has been made under such officer’s supervision and (B) to the best of such officer’s knowledge, based on such review, such Certifying Servicer has fulfilled all its obligations under this Agreement or the applicable sub-servicing agreement, as applicable, in all material respects throughout such year or portion thereof, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof. For so long as any Other Securitization Trust is subject to the reporting requirements of the Exchange Act, promptly after receipt of each such Officer’s Certificate, the Depositor (and, in the case of a Companion Loan that is part of an Other Securitization Trust, the applicable Other Depositor and Other Exchange Act Reporting Party) may review each such Officer’s Certificate and, if applicable, consult with the Certifying Servicer, as applicable, as to the nature of any failures by such Certifying Servicer, respectively, or any related Servicing Function Participant with which such Certifying Servicer has entered into a

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servicing relationship with respect to the Trust Loan or the Companion Loan(s) in the fulfillment of any Certifying Servicer’s obligations hereunder or under the applicable sub-servicing or primary servicing agreement. The obligations of each Certifying Servicer under this Section apply to each such Certifying Servicer that serviced the Trust Loan or a Companion Loan during the applicable period, whether or not the Certifying Servicer is acting in such capacity at the time such Officer’s Certificate is required to be delivered. Copies of all Officer’s Certificates delivered pursuant to this Section 13.7 shall be made available to any Privileged Person by the Certificate Administrator by posting such Compliance Report to the Certificate Administrator’s Website pursuant to Section 8.14(b).

13.8          Annual Reports on Assessment of Compliance with Servicing Criteria. (a) On or before March 1 of each year, commencing in 2023, the Servicer, the Special Servicer (regardless of whether the Special Servicer has commenced special servicing of the Mortgage Loan) and, for so long as any Other Securitization Trust is subject to the reporting requirements of the Exchange Act, the Operating Advisor, the Custodian, the Certificate Administrator and the Trustee (if it has made, or is required to make, an Advance during the applicable calendar year), each at its own expense, shall furnish (and each such party, (i) with respect to each Servicing Function Participant that is a Sub-Servicer set forth on Exhibit W with which it has entered into a servicing relationship with respect to the Mortgage Loan, shall use commercially reasonable efforts to cause such Servicing Function Participant to furnish, and (ii) with respect to any other Servicing Function Participant of such party (other than any party to this Agreement), shall cause such Servicing Function Participant to furnish) (each of the Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator, the Custodian, any Servicing Function Participant and, if it has made (or is required to make) an Advance during the applicable calendar year, the Trustee, as the case may be, a “Reporting Servicer”) to the Certificate Administrator and the 17g-5 Information Provider (who shall post it to the Certificate Administrator’s Website and the 17g-5 Information Provider’s Website, as applicable, pursuant to Section 8.14(b)), the Trustee, the Operating Advisor (only in the case of a report furnished by the Special Servicer), Depositor and the Companion Loan Holder(s) (or, in the case of a Companion Loan that is part of an Other Securitization Trust, the applicable Other Depositor and Other Exchange Act Reporting Party), a report on an assessment of compliance with the Applicable Servicing Criteria that complies in all material respects with the requirements of Item 1122 of Regulation AB and contains (A) a statement by such Reporting Servicer of its responsibility for assessing compliance with the Applicable Servicing Criteria, (B) a statement that such Reporting Servicer used the Servicing Criteria to assess compliance with the Applicable Servicing Criteria, (C) such Reporting Servicer’s assessment of compliance with the Applicable Servicing Criteria as of the end of and for the preceding calendar year, including, if there has been any material instance of noncompliance with the Applicable Servicing Criteria, a discussion of each such failure and the nature and status thereof (including whether such instance of noncompliance involved the servicing of the assets backing the Certificates issued pursuant to this Agreement and any steps taken to remedy such instance of noncompliance) and (D) a statement that a registered public accounting firm that is a member of the American Institute of Certified Public Accountants has issued an attestation report on such Reporting Servicer’s assessment of compliance with the Applicable Servicing Criteria as of and for such period. Copies of all compliance reports delivered pursuant to this Section 13.8 shall be provided to any Certificateholder, upon the written request therefor, by the Certificate Administrator.

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Each such report shall be addressed to the Depositor and each Other Depositor (if addressed) and signed by an authorized officer of the applicable company, and shall address each of the Applicable Servicing Criteria. For so long as any Other Securitization Trust is subject to the reporting requirements of the Exchange Act, promptly after receipt of each such report, the Depositor and each Other Depositor may review each such report and, if applicable, consult with each Reporting Servicer as to the nature of any material instance of noncompliance with the Relevant Servicing Criteria.

(b)                On the Closing Date, the Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator, the Custodian and the Trustee each acknowledge and agree that Exhibit L to this Agreement sets forth the Relevant Servicing Criteria for such party.

(c)               No later than 30 days after the end of each fiscal year for the Trust, the Servicer, the Special Servicer and, for so long as any Other Securitization Trust is subject to the reporting requirements of the Exchange Act, the Operating Advisor, the Certificate Administrator, the Custodian and, if it has made (or is required to make) an Advance during such fiscal year, the Trustee shall notify the Certificate Administrator, the Depositor, each Other Exchange Act Reporting Party and each Other Depositor as to the name of each Servicing Function Participant utilized by it, in each case, and each such notice will specify what specific Servicing Criteria will be addressed in the report on assessment of compliance prepared by such Servicing Function Participant. When the Servicer, the Special Servicer and, for so long as any Other Securitization Trust is subject to the reporting requirements of the Exchange Act, the Operating Advisor, the Certificate Administrator, the Custodian, the Trustee (if it has made, or is required to make, an Advance during the applicable calendar year) and any Servicing Function Participant submit their assessments pursuant to Section 13.8(a) of this Agreement, such parties, as applicable, shall also at such time include the assessment (and related attestation pursuant to Section 13.9) of each Servicing Function Participant engaged by it. The fiscal year for the Trust shall be January 1 through and including December 31 of each calendar year.

(d)               In the event the Servicer, the Special Servicer or, for so long as any Other Securitization Trust is subject to the reporting requirements of the Exchange Act, the Operating Advisor, the Certificate Administrator, the Custodian or the Trustee (if it has made, or is required to make, an Advance during the applicable period) is terminated or resigns pursuant to the terms of this Agreement, such party shall provide, and each such party shall cause (or, if the Servicing Function Participant is a Loan Seller Sub-Servicer, shall use commercially reasonable efforts to cause) any Servicing Function Participant engaged by it to provide (and the Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator, the Custodian and the Trustee shall, with respect to any Servicing Function Participant that resigns or is terminated under any applicable servicing agreement, cause such Servicing Function Participant to provide) an annual assessment of compliance pursuant to this Section 13.8, coupled with an attestation as required in Section 13.9 in respect of the period of time that the Servicer, the Special Servicer or, for so long as any Other Securitization Trust is subject to the reporting requirements of the Exchange Act, the Operating Advisor, the Certificate Administrator, the Custodian, or the Trustee (if it has made, or is required to make, an Advance during such period of time) was subject to this Agreement or the period of time that the applicable Servicing Function Participant was subject to such other servicing agreement.

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13.9          Annual Independent Public Accountants’ Servicing Report. On or before March 1 of each year, commencing in 2023, the Servicer, the Special Servicer and, for so long as any Other Securitization Trust is subject to the reporting requirements of the Exchange Act, the Operating Advisor, the Certificate Administrator, the Custodian and the Trustee (if it has made, or is required to make, an Advance during the applicable calendar year), each at its own expense, shall cause (and each such party, (i) with respect to each Servicing Function Participant that is a Loan Seller Sub-Servicer, shall use commercially reasonable efforts to cause such Servicing Function Participant to cause, and (ii) with respect to any other Servicing Function Participant of such party (other than any party to this Agreement), shall cause such Servicing Function Participant to cause) a registered public accounting firm (which may also render other services to the Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator, the Custodian, the Trustee, or the applicable Servicing Function Participant, as the case may be) and that is a member of the American Institute of Certified Public Accountants to furnish a report to the Certificate Administrator (who shall post it to the Certificate Administrator’s Website pursuant to Section 8.14(b)), the Operating Advisor (only in the case of a report furnished on behalf of the Special Servicer), the Depositor, the Companion Loan Holder(s) (or, in the case of a Companion Loan that is part of an Other Securitization Trust, the applicable Other Depositor and Other Exchange Act Reporting Party) and the 17g-5 Information Provider (who shall post it to the 17g-5 Information Provider’s Website pursuant to Section 8.14(b)), to the effect that (i) it has obtained a representation regarding certain matters from the management of such Reporting Servicer, which includes an assessment from such Reporting Servicer of its compliance with the Applicable Servicing Criteria and (ii) on the basis of an examination conducted by such firm in accordance with standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, it is expressing an opinion as to whether such Reporting Servicer’s assessment of compliance with the Servicing Criteria was fairly stated in all material respects, or it cannot express an overall opinion regarding such party’s assessment of compliance with the Applicable Servicing Criteria. In the event that an overall opinion cannot be expressed, such registered public accounting firm shall state in such report why it was unable to express such an opinion. Each accountant’s attestation report required hereunder shall be made in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Act and the Exchange Act. Such report must be available for general use and not contain restricted use language. Copies of all statements delivered pursuant to this Section 13.9 shall be made available to any Privileged Person by the Certificate Administrator posting such statement on the Certificate Administrator’s Website pursuant to Section 8.14(b).

For so long as any Other Securitization Trust is subject to the reporting requirements of the Exchange Act, promptly after receipt of such report from the Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator, the Custodian, the Trustee (if it has made, or is required to make, an Advance during the applicable calendar year) or any Servicing Function Participant, the Depositor and each Other Depositor may review the report and, if applicable, consult with the Servicer, the Special Servicer or, for so long as any Other Securitization Trust is subject to the reporting requirements of the Exchange Act, the Operating Advisor, the Certificate Administrator, the Custodian or the Trustee (if it has made, or is required to make, an Advance during the applicable calendar year) as to the nature of any defaults by the Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator, the Custodian, the Trustee (if it has made, or is required to make, an Advance during the applicable calendar year) or any Servicing Function Participant with which it has entered into a servicing relationship with

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respect to the Trust Loan or any Companion Loan, as the case may be, in the fulfillment of any of the Servicer’s, the Special Servicer’s, the Operating Advisor’s, the Certificate Administrator’s, the Custodian’s, the Trustee’s (if it has made, or is required to make, an Advance during the applicable calendar year) or the applicable Servicing Function Participants’ obligations hereunder or under the applicable sub-servicing agreement.

13.10      Significant Obligor. With respect to any Companion Loan that the applicable Other Depositor has notified the Servicer in writing that the Property constitutes a “significant obligor” (within the meaning of Item 1101(k) of Regulation AB) (a “Significant Obligor”) with respect to an Other Securitization Trust that includes such Companion Loan, to the extent that the Servicer is in receipt of the updated financial statements of such Significant Obligor for any calendar quarter (other than the fourth calendar quarter of any calendar year), beginning with the first calendar quarter following receipt of notice from the Other Depositor that such Significant Obligor with respect to such Other Securitization Trust exists, or the updated financial statements of such Significant Obligor for any calendar year, beginning for the calendar year following such notice from the Other Depositor, as applicable, the Servicer shall deliver to the Other Depositor and the Other Exchange Act Reporting Party of such Other Securitization Trust, on or prior to the day that occurs two (2) Business Days prior to the related Significant Obligor NOI Quarterly Filing Deadline or four (4) Business Days prior to the related Significant Obligor NOI Yearly Filing Deadline, as applicable, (A) if such financial statement receipt occurs twelve (12) or more Business Days prior to the related Significant Obligor NOI Quarterly Filing Deadline or fourteen (14) or more Business Days prior to the related Significant Obligor NOI Yearly Filing Deadline, as applicable, such financial statements of such Significant Obligor, together with the net operating income of such Significant Obligor for the applicable period as calculated by the Servicer in accordance with CREFC® guidelines and (B) if such financial statement receipt occurs less than twelve (12) Business Days prior to the related Significant Obligor NOI Quarterly Filing Deadline or less than fourteen (14) Business Days prior to the related Significant Obligor NOI Yearly Filing Deadline, as applicable, such financial statements of such Significant Obligor, together with the net operating income of such Significant Obligor for the applicable period as reported by the related Mortgagor in such financial statements.

If the Servicer does not receive financial information satisfactory to comply with Item 6 of Form 10-D or Item 1112(b)(1) of Form 10-K, as the case may be, of any Significant Obligor with respect to an Other Securitization Trust by the date on which such financial information is required to be delivered under the related Mortgage Loan Documents, the Servicer (i) shall use efforts consistent with Accepted Servicing Practice (taking into account, in addition, the ongoing reporting obligations of the related Other Depositor under the Exchange Act) to obtain the periodic financial statements of the Borrower under the Mortgage Loan Documents, (ii) shall (and shall cause each applicable Sub-Servicing Agreement to require any related Sub-Servicer to) retain written evidence of each instance in which it (or a Sub-Servicer) attempts to contact the Borrower to obtain the required financial information, and (iii) if unsuccessful, shall, no later than five (5) Business Days prior to the related Significant Obligor NOI Quarterly Filing Deadline or the related Significant Obligor NOI Yearly Filing Deadline, as applicable, forward an Officer’s Certificate evidencing its attempts to obtain this information to the Other Exchange Act Reporting Party and Other Depositor related to such Other Securitization Trust.

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13.11         Sarbanes-Oxley Backup Certification. For so long as any Other Securitization Trust is subject to the reporting requirements of the Exchange Act, the Certificate Administrator, the Servicer, the Special Servicer, the Custodian, the Trustee and the Operating Advisor shall provide (and with respect to any other Servicing Function Participant of such party, shall cause such Servicing Function Participant to provide) to the Person who signs the Sarbanes-Oxley Certification with respect to such Other Securitization Trust (the “Certifying Person”) no later than March 1 of the year following the year to which the Form 10-K of such Other Securitization Trust relates or, if March 1 is not a Business Day, on the immediately following Business Day, a certification in the form attached to this Agreement as Exhibit Z-1, Exhibit Z-2, Exhibit Z-3, Exhibit Z-4, Exhibit Z-5, Exhibit Z-6 and Exhibit Z-7, as applicable, on which the Certifying Person, the entity for which the Certifying Person acts as an officer, and such entity’s officers, directors and Affiliates (collectively with the Certifying Person, “Certification Parties”) can reasonably rely. In the event any Reporting Servicer is terminated or resigns pursuant to the terms of this Agreement, or any applicable sub-servicing agreement or primary servicing agreement, as the case may be, such Reporting Servicer shall provide a certification to the Certifying Person pursuant to this Section 13.11 with respect to the period of time it was subject to this Agreement or the applicable sub-servicing or primary servicing agreement, as the case may be.

13.12      Indemnification. Each of the Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator, the Custodian and the Trustee (each an “Indemnifying Party”) shall indemnify and hold harmless, the Depositor, each Certification Party, each Other Depositor, any employee, director or officer of the Depositor or any Other Depositor, and each other person, if any, who controls the Depositor or any Other Depositor within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any claims, losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments and other costs and expenses (including without limitation reasonable attorney’s fees and expenses related to the enforcement of this indemnity and the costs of investigation, legal defense and any amounts paid in settlement of any claim or litigation) incurred by such indemnified party arising out of: (i) the failure of any Indemnifying Party to perform its obligations under this Article 13; (ii) the failure of any Servicing Function Participant or Additional Servicer retained by it (other than a Loan Seller Sub-Servicer) to perform its obligations under this Article 13; (iii) any untrue statement of a material fact contained in any information (x) regarding the Indemnifying Party or any Servicing Function Participant, Additional Servicer or Subcontractor engaged by it (other than any Loan Seller Sub-Servicer), (y) prepared by any such party described in clause (x) or any registered public accounting firm, attorney or other agent retained by such party to prepare such information and (z) delivered by or on behalf of such Indemnifying Party in connection with the performance of such Indemnifying Party’s obligations described in this Article 13, or the omission to state in any such information a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that such Indemnifying Party shall be entitled to participate at its own expense in any action arising out of the foregoing and the Depositor shall consult with such Indemnifying Party with respect to any litigation or audit strategy, as applicable, in connection with the foregoing and any potential settlement terms related thereto (provided that any such consultation shall be nonbinding); (iv) negligence, bad faith or willful misconduct on the part of the Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator, the Custodian or the Trustee, as applicable,

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in the performance of such obligations; or (v) any Deficient Exchange Act Deliverable with respect to such Indemnifying Party.

In addition, each of the Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator, the Custodian and the Trustee shall cooperate (and (i) with respect to each Servicing Function Participant and Additional Servicer of such party that is a Loan Seller Sub-Servicer, shall use commercially reasonable efforts to cause such Servicing Function Participant or Additional Servicer to cooperate, and (ii) with respect to any other Servicing Function Participant or Additional Servicer of such party, shall cause such Servicing Function Participant or Additional Servicer to cooperate) with the Depositor or any Other Depositor as necessary for the Depositor or any Other Depositor to conduct any reasonable due diligence necessary to evaluate and assess any material instances of non-compliance disclosed in any of the deliverables required by the applicable reporting requirements under the Securities Act, the Exchange Act, the Sarbanes-Oxley Act and the rules and regulations promulgated thereunder (“Reporting Requirements”).

In connection with comments provided to the Depositor or any Other Depositor from the Commission regarding (x) information delivered by the Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor, the Custodian, the Trustee, a Servicing Function Participant or an Additional Servicer, as applicable (“Affected Reporting Party”), (y) information regarding such Affected Reporting Party, and/or (z) information prepared by such Affected Reporting Party or any registered public accounting firm, attorney or other agent retained by such party to prepare such information, which information is contained in a report filed by the Depositor or any Other Depositor under the Reporting Requirements and which comments are received subsequent to the Depositor's or any Other Depositor’s filing of such report, the Depositor or any Other Depositor shall promptly provide to such Affected Reporting Party any such comments which relate to such Affected Reporting Party. Such Affected Reporting Party shall be responsible for timely preparing a written response to the Commission for inclusion in the Depositor’s or any Other Depositor’s response to the Commission, unless such Affected Reporting Party elects, with the consent of the Depositor or any Other Depositor, as applicable (which consent shall not be unreasonably denied, withheld or delayed), to directly communicate with the Commission and negotiate a response and/or resolution with the Commission; provided, if an Affected Reporting Party is a Servicing Function Participant or Additional Servicer retained by the Servicer, the Servicer shall receive copies of all material communications pursuant to this paragraph. If such election is made, the applicable Affected Reporting Party shall be responsible for directly negotiating such response and/or resolution with the Commission in a timely manner; provided, that (i) such Affected Reporting Party shall use reasonable efforts to keep the Depositor or any Other Depositor informed of its progress with the Commission and copy the Depositor or any Other Depositor on all correspondence with the Commission and provide the Depositor or any Other Depositor with the opportunity to participate (at the Depositor’s or Other Depositor’s expense) in any telephone conferences and meetings with the Commission and (ii) the Depositor or any Other Depositor shall cooperate with such Affected Reporting Party in order to authorize such Affected Reporting Party and its representatives to respond to and negotiate directly with the Commission with respect to any comments from the Commission relating to such Affected Reporting Party and to notify the Commission of such authorization. The Depositor (or any Other Depositor) and the applicable Affected Reporting Party shall cooperate and coordinate with one another with respect to any requests made to the Commission for extension of time for submitting

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a response or compliance. All respective reasonable out-of-pocket costs and expenses incurred by the Depositor or any Other Depositor (including reasonable legal fees and expenses of outside counsel to the Depositor or any Other Depositor, as the case may be) in connection with the foregoing (other than those costs and expenses required to be at the Depositor’s or any Other Depositor’s expense as set forth above) and any amendments to any reports filed with the Commission related to the foregoing shall be promptly paid by the applicable Affected Reporting Party upon receipt of an itemized invoice from the Depositor or any Other Depositor, as the case may be. Each of the Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator, the Custodian and the Trustee shall use commercially reasonable efforts to cause any Servicing Function Participant or Additional Servicer retained by it to comply with the foregoing by inclusion of similar provisions (or by inclusion of a reference to, and an obligation to comply with, this paragraph) in the related sub-servicing or similar agreement.

The Servicer, the Special Servicer, the Operating Advisor, the Custodian, the Trustee and the Certificate Administrator shall cause each Servicing Function Participant of such party that is not a Loan Seller Sub-Servicer (and with respect to any Servicing Function Participant of such party that is a Loan Seller Sub-Servicer, shall use commercially reasonable efforts to cause such Servicing Function Participant) to indemnify and hold harmless each Certification Party, the Depositor, each Other Depositor, any employee, director or officer of the Depositor or any Other Depositor, and each other person, if any, who controls the Depositor or any Other Depositor within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all claims, losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments and any other costs, fees and expenses (including without limitation reasonable attorney’s fees and expenses related to the enforcement of this indemnity and the costs of investigation, legal defense and any amounts paid in settlement of any claim or litigation) incurred by such indemnified party arising out of (i) a breach of its obligations to provide any of the annual compliance statements or annual servicing criteria compliance reports or attestation reports pursuant to the applicable sub-servicing or primary servicing agreement, (ii) negligence, bad faith or willful misconduct on its part in the performance of such obligations, (iii) other than in the case of the Operating Advisor, any failure by a Servicing Party (as defined in Section 13.2(b) to identify a Servicing Function Participant pursuant to Section 13.8(c), or (iv) any Deficient Exchange Act Deliverable with respect to such Servicing Function Participant.

If the indemnification provided for in, or contemplated by, any of the preceding paragraphs of this Section 10.12 is unavailable or insufficient to hold harmless any Certification Party, the Depositor, any Other Depositor, any employee, director or officer of the Depositor or any Other Depositor, or any other person who controls the Depositor or any Other Depositor within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, then the Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator, the Trustee, the Additional Servicer or other Servicing Function Participant (the “Performing Party”) shall contribute to the amount paid or payable to the indemnified party as a result of the losses, claims, damages or liabilities of the indemnified party in such proportion as is appropriate to reflect the relative fault of the indemnified party on the one hand and the Performing Party on the other in connection with a breach of the Performing Party’s obligations pursuant to this Article 13 (or breach of its obligations under the applicable sub-servicing or primary servicing agreement to provide any of the annual compliance statements or annual servicing criteria compliance reports or attestation reports) or the Performing Party’s negligence, bad faith or willful misconduct in

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connection therewith. The Servicer, the Special Servicer, the Operating Advisor, the Trustee and the Certificate Administrator shall cause each Servicing Function Participant of such party that is not a Loan Seller Sub-Servicer (and with respect to any Servicing Function Participant of such party that is a Loan Seller Sub-Servicer, shall use commercially reasonable efforts to cause such Servicing Function Participant) to agree to the foregoing indemnification and contribution obligations. This Section 13.12 shall survive the termination of this Agreement or the earlier resignation or removal of the Servicer, the Special Servicer, the Operating Advisor, the Trustee or the Certificate Administrator.

13.13         Amendments. This Article 13 may be amended by the parties hereto pursuant to Section 10.1 of this Agreement for purposes of complying with Regulation AB, the Act or the Exchange Act and/or to conform to standards developed within the commercial mortgage-backed securities market and the Sarbanes-Oxley Act without any Opinions of Counsel, Officer’s Certificates, Rating Agency Confirmations or the consent of any Certificateholder, notwithstanding anything to the contrary contained in this Agreement.

13.14         Termination of the Certificate Administrator. Notwithstanding anything to the contrary contained in this Agreement, the Depositor or any Other Depositor may terminate the Certificate Administrator upon five (5) Business Days’ notice if the Certificate Administrator fails to comply with any of its obligations under this Article 13 provided that such termination shall not be effective until a successor Certificate Administrator shall have accepted the appointment.

13.15         [Reserved].

13.16         Termination of Sub-Servicing Agreements. For so long as any Other Securitization Trust is subject to the reporting requirements of the Exchange Act, each of the Servicer, the Special Servicer, the Custodian, the Certificate Administrator and the Trustee, as applicable, shall (i) cause each Sub-Servicing Agreement (with respect to the Servicer or the Special Servicer) or sub-servicing agreement (with respect to any other Servicer) to which it is a party to entitle the Depositor to terminate such agreement (without compensation, termination fee or the consent of any other Person) at any time following any failure of the applicable Sub-Servicer or sub-servicer, as applicable, to deliver any Exchange Act reporting items that such Sub-Servicer or sub-servicer, as applicable, is required to deliver under Regulation AB or as otherwise contemplated by this Article 13 and (ii) promptly notify the Depositor following any failure of the applicable Sub-Servicer or sub-servicer, as applicable, to deliver any Exchange Act reporting items that such Sub-Servicer or sub-servicer, as applicable, is required to deliver under Regulation AB or as otherwise contemplated by this Article 13. The Depositor is hereby authorized to exercise the rights described in clause (i) of the preceding sentence in its sole discretion. The rights of the Depositor to terminate a Sub-Servicing Agreement (with respect to the Servicer or the Special Servicer) or sub-servicing agreement (with respect to any other Servicer) as aforesaid shall not limit any right Servicer, the Special Servicer, the Custodian, the Certificate Administrator or the Trustee, as applicable, may have to terminate such Sub-Servicing Agreement or sub-servicing agreement, as applicable.

13.17       Notification Requirements and Deliveries in Connection With Securitization of a Companion Loan.(e) (a) Any other provision of this Article 13 to the contrary notwithstanding, including, without limitation, any deadlines for delivery set forth in this Article

286

13, in connection with the requirements contained in this Article 13 that provide for the delivery of information and other items to, and the cooperation with, the Other Depositor and Other Exchange Act Reporting Party of any Other Securitization Trust that includes a Companion Loan, no party hereunder shall be obligated to provide any such items to or cooperate with such Other Depositor or Other Exchange Act Reporting Party until the Other Depositor or Other Exchange Act Reporting Party of such Other Securitization Trust has provided each party hereto with not less than 30 days written notice (or, in each case, such shorter period as required for such Other Depositor or Other Exchange Act Reporting Party to comply with related filing obligations, provided that (i) such Other Depositor or Other Exchange Act Reporting Party, as applicable, has provided written notice as soon as reasonably practicable and, concurrently with such written notice, obtained verbal confirmation of receipt of such written notice, in each case, in accordance with Section 11.04 of this Agreement and (ii) such period shall not be less than 3 Business Days) (which shall only be required to be delivered once), (i) setting forth the contact information for such Person(s) and, except as regards the deliveries and cooperation contemplated by Section 13.7, Section 13.8 and Section 13.9 of this Agreement, stating that such Other Securitization Trust is subject to the reporting requirements of the Exchange Act, and (ii) specifying in reasonable detail the information and other items not otherwise specified in this Agreement that are requested to be delivered; provided that if Exchange Act reporting is being requested, such Other Depositor or Other Exchange Act Reporting Party is only required to provide a single written notice to such effect; provided further, that this notice requirement does not apply to any Companion Loan that is included in any Other Securitization Trust as of the Closing Date. Any reasonable cost and expense of the Servicer, Special Servicer, Operating Advisor, Custodian, Trustee and Certificate Administrator in cooperating with such Other Depositor or Other Exchange Act Reporting Party of such Other Securitization Trust (above and beyond their expressed duties hereunder) shall be the responsibility of such Other Depositor or Other Securitization Trust. The parties hereto shall have the right to confirm in good faith with the Other Depositor of such Other Securitization Trust as to whether applicable law requires the delivery of the items identified in this Article 13 to such Other Depositor and Other Exchange Act Reporting Party of such Other Securitization Trust prior to providing any of the reports or other information required to be delivered under this Article 13 in connection therewith and (i) upon such confirmation, the parties shall comply with the deadlines for delivery set forth in this Article 13 with respect to such Other Securitization Trust or (ii) in the absence of such confirmation, the parties shall not be required to deliver such items; provided that no such confirmation will be required in connection with any delivery of the items contemplated by Section 13.7, Section 13.8 and Section 13.9 of this Agreement. Such confirmation shall be deemed given if the Other Depositor or Other Exchange Act Reporting Party for the Other Securitization Trust provides a written statement to the effect that the Other Securitization Trust is subject to the reporting requirements of the Exchange Act and the appropriate party hereto receives such written statement. The parties hereunder shall also have the right to require that such Other Depositor provide them with the contact details of such Other Depositor, Other Exchange Act Reporting Party and any other parties to the Other Pooling and Servicing Agreement relating to such Other Securitization Trust.

(b)               Each of the Servicer, the Special Servicer, the Certificate Administrator and the Trustee shall, upon reasonable prior written request given in accordance with the terms of Section 13.17(a) above, and subject to a right of the Servicer, Special Servicer, the Certificate Administrator or Trustee, as the case may be, to review and approve such disclosure materials, permit a holder of a Companion Loan to use such party’s description contained in the Offering

287

Circular (updated as appropriate by the Servicer, the Special Servicer, Certificate Administrator or Trustee, as applicable, at the reasonable cost of the Other Depositor or the holder of such Companion Loan) for inclusion in the disclosure materials relating to any securitization of a Companion Loan.

(c)               The Servicer, the Special Servicer, the Certificate Administrator and the Trustee, upon reasonable prior written request given in accordance with the terms of Section 13.17(a) above, shall each timely provide (to the extent the reasonable cost thereof is paid or caused to be paid by the Other Depositor or the holder of the related Companion Loan) to the Other Depositor and any underwriters with respect to any securitization transaction that includes a Companion Loan such opinion(s) of counsel, certifications and/or indemnification agreement(s) with respect to the updated description referred to in Section 13.17(b) with respect to such party, substantially identical to those, if any, delivered by the Servicer, the Special Servicer, the Trustee or the Certificate Administrator, as the case may be, or their respective counsel, in connection with the information concerning such party in the Offering Circular and/or any other disclosure materials relating to this Trust (updated as deemed appropriate by the Servicer, the Special Servicer, the Trustee or the Certificate Administrator, or their respective legal counsel, as the case may be). None of the Servicer, the Special Servicer, the Trustee or the Certificate Administrator shall be obligated to deliver any such item with respect to the securitization of a Companion Loan if it did not deliver a corresponding item with respect to this Trust.

(d)               Each of the Servicer, the Special Servicer, the Trustee and the Certificate Administrator, upon reasonable prior written request given in accordance with the terms of Section 13.17(a) above, shall provide (to the extent the reasonable cost thereof is paid or caused to be paid by the applicable party set forth below in this Section 13.17(d)) to the Other Depositor and the trustee under the Other Pooling and Servicing Agreement related to any Other Securitization Trust the following: (i) any information (including, but not limited to, disclosure information) required for such Other Securitization Trust to comply in a timely manner with applicable filing requirements under Items 1.01 and 6.02 of Form 8-K and (ii) such opinion(s) of counsel, certifications and/or indemnification agreement(s) with respect to such information that are substantially similar to those delivered by the Servicer, the Special Servicer, the Trustee or the Certificate Administrator, as the case may be, or their respective counsel, in connection with the information concerning such party in the Offering Circular and/or any other disclosure materials relating to this Trust.

(e)               In the case of a Form 8-K that is filed by or on behalf of an Other Securitization Trust in connection with the closing of this Series 2022-LPFX securitization transaction, the reasonable cost of the information, opinion(s) of counsel, certifications and indemnification agreement(s) provided by or on behalf of the Servicer, the Special Servicer, the Custodian, the Certificate Administrator or the Trustee, as the case may be, pursuant to this Section 13.17(e) shall be paid or caused to be paid by the related Other Depositor or the applicable Companion Loan Holder that transferred the related Companion Loan to the related Other Depositor for inclusion in such Other Securitization Trust.

In the case of a Form 8-K that is filed by or on behalf of an Other Securitization Trust as a result of the termination, removal, resignation or any other replacement of the Servicer, the Special Servicer, the Trustee or the Certificate Administrator under this

288

Agreement, the reasonable cost of the information, opinion(s) of counsel, certifications and indemnification agreement(s) provided by or on behalf of the Servicer, the Special Servicer, the Certificate Administrator or the Trustee, as the case may be, pursuant to this Section 13.17(e) shall be paid or caused to be paid by the same party or parties required to pay the costs and expenses relating to such termination, removal, resignation or other replacement pursuant to this Agreement.

[SIGNATURE PAGE FOLLOWS]

289

IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

CITIGROUP COMMERCIAL MORTGAGE
SECURITIES INC., as Depositor

By:	/s/ Richard Simpson
Name: Richard Simpson
Title: President

BERKADIA COMMERCIAL MORTGAGE LLC,
as Servicer

By:	/s/ Jillian M. Brittin
Name: Jillian M. Brittin
Title: Authorized Representative

SITUS HOLDINGS, LLC, as Special Servicer

By:	/s/ Adriana Boudreaux
Name: Adriana Boudreaux
Title: Deputy General Counsel

WILMINGTON TRUST, NATIONAL
ASSOCIATION, as Trustee

By:	/s/ Beverly D. Capers
Name: Beverly D. Capers
Title: Assistant Vice President

COMPUTERSHARE TRUST COMPANY,
NATIONAL ASSOCIATION, as Certificate
Administrator

By:	/s/ Anna M. Lopez
Name: Anna M. Lopez
Title: Vice President

ILPT Commercial Mortgage Trust 2022-LPFX - Trust and Servicing Agreement

PARK BRIDGE LENDER SERVICES LLC,
as Operating Advisor

By:	Park Bridge Advisors LLC, a New York
limited liability company, its Sole Member

By: Park Bridge Financial LLC, a New York
limited liability company, its Sole Member

By:	/s/ Robert J. Spinna, Jr.
Name: Robert J. Spinna, Jr.
Title: Managing Member

ILPT Commercial Mortgage Trust 2022-LPFX - Trust and Servicing Agreement

STATE OF	)
	)	ss.:
COUNTY OF	)

On the ___ day of __________ 2022, before me, a notary public in and for said State, personally appeared ________________, known to me to be a ________________ of Citigroup Commercial Mortgage Securities Inc., which executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such person executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

NOTARY PUBLIC in and for the
State of
[SEAL]

My Commission expires:

ILPT Commercial Mortgage Trust 2022-LPFX - Trust and Servicing Agreement

STATE OF	)
	)	ss.:
COUNTY OF	)

On the ___ day of __________ 2022, before me, a notary public in and for said State, personally appeared ________________, known to me to be a ________________ of Berkadia Commercial Mortgage LLC, which executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such person executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

NOTARY PUBLIC in and for the
State of
[SEAL]

My Commission expires:

ILPT Commercial Mortgage Trust 2022-LPFX - Trust and Servicing Agreement

STATE OF	)
	)	ss.:
COUNTY OF	)

On the ___ day of __________ 2020, before me, a notary public in and for said State, personally appeared ________________, known to me to be a ________________ of Situs Holdings, LLC, which executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such person executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

NOTARY PUBLIC in and for the
State of
[SEAL]

My Commission expires:

ILPT Commercial Mortgage Trust 2022-LPFX - Trust and Servicing Agreement

STATE OF	)
	)	ss.:
COUNTY OF	)

On the ___ day of __________ 2022, before me, a notary public in and for said State, personally appeared ________________, known to me to be a ________________ of [NAME OF THE CERTIFICATE ADMINISTRATOR], which executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such person executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

NOTARY PUBLIC in and for the
State of
[SEAL]

My Commission expires:

ILPT Commercial Mortgage Trust 2022-LPFX - Trust and Servicing Agreement

STATE OF	)
	)	ss.:
COUNTY OF	)

On the ___ day of __________ 2022, before me, a notary public in and for said State, personally appeared ________________, known to me to be a ________________ of Wilmington Trust, National Association, which executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such person executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

NOTARY PUBLIC in and for the
State of
[SEAL]

My Commission expires:

ILPT Commercial Mortgage Trust 2022-LPFX - Trust and Servicing Agreement

STATE OF	)
	)	ss.:
COUNTY OF	)

On the ___ day of __________ 2022, before me, a notary public in and for said State, personally appeared ________________, known to me to be a ________________ of Park Bridge Lender Services LLC, which executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such person executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

NOTARY PUBLIC in and for the
State of
[SEAL]

My Commission expires:

ILPT Commercial Mortgage Trust2022-LPFX - Trust and Servicing Agreement

EXHIBIT A-1

FORM OF CLASS A CERTIFICATES

CLASS A

[THIS CERTIFICATE IS A TEMPORARY REGULATION S GLOBAL CERTIFICATE FOR PURPOSES OF REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). NEITHER THIS TEMPORARY REGULATION S GLOBAL CERTIFICATE NOR ANY INTEREST HEREIN MAY BE OFFERED, SOLD OR DELIVERED, EXCEPT AS PERMITTED UNDER THE TRUST AND SERVICING AGREEMENT REFERRED TO BELOW.

NO BENEFICIAL OWNERS OF THIS TEMPORARY REGULATION S GLOBAL CERTIFICATE SHALL BE ENTITLED TO RECEIVE PAYMENTS OF PRINCIPAL OR INTEREST HEREON UNLESS THE REQUIRED CERTIFICATIONS HAVE BEEN DELIVERED PURSUANT TO THE TERMS OF THE TRUST AND SERVICING AGREEMENT.]1

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]2

[TRANSFERS OF THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE, AND TRANSFERS OF BENEFICIAL INTERESTS IN THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE TRUST AND SERVICING AGREEMENT REFERRED TO BELOW.]3

THIS CERTIFICATE DOES NOT REPRESENT ANY INTEREST IN OR OBLIGATION OF THE DEPOSITOR, ANY INITIAL PURCHASER, THE LOAN SELLERS, THE ORIGINATORS, THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE CERTIFICATE ADMINISTRATOR, THE OPERATING ADVISOR, THE

[1]	Temporary Regulation S Global Certificate legend.
[2]	Legend required as long as DTC is the Depository under the Trust and Servicing Agreement.
[3]	Global Certificate legend.
Exhibit A-1-1

BORROWERS, THE BORROWER SPONSOR OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING TRUST LOAN IS INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY, PRIVATE INSURER OR BY ANY OTHER PERSON.

PRINCIPAL PAYMENTS IN RESPECT OF THIS CERTIFICATE ARE DISTRIBUTABLE AS SET FORTH IN THE TRUST AND SERVICING AGREEMENT REFERRED TO BELOW. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE OR FOREIGN SECURITIES LAW. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A)(1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”) TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” WITHIN THE MEANING OF RULE 144A (A “QUALIFIED INSTITUTIONAL BUYER”), THAT IS PURCHASING FOR ITS OWN ACCOUNT OR IS PURCHASING FOR THE ACCOUNT OF ANOTHER QUALIFIED INSTITUTIONAL BUYER, AND WHOM THE HOLDER HAS INFORMED THAT THE REOFFER, RESALE, PLEDGE, OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) TO AN INSTITUTIONAL INVESTOR THAT IS A NON-“U.S. PERSON” IN AN “OFFSHORE TRANSACTION” AS SUCH TERMS ARE DEFINED IN, AND IN ACCORDANCE WITH, RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, OR (3) TO ANOTHER INSTITUTIONAL INVESTOR THAT IS, OR IN WHICH EACH OF THE EQUITY OWNERS IS, AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT THAT IS NOT A QUALIFIED INSTITUTIONAL BUYER, AND (B) IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE FEDERAL SECURITIES LAWS AND ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR PLEDGED, SOLD OR OTHERWISE TRANSFERRED TO ANY PERSON THAT IS OR BECOMES AN EMPLOYEE BENEFIT PLAN OR OTHER PLAN THAT IS SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) OR OTHER PLAN THAT IS SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW THAT IS, TO A MATERIAL EXTENT, SIMILAR TO SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE (“SIMILAR LAW”), OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE THIS CERTIFICATE, UNLESS (A) SUCH PERSON IS AN INSTITUTIONAL “ACCREDITED

Exhibit A-1-2

INVESTOR” AS DEFINED IN RULE 501(a)(1) OF REGULATION D OF THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AND (B) THE ACQUISITION, HOLDING AND DISPOSITION OF THIS CERTIFICATE BY SUCH PERSON WILL NOT CONSTITUTE OR OTHERWISE RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER ERISA OR SECTION 4975 OF THE CODE (OR A NON-EXEMPT VIOLATION OF SIMILAR LAW).

TRANSFERS OF THIS CERTIFICATE OR ANY INTEREST HEREIN ARE SUBJECT TO SUCH RESTRICTIONS, AND TO THE DELIVERY BY THE TRANSFEROR AND/OR THE TRANSFEREE OF SUCH OPINIONS, CERTIFICATIONS AND/OR OTHER EVIDENCE OF COMPLIANCE WITH APPLICABLE LAW, AS ARE SET FORTH IN THE TRUST AND SERVICING AGREEMENT REFERRED TO BELOW.

THIS CERTIFICATE REPRESENTS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT”, AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE CODE.

Exhibit A-1-3

ILPT COMMERCIAL MORTGAGE TRUST 2022-LPFX
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
SERIES 2022-LPFX, CLASS A

Pass-Through Rate: 3.38450% per annum
First Distribution Date: April 12, 2022
Aggregate Initial Certificate Balance of the Class A Certificates: $148,270,000	Rated Final Distribution Date: March 2044
CUSIP: 449653 AA2 ISIN: US449653AA23[1]	Initial Certificate Balance of this Certificate: $[_________]
CUSIP: U45059 AA7 ISIN: USU45059AA71 Common Code: 245749945[2] CUSIP: 449653 AB0 ISIN: US449653AB06[3] No.: A-[ ]

This certifies that [Cede & Co.][_________] is the registered owner of the Percentage Interest evidenced by this Certificate in the distributions to be made from a Trust Fund with respect to the Class A Certificates. The Trust Fund consists primarily of 10 promissory notes evidencing a fixed rate interest-only commercial mortgage loan (the “Trust Loan”) that is secured by certain Collateral held in trust by the Trustee (or the Custodian on its behalf). The Collateral also secures multiple Companion Loans which are not assets of the Trust Fund. The Trust Loan and the Companion Loans are collectively referred to as the “Mortgage Loan”. The Trust Fund was created, and the Mortgage Loan is to be serviced, pursuant to the Trust and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Trust and Servicing Agreement and is bound thereby. Also issued under the Trust and Servicing Agreement are the Class X, Class B, Class C, Class D, Class HRR and Class R Certificates (collectively, with the Class A Certificates, the “Certificates”; the Holders of Certificates issued under the Trust and Servicing Agreement are collectively referred to herein as “Certificateholders”).

This Certificate is issued pursuant to, and in accordance with, the terms of a Trust and Servicing Agreement, dated as of March 6, 2022 (the “Trust and Servicing Agreement”), by and among Citigroup Commercial Mortgage Securities Inc., as Depositor, Berkadia Commercial Mortgage LLC, as Servicer, Situs Holdings, LLC, as Special Servicer, Wilmington Trust, National Association, as Trustee, Computershare Trust Company, National Association, as Certificate

[1]	For Certificate sold in reliance on Rule 144A only.
[2]	For Regulation S Global Certificate only.
[3]	For IAI Certificate only.
Exhibit A-1-4

Administrator and Park Bridge Lender Services LLC, as Operating Advisor. To the extent not defined herein, capitalized terms used herein shall have the respective meanings assigned thereto in the Trust and Servicing Agreement.

Pursuant to the terms of the Trust and Servicing Agreement, the Certificate Administrator will distribute, on the 4th Business Day following each Determination Date, commencing in April 2022 (each such date, a “Distribution Date”), to the Person in whose name this Certificate is registered as of the close of business on the related Record Date, which will be the last Business Day of the calendar month immediately preceding the calendar month in which such Distribution Date occurs (provided that, in the event the Closing Date occurs in the same month as the first Distribution Date, the first Record Date shall be the Closing Date), an amount equal to such Person’s pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest and any Yield Maintenance Premium then distributable, if any, with respect to the Class A Certificates for such Distribution Date, all as more fully described in the Trust and Servicing Agreement. With respect to each Distribution Date, the Determination Date is the 6th day of the calendar month in which such Distribution Date occurs, but if such 6th day is not a Business Day, the immediately succeeding Business Day, commencing in April 2022.

All distributions will be made to the Persons entitled thereto by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor provided that the Certificate Administrator has received appropriate wire transfer instructions therefrom, or by check by first class mail to the address set forth therefor in the Certificate Register if wiring instructions have not been received at least five Business Days prior to the applicable Distribution Date. Notwithstanding the foregoing, the final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the location that is specified in the notice to Certificateholders of such final distribution.

This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Trust Notes, as more specifically set forth herein and in the Trust and Servicing Agreement.

This Certificate does not purport to summarize the Trust and Servicing Agreement, and reference is made to the Trust and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee and the Certificate Administrator.

In the event of a conflict or inconsistency between the terms of this Certificate and the Trust and Servicing Agreement, the terms and conditions of the Trust and Servicing Agreement shall govern.

As provided in the Trust and Servicing Agreement, subject to certain restrictions on transfer set forth therein, upon surrender for registration of transfer of any Certificate, the Certificate Registrar shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations, in like aggregate interest and of the same Class.

Exhibit A-1-5

Prior to due presentation of this Certificate for registration of transfer, the Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor, the Certificate Registrar, and any agent of the Trustee, the Certificate Administrator, the Operating Advisor, the Servicer, the Special Servicer or the Certificate Registrar may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in the Trust and Servicing Agreement and for all other purposes whatsoever, and none of the Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor, the Certificate Registrar, or any agent of the Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor or the Certificate Registrar shall be affected by any notice to the contrary.

The Trust and Servicing Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee, the Certificate Administrator and the Operating Advisor, without the consent of any of the Certificateholders, in certain circumstances specified in the Trust and Servicing Agreement. The Trust and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee, the Certificate Administrator and the Operating Advisor with the written consent of the Holders of Certificates representing not less than 51% of the Percentage Interests of each Class of Certificates adversely affected by the amendment (as evidenced by an Opinion of Counsel) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Trust and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loan which are required to be distributed on any Certificate or to any Companion Loan Holder, (ii) alter in any manner the liens on any Collateral securing payments on the Mortgage Loan; (iii) alter the obligations of the Servicer or the Trustee to make an Advance or alter the Accepted Servicing Practices set forth in the Trust and Servicing Agreement, (iv) change the percentages of Voting Rights or Percentage Interests of Certificateholders which are required to consent to any action or inaction under the Trust and Servicing Agreement; (v) change in any manner the obligations or rights of any Loan Seller under the Trust and Servicing Agreement or the applicable Trust Loan Purchase Agreement without the consent of the affected Loan Seller; (vi) amend Section 11.1 of the Trust and Servicing Agreement; (vii) change in any manner the obligations or rights of any Initial Purchaser without the consent of the affected Initial Purchaser; or (viii) adversely affect any Companion Loan Holder in its capacity as such without its consent. In addition, the Trust and Servicing Agreement provides that (i) neither the Trustee nor the Certificate Administrator shall consent to any amendment to the Trust and Servicing Agreement unless it shall have first been furnished with an Opinion of Counsel to the effect that such amendment is authorized or permitted under the Trust and Servicing Agreement and all conditions precedent to such amendment have been satisfied and (ii) no amendment shall be made to the Trust and Servicing Agreement without the Trustee and the Certificate Administrator first receiving in writing an Opinion of Counsel (at the expense of the party requesting the amendment) that the amendment will not result in the imposition of federal income tax on the Trust or cause either the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC under the code.

The Trust and Servicing Agreement provides that the respective obligations and responsibilities of the Depositor, the Servicer, the Special Servicer, the Trustee, the Certificate Administrator and the Operating Advisor created thereby (other than (x) the obligation to make

Exhibit A-1-6

certain remittances to the Companion Loan Holder(s) to the extent of any remaining funds and in accordance with the Co-Lender Agreement, (y) the obligation of the Certificate Administrator to make certain payments to Certificateholders after the final Distribution Date and to comply with all federal income tax reporting requirements and maintenance of books and records, and (z) the indemnification rights and obligations of the parties thereto) shall terminate upon the last action required to be taken by the Certificate Administrator on the final Distribution Date pursuant to Article 10 of the Trust and Servicing Agreement upon the later of (i) the final payment on the Certificates and the Uncertificated Lower-Tier Interests or (ii) the liquidation of the Trust Loan (including, without limitation, in connection with the sale of the Trust Loan pursuant to the Mezzanine Intercreditor Agreement or the Trust and Servicing Agreement, as applicable) or the liquidation or abandonment of the Property and all other Collateral for the Trust Loan, provided, however, that in no event shall the trust created by the Trust and Servicing Agreement continue beyond the expiration of twenty-one years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date of the Trust and Servicing Agreement.

Unless the Certificate of Authentication on this Certificate has been executed by the Certificate Administrator or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Trust and Servicing Agreement or be valid for any purpose.

The Certificate Administrator makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loan and has executed this Certificate in its limited capacity as Certificate Administrator under the Trust and Servicing Agreement.

Exhibit A-1-7

IN WITNESS WHEREOF, the Certificate Administrator has caused this Certificate to be duly executed.

Dated: March 17, 2022

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION,
not in its individual capacity but solely as Certificate Administrator

By:
Authorized Officer

Certificate of Authentication

This is one of the Class A Certificates referred to in the Trust and Servicing Agreement.

Dated: March 17, 2022

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION,
not in its individual capacity but solely as Authenticating Agent

By:
Authorized Officer

Exhibit A-1-8

SCHEDULE A

SCHEDULE OF EXCHANGES

The following payments of principal and exchanges of a part of this [Rule 144A Global Certificate] [Temporary Regulation S Global Certificate] [Regulation S Global Certificate] have been made:

Date of Exchange or Payment of Principal		Certificate Balance Prior to Exchange or Payment		Certificate Balance Exchanged or Principal Payment Made		Type of Certificate Exchanged for		Remaining Certificate Balance Following Such Exchange or Payment		Notation Made by
__________	-	__________	-	__________	-	__________	-	_________	-	_________	-
__________	-	__________	-	__________	-	__________	-	_________	-	_________	-
__________	-	__________	-	__________	-	__________	-	_________	-	_________	-
__________	-	__________	-	__________	-	__________	-	_________	-	_________	-
__________	-	__________	-	__________	-	__________	-	_________	-	_________	-
__________	-	__________	-	__________	-	__________	-	_________	-	_________	-
__________	-	__________	-	__________	-	__________	-	_________	-	_________	-
__________	-	__________	-	__________	-	__________	-	_________	-	_________	-
__________	-	__________	-	__________	-	__________	-	_________	-	_________	-
__________	-	__________	-	__________	-	__________	-	_________	-	_________	-
__________	-	__________	-	__________	-	__________	-	_________	-	_________	-
__________	-	__________	-	__________	-	__________	-	_________	-	_________	-
__________	-	__________	-	__________	-	__________	-	_________	-	_________	-
Exhibit A-1-9

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned (“Assignor(s)”) hereby sell(s), assign(s) and transfer(s) unto __________________________________________ (please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) (“Assignee(s)”) the entire Percentage Interest represented by the within Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust.

I (we) further direct the Certificate Registrar to issue a new Certificate of the entire Percentage Interest represented by the within Certificate to the above-named Assignee(s) and to deliver such Certificate to the following address:

________________________________

________________________________

________________________________

Date: __________________

Signature by or on behalf of Assignor(s): _________________________ Taxpayer Identification Number: _________

Exhibit A-1-10

DISTRIBUTION INSTRUCTIONS

The Assignee(s) should include the following for purposes of distribution:

Address of the Assignee(s) for the purpose of receiving notices and distributions: ____________________________________________________.

Distributions, if being made by wire transfer in immediately available funds, to ____________________________ for the account of __________________________ account number ____________________.

This information is provided by _______________________________________ the Assignee(s) named above, or ________________________________________________ as its (their) agent.

By:
[Please print or type name(s)]

Title:

Taxpayer Identification Number:

Exhibit A-1-11

EXHIBIT A-2

FORM OF CLASS X CERTIFICATES

CLASS X

[THIS CERTIFICATE IS A TEMPORARY REGULATION S GLOBAL CERTIFICATE FOR PURPOSES OF REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). NEITHER THIS TEMPORARY REGULATION S GLOBAL CERTIFICATE NOR ANY INTEREST HEREIN MAY BE OFFERED, SOLD OR DELIVERED, EXCEPT AS PERMITTED UNDER THE TRUST AND SERVICING AGREEMENT REFERRED TO BELOW.

NO BENEFICIAL OWNERS OF THIS TEMPORARY REGULATION S GLOBAL CERTIFICATE SHALL BE ENTITLED TO RECEIVE PAYMENTS OF PRINCIPAL OR INTEREST HEREON UNLESS THE REQUIRED CERTIFICATIONS HAVE BEEN DELIVERED PURSUANT TO THE TERMS OF THE TRUST AND SERVICING AGREEMENT.]1

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]2

[TRANSFERS OF THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE, AND TRANSFERS OF BENEFICIAL INTERESTS IN THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE TRUST AND SERVICING AGREEMENT REFERRED TO BELOW.]3

THIS CERTIFICATE DOES NOT REPRESENT ANY INTEREST IN OR OBLIGATION OF THE DEPOSITOR, ANY INITIAL PURCHASER, THE LOAN SELLERS, THE ORIGINATORS, THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE CERTIFICATE ADMINISTRATOR, THE OPERATING ADVISOR, THE

[1]	Temporary Regulation S Global Certificate legend.
[2]	Legend required as long as DTC is the Depository under the Trust and Servicing Agreement.
[3]	Global Certificate legend.
Exhibit A-2-1

BORROWERS, THE BORROWER SPONSOR OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING TRUST LOAN IS INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY, PRIVATE INSURER OR BY ANY OTHER PERSON.

THE NOTIONAL AMOUNT OF THIS CERTIFICATE WILL BE REDUCED AS SET FORTH IN THE TRUST AND SERVICING AGREEMENT REFERRED TO BELOW. ACCORDINGLY, THE NOTIONAL AMOUNT OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL NOTIONAL AMOUNT SET FORTH BELOW.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE OR FOREIGN SECURITIES LAW. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A)(1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”) TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” WITHIN THE MEANING OF RULE 144A (A “QUALIFIED INSTITUTIONAL BUYER”), THAT IS PURCHASING FOR ITS OWN ACCOUNT OR IS PURCHASING FOR THE ACCOUNT OF ANOTHER QUALIFIED INSTITUTIONAL BUYER, AND WHOM THE HOLDER HAS INFORMED THAT THE REOFFER, RESALE, PLEDGE, OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) TO AN INSTITUTIONAL INVESTOR THAT IS A NON-“U.S. PERSON” IN AN “OFFSHORE TRANSACTION” AS SUCH TERMS ARE DEFINED IN, AND IN ACCORDANCE WITH, RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, OR (3) TO ANOTHER INSTITUTIONAL INVESTOR THAT IS, OR IN WHICH EACH OF THE EQUITY OWNERS IS, AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT that is not a qualified institutional buyer, AND (B) IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE FEDERAL SECURITIES LAWS AND ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR PLEDGED, SOLD OR OTHERWISE TRANSFERRED TO ANY PERSON THAT IS OR BECOMES AN EMPLOYEE BENEFIT PLAN OR OTHER PLAN THAT IS SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) OR OTHER PLAN THAT IS SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW THAT IS, TO A MATERIAL EXTENT, SIMILAR TO SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE (“SIMILAR LAW”), OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE THIS CERTIFICATE, UNLESS (A) SUCH PERSON IS AN INSTITUTIONAL “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a)(1) OF REGULATION D OF THE

Exhibit A-2-2

SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AND (B) THE ACQUISITION, HOLDING AND DISPOSITION OF THIS CERTIFICATE BY SUCH PERSON WILL NOT CONSTITUTE OR OTHERWISE RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER ERISA OR SECTION 4975 OF THE CODE (OR A NON-EXEMPT VIOLATION OF SIMILAR LAW).

TRANSFERS OF THIS CERTIFICATE OR ANY INTEREST HEREIN ARE SUBJECT TO SUCH RESTRICTIONS, AND TO THE DELIVERY BY THE TRANSFEROR AND/OR THE TRANSFEREE OF SUCH OPINIONS, CERTIFICATIONS AND/OR OTHER EVIDENCE OF COMPLIANCE WITH APPLICABLE LAW, AS ARE SET FORTH IN THE TRUST AND SERVICING AGREEMENT REFERRED TO BELOW.

THIS CLASS X CERTIFICATE WILL NOT BE ENTITLED TO RECEIVE DISTRIBUTIONS OF PRINCIPAL.

THIS CERTIFICATE REPRESENTS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT”, AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE CODE.

Exhibit A-2-3

ILPT COMMERCIAL MORTGAGE TRUST 2022-LPFX
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
SERIES 2022-LPFX, CLASS X

Pass-Through Rate: Variable IO1
First Distribution Date: April 12, 2022
Aggregate Initial Notional Amount of the Class X Certificates: $176,140,000	Rated Final Distribution Date: March 2044
CUSIP: 449653 AL8 ISIN: US449653AL87[2]	Initial Notional Amount of this Certificate: $[_________]
CUSIP: U45059 AF6 ISIN: USU45059AF68 Common Code: 245749988[3] CUSIP: 449653 AM6 ISIN: US449653AM60[4] No.: X-[ ]

This certifies that [Cede & Co.][_________] is the registered owner of the Percentage Interest evidenced by this Certificate in the distributions to be made from a Trust Fund with respect to the Class X Certificates. The Trust Fund consists primarily of 10 promissory notes evidencing a fixed rate interest-only commercial mortgage loan (the “Trust Loan”) that is secured by certain Collateral held in trust by the Trustee (or the Custodian on its behalf). The Collateral also secures multiple Companion Loans which are not assets of the Trust Fund. The Trust Loan and the Companion Loans are collectively referred to as the “Mortgage Loan”. The Trust Fund was created, and the Mortgage Loan is to be serviced, pursuant to the Trust and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Trust and Servicing Agreement and is bound thereby. Also issued under the Trust and Servicing Agreement are the Class A, Class B, Class C, Class D, Class HRR and Class R Certificates (collectively, with the Class X Certificates, the “Certificates”; the Holders of Certificates issued under the Trust and Servicing Agreement are collectively referred to herein as “Certificateholders”).

This Certificate is issued pursuant to, and in accordance with, the terms of a Trust and Servicing Agreement, dated as of March 6, 2022 (the “Trust and Servicing Agreement”), by and among Citigroup Commercial Mortgage Securities Inc., as Depositor, Berkadia Commercial Mortgage LLC, as Servicer, Situs Holdings, LLC, as Special Servicer, Wilmington Trust, National

[1]	The initial approximate Pass-Through Rate as of the Closing Date is 0.52693% per annum.
[2]	For Certificate sold in reliance on Rule 144A only.
[3]	For Regulation S Global Certificate only.
[4]	For IAI Certificate only.
Exhibit A-2-4

Association, as Trustee, Computershare Trust Company, National Association, as Certificate Administrator and Park Bridge Lender Services LLC, as Operating Advisor. To the extent not defined herein, capitalized terms used herein shall have the respective meanings assigned thereto in the Trust and Servicing Agreement.

Pursuant to the terms of the Trust and Servicing Agreement, the Certificate Administrator will distribute, on the 4th Business Day following each Determination Date, commencing in April 2022 (each such date, a “Distribution Date”), to the Person in whose name this Certificate is registered as of the close of business on the related Record Date, which will be the last Business Day of the calendar month immediately preceding the calendar month in which such Distribution Date occurs (provided that, in the event the Closing Date occurs in the same month as the first Distribution Date, the first Record Date shall be the Closing Date), an amount equal to such Person’s pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of interest and any Yield Maintenance Premium then distributable, if any, with respect to the Class X Certificates for such Distribution Date, all as more fully described in the Trust and Servicing Agreement. With respect to each Distribution Date, the Determination Date is the 6th day of the calendar month in which such Distribution Date occurs, but if such 6th day is not a Business Day, the immediately succeeding Business Day, commencing in April 2022.

All distributions will be made to the Persons entitled thereto by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor provided that the Certificate Administrator has received appropriate wire transfer instructions therefrom, or by check by first class mail to the address set forth therefor in the Certificate Register if wiring instructions have not been received at least five Business Days prior to the applicable Distribution Date. Notwithstanding the foregoing, the final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the location that is specified in the notice to Certificateholders of such final distribution.

This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Trust Notes, as more specifically set forth herein and in the Trust and Servicing Agreement.

This Certificate does not purport to summarize the Trust and Servicing Agreement, and reference is made to the Trust and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee and the Certificate Administrator.

In the event of a conflict or inconsistency between the terms of this Certificate and the Trust and Servicing Agreement, the terms and conditions of the Trust and Servicing Agreement shall govern.

As provided in the Trust and Servicing Agreement, subject to certain restrictions on transfer set forth therein, upon surrender for registration of transfer of any Certificate, the Certificate Registrar shall execute, authenticate and deliver, in the name of the designated

Exhibit A-2-5

transferee or transferees, one or more new Certificates in authorized denominations, in like aggregate interest and of the same Class.

Prior to due presentation of this Certificate for registration of transfer, the Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor, the Certificate Registrar, and any agent of the Trustee, the Certificate Administrator, the Operating Advisor, the Servicer, the Special Servicer or the Certificate Registrar may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in the Trust and Servicing Agreement and for all other purposes whatsoever, and none of the Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor, the Certificate Registrar, or any agent of the Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor or the Certificate Registrar shall be affected by any notice to the contrary.

The Trust and Servicing Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee, the Certificate Administrator and the Operating Advisor, without the consent of any of the Certificateholders, in certain circumstances specified in the Trust and Servicing Agreement. The Trust and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee, the Certificate Administrator and the Operating Advisor with the written consent of the Holders of Certificates representing not less than 51% of the Percentage Interests of each Class of Certificates adversely affected by the amendment (as evidenced by an Opinion of Counsel) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Trust and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loan which are required to be distributed on any Certificate or to any Companion Loan Holder, (ii) alter in any manner the liens on any Collateral securing payments on the Mortgage Loan; (iii) alter the obligations of the Servicer or the Trustee to make an Advance or alter the Accepted Servicing Practices set forth in the Trust and Servicing Agreement, (iv) change the percentages of Voting Rights or Percentage Interests of Certificateholders which are required to consent to any action or inaction under the Trust and Servicing Agreement; (v) change in any manner the obligations or rights of any Loan Seller under the Trust and Servicing Agreement or the applicable Trust Loan Purchase Agreement without the consent of the affected Loan Seller; (vi) amend Section 11.1 of the Trust and Servicing Agreement; (vii) change in any manner the obligations or rights of any Initial Purchaser without the consent of the affected Initial Purchaser; or (viii) adversely affect any Companion Loan Holder in its capacity as such without its consent. In addition, the Trust and Servicing Agreement provides that (i) neither the Trustee nor the Certificate Administrator shall consent to any amendment to the Trust and Servicing Agreement unless it shall have first been furnished with an Opinion of Counsel to the effect that such amendment is authorized or permitted under the Trust and Servicing Agreement and all conditions precedent to such amendment have been satisfied and (ii) no amendment shall be made to the Trust and Servicing Agreement without the Trustee and the Certificate Administrator first receiving in writing an Opinion of Counsel (at the expense of the party requesting the amendment) that the amendment will not result in the imposition of federal income tax on the Trust or cause either the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC under the code.

Exhibit A-2-6

The Trust and Servicing Agreement provides that the respective obligations and responsibilities of the Depositor, the Servicer, the Special Servicer, the Trustee, the Certificate Administrator and the Operating Advisor created thereby (other than (x) the obligation to make certain remittances to the Companion Loan Holder(s) to the extent of any remaining funds and in accordance with the Co-Lender Agreement, (y) the obligation of the Certificate Administrator to make certain payments to Certificateholders after the final Distribution Date and to comply with all federal income tax reporting requirements and maintenance of books and records, and (z) the indemnification rights and obligations of the parties thereto) shall terminate upon the last action required to be taken by the Certificate Administrator on the final Distribution Date pursuant to Article 10 of the Trust and Servicing Agreement upon the later of (i) the final payment on the Certificates and the Uncertificated Lower-Tier Interests or (ii) the liquidation of the Trust Loan (including, without limitation, in connection with the sale of the Trust Loan pursuant to the Mezzanine Intercreditor Agreement or the Trust and Servicing Agreement, as applicable) or the liquidation or abandonment of the Property and all other Collateral for the Trust Loan, provided, however, that in no event shall the trust created by the Trust and Servicing Agreement continue beyond the expiration of twenty-one years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date of the Trust and Servicing Agreement.

Unless the Certificate of Authentication on this Certificate has been executed by the Certificate Administrator or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Trust and Servicing Agreement or be valid for any purpose.

The Certificate Administrator makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loan and has executed this Certificate in its limited capacity as Certificate Administrator under the Trust and Servicing Agreement.

Exhibit A-2-7

IN WITNESS WHEREOF, the Certificate Administrator has caused this Certificate to be duly executed.

Dated: March 17, 2022

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION,
not in its individual capacity but solely as Certificate Administrator

By:
Authorized Officer

Certificate of Authentication

This is one of the Class X Certificates referred to in the Trust and Servicing Agreement.

Dated: March 17, 2022

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION,
not in its individual capacity but solely as Authenticating Agent

By:
Authorized Officer

Exhibit A-2-8

SCHEDULE A

SCHEDULE OF EXCHANGES

The following payments of principal and exchanges of a part of this [Rule 144A Global Certificate] [Temporary Regulation S Global Certificate] [Regulation S Global Certificate] have been made:

Date of Exchange or Payment of Principal		Certificate Balance Prior to Exchange or Payment		Certificate Balance Exchanged or Principal Payment Made		Type of Certificate Exchanged for		Remaining Certificate Balance Following Such Exchange or Payment		Notation Made by
__________	-	__________	-	__________	-	__________	-	_________	-	_________	-
__________	-	__________	-	__________	-	__________	-	_________	-	_________	-
__________	-	__________	-	__________	-	__________	-	_________	-	_________	-
__________	-	__________	-	__________	-	__________	-	_________	-	_________	-
__________	-	__________	-	__________	-	__________	-	_________	-	_________	-
__________	-	__________	-	__________	-	__________	-	_________	-	_________	-
__________	-	__________	-	__________	-	__________	-	_________	-	_________	-
__________	-	__________	-	__________	-	__________	-	_________	-	_________	-
__________	-	__________	-	__________	-	__________	-	_________	-	_________	-
__________	-	__________	-	__________	-	__________	-	_________	-	_________	-
__________	-	__________	-	__________	-	__________	-	_________	-	_________	-
__________	-	__________	-	__________	-	__________	-	_________	-	_________	-
__________	-	__________	-	__________	-	__________	-	_________	-	_________	-
Exhibit A-2-9

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned (“Assignor(s)”) hereby sell(s), assign(s) and transfer(s) unto __________________________________________ (please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) (“Assignee(s)”) the entire Percentage Interest represented by the within Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust.

I (we) further direct the Certificate Registrar to issue a new Certificate of the entire Percentage Interest represented by the within Certificate to the above-named Assignee(s) and to deliver such Certificate to the following address:

________________________________

________________________________

________________________________

Date: __________________

Signature by or on behalf of Assignor(s): _________________________ Taxpayer Identification Number: _________

Exhibit A-2-10

DISTRIBUTION INSTRUCTIONS

The Assignee(s) should include the following for purposes of distribution:

Address of the Assignee(s) for the purpose of receiving notices and distributions: ____________________________________________________.

Distributions, if being made by wire transfer in immediately available funds, to ____________________________ for the account of __________________________ account number ____________________.

This information is provided by _______________________________________ the Assignee(s) named above, or ________________________________________________ as its (their) agent.

By:
[Please print or type name(s)]

Title:

Taxpayer Identification Number:

Exhibit A-2-11

EXHIBIT A-3

FORM OF CLASS B CERTIFICATES

CLASS B

[THIS CERTIFICATE IS A TEMPORARY REGULATION S GLOBAL CERTIFICATE FOR PURPOSES OF REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). NEITHER THIS TEMPORARY REGULATION S GLOBAL CERTIFICATE NOR ANY INTEREST HEREIN MAY BE OFFERED, SOLD OR DELIVERED, EXCEPT AS PERMITTED UNDER THE TRUST AND SERVICING AGREEMENT REFERRED TO BELOW.

NO BENEFICIAL OWNERS OF THIS TEMPORARY REGULATION S GLOBAL CERTIFICATE SHALL BE ENTITLED TO RECEIVE PAYMENTS OF PRINCIPAL OR INTEREST HEREON UNLESS THE REQUIRED CERTIFICATIONS HAVE BEEN DELIVERED PURSUANT TO THE TERMS OF THE TRUST AND SERVICING AGREEMENT.]1

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]2

[TRANSFERS OF THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE, AND TRANSFERS OF BENEFICIAL INTERESTS IN THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE TRUST AND SERVICING AGREEMENT REFERRED TO BELOW.]3

THIS CERTIFICATE DOES NOT REPRESENT ANY INTEREST IN OR OBLIGATION OF THE DEPOSITOR, ANY INITIAL PURCHASER, THE LOAN SELLERS, THE ORIGINATORS, THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE CERTIFICATE ADMINISTRATOR, THE OPERATING ADVISOR, THE

[1]	Temporary Regulation S Global Certificate legend.
[2]	Legend required as long as DTC is the Depository under the Trust and Servicing Agreement.
[3]	Global Certificate legend.
Exhibit A-3-1

BORROWERS, THE BORROWER SPONSOR OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING TRUST LOAN IS INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY, PRIVATE INSURER OR BY ANY OTHER PERSON.

PRINCIPAL PAYMENTS IN RESPECT OF THIS CERTIFICATE ARE DISTRIBUTABLE AS SET FORTH IN THE TRUST AND SERVICING AGREEMENT REFERRED TO BELOW. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW.

THIS CLASS B CERTIFICATE IS SUBORDINATED TO ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES AS AND TO THE EXTENT SET FORTH IN THE TRUST AND SERVICING AGREEMENT REFERRED TO BELOW.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE OR FOREIGN SECURITIES LAW. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A)(1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”) TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” WITHIN THE MEANING OF RULE 144A (A “QUALIFIED INSTITUTIONAL BUYER”), THAT IS PURCHASING FOR ITS OWN ACCOUNT OR IS PURCHASING FOR THE ACCOUNT OF ANOTHER QUALIFIED INSTITUTIONAL BUYER, AND WHOM THE HOLDER HAS INFORMED THAT THE REOFFER, RESALE, PLEDGE, OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) TO AN INSTITUTIONAL INVESTOR THAT IS A NON-“U.S. PERSON” IN AN “OFFSHORE TRANSACTION” AS SUCH TERMS ARE DEFINED IN, AND IN ACCORDANCE WITH, RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, OR (3) TO ANOTHER INSTITUTIONAL INVESTOR THAT IS, OR IN WHICH EACH OF THE EQUITY OWNERS IS, AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT THAT IS NOT A QUALIFIED INSTITUTIONAL BUYER, AND (B) IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE FEDERAL SECURITIES LAWS AND ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR PLEDGED, SOLD OR OTHERWISE TRANSFERRED TO ANY PERSON THAT IS OR BECOMES AN EMPLOYEE BENEFIT PLAN OR OTHER PLAN THAT IS SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) OR OTHER PLAN THAT IS SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW THAT IS, TO

Exhibit A-3-2

A MATERIAL EXTENT, SIMILAR TO SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE (“SIMILAR LAW”), OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE THIS CERTIFICATE, UNLESS (A) SUCH PERSON IS AN INSTITUTIONAL “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a)(1) OF REGULATION D OF THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AND (B) THE ACQUISITION, HOLDING AND DISPOSITION OF THIS CERTIFICATE BY SUCH PERSON WILL NOT CONSTITUTE OR OTHERWISE RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER ERISA OR SECTION 4975 OF THE CODE (OR A NON-EXEMPT VIOLATION OF SIMILAR LAW).

TRANSFERS OF THIS CERTIFICATE OR ANY INTEREST HEREIN ARE SUBJECT TO SUCH RESTRICTIONS, AND TO THE DELIVERY BY THE TRANSFEROR AND/OR THE TRANSFEREE OF SUCH OPINIONS, CERTIFICATIONS AND/OR OTHER EVIDENCE OF COMPLIANCE WITH APPLICABLE LAW, AS ARE SET FORTH IN THE TRUST AND SERVICING AGREEMENT REFERRED TO BELOW.

THIS CERTIFICATE REPRESENTS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT”, AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE CODE.

Exhibit A-3-3

ILPT COMMERCIAL MORTGAGE TRUST 2022-LPFX
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
SERIES 2022-LPFX, CLASS B

Pass-Through Rate: 3.63622% per annum
First Distribution Date: April 12, 2022
Aggregate Initial Certificate Balance of the Class B Certificates: $27,870,000	Rated Final Distribution Date: March 2044
CUSIP: 449653 AC8 ISIN: US449653AC88[1]	Initial Certificate Balance of this Certificate: $[_________]
CUSIP: U45059 AB5 ISIN: USU45059AB54 Common Code: 245749953[2] CUSIP: 449653 AD6 ISIN: US449653AD61[3] No.: B-[ ]

This certifies that [Cede & Co.][_________] is the registered owner of the Percentage Interest evidenced by this Certificate in the distributions to be made from a Trust Fund with respect to the Class B Certificates. The Trust Fund consists primarily of 10 promissory notes evidencing a fixed rate interest-only commercial mortgage loan (the “Trust Loan”) that is secured by certain Collateral held in trust by the Trustee (or the Custodian on its behalf). The Collateral also secures multiple Companion Loans which are not assets of the Trust Fund. The Trust Loan and the Companion Loans are collectively referred to as the “Mortgage Loan”. The Trust Fund was created, and the Mortgage Loan is to be serviced, pursuant to the Trust and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Trust and Servicing Agreement and is bound thereby. Also issued under the Trust and Servicing Agreement are the Class A, Class X, Class C, Class D, Class HRR and Class R Certificates (collectively, with the Class B Certificates, the “Certificates”; the Holders of Certificates issued under the Trust and Servicing Agreement are collectively referred to herein as “Certificateholders”).

This Certificate is issued pursuant to, and in accordance with, the terms of a Trust and Servicing Agreement, dated as of March 6, 2022 (the “Trust and Servicing Agreement”), by and among Citigroup Commercial Mortgage Securities Inc., as Depositor, Berkadia Commercial Mortgage LLC, as Servicer, Situs Holdings, LLC, as Special Servicer, Wilmington Trust, National Association, as Trustee, Computershare Trust Company, National Association, as Certificate

[1]	For Certificate sold in reliance on Rule 144A only.
[2]	For Regulation S Global Certificate only.
[3]	For IAI Certificate only.
Exhibit A-3-4

Administrator and Park Bridge Lender Services LLC, as Operating Advisor. To the extent not defined herein, capitalized terms used herein shall have the respective meanings assigned thereto in the Trust and Servicing Agreement.

Pursuant to the terms of the Trust and Servicing Agreement, the Certificate Administrator will distribute, on the 4th Business Day following each Determination Date, commencing in April 2022 (each such date, a “Distribution Date”), to the Person in whose name this Certificate is registered as of the close of business on the related Record Date, which will be the last Business Day of the calendar month immediately preceding the calendar month in which such Distribution Date occurs (provided that, in the event the Closing Date occurs in the same month as the first Distribution Date, the first Record Date shall be the Closing Date), an amount equal to such Person’s pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest and any Yield Maintenance Premium then distributable, if any, with respect to the Class B Certificates for such Distribution Date, all as more fully described in the Trust and Servicing Agreement. With respect to each Distribution Date, the Determination Date is the 6th day of the calendar month in which such Distribution Date occurs, but if such 6th day is not a Business Day, the immediately succeeding Business Day, commencing in April 2022.

All distributions will be made to the Persons entitled thereto by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor provided that the Certificate Administrator has received appropriate wire transfer instructions therefrom, or by check by first class mail to the address set forth therefor in the Certificate Register if wiring instructions have not been received at least five Business Days prior to the applicable Distribution Date. Notwithstanding the foregoing, the final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the location that is specified in the notice to Certificateholders of such final distribution.

This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Trust Notes, as more specifically set forth herein and in the Trust and Servicing Agreement.

This Certificate does not purport to summarize the Trust and Servicing Agreement, and reference is made to the Trust and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee and the Certificate Administrator.

In the event of a conflict or inconsistency between the terms of this Certificate and the Trust and Servicing Agreement, the terms and conditions of the Trust and Servicing Agreement shall govern.

As provided in the Trust and Servicing Agreement, subject to certain restrictions on transfer set forth therein, upon surrender for registration of transfer of any Certificate, the Certificate Registrar shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations, in like aggregate interest and of the same Class.

Exhibit A-3-5

Prior to due presentation of this Certificate for registration of transfer, the Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor, the Certificate Registrar, and any agent of the Trustee, the Certificate Administrator, the Operating Advisor, the Servicer, the Special Servicer or the Certificate Registrar may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in the Trust and Servicing Agreement and for all other purposes whatsoever, and none of the Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor, the Certificate Registrar, or any agent of the Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor or the Certificate Registrar shall be affected by any notice to the contrary.

The Trust and Servicing Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee, the Certificate Administrator and the Operating Advisor, without the consent of any of the Certificateholders, in certain circumstances specified in the Trust and Servicing Agreement. The Trust and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee, the Certificate Administrator and the Operating Advisor with the written consent of the Holders of Certificates representing not less than 51% of the Percentage Interests of each Class of Certificates adversely affected by the amendment (as evidenced by an Opinion of Counsel) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Trust and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loan which are required to be distributed on any Certificate or to any Companion Loan Holder, (ii) alter in any manner the liens on any Collateral securing payments on the Mortgage Loan; (iii) alter the obligations of the Servicer or the Trustee to make an Advance or alter the Accepted Servicing Practices set forth in the Trust and Servicing Agreement, (iv) change the percentages of Voting Rights or Percentage Interests of Certificateholders which are required to consent to any action or inaction under the Trust and Servicing Agreement; (v) change in any manner the obligations or rights of any Loan Seller under the Trust and Servicing Agreement or the applicable Trust Loan Purchase Agreement without the consent of the affected Loan Seller; (vi) amend Section 11.1 of the Trust and Servicing Agreement; (vii) change in any manner the obligations or rights of any Initial Purchaser without the consent of the affected Initial Purchaser; or (viii) adversely affect any Companion Loan Holder in its capacity as such without its consent. In addition, the Trust and Servicing Agreement provides that (i) neither the Trustee nor the Certificate Administrator shall consent to any amendment to the Trust and Servicing Agreement unless it shall have first been furnished with an Opinion of Counsel to the effect that such amendment is authorized or permitted under the Trust and Servicing Agreement and all conditions precedent to such amendment have been satisfied and (ii) no amendment shall be made to the Trust and Servicing Agreement without the Trustee and the Certificate Administrator first receiving in writing an Opinion of Counsel (at the expense of the party requesting the amendment) that the amendment will not result in the imposition of federal income tax on the Trust or cause either the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC under the code.

The Trust and Servicing Agreement provides that the respective obligations and responsibilities of the Depositor, the Servicer, the Special Servicer, the Trustee, the Certificate Administrator and the Operating Advisor created thereby (other than (x) the obligation to make

Exhibit A-3-6

certain remittances to the Companion Loan Holder(s) to the extent of any remaining funds and in accordance with the Co-Lender Agreement, (y) the obligation of the Certificate Administrator to make certain payments to Certificateholders after the final Distribution Date and to comply with all federal income tax reporting requirements and maintenance of books and records, and (z) the indemnification rights and obligations of the parties thereto) shall terminate upon the last action required to be taken by the Certificate Administrator on the final Distribution Date pursuant to Article 10 of the Trust and Servicing Agreement upon the later of (i) the final payment on the Certificates and the Uncertificated Lower-Tier Interests or (ii) the liquidation of the Trust Loan (including, without limitation, in connection with the sale of the Trust Loan pursuant to the Mezzanine Intercreditor Agreement or the Trust and Servicing Agreement, as applicable) or the liquidation or abandonment of the Property and all other Collateral for the Trust Loan, provided, however, that in no event shall the trust created by the Trust and Servicing Agreement continue beyond the expiration of twenty-one years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date of the Trust and Servicing Agreement.

Unless the Certificate of Authentication on this Certificate has been executed by the Certificate Administrator or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Trust and Servicing Agreement or be valid for any purpose.

The Certificate Administrator makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loan and has executed this Certificate in its limited capacity as Certificate Administrator under the Trust and Servicing Agreement.

Exhibit A-3-7

IN WITNESS WHEREOF, the Certificate Administrator has caused this Certificate to be duly executed.

Dated: March 17, 2022

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION,
not in its individual capacity but solely as Certificate Administrator

By:
Authorized Officer

Certificate of Authentication

This is one of the Class B Certificates referred to in the Trust and Servicing Agreement.

Dated: March 17, 2022

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION,
not in its individual capacity but solely as Authenticating Agent

By:
Authorized Officer

Exhibit A-3-8

SCHEDULE A

SCHEDULE OF EXCHANGES

The following payments of principal and exchanges of a part of this [Rule 144A Global Certificate] [Temporary Regulation S Global Certificate] [Regulation S Global Certificate] have been made:

Date of Exchange or Payment of Principal		Certificate Balance Prior to Exchange or Payment		Certificate Balance Exchanged or Principal Payment Made		Type of Certificate Exchanged for		Remaining Certificate Balance Following Such Exchange or Payment		Notation Made by
__________	-	__________	-	__________	-	__________	-	_________	-	_________	-
__________	-	__________	-	__________	-	__________	-	_________	-	_________	-
__________	-	__________	-	__________	-	__________	-	_________	-	_________	-
__________	-	__________	-	__________	-	__________	-	_________	-	_________	-
__________	-	__________	-	__________	-	__________	-	_________	-	_________	-
__________	-	__________	-	__________	-	__________	-	_________	-	_________	-
__________	-	__________	-	__________	-	__________	-	_________	-	_________	-
__________	-	__________	-	__________	-	__________	-	_________	-	_________	-
__________	-	__________	-	__________	-	__________	-	_________	-	_________	-
__________	-	__________	-	__________	-	__________	-	_________	-	_________	-
__________	-	__________	-	__________	-	__________	-	_________	-	_________	-
__________	-	__________	-	__________	-	__________	-	_________	-	_________	-
__________	-	__________	-	__________	-	__________	-	_________	-	_________	-
Exhibit A-3-9

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned (“Assignor(s)”) hereby sell(s), assign(s) and transfer(s) unto __________________________________________ (please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) (“Assignee(s)”) the entire Percentage Interest represented by the within Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust.

I (we) further direct the Certificate Registrar to issue a new Certificate of the entire Percentage Interest represented by the within Certificate to the above-named Assignee(s) and to deliver such Certificate to the following address:

________________________________

________________________________

________________________________

Date: __________________

Signature by or on behalf of Assignor(s): _________________________ Taxpayer Identification Number: _________

Exhibit A-3-10

DISTRIBUTION INSTRUCTIONS

The Assignee(s) should include the following for purposes of distribution:

Address of the Assignee(s) for the purpose of receiving notices and distributions: ____________________________________________________.

Distributions, if being made by wire transfer in immediately available funds, to ____________________________ for the account of __________________________ account number ____________________.

This information is provided by _______________________________________ the Assignee(s) named above, or ________________________________________________ as its (their) agent.

By:
[Please print or type name(s)]

Title:

Taxpayer Identification Number:

Exhibit A-3-11

EXHIBIT A-4

FORM OF CLASS C CERTIFICATES

CLASS C

[THIS CERTIFICATE IS A TEMPORARY REGULATION S GLOBAL CERTIFICATE FOR PURPOSES OF REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). NEITHER THIS TEMPORARY REGULATION S GLOBAL CERTIFICATE NOR ANY INTEREST HEREIN MAY BE OFFERED, SOLD OR DELIVERED, EXCEPT AS PERMITTED UNDER THE TRUST AND SERVICING AGREEMENT REFERRED TO BELOW.

NO BENEFICIAL OWNERS OF THIS TEMPORARY REGULATION S GLOBAL CERTIFICATE SHALL BE ENTITLED TO RECEIVE PAYMENTS OF PRINCIPAL OR INTEREST HEREON UNLESS THE REQUIRED CERTIFICATIONS HAVE BEEN DELIVERED PURSUANT TO THE TERMS OF THE TRUST AND SERVICING AGREEMENT.]1

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]2

[TRANSFERS OF THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE, AND TRANSFERS OF BENEFICIAL INTERESTS IN THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE TRUST AND SERVICING AGREEMENT REFERRED TO BELOW.]3

THIS CERTIFICATE DOES NOT REPRESENT ANY INTEREST IN OR OBLIGATION OF THE DEPOSITOR, ANY INITIAL PURCHASER, THE LOAN SELLERS, THE ORIGINATORS, THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE CERTIFICATE ADMINISTRATOR, THE OPERATING ADVISOR, THE

[1]	Temporary Regulation S Global Certificate legend.
[2]	Legend required as long as DTC is the Depository under the Trust and Servicing Agreement.
[3]	Global Certificate legend.
Exhibit A-4-1

BORROWERS, THE BORROWER SPONSOR OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING TRUST LOAN IS INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY, PRIVATE INSURER OR BY ANY OTHER PERSON.

PRINCIPAL PAYMENTS IN RESPECT OF THIS CERTIFICATE ARE DISTRIBUTABLE AS SET FORTH IN THE TRUST AND SERVICING AGREEMENT REFERRED TO BELOW. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW.

THIS CLASS C CERTIFICATE IS SUBORDINATED TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES AS AND TO THE EXTENT SET FORTH IN THE TRUST AND SERVICING AGREEMENT REFERRED TO BELOW.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE OR FOREIGN SECURITIES LAW. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A)(1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”) TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” WITHIN THE MEANING OF RULE 144A (A “QUALIFIED INSTITUTIONAL BUYER”), THAT IS PURCHASING FOR ITS OWN ACCOUNT OR IS PURCHASING FOR THE ACCOUNT OF ANOTHER QUALIFIED INSTITUTIONAL BUYER, AND WHOM THE HOLDER HAS INFORMED THAT THE REOFFER, RESALE, PLEDGE, OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) TO AN INSTITUTIONAL INVESTOR THAT IS A NON-“U.S. PERSON” IN AN “OFFSHORE TRANSACTION” AS SUCH TERMS ARE DEFINED IN, AND IN ACCORDANCE WITH, RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, OR (3) TO ANOTHER INSTITUTIONAL INVESTOR THAT IS, OR IN WHICH EACH OF THE EQUITY OWNERS IS, AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT THAT IS NOT A QUALIFIED INSTITUTIONAL BUYER, AND (B) IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE FEDERAL SECURITIES LAWS AND ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR PLEDGED, SOLD OR OTHERWISE TRANSFERRED TO ANY PERSON THAT IS OR BECOMES AN EMPLOYEE BENEFIT PLAN OR OTHER PLAN THAT IS SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) OR OTHER PLAN THAT IS SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW THAT IS, TO

Exhibit A-4-2

A MATERIAL EXTENT, SIMILAR TO SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE (“SIMILAR LAW”), OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE THIS CERTIFICATE, UNLESS (A) SUCH PERSON IS AN INSTITUTIONAL “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a)(1) OF REGULATION D OF THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AND (B) THE ACQUISITION, HOLDING AND DISPOSITION OF THIS CERTIFICATE BY SUCH PERSON WILL NOT CONSTITUTE OR OTHERWISE RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER ERISA OR SECTION 4975 OF THE CODE (OR A NON-EXEMPT VIOLATION OF SIMILAR LAW).

TRANSFERS OF THIS CERTIFICATE OR ANY INTEREST HEREIN ARE SUBJECT TO SUCH RESTRICTIONS, AND TO THE DELIVERY BY THE TRANSFEROR AND/OR THE TRANSFEREE OF SUCH OPINIONS, CERTIFICATIONS AND/OR OTHER EVIDENCE OF COMPLIANCE WITH APPLICABLE LAW, AS ARE SET FORTH IN THE TRUST AND SERVICING AGREEMENT REFERRED TO BELOW.

THIS CERTIFICATE REPRESENTS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT”, AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE CODE.

Exhibit A-4-3

ILPT COMMERCIAL MORTGAGE TRUST 2022-LPFX
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
SERIES 2022-LPFX, CLASS C

Pass-Through Rate: The Adjusted Net Component Rate with respect to the Trust Loan Component[1]
First Distribution Date: April 12, 2022
Aggregate Initial Certificate Balance of the Class C Certificates: $43,500,000	Rated Final Distribution Date: March 2044
CUSIP: 449653 AE4 ISIN: US449653AE45[2]	Initial Certificate Balance of this Certificate: $[_________]
CUSIP: U45059 AC3 ISIN: USU45059AC38 Common Code: 245749961[3] CUSIP: 449653 AF1 ISIN: US449653AF10[4] No.: C-[ ]

This certifies that [Cede & Co.][_________] is the registered owner of the Percentage Interest evidenced by this Certificate in the distributions to be made from a Trust Fund with respect to the Class C Certificates. The Trust Fund consists primarily of 10 promissory notes evidencing a fixed rate interest-only commercial mortgage loan (the “Trust Loan”) that is secured by certain Collateral held in trust by the Trustee (or the Custodian on its behalf). The Collateral also secures multiple Companion Loans which are not assets of the Trust Fund. The Trust Loan and the Companion Loans are collectively referred to as the “Mortgage Loan”. The Trust Fund was created, and the Mortgage Loan is to be serviced, pursuant to the Trust and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Trust and Servicing Agreement and is bound thereby. Also issued under the Trust and Servicing Agreement are the Class A, Class X, Class B, Class D, Class HRR and Class R Certificates (collectively, with the Class C Certificates, the “Certificates”; the Holders of Certificates issued under the Trust and Servicing Agreement are collectively referred to herein as “Certificateholders”).

[1]	The approximate initial Pass-Through Rate as of the Closing Date is 3.95126% per annum.
[2]	For Certificate sold in reliance on Rule 144A only.
[3]	For Regulation S Global Certificate only.
[4]	For IAI Certificate only.
Exhibit A-4-4

This Certificate is issued pursuant to, and in accordance with, the terms of a Trust and Servicing Agreement, dated as of March 6, 2022 (the “Trust and Servicing Agreement”), by and among Citigroup Commercial Mortgage Securities Inc., as Depositor, Berkadia Commercial Mortgage LLC, as Servicer, Situs Holdings, LLC, as Special Servicer, Wilmington Trust, National Association, as Trustee, Computershare Trust Company, National Association, as Certificate Administrator and Park Bridge Lender Services LLC, as Operating Advisor. To the extent not defined herein, capitalized terms used herein shall have the respective meanings assigned thereto in the Trust and Servicing Agreement.

Pursuant to the terms of the Trust and Servicing Agreement, the Certificate Administrator will distribute, on the 4th Business Day following each Determination Date, commencing in April 2022 (each such date, a “Distribution Date”), to the Person in whose name this Certificate is registered as of the close of business on the related Record Date, which will be the last Business Day of the calendar month immediately preceding the calendar month in which such Distribution Date occurs (provided that, in the event the Closing Date occurs in the same month as the first Distribution Date, the first Record Date shall be the Closing Date), an amount equal to such Person’s pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest and any Yield Maintenance Premium then distributable, if any, with respect to the Class C Certificates for such Distribution Date, all as more fully described in the Trust and Servicing Agreement. With respect to each Distribution Date, the Determination Date is the 6th day of the calendar month in which such Distribution Date occurs, but if such 6th day is not a Business Day, the immediately succeeding Business Day, commencing in April 2022.

All distributions will be made to the Persons entitled thereto by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor provided that the Certificate Administrator has received appropriate wire transfer instructions therefrom, or by check by first class mail to the address set forth therefor in the Certificate Register if wiring instructions have not been received at least five Business Days prior to the applicable Distribution Date. Notwithstanding the foregoing, the final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the location that is specified in the notice to Certificateholders of such final distribution.

This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Trust Notes, as more specifically set forth herein and in the Trust and Servicing Agreement.

This Certificate does not purport to summarize the Trust and Servicing Agreement, and reference is made to the Trust and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee and the Certificate Administrator.

In the event of a conflict or inconsistency between the terms of this Certificate and the Trust and Servicing Agreement, the terms and conditions of the Trust and Servicing Agreement shall govern.

Exhibit A-4-5

As provided in the Trust and Servicing Agreement, subject to certain restrictions on transfer set forth therein, upon surrender for registration of transfer of any Certificate, the Certificate Registrar shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations, in like aggregate interest and of the same Class.

Prior to due presentation of this Certificate for registration of transfer, the Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor, the Certificate Registrar, and any agent of the Trustee, the Certificate Administrator, the Operating Advisor, the Servicer, the Special Servicer or the Certificate Registrar may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in the Trust and Servicing Agreement and for all other purposes whatsoever, and none of the Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor, the Certificate Registrar, or any agent of the Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor or the Certificate Registrar shall be affected by any notice to the contrary.

The Trust and Servicing Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee, the Certificate Administrator and the Operating Advisor, without the consent of any of the Certificateholders, in certain circumstances specified in the Trust and Servicing Agreement. The Trust and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee, the Certificate Administrator and the Operating Advisor with the written consent of the Holders of Certificates representing not less than 51% of the Percentage Interests of each Class of Certificates adversely affected by the amendment (as evidenced by an Opinion of Counsel) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Trust and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loan which are required to be distributed on any Certificate or to any Companion Loan Holder, (ii) alter in any manner the liens on any Collateral securing payments on the Mortgage Loan; (iii) alter the obligations of the Servicer or the Trustee to make an Advance or alter the Accepted Servicing Practices set forth in the Trust and Servicing Agreement, (iv) change the percentages of Voting Rights or Percentage Interests of Certificateholders which are required to consent to any action or inaction under the Trust and Servicing Agreement; (v) change in any manner the obligations or rights of any Loan Seller under the Trust and Servicing Agreement or the applicable Trust Loan Purchase Agreement without the consent of the affected Loan Seller; (vi) amend Section 11.1 of the Trust and Servicing Agreement; (vii) change in any manner the obligations or rights of any Initial Purchaser without the consent of the affected Initial Purchaser; or (viii) adversely affect any Companion Loan Holder in its capacity as such without its consent. In addition, the Trust and Servicing Agreement provides that (i) neither the Trustee nor the Certificate Administrator shall consent to any amendment to the Trust and Servicing Agreement unless it shall have first been furnished with an Opinion of Counsel to the effect that such amendment is authorized or permitted under the Trust and Servicing Agreement and all conditions precedent to such amendment have been satisfied and (ii) no amendment shall be made to the Trust and Servicing Agreement without the Trustee and the Certificate Administrator first receiving in writing an Opinion of Counsel (at the expense of the party requesting the amendment) that the amendment will not result in the imposition of federal

Exhibit A-4-6

income tax on the Trust or cause either the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC under the code.

The Trust and Servicing Agreement provides that the respective obligations and responsibilities of the Depositor, the Servicer, the Special Servicer, the Trustee, the Certificate Administrator and the Operating Advisor created thereby (other than (x) the obligation to make certain remittances to the Companion Loan Holder(s) to the extent of any remaining funds and in accordance with the Co-Lender Agreement, (y) the obligation of the Certificate Administrator to make certain payments to Certificateholders after the final Distribution Date and to comply with all federal income tax reporting requirements and maintenance of books and records, and (z) the indemnification rights and obligations of the parties thereto) shall terminate upon the last action required to be taken by the Certificate Administrator on the final Distribution Date pursuant to Article 10 of the Trust and Servicing Agreement upon the later of (i) the final payment on the Certificates and the Uncertificated Lower-Tier Interests or (ii) the liquidation of the Trust Loan (including, without limitation, in connection with the sale of the Trust Loan pursuant to the Mezzanine Intercreditor Agreement or the Trust and Servicing Agreement, as applicable) or the liquidation or abandonment of the Property and all other Collateral for the Trust Loan, provided, however, that in no event shall the trust created by the Trust and Servicing Agreement continue beyond the expiration of twenty-one years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date of the Trust and Servicing Agreement.

Unless the Certificate of Authentication on this Certificate has been executed by the Certificate Administrator or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Trust and Servicing Agreement or be valid for any purpose.

The Certificate Administrator makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loan and has executed this Certificate in its limited capacity as Certificate Administrator under the Trust and Servicing Agreement.

Exhibit A-4-7

IN WITNESS WHEREOF, the Certificate Administrator has caused this Certificate to be duly executed.

Dated: March 17, 2022

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION,
not in its individual capacity but solely as Certificate Administrator

By:
Authorized Officer

Certificate of Authentication

This is one of the Class C Certificates referred to in the Trust and Servicing Agreement.

Dated: March 17, 2022

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION,
not in its individual capacity but solely as Authenticating Agent

By:
Authorized Officer

Exhibit A-4-8

SCHEDULE A

SCHEDULE OF EXCHANGES

The following payments of principal and exchanges of a part of this [Rule 144A Global Certificate] [Temporary Regulation S Global Certificate] [Regulation S Global Certificate] have been made:

Date of Exchange or Payment of Principal		Certificate Balance Prior to Exchange or Payment		Certificate Balance Exchanged or Principal Payment Made		Type of Certificate Exchanged for		Remaining Certificate Balance Following Such Exchange or Payment		Notation Made by
__________	-	__________	-	__________	-	__________	-	_________	-	_________	-
__________	-	__________	-	__________	-	__________	-	_________	-	_________	-
__________	-	__________	-	__________	-	__________	-	_________	-	_________	-
__________	-	__________	-	__________	-	__________	-	_________	-	_________	-
__________	-	__________	-	__________	-	__________	-	_________	-	_________	-
__________	-	__________	-	__________	-	__________	-	_________	-	_________	-
__________	-	__________	-	__________	-	__________	-	_________	-	_________	-
__________	-	__________	-	__________	-	__________	-	_________	-	_________	-
__________	-	__________	-	__________	-	__________	-	_________	-	_________	-
__________	-	__________	-	__________	-	__________	-	_________	-	_________	-
__________	-	__________	-	__________	-	__________	-	_________	-	_________	-
__________	-	__________	-	__________	-	__________	-	_________	-	_________	-
__________	-	__________	-	__________	-	__________	-	_________	-	_________	-
Exhibit A-4-9

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned (“Assignor(s)”) hereby sell(s), assign(s) and transfer(s) unto __________________________________________ (please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) (“Assignee(s)”) the entire Percentage Interest represented by the within Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust.

I (we) further direct the Certificate Registrar to issue a new Certificate of the entire Percentage Interest represented by the within Certificate to the above-named Assignee(s) and to deliver such Certificate to the following address:

________________________________

________________________________

________________________________

Date: __________________

Signature by or on behalf of Assignor(s): _________________________ Taxpayer Identification Number: _________

Exhibit A-4-10

DISTRIBUTION INSTRUCTIONS

The Assignee(s) should include the following for purposes of distribution:

Address of the Assignee(s) for the purpose of receiving notices and distributions: ____________________________________________________.

Distributions, if being made by wire transfer in immediately available funds, to ____________________________ for the account of __________________________ account number ____________________.

This information is provided by _______________________________________ the Assignee(s) named above, or ________________________________________________ as its (their) agent.

By:
[Please print or type name(s)]

Title:

Taxpayer Identification Number:

Exhibit A-4-11

EXHIBIT A-5

FORM OF CLASS D CERTIFICATES

CLASS D

[THIS CERTIFICATE IS A TEMPORARY REGULATION S GLOBAL CERTIFICATE FOR PURPOSES OF REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). NEITHER THIS TEMPORARY REGULATION S GLOBAL CERTIFICATE NOR ANY INTEREST HEREIN MAY BE OFFERED, SOLD OR DELIVERED, EXCEPT AS PERMITTED UNDER THE TRUST AND SERVICING AGREEMENT REFERRED TO BELOW.

NO BENEFICIAL OWNERS OF THIS TEMPORARY REGULATION S GLOBAL CERTIFICATE SHALL BE ENTITLED TO RECEIVE PAYMENTS OF PRINCIPAL OR INTEREST HEREON UNLESS THE REQUIRED CERTIFICATIONS HAVE BEEN DELIVERED PURSUANT TO THE TERMS OF THE TRUST AND SERVICING AGREEMENT.]1

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]2

[TRANSFERS OF THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE, AND TRANSFERS OF BENEFICIAL INTERESTS IN THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE TRUST AND SERVICING AGREEMENT REFERRED TO BELOW.]3

THIS CERTIFICATE DOES NOT REPRESENT ANY INTEREST IN OR OBLIGATION OF THE DEPOSITOR, ANY INITIAL PURCHASER, THE LOAN SELLERS, THE ORIGINATORS, THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE CERTIFICATE ADMINISTRATOR, THE OPERATING ADVISOR, THE

[1]	Temporary Regulation S Global Certificate legend.
[2]	Legend required as long as DTC is the Depository under the Trust and Servicing Agreement.
[3]	Global Certificate legend.
Exhibit A-5-1

BORROWERS, THE BORROWER SPONSOR OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING TRUST LOAN IS INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY, PRIVATE INSURER OR BY ANY OTHER PERSON.

PRINCIPAL PAYMENTS IN RESPECT OF THIS CERTIFICATE ARE DISTRIBUTABLE AS SET FORTH IN THE TRUST AND SERVICING AGREEMENT REFERRED TO BELOW. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW.

THIS CLASS D CERTIFICATE IS SUBORDINATED TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES AS AND TO THE EXTENT SET FORTH IN THE TRUST AND SERVICING AGREEMENT REFERRED TO BELOW.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE OR FOREIGN SECURITIES LAW. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A)(1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”) TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” WITHIN THE MEANING OF RULE 144A (A “QUALIFIED INSTITUTIONAL BUYER”), THAT IS PURCHASING FOR ITS OWN ACCOUNT OR IS PURCHASING FOR THE ACCOUNT OF ANOTHER QUALIFIED INSTITUTIONAL BUYER, AND WHOM THE HOLDER HAS INFORMED THAT THE REOFFER, RESALE, PLEDGE, OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) TO AN INSTITUTIONAL INVESTOR THAT IS A NON-“U.S. PERSON” IN AN “OFFSHORE TRANSACTION” AS SUCH TERMS ARE DEFINED IN, AND IN ACCORDANCE WITH, RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, OR (3) TO ANOTHER INSTITUTIONAL INVESTOR THAT IS, OR IN WHICH EACH OF THE EQUITY OWNERS IS, AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT THAT IS NOT A QUALIFIED INSTITUTIONAL BUYER, AND (B) IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE FEDERAL SECURITIES LAWS AND ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR PLEDGED, SOLD OR OTHERWISE TRANSFERRED TO ANY PERSON THAT IS OR BECOMES AN EMPLOYEE BENEFIT PLAN OR OTHER PLAN THAT IS SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) OR OTHER PLAN THAT IS SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW THAT IS, TO

Exhibit A-5-2

A MATERIAL EXTENT, SIMILAR TO SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE (“SIMILAR LAW”), OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE THIS CERTIFICATE, UNLESS (A) SUCH PERSON IS AN INSTITUTIONAL “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a)(1) OF REGULATION D OF THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AND (B) THE ACQUISITION, HOLDING AND DISPOSITION OF THIS CERTIFICATE BY SUCH PERSON WILL NOT CONSTITUTE OR OTHERWISE RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER ERISA OR SECTION 4975 OF THE CODE (OR A NON-EXEMPT VIOLATION OF SIMILAR LAW).

TRANSFERS OF THIS CERTIFICATE OR ANY INTEREST HEREIN ARE SUBJECT TO SUCH RESTRICTIONS, AND TO THE DELIVERY BY THE TRANSFEROR AND/OR THE TRANSFEREE OF SUCH OPINIONS, CERTIFICATIONS AND/OR OTHER EVIDENCE OF COMPLIANCE WITH APPLICABLE LAW, AS ARE SET FORTH IN THE TRUST AND SERVICING AGREEMENT REFERRED TO BELOW.

THIS CERTIFICATE REPRESENTS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT”, AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE CODE.

Exhibit A-5-3

ILPT COMMERCIAL MORTGAGE TRUST 2022-LPFX
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
SERIES 2022-LPFX, CLASS D

Pass-Through Rate: The Adjusted Net Component Rate with respect to the Trust Loan Component[1]
First Distribution Date: April 12, 2022
Aggregate Initial Certificate Balance of the Class D Certificates: $43,860,000	Rated Final Distribution Date: March 2044
CUSIP: 449653 AG9 ISIN: US449653AG92[2]	Initial Certificate Balance of this Certificate: $[_________]
CUSIP: U45059 AD1 ISIN: USU45059AD11 Common Code: 245749970[3] CUSIP: 449653 AH7 ISIN: US449653AH75[4] No.: D-[ ]

This certifies that [Cede & Co.][_________] is the registered owner of the Percentage Interest evidenced by this Certificate in the distributions to be made from a Trust Fund with respect to the Class D Certificates. The Trust Fund consists primarily of 10 promissory notes evidencing a fixed rate interest-only commercial mortgage loan (the “Trust Loan”) that is secured by certain Collateral held in trust by the Trustee (or the Custodian on its behalf). The Collateral also secures multiple Companion Loans which are not assets of the Trust Fund. The Trust Loan and the Companion Loans are collectively referred to as the “Mortgage Loan”. The Trust Fund was created, and the Mortgage Loan is to be serviced, pursuant to the Trust and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Trust and Servicing Agreement and is bound thereby. Also issued under the Trust and Servicing Agreement are the Class A, Class X, Class B, Class C, Class HRR and Class R Certificates (collectively, with the Class D Certificates, the “Certificates”; the Holders of Certificates issued under the Trust and Servicing Agreement are collectively referred to herein as “Certificateholders”).

This Certificate is issued pursuant to, and in accordance with, the terms of a Trust and Servicing Agreement, dated as of March 6, 2022 (the “Trust and Servicing Agreement”), by

[1]	The approximate initial Pass-Through Rate as of the Closing Date is 3.95126% per annum.
[2]	For Certificate sold in reliance on Rule 144A only.
[3]	For Regulation S Global Certificate only.
[4]	For IAI Certificate only.
Exhibit A-5-4

and among Citigroup Commercial Mortgage Securities Inc., as Depositor, Berkadia Commercial Mortgage LLC, as Servicer, Situs Holdings, LLC, as Special Servicer, Wilmington Trust, National Association, as Trustee, Computershare Trust Company, National Association, as Certificate Administrator and Park Bridge Lender Services LLC, as Operating Advisor. To the extent not defined herein, capitalized terms used herein shall have the respective meanings assigned thereto in the Trust and Servicing Agreement.

Pursuant to the terms of the Trust and Servicing Agreement, the Certificate Administrator will distribute, on the 4th Business Day following each Determination Date, commencing in April 2022 (each such date, a “Distribution Date”), to the Person in whose name this Certificate is registered as of the close of business on the related Record Date, which will be the last Business Day of the calendar month immediately preceding the calendar month in which such Distribution Date occurs (provided that, in the event the Closing Date occurs in the same month as the first Distribution Date, the first Record Date shall be the Closing Date), an amount equal to such Person’s pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest and any Yield Maintenance Premium then distributable, if any, with respect to the Class D Certificates for such Distribution Date, all as more fully described in the Trust and Servicing Agreement. With respect to each Distribution Date, the Determination Date is the 6th day of the calendar month in which such Distribution Date occurs, but if such 6th day is not a Business Day, the immediately succeeding Business Day, commencing in April 2022.

All distributions will be made to the Persons entitled thereto by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor provided that the Certificate Administrator has received appropriate wire transfer instructions therefrom, or by check by first class mail to the address set forth therefor in the Certificate Register if wiring instructions have not been received at least five Business Days prior to the applicable Distribution Date. Notwithstanding the foregoing, the final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the location that is specified in the notice to Certificateholders of such final distribution.

This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Trust Notes, as more specifically set forth herein and in the Trust and Servicing Agreement.

This Certificate does not purport to summarize the Trust and Servicing Agreement, and reference is made to the Trust and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee and the Certificate Administrator.

In the event of a conflict or inconsistency between the terms of this Certificate and the Trust and Servicing Agreement, the terms and conditions of the Trust and Servicing Agreement shall govern.

As provided in the Trust and Servicing Agreement, subject to certain restrictions on transfer set forth therein, upon surrender for registration of transfer of any Certificate, the

Exhibit A-5-5

Certificate Registrar shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations, in like aggregate interest and of the same Class.

Prior to due presentation of this Certificate for registration of transfer, the Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor, the Certificate Registrar, and any agent of the Trustee, the Certificate Administrator, the Operating Advisor, the Servicer, the Special Servicer or the Certificate Registrar may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in the Trust and Servicing Agreement and for all other purposes whatsoever, and none of the Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor, the Certificate Registrar, or any agent of the Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor or the Certificate Registrar shall be affected by any notice to the contrary.

The Trust and Servicing Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee, the Certificate Administrator and the Operating Advisor, without the consent of any of the Certificateholders, in certain circumstances specified in the Trust and Servicing Agreement. The Trust and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee, the Certificate Administrator and the Operating Advisor with the written consent of the Holders of Certificates representing not less than 51% of the Percentage Interests of each Class of Certificates adversely affected by the amendment (as evidenced by an Opinion of Counsel) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Trust and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loan which are required to be distributed on any Certificate or to any Companion Loan Holder, (ii) alter in any manner the liens on any Collateral securing payments on the Mortgage Loan; (iii) alter the obligations of the Servicer or the Trustee to make an Advance or alter the Accepted Servicing Practices set forth in the Trust and Servicing Agreement, (iv) change the percentages of Voting Rights or Percentage Interests of Certificateholders which are required to consent to any action or inaction under the Trust and Servicing Agreement; (v) change in any manner the obligations or rights of any Loan Seller under the Trust and Servicing Agreement or the applicable Trust Loan Purchase Agreement without the consent of the affected Loan Seller; (vi) amend Section 11.1 of the Trust and Servicing Agreement; (vii) change in any manner the obligations or rights of any Initial Purchaser without the consent of the affected Initial Purchaser; or (viii) adversely affect any Companion Loan Holder in its capacity as such without its consent. In addition, the Trust and Servicing Agreement provides that (i) neither the Trustee nor the Certificate Administrator shall consent to any amendment to the Trust and Servicing Agreement unless it shall have first been furnished with an Opinion of Counsel to the effect that such amendment is authorized or permitted under the Trust and Servicing Agreement and all conditions precedent to such amendment have been satisfied and (ii) no amendment shall be made to the Trust and Servicing Agreement without the Trustee and the Certificate Administrator first receiving in writing an Opinion of Counsel (at the expense of the party requesting the amendment) that the amendment will not result in the imposition of federal income tax on the Trust or cause either the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC under the code.

Exhibit A-5-6

The Trust and Servicing Agreement provides that the respective obligations and responsibilities of the Depositor, the Servicer, the Special Servicer, the Trustee, the Certificate Administrator and the Operating Advisor created thereby (other than (x) the obligation to make certain remittances to the Companion Loan Holder(s) to the extent of any remaining funds and in accordance with the Co-Lender Agreement, (y) the obligation of the Certificate Administrator to make certain payments to Certificateholders after the final Distribution Date and to comply with all federal income tax reporting requirements and maintenance of books and records, and (z) the indemnification rights and obligations of the parties thereto) shall terminate upon the last action required to be taken by the Certificate Administrator on the final Distribution Date pursuant to Article 10 of the Trust and Servicing Agreement upon the later of (i) the final payment on the Certificates and the Uncertificated Lower-Tier Interests or (ii) the liquidation of the Trust Loan (including, without limitation, in connection with the sale of the Trust Loan pursuant to the Mezzanine Intercreditor Agreement or the Trust and Servicing Agreement, as applicable) or the liquidation or abandonment of the Property and all other Collateral for the Trust Loan, provided, however, that in no event shall the trust created by the Trust and Servicing Agreement continue beyond the expiration of twenty-one years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date of the Trust and Servicing Agreement.

Unless the Certificate of Authentication on this Certificate has been executed by the Certificate Administrator or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Trust and Servicing Agreement or be valid for any purpose.

The Certificate Administrator makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loan and has executed this Certificate in its limited capacity as Certificate Administrator under the Trust and Servicing Agreement.

Exhibit A-5-7

IN WITNESS WHEREOF, the Certificate Administrator has caused this Certificate to be duly executed.

Dated: March 17, 2022

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION,
not in its individual capacity but solely as Certificate Administrator

By:
Authorized Officer

Certificate of Authentication

This is one of the Class D Certificates referred to in the Trust and Servicing Agreement.

Dated: March 17, 2022

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION,
not in its individual capacity but solely as Authenticating Agent

By:
Authorized Officer

Exhibit A-5-8

SCHEDULE A

SCHEDULE OF EXCHANGES

The following payments of principal and exchanges of a part of this [Rule 144A Global Certificate] [Temporary Regulation S Global Certificate] [Regulation S Global Certificate] have been made:

Date of Exchange or Payment of Principal		Certificate Balance Prior to Exchange or Payment		Certificate Balance Exchanged or Principal Payment Made		Type of Certificate Exchanged for		Remaining Certificate Balance Following Such Exchange or Payment		Notation Made by
__________	-	__________	-	__________	-	__________	-	_________	-	_________	-
__________	-	__________	-	__________	-	__________	-	_________	-	_________	-
__________	-	__________	-	__________	-	__________	-	_________	-	_________	-
__________	-	__________	-	__________	-	__________	-	_________	-	_________	-
__________	-	__________	-	__________	-	__________	-	_________	-	_________	-
__________	-	__________	-	__________	-	__________	-	_________	-	_________	-
__________	-	__________	-	__________	-	__________	-	_________	-	_________	-
__________	-	__________	-	__________	-	__________	-	_________	-	_________	-
__________	-	__________	-	__________	-	__________	-	_________	-	_________	-
__________	-	__________	-	__________	-	__________	-	_________	-	_________	-
__________	-	__________	-	__________	-	__________	-	_________	-	_________	-
__________	-	__________	-	__________	-	__________	-	_________	-	_________	-
__________	-	__________	-	__________	-	__________	-	_________	-	_________	-
-
Exhibit A-5-9

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned (“Assignor(s)”) hereby sell(s), assign(s) and transfer(s) unto __________________________________________ (please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) (“Assignee(s)”) the entire Percentage Interest represented by the within Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust.

I (we) further direct the Certificate Registrar to issue a new Certificate of the entire Percentage Interest represented by the within Certificate to the above-named Assignee(s) and to deliver such Certificate to the following address:

________________________________

________________________________

________________________________

Date: __________________

Signature by or on behalf of Assignor(s): _________________________ Taxpayer Identification Number: _________

Exhibit A-5-10

DISTRIBUTION INSTRUCTIONS

The Assignee(s) should include the following for purposes of distribution:

Address of the Assignee(s) for the purpose of receiving notices and distributions: ____________________________________________________.

Distributions, if being made by wire transfer in immediately available funds, to ____________________________ for the account of __________________________ account number ____________________.

This information is provided by _______________________________________ the Assignee(s) named above, or ________________________________________________ as its (their) agent.

By:
[Please print or type name(s)]

Title:

Taxpayer Identification Number:

Exhibit A-5-11

EXHIBIT A-6

FORM OF CLASS HRR CERTIFICATES

CLASS HRR

[THIS CERTIFICATE IS A TEMPORARY REGULATION S GLOBAL CERTIFICATE FOR PURPOSES OF REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). NEITHER THIS TEMPORARY REGULATION S GLOBAL CERTIFICATE NOR ANY INTEREST HEREIN MAY BE OFFERED, SOLD OR DELIVERED, EXCEPT AS PERMITTED UNDER THE TRUST AND SERVICING AGREEMENT REFERRED TO BELOW.

NO BENEFICIAL OWNERS OF THIS TEMPORARY REGULATION S GLOBAL CERTIFICATE SHALL BE ENTITLED TO RECEIVE PAYMENTS OF PRINCIPAL OR INTEREST HEREON UNLESS THE REQUIRED CERTIFICATIONS HAVE BEEN DELIVERED PURSUANT TO THE TERMS OF THE TRUST AND SERVICING AGREEMENT.]1

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]2

[TRANSFERS OF THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE, AND TRANSFERS OF BENEFICIAL INTERESTS IN THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE TRUST AND SERVICING AGREEMENT REFERRED TO BELOW.]3

THIS CERTIFICATE DOES NOT REPRESENT ANY INTEREST IN OR OBLIGATION OF THE DEPOSITOR, ANY INITIAL PURCHASER, THE LOAN SELLERS, THE ORIGINATORS, THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE CERTIFICATE ADMINISTRATOR, THE OPERATING ADVISOR, THE

[1]	Temporary Regulation S Global Certificate legend.
[2]	Legend required as long as DTC is the Depository under the Trust and Servicing Agreement.
[3]	Global Certificate legend.
Exhibit A-6-1

BORROWERS, THE BORROWER SPONSOR OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING TRUST LOAN IS INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY, PRIVATE INSURER OR BY ANY OTHER PERSON.

PRINCIPAL PAYMENTS IN RESPECT OF THIS CERTIFICATE ARE DISTRIBUTABLE AS SET FORTH IN THE TRUST AND SERVICING AGREEMENT REFERRED TO BELOW. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW.

THIS CLASS HRR CERTIFICATE IS SUBORDINATED TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES AS AND TO THE EXTENT SET FORTH IN THE TRUST AND SERVICING AGREEMENT REFERRED TO BELOW.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE OR FOREIGN SECURITIES LAW. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A)(1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”) TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” WITHIN THE MEANING OF RULE 144A (A “QUALIFIED INSTITUTIONAL BUYER”), THAT IS PURCHASING FOR ITS OWN ACCOUNT OR IS PURCHASING FOR THE ACCOUNT OF ANOTHER QUALIFIED INSTITUTIONAL BUYER, AND WHOM THE HOLDER HAS INFORMED THAT THE REOFFER, RESALE, PLEDGE, OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) TO AN INSTITUTIONAL INVESTOR THAT IS A NON-“U.S. PERSON” IN AN “OFFSHORE TRANSACTION” AS SUCH TERMS ARE DEFINED IN, AND IN ACCORDANCE WITH, RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, OR (3) TO ANOTHER INSTITUTIONAL INVESTOR THAT IS, OR IN WHICH EACH OF THE EQUITY OWNERS IS, AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT THAT IS NOT A QUALIFIED INSTITUTIONAL BUYER, AND (B) IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE FEDERAL SECURITIES LAWS AND ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR PLEDGED, SOLD OR OTHERWISE TRANSFERRED TO ANY PERSON THAT IS OR BECOMES AN EMPLOYEE BENEFIT PLAN OR OTHER PLAN THAT IS SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) OR OTHER PLAN THAT IS SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW THAT IS, TO

Exhibit A-6-2

A MATERIAL EXTENT, SIMILAR TO SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE (“SIMILAR LAW”), OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE THIS CERTIFICATE, UNLESS (A)(I) SUCH PERSON IS AN “INSURANCE COMPANY GENERAL ACCOUNT” WITHIN THE MEANING OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60, AND (II) ALL CONDITIONS OF SECTIONS I AND III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 WILL BE MET WITH RESPECT TO SUCH INSURANCE COMPANY GENERAL ACCOUNT’S ACQUISITION, HOLDING AND DISPOSITION OF THIS CERTIFICATE, OR (B) WITH RESPECT TO THE ACQUISITION, HOLDING OR DISPOSITION OF THIS CERTIFICATE BY ANY PLAN SUBJECT TO SIMILAR LAW, SUCH ACQUISITION, HOLDING AND DISPOSITION BY SUCH PLAN WILL NOT CONSTITUTE OR OTHERWISE RESULT IN A NON-EXEMPT VIOLATION OF SIMILAR LAW.

TRANSFERS OF THIS CERTIFICATE OR ANY INTEREST HEREIN ARE SUBJECT TO SUCH RESTRICTIONS, AND TO THE DELIVERY BY THE TRANSFEROR AND/OR THE TRANSFEREE OF SUCH OPINIONS, CERTIFICATIONS AND/OR OTHER EVIDENCE OF COMPLIANCE WITH APPLICABLE LAW, AS ARE SET FORTH IN THE TRUST AND SERVICING AGREEMENT REFERRED TO BELOW.

THIS CERTIFICATE REPRESENTS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT”, AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE CODE.

THIS CERTIFICATE IS INTENDED TO CONSTITUTE PART OF AN “ELIGIBLE HORIZONTAL RESIDUAL INTEREST” (AS DEFINED IN REGULATION RR PROMULGATED UNDER SECTION 15G OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED), AND AS SUCH IS SUBJECT TO VARIOUS RESTRICTIONS ON HEDGING, TRANSFER AND FINANCING SET FORTH IN REGULATION RR. THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE TRUST AND SERVICING AGREEMENT.

Exhibit A-6-3

ILPT COMMERCIAL MORTGAGE TRUST 2022-LPFX
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
SERIES 2022-LPFX, CLASS HRR

Pass-Through Rate: The Adjusted Net Component Rate with respect to the Trust Loan Component[1]
First Distribution Date: April 12, 2022
Aggregate Initial Certificate Balance of the Class HRR Certificates: $16,500,000	Rated Final Distribution Date: March 2044
CUSIP: 449653 AJ3 ISIN: US449653AJ32[2]	Initial Certificate Balance of this Certificate: $[_________]
CUSIP: U45059 AE9 ISIN: USU45059AE93 CUSIP: 449653 AK0 ISIN: US449653AK05[3] No.: HRR-[ ]

This certifies that [Cede & Co.][_________] is the registered owner of the Percentage Interest evidenced by this Certificate in the distributions to be made from a Trust Fund with respect to the Class HRR Certificates. The Trust Fund consists primarily of 10 promissory notes evidencing a fixed rate interest-only commercial mortgage loan (the “Trust Loan”) that is secured by certain Collateral held in trust by the Trustee (or the Custodian on its behalf). The Collateral also secures multiple Companion Loans which are not assets of the Trust Fund. The Trust Loan and the Companion Loans are collectively referred to as the “Mortgage Loan”. The Trust Fund was created, and the Mortgage Loan is to be serviced, pursuant to the Trust and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Trust and Servicing Agreement and is bound thereby. Also issued under the Trust and Servicing Agreement are the Class A, Class X, Class B, Class C, Class D and Class R Certificates (collectively, with the Class HRR Certificates, the “Certificates”; the Holders of Certificates issued under the Trust and Servicing Agreement are collectively referred to herein as “Certificateholders”).

This Certificate is issued pursuant to, and in accordance with, the terms of a Trust and Servicing Agreement, dated as of March 6, 2022 (the “Trust and Servicing Agreement”), by and among Citigroup Commercial Mortgage Securities Inc., as Depositor, Berkadia Commercial Mortgage LLC, as Servicer, Situs Holdings, LLC, as Special Servicer, Wilmington Trust, National

[1]	The approximate initial Pass-Through Rate as of the Closing Date is 3.95126% per annum.
[2]	For Certificate sold in reliance on Rule 144A only.
[3]	For IAI Certificate only.
Exhibit A-6-4

Association, as Trustee, Computershare Trust Company, National Association, as Certificate Administrator and Park Bridge Lender Services LLC, as Operating Advisor. To the extent not defined herein, capitalized terms used herein shall have the respective meanings assigned thereto in the Trust and Servicing Agreement.

Pursuant to the terms of the Trust and Servicing Agreement, the Certificate Administrator will distribute, on the 4th Business Day following each Determination Date, commencing in April 2022 (each such date, a “Distribution Date”), to the Person in whose name this Certificate is registered as of the close of business on the related Record Date, which will be the last Business Day of the calendar month immediately preceding the calendar month in which such Distribution Date occurs (provided that, in the event the Closing Date occurs in the same month as the first Distribution Date, the first Record Date shall be the Closing Date), an amount equal to such Person’s pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest and any Yield Maintenance Premium then distributable, if any, with respect to the Class HRR Certificates for such Distribution Date, all as more fully described in the Trust and Servicing Agreement. With respect to each Distribution Date, the Determination Date is the 6th day of the calendar month in which such Distribution Date occurs, but if such 6th day is not a Business Day, the immediately succeeding Business Day, commencing in April 2022.

All distributions will be made to the Persons entitled thereto by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor provided that the Certificate Administrator has received appropriate wire transfer instructions therefrom, or by check by first class mail to the address set forth therefor in the Certificate Register if wiring instructions have not been received at least five Business Days prior to the applicable Distribution Date. Notwithstanding the foregoing, the final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the location that is specified in the notice to Certificateholders of such final distribution.

This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Trust Notes, as more specifically set forth herein and in the Trust and Servicing Agreement.

This Certificate does not purport to summarize the Trust and Servicing Agreement, and reference is made to the Trust and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee and the Certificate Administrator.

In the event of a conflict or inconsistency between the terms of this Certificate and the Trust and Servicing Agreement, the terms and conditions of the Trust and Servicing Agreement shall govern.

As provided in the Trust and Servicing Agreement, subject to certain restrictions on transfer set forth therein, upon surrender for registration of transfer of any Certificate, the Certificate Registrar shall execute, authenticate and deliver, in the name of the designated

Exhibit A-6-5

transferee or transferees, one or more new Certificates in authorized denominations, in like aggregate interest and of the same Class.

Prior to due presentation of this Certificate for registration of transfer, the Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor, the Certificate Registrar, and any agent of the Trustee, the Certificate Administrator, the Operating Advisor, the Servicer, the Special Servicer or the Certificate Registrar may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in the Trust and Servicing Agreement and for all other purposes whatsoever, and none of the Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor, the Certificate Registrar, or any agent of the Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor or the Certificate Registrar shall be affected by any notice to the contrary.

The Trust and Servicing Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee, the Certificate Administrator and the Operating Advisor, without the consent of any of the Certificateholders, in certain circumstances specified in the Trust and Servicing Agreement. The Trust and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee, the Certificate Administrator and the Operating Advisor with the written consent of the Holders of Certificates representing not less than 51% of the Percentage Interests of each Class of Certificates adversely affected by the amendment (as evidenced by an Opinion of Counsel) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Trust and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loan which are required to be distributed on any Certificate or to any Companion Loan Holder, (ii) alter in any manner the liens on any Collateral securing payments on the Mortgage Loan; (iii) alter the obligations of the Servicer or the Trustee to make an Advance or alter the Accepted Servicing Practices set forth in the Trust and Servicing Agreement, (iv) change the percentages of Voting Rights or Percentage Interests of Certificateholders which are required to consent to any action or inaction under the Trust and Servicing Agreement; (v) change in any manner the obligations or rights of any Loan Seller under the Trust and Servicing Agreement or the applicable Trust Loan Purchase Agreement without the consent of the affected Loan Seller; (vi) amend Section 11.1 of the Trust and Servicing Agreement; (vii) change in any manner the obligations or rights of any Initial Purchaser without the consent of the affected Initial Purchaser; or (viii) adversely affect any Companion Loan Holder in its capacity as such without its consent. In addition, the Trust and Servicing Agreement provides that (i) neither the Trustee nor the Certificate Administrator shall consent to any amendment to the Trust and Servicing Agreement unless it shall have first been furnished with an Opinion of Counsel to the effect that such amendment is authorized or permitted under the Trust and Servicing Agreement and all conditions precedent to such amendment have been satisfied and (ii) no amendment shall be made to the Trust and Servicing Agreement without the Trustee and the Certificate Administrator first receiving in writing an Opinion of Counsel (at the expense of the party requesting the amendment) that the amendment will not result in the imposition of federal income tax on the Trust or cause either the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC under the code.

Exhibit A-6-6

The Trust and Servicing Agreement provides that the respective obligations and responsibilities of the Depositor, the Servicer, the Special Servicer, the Trustee, the Certificate Administrator and the Operating Advisor created thereby (other than (x) the obligation to make certain remittances to the Companion Loan Holder(s) to the extent of any remaining funds and in accordance with the Co-Lender Agreement, (y) the obligation of the Certificate Administrator to make certain payments to Certificateholders after the final Distribution Date and to comply with all federal income tax reporting requirements and maintenance of books and records, and (z) the indemnification rights and obligations of the parties thereto) shall terminate upon the last action required to be taken by the Certificate Administrator on the final Distribution Date pursuant to Article 10 of the Trust and Servicing Agreement upon the later of (i) the final payment on the Certificates and the Uncertificated Lower-Tier Interests or (ii) the liquidation of the Trust Loan (including, without limitation, in connection with the sale of the Trust Loan pursuant to the Mezzanine Intercreditor Agreement or the Trust and Servicing Agreement, as applicable) or the liquidation or abandonment of the Property and all other Collateral for the Trust Loan, provided, however, that in no event shall the trust created by the Trust and Servicing Agreement continue beyond the expiration of twenty-one years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date of the Trust and Servicing Agreement.

Unless the Certificate of Authentication on this Certificate has been executed by the Certificate Administrator or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Trust and Servicing Agreement or be valid for any purpose.

The Certificate Administrator makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loan and has executed this Certificate in its limited capacity as Certificate Administrator under the Trust and Servicing Agreement.

Exhibit A-6-7

IN WITNESS WHEREOF, the Certificate Administrator has caused this Certificate to be duly executed.

Dated: March 17, 2022

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION,
not in its individual capacity but solely as Certificate Administrator

By:
Authorized Officer

Certificate of Authentication

This is one of the Class HRR Certificates referred to in the Trust and Servicing Agreement.

Dated: March 17, 2022

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION,
not in its individual capacity but solely as Authenticating Agent

By:
Authorized Officer

Exhibit A-6-8

SCHEDULE A

SCHEDULE OF EXCHANGES

[ONLY FOR USE AFTER HHR INTEREST TRANSFER RESTRICTION PERIOD IF CLASS HRR CERTIFICATE BECOMES A GLOBAL CERTIFICATE] The following payments of principal and exchanges of a part of this [Rule 144A Global Certificate] [Temporary Regulation S Global Certificate] [Regulation S Global Certificate] have been made:

Date of Exchange or Payment of Principal		Certificate Balance Prior to Exchange or Payment		Certificate Balance Exchanged or Principal Payment Made		Type of Certificate Exchanged for		Remaining Certificate Balance Following Such Exchange or Payment		Notation Made by
__________	-	__________	-	__________	-	__________	-	_________	-	_________	-
__________	-	__________	-	__________	-	__________	-	_________	-	_________	-
__________	-	__________	-	__________	-	__________	-	_________	-	_________	-
__________	-	__________	-	__________	-	__________	-	_________	-	_________	-
__________	-	__________	-	__________	-	__________	-	_________	-	_________	-
__________	-	__________	-	__________	-	__________	-	_________	-	_________	-
__________	-	__________	-	__________	-	__________	-	_________	-	_________	-
__________	-	__________	-	__________	-	__________	-	_________	-	_________	-
__________	-	__________	-	__________	-	__________	-	_________	-	_________	-
__________	-	__________	-	__________	-	__________	-	_________	-	_________	-
__________	-	__________	-	__________	-	__________	-	_________	-	_________	-
__________	-	__________	-	__________	-	__________	-	_________	-	_________	-
__________	-	__________	-	__________	-	__________	-	_________	-	_________	-
Exhibit A-6-9

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned (“Assignor(s)”) hereby sell(s), assign(s) and transfer(s) unto __________________________________________ (please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) (“Assignee(s)”) the entire Percentage Interest represented by the within Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust.

I (we) further direct the Certificate Registrar to issue a new Certificate of the entire Percentage Interest represented by the within Certificate to the above-named Assignee(s) and to deliver such Certificate to the following address:

________________________________

________________________________

________________________________

Date: __________________

Signature by or on behalf of Assignor(s): _________________________ Taxpayer Identification Number: _________

Exhibit A-6-10

DISTRIBUTION INSTRUCTIONS

The Assignee(s) should include the following for purposes of distribution:

Address of the Assignee(s) for the purpose of receiving notices and distributions: ____________________________________________________.

Distributions, if being made by wire transfer in immediately available funds, to ____________________________ for the account of __________________________ account number ____________________.

This information is provided by _______________________________________ the Assignee(s) named above, or ________________________________________________ as its (their) agent.

By:
[Please print or type name(s)]

Title:

Taxpayer Identification Number:

Exhibit A-6-11

EXHIBIT A-7

FORM OF CLASS R CERTIFICATES

CLASS R

THIS CERTIFICATE DOES NOT REPRESENT ANY INTEREST IN OR OBLIGATION OF THE DEPOSITOR, ANY INITIAL PURCHASER, THE LOAN SELLERS, THE ORIGINATORS, THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE CERTIFICATE ADMINISTRATOR, THE OPERATING ADVISOR, THE BORROWERS, THE BORROWER SPONSOR OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING TRUST LOAN IS INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY, PRIVATE INSURER OR BY ANY OTHER PERSON.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE OR FOREIGN SECURITIES LAW. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”) TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” WITHIN THE MEANING OF RULE 144A (A “QUALIFIED INSTITUTIONAL BUYER”), THAT IS PURCHASING FOR ITS OWN ACCOUNT OR IS PURCHASING FOR THE ACCOUNT OF ANOTHER QUALIFIED INSTITUTIONAL BUYER, AND WHOM THE HOLDER HAS INFORMED THAT THE REOFFER, RESALE, PLEDGE, OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, AND (B) IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE FEDERAL SECURITIES LAWS AND ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR PLEDGED, SOLD OR OTHERWISE TRANSFERRED TO ANY PERSON THAT IS OR BECOMES AN EMPLOYEE BENEFIT PLAN OR OTHER PLAN THAT IS SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) OR OTHER PLAN THAT IS SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW THAT IS, TO A MATERIAL EXTENT, SIMILAR TO SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE, OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE THIS CERTIFICATE.

TRANSFERS OF THIS CERTIFICATE OR ANY INTEREST HEREIN ARE SUBJECT TO SUCH RESTRICTIONS, AND TO THE DELIVERY BY THE TRANSFEROR AND/OR THE TRANSFEREE OF SUCH OPINIONS, CERTIFICATIONS AND/OR

Exhibit A-7-1

OTHER EVIDENCE OF COMPLIANCE WITH APPLICABLE LAW, AS ARE SET FORTH IN THE TRUST AND SERVICING AGREEMENT REFERRED TO BELOW.

THIS CERTIFICATE EVIDENCES ALL OR A PORTION OF THE SOLE CLASS OF “RESIDUAL INTERESTS” IN EACH OF TWO “REAL ESTATE MORTGAGE INVESTMENT CONDUITS” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(2) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. EACH TRANSFEREE OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE ACCEPTED THIS CERTIFICATE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY TO DISQUALIFIED ORGANIZATIONS, NON-U.S. TAX PERSONS OR AGENTS OF EITHER, AS SET FORTH IN THE TRUST AND SERVICING AGREEMENT, AND SHALL BE REQUIRED TO FURNISH AN AFFIDAVIT IN THE FORM ATTACHED AS AN EXHIBIT TO THE TRUST AND SERVICING AGREEMENT TO THE TRANSFEROR AND THE CERTIFICATE ADMINISTRATOR TO THE EFFECT THAT, AMONG OTHER THINGS, (A) IT IS NOT A DISQUALIFIED ORGANIZATION, AS SUCH TERM IS DEFINED IN CODE SECTION 860E(e)(5), OR AN AGENT (INCLUDING A BROKER, NOMINEE OR OTHER MIDDLEMAN) FOR SUCH DISQUALIFIED ORGANIZATION AND IS OTHERWISE A PERMITTED TRANSFEREE, (B) IT HAS HISTORICALLY PAID ITS DEBTS AS THEY HAVE COME DUE AND INTENDS TO PAY ITS DEBTS AS THEY COME DUE IN THE FUTURE, (C) IT UNDERSTANDS THAT IT MAY INCUR TAX LIABILITIES WITH RESPECT TO THIS CERTIFICATE IN EXCESS OF CASH FLOWS GENERATED HEREBY, (D) IT INTENDS TO PAY ANY TAXES ASSOCIATED WITH HOLDING THIS CERTIFICATE AS THEY BECOME DUE, (E) IT WILL NOT CAUSE INCOME WITH RESPECT TO THIS CERTIFICATE TO BE ATTRIBUTABLE TO A FOREIGN PERMANENT ESTABLISHMENT OR FIXED BASE, WITHIN THE MEANING OF AN APPLICABLE INCOME TAX TREATY, OF SUCH PERSON OR ANY OTHER U.S. TAX PERSON AND (F) IT WILL NOT TRANSFER THIS CERTIFICATE TO ANY PERSON OR ENTITY THAT DOES NOT PROVIDE A SIMILAR AFFIDAVIT. ANY PURPORTED TRANSFER TO A DISQUALIFIED ORGANIZATION OR OTHER PERSON THAT IS NOT A PERMITTED TRANSFEREE OR OTHERWISE IN VIOLATION OF THESE RESTRICTIONS SHALL BE ABSOLUTELY NULL AND VOID AND SHALL VEST NO RIGHTS IN ANY PURPORTED TRANSFEREE. THIS CERTIFICATE REPRESENTS ONE OR MORE “NON-ECONOMIC RESIDUAL INTERESTS”, AS DEFINED IN TREASURY REGULATIONS SECTION 1.860E-1(c), AND THEREFORE, TRANSFERS OF THIS CERTIFICATE MAY BE DISREGARDED FOR FEDERAL INCOME TAX PURPOSES. IN ORDER TO SATISFY A REGULATORY SAFE HARBOR UNDER WHICH SUCH TRANSFERS WILL NOT BE DISREGARDED, THE TRANSFEROR MAY BE REQUIRED, AMONG OTHER THINGS, TO SATISFY ITSELF AS TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE AND EITHER TO TRANSFER AT A MINIMUM PRICE OR TO AN ELIGIBLE TRANSFEREE AS SPECIFIED IN TREASURY REGULATIONS.

Exhibit A-7-2

ILPT COMMERCIAL MORTGAGE TRUST 2022-LPFX
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
SERIES 2022-LPFX, CLASS R

Percentage Interest of this Class R Certificate: [ ]%
CUSIP: 449653 AN4 ISIN: US449653AN44 No.: R-[ ]

This certifies that [_____________] is the registered owner of the Percentage Interest evidenced by this Certificate in the distributions to be made from a Trust Fund with respect to the Class R Certificates. The Trust Fund consists primarily of 10 promissory notes evidencing a fixed rate interest-only commercial mortgage loan (the “Trust Loan”) that is secured by certain Collateral held in trust by the Trustee (or the Custodian on its behalf). The Collateral also secures multiple Companion Loans which are not assets of the Trust Fund. The Trust Loan and the Companion Loans are collectively referred to as the “Mortgage Loan”. The Trust Fund was created, and the Mortgage Loan is to be serviced, pursuant to the Trust and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Trust and Servicing Agreement and is bound thereby. Also issued under the Trust and Servicing Agreement are the Class A, Class X, Class B, Class C, Class D and Class HRR Certificates (collectively, with the Class R Certificates, the “Certificates”; the Holders of Certificates issued under the Trust and Servicing Agreement are collectively referred to herein as “Certificateholders”).

This Certificate is issued pursuant to, and in accordance with, the terms of a Trust and Servicing Agreement, dated as of March 6, 2022 (the “Trust and Servicing Agreement”), by and among Citigroup Commercial Mortgage Securities Inc., as Depositor, Berkadia Commercial Mortgage LLC, as Servicer, Situs Holdings, LLC, as Special Servicer, Wilmington Trust, National Association, as Trustee, Computershare Trust Company, National Association, as Certificate Administrator and Park Bridge Lender Services LLC, as Operating Advisor, To the extent not defined herein, capitalized terms used herein shall have the respective meanings assigned thereto in the Trust and Servicing Agreement.

Pursuant to the terms of the Trust and Servicing Agreement, the Certificate Administrator will distribute, on the 4th Business Day following each Determination Date, commencing in April 2022 (each such date, a “Distribution Date”), to the Person in whose name this Certificate is registered as of the close of business on the related Record Date, which will be the last Business Day of the calendar month immediately preceding the calendar month in which such Distribution Date occurs (provided that, in the event the Closing Date occurs in the same month as the first Distribution Date, the first Record Date shall be the Closing Date), an amount equal to such Person’s pro rata share (based on the Percentage Interest represented by this Certificate) of any amounts distributable with respect to the Class R Certificates for such Distribution Date, all as more fully described in the Trust and Servicing Agreement. With respect to each Distribution Date, the Determination Date is the 6th day of the calendar month in which

Exhibit A-7-3

such Distribution Date occurs, but if such 6th day is not a Business Day, the immediately succeeding Business Day, commencing in April 2022.

All distributions will be made to the Persons entitled thereto by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor provided that the Certificate Administrator has received appropriate wire transfer instructions therefrom, or by check by first class mail to the address set forth therefor in the Certificate Register if wiring instructions have not been received at least five Business Days prior to the applicable Distribution Date. Notwithstanding the foregoing, the final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the location that is specified in the notice to Certificateholders of such final distribution.

This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Trust Notes, as more specifically set forth herein and in the Trust and Servicing Agreement.

This Certificate does not purport to summarize the Trust and Servicing Agreement, and reference is made to the Trust and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee and the Certificate Administrator.

In the event of a conflict or inconsistency between the terms of this Certificate and the Trust and Servicing Agreement, the terms and conditions of the Trust and Servicing Agreement shall govern.

As provided in the Trust and Servicing Agreement, subject to certain restrictions on transfer set forth therein, upon surrender for registration of transfer of any Certificate, the Certificate Registrar shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations, in like aggregate interest and of the same Class.

Prior to due presentation of this Certificate for registration of transfer, the Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor, the Certificate Registrar, and any agent of the Trustee, the Certificate Administrator, the Operating Advisor, the Servicer, the Special Servicer or the Certificate Registrar may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in the Trust and Servicing Agreement and for all other purposes whatsoever, and none of the Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor, the Certificate Registrar, or any agent of the Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor or the Certificate Registrar shall be affected by any notice to the contrary.

The Trust and Servicing Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee, the Certificate Administrator and the Operating Advisor, without the consent of any of the Certificateholders, in certain circumstances specified in the Trust and Servicing Agreement. The Trust and Servicing Agreement may also be

Exhibit A-7-4

amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee, the Certificate Administrator and the Operating Advisor with the written consent of the Holders of Certificates representing not less than 51% of the Percentage Interests of each Class of Certificates adversely affected by the amendment (as evidenced by an Opinion of Counsel) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Trust and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loan which are required to be distributed on any Certificate or to any Companion Loan Holder, (ii) alter in any manner the liens on any Collateral securing payments on the Mortgage Loan; (iii) alter the obligations of the Servicer or the Trustee to make an Advance or alter the Accepted Servicing Practices set forth in the Trust and Servicing Agreement, (iv) change the percentages of Voting Rights or Percentage Interests of Certificateholders which are required to consent to any action or inaction under the Trust and Servicing Agreement; (v) change in any manner the obligations or rights of any Loan Seller under the Trust and Servicing Agreement or the applicable Trust Loan Purchase Agreement without the consent of the affected Loan Seller; (vi) amend Section 11.1 of the Trust and Servicing Agreement; (vii) change in any manner the obligations or rights of any Initial Purchaser without the consent of the affected Initial Purchaser; or (viii) adversely affect any Companion Loan Holder in its capacity as such without its consent. In addition, the Trust and Servicing Agreement provides that (i) neither the Trustee nor the Certificate Administrator shall consent to any amendment to the Trust and Servicing Agreement unless it shall have first been furnished with an Opinion of Counsel to the effect that such amendment is authorized or permitted under the Trust and Servicing Agreement and all conditions precedent to such amendment have been satisfied and (ii) no amendment shall be made to the Trust and Servicing Agreement without the Trustee and the Certificate Administrator first receiving in writing an Opinion of Counsel (at the expense of the party requesting the amendment) that the amendment will not result in the imposition of federal income tax on the Trust or cause either the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC under the code.

The Trust and Servicing Agreement provides that the respective obligations and responsibilities of the Depositor, the Servicer, the Special Servicer, the Trustee, the Certificate Administrator and the Operating Advisor created thereby (other than (x) the obligation to make certain remittances to the Companion Loan Holder(s) to the extent of any remaining funds and in accordance with the Co-Lender Agreement, (y) the obligation of the Certificate Administrator to make certain payments to Certificateholders after the final Distribution Date and to comply with all federal income tax reporting requirements and maintenance of books and records, and (z) the indemnification rights and obligations of the parties thereto) shall terminate upon the last action required to be taken by the Certificate Administrator on the final Distribution Date pursuant to Article 10 of the Trust and Servicing Agreement upon the later of (i) the final payment on the Certificates and the Uncertificated Lower-Tier Interests or (ii) the liquidation of the Trust Loan (including, without limitation, in connection with the sale of the Trust Loan pursuant to the Mezzanine Intercreditor Agreement or the Trust and Servicing Agreement, as applicable) or the liquidation or abandonment of the Property and all other Collateral for the Trust Loan, provided, however, that in no event shall the trust created by the Trust and Servicing Agreement continue beyond the expiration of twenty-one years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date of the Trust and Servicing Agreement.

Exhibit A-7-5

Unless the Certificate of Authentication on this Certificate has been executed by the Certificate Administrator or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Trust and Servicing Agreement or be valid for any purpose.

The Certificate Administrator makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loan and has executed this Certificate in its limited capacity as Certificate Administrator under the Trust and Servicing Agreement.

The Class R Certificateholders, by acceptance of the Class R Certificates, agree, on behalf of themselves and all successor holders of such Class R Certificates, to the irrevocable designation of the Certificate Administrator as the “partnership representative” of each Trust REMIC within the meaning of Section 6223 of the Code (to the extent such provision is applicable to the Trust REMICs).

Each Person who has or acquires any Residual Ownership Interest shall be deemed by the acceptance or acquisition of such Residual Ownership Interest to have agreed to be bound by the following provisions and the rights of each Person acquiring any Residual Ownership Interest are expressly subject to the following provisions:

(i)               Each Person acquiring or holding any Residual Ownership Interest shall be a Permitted Transferee and shall not acquire or hold such Residual Ownership Interest as agent (including a broker, nominee or other middleman) on behalf of any Person that is not a Permitted Transferee. Any such Person shall promptly notify the Certificate Registrar of any change or impending change in its status (or the status of the beneficial owner of such Residual Ownership Interest) as a Permitted Transferee. Any acquisition of a Residual Ownership Interest by a Person who is not a Permitted Transferee or by a Person who is acting as an agent of a Person who is not a Permitted Transferee shall be void ab initio and of no effect, and the immediately preceding owner who was a Permitted Transferee shall be restored to registered and beneficial ownership of the Residual Ownership Interest as soon and as fully as possible.

(ii)              No Residual Ownership Interest may be Transferred, and no such Transfer shall be registered in the Certificate Register, without the express written consent of the Certificate Registrar, and the Certificate Registrar shall not recognize the Transfer, and such proposed Transfer shall not be effective, without such consent with respect thereto. In connection with any proposed Transfer of any Residual Ownership Interest, other than in connection with the initial Transfer thereof to an Initial Purchaser and any subsequent transfer thereof by an Initial Purchaser to any of its Affiliates, the Certificate Registrar shall, as a condition to such consent, (x) require the proposed transferee to deliver, and the proposed transferee shall deliver to the Certificate Registrar and to the proposed transferor, an affidavit in substantially the form attached as Exhibit I-1 to the Trust and Servicing Agreement (a “Transferee Affidavit”) of the proposed transferee (A) that such proposed transferee is a Permitted Transferee and (B) stating that (1) the proposed transferee historically has paid its debts as they have come due and intends to do so in the future, (2) the proposed transferee understands that, as the holder of a Residual Ownership Interest, it

Exhibit A-7-6

may incur liabilities in excess of cash flows generated by the residual interest, (3) the proposed transferee intends to pay taxes associated with holding the Residual Ownership Interest as they become due, (4) the proposed transferee will not cause income with respect to the Residual Ownership Interest to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such proposed transferee or any other U.S. Tax Person, (5) the proposed transferee will not transfer the Residual Ownership Interest to any Person that does not provide a Transferee Affidavit or as to which the proposed transferee has actual knowledge that such Person is not a Permitted Transferee or is acting as an agent (including a broker, nominee or other middleman) for a Person that is not a Permitted Transferee, and (6) the proposed transferee expressly agrees to be bound by and to abide by the provisions of Section 5.3(p) of the Trust and Servicing Agreement and (y) other than in connection with the initial issuance of a Class R Certificate, require a statement from the proposed transferor substantially in the form attached as Exhibit I-2 to the Trust and Servicing Agreement (the “Transferor Letter”), that the proposed transferor has no actual knowledge that the proposed transferee is not a Permitted Transferee and has no actual knowledge or reason to know that the proposed transferee’s statements in the preceding clauses (x)(B)(1) or (3) are false.

(iii)            Notwithstanding the delivery of a Transferee Affidavit by a proposed transferee under clause (ii) above, if a Responsible Officer of the Certificate Registrar has actual knowledge that the proposed transferee is not a Permitted Transferee, no transfer to such proposed transferee shall be effected and such proposed transfer shall not be registered on the Certificate Register; provided, however, the Certificate Registrar shall not be required to conduct any independent investigation to determine whether a proposed transferee is a Permitted Transferee. Upon notice to the Certificate Registrar that there has occurred a transfer to any Person that is a Disqualified Organization or an agent thereof (including a broker, nominee or middleman) in contravention of the foregoing restrictions, and in any event not later than 60 days after a request for information from the transferor of such Residual Ownership Interest or such agent, the Certificate Registrar and the Certificate Administrator agree to furnish to the Internal Revenue Service and the transferor of such Residual Ownership Interest or such agent such information necessary to the application of Section 860E(e) of the Code as may be required by the Code, including, but not limited to, the present value of the total anticipated excess inclusions with respect to such Class R Certificate (or portion thereof) for periods after such transfer. At the election of the Certificate Registrar, the Certificate Registrar may charge a reasonable fee for computing and furnishing such information to the transferor or to such agent referred to above; provided, however, such Persons shall in no event be excused from furnishing such information.

(iv)            The Class R Certificates may only be issued as Definitive Certificates, and transferred to and owned by QIBs.

Exhibit A-7-7

IN WITNESS WHEREOF, the Certificate Administrator has caused this Certificate to be duly executed.

Dated: March 17, 2022

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION,
not in its individual capacity but solely as Certificate Administrator

By:
Authorized Officer

Certificate of Authentication

This is one of the Class R Certificates referred to in the Trust and Servicing Agreement.

Dated: March 17, 2022

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION,
not in its individual capacity but solely as Authenticating Agent

By:
Authorized Officer

Exhibit A-7-8

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned (“Assignor(s)”) hereby sell(s), assign(s) and transfer(s) unto __________________________________________ (please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) (“Assignee(s)”) the entire Percentage Interest represented by the within Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust.

I (we) further direct the Certificate Registrar to issue a new Certificate of the entire Percentage Interest represented by the within Certificate to the above-named Assignee(s) and to deliver such Certificate to the following address:

________________________________

________________________________

________________________________

Date: __________________

Signature by or on behalf of Assignor(s): _________________________ Taxpayer Identification Number: _________

Exhibit A-7-9

DISTRIBUTION INSTRUCTIONS

The Assignee(s) should include the following for purposes of distribution:

Address of the Assignee(s) for the purpose of receiving notices and distributions: ____________________________________________________.

Distributions, if being made by wire transfer in immediately available funds, to ____________________________ for the account of __________________________ account number ____________________.

This information is provided by _______________________________________ the Assignee(s) named above, or ________________________________________________ as its (their) agent.

By:
[Please print or type name(s)]

Title:

Taxpayer Identification Number:

Exhibit A-7-10

EXHIBIT B

FORM OF REQUEST FOR RELEASE
(for Custodian/Certificate Administrator)

Loan Information
Name of Mortgagor:
[Servicer] [Special
Servicer] Loan No.:
Custodian/Certificate Administrator
Name:	Computershare Trust Company, National Association
Address:	9062 Old Annapolis Road Columbia, Maryland 21045 Attention: Corporate Trust Services–ILPT 2022-LPFX
Custodian Mortgage File No.:
Depositor
Name:	Citigroup Commercial Mortgage Securities Inc.
Address:	388 Greenwich Street, 6th Floor New York, New York 10013 Attention: Richard Simpson
Certificates:	ILPT Commercial Mortgage Trust 2022-LPFX, Commercial Mortgage Pass-Through Certificates, Series 2022-LPFX

The undersigned [Servicer] [Special Servicer] hereby requests delivery from Computershare Trust Company, National Association, as custodian (the “Custodian”), for the Holders of ILPT Commercial Mortgage Trust 2022-LPFX, Commercial Mortgage Pass-Through Certificates, Series 2022-LPFX, the documents referred to below (the “Documents”). All capitalized terms not otherwise defined in this Request for Release shall have the meanings given them in the Trust and Servicing Agreement, dated as of March 6, 2022 (the “Trust and Servicing Agreement”), by and among Citigroup Commercial Mortgage Securities Inc., as Depositor, Berkadia Commercial Mortgage LLC, as Servicer, Situs Holdings, LLC, as Special Servicer, Wilmington Trust, National Association, as Trustee, Computershare Trust Company, National Association, as Certificate Administrator, and Park Bridge Lender Services LLC, as Operating Advisor.

( )	Note dated [_____] [__], 202[_], in the original principal sum of $______, made by _______, payable to, or endorsed to the order of, the Trustee for the benefit of Certificateholders.
( )	Mortgage(s) recorded on ____________ as instrument no. ________ in the County Recorder’s Office of the County of _________, State of ___________ in book/reel/docket ___________ of official records at page/image ________.
( )	Deed of Trust(s) recorded on __________ as instrument no. ________ in the County Recorder’s Office of the County of ___________, State of _______ in book/reel/docket ____________ of official records at page/image.
( )	Deed to Secure Debt recorded on __________ as instrument no. ________ in the County Recorder’s Office of the County of ___________, State of _______ in book/reel/docket ____________ of official records at page/image.
( )	Other documents, including any amendments, assignments or other assumptions of the Note or Mortgages.
( )
( )
( )
( )

The undersigned [Servicer] [Special Servicer] hereby acknowledges and agrees as follows:

(1)       The [Servicer] [Special Servicer] shall hold and retain possession of the Documents in trust for the benefit of the Trustee for the benefit of Certificateholders, solely for the purposes provided in the Trust and Servicing Agreement.

(2)       The [Servicer] [Special Servicer] shall not cause or permit the Documents to become subject to, or encumbered by, any claims, liens, security interests, charges, writs of attachment or other impositions nor shall the [Servicer] [Special Servicer] assert or seek to assert any claims or rights of set-off to or against the Documents or any proceeds thereof except as otherwise provided in the Trust and Servicing Agreement.

(3)       The [Servicer] [Special Servicer] shall return the Documents to the Custodian when the need therefor no longer exists, unless the Mortgage Loan has been liquidated or the Mortgage Loan has been paid in full and the proceeds thereof have been remitted to the Collection Account except as expressly provided in the Trust and Servicing Agreement.

(4)       The Documents coming into the possession or control of the [Servicer] [Special Servicer] shall at all times be earmarked for the account of the Trustee (or the Custodian on its behalf) for the benefit of the Certificateholders, and the [Servicer] [Special Servicer] shall

Exhibit B-2

keep the Documents separate and distinct from all other property in the [Servicer’s] [Special Servicer’s] possession, custody or control.

[BERKADIA COMMERICAL MORTGAGE
LLC, as Servicer]

[SITUS HOLDINGS, LLC, as Special Servicer]

By:
Name:
Title:

Date:

Exhibit B-3

EXHIBIT C

FORM OF TRANSFER CERTIFICATE
FOR RULE 144A GLOBAL CERTIFICATE
TO TEMPORARY REGULATION S GLOBAL CERTIFICATE

(Exchanges or transfers pursuant to
Section 5.3(c) of the Trust and Servicing Agreement)

Computershare Trust Company, National Association
as Certificate Registrar

600 S. 4th Street, 7th Floor

Minneapolis, Minnesota 55415

Attention: Corporate Trust Services – Certificate Transfers – ILPT 2022-LPFX

Re:	ILPT Commercial Mortgage Trust 2022-LPFX, Commercial Mortgage Pass-Through Certificates, Series 2022-LPFX, Class [__]

Reference is hereby made to the Trust and Servicing Agreement, dated as of March 6, 2022 (the “Trust and Servicing Agreement”), by and among Citigroup Commercial Mortgage Securities Inc., as Depositor, Berkadia Commercial Mortgage LLC, as Servicer, Situs Holdings, LLC, as Special Servicer, Wilmington Trust, National Association, as Trustee, Computershare Trust Company, National Association, as Certificate Administrator, and Park Bridge Lender Services LLC, as Operating Advisor. Capitalized terms used but not defined herein shall have the meanings given to them in the Trust and Servicing Agreement.

This letter relates to US $[______] aggregate [Certificate Balance] [Notional Amount] of the Class [__] Certificates (the “Certificates”) which are held in the form of a beneficial interest in the Rule 144A Global Certificate of such Class (CUSIP No. [______]) with the Depository in the name of [insert name of Transferor] (the “Transferor”). The Transferor has requested an exchange or transfer of such beneficial interest for a beneficial interest in the Temporary Regulation S Global Certificate of such Class (CINS No. [______] and ISIN No. [______]) to be held with the Depository in the name of [Euroclear] [Clearstream]* (Common Code No. [______]).

In connection with such request and in respect of such Certificates, the Transferor does hereby certify that such exchange or transfer has been made in compliance with the transfer restrictions set forth in the Trust and Servicing Agreement and pursuant to and in accordance with Regulation S (“Regulation S”) under the Securities Act of 1933, as amended (the “Securities Act”), and accordingly the Transferor does hereby certify that:

(1)       the offer of the Certificates was not made to a person in the “United States” (as defined in Regulation S);

*        Select appropriate depository.

Exhibit C-1

[(2)       at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed and believes that the transferee was outside the United States;]**

[(2)       the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States;]**

(3)       no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S, as applicable; and

(4)       the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

We understand that this certificate is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate to any interested party in such proceeding. This certificate and the statements contained herein are made for your benefit and the benefit of the Depositor, the Initial Purchasers, the Trustee, the Certificate Administrator, the Servicer and the Special Servicer.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

cc: Citigroup Commercial Mortgage Securities Inc.

**        Insert one of these two provisions, which come from the definition of “offshore transaction” in Regulation S.

Exhibit C-2

EXHIBIT D

FORM OF TRANSFER CERTIFICATE
FOR RULE 144A GLOBAL CERTIFICATE
TO REGULATION S GLOBAL CERTIFICATE

(Exchange or transfers pursuant to
Section 5.3(d) of the Trust and Servicing Agreement)

Computershare Trust Company, National Association
as Certificate Registrar

600 S. 4th Street, 7th Floor

Minneapolis, Minnesota 55415

Attention: Corporate Trust Services – Certificate Transfers – ILPT 2022-LPFX

Re:	ILPT Commercial Mortgage Trust 2022-LPFX, Commercial Mortgage Pass-Through Certificates, Series 2022-LPFX, Class [__]

Reference is hereby made to the Trust and Servicing Agreement, dated as of March 6, 2022 (the “Trust and Servicing Agreement”), by and among Citigroup Commercial Mortgage Securities Inc., as Depositor, Berkadia Commercial Mortgage LLC, as Servicer, Situs Holdings, LLC, as Special Servicer, Wilmington Trust, National Association, as Trustee, Computershare Trust Company, National Association, as Certificate Administrator, and Park Bridge Lender Services LLC, as Operating Advisor. Capitalized terms used but not defined herein shall have the meanings given to them in the Trust and Servicing Agreement.

This letter relates to US $[______] aggregate [Certificate Balance] [Notional Amount] of the Class [__] Certificates (the “Certificates”) which are held in the form of a beneficial interest in the Rule 144A Global Certificate of such Class (CUSIP No. [______]) with the Depository in the name of [insert name of Transferor] (the “Transferor”). The Transferor has requested an exchange or transfer of such beneficial interest for a beneficial interest in the Regulation S Global Certificate of such Class (CINS No. [______], ISIN No. [______], and Common Code No. [______]).

In connection with such request and in respect of such Certificates, the Transferor does hereby certify that such exchange or transfer has been made in compliance with the transfer restrictions set forth in the Trust and Servicing Agreement and, with respect to transfers made in reliance on Regulation S (“Regulation S”) under the Securities Act of 1933, as amended (the “Securities Act”), the Transferor does hereby certify that:

(1)       the offer of the Certificates was not made to a person in the “United States” (as defined in Regulation S),

Exhibit D-1

[(2)      at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed and believes that the transferee was outside the United States,]*

[(2)      the transaction was executed in, on or through the facilities of a “designated offshore securities market” (as defined in Regulation S) and neither the Transferor nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States,] *

(3)       no “directed selling efforts” (as defined in Regulation S) have been made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S, as applicable, and

(4)       the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

We understand that this certificate is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate to any interested party in such proceeding. This certificate and the statements contained herein are made for your benefit and the benefit of the Depositor, the Initial Purchasers, the Trustee, the Certificate Administrator, the Servicer and the Special Servicer.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

cc: Citigroup Commercial Mortgage Securities Inc.

*        Insert one of these two provisions, which come from the definition of “offshore transaction” in Regulation S.

Exhibit D-2

EXHIBIT E

FORM OF TRANSFER CERTIFICATE
FOR TEMPORARY REGULATION S GLOBAL CERTIFICATE
TO RULE 144A GLOBAL CERTIFICATE DURING RESTRICTED PERIOD

(Exchange or transfers pursuant to
Section 5.3(e) of the Trust and Servicing Agreement)

Computershare Trust Company, National Association
as Certificate Registrar

600 S. 4th Street, 7th Floor

Minneapolis, Minnesota 55415

Attention: Corporate Trust Services – Certificate Transfers – ILPT 2022-LPFX

Re:	ILPT Commercial Mortgage Trust 2022-LPFX, Commercial Mortgage Pass-Through Certificates, Series 2022-LPFX, Class [__]

Reference is hereby made to the Trust and Servicing Agreement, dated as of March 6, 2022 (the “Trust and Servicing Agreement”), by and among Citigroup Commercial Mortgage Securities Inc., as Depositor, Berkadia Commercial Mortgage LLC, as Servicer, Situs Holdings, LLC, as Special Servicer, Wilmington Trust, National Association, as Trustee, Computershare Trust Company, National Association, as Certificate Administrator, and Park Bridge Lender Services LLC, as Operating Advisor.. Capitalized terms used but not defined herein shall have the meanings given to them in the Trust and Servicing Agreement.

This letter relates to US $[______] aggregate [Certificate Balance] [Notional Amount] of the Class [__] Certificates (the “Certificates”) which are held in the form of a beneficial interest in the Temporary Regulation S Global Certificate of such Class (CINS No. [______] and ISIN No. [______]) with [Euroclear] [Clearstream]* (Common Code [______]) through the Depository in the name of [insert name of transferor] (the “Transferor”). The Transferor has requested an exchange or transfer of such beneficial interest for a beneficial interest in the Rule 144A Global Certificate of such Class (CUSIP No. [______]).

In connection with such request, and in respect of such Certificates, the Transferor does hereby certify that such Certificates are being exchanged or transferred in accordance with Rule 144A (“Rule 144A”) under the Securities Act of 1933, as amended (the “Securities Act”), to a transferee that the Transferor reasonably believes is purchasing the Certificates for its own account, or for one or more accounts with respect to which the transferee exercises sole investment discretion, which transferee and any such account is a “qualified institutional buyer” within the meaning of Rule 144A, in each case in a transaction meeting the requirements of Rule 144A, and are being exchanged or transferred in accordance with any applicable securities laws of any state of the United States or other applicable jurisdiction.

*        Select appropriate depository.

Exhibit E-1

We understand that this certificate is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate to any interested party in such proceeding. This certificate and the statements contained herein are made for your benefit and the benefit of the Depositor, the Initial Purchasers, the Trustee, the Certificate Administrator, the Servicer and the Special Servicer.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

cc: Citigroup Commercial Mortgage Securities Inc.

Exhibit E-2

EXHIBIT F

FORM OF CERTIFICATION TO BE GIVEN BY
BENEFICIAL OWNER OF TEMPORARY
REGULATION S GLOBAL CERTIFICATE

(Exchanges pursuant to
Section 5.3(f) of the Trust and Servicing Agreement)

Computershare Trust Company, National Association
as Certificate Registrar

600 S. 4th Street, 7th Floor

Minneapolis, Minnesota 55415

Attention: Corporate Trust Services – Certificate Transfers – ILPT 2022-LPFX

Re:	ILPT Commercial Mortgage Trust 2022-LPFX, Commercial Mortgage Pass-Through Certificates, Series 2022-LPFX, Class [__]

Reference is hereby made to the Trust and Servicing Agreement, dated as of March 6, 2022 (the “Trust and Servicing Agreement”), by and among Citigroup Commercial Mortgage Securities Inc., as Depositor, Berkadia Commercial Mortgage LLC, as Servicer, Situs Holdings, LLC, as Special Servicer, Wilmington Trust, National Association, as Trustee, Computershare Trust Company, National Association, as Certificate Administrator, and Park Bridge Lender Services LLC, as Operating Advisor.. Capitalized terms used but not defined herein shall have the meanings given to them in the Trust and Servicing Agreement.

[For purposes of acquiring a beneficial interest in a Regulation S Global Certificate of the Class specified above after the expiration of the Restricted Period,] [For purposes of receiving payments under a Temporary Regulation S Global Certificate of the Class specified above,]* the undersigned holder of a beneficial interest in a Temporary Regulation S Global Certificate of the Class specified above issued under the Trust and Servicing Agreement certifies that it is not a “U.S. Person” as defined by Regulation S under the Securities Act of 1933, as amended.

We undertake to advise you promptly by facsimile on or prior to the date on which you intend to submit your corresponding certification relating to the Certificates of the Class specified above held by you for our account if any applicable statement herein is not correct on such date, and in the absence of any such notification it may be assumed that this certification applies as of such date.

We understand that this certificate is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate to any interested party in such proceeding.

*        Select, as applicable.

Exhibit F-1

This certificate and the statements contained herein are made for your benefit and the benefit of the Depositor, the Initial Purchasers, the Trustee, the Certificate Administrator, the Servicer and the Special Servicer.

Dated:

By:
as, or as agent for, the holder of a beneficial interest in the Certificates to which this certificate relates.

Exhibit F-2

EXHIBIT G-1

FORM OF TRANSFER CERTIFICATE
FOR NON-BOOK ENTRY CERTIFICATE
TO TEMPORARY REGULATION S GLOBAL CERTIFICATE

(Exchanges or transfers pursuant to
Section 5.3(g) of the Trust and Servicing Agreement)

Computershare Trust Company, National Association
as Certificate Registrar

600 S. 4th Street, 7th Floor

Minneapolis, Minnesota 55415

Attention: Corporate Trust Services – Certificate Transfers – ILPT 2022-LPFX

Re:	ILPT Commercial Mortgage Trust 2022-LPFX Commercial Mortgage Pass-Through Certificates, Series 2022-LPFX, Class [__]

Reference is hereby made to the Trust and Servicing Agreement, dated as of March 6, 2022 (the “Trust and Servicing Agreement”), by and among Citigroup Commercial Mortgage Securities Inc., as Depositor, Berkadia Commercial Mortgage LLC, as Servicer, Situs Holdings, LLC, as Special Servicer, Wilmington Trust, National Association, as Trustee, Computershare Trust Company, National Association, as Certificate Administrator, and Park Bridge Lender Services LLC, as Operating Advisor. Capitalized terms used but not defined herein shall have the meanings given to them in the Trust and Servicing Agreement.

This letter relates to US $[______] aggregate [Certificate Balance] [Notional Amount] of the Class [__] Certificates (the “Certificates”) which are held in the form of Non-Book Entry Certificates of such Class (CUSIP No. [______]) in the name of [insert name of Transferor] (the “Transferor”). The Transferor has requested an exchange or transfer of such Non-Book Entry Certificates for a beneficial interest in the Temporary Regulation S Global Certificate of such Class (CINS No. [______] and ISIN No. [______]) to be held with [Euroclear] [Clearstream]* (Common Code [______]) through the Depository.

In connection with such request, and in respect of such Certificates, the Transferor does hereby certify that such exchange or transfer has been made in compliance with the transfer restrictions set forth in the Trust and Servicing Agreement and pursuant to and in accordance with Regulation S (“Regulation S”) under the Securities Act of 1933, as amended (the “Securities Act”), and accordingly the Transferor does hereby certify that:

(1)       the offer of the Certificates was not made to a person in the “United States” (as defined in Regulation S);

*        Select appropriate depository.

Exhibit G-1-1

[(2)     at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed and believes that the transferee was outside the United States;]**

[(2)     the transaction was executed in, on or through the facilities of a “designated offshore securities market” (as defined in Regulation S) and neither the Transferor nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States;] **

(3)       no “directed selling efforts” (as defined in Regulation S) have been made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S, as applicable; and

(4)       the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

We understand that this certificate is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate to any interested party in such proceeding. This certificate and the statements contained herein are made for your benefit and the benefit of the Depositor, the Initial Purchasers, the Trustee, the Certificate Administrator, the Servicer and the Special Servicer.

[Insert Name of Transferor]

By:
Name:
Title:

Dated: ________

cc: Citigroup Commercial Mortgage Securities Inc.

**        Insert one of these two provisions, which come from the definition of “offshore transaction” in Regulation S.

Exhibit G-1-2

EXHIBIT G-2

FORM OF TRANSFER CERTIFICATE
FOR NON-BOOK ENTRY CERTIFICATE
TO REGULATION S GLOBAL CERTIFICATE

(Exchange or transfers pursuant to
Section 5.3(g) of the Trust and Servicing Agreement)

Computershare Trust Company, National Association
as Certificate Registrar

600 S. 4th Street, 7th Floor

Minneapolis, Minnesota 55415

Attention: Corporate Trust Services – Certificate Transfers – ILPT 2022-LPFX

Re:	ILPT Commercial Mortgage Trust 2022-LPFX, Commercial Mortgage Pass-Through Certificates, Series 2022-LPFX, Class [__]

Reference is hereby made to the Trust and Servicing Agreement, dated as of March 6, 2022 (the “Trust and Servicing Agreement”), by and among Citigroup Commercial Mortgage Securities Inc., as Depositor, Berkadia Commercial Mortgage LLC, as Servicer, Situs Holdings, LLC, as Special Servicer, Wilmington Trust, National Association, as Trustee, Computershare Trust Company, National Association, as Certificate Administrator, and Park Bridge Lender Services LLC, as Operating Advisor. Capitalized terms used but not defined herein shall have the meanings given to them in the Trust and Servicing Agreement.

This letter relates to US $[______] aggregate [Certificate Balance] [Notional Amount] of the Class [__] Certificates (the “Certificates”) which are held in the form of Non-Book Entry Certificates of such Class (CUSIP No. [______]) in the name of [insert name of Transferor] (the “Transferor”). The Transferor has requested an exchange or transfer of such Non-Book Entry Certificates for a beneficial interest in the Regulation S Global Certificate (CINS No. [______], ISIN No. [______], and Common Code No. [______]).

In connection with such request, and in respect of such Certificates, the Transferor does hereby certify that such exchange or transfer has been made in compliance with the transfer restrictions set forth in the Trust and Servicing Agreement and, with respect to transfers made in reliance on Regulation S (“Regulation S”) under the Securities Act of 1933, as amended (the “Securities Act”), the Transferor does hereby certify that:

(1)       the offer of the Certificates was not made to a person in the “United States” (as defined in Regulation S),

Exhibit G-2-1

[(2)     at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed and believes that the transferee was outside the United States,]*

[(2)       the transaction was executed in, on or through the facilities of a “designated offshore securities market” (as defined in Regulation S) and neither the Transferor nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States,] *

(3)       no “directed selling efforts” (as defined in Regulation S) have been made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S, as applicable, and

(4)       the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

We understand that this certificate is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate to any interested party in such proceeding. This certificate and the statements contained herein are made for your benefit and the benefit of the Depositor, the Initial Purchasers, the Trustee, the Certificate Administrator, the Servicer and the Special Servicer.

[Insert Name of Transferor]

By:
Name:
Title:

Dated: _______

cc: Citigroup Commercial Mortgage Securities Inc.

*        Insert one of these two provisions, which come from the definition of “offshore transaction” in Regulation S.

Exhibit G-2-2

EXHIBIT G-3

FORM OF TRANSFER CERTIFICATE
FOR NON-BOOK ENTRY CERTIFICATE
TO RULE 144A GLOBAL CERTIFICATE

(Exchange or transfers pursuant to
Section 5.3(g) of the Trust and Servicing Agreement)

Computershare Trust Company, National Association
as Certificate Registrar

600 S. 4th Street, 7th Floor

Minneapolis, Minnesota 55415

Attention: Corporate Trust Services – Certificate Transfers – ILPT 2022-LPFX

Re:	ILPT Commercial Mortgage Trust 2022-LPFX, Commercial Mortgage Pass-Through Certificates, Series 2022-LPFX, Class [__]

Reference is hereby made to the Trust and Servicing Agreement, dated as of March 6, 2022 (the “Trust and Servicing Agreement”), by and among Citigroup Commercial Mortgage Securities Inc., as Depositor, Berkadia Commercial Mortgage LLC, as Servicer, Situs Holdings, LLC, as Special Servicer, Wilmington Trust, National Association, as Trustee, Computershare Trust Company, National Association, as Certificate Administrator, and Park Bridge Lender Services LLC, as Operating Advisor. Capitalized terms used but not defined herein shall have the meanings given to them in the Trust and Servicing Agreement.

This letter relates to US $[______] aggregate [Certificate Balance] [Notional Amount] of the Class [__] Certificates (the “Certificates”) which are held in the form of Non-Book Entry Certificates of such Class (CUSIP No. [______]) in the name of [insert name of transferor] (the “Transferor”). The Transferor has requested an exchange or transfer of such beneficial interest for a beneficial interest in the Rule 144A Global Certificate of such Class (CUSIP No. [______]).

In connection with such request, and in respect of such Certificates, the Transferor does hereby certify that such Certificates are being exchanged or transferred in accordance with Rule 144A (“Rule 144A”) under the Securities Act of 1933, as amended (the “Securities Act”), to a transferee that the Transferor reasonably believes is purchasing the Certificates for its own account, or for one or more accounts with respect to which the transferee exercises sole investment discretion, which transferee and any such account is a “qualified institutional buyer” within the meaning of Rule 144A, in each case in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or other applicable jurisdiction.

We understand that this certificate is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate to any interested party in such proceeding.

Exhibit G-3-1

This certificate and the statements contained herein are made for your benefit and the benefit of the Depositor, the Initial Purchasers, the Trustee, the Certificate Administrator, the Servicer and the Special Servicer.

[Insert Name of Transferor]

By:
Name:
Title:

Dated: _______

cc: Citigroup Commercial Mortgage Securities Inc.

Exhibit G-3-2

EXHIBIT H-1

FORM OF TRANSFEROR CERTIFICATION FOR
TRANSFERS OF DEFINITIVE CERTIFICATES

Computershare Trust Company, National Association
as Certificate Registrar

600 S. 4th Street, 7th Floor

Minneapolis, Minnesota 55415

Attention: Corporate Trust Services – Certificate Transfers – ILPT 2022-LPFX

Re:	ILPT Commercial Mortgage Trust 2022-LPFX, Commercial Mortgage Pass-Through Certificates, Series 2022-LPFX, Class [__]

Ladies and Gentlemen:

This letter is delivered to you in connection with the transfer by [______] (the “Transferor”) to [______] (the “Transferee”) of a Class [___] Certificate [having an initial [Certificate Balance] [Notional Amount] as of [________] (the “Settlement Date”) of $[__________]][evidencing a [__]% Percentage Interest in such Class] (the “Transferred Certificate”). The Certificates, including the Transferred Certificate, were issued pursuant to the Trust and Servicing Agreement, dated as of March 6, 2022 (the “Trust and Servicing Agreement”), by and among Citigroup Commercial Mortgage Securities Inc., as Depositor, Berkadia Commercial Mortgage LLC, as Servicer, Situs Holdings, LLC, as Special Servicer, Wilmington Trust, National Association, as Trustee, Computershare Trust Company, National Association, as Certificate Administrator, and Park Bridge Lender Services LLC, as Operating Advisor. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Trust and Servicing Agreement.

The Transferor hereby certifies, represents and warrants to you, as Certificate Registrar, that:

(1)       The Transferor is the lawful owner of the Transferred Certificate with the full right to transfer such Certificate free from any and all claims and encumbrances whatsoever.

(2)       Neither the Transferor nor anyone acting on its behalf has (a) offered, transferred, pledged, sold or otherwise disposed of any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) made any general solicitation by means of general advertising or in any other manner, or (e) taken any other action, which (in the case of any of the acts described in clauses (a) through (e) hereof) would constitute a distribution of any Certificate under the Securities Act of 1933, as amended (the “Securities Act”), or would render the disposition of any Certificate a violation of Section 5 of the Securities Act or any state securities laws, or would

Exhibit H-1-1

require registration or qualification of any Certificate, or any offer or sale thereof, pursuant to the Securities Act or any state securities laws.

Very truly yours,

(Transferor)

By:
Name:
Title:

Exhibit H-1-2

EXHIBIT H-2

FORM OF INVESTMENT REPRESENTATION LETTER FOR TRANSFERS OF DEFINITIVE CERTIFICATES

Computershare Trust Company, National Association
as Certificate Registrar

600 S. 4th Street, 7th Floor

Minneapolis, Minnesota 55415

Attention: Corporate Trust Services – Certificate Transfers – ILPT 2022-LPFX

[Seller]

[______]

[______]

Attention: [______]

Re:	ILPT Commercial Mortgage Trust 2022-LPFX, Commercial Mortgage Pass-Through Certificates, Series 2022-LPFX, Class [__]

Ladies and Gentlemen:

This letter is delivered to you pursuant to Section 5.3(i) of the Trust and Servicing Agreement, dated as of March 6, 2022 (the “Trust and Servicing Agreement”), by and among Citigroup Commercial Mortgage Securities Inc., as Depositor, Berkadia Commercial Mortgage LLC, as Servicer, Situs Holdings, LLC, as Special Servicer, Wilmington Trust, National Association, as Trustee, Computershare Trust Company, National Association, as Certificate Administrator, and Park Bridge Lender Services LLC, as Operating Advisor, in connection with the transfer by [_______] (the “Seller”) to the undersigned (the “Purchaser”) of [$[______] aggregate [Certificate Balance] [Notional Amount] of] Class [__] Certificates [representing a [__]% Percentage Interest in the related Class], in certificated fully registered form (such registered interest, the “Transferred Certificate”). Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Trust and Servicing Agreement.

In connection with such transfer, the undersigned hereby represents and warrants to you as follows as of the date hereof:

1.       Check one of the following:1

☐       The Purchaser is an “institutional accredited investor” (an “Institutional Accredited Investor”) (i.e. an entity meeting, or in which all of the equity owners meet, the requirements of Rule 501(a)(1), (2), (3) or (7) of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”)), and has such knowledge and experience in

1 Any Purchaser of Class R Certificates must check the box that it is a QIB. Only QIBs may acquire a Class R Certificate.

Exhibit H-2-1

financial and business matters as to be capable of evaluating the merits and risks of the investment in the Transferred Certificate, and the Purchaser and any accounts for which the Purchaser is acting are each able to bear the economic risk of our or its investment. The Purchaser is acquiring the Transferred Certificate for its own account or for one or more accounts (each of which is an Institutional Accredited Investor) as to each of which the Purchaser exercises sole investment discretion. The Purchaser hereby undertakes to reimburse the Trust for any costs incurred by it in connection with this transfer.

☐       The Purchaser is a “qualified institutional buyer” (a “QIB”) within the meaning of Rule 144A (“Rule 144A”) under the Securities Act, and has completed one of the forms of certification to that effect attached hereto as Annex 1 and Annex 2. The Purchaser is acquiring the Transferred Certificate for its own account, or for the account of another QIB. The Purchaser is aware that the transfer is being made in reliance on Rule 144A, and the Purchaser has had the opportunity to obtain the information required to be provided pursuant to paragraph (d)(4)(i) of Rule 144A. The Purchaser hereby undertakes to reimburse the Trust for any costs incurred by it in connection with this transfer.

2.       The Purchaser’s intention is to acquire the Transferred Certificate (a) for investment for the Purchaser’s own account or (b) for resale to [(i)] “qualified institutional buyers” in transactions complying with Rule 144A[, FOR TRANSFERS OF ANY CERTIFICATES OTHER THAN CLASS R: or (ii) Institutional Accredited Investors under the Securities Act, pursuant to any other exemption from the registration requirements of the Securities Act, subject in the case of this clause (ii) to (a) the receipt by the Certificate Registrar of a letter substantially in the form hereof, (b) the receipt by the Certificate Registrar of an opinion of counsel acceptable to the Certificate Registrar that such reoffer, resale, pledge or transfer is in compliance with the Securities Act, (c) the receipt by the Certificate Registrar of such other evidence acceptable to the Certificate Registrar that such reoffer, resale, pledge or transfer is in compliance with the Securities Act and other applicable laws (including applicable state and foreign securities laws), and (d) a written undertaking to reimburse the Trust for any costs incurred by it in connection with the proposed transfer]. It understands that the Transferred Certificate (and any subsequent Non-Book Entry Certificate) has not been registered under the Securities Act, by reason of a specified exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the Purchaser’s investment intent (or intent to resell to only certain investors in certain exempted transactions) as expressed herein.

3.       The Purchaser acknowledges that the Transferred Certificate (and any Certificate issued on transfer or exchange thereof) has not been registered or qualified under the Securities Act or the securities laws of any State or any other jurisdiction, and that the Transferred Certificate cannot be reoffered, resold, pledged or otherwise transferred unless it is registered or qualified thereunder or unless an exemption from such registration or qualification is available.

4.       The Purchaser has reviewed the applicable Offering Circular dated March 4, 2022, relating to the Certificates (the “Offering Circular”) and the agreements and other materials referred to therein and has had the opportunity to ask questions and receive answers concerning the terms and conditions of the transactions contemplated by the Offering Circular.

Exhibit H-2-2

5.       The Purchaser hereby undertakes to be bound by the terms and conditions of the Trust and Servicing Agreement in its capacity as an owner of a Non-Book Entry Certificate or Certificates, as the case may be (each, a “Certificateholder”), in all respects as if it were a signatory thereto. This undertaking is made for the benefit of the Trust, the Certificate Registrar and all Certificateholders present and future.

6.       The Purchaser will not sell or otherwise transfer any portion of the Transferred Certificate, except in compliance with Section 5.3 of the Trust and Servicing Agreement.

7.       Check one of the following:

☐       The Purchaser is a “U.S. Tax Person” and it [will provide by electronic mail]2[has attached hereto]3 an Internal Revenue Service (“IRS”) Form W-9 (or successor form).

☐       The Purchaser is not a “U.S. Tax Person” and under applicable law in effect on the date hereof, no taxes will be required to be withheld by the Certificate Administrator (or its agent) with respect to Distributions to be made on the Transferred Certificate(s). The Purchaser [will provide by electronic mail]2[has attached hereto]3 (i) a duly executed IRS Form W-8BEN or W-8 BEN-E, as applicable (or successor form), which identifies such Purchaser as the beneficial owner of the Transferred Certificate(s) and states that such Purchaser is not a U.S. Person, (ii) two duly executed copies of IRS Form W-8IMY (and all appropriate attachment) or (iii) two duly executed copies of IRS Form W-8ECI (or successor form), which identify such Purchaser as the beneficial owner of the Transferred Certificate(s) and state that interest and original issue discount on the Transferred Certificate(s) is, or is expected to be, effectively connected with a U.S. trade or business. The Purchaser agrees to provide to the Certificate Administrator an updated IRS Form W-8BEN, IRS Form W-8 BEN-E, IRS Form W-8IMY or IRS Form W-8ECI, as the case may be, any applicable successor IRS forms, or such other certifications as the Certificate Administrator may reasonably request, on or before the date that any such IRS form or certification expires or becomes obsolete, or promptly after the occurrence of any event requiring a change in the most recent IRS form of certification furnished by it to the Certificate Administrator.

For the purposes of this paragraph 7, “U.S. Tax Person” means (i) a citizen or resident alien of the United States, (ii) a corporation, partnership (except as provided in applicable Treasury regulations) or other entity created or organized in or under the laws of the United States, any State or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, (iii) an estate whose income is subject to United States federal income tax regardless of the source of its income, (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Tax Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 that have elected to be treated as a U.S. Tax Person) and (v) any other Person that is disregarded as separate from its owner for U.S. federal income tax purposes and whose owner is described in clauses (i) through (iv) above.

2 Applicable in the case of a transfer on the Closing Date.

3 Applicable in the case of a transfer subsequent to the Closing Date.

Exhibit H-2-3

[8.          The Transferee agrees to provide the applicable executed IRS form(s) referred to in paragraph 7 above, its payment instructions and its mailing address to the Certificate Administrator by electronic mail to Anna.Lopez@computershare.com.]4

[8.        Please make all payments due on the Transferred Certificate:**

(a)       by wire transfer to the following account at a bank or entity in New York, New York, having appropriate facilities therefor:

Account number:

Institution:

(b)       by mailing a check or draft to the following address:

The mailing address of the Purchaser is:

][5]

[9. The Transferred Certificate registered in the name of the Purchaser should be delivered to:

][6]

4 Applicable in the case of a transfer on the Closing Date.

**       Please select (a) or (b).

5 Applicable in the case of a transfer subsequent to the Closing Date.

6 Not applicable to a Credit Risk Retention Certificate held in the Credit Risk Retention Certificate Safekeeping Account by the Certificate Administrator.

Exhibit H-2-4

Very truly yours,

[Insert Name of Purchaser]

By:
Name:
Title:

Dated: ________________, 20__

Exhibit H-2-5

ANNEX 1

QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

[for Purchasers other than Registered Investment Companies]

The undersigned hereby certifies as follows to [name of Seller] (the “Seller”) and Computershare Trust Company, National Association, as Certificate Registrar, with respect to the commercial mortgage pass-through certificate being transferred (the “Transferred Certificate”) as described in the Investment Representation Letter to which this certification relates and to which this certification is an Annex:

1.       As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificate (the “Purchaser”).

2.       The Purchaser is a “qualified institutional buyer” as that term is defined in Rule 144A under the Securities Act of 1933, as amended (“Rule 144A”) because (i) the Purchaser owned and/or invested on a discretionary basis at least $______________________1 in securities (other than the excluded securities referred to below) as of [[_____] (specific date since the close of the Purchaser’s most recent fiscal year)][the end of the Purchaser’s most recent fiscal year] (such amount being calculated in accordance with Rule 144A) and (ii) the Purchaser satisfies the criteria in the category marked below.

☐	Corporation, etc. The Purchaser is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, limited liability company, or any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.
☐	Bank. The Purchaser (a) is a national bank or a banking institution organized under the laws of any State, U.S. territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Transferred Certificate in the case of a U.S. bank, and not more than 18 months preceding such date of sale for a foreign bank or equivalent institution.
☐	Savings and Loan. The Purchaser (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign

1 Purchaser must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Purchaser is a dealer, and, in that case, Purchaser must own and/or invest on a discretionary basis at least $10,000,000 in securities.

Exhibit H-2-Annex 1-1

savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Transferred Certificate in the case of a U.S. savings and loan association, and not more than 18 months preceding such date of sale for a foreign savings and loan association or equivalent institution.

☐	Broker-dealer. The Purchaser is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended.
☐	Insurance Company. The Purchaser is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, U.S. territory or the District of Columbia.
☐	State or Local Plan. The Purchaser is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.
☐	ERISA Plan. The Purchaser is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, as amended.
☐	Investment Advisor. The Purchaser is an investment advisor registered under the Investment Advisers Act of 1940, as amended.
☐	Other. (Please supply a brief description of the entity and a cross-reference to the paragraph and subparagraph under subsection (a) (1) of Rule 144A pursuant to which it qualifies. Note that registered investment companies should complete Annex 2 rather than this Annex 1.)

3.       The term “securities” as used herein does not include (i) securities of issuers that are affiliated with the Purchaser, (ii) securities that are part of an unsold allotment to or subscription by the Purchaser, if the Purchaser is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Purchaser, the Purchaser did not include any of the securities referred to in this paragraph.

Exhibit H-2-Annex 1-2

4.       For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Purchaser, the Purchaser used the cost of such securities to the Purchaser, unless the Purchaser reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities were valued at market. Further, in determining such aggregate amount, the Purchaser may have included securities owned by subsidiaries of the Purchaser, but only if such subsidiaries are consolidated with the Purchaser in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Purchaser’s direction. However, such securities were not included if the Purchaser is a majority-owned, consolidated subsidiary of another enterprise and the Purchaser is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

5.       The Purchaser acknowledges that it is familiar with Rule 144A and understands that the Seller and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Purchaser may be in reliance on Rule 144A.

☐            ☐               Will the Purchaser be purchasing the Transferred Certificate
Yes         No             only for the Purchaser’s own account

6.       If the answer to the foregoing question is “no”, then in each case where the Purchaser is purchasing for an account other than its own, such account belongs to a third party that is itself a “qualified institutional buyer” within the meaning of Rule 144A, and the “qualified institutional buyer” status of such third party has been established by the Purchaser through one or more of the appropriate methods contemplated by Rule 144A.

7.       The Purchaser will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Purchaser’s purchase of the Transferred Certificate will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Purchaser is a bank or savings and loan as provided above, the Purchaser agrees that it will furnish to such parties any updated annual financial statements that become available on or before the date of such purchase, promptly after they become available.

8.       Capitalized terms used but not defined herein have the respective meanings ascribed thereto in the Trust and Servicing Agreement pursuant to which the Transferred Certificate was issued.

Print Name of Purchaser

By:
Name:
Title:
Date:
Exhibit H-2-Annex 1-3

ANNEX 2

QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

[for Purchasers that are Registered Investment Companies]

The undersigned hereby certifies as follows to [name of Seller] (the “Seller”) and Computershare Trust Company, National Association, as Certificate Registrar, with respect to the mortgage pass-through certificate being transferred (the “Transferred Certificate”) as described in the Investment Representation Letter to which this certification relates and to which this certification is an Annex:

1.       As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificate (the “Purchaser”) or, if the Purchaser is a “qualified institutional buyer” as that term is defined in Rule 144A under the Securities Act of 1933, as amended (“Rule 144A”) because the Purchaser is part of a Family of Investment Companies (as defined below), is an executive officer of the investment adviser (the “Adviser”).

2.       The Purchaser is a “qualified institutional buyer” as defined in Rule 144A because (i) the Purchaser is an investment company registered under the Investment Company Act of 1940, as amended, and (ii) as marked below, the Purchaser alone owned and/or invested on a discretionary basis, or the Purchaser’s Family of Investment Companies owned, at least $100,000,000 in securities (other than the excluded securities referred to below) as of [[_____] (specific date since the close of the Purchaser’s most recent fiscal year)] [the end of the Purchaser’s most recent fiscal year]. For purposes of determining the amount of securities owned by the Purchaser or the Purchaser’s Family of Investment Companies, the cost of such securities was used, unless the Purchaser or any member of the Purchaser’s Family of Investment Companies, as the case may be, reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities of such entity were valued at market.

☐	The Purchaser owned and/or invested on a discretionary basis $___________________ in securities (other than the excluded securities referred to below) as of the end of the Purchaser’s most recent fiscal year (such amount being calculated in accordance with Rule 144A).
☐	The Purchaser is part of a Family of Investment Companies which owned in the aggregate $______________ in securities (other than the excluded securities referred to below) as of the end of the Purchaser’s most recent fiscal year (such amount being calculated in accordance with Rule 144A).

3.       The term “Family of Investment Companies” as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

Exhibit H-2-Annex 2-1

4.       The term “securities” as used herein does not include (i) securities of issuers that are affiliated with the Purchaser or are part of the Purchaser’s Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Purchaser, or owned by the Purchaser’s Family of Investment Companies, the securities referred to in this paragraph were excluded.

5.       The Purchaser is familiar with Rule 144A and understands that the parties to which this certification is being made are relying and will continue to rely on the statements made herein because one or more sales to the Purchaser will be in reliance on Rule 144A.

☐             ☐                     Will the Purchaser be purchasing the Transferred Certificate
Yes         No                    only for the Purchaser’s own account

6.       If the answer to the foregoing question is “no”, then in each case where the Purchaser is purchasing for an account other than its own, such account belongs to a third party that is itself a “qualified institutional buyer” within the meaning of Rule 144A, and the “qualified institutional buyer” status of such third party has been established by the Purchaser through one or more of the appropriate methods contemplated by Rule 144A.

7.       The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Purchaser’s purchase of the Transferred Certificate will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

8.       Capitalized terms used but not defined herein have the respective meanings ascribed thereto in the Trust and Servicing Agreement pursuant to which the Transferred Certificate was issued.

Print Name of Purchaser or Adviser

By:
Name:
Title:

IF AN ADVISER:

Print Name of Purchaser

Date:

Exhibit H-2-Annex 2-2

EXHIBIT H-3

[reserved]

Exhibit H-3-1

EXHIBIT H-4

[RESERVED]

Exhibit H-4-1

EXHIBIT H-5

FORM OF TRANSFEREE Certificate for Transfer of
Class HRR Certificates

[Date]

Citi Real Estate Funding Inc.

388 Greenwich Street, 6th Floor

New York, New York 10013

Attention: Richard Simpson

Fax number: (646) 328-2943

with a copy to:

Citi Real Estate Funding Inc.

390 Greenwich Street, 5th Floor

New York, New York 10013

Attention: Raul Orozco

Fax number: (347) 394-0898

with a copy to:

Citi Real Estate Funding Inc.

388 Greenwich Street, 17th Floor

New York, New York 10013

Attention: Ryan M. O’Connor

Fax number: (646) 862-8988

with electronic copies e-mailed to:

Richard Simpson at richard.simpson@citi.com

and

Ryan M. O’Connor at ryan.m.oconnor@citi.com

Citigroup Commercial Mortgage Securities Inc.

388 Greenwich Street, 6th Floor

New York, New York 10013

Attention: Richard Simpson

Fax number: (646) 328-2943

with a copy to:

Citigroup Commercial Mortgage Securities Inc.

390 Greenwich Street, 5th Floor

New York, New York 10013

Attention: Raul Orozco

Fax number: (347) 394-0898

with a copy to:

Citigroup Commercial Mortgage Securities Inc.

388 Greenwich Street, 17th Floor

New York, New York 10013

Attention: Ryan M. O’Connor

Fax number: (646) 862-8988

with electronic copies e-mailed to:

Richard Simpson at richard.simpson@citi.com

and

Ryan M. O’Connor at ryan.m.oconnor@citi.com

Computershare Trust Company, National Association,

as Certificate Registrar

600 S. 4th Street, 7th Floor
Minneapolis, Minnesota 55415
Attention: Corporate Trust Services – Certificate Transfers – ILPT 2022-LPFX

Exhibit H-5-1

Re:	ILPT Commercial Mortgage Trust 2022-LPFX, Commercial Mortgage Pass-Through Certificates, Series 2022-LPFX (the “Certificates”)

Ladies and Gentlemen:

This letter is delivered to you in connection with the transfer by [______] (the “Transferor”) to [______] (the “Transferee”) of $[_____] principal balance of the Class HRR Certificates (the “Transferred Interest”):

The Certificates were issued pursuant to the Trust and Servicing Agreement, dated as of March 6, 2022 (the “Trust and Servicing Agreement”), between Citigroup Commercial Mortgage Securities Inc., as Depositor, Berkadia Commercial Mortgage LLC, as Servicer, Situs Holdings, LLC, as Special Servicer, Park Bridge Lender Services LLC, as Operating Advisor, Computershare Trust Company, National Association, as Certificate Administrator, and Wilmington Trust, National Association, as Trustee. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Trust and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, in your respective capacities as Certificate Registrar, Retaining Sponsor and Depositor, that:

1.	The Transferee is acquiring from [__________] (the “Transferor”) $[_____] principal balance of the Class HRR Certificates (the “Transferred Interest”).
2.	The Transferee is aware that, following its acquisition of the Transferred Interest, the Certificate Registrar will not register any transfer of the Transferred Interest by the Transferee unless the transferee, or such transferee’s agent, delivers to the Certificate Registrar, among other things, a certificate in substantially the same form as this certificate. The Transferee expressly agrees that it will not consummate any such transfer if it knows or believes that any representation contained in such certificate is false.
3.	[If the Transferee is an insurance company general account relying on PTCE 95-60 to cover its acquisition of the Transferred Interest, (a) all of the conditions of Parts I and III of PTCE 95-60 will be satisfied with respect to the acquisition of the Transferred Interest and (b) the acquisition of the Transferred Interest will be effected through Citigroup Global Markets Inc., UBS Securities LLC, BofA Securities, Inc., BMO Capital Markets Corp., Morgan Stanley & Co. LLC or an affiliate of one of the foregoing.][1]
4.	Check one of the following:
☐	The Transferee agrees with, and certifies, represents and warrants to, you, in your respective capacities as Certificate Registrar, Retaining Sponsor and Depositor, that the transfer will occur during the HRR Interest Transfer Restriction Period and that:

1 Applicable if the Transferee is an insurance company general account.

Exhibit H-5-2

A.	The Transferee is a “majority-owned affiliate”, as such term is defined in the U.S. Credit Risk Retention Rules, of the Transferor (a “Majority-Owned Affiliate”).
B.	The Transferee is not acquiring the Transferred Interest as a nominee, trustee or agent for any person that is not a Majority-Owned Affiliate, and that for so long as it retains its interest in the Transferred Interest, it will remain a Majority-Owned Affiliate for so long as it is required to remain a Majority-Owned Affiliate under the TPP Risk Retention Agreement (as defined below) or a Subsequent TPP Agreement (as defined in the TPP Risk Retention Agreement), as applicable, or under any joinder agreement to the TPP Risk Retention Agreement or such Subsequent TPP Agreement, as applicable.
C.	The Transferee has executed and delivered a joinder agreement, dated as of the date of the transfer, substantially in the form attached as Exhibit A to the Third Party Purchaser Risk Retention Agreement, dated and effective as of March 4, 2022 (the “TPP Risk Retention Agreement”), between Citigroup Commercial Mortgage Securities Inc., Citi Real Estate Funding Inc. and CPPIB Credit Structured North America III, Inc., pursuant to which the Transferee has agreed to be bound by the terms of the TPP Risk Retention Agreement to the same extent as if the Transferee was the Transferor itself.
☐	The Transferee agrees with, and certifies, represents and warrants to, you, in your respective capacities as Certificate Registrar, Retaining Sponsor and Depositor, that the transfer will occur after the termination of the HRR Interest Transfer Restriction Period.
☐	The Transferee certifies, represents and warrants to you, in your respective capacities as Certificate Registrar, Retaining Sponsor and Depositor, that the transfer will occur on or after the fifth anniversary of the Closing Date (or such earlier date that such transfer is first permitted under the Applicable Requirements (as such term is defined in the TPP Risk Retention Agreement) then in effect as reasonably agreed to by the Retaining Sponsor) and that:
A.	The Transferee is a “Subsequent Third Party Purchaser”, as such term is defined in the Third Party Purchaser Risk Retention Agreement, dated and effective as of March 4, 2022 (the “TPP Risk Retention Agreement”), between Citigroup Commercial Mortgage Securities Inc., Citi Real Estate Funding Inc. and CPPIB Credit Structured North America III, Inc.
B.	The Transferee has executed and delivered to the Retaining Sponsor a Subsequent TPP Agreement (as such term is defined in the TPP Risk Retention Agreement) dated as of the date of the transfer, as required pursuant to Section 3(c) of the TPP Risk Retention Agreement.
C.	The transfer will be made in accordance with Section 3(c) of the TPP Risk Retention Agreement, and the Transferee has complied with all the provisions,
Exhibit H-5-3

and has satisfied all the requirements, set forth in Section 3(c) of the TPP Risk Retention Agreement.

☐	The Transferee is otherwise permitted to purchase the Transferred Interest under the terms of the TPP Risk Retention Agreement or a Subsequent TPP Agreement (as defined in the TPP Risk Retention Agreement), as applicable, or under the terms of any joinder agreement to the TPP Risk Retention Agreement or such Subsequent TPP Agreement, as applicable. Please provide additional information in the space below to explain:

IN WITNESS WHEREOF, the Transferee has caused this instrument to be duly executed on its behalf by its duly authorized senior officer this ___day of _________, 20__.

[TRANSFEREE]

By:
Name:
Title:

The foregoing certificate is hereby confirmed, and the transfer is accepted, as of the date first above written:

[APPLICABLE RETAINING PARTY]

By:
Name:
Title:

[Medallion Stamp Guarantee]

Exhibit H-5-4

[CITI REAL ESTATE FUNDING INC.] [2]

By:
Name:
Title:

2 Signature of Retaining Sponsor is required if the Retaining Sponsor is different than the applicable Retaining Party

Exhibit H-5-5

EXHIBIT H-6

FORM OF TRANSFEROR Certificate for Transfer of
Class HRR Certificates

[Date]

Citi Real Estate Funding Inc.

388 Greenwich Street, 6th Floor

New York, New York 10013

Attention: Richard Simpson

Fax number: (646) 328-2943

with a copy to:

Citi Real Estate Funding Inc.

390 Greenwich Street, 5th Floor

New York, New York 10013

Attention: Raul Orozco

Fax number: (347) 394-0898

with a copy to:

Citi Real Estate Funding Inc.

388 Greenwich Street, 17th Floor

New York, New York 10013

Attention: Ryan M. O’Connor

Fax number: (646) 862-8988

with electronic copies e-mailed to:

Richard Simpson at richard.simpson@citi.com

and

Ryan M. O’Connor at ryan.m.oconnor@citi.com

Citigroup Commercial Mortgage Securities Inc.

388 Greenwich Street, 6th Floor

New York, New York 10013

Attention: Richard Simpson

Fax number: (646) 328-2943

with a copy to:

Citigroup Commercial Mortgage Securities Inc.

390 Greenwich Street, 5th Floor

New York, New York 10013

Attention: Raul Orozco

Fax number: (347) 394-0898

with a copy to:

Citigroup Commercial Mortgage Securities Inc.

388 Greenwich Street, 17th Floor

New York, New York 10013

Attention: Ryan M. O’Connor

Fax number: (646) 862-8988

with electronic copies e-mailed to:

Richard Simpson at richard.simpson@citi.com

and

Ryan M. O’Connor at ryan.m.oconnor@citi.com

Computershare Trust Company, National Association,

as Certificate Registrar

600 S. 4th Street, 7th Floor
Minneapolis, Minnesota 55415
Attention: Corporate Trust Services – Certificate Transfers – ILPT 2022-LPFX

Exhibit H-6-1

Re:	ILPT Commercial Mortgage Trust 2022-LPFX, Commercial Mortgage Pass-Through Certificates, Series 2022-LPFX (the “Certificates”)

Ladies and Gentlemen:

This letter is delivered to you in connection with the transfer by [______] (the “Transferor”) to [______] (the “Transferee”) of $[_____] principal balance of the Class HRR Certificates (the “Transferred Interest”):

The Certificates were issued pursuant to the Trust and Servicing Agreement, dated as of March 6, 2022 (the “Trust and Servicing Agreement”), between Citigroup Commercial Mortgage Securities Inc., as Depositor, Berkadia Commercial Mortgage LLC, as Servicer, Situs Holdings, LLC, as Special Servicer, Park Bridge Lender Services LLC, as Operating Advisor, Computershare Trust Company, National Association, as Certificate Administrator, and Wilmington Trust, National Association, as Trustee. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Trust and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, in your respective capacities as Certificate Registrar, Retaining Sponsor and Depositor, that:

1.	The transfer is in compliance with Sections 5.2 and 5.3 of the Trust and Servicing Agreement.
2.	Check one of the following:
☐	The Transferor certifies, represents and warrants to you, in your respective capacities as Certificate Registrar, Retaining Sponsor and Depositor, that the transfer will occur during the HRR Interest Transfer Restriction Period and that:
A.	The transfer is in compliance with the Third Party Purchaser Risk Retention Agreement, between Citi Real Estate Funding Inc., Citigroup Commercial Mortgage Securities Inc. and CPPIB Credit Structured North America III, Inc., dated and effective as of March 4, 2022 (the “TPP Risk Retention Agreement”).
B.	The Transferee is a “majority-owned affiliate”, as such term is defined in the U.S. Credit Risk Retention Rules, of the Transferor.
C.	The Transferor has complied with all of the covenants in the TPP Risk Retention Agreement in all material respects during the period from the date of the TPP Risk Retention Agreement through and including the date of this transfer.
D.	All of the representations and warranties made by the Transferor in the TPP Risk Retention Agreement are true and correct, all material respects, as of the date of the transfer as if made on such date.
Exhibit H-6-2

E.	All of the requirements set forth in Section 3(b) of the TPP Risk Retention Agreement have been complied with in all material respects as of the date of the transfer.
☐	The Transferor certifies, represents and warrants to you, in your respective capacities as Certificate Registrar, Retaining Sponsor and Depositor, that the transfer will occur after the termination of the HRR Interest Transfer Restriction Period.
☐	The Transferor certifies, represents and warrants to you, in your respective capacities as Certificate Registrar, Retaining Sponsor and Depositor, that the transfer will occur on or after the fifth anniversary of the Closing Date (or such earlier date that such transfer is first permitted under the Applicable Requirements (as such term is defined in the TPP Risk Retention Agreement) then in effect as reasonably agreed to by the Retaining Sponsor) and that:
A.	The transfer will be made in accordance with Section 3(c) of the TPP Risk Retention Agreement, between Citi Real Estate Funding Inc., Citigroup Commercial Mortgage Securities Inc. and CPPIB Credit Structured North America III, Inc.., dated and effective as of March 4, 2022 (the “TPP Risk Retention Agreement”), and the Transferor has complied with all the provisions, and has satisfied all the requirements, set forth in Section 3(c) of the TPP Risk Retention Agreement in all material respects.
B.	The Transferee is a “Subsequent Third Party Purchaser”, as such term is defined in the TPP Risk Retention Agreement.

3.	The Transferor understands that the Transferee has delivered to you a Transferee Certificate in the form attached to the Trust and Servicing Agreement as Exhibit H-5. The Transferor does not know or believe that any representation contained therein is false.

IN WITNESS WHEREOF, the Transferor has caused this instrument to be duly executed on its behalf by its duly authorized senior officer this ___day of _________, 20__.

[TRANSFEROR]

By:
Name:
Title:

The foregoing certificate is hereby confirmed, and the transfer is accepted, as of the date first above written:

Exhibit H-6-3

[APPLICABLE RETAINING PARTY][1]

By:
Name:
Title:

[Medallion Stamp Guarantee]

[CITI REAL ESTATE FUNDING INC.] [2]

By:
Name:
Title:

1 Signature of applicable Retaining Party is required if the applicable Retaining Party is different than the Transferor.

2 Signature of Retaining Sponsor is required if the Retaining Sponsor is different than the Transferor and the applicable Retaining Party

Exhibit H-6-4

EXHIBIT I-1

FORM OF AFFIDAVIT PURSUANT TO
SECTIONS 860D(a)(6)(A) AND 860E(e)(4) OF
THE INTERNAL REVENUE CODE OF 1986, AS AMENDED

Computershare Trust Company, National Association
as Certificate Registrar

600 S. 4th Street, 7th Floor

Minneapolis, Minnesota 55415

Attention: Corporate Trust Services – Certificate Transfers – ILPT 2022-LPFX

[Transferor]

[______]

[______]
Re:	ILPT Commercial Mortgage Trust 2022-LPFX, Commercial Mortgage Pass-Through Certificates, Series 2022-LPFX (the “Certificates”) issued pursuant to the Trust and Servicing Agreement, dated as of March 6, 2022 (the “Trust and Servicing Agreement”), by and among Citigroup Commercial Mortgage Securities Inc., as Depositor, Berkadia Commercial Mortgage LLC, as Servicer, Situs Holdings, LLC, as Special Servicer, Wilmington Trust, National Association, as Trustee, Computershare Trust Company, National Association, as Certificate Administrator, and Park Bridge Lender Services LLC, as Operating Advisor.

STATE OF	)
	)	ss.:
COUNTY OF	)

I, [______], under penalties of perjury, declare that, to the best of my knowledge and belief, the following representations are true, correct and complete, and being first sworn, depose and say that:

1.       I am a [______] of [______] (the “Purchaser”), on behalf of which I have the authority to make this affidavit.

2.       The Purchaser is acquiring Class R Certificates representing [__]% of the residual interest in each of the real estate mortgage investment conduits (each, a “REMIC”) designated as the (i)  “Lower-Tier REMIC” and (ii) “Upper-Tier REMIC”, respectively, relating to the Certificates for which an election is to be made under Section 860D of the Internal Revenue Code of 1986 (the “Code”).

3.       The Purchaser is not a “Disqualified Organization” (as defined below), and that the Purchaser is not acquiring the Class R Certificates for the account of, or as agent or nominee of, or with a view to the transfer of direct or indirect record or beneficial ownership thereof, to a Disqualified Organization. For the purposes hereof, a Disqualified Organization is any of the following: (a) the United States, a State, or any agency or instrumentality of any of

Exhibit I-1-1

the foregoing (other than an instrumentality that is a corporation if all of its activities are subject to tax and, except for the Federal Home Loan Mortgage Corporation, a majority of its board of directors is not selected by any such governmental unit), (b) a foreign government, International Organization or agency or instrumentality of either of the foregoing, (c) an organization that is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by Code Section 511 on unrelated business taxable income) on any excess inclusions (as defined in Section 860E(c)(1)) of the Code with respect to the Class R Certificates (except certain farmers’ cooperatives described in Section 521 of the Code), (d) rural electric and telephone cooperatives described in Section 1381(a)(2) of the Code or (e) any other person so designated by the Certificate Administrator based upon an Opinion of Counsel to the effect that any transfer of a Class R Certificate to such person may cause the Upper Tier REMIC or the Lower Tier REMIC to fail to qualify as a REMIC at any time that the Certificates are outstanding. The terms “United States,” “State” and “International Organization” have the meanings set forth in Section 7701 of the Code or successor provisions.

4.       The Purchaser acknowledges that Section 860E(e) of the Code would impose a substantial tax on the transferor or, in certain circumstances, on an agent for the transferee, with respect to any transfer of any interest in any Class R Certificates to a Disqualified Organization.

5.       The Purchaser is a Permitted Transferee (the Purchaser’s U.S. taxpayer identification number is [____]).

6.       No purpose of the acquisition of the Class R Certificates is to impede the assessment or collection of tax.

7.       The Purchaser will not cause income from the Class R Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the Purchaser or any other U.S. Tax Person.

8.       Check the applicable paragraph:

☐       The present value of the anticipated tax liabilities associated with holding the Class R Certificate, as applicable, does not exceed the sum of:

(i)        the present value of any consideration given to the Purchaser to acquire such Class R Certificate;

(ii)        the present value of the expected future distributions on such Class R Certificate; and

(iii)      the present value of the anticipated tax savings associated with holding such Class R Certificate as the related REMIC generates losses.

For purposes of this calculation, (i) the Purchaser is assumed to pay tax at the highest rate currently specified in Section 11(b) of the Code (but the tax rate in Section 55(b)(1)(B) of the Code (as in effect for tax years beginning on or before December 31, 2017) may be used in lieu of the highest rate specified in Section 11(b) of the Code if the

Exhibit I-1-2

Purchaser has been subject to the alternative minimum tax under Section 55 of the Code in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate) and (ii) present values are computed using a discount rate equal to the short-term Federal rate prescribed by Section 1274(d) of the Code for the month of the transfer and the compounding period used by the Purchaser.

☐       The transfer of the Class R Certificate complies with U.S. Treasury Regulations Sections 1.860E-1(c)(5) and (6) and, accordingly,

(i)       the Purchaser is an “eligible corporation”, as defined in U.S. Treasury Regulations Section 1.860E-1(c)(6)(i), as to which income from the Class R Certificate will only be taxed in the United States;

(ii)      at the time of the transfer, and at the close of the Purchaser’s two fiscal years preceding the year of the transfer, the Purchaser had gross assets for financial reporting purposes (excluding any obligation of a person related to the Purchaser within the meaning of U.S. Treasury Regulations Section 1.860E-1(c)(6)(ii)) in excess of $100 million and net assets in excess of $10 million;

(iii)     the Purchaser will transfer the Class R Certificate only to another “eligible corporation”, as defined in U.S. Treasury Regulations Section 1.860E-1(c)(6)(i), in a transaction that satisfies the requirements of U.S. Treasury Regulations Sections 1.860E-1(c)(4)(i), (ii) and (iii) and U.S. Treasury Regulations Section 1.860E-1(c)(5); and

(iv)    the Purchaser determined the consideration paid to it to acquire the Class R Certificate based on reasonable market assumptions (including, but not limited to, borrowing and investment rates, prepayment and loss assumptions, expense and reinvestment assumptions, tax rates and other factors specific to the Purchaser) that it has determined in good faith.

☐       None of the above.

9.       The Purchaser historically has paid its debts as they have come due and intends to pay its debts as they come due in the future and the Purchaser intends to pay taxes associated with holding the Class R Certificates as they become due.

10.     The Purchaser understands that it may incur tax liabilities with respect to the Class R Certificate in excess of any cash flows generated by such Certificate.

11.     The Purchaser is aware that the Certificate Registrar will not register any transfer of a Class R Certificate by the Transferor unless the Purchaser, or such Purchaser’s agent, delivers to the Certificate Registrar, among other things, an affidavit and agreement in substantially the same form as this affidavit and agreement. The Purchaser expressly agrees that it will not transfer the Class R Certificates to any Person that does not provide such affidavit and agreement or as to which the Purchaser has actual knowledge that such Person is not a Permitted Transferee or is acting as an agent (including a broker, nominee or other middleman) for a Person that is not a Permitted Transferee.

Exhibit I-1-3

12.     The Purchaser represents that it is not acquiring the Class R Certificate as a nominee, trustee or agent for any person that is not a Permitted Transferee and that for so long as it retains its interest in the Class R Certificate, it will endeavor to remain a Permitted Transferee.

13.     The Purchaser consents to any additional restrictions or arrangements that shall be deemed necessary upon advice of counsel to constitute a reasonable arrangement to ensure that the Class R Certificate will only be owned, directly or indirectly, by a Permitted Transferee.

14.     The Purchaser has reviewed the provisions of Section 5.3 of the Trust and Servicing Agreement, a description of which provisions is set forth in the Class R Certificates; and the Purchaser expressly agrees to be bound by and to comply with such provisions.

15.     The Purchaser consents (a) to the designation of the Certificate Administrator as the “partnership representative” within the meaning of Code Section 6223 (to the extent such provision is applicable to the Trust REMICs) of each Trust REMIC pursuant to Section 12.1 of the Trust and Servicing Agreement and (b) to the Certificate Administrator making any elections allowed to avoid (i) the application of Code Section 6221 to the Trust REMIC and (ii) payment by the Trust REMIC under Code Section 6225 of any tax, penalty, interest or other amount imposed under the Code that would otherwise be imposed on the holders of the Class R Certificates.

Capitalized terms used but not defined herein have the meanings assigned thereto in the Trust and Servicing Agreement.

Exhibit I-1-4

IN WITNESS WHEREOF, the Purchaser has caused this instrument to be duly executed on its behalf by its duly authorized officer this ___day of _________, 20__.

By:
Name:
Title:

By:
Name:
Title:

On this ____ day of _______20__, before me, the undersigned, a Notary Public in and for the State of _______________, duly commissioned and sworn, personally appeared ______________________ and ________________________, known or proved to me to be the same persons who executed the foregoing instrument and to be _____________________________ and ___________________________, respectively, of the Purchaser, and acknowledged to me that they executed the same as their respective free acts and deeds and as the free act and deed of the Purchaser.

NOTARY PUBLIC in and for the
State of _______________
[SEAL]

My Commission expires:

Exhibit I-1-5

EXHIBIT I-2

FORM OF TRANSFEROR LETTER FOR TRANSFER OF CLASS R CERTIFICATES

[Date]

Computershare Trust Company, National Association
as Certificate Registrar

600 S. 4th Street, 7th Floor

Minneapolis, Minnesota 55415

Attention: Corporate Trust Services – Certificate Transfers – ILPT 2022-LPFX

Re:	ILPT Commercial Mortgage Trust 2022-LPFX, Commercial Mortgage Pass-Through Certificates, Series 2022-LPFX, Class R

Ladies and Gentlemen:

This letter is delivered to you in connection with the transfer by [______] (the “Transferor”) to [______] (the “Transferee”) of Class R Certificates evidencing a [__]% Percentage Interest in such Class (the “Residual Certificates”). The Certificates, including the Residual Certificates, were issued pursuant to the Trust and Servicing Agreement, dated as of March 6, 2022 (the “Trust and Servicing Agreement”), by and among Citigroup Commercial Mortgage Securities Inc., as Depositor, Berkadia Commercial Mortgage LLC, as Servicer, Situs Holdings, LLC, as Special Servicer, Wilmington Trust, National Association, as Trustee, Computershare Trust Company, National Association, as Certificate Administrator, and Park Bridge Lender Services LLC, as Operating Advisor. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Trust and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Certificate Registrar, that:

(1)       The Transferor is the lawful owner of the Residual Certificates with the full right to transfer such Certificate free from any and all claims and encumbrances whatsoever.

(2)       In connection with such request, and in respect of such Residual Certificates, the Transferor does hereby certify that such Residual Certificates are being exchanged or transferred in accordance with Rule 144A (“Rule 144A”) under the Securities Act of 1933, as amended (the “Securities Act”), to a transferee that the Transferor reasonably believes is purchasing the Residual Certificates for its own account, or for one or more accounts with respect to which the transferee exercises sole investment discretion, and the transferee and any such account is a “qualified institutional buyer” within the meaning of Rule 144A in each case in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or other applicable jurisdiction.

(3)       No purpose of the Transferor relating to the transfer of the Residual Certificates by the Transferor to the Transferee is or will be to impede the assessment or collection of any tax.

Exhibit I-2-1

(4)       The Transferor understands that the Transferee has delivered to you a Transferee Affidavit in the form attached to the Trust and Servicing Agreement as Exhibit I-1. The Transferor has no actual knowledge that the Transferee is not a Permitted Transferee and has no actual knowledge or reason to know that the Transferee’s representations in clause (9) of such Transferee Affidavit are false.

(5)       The Transferor has at the time of this transfer conducted a reasonable investigation of the financial condition of the Transferee as contemplated by Treasury regulation Section 1.860E-1(c)(4)(i) and, as a result of that investigation, the Transferor has determined that the Transferee has historically paid its debts as they became due and has found no significant evidence to indicate that the Transferee will not continue to pay its debts as they become due in the future. The Transferor understands that the transfer of the Residual Certificates may not be respected for United States income tax purposes (and the Transferor may continue to be liable for United States income taxes associated therewith) unless the Transferor has conducted such an investigation.

Very truly yours,

(Transferor)

By:
Name:
Title:

Exhibit I-2-2

EXHIBIT J

FORM OF ERISA REPRESENTATION LETTER

[Date]

Computershare Trust Company, National Association,
as Certificate Registrar

600 S. 4th Street, 7th Floor

Minneapolis, Minnesota 55415

Attention: Corporate Trust Services – Certificate Transfers – ILPT 2022-LPFX

Computershare Trust Company, National Association,
as Certificate Administrator

9062 Old Annapolis Road

Columbia, Maryland 21045

Attention: Corporate Trust Services–ILPT 2022-LPFX

[Transferor]

[______]

[______]

Attention: [______]

Re:	ILPT Commercial Mortgage Trust 2022-LPFX, Commercial Mortgage Pass-Through Certificates, Series 2022-LPFX

Ladies and Gentlemen:

The undersigned (the “Purchaser”) proposes to purchase [$[__] initial [principal][notional] amount of] [a [__]% percentage interest in] the ILPT Commercial Mortgage Trust 2022-LPFX, Commercial Mortgage Pass-Through Certificates, Series 2022-LPFX, Class [A] [X] [B] [C] [D] [HRR] [R] (the “Subject Certificates”) issued pursuant to that certain Trust and Servicing Agreement, dated as of March 6, 2022 (the “Trust and Servicing Agreement”), by and among Citigroup Commercial Mortgage Securities Inc., as Depositor, Berkadia Commercial Mortgage LLC, as Servicer, Situs Holdings, LLC, as Special Servicer, Wilmington Trust, National Association, as Trustee, Computershare Trust Company, National Association, as Certificate Administrator, and Park Bridge Lender Services LLC, as Operating Advisor. Capitalized terms used and not otherwise defined herein have the respective meanings ascribed to such terms in the Trust and Servicing Agreement.

[FOR TRANSFERS OF CLASS R CERTIFICATES: In connection with such transfer, the undersigned hereby represents and warrants to you that, with respect to the Subject Certificates, the Purchaser is not an employee benefit plan or other plan subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or a governmental plan (as defined in Section 3(32) of ERISA) or other plan that is subject to any federal, state or local law that is, to a material extent, similar to Section 406 of ERISA or Section

Exhibit J-1

4975 of the Code (“Similar Law”) (each, a “Plan”), or any person acting on behalf of any such Plan or using the assets of a Plan to purchase the Subject Certificates.]

[FOR TRANSFERS OF REGULAR CERTIFICATES IN THE FORM OF DEFINITIVE CERTIFICATES: In connection with such transfer, the undersigned hereby represents and warrants to you as of the date hereof that, with respect to the Subject Certificates, the statement marked below is true and correct (check one of the following):

☐ the Purchaser is not an employee benefit plan or other plan subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or a governmental plan (as defined in Section 3(32) of ERISA) or other plan that is subject to any federal, state or local law that is, to a material extent, similar to Section 406 of ERISA or Section 4975 of the Code (“Similar Law”) (each, a “Plan”), or any person acting on behalf of any such Plan or using the assets of a Plan to purchase the Subject Certificates; or

[DELETE THE FOLLOWING PARAGRAPH FOR TRANSFERS OF ERISA RESTRICTED CERTIFICATES:

☐ (1) the Purchaser has acquired and is holding the Subject Certificates in reliance on the Underwriter Exemption, (2) the Purchaser understands that there are certain conditions to the availability of the Underwriter Exemption, including that the Subject Certificates must be rated, at the time of purchase, not lower than “BBB-” (or its equivalent) by a credit rating agency that meets the requirements of the Underwriter Exemption, (3) the Subject Certificates are so rated and (4) the Purchaser is an “accredited investor” as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act; or]

☐ (1) the Purchaser is an insurance company, (2) the source of funds used to acquire or hold the Subject Certificates or interest therein is an “insurance company general account,” as such term is defined in Prohibited Transaction Class Exemption (“PTCE”) 95-60, and (3) all of the conditions in Sections I and III of PTCE 95-60 have been satisfied; or

☐ the Purchaser is a Plan subject to Similar Law and none of the acquisition, holding or disposition of the Subject Certificates by the Purchaser will constitute or result in a non-exempt violation of Similar Law.]

[FOR TRANSFERS OF CLASS R CERTIFICATES: The Purchaser hereby represents and warrants to you that the Purchaser is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended.]

IN WITNESS WHEREOF, the Purchaser hereby executes this ERISA Representation Letter on the ___ day of _____, ____.

Exhibit J-2

Very truly yours,

[The Purchaser]

By:
Name:
Title:

Exhibit J-3

EXHIBIT K-1

FORM OF INVESTOR CERTIFICATION - ACCESS TO INFORMATION

[Date]

Computershare Trust Company, National Association

9062 Old Annapolis Road

Columbia, Maryland 21045

Attention: Corporate Trust Services – ILPT 2022-LPFX

Berkadia Commercial Mortgage LLC, as Servicer

323 Norristown Road, Suite 300

Ambler, Pennsylvania 19002

Attention: Executive Vice President – Servicing

Fax Number: (215) 328-3478

with a copy to:

Berkadia Commercial Mortgage LLC

323 Norristown Road, Suite 300

Ambler, Pennsylvania 19002

Attention: General Counsel

Situs Holdings, LLC, as Special Servicer

2 Embarcadero Center, 8th Floor

San Francisco, California 94111

Attention: Stacey Ciarlanti (ILPT 2022-LPFX)

E-mail: staceyciarlanti@situsamc.com and samnotice@situs.com with a copy to:

Situs Holdings, LLC

5065 Westheimer, Suite 700E

Houston, Texas 77056

Attention: Legal Department

Email:	legal@situsamc.com

Attention:	ILPT Commercial Mortgage Trust 2022-LPFX Commercial Mortgage Pass-Through Certificates, Series 2022-LPFX

In accordance with the Trust and Servicing Agreement, dated as of March 6, 2022 (the “Agreement”), by and among Citigroup Commercial Mortgage Securities Inc., as Depositor, Berkadia Commercial Mortgage LLC, as Servicer, Situs Holdings, LLC, as Special Servicer, Wilmington Trust, National Association, as Trustee, Computershare Trust Company, National Association, as Certificate Administrator, and Park Bridge Lender Services LLC, as Operating

Exhibit K-1-1

Advisor, with respect to the above-referenced certificates (the “Certificates”), the undersigned hereby certifies and agrees as follows:

1.       The undersigned is [a [Certificateholder][Beneficial Owner][prospective purchaser] of the Class [__] Certificates] [the Controlling Class Representative] [a Consenting Party] [a Consulting Party] [a Companion Loan Holder] [the representative of a Companion Loan Holder].

2.       The undersigned is not (i) a Borrower Restricted Party, (ii) an affiliate of a Borrower Restricted Party or (iii) an agent of one or more of the foregoing individuals or entities.

3.       The undersigned is requesting access pursuant to the Agreement to certain information (the “Information”) on the Certificate Administrator’s Website and/or the Servicer’s Website and/or is requesting the information identified on the schedule attached hereto (also, the “Information”) pursuant to the provisions of the Agreement. In consideration of the disclosure to the undersigned of the Information, or the access thereto, the undersigned shall keep the Information confidential (except from such outside persons as are assisting it in making an evaluation in connection with purchasing the related Certificates, from its accountants and attorneys, and otherwise from such governmental or banking authorities or agencies to which the undersigned is subject), and such Information shall not, without the prior written consent of the Certificate Administrator (with respect to any Information obtained from the Certificate Administrator), the Servicer (with respect to any Information obtained from the Servicer) or the Special Servicer (with respect to any Information obtained from the Special Servicer), as applicable, be otherwise disclosed by the undersigned or by its officers, directors, partners, employees, agents or representatives (collectively, the “Representatives”) in any manner whatsoever, in whole or in part. The undersigned shall not use or disclose the Information in any manner which could result in a violation of any provision of the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended, or would require registration of any Certificate not previously registered pursuant to Section 5 of the Securities Act.

4.       The undersigned shall be fully liable for any breach of this certificate by itself or any of its Representatives and shall indemnify and hold harmless the Depositor, the Certificate Administrator, the Trustee, the Servicer, the Special Servicer, the Operating Advisor and the Trust Fund for any loss, liability or expense incurred thereby with respect to any such breach by the undersigned or any of its Representatives.

5. The undersigned agrees to promptly notify the Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator and the Trustee by delivery thereto of a certification substantially in the form of Exhibit K-3 to the Agreement if the undersigned becomes a Borrower Restricted Party, an affiliate of a Borrower Restricted Party or an agent of one or more of the foregoing individuals or entities.

6.       The undersigned agrees that each time it accesses the Certificate Administrator’s Website or the Servicer’s Website, the undersigned is deemed to have recertified that the representations and covenants contained herein remain true and correct.

Exhibit K-1-2

7.       Capitalized terms used but not defined herein shall have the respective meanings assigned thereto in the Agreement.

Exhibit K-1-3

BY ITS CERTIFICATION HEREOF, the undersigned has made the representations above and shall have caused, or shall be deemed to have caused, its name to be signed hereto by its duly authorized signatory, as of the date certified.

[CERTIFICATEHOLDER] [BENEFICIAL
OWNER] [PROSPECTIVE PURCHASER] [CONTROLLING CLASS REPRESENTATIVE] [CONSENTING PARTY] [CONSULTING PARTY] [COMPANION LOAN HOLDER] [REPRESENTATIVE OF A COMPANION LOAN HOLDER]

By:
Name:
Title:

Exhibit K-1-4

EXHIBIT K-2

FORM OF INVESTOR CERTIFICATION -
ACCESS SOLELY TO DISTRIBUTION DATE STATEMENTS

[Date]

Computershare Trust Company, National Association

9062 Old Annapolis Road

Columbia, Maryland 21045

Attention: Corporate Trust Services – ILPT 2022-LPFX

Wilmington Trust, National Association, as Trustee

1100 North Market Street

Wilmington, Delaware 19890
Attention: CMBS Trustee – ILPT 2022-LPFX

Berkadia Commercial Mortgage LLC, as Servicer

323 Norristown Road, Suite 300

Ambler, Pennsylvania 19002

Attention: Executive Vice President – Servicing

Fax Number: (215) 328-3478

with a copy to:

Berkadia Commercial Mortgage LLC

323 Norristown Road, Suite 300

Ambler, Pennsylvania 19002

Attention: General Counsel

Situs Holdings, LLC, as Special Servicer

2 Embarcadero Center, 8th Floor

San Francisco, California 94111

Attention: Stacey Ciarlanti (ILPT 2022-LPFX)

E-mail: staceyciarlanti@situsamc.com and samnotice@situs.com with a copy to:

Situs Holdings, LLC

5065 Westheimer, Suite 700E

Houston, Texas 77056

Attention: Legal Department

Email: legal@situsamc.com

Attention:	ILPT Commercial Mortgage Trust 2022-LPFX Commercial Mortgage Pass-Through Certificates, Series 2022-LPFX
Exhibit K-2-1

In accordance with the Trust and Servicing Agreement, dated as of March 6, 2022 (the “Agreement”), by and among Citigroup Commercial Mortgage Securities Inc., as Depositor, Berkadia Commercial Mortgage LLC, as Servicer, Situs Holdings, LLC, as Special Servicer, Wilmington Trust, National Association, as Trustee, Computershare Trust Company, National Association, as Certificate Administrator, and Park Bridge Lender Services LLC, as Operating Advisor, with respect to the above-referenced certificates (the “Certificates”), the undersigned hereby certifies and agrees as follows:

1.       The undersigned is [a [Certificateholder][Beneficial Owner][prospective purchaser] of the Class [__] Certificates] [the Controlling Class Representative] [a Consenting Party] [a Consulting Party] [a Companion Loan Holder] [the representative of a Companion Loan Holder].

2.       The undersigned is (i) a Borrower Restricted Party, (ii) an affiliate of a Borrower Restricted Party or (iii) an agent of one or more of the foregoing individuals or entities.

3.       The undersigned is requesting access solely to the Distribution Date Statement (the “Information”) and agrees to keep the Information confidential (except from such outside persons as are assisting it in making an evaluation in connection with purchasing the related Certificates, from its accountants and attorneys, and otherwise from such governmental or banking authorities or agencies to which the undersigned is subject), and such Information shall not, without the prior written consent of the Certificate Administrator, be otherwise disclosed by the undersigned or by its officers, directors, partners, employees, agents or representatives (collectively, the “Representatives”) in any manner whatsoever, in whole or in part. The undersigned shall not use or disclose the Information in any manner which could result in a violation of any provision of the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended, or would require registration of any Certificate not previously registered pursuant to Section 5 of the Securities Act.

4.       The undersigned shall be fully liable for any breach of this agreement by itself or any of its Representatives and shall indemnify and hold harmless the Depositor, the Certificate Administrator, the Trustee, the Servicer, the Special Servicer, the Operating Advisor and the Trust Fund for any loss, liability or expense incurred thereby with respect to any such breach by the undersigned or any of its Representatives.

5.       The undersigned agrees that each time it accesses the Certificate Administrator’s Website, the undersigned is deemed to have recertified that the representations and covenants contained herein remain true and correct.

6.       Capitalized terms used but not defined herein shall have the respective meanings assigned thereto in the Agreement.

Exhibit K-2-2

BY ITS CERTIFICATION HEREOF, the undersigned has made the representations above and shall have caused, or shall be deemed to have caused, its name to be signed hereto by its duly authorized signatory, as of the date certified.

[CERTIFICATEHOLDER] [BENEFICIAL
OWNER] [PROSPECTIVE PURCHASER] [CONTROLLING CLASS REPRESENTATIVE] [CONSENTING PARTY] [CONSULTING PARTY] [COMPANION LOAN HOLDER] [REPRESENTATIVE OF A COMPANION LOAN HOLDER]

By:
Name:
Title:

Exhibit K-2-3

EXHIBIT K-3

FORM OF INVESTOR CERTIFICATION – VOTING AND OTHER RIGHTS

[Date]

Computershare Trust Company, National Association

9062 Old Annapolis Road

Columbia, Maryland 21045

Attention: Corporate Trust Services – ILPT 2022-LPFX

[Wilmington Trust, National Association, as Trustee

1100 North Market Street

Wilmington, Delaware 19890

Attention: CMBS Trustee – ILPT 2022-LPFX][12]

[Berkadia Commercial Mortgage LLC, as Servicer

323 Norristown Road, Suite 300

Ambler, Pennsylvania 19002

Attention: Executive Vice President – Servicing

Fax Number: (215) 328-3478

with a copy to:

Berkadia Commercial Mortgage LLC

323 Norristown Road, Suite 300

Ambler, Pennsylvania 19002

Attention: General Counsel] 1

Situs Holdings, LLC, as Special Servicer

2 Embarcadero Center, 8th Floor

San Francisco, California 94111

Attention: Stacey Ciarlanti (ILPT 2022-LPFX)

E-mail: staceyciarlanti@situsamc.com and samnotice@situs.com with a copy to:

Situs Holdings, LLC

5065 Westheimer, Suite 700E

Houston, Texas 77056

Attention: Legal Department

Email: legal@situsamc.com]1

1 Include for certifications of the Controlling Class Representative, the Majority Controlling Class Certificateholder(s) or the Holder or Beneficial Owner of a Certificate in the Controlling Class pursuant to Section 9.1 of the Agreement.

Exhibit K-3-1

[Park Bridge Lender Services LLC

600 Third Avenue, 40th Floor

New York, New York 10016

Attention: ILPT 2022-LPFX – Surveillance Manager

with copies sent contemporaneously via e-mail to: cmbs.notices@parkbridgefinancial.com]1

Attention:	ILPT Commercial Mortgage Trust 2022-LPFX Commercial Mortgage Pass-Through Certificates, Series 2022-LPFX

In accordance with the Trust and Servicing Agreement, dated as of March 6, 2022 (the “Agreement”), by and among Citigroup Commercial Mortgage Securities Inc., as Depositor, Berkadia Commercial Mortgage LLC, as Servicer, Situs Holdings, LLC, as Special Servicer, Wilmington Trust, National Association, as Trustee, Computershare Trust Company, National Association, as Certificate Administrator, and Park Bridge Lender Services LLC, as Operating Advisor, with respect to the above-referenced certificates (the “Certificates”), the undersigned hereby certifies as of the date hereof and agrees as follows:

1.       The undersigned [is a [Certificateholder][Beneficial Owner] of the Class [__] Certificates] [[is] [has been designated to become] the Controlling Class Representative].

2.       [FOR EXERCISE OF VOTING AND OTHER RIGHTS: The undersigned [[intends to exercise] [is prohibited from exercising]] [[Voting Rights] [rights as [a Holder or Beneficial Owner of Certificates in the Controlling Class][the Controlling Class Representative]] under the Agreement [or, if the undersigned is not a U.S. Person, the undersigned has irrevocably appointed [______], a U.S. Person, to vote on its behalf, and to have full discretion as to such vote,] and the undersigned (please check each of the following that is applicable):

☐	is not either (1) the Depositor, the Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor or any of their sub-servicers or respective Affiliates or (2) a Borrower Restricted Party.

☐	is the Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor or any of their sub-servicers or an Affiliate of one of the foregoing (in which case the undersigned is prohibited from exercising Voting Rights or, if applicable, any other rights as a Holder or Beneficial Owner of the Controlling Class of Certificates, other than as expressly authorized in the definition of “Certificateholder”).

☐	is a Borrower Restricted Party (in which case the undersigned is prohibited from exercising Voting Rights or, if applicable, any other rights as a Holder or Beneficial Owner of Certificates in the Controlling Class).]

Exhibit K-3-2

3.       [for controlling class representative: The undersigned [is not a Borrower Restricted Party] [has become a Borrower Restricted Party and is required to resign as Controlling Class Representative in accordance with Section 9.1 of the Agreement]2.]

3.       [FOR NOTICE BY MAJORITY CONTROLLING CLASS CERTIFICATEHOLDER(S) OF APPOINTMENT OF CONTROLLING CLASS REPRESENTATIVE: The undersigned [is][are] the Majority Controlling Class Certificateholder[s] that [is][are] appointing the Controlling Class Representative and the undersigned [is][are] not a Borrower Restricted Party. The undersigned hereby appoint[s] [NAME OF CONTROLLING CLASS REPRESENTATIVE] as the Controlling Class Representative.]

3.       [notice that controlling class representative is a borrower restricted party: The undersigned is a [Holder] [Beneficial Owner] of Certificates of the Controlling Class and has gained actual knowledge that [specify name of applicable individual or entity], the acting Controlling Class Representative, is a Borrower Restricted Party.]2

4.       The undersigned agrees that, if it has not otherwise identified itself as a Borrower Restricted Party, then it shall promptly notify the Servicer, the Special Servicer, the Certificate Administrator, the Trustee and the Operating Advisor by delivery of a certification substantially in the form of Exhibit K-3 to the Agreement if the undersigned becomes a Borrower Restricted Party. Furthermore, if the undersigned is a Holder or Beneficial Owner of Certificates of the Controlling Class, and if the undersigned gains actual knowledge that the Controlling Class Representative is a Borrower Restricted Party, then it shall promptly so notify the Servicer, the Special Servicer, the Certificate Administrator, the Trustee and the Operating Advisor by delivery of a certification substantially in the form of Exhibit K-3 to the Agreement.

5.       The undersigned shall be fully liable for any breach of this certificate by itself or any of its officers, directors, partners, employees, agents or representatives (collectively, the “Representatives”) and shall indemnify and hold harmless the Depositor, the Certificate Administrator, the Trustee, the Servicer, the Special Servicer, the Operating Advisor and the Trust Fund for any loss, liability or expense incurred thereby with respect to any such breach by the undersigned or any of its Representatives.

6.       The undersigned agrees that each time it exercises any Voting Rights or other rights as a Certificateholder, a Beneficial Owner of Certificates or a Controlling Class Representative under the Agreement, the undersigned is deemed to have recertified that the representations and covenants contained herein remain true and correct.

7.       [FOR CONTROLLING CLASS REPRESENTATIVE: Any notice to the Controlling Class Representative shall be directed to

2 Paragraphs 2, 4 and 5 may be omitted if the sole purpose of this certification is to provide this notice.

Exhibit K-3-3

]

8.       Capitalized terms used but not defined herein shall have the respective meanings assigned thereto in the Agreement.

Exhibit K-3-4

BY ITS CERTIFICATION HEREOF, the undersigned has made the representations above and shall have caused, or shall be deemed to have caused, its name to be signed hereto by its duly authorized signatory, as of the date certified.

[CERTIFICATEHOLDER] [BENEFICIAL
OWNER] [PROSPECTIVE PURCHASER] [CONTROLLING CLASS REPRESENTATIVE] [MAJORITY CONTROLLING CLASS CERTIFICATEHOLDER(S)]

By:
Name:
Title:

Exhibit K-3-5

EXHIBIT L

APPLICABLE SERVICING CRITERIA

The assessment of compliance to be delivered by the referenced party shall address, at a minimum, the criteria identified below as “Applicable Servicing Criteria” applicable to such party, as such criteria may be updated or limited by the Commission or its staff (including, without limitation, not requiring the delivery of certain of the items set forth on this Exhibit based on interpretive guidance provided by the Commission or its staff relating to Item 1122 of Regulation AB). For the avoidance of doubt, for purposes of this Exhibit L, other than with respect to Item 1122(d)(2)(iii), references to Servicer or Special Servicer, as the case may be, below shall include any Sub-Servicer engaged by a Servicer or Special Servicer, as applicable. At all times that the Servicer and the Special Servicer are the same entity, the Servicer and Special Servicer may provide a combined assessment of compliance in respect of their combined responsibilities under Item 1122 of Regulation AB.

	APPLICABLE Servicing Criteria	applicable Party
Reference	Criteria
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	Servicer Special Servicer Certificate Administrator
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	Servicer Special Servicer Certificate Administrator
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the mortgage loans are maintained.	N/A
1122(d)(1)(iv)	A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.	Servicer Special Servicer Custodian (in the case of the Custodian, if such entity is not also the Certificate Administrator)
1122(d)(1)(v)	Aggregation of information, as applicable, is mathematically accurate and the information conveyed accurately reflects the information.	Servicer Special Servicer Certificate Administrator
Cash Collection and Administration
1122(d)(2)(i)	Payments on mortgage loans are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.	Servicer Special Servicer Certificate Administrator
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	Certificate Administrator
Exhibit L-1

	APPLICABLE Servicing Criteria	applicable Party
Reference	Criteria
1122(d)(2)(iii)	Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.	Servicer Special Servicer Trustee (in the case of the Trustee, to the extent the Trustee was required to make an advance during the applicable calendar year)
1122(d)(2)(iv)	The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.	Servicer Special Servicer Certificate Administrator
1122(d)(2)(v)	Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Exchange Act.	Servicer Special Servicer Certificate Administrator
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	Servicer Special Servicer Certificate Administrator
1122(d)(2)(vii)	Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.	Servicer Special Servicer Certificate Administrator
Investor Remittances and Reporting
1122(d)(3)(i)	Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of mortgage loans serviced by the Reporting Servicer.	Certificate Administrator Operating Advisor (excluding clauses (C) and (D) in the case of the Operating Advisor)
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	Certificate Administrator
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Reporting Servicer’s investor records, or such other number of days specified in the transaction agreements.	Certificate Administrator
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	Certificate Administrator
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on mortgage loans is maintained as required by the transaction agreements or related mortgage loan documents.	Servicer Special Servicer Custodian
Exhibit L-2

	APPLICABLE Servicing Criteria	applicable Party
Reference	Criteria
1122(d)(4)(ii)	Mortgage loan and related documents are safeguarded as required by the transaction agreements	Custodian
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	Servicer Special Servicer Certificate Administrator
1122(d)(4)(iv)	Payments on mortgage loans, including any payoffs, made in accordance with the related mortgage loan documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related mortgage loan documents.	Servicer
1122(d)(4)(v)	The Servicer’s records regarding the mortgage loans agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.	Servicer
1122(d)(4)(vi)	Changes with respect to the terms or status of an obligor’s mortgage loans (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.	Servicer Special Servicer
1122(d)(4)(vii)	Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.	Special Servicer Operating Advisor
1122(d)(4)(viii)	Records documenting collection efforts are maintained during the period a mortgage loan is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent mortgage loans including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).	Servicer Special Servicer
1122(d)(4)(ix)	Adjustments to interest rates or rates of return for mortgage loans with variable rates are computed based on the related mortgage loan documents.	Servicer
1122(d)(4)(x)	Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s mortgage loan documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable mortgage loan documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related mortgage loans, or such other number of days specified in the transaction agreements.	Servicer
1122(d)(4)(xi)	Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.	Servicer
1122(d)(4)(xii)	Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.	Servicer
1122(d)(4)(xiii)	Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.	Servicer
Exhibit L-3

	APPLICABLE Servicing Criteria	applicable Party
Reference	Criteria
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	Servicer
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.	N/A
Exhibit L-4

EXHIBIT M

FORM OF NRSRO CERTIFICATION

[Date]

Computershare Trust Company, National Association

9062 Old Annapolis Road

Columbia, Maryland 21045

Attention: Corporate Trust Services – ILPT 2022-LPFX

Attention:	ILPT Commercial Mortgage Trust 2022-LPFX, Commercial Mortgage Pass-Through Certificates, Series 2022-LPFX

In accordance with the Trust and Servicing Agreement, dated as of March 6, 2022 (the “Agreement”), by and among Citigroup Commercial Mortgage Securities Inc., as Depositor, Berkadia Commercial Mortgage LLC, as Servicer, Situs Holdings, LLC, as Special Servicer, Wilmington Trust, National Association, as Trustee, Computershare Trust Company, National Association, as Certificate Administrator, and Park Bridge Lender Services LLC, as Operating Advisor, with respect to the above-referenced certificates, the undersigned hereby certifies and agrees as follows:

1.	The undersigned, a nationally recognized statistical rating organization (“NRSRO”), as such term is used in Rule 17g-5 under the Exchange Act, (a) has provided the Depositor with the appropriate certifications pursuant to paragraph (e) of Rule 17g-5 under the Exchange Act, and (b) agrees to keep any information obtained from the Certificate Administrator’s Website and the 17g-5 Information Provider’s Website (the “Information”) confidential (except to the extent such information has been made available to the general public), and such Information shall not, without the prior written consent of the Certificate Administrator, be otherwise disclosed by the undersigned or by its officers, directors, partners, employees, agents, or representatives in any manner whatsoever, in whole or in part.
2.	The undersigned agrees that each time it accesses the Certificate Administrator’s Website or the 17g-5 Information Provider’s Website, it shall be deemed to have recertified that the representations above remain true and correct.

Capitalized terms used but not defined herein shall have the respective meanings assigned thereto in the Agreement.

Exhibit M-1

BY ITS CERTIFICATION HEREOF, the undersigned has made the representations above and shall have caused, or shall be deemed to have caused, its name to be signed hereto by its duly authorized signatory, as of the date certified.

[NRSRO]

By:
Name:
Title:

Exhibit M-2

EXHIBIT N

FORM OF ONLINE MARKET DATA PROVIDER CERTIFICATION

Computershare Trust Company, National Association

9062 Old Annapolis Road

Columbia, Maryland 21045

Attention: Corporate Trust Services – ILPT 2022-LPFX

Attention:	ILPT Commercial Mortgage Trust 2022-LPFX Commercial Mortgage Pass-Through Certificates, Series 2022-LPFX

In connection with the Trust and Servicing Agreement, dated as of March 6, 2022 (the “Trust and Servicing Agreement”), by and among Citigroup Commercial Mortgage Securities Inc., as Depositor, Berkadia Commercial Mortgage LLC, as Servicer, Situs Holdings, LLC, as Special Servicer, Wilmington Trust, National Association, as Trustee, Computershare Trust Company, National Association, as Certificate Administrator (the “Certificate Administrator”), and Park Bridge Lender Services LLC, as Operating Advisor, the undersigned hereby certifies and agrees as follows:

1.	The undersigned is an employee or agent of [Bloomberg, L.P.] [BlackRock Financial Management, Inc.] [CMBS.com, Inc.] [Intex Solutions, Inc.] [Markit Group Limited] [Trepp, LLC] [KBRA Analytics, LLC] [redIQ LLC] [Moody’s Analytics, Inc.], a market data provider that has been given access to the Distribution Date Statements, CREFC® Reports and supplemental notices on the Certificate Administrator’s Website by request of the Depositor.
2.	The undersigned agrees that each time it accesses Certificate Administrator’s Website, the undersigned is deemed to have recertified that the representation above remains true and correct.
3.	The undersigned acknowledges and agrees that the provision to it of information and/or reports on Certificate Administrator’s Website is for its own use only, and agrees that it shall not disseminate or otherwise make such information available to any other person without the written consent of the Depositor.
4.	The undersigned shall be fully liable for any breach of this agreement by itself or by any of its officers, directors, partners, employees, agents or representatives (collectively, the “Representatives”) and shall indemnify and hold harmless the Depositor, the Trustee, the Certificate Administrator, the Servicer, the Special Servicer, the Operating Advisor and the Trust Fund for any loss, liability or expense incurred thereby with respect to any such breach by the undersigned or any of its Representatives.
5.	Capitalized terms used but not defined herein shall have the respective meanings assigned thereto in the Agreement.
Exhibit N-1

BY ITS CERTIFICATION HEREOF, the undersigned has made the representations above and shall have caused, or shall be deemed to have caused, its name to be signed hereto by its duly authorized signatory, as of the date certified.

[MARKET DATA PROVIDER]

By:
Name:
Title:

Exhibit N-2

EXHIBIT O

FORM OF OPERATING ADVISOR ANNUAL REPORT1

Report Date: This report will be delivered annually no later than 120 days after the end of calendar year, pursuant to the terms and conditions of the Trust and Servicing Agreement, dated as of March 6, 2022 (the “Trust and Servicing Agreement”), among Citigroup Commercial Mortgage Securities Inc., as Depositor, Berkadia Commercial Mortgage LLC, as Servicer, Situs Holdings, LLC, as Special Servicer, Computershare Trust Company, National Association, as Certificate Administrator, Wilmington Trust, National Association, as Trustee, and Park Bridge Lender Services LLC, as Operating Advisor.

Transaction: ILPT Commercial Mortgage Trust 2022-LPFX, Commercial Mortgage Pass-
Through Certificates, Series 2022-LPFX
Operating Advisor: Park Bridge Lender Services LLC
Special Servicer: Situs Holdings, LLC

Controlling Class Representative: [                         ]

I.	Executive Summary

Based on the requirements and qualifications set forth in the Trust and Servicing Agreement, as well as the items listed below, the Operating Advisor (in accordance with the requirements set forth in the Trust and Servicing Agreement) has undertaken a review of the Special Servicer’s actions and decisions with respect to the Trust Loan (i) after a Special Servicing Loan Event or an Operating Advisor Consultation Trigger Event and (ii) with respect to Major Decisions (as provided in Sections 3.10(h), 9.3(a) and 9.5 of the Trust and Servicing Agreement), in each case in light of Accepted Servicing Practices and the requirements of the Trust and Servicing Agreement. Based solely on such limited review of the items listed below, and subject to the assumptions, limitations and qualifications set forth herein, the Operating Advisor [believes/ does not believe] in its sole discretion exercised in good faith, that the Special Servicer is performing its duties in compliance with (1) Accepted Servicing Practices and (2) the Special Servicer’s obligations under the Trust and Servicing Agreement during the prior calendar year.

[LIST OF ANY MATERIAL DEVIATIONS FROM (1) ACCEPTED SERVICING PRACTICES AND/OR (2) THE SPECIAL SERVICER’S OBLIGATIONS UNDER THE TRUST AND SERVICING AGREEMENT]

In addition, the Operating Advisor notes the following: [PROVIDE SUMMARY OF ANY ADDITIONAL MATERIAL INFORMATION].

1        This report is an indicative report and does not reflect the final form of annual report to be used in any particular year. The Operating Advisor will have the ability to modify or alter the organization and content of any particular report, subject to the compliance with the terms of the Trust and Servicing Agreement, including, without limitation, provisions relating to Privileged Information.

Exhibit O-1

[ADD RECOMMENDATION OF REPLACEMENT OF SPECIAL SERVICER, IF APPLICABLE]

II.       List of Items that Were Considered in Compiling this Report

In rendering our assessment herein, we examined and (with the exception of the items listed in paragraph no. 4 below) relied upon the accuracy and completeness of the items listed below:

1.	Each Major Decision Reporting Package that is delivered or made available to the Operating Advisor by the Special Servicer pursuant to the Trust and Servicing Agreement.
2.	Reports by the Special Servicer made available to Privileged Persons that are posted on the Certificate Administrator’s Website that are relevant to the Operating Advisor’s obligations under the Trust and Servicing Agreement and certain information it has reasonably requested from the Special Servicer, each Final Asset Status Report [AFTER AN OPERATING ADVISOR CONSULTATION TRIGGER EVENT: and each other Asset Status Report], in each case, delivered or made available to the Operating Advisor pursuant to the terms of the Trust and Servicing Agreement.
3.	The Special Servicer’s annual compliance statement, assessment of compliance report and attestation report by a third party regarding the Special Servicer’s compliance with its obligations delivered or made available to the Operating Advisor pursuant to the Trust and Servicing Agreement.
4.	Net present value calculations, Appraisal Reduction Amount and Collateral Deficiency Amount calculations delivered or made available to the Operating Advisor by the Special Servicer pursuant to the Trust and Servicing Agreement.
5.	[LIST OTHER REVIEWED INFORMATION]
6.	[INSERT IF AFTER AN OPERATING ADVISOR CONSULTATION TRIGGER EVENT]: Consulted with the Special Servicer as provided under the Trust and Servicing Agreement on Asset Status Reports delivered or made available to the Operating Advisor pursuant to the terms of the Trust and Servicing Agreement and with respect to Major Decisions and such other matters as to which the Special Servicer is to consult with the Operating Advisor as a Consulting Party pursuant to the Trust and Servicing Agreement.]
7.	[INSERT IF AFTER AN OPERATING ADVISOR CONSULTATION TRIGGER EVENT:] During the prior year, the Operating Advisor consulted with the Special Servicer regarding its strategy plan for a limited number of issues related to the Mortgage Loan: [LIST]. The Operating Advisor participated in discussions and made strategic observations and recommended alternative courses of action to the extent it deemed such observations and recommendations appropriate.

NOTE: The Operating Advisor’s review of the above materials should be considered a limited review and not be considered a full or limited audit. For instance, we did not review each page of the Special Servicer’s policy and procedure manuals (including amendments and appendices), review underlying lease agreements or similar underlying documents (other than documents that

Exhibit O-2

the Operating Advisor is required to review pursuant to Section 9.5 of the Trust and Servicing Agreement), re-engineer the quantitative aspects of their net present value calculations, visit any related property, visit the Special Servicer, visit the Controlling Class Representative or interact with any Borrower. In addition, our review of the net present value calculations and Appraisal Reduction Amount calculations is limited to the mathematical accuracy of the calculations and the corresponding application of the non-discretionary portions of the applicable formulas, and as such, does not take into account the reasonableness of the discretionary portions of such formulas.

III.	Assumptions, Qualifications and Disclaimers Related to the Work Product Undertaken and Opinions Related to this Report
1.	As provided in the Trust and Servicing Agreement, the Operating Advisor is not required to report on instances of non-compliance with, or deviations from, Accepted Servicing Practices or the Special Servicer’s obligations under the Trust and Servicing Agreement that the Operating Advisor determines, in its sole discretion exercised in good faith, to be immaterial.
2.	In rendering our assessment herein, we have assumed that all executed factual statements, instruments, and other documents that we have relied upon in rendering this assessment have been executed by persons with legal capacity to execute such documents.
3.	Other than the receipt of the Major Decision Reporting Package or any Asset Status Report that is delivered or made available to the Operating Advisor pursuant to the terms of the Trust and Servicing Agreement, the Operating Advisor did not participate in, or have access to, the Special Servicer’s and Controlling Class Representative’s discussion(s) regarding the Mortgage Loan. The Operating Advisor does not have authority to speak with the Controlling Class Representative or any Borrower directly. As such, the Operating Advisor relied solely upon the information delivered to it by the Special Servicer or otherwise available to it under the Trust and Servicing Agreement as well as its interaction with the Special Servicer, if any, in gathering the relevant information to generate this report. The services that we perform are not designed and cannot be relied upon to detect fraud or illegal acts should any exist.
4.	The Special Servicer has the legal authority and responsibility to service the Mortgage Loan pursuant to the Trust and Servicing Agreement. The Operating Advisor has no responsibility or authority to alter the standards set forth therein or the actions of the Special Servicer.
5.	Confidentiality and other contractual limitations limit the Operating Advisor’s ability to outline the details or substance of any communication held between it and the Special Servicer regarding the Mortgage Loan and certain information it reviewed in connection with its duties under the Trust and Servicing Agreement. As a result, this report may not reflect all the relevant information that the Operating Advisor is given access to by the Special Servicer.
Exhibit O-3

6.	The Operating Advisor is not empowered to speak with any investors directly. If the investors have questions regarding this report, they should address such questions to the Certificate Administrator through the Certificate Administrator’s Website.
7.	This report does not constitute recommendations to buy, sell or hold any security, nor does the Operating Advisor take into account market prices of securities or financial markets generally when performing its limited review of the Special Servicer as described above. The Operating Advisor does not have a fiduciary relationship with any Certificateholder or any other party or individual. Nothing is intended to or should be construed as creating a fiduciary relationship between the Operating Advisor and any Certificateholder, party or individual.

Terms used but not defined herein have the meaning set forth in the Trust and Servicing Agreement.

[THE OPERATING ADVISOR]

By:

Name:
Title:

Exhibit O-4

EXHIBIT P

FORM OF DISTRIBUTION DATE STATEMENT

Exhibit P-1

EXHIBIT Q

FORM OF RECOMMENDATION OF SPECIAL SERVICER TERMINATION

Wilmington Trust, National Association, as Trustee

1100 North Market Street

Wilmington, Delaware 19890
Attention: CMBS Trustee – ILPT 2022-LPFX

Computershare Trust Company, National Association, as Certificate Administrator

9062 Old Annapolis Road

Columbia, Maryland 21045

Attention: Corporate Trust Services – ILPT 2022-LPFX

Situs Holdings, LLC, as Special Servicer

2 Embarcadero Center, 8th Floor

San Francisco, California 94111

Attention: Stacey Ciarlanti (ILPT 2022-LPFX)

E-mail: staceyciarlanti@situsamc.com and samnotice@situs.com with a copy to:

Situs Holdings, LLC

5065 Westheimer, Suite 700E

Houston, Texas 77056

Attention: Legal Department

Email:	legal@situsamc.com

Re:	ILPT Commercial Mortgage Trust 2022-LPFX, Commercial Mortgage Pass-Through Certificates, Series 2022-LPFX

Ladies and Gentlemen:

This letter is delivered pursuant to Section 7.1(e) of the Trust and Servicing Agreement, dated as of March 6, 2022 (the “Trust and Servicing Agreement”), between Citigroup Commercial Mortgage Securities Inc., as Depositor, Berkadia Commercial Mortgage LLC, as Servicer, Situs Holdings, LLC, as Special Servicer, Park Bridge Lender Services LLC, as Operating Advisor, Computershare Trust Company, National Association, as Certificate Administrator, and Wilmington Trust, National Association, as Trustee, on behalf of the holders of ILPT Commercial Mortgage Trust 2022-LPFX, Commercial Mortgage Pass-Through Certificates, Series 2022-LPFX (the “Certificates”) regarding the replacement of the Special Servicer. Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Trust and Servicing Agreement.

Based upon our review of the operational practices of [_______], in its current capacity as Special Servicer, conducted pursuant to and in accordance with the Trust and

Exhibit Q-1

Servicing Agreement, it is our determination, in our sole discretion exercised in good faith, that (1) [________], in its current capacity as Special Servicer, has failed to comply with Accepted Servicing Practices and (2) a replacement of the Special Servicer would be in the best interest of the Certificateholders as a collective whole. The following factors support our determination: [________].

Exhibit Q-2

Based upon such determination, we further hereby recommend that [_______] be removed as Special Servicer and that [________] be appointed its successor in such capacity.

Very truly yours,

[THE OPERATING ADVISOR]

By:
Name:
Title:

Dated:

Exhibit Q-3

EXHIBIT R

FORM OF CERTIFICATE ADMINISTRATOR RECEIPT IN RESPECT OF CREDIT RISK RETENTION CERTIFICATES

[Date]

[Name and Address of Retaining Party]

Re:	ILPT Commercial Mortgage Trust 2022-LPFX, Commercial Mortgage Pass-Through Certificates, Series 2022-LPFX (Citigroup Commercial Mortgage Securities Inc., as Depositor)

In accordance with Section 5.2(f) of the Trust and Servicing Agreement, dated as of March 6, 2022 (the “Agreement”), pursuant to which the captioned series of commercial mortgage pass-through certificates (the “Certificates”) were issued, the undersigned, as Certificate Administrator, hereby acknowledges receipt and possession of, and further agrees that it shall hereafter hold in the Credit Risk Retention Certificate Safekeeping Account, the Certificates identified on Schedule I attached hereto (the “Subject Certificates”), which constitute some or all of the HRR Interest, for the benefit of [Name of Retaining Party], the registered holder of the Subject Certificates, pursuant to the Agreement. Payments on the Subject Certificates shall be made to the registered holder thereof in accordance with the Agreement, including pursuant to any written wiring instructions provided in accordance with the Agreement.

This receipt is solely for the benefit of the addressee and is non-transferable. Possession of this receipt by any other Person will not entitle such Person to delivery of, or any rights in respect of, the Subject Certificates. The Subject Certificates are subject to the restrictions on transfer set forth in, and shall not be released from the Credit Risk Retention Certificate Safekeeping Account except in accordance with, the Agreement.

Capitalized terms used but not defined herein shall the respective meanings set forth in the Agreement.

COMPUTERSHARE TRUST COMPANY,
NATIONAL ASSOCIATION, not in its individual capacity but solely as Certificate Administrator

By:
Name:
Title:

Exhibit R-1

Schedule I

Certificates Registered in the Name of [Retaining Party]

Class (CUSIP)	Certificate No.	Initial Certificate Balance

Exhibit R-2

EXHIBIT S

[RESERVED]

Exhibit S-1

EXHIBIT T

[RESERVED]

Exhibit T-1

EXHIBIT U

LOAN SELLER SUB-SERVICERS

None

Exhibit U-1

EXHIBIT V

ADDITIONAL FORM 10-D DISCLOSURE

For so long as any Other Securitization Trust is subject to the reporting requirements of the Exchange Act, the parties identified in the “Party Responsible” column (with each Servicing Function Participant deemed to be responsible for the following items for which the party that retained such Servicing Function Participant is responsible) are obligated pursuant to Section 13.4 of the Trust and Servicing Agreement to disclose to each Other Depositor and each Other Exchange Act Reporting Party to which such Additional Form 10-D Disclosure is relevant for Exchange Act reporting purposes, any information described in the corresponding Form 10-D Item described in the “Item on Form 10-D” column to the extent such party has actual knowledge (and in the case of net operating income, financial statements, budgets and/or rent rolls required to be provided in connection with Item 6 below, possession) (in each case, after complying with its affirmative obligations, if any, under the Trust and Servicing Agreement to obtain such information) of such information (other than information as to such party itself which such party is obligated to provide). Each of the Certificate Administrator, the Trustee, the Custodian, the Operating Advisor, the Servicer and the Special Servicer shall be entitled to rely on the accuracy of the Offering Circular and the offering materials with respect to any related Other Securitization Trust (other than information with respect to itself that is set forth in or omitted from such offering materials or the Offering Circular), in the absence of specific written notice to the contrary from the applicable Other Depositor or the Loan Sellers. Each of the Certificate Administrator, the Trustee, the Custodian, the Operating Advisor, the Servicer and the Special Servicer (in its capacity as such) shall be entitled to conclusively assume that there is no “significant obligor” other than a party identified as such in the offering materials with respect to any related Other Securitization Trust. For any related Other Pooling and Servicing Agreement, each of the Certificate Administrator, the Trustee, the Custodian, the Operating Advisor, the Servicer and the Special Servicer (in its capacity as such) shall be entitled to assume that there is no provider of credit enhancement, liquidity or derivative instruments within the meaning of Items 1114 or 1115 of Regulation AB other than a party identified as such in the offering materials with respect to the related Other Securitization Trust.

Item on Form 10-D	Party Responsible
Item 1: Distribution and Pool Performance Information Any information required by Item 1121 of Regulation AB which is NOT included on the Distribution Date Statement

Certificate Administrator

Servicer (only with respect to Item 1121(a)(12) of Regulation AB and only if no Special Servicing Loan Event has occurred and is continuing)

Special Servicer (only with respect to Item 1121(a)(12) of Regulation AB and only if a Special Servicing Loan Event has occurred and is continuing)

Exhibit V-1

Item on Form 10-D	Party Responsible
Item 2: Legal Proceedings per Item 1117 of Regulation AB	(i) The Trustee, the Certificate Administrator, the Custodian, the Operating Advisor, the Servicer and the Special Servicer(as to themselves), (ii) any other Reporting Servicer (as to itself), and (iii) the Trustee, the Certificate Administrator, the Custodian, the Servicer and the Special Servicer, in each case as to the Trust (in the case of the Servicer and the Special Servicer, to be reported by the party controlling such litigation)
Item 6: Significant Obligors of Pool Assets	Servicer (excluding information for which the Special Servicer is the “Party Responsible”) Special Servicer (as to Foreclosed Properties)
Item 9: Other Information	Any party responsible for disclosure items on Form 8-K to the extent of such items
Item 10: Exhibits	Certificate Administrator
Exhibit V-2

EXHIBIT W

ADDITIONAL FORM 10-K DISCLOSURE

For so long as any Other Securitization Trust is subject to the reporting requirements of the Exchange Act, the parties identified in the “Party Responsible” column (with each Servicing Function Participant deemed to be responsible for the following items for which the party that retained such Servicing Function Participant is responsible) are obligated pursuant to Section 13.5 of the Trust and Servicing Agreement to disclose to each Other Depositor and each Other Exchange Act Reporting Party to which such Additional Form 10-K Disclosure is relevant for Exchange Act reporting purposes, any information described in the corresponding Form 10-K Item described in the “Item on Form 10-K” column to the extent such party has actual knowledge (and in the case of net operating income, financial statements, budgets and/or rent rolls required to be provided in connection with the Additional Item below consisting of disclosure per Item 1112(b) of Regulation AB, possession) (in each case, after complying with its affirmative obligations, if any, under the Trust and Servicing Agreement to obtain such information) of such information (other than information as to such party itself which such party is obligated to provide). Each of the Certificate Administrator, the Trustee, the Custodian, the Operating Advisor, the Servicer and the Special Servicer shall be entitled to rely on the accuracy of the Offering Circular and the offering materials with respect to any related Other Securitization Trust (other than information with respect to itself that is set forth in or omitted from such offering materials or the Offering Circular), in the absence of specific written notice to the contrary from the applicable Other Depositor or the Loan Sellers. Each of the Certificate Administrator, the Trustee, the Custodian, the Operating Advisor, the Servicer and the Special Servicer (in its capacity as such) shall be entitled to conclusively assume that there is no “significant obligor” other than a party identified as such in the offering materials with respect to any related Other Securitization Trust. For any related Other Pooling and Servicing Agreement, each of the Certificate Administrator, the Trustee, the Operating Advisor, the Custodian, the Servicer and the Special Servicer (in its capacity as such) shall be entitled to assume that there is no provider of credit enhancement, liquidity or derivative instruments within the meaning of Items 1114 or 1115 of Regulation AB other than a party identified as such in the offering materials with respect to the related Other Securitization Trust.

Item on Form 10-K	Party Responsible
Item 9B: Other Information	Any party responsible for disclosure items on Form 8-K to the extent of such items
Item 15: Exhibits, Financial Statement Schedules	Certificate Administrator
Exhibit W-1

Item on Form 10-K	Party Responsible
Additional Item: Disclosure per Item 1117 of Regulation AB	(i) the Trustee, the Certificate Administrator, the Custodian, the Operating Advisor, the Servicer and the Special Servicer (as to themselves), (ii) any other Reporting Servicer (as to itself), (iii) the Trustee, the Certificate Administrator, the Custodian, the Servicer and the Special Servicer, in each case as to the Trust (in the case of the Servicer and the Special Servicer, to be reported by the party controlling such litigation)
Additional Item: Disclosure per Item 1119 of Regulation AB	The Trustee, the Certificate Administrator, the Custodian, the Operating Advisor, the Servicer and the Special Servicer (as to themselves) (in the case of the Servicer, only as to 1119(a) affiliations with “significant obligors” identified in the related Other Pooling and Servicing Agreement, the Trustee, the Certificate Administrator, the Custodian, the Special Servicer or a sub-servicer described in 1108(a)(3) and, in the case of the Special Servicer, only as to 1119(a) affiliations with “significant obligors” identified in the related Other Pooling and Servicing Agreement, the Trustee, the Certificate Administrator, the Custodian, the Servicer or a sub-servicer described in 1108(a)(3))
Additional Item: Disclosure per Item 1112(b) of Regulation AB	Servicer (excluding information for which the Special Servicer is the “Party Responsible”) Special Servicer (as to Foreclosed Property)
Exhibit W-2

EXHIBIT X

FORM OF ADDITIONAL DISCLOSURE NOTIFICATION

**SEND VIA FAX TO [________] AND VIA EMAIL TO [________ ] AND VIA OVERNIGHT MAIL TO THE ADDRESS IMMEDIATELY BELOW**

[OTHER EXCHANGE ACT REPORTING PARTY]

[OTHER DEPOSITOR]

Citigroup Commercial Mortgage Securities Inc.

388 Greenwich Street, 6th Floor

New York, New York 10013

Attention: Richard Simpson

Fax number: (646) 328-2943

with a copy to:

Citigroup Commercial Mortgage Securities Inc.

390 Greenwich Street, 5th Floor

New York, New York 10013

Attention: Raul Orozco

Fax number: (347) 394-0898

with a copy to:

Citigroup Commercial Mortgage Securities Inc.

388 Greenwich Street, 17th Floor

New York, New York 10013

Attention: Ryan M. O’Connor

Fax number: (646) 862-8988

with electronic copies e-mailed to:

Richard Simpson at

richard.simpson@citi.com and

Ryan M. O’Connor at

ryan.m.oconnor@citi.com

RE: **Additional Form [10-D][10-K][8-K] Disclosure** Required

Ladies and Gentlemen:

Exhibit X-1

In accordance with Section [  ] of the Trust and Servicing Agreement, dated as of March 6, 2022 (the “Trust and Servicing Agreement”), by and among Citigroup Commercial Mortgage Securities Inc., as Depositor, Berkadia Commercial Mortgage LLC, as Servicer, Situs Holdings, LLC, as Special Servicer, Wilmington Trust, National Association, as Trustee, Computershare Trust Company, National Association, as Certificate Administrator, and Park Bridge Lender Services LLC, as Operating Advisor, the undersigned, as [          ], hereby notifies you that certain events have come to our attention that [will] [may] need to be disclosed on Form [10-D][10-K][8-K].

Description of Additional Form [10-D][10-K][8-K] Disclosure:

List of any Attachments hereto to be included in the Additional Form [10-D][10-K][8-K] Disclosure:

Any inquiries related to this notification should be directed to [ ], phone number: [ ]; email address: [ ].

[NAME OF PARTY],
as [role]

By:

Name:

Exhibit X-2

EXHIBIT Y

FORM 8-K DISCLOSURE INFORMATION

For so long as any Other Securitization Trust is subject to the reporting requirements of the Exchange Act, the parties identified in the “Party Responsible” column (with each Servicing Function Participant deemed to be responsible for the following items for which the party that retained such Servicing Function Participant is responsible) are obligated pursuant to Section 13.6 of the Trust and Servicing Agreement to disclose to each Other Exchange Act Reporting Party and each Other Depositor to which such Form 8-K Disclosure Information is relevant for Exchange Act reporting purposes, the occurrence of any event described in the corresponding Form 8-K Item described in the “Item on Form 8-K” column to the extent such party has actual knowledge (after complying with its affirmative obligations, if any, under the Trust and Servicing Agreement to obtain such information) of such information (other than information as to such party itself which such party is obligated to provide). Each of the Certificate Administrator, the Trustee, the Operating Advisor, the Custodian, the Servicer and the Special Servicer shall be entitled to rely on the accuracy of the Offering Circular and the offering materials with respect to any related Other Securitization Trust (other than information with respect to itself that is set forth in or omitted from such offering materials or the Offering Circular), in the absence of specific written notice to the contrary from the applicable Other Depositor or the Loan Sellers. Each of the Certificate Administrator, the Trustee, the Operating Advisor, the Custodian, the Servicer and the Special Servicer (in its capacity as such) shall be entitled to conclusively assume that there is no “significant obligor” other than a party identified as such in the offering materials with respect to any related Other Securitization Trust. For any related Other Pooling and Servicing Agreement, each of the Certificate Administrator, the Trustee, the Custodian, the Operating Advisor, the Servicer and the Special Servicer (in its capacity as such) shall be entitled to assume that there is no provider of credit enhancement, liquidity or derivative instruments within the meaning of Items 1114 or 1115 of Regulation AB other than a party identified as such in the offering materials with respect to the related Other Securitization Trust.

Item on Form 8-K	Party Responsible
Item 1.01- Entry into a Material Definitive Agreement	Servicer, Special Servicer, Custodian and the Trustee (in the case of the Servicer, Special Servicer, Custodian and the Trustee, only as to agreements it is a party to or entered into on behalf of the Trust)
Certificate Administrator
(other than as to agreements to which the Depositor (and no other party to the Trust and Servicing Agreement) is a party)
Exhibit Y-1

Item on Form 8-K	Party Responsible
Item 1.02- Termination of a Material Definitive Agreement

Servicer, Special Servicer, Custodian and the Trustee (in the case of the Servicer, Special Servicer, Custodian and the Trustee, only as to agreements it is a party to or entered into on behalf of the Trust)

Certificate Administrator
(other than as to agreements to which the Depositor (and no other party to the Trust and Servicing Agreement) is a party)

Item 1.03- Bankruptcy or Receivership	The Trustee, the Certificate Administrator, the Custodian, the Operating Advisor, the Servicer and the Special Servicer (each as to itself)
Item 2.04- Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement	Certificate Administrator
Item 3.03- Material Modification to Rights of Security Holders	Certificate Administrator
Item 6.02- Change of Servicer, Special Servicer or Trustee	Servicer (as to itself or a servicer retained by it) Special Servicer (as to itself or a servicer retained by it) Trustee Certificate Administrator Custodian
Item 6.04- Failure to Make a Required Distribution	Certificate Administrator

Exhibit Y-2

EXHIBIT Z-1

FORM OF CERTIFICATION TO BE PROVIDED
TO DEPOSITOR BY THE CERTIFICATE ADMINISTRATOR

Re:	[NAME OF OTHER SECURITIZATION TRUST] (the “Trust”)
Re:	Trust and Servicing Agreement, dated as of March 6, 2022 (the “Trust and Servicing Agreement”), between Citigroup Commercial Mortgage Securities Inc., as Depositor, Berkadia Commercial Mortgage LLC, as Servicer, Situs Holdings, LLC, as Special Servicer, Wilmington Trust, National Association, as Trustee, Computershare Trust Company, National Association, as Certificate Administrator (the “Certificate Administrator”), and Park Bridge Lender Services LLC, as Operating Advisor

I, [identifying the certifying individual], a [title] of [CERTIFICATE ADMINISTRATOR], certify to [INDIVIDUAL SIGNING THE SARBANES-OXLEY CERTIFICATION] [OTHER DEPOSITOR] and their officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification in delivering the certification required by the Other Pooling and Servicing Agreement relating to the Companion Loan[s] evidenced by the Companion Loan Note[s] identified as Promissory Note[s] [A-[__]] [and A-[_]] (capitalized terms used herein without definition shall have the meanings assigned to such terms in the Trust and Servicing Agreement), that:

1.                  Based on my knowledge, the information required by the Trust and Servicing Agreement to be provided to the applicable Other Depositor and the applicable Other Exchange Act Reporting Party by the Certificate Administrator covering the fiscal year 20__ (the “Relevant Period”), taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the Relevant Period.

2.                  Based on my knowledge, the information required to be provided to the applicable Other Depositor and the applicable Other Exchange Act Reporting Party by the Certificate Administrator under the Trust and Servicing Agreement for inclusion in the Exchange Act reports with respect to the Trust to be filed by the applicable Other Exchange Act Reporting Party is included in the reports delivered by the Certificate Administrator to the applicable Other Depositor and the applicable Other Exchange Act Reporting Party.

3.                  I am, or an officer under my supervision is, responsible for reviewing the activities performed by the Certificate Administrator under the Trust and Servicing Agreement and based upon my knowledge the Certificate Administrator has, except as described in any information provided to the applicable Other Depositor and the applicable Other Exchange Act Reporting Party by the Certificate Administrator covering the fiscal year 20[__], fulfilled its obligations under the Trust and Servicing Agreement in all material respects in the year to which such review applies; and

Exhibit Z-1-1

4.                  The report on assessment of compliance with servicing criteria for asset-backed securities and the related attestation report on assessment of compliance with servicing criteria required to be delivered by the Certificate Administrator in accordance with Section 13.8 and Section 13.9 of the Trust and Servicing Agreement have been provided to the applicable Other Depositor and the applicable Other Exchange Act Reporting Party and such reports disclose all material instances of noncompliance with the Applicable Servicing Criteria.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties: [list applicable transaction parties].

Date:

[ ]

By:

Exhibit Z-1-2

EXHIBIT Z-2

FORM OF CERTIFICATION TO BE PROVIDED BY THE SERVICER

Re:	[NAME OF OTHER SECURITIZATION TRUST] (The “Trust”)
Re:	ILPT Commercial Mortgage Trust 2022-LPFX, Commercial Mortgage Pass-Through Certificates, Series 2022-LPFX (the “Certificates”) issued pursuant to the Trust and Servicing Agreement, dated as of March 6, 2022 (the “Trust and Servicing Agreement”), between Citigroup Commercial Mortgage Securities Inc., as Depositor, Berkadia Commercial Mortgage LLC, as Servicer (the “Servicer”), Situs Holdings, LLC, as Special Servicer (the “Special Servicer”), Computershare Trust Company, National Association, as Certificate Administrator, Wilmington Trust, National Association, as Trustee, and Park Bridge Lender Services LLC, as Operating Advisor

I, [identify the certifying individual], a [title] of [SERVICER], certify to [INDIVIDUAL SIGNING THE SARBANES-OXLEY CERTIFICATION] [OTHER DEPOSITOR] and their officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification in delivering the certification required by the Other Pooling and Servicing Agreement relating to the Companion Loan[s] evidenced by the Companion Loan Note[s] identified as Promissory Note[s] [A-[_]] [and A-[_]] (capitalized terms used herein without definition shall have the meanings assigned to such terms in the Trust and Servicing Agreement), that:

(1)	I have (or a Servicing Officer under my supervision has) reviewed the servicing reports covering the fiscal year 20___ delivered by the Servicer to the Certificate Administrator, the applicable Other Depositor and the applicable Other Exchange Act Reporting Party in accordance with the Trust and Servicing Agreement;
(2)	Based on my knowledge, and assuming the accuracy of the statements required to be made in the corresponding certificate of the Special Servicer (to the extent such statements are relevant to the statements made in this certification by the Servicer), the servicing information in these reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by these servicing reports;
(3)	Based on my knowledge, and assuming the accuracy of the statements required to be made in the corresponding certificate of the Special Servicer (to the extent such statements are relevant to the statements made in this certification by the Servicer), the servicing information required to be provided in these servicing reports to the Certificate Administrator, the applicable Other Depositor and the applicable Other Exchange Act Reporting Party by the Servicer under the Trust and Servicing Agreement is included in the servicing reports delivered by the Servicer to the Certificate Administrator and each applicable Other Exchange Act Reporting Party;
Exhibit Z-2-1

(4)	I am, or an employee under my supervision is, responsible for reviewing the activities performed by the Servicer under the Trust and Servicing Agreement and based upon my knowledge and the compliance review conducted in preparing the servicer compliance statement required under Section 13.7 of the Trust and Servicing Agreement with respect to the Servicer, and except as disclosed in such compliance statement delivered by the Servicer under Section 13.7 of the Trust and Servicing Agreement, the Servicer has fulfilled its obligations under the Trust and Servicing Agreement in all material respects in the year to which such review applies; and
(5)	The report on assessment of compliance with servicing criteria for asset-backed securities and the related attestation report on assessment of compliance with servicing criteria for asset-backed securities required to be delivered in accordance with Section 13.8 and Section 13.9 of the Trust and Servicing Agreement discloses all material instances of noncompliance with the Applicable Servicing Criteria.

Further, notwithstanding the foregoing certifications, the Servicer does not make any certification under the foregoing clauses (1) through (5) that is in turn dependent upon information required to be provided by any sub-servicer acting under a sub-servicing agreement that the Servicer entered into in connection with the Mortgage Loan, or upon the performance by any such sub-servicer of its obligations pursuant to any such sub-servicing agreement, in each case beyond the respective backup certifications actually provided by such sub-servicer to the Servicer with respect to the information that is subject of such certification.

Date:

[ ]

By:

[Name]

Exhibit Z-2-2

EXHIBIT Z-3

FORM OF CERTIFICATION TO BE PROVIDED
BY THE SPECIAL SERVICER

Re:	[NAME OF OTHER SECURITIZATION TRUST] (the “Trust”)
Re:	ILPT Commercial Mortgage Trust 2022-LPFX, Commercial Mortgage Pass-Through Certificates, Series 2022-LPFX (the “Certificates”) issued pursuant to the Trust and Servicing Agreement, dated as of March 6, 2022 (the “Trust and Servicing Agreement”), between Citigroup Commercial Mortgage Securities Inc., as Depositor, Berkadia Commercial Mortgage LLC, as Servicer (the “Servicer”), Situs Holdings, LLC, as Special Servicer (the “Special Servicer”), Computershare Trust Company, National Association, as Certificate Administrator, Wilmington Trust, National Association, as Trustee, and Park Bridge Lender Services LLC, as Operating Advisor

I, [identify the certifying individual], a [title] of [SPECIAL SERVICER], certify to [INDIVIDUAL SIGNING THE SARBANES-OXLEY CERTIFICATION] [OTHER DEPOSITOR] and their officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification in delivering the certification required by the Other Pooling and Servicing Agreement relating to the Companion Loan[s] evidenced by the Companion Loan Note[s] identified as Promissory Note[s] [A-[_]] [and A-[_]] (capitalized terms used herein without definition shall have the meanings assigned to such terms in the Trust and Servicing Agreement), that:

1.      Based on my knowledge, the servicing information in the servicing reports or information covering the fiscal year 20___ delivered by the Special Servicer to the Servicer, the applicable Other Depositor and the applicable Other Exchange Act Reporting Party under the Trust and Servicing Agreement, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by these servicing reports;

2.        Based on my knowledge, the servicing information required to be provided to the Servicer, the applicable Other Depositor and the applicable Other Exchange Act Reporting Party by the Special Servicer under the Trust and Servicing Agreement for inclusion in the reports to be filed by the applicable Other Exchange Act Reporting Party is included in the servicing reports delivered by the Special Servicer to the Servicer, the applicable Other Depositor and the applicable Other Exchange Act Reporting Party;

3.      I am, or an employee under my supervision is, responsible for reviewing the activities performed by the Special Servicer under the Trust and Servicing Agreement and based upon my knowledge and the compliance review conducted in preparing the servicer compliance statement required under Section 13.7 of the Trust and Servicing Agreement with respect to the Special Servicer, and except as disclosed in such compliance statement delivered by the Special

Exhibit Z-3-1

Servicer under Section 13.7 of the Trust and Servicing Agreement, the Special Servicer has fulfilled its obligations under the Trust and Servicing Agreement in all material respects in the year to which such review applies; and

4.      The report on assessment of compliance with servicing criteria for asset-backed securities and the related attestation report on assessment of compliance with servicing criteria for asset-backed securities required to be delivered in accordance with Section 13.8 and Section 13.9 of the Trust and Servicing Agreement discloses all material instances of noncompliance with the Applicable Servicing Criteria.

Date:

[ ]

By:
[Name]
[Title]

Exhibit Z-3-2

EXHIBIT Z-4

FORM OF CERTIFICATION TO BE PROVIDED
TO DEPOSITOR BY THE CUSTODIAN

Re:	[NAME OF OTHER SECURITIZATION TRUST] (the “Trust”)
Re:	Trust and Servicing Agreement, dated as of March 6, 2022 (the “Trust and Servicing Agreement”), between Citigroup Commercial Mortgage Securities Inc., as Depositor, Berkadia Commercial Mortgage LLC, as Servicer, Situs Holdings, LLC, as Special Servicer, Computershare Trust Company, National Association, as Certificate Administrator, Wilmington Trust, National Association, as Trustee, and Park Bridge Lender Services LLC, as Operating Advisor

I, [identify the certifying individual], a [title] of [CUSTODIAN], certify to [INDIVIDUAL SIGNING THE SARBANES-OXLEY CERTIFICATION] [OTHER DEPOSITOR] and their officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification in delivering the certification required by the Other Pooling and Servicing Agreement relating to the Companion Loan[s] evidenced by the Companion Loan Note[s] identified as Promissory Note[s] [A-[_]] [and A-[_]] (capitalized terms used herein without definition shall have the meanings assigned to such terms in the Trust and Servicing Agreement), that:

1.                  Based on my knowledge, the information required by the Trust and Servicing Agreement to be provided to the applicable Other Depositor and the applicable Other Exchange Act Reporting Party by the Custodian covering the fiscal year 20__ (the “Relevant Period”), taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the Relevant Period.

2.                   Based on my knowledge, the information required to be provided to the applicable Other Depositor and the applicable Other Exchange Act Reporting Party by the Custodian under the Trust and Servicing Agreement for inclusion in the Exchange Act reports to be filed by the applicable Other Exchange Act Reporting Party is included in the reports delivered by the Custodian to the applicable Other Depositor and the applicable Other Exchange Act Reporting Party.

3.                  I am, or an officer under my supervision is, responsible for reviewing the activities performed by the Custodian under the Trust and Servicing Agreement and based upon my knowledge the Custodian has, except as described in any information provided to the applicable Other Depositor and the applicable Other Exchange Act Reporting Party by the Custodian covering the fiscal year 20[__], fulfilled its obligations under the Trust and Servicing Agreement in all material respects in the year to which such review applies; and

4.                   The report on assessment of compliance with servicing criteria for asset-backed securities and the related attestation report on assessment of compliance with servicing

Exhibit Z-4-1

criteria required to be delivered by the Custodian in accordance with Section 13.8 and Section 13.9 of the Trust and Servicing Agreement have been provided to the applicable Other Depositor and the applicable Other Exchange Act Reporting Party and such reports disclose all material instances of noncompliance with the Applicable Servicing Criteria.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties: [list applicable transaction parties].

Date:

[ ]
By:

Exhibit Z-4-2

EXHIBIT Z-5

FORM OF CERTIFICATION TO BE PROVIDED
TO DEPOSITOR BY THE TRUSTEE

Re:	[NAME OF OTHER SECURITIZATION TRUST] (the “Trust”)
Re:	ILPT Commercial Mortgage Trust 2022-LPFX, Commercial Mortgage Pass-Through Certificates, Series 2022-LPFX (the “Certificates”) issued pursuant to the Trust and Servicing Agreement, dated as of March 6, 2022 (the “Trust and Servicing Agreement”), between Citigroup Commercial Mortgage Securities Inc., as Depositor, Berkadia Commercial Mortgage LLC, as Servicer, Situs Holdings, LLC, as Special Servicer, Computershare Trust Company, National Association, as Certificate Administrator, Wilmington Trust, National Association, as Trustee (the “Trustee”), and Park Bridge Lender Services LLC, as Operating Advisor

I, [identify the certifying individual], a [title] of [TRUSTEE], certify to [INDIVIDUAL SIGNING THE SARBANES-OXLEY CERTIFICATION] [OTHER DEPOSITOR] and their officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification in delivering the certification required by the Other Pooling and Servicing Agreement relating to the Companion Loan[s] evidenced by the Companion Loan Note[s] identified as Promissory Note[s] [A-[_]] [and A-[_]] (capitalized terms used herein without definition shall have the meanings assigned to such terms in the Trust and Servicing Agreement), that:

1.                  Based on my knowledge, the information required by the Trust and Servicing Agreement to be provided to the applicable Other Depositor and the applicable Other Exchange Act Reporting Party by the Trustee covering the fiscal year 20__ (the “Relevant Period”), taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the Relevant Period.

2.                  Based on my knowledge, the information required to be provided to the applicable Other Depositor and the applicable Other Exchange Act Reporting Party by the Trustee under the Trust and Servicing Agreement for inclusion in the Exchange Act reports to be filed by the applicable Other Exchange Act Reporting Party is included in the reports delivered by the Trustee to the applicable Other Depositor and the applicable Other Exchange Act Reporting Party.

3.                  I am, or an officer under my supervision is, responsible for reviewing the activities performed by the Trustee under the Trust and Servicing Agreement and based upon my knowledge the Trustee has, except as described in any information provided to the applicable Other Depositor and the applicable Other Exchange Act Reporting Party by the Trustee covering the fiscal year 20[__], fulfilled its obligations under the Trust and Servicing Agreement in all material respects in the year to which such review applies; and

Exhibit Z-5-1

4.                  The report on assessment of compliance with servicing criteria for asset-backed securities and the related attestation report on assessment of compliance with servicing criteria required to be delivered by the Trustee in accordance with Section 13.8 and Section 13.9 of the Trust and Servicing Agreement have been provided to the applicable Other Depositor and the applicable Other Exchange Act Reporting Party and such reports disclose all material instances of noncompliance with the Applicable Servicing Criteria.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties: [list applicable transaction parties].

Date:

[ ]
By:

Exhibit Z-5-2

EXHIBIT Z-6

FORM OF CERTIFICATION TO BE PROVIDED
TO DEPOSITOR BY THE OPERATING ADVISOR

Re:	[NAME OF OTHER SECURITIZATION TRUST] (the “Trust”)
Re:	ILPT Commercial Mortgage Trust 2022-LPFX, Commercial Mortgage Pass-Through Certificates, Series 2022-LPFX (the “Certificates”) issued pursuant to the Trust and Servicing Agreement, dated as of March 6, 2022 (the “Trust and Servicing Agreement”), between Citigroup Commercial Mortgage Securities Inc., as Depositor, Berkadia Commercial Mortgage LLC, as Servicer, Situs Holdings, LLC, as Special Servicer, Computershare Trust Company, National Association, as Certificate Administrator, Wilmington Trust, National Association, as Trustee, and Park Bridge Lender Services LLC, as Operating Advisor (the “Operating Advisor”)

I, [identify the certifying individual], a [title] of [OPERATING ADVISOR], certify to [INDIVIDUAL SIGNING THE SARBANES-OXLEY CERTIFICATION] [OTHER DEPOSITOR] and their officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification in delivering the certification required by the Other Pooling and Servicing Agreement relating to the Companion Loan[s] evidenced by the Companion Loan Note[s] identified as Promissory Note[s] [A-[_]] [and A-[_]] (capitalized terms used herein without definition shall have the meanings assigned to such terms in the Trust and Servicing Agreement), that:

1.                  Based on my knowledge, the information required by the Trust and Servicing Agreement to be provided to the applicable Other Depositor and the applicable Other Exchange Act Reporting Party by the Operating Advisor covering the fiscal year 20__ (the “Relevant Period”), taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the Relevant Period.

2.                   Based on my knowledge, the information required to be provided to the applicable Other Depositor and the applicable Other Exchange Act Reporting Party by the Operating Advisor under the Trust and Servicing Agreement for inclusion in the Exchange Act reports to be filed by the applicable Other Exchange Act Reporting Party is included in the reports delivered by the Operating Advisor to the applicable Other Depositor and the applicable Other Exchange Act Reporting Party.

3.                  I am, or an officer under my supervision is, responsible for reviewing the activities performed by the Operating Advisor under the Trust and Servicing Agreement and based upon my knowledge the Operating Advisor has, except as described in any information provided to the applicable Other Depositor and the applicable Other Exchange Act Reporting Party by the Operating Advisor covering the fiscal year 20[__], fulfilled its obligations under the

Exhibit Z-6-1

Trust and Servicing Agreement in all material respects in the year to which such review applies; and

4.                  The report on assessment of compliance with servicing criteria for asset-backed securities and the related attestation report on assessment of compliance with servicing criteria required to be delivered by the Operating Advisor in accordance with Section 13.8 and Section 13.9 of the Trust and Servicing Agreement have been provided to the applicable Other Depositor and the applicable Other Exchange Act Reporting Party and such reports disclose all material instances of noncompliance with the Applicable Servicing Criteria.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties: [list applicable transaction parties].

Date:

[ ]
By:

Exhibit Z-6-2

EXHIBIT Z-7

FORM OF CERTIFICATION TO BE PROVIDED BY A SUB-SERVICER

Re:	[NAME OF OTHER SECURITIZATION TRUST] (The “Trust”)
Re:	ILPT Commercial Mortgage Trust 2022-LPFX, Commercial Mortgage Pass-Through Certificates, Series 2022-LPFX (the “Certificates”) issued pursuant to the Trust and Servicing Agreement, dated as of March 6, 2022 (the “Trust and Servicing Agreement”), between Citigroup Commercial Mortgage Securities Inc., as Depositor, Berkadia Commercial Mortgage LLC, as Servicer (the “Servicer”), Situs Holdings, LLC, as Special Servicer (the “Special Servicer”), Computershare Trust Company, National Association, as Certificate Administrator (the “Certificate Administrator”), Wilmington Trust, National Association, as Trustee, and Park Bridge Lender Services LLC, as Operating Advisor

and

Sub-servicing agreement, dated as of [______], 20[__] (the “Sub-Servicing Agreement”) between [_____________] and [SUB-SERVICER], as sub-servicer (the “Sub-Servicer”),

I, [identify the certifying individual], a [title] of [SUB-SERVICER], certify to [INDIVIDUAL SIGNING THE SARBANES-OXLEY CERTIFICATION] [OTHER DEPOSITOR] and their officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification in delivering the certification required by the Other Pooling and Servicing Agreement relating to the Companion Loan[s] evidenced by the Companion Loan Note[s] identified as Promissory Note[s] [A-[_]] [and A-[_]] (capitalized terms used herein without definition shall have the meanings assigned to such terms in the Trust and Servicing Agreement), that:

(1)	I have (or a Servicing Officer under my supervision has) reviewed the servicing reports (the “Sub-Servicer Reports”) covering the fiscal year 20___ delivered by the Sub-Servicer to the Servicer, the Certificate Administrator, the applicable Other Depositor and the applicable Other Exchange Act Reporting Party in accordance with the Sub-Servicing Agreement;
(2)	Based on my knowledge, and assuming the accuracy of the statements required to be made in the corresponding certificate of the Special Servicer (to the extent such statements are relevant to the statements made in this certification by the Sub-Servicer), the servicing information in the Sub-Servicer Reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by the Sub-Servicer Reports;
(3)	Based on my knowledge, and assuming the accuracy of the statements required to be made in the corresponding certificate of the Special Servicer (to the extent such
Exhibit Z-7-1

statements are relevant to the statements made in this certification by the Sub-Servicer), the servicing information required to be provided in the Sub-Servicer Reports to the Servicer, the Certificate Administrator, the applicable Other Depositor and the applicable Other Exchange Act Reporting Party by the Sub-Servicer under the Sub-Servicing Agreement is included in the Sub-Servicer Reports delivered by the Sub-Servicer to the Servicer, the Certificate Administrator, the applicable Other Depositor and the applicable Other Exchange Act Reporting Party;

(4)	I am, or an employee under my supervision is, responsible for reviewing the activities performed by the Sub-Servicer under the Sub-Servicing Agreement and based upon my knowledge and the compliance review conducted in preparing the servicer compliance statement required under Section 13.7 of the Trust and Servicing Agreement with respect to the Sub-Servicer, and except as disclosed in such compliance statement delivered by the Sub-Servicer under Section 13.7 of the Trust and Servicing Agreement, the Sub-Servicer has fulfilled its obligations under the Sub-Servicing Agreement in all material respects in the year to which such review applies; and
(5)	The report on assessment of compliance with servicing criteria for asset-backed securities and the related attestation report on assessment of compliance with servicing criteria for asset-backed securities required to be delivered in accordance with Section 13.8 and Section 13.9 of the Trust and Servicing Agreement discloses all material instances of noncompliance with the Applicable Servicing Criteria.

Date:

[ ]

By:

[Name]

Exhibit Z-7-2